UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. 1)

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Filed by a Party other than the Registrant  ☐

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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

FORTRESS INVESTMENT GROUP LLC

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	(1)	Title of each class of securities to which transaction applies:
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PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

DATED MAY 22, 2017

Fortress Investment Group LLC

MERGER PROPOSED — YOUR VOTE IS VERY IMPORTANT

[                    ], 2017

Dear Fellow Shareholders:

On behalf of your Board of Directors, we are pleased to invite you to attend a Special Meeting of Shareholders (the “Special Meeting”) of Fortress Investment Group LLC (the “Company”). This Special Meeting will be held on [                    ], 2017 at [            ] local time, at [                ]. The Notice of the Special Meeting of Shareholders and Proxy Statement that follow describe the business to be conducted at the Special Meeting.

The Company, SB Foundation Holdings LP (“Parent”) and Foundation Acquisition LLC, a wholly owned subsidiary of Parent (“Merger Sub”), have entered into an Agreement and Plan of Merger, dated as of February 14, 2017 (as it may be amended from time to time, the “merger agreement”), providing for the merger (the “merger”) of Merger Sub with and into the Company. If the merger is completed, the Company will survive the merger and become a wholly owned subsidiary of Parent.

If the merger is completed, subject to the terms and conditions of the merger agreement, you will be entitled to receive $8.08 in cash, without interest, less any applicable withholding taxes, for each of the Company’s Class A shares that you hold immediately prior to the effective time of the merger, representing a premium of approximately 38.6% over the closing price of the Company’s Class A shares on February 13, 2017 (the last trading day before the date that the merger agreement was signed) and a premium of approximately 51.2% over the volume-weighted average price of the Company’s Class A shares for the three-month period ending on February 13, 2017. If the merger is completed, the aggregate consideration payable to holders of Class A shares (including unvested restricted Class A shares and restricted stock units relating to Class A shares, as described in the attached Proxy Statement) in the merger will be approximately $1.91 billion. If the merger is completed, each Class B share of the Company will be cancelled and retired, for no consideration. However, holders of such shares will receive consideration of $8.08 in cash in respect of each corresponding FOG unit as described in the attached Proxy Statement, for an aggregate consideration payable to holders of such FOG units of approximately $1.37 billion, subject to reduction for certain excess distributions made to holders of FOG units as further described in the attached Proxy Statement.

At the Special Meeting, you will be asked:

1.	to adopt the merger agreement, thereby approving the transactions contemplated by the merger agreement and the merger;

2.	to approve any postponements of the Special Meeting for the purpose of soliciting additional proxies if there are holders of an insufficient number of Class A shares and Class B shares present or represented by proxy at the Special Meeting to constitute a quorum at the Special Meeting; and

3.	to approve, by non-binding, advisory vote, certain compensation that will or may become payable by the Company to its named executive officers in connection with the merger.

In order to complete the transactions contemplated by the merger agreement, the holders of the Company’s Class A shares and Class B shares are required to approve the proposal to adopt the merger agreement. The merger proposal requires that a majority of the Class A shares and Class B shares (voting together as a single class) outstanding and entitled to vote on the proposal vote FOR the merger proposal in order for it to be approved. As discussed further in the attached Proxy Statement, as of [                    ], 2017 (the “Record Date”), approximately [          ]% of our Class A shares and Class B shares were held by Peter L. Briger, Jr., Wesley R. Edens, and Randal A. Nardone, the principals of the Company (the

“Principals”). Therefore, in order for the merger proposal to be approved, holders of Class A shares representing approximately [        ]% of the combined voting power of the Company’s Class A shares and Class B shares in addition to the Class A shares and Class B shares held by the Principals must vote FOR the merger proposal (assuming that all such shares held by the Principals are voted in favor of the merger proposal). The postponement proposal (whether or not a quorum is present) and the advisory (non-binding) vote on compensation proposal require that a majority of votes cast (with the Class A shares and Class B shares voting together as a single class) at the Special Meeting vote FOR such proposal in order for it to be approved. Because the vote on the proposal to adopt the merger agreement is based on the number of Class A shares and Class B shares outstanding, abstentions and “broker non-votes,” if any, will have the same effect as voting AGAINST the approval of such proposal.

Your vote is very important. Whether or not you plan to attend the Special Meeting, please vote by Internet or telephone, or mark, sign, date and return your proxy card as promptly as possible, so that your shares are represented and voted at the Special Meeting. If you plan to attend the Special Meeting, please check the “Special Meeting” box on your proxy card and return your proxy card as promptly as possible so that we may send you an admission card.

PLEASE NOTE THAT YOU MUST FOLLOW THESE INSTRUCTIONS IN ORDER TO ATTEND AND BE ABLE TO VOTE AT THE SPECIAL MEETING: All shareholders of record may vote in person at the Special Meeting. In addition, you may also be represented by another person at the Special Meeting by executing a proper proxy designating that person as the proxy with power to vote your shares on your behalf.

If you are a beneficial owner of shares, you must take the following three steps in order to be able to attend and vote at the Special Meeting: (i) obtain a legal proxy from your broker, bank or other holder of record and present this legal proxy to the inspector of elections along with your ballot, (ii) contact the Company’s Investor Relations department to obtain an admission card and present this admission card to the inspector of elections and (iii) present an acceptable form of photo identification, such as a driver’s license or passport, at the Special Meeting.

After careful consideration of, and based upon, the unanimous recommendation of the Special Committee of the Board of Directors comprised solely of independent and disinterested directors, the Board of Directors unanimously (i) determined that the merger is advisable and fair to and in the best interests of the Company and its shareholders (other than the Principals and their respective affiliates); (ii) authorized and approved the execution, delivery and performance by the Company of the merger agreement and the consummation of the transactions contemplated thereby and the merger; (iii) resolved to recommend that the Company’s shareholders vote in favor of the adoption of the merger agreement; and (iv) directed that the adoption of the merger agreement and the approval of the merger be submitted to the Company’s shareholders. The Board of Directors unanimously recommends that you vote:

1.	FOR the proposal to adopt the merger agreement, thereby approving the transactions contemplated by the merger agreement and the merger;

2.	FOR the proposal to approve any postponements of the Special Meeting for the purpose of soliciting additional proxies if there are holders of an insufficient number of Class A shares and Class B shares present or represented by proxy at the Special Meeting to constitute a quorum at the Special Meeting; and

3.	FOR the proposal to approve, by non-binding, advisory vote, certain compensation that will or may become payable by the Company to its named executive officers in connection with the merger.

We encourage you to read the enclosed proxy statement and its appendices, including the merger agreement, carefully and in their entirety. You may also obtain more information about the Company from documents we file with the Securities and Exchange Commission from time to time.

If you have more questions about the merger or how to submit your proxy or need assistance voting your Class A shares or Class B shares, please contact Innisfree M&A Incorporated, which is assisting the Company with the solicitation of proxies, at (888) 750-5834 (toll-free). Banks and brokers may call (212) 750-5833 (collect).

On behalf of your Board of Directors, we thank you for your support and appreciate your consideration of this matter.

Sincerely,

Peter L. Briger, Jr. and Wesley R. Edens
Co-Chairmen of the Board

Neither the SEC nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the merger, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

The Proxy Statement (together with the form of proxy) is dated [                    ], 2017 and is first being mailed to shareholders of the Company on or about [                    ], 2017.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

DATED MAY 22, 2017

Fortress Investment Group LLC

1345 Avenue of the Americas

New York, NY 10105

NOTICE OF THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON [                    ], 2017

To Our Shareholders:

Fortress Investment Group LLC (the “Company”) will hold a Special Meeting of Shareholders (the “Special Meeting”) on [                    ], 2017 at [                ] local time, at [                    ].

The matters to be considered and voted upon at the Special Meeting, which are described in detail in the accompanying materials, are:

1.	the proposal to adopt the Agreement and Plan of Merger, dated as of February 14, 2017 (as it may be amended from time to time, the “merger agreement”), by and among SB Foundation Holdings LP, a Cayman Islands exempted limited partnership (“Parent”), Foundation Acquisition LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company, thereby approving the transactions contemplated by the merger agreement and the merger (the “merger”) of Merger Sub with and into the Company, after the completion of which the Company will survive the merger and become a wholly owned subsidiary of Parent;

2.	the proposal to approve any postponements of the Special Meeting for the purpose of soliciting additional proxies if there are holders of an insufficient number of Class A shares and Class B shares present or represented by proxy at the Special Meeting to constitute a quorum at the Special Meeting; and

3.	the proposal to approve, by non-binding, advisory vote, certain compensation that will or may become payable by the Company to its named executive officers in connection with the merger.

You may vote at the Special Meeting, or at any adjournment thereof, if you were a shareholder of record at the close of business on [                    ], 2017 (the “Record Date”).

Your vote at the Special Meeting is very important. Whether or not you plan to attend the Special Meeting, please vote by Internet or telephone, or mark, sign, date and return your proxy card, so that your shares are represented at the Special Meeting.

A quorum of shareholders is necessary to hold the Special Meeting. For the purposes of the Special Meeting, to establish a quorum and transact business, a majority of the Company’s Class A shares and Class B shares, voting together as a single class, issued and outstanding as of the Record Date and entitled to vote at the Special Meeting must be present, either in person or by proxy, at the Special Meeting. In accordance with our Fourth Amended and Restated Limited Liability Company Agreement, as amended, the Special Meeting may be adjourned or postponed from time to time by the chairman of the meeting to another place or time, without regard to the presence of a quorum.

On each matter to be voted upon, holders of the Class A shares and Class B shares will vote together as a single class. Each holder of Class A shares or Class B shares is entitled to one vote per share. Shareholders may vote FOR or AGAINST, or they may ABSTAIN from voting on, the proposal to adopt the merger agreement. A majority of the Class A shares and Class B shares (voting together as a single class) outstanding and entitled to vote on the merger proposal must vote FOR the merger proposal in order for it to be approved. Because the vote on the merger proposal is based on the number of Class A shares and Class B shares outstanding, abstentions and “broker non-votes,” if any, will have the same effect as voting AGAINST the approval of such proposal.

Shareholders may vote FOR or AGAINST, or they may ABSTAIN from voting on, each of the proposals to approve any postponements of the Special Meeting and to approve, by non-binding, advisory vote, certain compensation that will or may become payable by the Company to its named executive officers in connection with the merger. A majority of votes cast (with the Class A shares and Class B shares voting together as a single class) at the Special Meeting, whether or not a quorum is present, must vote FOR the proposal to approve any postponements of the Special Meeting, in order for it to be approved and a majority of votes cast (with the Class A shares and Class B shares voting together as a single class) at the Special Meeting must vote FOR the proposal to approve, by non-binding, advisory vote, certain compensation that will or may become payable by the Company to its named executive officers in connection with the merger, in order for it to be approved. Abstentions and “broker non-votes,” if any, will have no effect on the outcome of either proposal.

As of the Record Date approximately [    ]% of all of the Company’s Class A shares and Class B shares entitled to vote (voting together as a single class) at the Special Meeting were held by Peter L. Briger, Jr., Wesley R. Edens and Randal A. Nardone. Therefore, in order for the merger proposal to be approved, holders of Class A shares representing approximately [    ]% of the combined voting power of the Company’s Class A shares and Class B shares in addition to the Class A shares and Class B shares held by Messrs. Briger, Edens and Nardone must vote FOR the merger proposal (assuming that all such shares held by Messrs. Briger, Edens and Nardone are voted in favor of the merger proposal). In connection with the merger agreement, on February 14, 2017, Parent entered into three separate Voting and Support Agreements (each, a “voting agreement”), pursuant to which each of Messrs. Briger, Edens and Nardone, and certain of their related entities and persons that own Class A shares and/or Class B shares, agreed, among other things, and subject to the terms set forth in the voting agreements, to vote shares of the Company that represent, as to all such agreements in the aggregate, 34.99% of the total voting power of the Company, in favor of the adoption of the merger agreement, each of the other actions contemplated by the merger agreement and the merger, and any other proposal in respect of which approval of the Company’s shareholders is requested in furtherance of the foregoing. See “Voting Agreements” beginning on page 115, for a description of these agreements.

Shareholders do not have dissenters’ rights with respect to any matter to be voted upon at the Special Meeting.

After careful consideration of, and based upon, the unanimous recommendation of the Special Committee of the Board of Directors of the Company (the “Board”) comprised solely of independent and disinterested directors, the Board unanimously (i) determined that the merger is advisable and fair to and in the best interests of the Company and its shareholders (other than the Principals and their respective affiliates); (ii) authorized and approved the execution, delivery and performance by the Company of the merger agreement and the consummation of the transactions contemplated thereby and the merger; (iii) resolved to recommend that the Company’s shareholders vote in favor of the adoption of the merger agreement; and (iv) directed that the adoption of the merger agreement and the approval of the merger be submitted to the Company’s shareholders. The Board of Directors unanimously recommends that you vote:

1.	FOR the proposal to adopt the merger agreement, thereby approving the transactions contemplated by the merger agreement and the merger;

2.	FOR the proposal to approve any postponements of the Special Meeting for the purpose of soliciting additional proxies if there are holders of an insufficient number of Class A shares and Class B shares present or represented by proxy at the Special Meeting to constitute a quorum at the Special Meeting; and

3.	FOR the proposal to approve, by non-binding, advisory vote, certain compensation that will or may become payable by the Company to its named executive officers in connection with the merger.

By Order of the Board of Directors,

David N. Brooks
Vice President, General Counsel and Secretary

New York, New York

[                    ], 2017

i

ANNEXES

ii

SUMMARY

This summary highlights selected information from this Proxy Statement related to the Special Meeting and the merger. This Proxy Statement may not contain all of the information that is important to you. To understand the merger more fully, and for a more complete description of the legal terms of the merger, you should carefully read this entire Proxy Statement, the appendices to this Proxy Statement, including the merger agreement, and the documents we incorporate by reference in this Proxy Statement. You may obtain the documents and information incorporated by reference in this Proxy Statement without charge by following the instructions under “Additional Information” beginning on page 132.

Frequently Used Terms

A number of terms frequently used in this Proxy Statement are set forth below and shall have the following meanings:

•	“Advisers Act” means the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder;

•	“AUM” means assets under management;

•	“Board of Directors” and the “Board” mean the Board of Directors of the Company;

•	“Class A shares” means Class A shares of the Company, no par value, which are listed and traded on the NYSE;

•	“Class B shares” means Class B shares of the Company, no par value, which are not publicly traded;

•	“Company” or “we,” “our,” “us” and similar words, means Fortress Investment Group LLC, a Delaware limited liability company;

•	“equity commitment letter” means the Equity Commitment Letter, dated as of February 14, 2017, by and between Parent and Sponsor;

•	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

•	“FAB” means F.A.B. Partners LP, a Jersey limited partnership;

•	“FINRA” means the Financial Industry Regulatory Authority;

•	“FOG unit” means the aggregate of one limited partner interest in each of Fortress Operating Entity I LP, FOE II (New) LP and Principal Holdings I LP, the limited partnerships through which the Company conducts its business and holds its investments;

•	“founders agreement” means the Founders Agreement, dated as of February 14, 2017, by and among Parent, the Company, FIG Corp., a Delaware corporation and a subsidiary of the Company, FIG Asset Co. LLC, a Delaware limited liability company and a subsidiary of the Company, and each of the Sellers, as it may be amended from time to time, which is attached to this Proxy Statement as Annex B;

•	“founders closing” means the closing of the transactions contemplated by the founders agreement, which is expected to occur substantially concurrently with the closing of the transactions contemplated by the merger agreement;

•	“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder;

•	“limited guarantee” means the Limited Guarantee, dated as of February 14, 2017, delivered by Sponsor in favor of the Company and the Sellers;

•	“merger” means the merger, pursuant to the merger agreement, of Merger Sub with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent;

•	“merger agreement” means the Agreement and Plan of Merger, dated as of February 14, 2017, by and among Parent, Merger Sub and the Company, as it may be amended from time to time, which is attached to this Proxy Statement as Annex A;

•	“Merger Sub” means Foundation Acquisition LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent;

•	“NYSE” means the New York Stock Exchange;

•	“operating agreement” means the Company’s Fourth Amended and Restated Limited Liability Company Agreement, as amended;

•	“operating group” means, collectively, Fortress Operating Entity I LP, FOE II (New) LP and Principal Holdings I LP, the limited partnerships through which the Company conducts its business and holds its investments;

•	“Parent” means SB Foundation Holdings LP, a Cayman Islands exempted limited partnership;

•	“PCP” means the Amended and Restated Fortress Investment Group LLC Principal Compensation Plan, as amended and restated;

•	“Principal” means each of Peter L. Briger, Jr., Wesley R. Edens and Randal A. Nardone;

•	“SEC” means the Securities and Exchange Commission;

•	“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

•	“Sellers” means each of the Principals and each of their related entities and persons that own FOG units;

•	“Special Committee” means the Special Committee of the Board of Directors, formed as described in “The Merger — Background of the Merger” and comprised solely of independent and disinterested directors;

•	“Special Meeting” means the Special Meeting of Shareholders of the Company that will be held on [ ], 2017 at [ ] local time, at [ ], to conduct the business described in the Notice of the Special Meeting of Shareholders and this Proxy Statement;

•	“Sponsor” means Softbank Group Corp., a corporation incorporated under the laws of Japan;

•	“TRA” means the existing Amended and Restated Tax Receivable Agreement, dated as of February 1, 2007, by and among the Principals, FIG Corp. and certain other parties, publicly filed as Exhibit 10.3 to the Company’s Registration Statement on Form S-1/A (File No. 333-138514) filed on February 2, 2007;

•	“TRA waiver agreement” means the Waiver Agreement, dated as of February 14, 2017, by and among certain subsidiaries of the Company and the Principals, effective as of and subject to the occurrence of the founders closing; and

•	“voting agreement” means each of (i) the Voting and Support Agreement entered into among Parent, Mr. Briger and certain of Mr. Briger’s related entities and persons that own Class A shares and/or Class B shares, (ii) the Voting and Support Agreement entered into among Parent, Mr. Edens and certain of Mr. Edens’ related entities and persons that own Class A shares and/or Class B shares and (iii) the Voting and Support Agreement entered into among Parent, Mr. Nardone and certain of Mr. Nardone’s related entities and persons that own Class A shares and/or Class B shares, each dated as of February 14, 2017.

Parties Involved in the Merger (page 35)

Fortress Investment Group LLC (page 35)

The Company is a leading, highly diversified global investment management firm with approximately $69.6 billion in AUM as of December 31, 2016. The Company applies its deep experience and specialized expertise across a range of investment strategies — private equity, credit, liquid markets and traditional fixed income — on behalf of our over 1,700 institutional clients and private investors worldwide. We earn management fees based on the amount of capital we manage, incentive income based on the performance of our alternative investment funds, and investment income from our investments in our funds.

The Company was founded in 1998 as an asset-based investment management firm with a fundamental philosophy premised on alignment of interests with the investors in our funds. Our managed funds primarily employ absolute return strategies — we strive to have positive returns regardless of the performance of the markets. Investment performance is our cornerstone — as an investment manager, we earn more if our investors earn more. In keeping with our fundamental philosophy, the Company invests capital in each of its alternative investment businesses. As of December 31, 2016, the Company’s investments in and commitments to our funds were $1.1 billion, consisting of the net asset value of the Company’s investments in the Company’s funds of $0.9 billion, and unfunded commitments to private equity funds and credit PE funds of $0.2 billion.

As of December 31, 2016, we had 1,078 asset management employees, including approximately 271 investment professionals, at our headquarters in New York and our affiliate offices around the globe. Additionally, we had 1,765 employees at the senior living properties that we manage on behalf of New Senior Investment Group Inc. and third parties (whose compensation expense is reimbursed to us by the owners of the facilities).

We are guided by the following key objectives and values:

•	introducing new investment products while remaining focused on, and continuing to grow, our existing lines of business;

•	maintaining our disciplined investment process and intensive asset management; and

•	adhering to the highest standards of professionalism and integrity.

For more information about the Company, please visit our website at www.fortress.com. Our website address is provided as an inactive textual reference only. The information contained on our website is not incorporated into, and does not form a part of, this Proxy Statement or any other report or document on file with or furnished to the SEC. See also “Additional Information” beginning on page 132.

Our Class A shares have been listed and are traded on the NYSE under the symbol “FIG.”

Softbank Group Corp. (page 36)

Softbank Group Corp., or Sponsor, was established in 1981 and is a Japanese kabushiki kaisha, or corporation. Sponsor is a holding company that is currently engaged in various businesses in the information industry, including mobile communications, broadband infrastructure, fixed-line telecommunications and Internet culture.

SoftBank’s ordinary shares are traded on the Tokyo Stock Exchange under the code “9984.” SoftBank (together with its consolidated subsidiaries) had over 63,500 employees as of the end of its fiscal year ended March 31, 2016.

SB Foundation Holdings LP (page 36)

SB Foundation Holdings LP, or Parent, is a Cayman Islands exempted limited partnership that was formed on February 6, 2017 for the sole purpose of entering into the merger agreement and founders agreement, and certain ancillary agreements related thereto, and completing the transactions contemplated thereby. Sponsor is the managing member of the general partner of Parent, and Sponsor is the sole limited partner of Parent. Parent has not engaged in any business except for activities incidental to its formation and as contemplated by the merger agreement and the founders agreement.

Foundation Acquisition LLC (page 36)

Foundation Acquisition LLC, or Merger Sub, is a Delaware limited liability company that was formed on February 6, 2017 for the sole purpose of entering into the merger agreement and completing the transactions contemplated thereby. Merger Sub is a wholly owned subsidiary of Parent and has not engaged in any business except for activities incidental to its formation and as contemplated by the merger agreement. Upon the completion of the merger, Merger Sub will cease to exist and the Company will continue as the surviving company.

The Special Meeting (page 30)

Date, Time and Place of the Special Meeting (page 30)

The Company will hold the Special Meeting on [      ], 2017 at [      ] local time, at [    ].

Record Date (page 30)

The Board of Directors has fixed the close of business on [        ], 2017 as the record date (the “Record Date”) for determination of the holders of our Class A shares and Class B shares entitled to notice and to vote at the Special Meeting.

Voting Securities (page 30)

Holders of our Class A shares and Class B shares, as recorded in our share register at the close of business on the Record Date, may vote at the Special Meeting. As of the Record Date, there were [      ] Class A shares and [      ] Class B shares outstanding. On each matter to be voted upon, the Class A shares and Class B shares will vote together as a single class. Each holder of Class A shares or Class B shares is entitled to one vote per share.

Voting Agreements (page 115)

The Principals have each entered into separate voting agreements requiring them and certain of their related entities and persons party to the voting agreements to vote certain Class A shares and Class B shares held by them and certain related entities and persons in favor of the proposals set forth in this Proxy Statement, including the proposal to adopt the merger agreement. See “Voting Agreements” beginning on page 115 for a description of these agreements.

Matters to Be Considered at the Special Meeting (page 30)

The matters to be considered and voted upon at the Special Meeting are the proposals:

1.	to adopt the merger agreement, thereby approving the transactions contemplated by the merger agreement and the merger;

2.	the proposal to approve any postponements of the Special Meeting for the purpose of soliciting additional proxies if there are holders of an insufficient number of Class A shares and Class B shares present or represented by proxy at the Special Meeting to constitute a quorum at the Special Meeting; and

3.	to approve, by non-binding, advisory vote, certain compensation that will or may become payable by the Company to its named executive officers in connection with the merger.

Quorum and Votes Needed (page 31)

A quorum of shareholders is necessary to hold the Special Meeting. For the purposes of the Special Meeting, to establish a quorum and transact business, a majority of the Class A shares and Class B shares, voting together as a single class, issued and outstanding as of the Record Date, and entitled to vote, must be present, either in person or by proxy, at the Special Meeting.

Shareholders may vote FOR or AGAINST, or they may ABSTAIN from voting on, any of the proposals presented at the Special Meeting. Votes cast FOR or AGAINST any of the proposals will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum and will be counted in the number of votes cast on the matter. Votes cast as ABSTAIN on any of the proposals will be treated as shares that are present and entitled to vote for the purposes of determining the presence of a quorum, but will not be counted in the number of votes cast on the matter.

In accordance with our operating agreement, the Special Meeting may be adjourned or postponed from time to time by the chairman of the meeting to another place or time, without regard to the presence of a quorum.

Shareholders may vote FOR or AGAINST, or they may ABSTAIN from voting on, the proposal to adopt the merger agreement. A majority of the Class A shares and Class B shares (voting together as a single class) outstanding and entitled to vote on the merger proposal must vote FOR the proposal in order for it to be approved. As of the Record Date, approximately [    ]% of the Company’s Class A shares and Class B shares entitled to vote were held by the Principals. Therefore, in order for the merger proposal to be approved, holders of Class A shares representing approximately [    ]% of the combined voting power of the Company’s Class A shares and Class B shares in addition to the Class A shares and Class B shares held by the Principals must vote FOR the merger proposal (assuming that all such shares held by the Principals are voted in favor of the merger proposal). Because the vote on the proposal is based on the number of Class A shares and Class B shares outstanding, abstentions will have the same effect as voting AGAINST the approval of such proposal.

Shareholders may vote FOR or AGAINST, or they may ABSTAIN from voting on, each of the proposals to approve any postponements of the Special Meeting and to approve, by non-binding, advisory vote, certain compensation that will or may become payable by the Company to its named executive officers in connection with the merger. A majority of votes cast (with the Class A shares and Class B shares voting together as a single class) at the Special Meeting, whether or not a quorum is present, must vote FOR the proposal to approve any postponements of the Special Meeting, in order for it to be approved, and a majority of votes cast (with the Class A shares and Class B shares voting together as a single class) at the Special Meeting must vote FOR the proposal to approve, by non-binding, advisory vote, certain compensation that will or may become payable by the Company to its named executive officers in connection with the merger, in order for it to be approved. Abstentions will have no effect on the outcome of either proposal.

If a shareholder holds shares through a broker, bank or other nominee, generally the broker, bank or other nominee may vote the shares it holds in accordance with instructions received. If a shareholder does not give instructions to a broker, bank or other nominee, the proposals cannot be voted upon by such broker. “Broker non-votes,” if any, will have the same effect as voting AGAINST the proposal to approve the merger agreement and will have no effect on the outcome of the proposals to approve any postponements of the Special Meeting and to approve, by non-binding, advisory vote, certain compensation that will or may become payable by the Company to its named executive officers in connection with the merger.

Voting of Proxies (page 32)

You may vote by any one of the following means:

•	By Mail: To vote by mail, please sign, date and complete the proxy card and return it in the enclosed self-addressed envelope. No postage is necessary if the proxy card is mailed in the United States. If you hold your shares through a broker, bank or other nominee, they will give you separate instructions for voting your shares.

•	By Telephone or on the Internet: The telephone and Internet voting procedures established for shareholders of record are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that those instructions have been properly recorded.

You can vote by calling the toll-free telephone number on your proxy card, [            ]. Please have your proxy card in hand when you call. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

The website for Internet voting is [            ]. Please have your proxy card in hand when you go online. As with telephone voting, you can confirm that your instructions have been properly recorded.

Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day and will close on [      ], 2017 at 11:59 PM Eastern Time.

The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive from those parties.

If you vote by telephone or on the Internet, you do not have to return your proxy card or voting instruction card.

•	In Person or by Proxy: All shareholders of record may vote in person at the Special Meeting. You may also be represented by another person at the Special Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must take the following three steps in order to be able to attend and vote at the Special Meeting: (i) obtain a legal proxy from your broker, bank or other holder of record and present this legal proxy to the inspector of elections along with your ballot, (ii) contact our Investor Relations department to obtain an admission card and present the admission card to the inspector of elections and (iii) present an acceptable form of photo identification, such as a driver’s license or passport, at the Special Meeting.

Even if you plan to attend the Special Meeting in person, you are strongly encouraged to vote your shares by proxy. If you are a record holder or if you obtain a valid proxy to vote shares which you beneficially own, you may still vote your shares in person at the Special Meeting if you deliver to our Secretary a written revocation of any proxy you previously submitted.

If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this Proxy Statement or the enclosed proxy card or voting instructions, please contact Innisfree M&A Incorporated, which is assisting the Company with the solicitation of proxies, at (888) 750-5834 (toll-free). Banks and brokers may call (212) 750-5833 (collect).

Revocability of Proxy (page 33)

Any shareholder returning a proxy may revoke it at any time before the proxy is exercised by (i) timely delivery of a written notice to the Secretary of the Company at the address described under “The Special Meeting — Revocability of Proxy” beginning on page 33; (ii) timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet; or (iii) voting in person at the Special Meeting. The powers of the proxy holders will be suspended if you attend the Special Meeting in person and so request, although attendance at the Special Meeting will not by itself revoke a previously granted proxy. Any proxy not properly revoked will be voted as specified by the shareholder.

The Merger (page 35)

Certain Effects of the Merger on the Company (page 36)

Upon the terms and subject to the conditions of the merger agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving company. After the completion of the merger, the Company will become a wholly owned subsidiary of Parent. The Company will cooperate with Parent to de-list the Class A shares from the NYSE and de-register under the Exchange Act. If the merger is completed, you will not own any shares of the surviving company.

Effect on the Company if the Merger Is Not Completed (page 37)

If the merger agreement is not approved and adopted by the Company’s shareholders or if the merger is not completed for any other reason, the Company’s shareholders will not receive any payment for their Class A shares. Instead, the Company will remain a public company, our Class A shares will continue to be listed and traded on the NYSE and registered under the Exchange Act, and we will continue to file periodic reports with the SEC.

In addition, under specified circumstances, the Company may be required to pay Parent a termination fee upon the termination of the merger agreement, as described under “The Merger Agreement — Termination Fees” beginning on page 113.

Merger Consideration (page 37)

If the merger is completed, each Class A share outstanding immediately prior to the effective time of the merger (other than such Class A shares held immediately prior to the effective time of the merger by (i) the Company as treasury stock, (ii) Parent or Merger Sub or (iii) any subsidiary of the Company) will be converted automatically into the right to receive the per-share merger consideration of $8.08 in cash, without interest, less any applicable withholding taxes, and will automatically be cancelled and retired and cease to exist. If the merger is completed, the aggregate consideration payable to holders of Class A shares (including Company Restricted Shares and Company RSUs) in the merger will be approximately $1.91 billion. If the merger is completed, each Class B share will be cancelled and retired, for no consideration (although holders of such shares will receive consideration of $8.08 in cash in respect of each corresponding FOG unit as described under “Founders Agreement” beginning on page 118, for an aggregate consideration payable to holders of such FOG units of approximately $1.37 billion, subject to reduction for certain excess distributions made to holders of FOG units as further described under “Founders Agreement” beginning on page 118).

Under the terms of the merger agreement, during the period prior to the closing date, the Company is permitted to declare and pay up to two regular quarterly dividends in an amount not to exceed $0.09 per dividend-paying share (which includes the Company Restricted Shares and certain Company RSUs (each, as defined below)) per quarter. For more information concerning the payment of dividends, see “Market Prices and Dividend Data” beginning on page 128. The Board declared one such regular quarterly dividend on March 1, 2017 of $0.09 per dividend-paying share which was paid on March 21, 2017 to holders of record as of March 15, 2017. The Board declared a second such regular quarterly dividend on May 9, 2017 of $0.09 per dividend-paying share which will be paid on May 26, 2017 to holders of record as of May 22, 2017.

Recommendation of Our Board of Directors and Reasons for the Merger (page 47)

After careful consideration of, and based upon, the unanimous recommendation of the Special Committee, the Board of Directors unanimously (i) determined that the merger is advisable and fair to and in the best interests of the Company and its shareholders (other than the Principals and their respective affiliates); (ii) authorized and approved the execution, delivery and performance by the Company of the merger agreement and the consummation of the transactions contemplated thereby and the merger; (iii) resolved to recommend that the Company’s shareholders vote in favor of the adoption of the merger agreement; and (iv) directed that the adoption of the merger agreement and the approval of the merger be submitted to the Company’s shareholders. The Board of Directors unanimously recommends that you vote:

1.	FOR the proposal to adopt the merger agreement, thereby approving the transactions contemplated by the merger agreement and the merger;

2.	FOR the proposal to approve any postponements of the Special Meeting for the purpose of soliciting additional proxies if there are holders of an insufficient number of Class A shares and Class B shares present or represented by proxy at the Special Meeting to constitute a quorum at the Special Meeting; and

3.	FOR the proposal to approve, by non-binding, advisory vote, certain compensation that will or may become payable by the Company to its named executive officers in connection with the merger.

Opinions of Financial Advisors (page 55)

Opinion of Evercore Group L.L.C., financial advisor to the Special Committee (page 55 and Annex F)

Pursuant to an engagement letter dated January 5, 2017, the Special Committee retained Evercore Group L.L.C. (“Evercore”) to act as its financial advisor in connection with evaluating strategic and financial alternatives, including the merger. As part of this engagement, the Special Committee requested that Evercore evaluate the fairness, from a financial point of view, of the merger consideration to be received by the holders of Class A shares (other than the Principals and their respective affiliates) entitled to receive such merger consideration. At a telephonic meeting of the Special Committee held on February 14, 2017, Evercore rendered its oral opinion to the Special Committee, subsequently confirmed by delivery of a written opinion, that, as of February 14, 2017, and based upon and subject to the factors, procedures, assumptions, qualifications, limitations and other matters set forth in its written opinion, the merger consideration to be received by the holders of Class A shares (other than the Principals and their respective affiliates) entitled to receive such merger consideration was fair, from a financial point of view, to such holders of Class A shares.

The full text of Evercore’s written opinion, dated February 14, 2017, which sets forth, among other things, the factors considered, procedures followed, assumptions made and qualifications and limitations on the scope of review undertaken by Evercore in rendering its opinion, is attached as Annex F to this Proxy Statement and is incorporated herein by reference. The Company urges you to read the opinion carefully and in its entirety. Evercore’s opinion was addressed to, and for the information and benefit of, the Special Committee in connection with its evaluation of the merger. Evercore’s opinion did not address the relative merits of the merger as compared to other business or financial strategies that might be available to the Company, nor did it address the underlying business decision of the Company to engage in the merger. Evercore’s opinion does not constitute a recommendation to the Special Committee, the Board or to any other persons in respect of the merger, including as to how any holder of Class A shares should vote or act in respect of the merger. The summary of Evercore’s opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion.

For a more complete description, please see the section of this Proxy Statement entitled “The Merger — Opinions of Financial Advisors — Opinion of Evercore Group L.L.C.” beginning on page 55.

Opinion of Morgan Stanley & Co. LLC, Financial Advisor to the Company (page 64 and Annex G)

The Board retained Morgan Stanley & Co. LLC (“Morgan Stanley”) to provide it with financial advisory services in connection with the merger. The Board selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s qualifications, expertise and reputation, and its knowledge of the Company’s business and affairs. On February 12, 2017, Morgan Stanley rendered its oral opinion, which was subsequently confirmed orally and in writing on February 14, 2017, to the Board to the effect that, as of the date of the opinion and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its written opinion, the merger consideration to be received by the holders of Class A shares pursuant to the merger agreement, was fair from a financial point of view to the holders of Class A shares (other than the Principals and their respective affiliates). For a more complete description, please see the section of this Proxy Statement titled “The Merger — Opinions of Financial Advisors — Opinion of Morgan Stanley & Co. LLC” beginning on page 64.

The full text of the written opinion of Morgan Stanley, dated February 14, 2017, is attached as Annex G to this Proxy Statement, and is incorporated by reference herein in its entirety. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. The summary of the opinion of Morgan Stanley in this proxy statement is qualified in its entirety by reference to the full text of the opinion. You are encouraged to, and should, read Morgan Stanley’s opinion and the section summarizing Morgan Stanley’s opinion carefully and in their entirety. Morgan Stanley’s opinion was directed to the Board, in its capacity as such, and addresses only the fairness from a financial point of view of the merger consideration to be received by the holders of the Class A shares (other than the Principals and their respective affiliates) pursuant to the merger agreement, as of the date of the opinion, and does not address any other aspects or implications of the merger, including the transactions contemplated by the founders agreement or the treatment of the Company’s Class B shares, which will be cancelled and retired and cease to exist upon the consummation of the merger pursuant to the merger agreement. Morgan Stanley’s opinion was not intended to, and does not, constitute advice or a recommendation to any shareholder of the Company as to how to vote at any shareholders’ meeting to be held in connection with the merger or whether to take any other action with respect to the merger.

Regulatory Approvals and Related Matters (page 77)

Under the merger agreement, the merger cannot be completed until, among other things:

•	the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) has expired or been terminated;

•	approvals have been granted by the antitrust authorities in each of the European Union, Canada and Japan;

•	the “CFIUS clearance” has been obtained;

•	the “ITAR pre-notification requirement” has been satisfied;

•	receipt of the requisite “change in control” approvals from the Financial Conduct Authority arising from the transactions contemplated by the merger agreement pursuant to section 189(4) or (if applicable) section 189(6) of the Financial Services and Markets Act 2000;

•	receipt of approval from FINRA pursuant to NASD Rule 1017 (relating to change of control);

•	receipt of approval from the Bank of Italy under Article 15 of the Legislative Decree No. 58 of 24 February 1998, as subsequently amended and/or integrated (the “Italian Financial Act”) and Article 19 of the Legislative Decree No. 385 of 1 September 1993, as subsequently amended and/or integrated (the “Italian Banking Act”), as applicable;

•	receipt of approval from the European Central Bank under Articles 4 and 15 of the Council Regulation (EU) No. 1024/2013 of 15 October 2013; and

•	the closing conditions regarding certain bank regulatory matters have been satisfied.

The Company and Parent filed their respective HSR Act notifications on April 21, 2017. On May 2, 2017, approval was granted by the antitrust authorities in Canada. For a description of these regulatory matters, see “The Merger — Regulatory Approvals and Related Matters” and “The Merger Agreement —Conditions to the Closing of the Merger” beginning on page 77 and page 109, respectively.

Interests of the Directors and Executive Officers of the Company in the Merger (page 80)

When considering the recommendation of the Board of Directors that you vote for the proposal to adopt the merger agreement, you should be aware that certain of our directors and executive officers may have interests in the merger that are different from, or in addition to, your interests as a shareholder. The Special Committee was aware of these interests and considered them, among other matters, in evaluating and overseeing the negotiation of the merger agreement, and in recommending that the Board of Directors approve the merger agreement and the merger. The Board of Directors was also aware of these interests in approving the merger agreement and the merger and in recommending that the merger agreement be approved and adopted by the Company’s shareholders. These interests include the following:

•	the accelerated vesting and cash out of each restricted stock unit relating to Class A shares (each, a “Company RSU”) and each restricted Class A share (each, a “Company Restricted Share”) at the effective time of the merger;

•	cash severance payments payable to each of the Principals upon certain terminations of employment;

•	the Principals are entitled to certain payments under the TRA;

•	continued indemnification and directors’ and officers’ liability insurance (see “The Merger Agreement — Additional Agreements — Indemnification of Officers and Directors” beginning on page 106 for a description of this continued liability insurance); and

•	the arrangements between Parent and the Principals under each of the founders agreement, the employment agreements, the TRA waiver agreement and the PCP, as described below.

Treatment of Company RSUs (page 81)

Each Company RSU, whether vested but not yet delivered or unvested, that is outstanding immediately prior to the effective time of the merger will be cancelled and converted as of the effective time of the merger into the right of the holder of the Company RSU to receive a cash payment equal to the per-share merger consideration of $8.08, without interest, less any applicable withholding taxes. If the merger is completed, the aggregate consideration payable to holders of Class A shares (including Company Restricted Shares and Company RSUs) in the merger will be approximately $1.91 billion.

Certain Company RSUs are entitled to receive dividends. Under the terms of the merger agreement, during the period prior to the closing date, the Company is permitted to declare and pay up to two regular quarterly dividends in an amount not to exceed $0.09 per dividend-paying share (which includes the Company Restricted Shares and certain Company RSUs) per quarter. For more information concerning the payment of dividends, see “Market Prices and Dividend Data” beginning on page 128. The Board declared one such regular quarterly dividend on March 1, 2017 of $0.09 per dividend-paying share which was paid on March 21, 2017 to holders of record as of March 15, 2017. The Board declared a second such regular quarterly dividend on May 9, 2017 of $0.09 per dividend-paying share which will be paid on May 26, 2017 to holders of record as of May 22, 2017.

Treatment of Company Restricted Shares (page 81)

Each Company Restricted Share that is outstanding and unvested immediately prior to the effective time of the merger will be cancelled and converted as of the effective time of the merger into the right of the holder of the Company Restricted Share to receive a cash payment equal to the per-share merger consideration of $8.08, without interest, less any applicable withholding taxes. If the merger is completed, the aggregate consideration payable to holders of Class A shares (including Company Restricted Shares and Company RSUs) in the merger will be approximately $1.91 billion.

Company Restricted Shares are entitled to receive dividends. Under the terms of the merger agreement, during the period prior to the closing date, the Company is permitted to declare and pay up to two regular quarterly dividends in an amount not to exceed $0.09 per dividend-paying share (which includes the Company Restricted Shares and certain Company RSUs) per quarter. For more information concerning the payment of dividends, see “Market Prices and Dividend Data” beginning on page 128. The Board declared one such regular quarterly dividend on March 1, 2017 of $0.09 per dividend-paying share which was paid on March 21, 2017 to holders of record as of March 15, 2017. The Board declared a second such regular quarterly dividend on May 9, 2017 of $0.09 per dividend-paying share which will be paid on May 26, 2017 to holders of record as of May 22, 2017.

Amended and Restated Employment Agreements with the Principals (page 83)

In connection with his execution of the founders agreement, each of the Principals entered into an Amended and Restated Employment, Non-Competition, and Non-Solicitation Agreement (each, an “employment agreement” and together, the “employment agreements”) with FIG LLC, an operating subsidiary of the Company (the “employer”). The employment agreements will become effective on and subject to the founders closing and will have an initial term of five years, which will automatically renew for additional one-year periods unless a notice of nonrenewal is delivered by either party at least 90 days prior to the expiration of the then-current term. During the term of his employment agreement, each Principal will serve as a principal of the employer, with duties consistent with those he presently has, and as a director and officer of the Company, employer, and their subsidiaries.

The employment agreements provide each Principal with an annual base salary, participation in the employer’s health and welfare benefits, and four weeks of paid time off, as well as certain other benefits. The employment agreements also contain indemnification rights and customary confidentiality, intellectual property, and non-disparagement covenants, and also incorporate the non-competition and non-solicitation covenants contained in the founders agreement.

Second Amended and Restated Principal Compensation Plan (page 84)

In connection with entering into the founders agreement, the Amended and Restated Fortress Investment Group LLC Principal Compensation Plan will be further amended and restated (as amended and restated, the “PCP”), effective as of and subject to the founders closing, to make certain clarifying and conforming changes. The PCP is intended to operate following the founders closing in a manner that is substantially identical to the manner in which it currently operates, with certain changes described in this Proxy Statement.

TRA Waiver Agreement (page 85)

Under the existing TRA, the Principals are entitled to receive certain payments from FIG Corp. equal to a percentage of the future tax benefits that FIG Corp. realizes as a result of certain transactions, including the Principals’ exchange of FOG units for Class A shares of the Company. In connection with entering into the merger agreement, on February 14, 2017, FIG Corp. entered into the TRA waiver agreement, pursuant to which the Principals waive their rights to receive any payments under the TRA arising out of the transactions contemplated by the founders agreement and other transactions occurring after February 14, 2017. Under the TRA waiver agreement, the Principals will also agree to amend certain key tax assumptions that affect the timing and amount of future payments to be received by the Principals with respect to transactions that occur prior to the founders closing. The waivers and amendments provided for in the TRA waiver agreement will generally have the effect of reducing and/or deferring the payments to which the Principals would otherwise have been entitled under the TRA.

Financing of the Merger (page 86)

We anticipate that the total amount of funds necessary to complete the merger and the transactions contemplated by the merger agreement will be approximately $3.4 billion, including the funds needed to:

•	pay our shareholders the amounts due to them under the merger agreement;

•	fund the purchase price payable under the founders agreement, as described under “Founders Agreement” beginning on page 118;

•	pay other amounts that may become payable in connection with the transactions contemplated by the merger agreement; and

•	pay all fees and expenses of the Company under the merger agreement and in connection with the transactions contemplated by the merger agreement, including the merger.

This total amount will be funded through equity financing under the equity commitment letter. Pursuant to the equity commitment letter, Sponsor has committed to purchase, directly or indirectly, equity securities of Parent for approximately $3.4 billion at or prior to the closing of the merger and the transactions contemplated by the merger agreement and the founders agreement.

We believe the amounts committed under the equity commitment letter will be sufficient to complete the transactions contemplated by the merger agreement, but we cannot assure you that the full amounts committed under the equity commitment letter will be available to complete the merger.

Additionally, pursuant to the merger agreement, we have agreed that as promptly as practicable, but in no event for a period longer than eight weeks from the date of the merger agreement (the “equity syndication period”), Parent and its affiliates may solicit, negotiate and enter into investment agreements with potential equity investors in Parent (the “equity syndication”). The merger agreement provides that no equity investor may be included in the equity syndication if its investment would reasonably be expected to result in, among other things, (i) additional conditionality to the closing, (ii) any delay of the closing (other than as a result of the permitted equity syndication period) or (iii) any adverse impact on the likelihood of receiving any consents or approvals in connection with the contemplated transactions. Notwithstanding the equity syndication, the equity commitment letter will remain in full force and effect, and the equity syndication will not in any way reduce or otherwise limit the aggregate commitment or liability of Sponsor under the equity commitment letter or any obligations or liability of Sponsor under the limited guarantee. Parent and Merger Sub have agreed to (i) reimburse the Company for any out-of-pocket costs incurred by the Company and its subsidiaries in connection with any equity syndication and (ii) indemnify the Company and its subsidiaries and affiliates from and against any liabilities, costs, expenses, judgments or penalties incurred by them in connection with any equity syndication. At the completion of the equity syndication period, Parent had not entered into any investment agreements with any potential equity investors. For more information about the equity syndication, see “The Merger Agreement — Additional Agreements — Equity Syndication” beginning on page 108.

Limited Guarantee (page 88)

Pursuant to the limited guarantee, Sponsor absolutely, unconditionally and irrevocably guarantees to the Company and the Sellers the following:

•	all payment obligations of Parent or Merger Sub under the merger agreement;

•	all payment obligations of Parent, FIG Corp. and FIG Asset Co. LLC under the founders agreement;

•	all liabilities and damages payable by Parent or Merger Sub under the merger agreement;

•	all liabilities and damages payable by Parent under the founders agreement (the items described in these first four bullets collectively, the “liability payment events”); and

•	the obligation of Sponsor as contemplated by the equity commitment letter to fund an amount equal to the total amount of funds necessary to complete the merger and the transactions contemplated by each of the merger agreement and the founders agreement in the event, and only in the event, that specific performance with respect to Parent’s obligation to consummate the transactions contemplated by the merger agreement or the founders agreement is awarded against Parent, in a judicial determination pursuant to the express terms of the merger agreement and the founders agreement (the “specific performance event”).

Sponsor’s obligations with respect to the liability payment events and the specific performance event are mutually exclusive and in no event will Sponsor be liable for obligations in respect of both the liability payment events and the specific performance event, subject to certain exceptions. Additionally, Sponsor’s aggregate liability under the limited guarantee is subject to a cap not to exceed an aggregate of approximately $3.4 billion with respect to any and all payments payable by Sponsor pursuant to the terms of the limited guarantee.

Pursuant to the limited guarantee, Sponsor is also required to comply with certain specified covenants and agreements under the merger agreement, including, among others, using best efforts to obtain all regulatory approvals required to consummate the merger and the other transactions contemplated by the merger agreement.

No Dissenters’ Rights (page 89)

The Company’s shareholders do not have dissenters’ rights in connection with the merger.

U.S. Federal Income Tax Consequences of the Merger (page 89)

For U.S. federal income tax purposes, the receipt of cash by a U.S. Holder (as defined under “The Merger — U.S. Federal Income Tax Consequences of the Merger” beginning on page 89) in exchange for such U.S. Holder’s Class A shares in the merger generally will result in the recognition of gain or loss in an amount equal to the difference, if any, between (i) the sum of the cash such U.S. Holder receives in the merger and such U.S. Holder’s share of the indebtedness, if any, of the Company and (ii) such U.S. Holder’s adjusted tax basis in the Class A shares surrendered in the merger (including basis attributable to such U.S. Holder’s share of the indebtedness, if any, of the Company). Shareholders (including Non-U.S. Holders (as defined under “The Merger — U.S. Federal Income Tax Consequences of the Merger” beginning on page 89)) should consult their own tax advisors concerning the U.S. federal income tax consequences relating to the merger in light of their particular circumstances and any consequences arising under the laws of any U.S. state or local or non-U.S. taxing jurisdiction. A more detailed description of the U.S. federal income tax consequences of the merger is provided under “The Merger — U.S. Federal Income Tax Consequences of the Merger” beginning on page 89.

The Merger Agreement (page 92)

No Solicitation (page 99)

The Company has agreed under the merger agreement that it will not, directly or indirectly, and will ensure that its subsidiaries and its and their respective officers, directors and financial advisors do not, and will use reasonable best efforts to ensure that all of its and its subsidiaries’ representatives (other than officers, directors and financial advisors) do not, directly or indirectly:

•	solicit, initiate, induce or knowingly facilitate, encourage or assist the making, submission or announcement of any “acquisition proposal” or “acquisition inquiry” (each as described under “The Merger Agreement — Additional Agreements — No Solicitation” beginning on page 99) or the making of any proposal that could reasonably be expected to lead to an acquisition proposal or acquisition inquiry;

•	furnish or otherwise provide access to any non-public information regarding the Company or any of its subsidiaries to any person in connection with or in response to an acquisition proposal or acquisition inquiry; or

•	engage in discussions or negotiations with any person with respect to any acquisition proposal or acquisition inquiry.

Notwithstanding the foregoing, prior to the adoption of the merger agreement by the Company’s shareholders, the Company may, through itself, its affiliates and representatives, furnish non-public information regarding the Company and its subsidiaries to, and may (and, at the direction of the Special Committee, will) enter into discussions or negotiations with, any person (and such person’s affiliates and representatives) in response to a bona fide, written acquisition proposal that was unsolicited after the date of the merger agreement and that is submitted to the Company by such person (and not withdrawn) if: (a) such acquisition proposal did not result from a breach of the non-solicitation provisions of the merger agreement; (b) the Board (acting upon the recommendation of the Special Committee) or the Special Committee determines in good faith, after having taken into account the advice of an independent financial advisor and outside legal counsel, that such acquisition proposal constitutes or would reasonably be expected to result in a “superior offer”; (c) the Board (acting upon the recommendation of the Special Committee) or the Special Committee determines in good faith, after having taken into account the advice of outside legal counsel, that the failure to take such action would be inconsistent with the Board’s or the Special Committee’s fiduciary obligations under applicable Delaware law or the applicable provisions of the operating agreement; (d) prior to furnishing any such non-public information to, or entering into discussions or negotiations with, such person, the Company: (i) gives Parent written notice of the identity of such person and of the Company’s intention to furnish non-public information to, or enter into discussions or negotiations with, such Person and (ii) receives from such Person, and delivers to Parent a copy of, an executed confidentiality agreement containing customary limitations on the use and disclosure of all non-public written and oral information furnished to such person by or on behalf of the Company and its subsidiaries and other provisions that (A) are no less favorable than the provisions of the confidentiality agreement, dated December 7, 2016, between the Company and FAB, and (B) expressly provide that nothing therein will restrict the Company from complying with the non-solicitation, Company shareholder meeting and Board recommendation with respect to the merger provisions of the merger agreement; and (e) substantially concurrently with the furnishing of any non-public information to such person, the Company furnishes such non-public information to Parent.

For a further discussion of the limitations on solicitation of acquisition inquiries and acquisition proposals from third parties, see “The Merger Agreement — Additional Agreements — No Solicitation” beginning on page 99.

Change of Recommendation (page 102)

Under the merger agreement, subject to certain exceptions, the Board may not withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to Parent, its recommendation that holders of Company shares adopt the merger agreement, or take any action, or make any public statement, filing or release inconsistent with its recommendation to adopt the merger agreement, including recommending against the adoption of the merger agreement or approving, endorsing or recommending any “acquisition proposal” (as described under “The Merger Agreement — Additional Agreements — No Solicitation” beginning on page 99), except as provided in the merger agreement.

Prior to the Special Meeting, and notwithstanding the restrictions described under “The Merger Agreement —Additional Agreements — No Solicitation” beginning on page 99, the Board is permitted in certain circumstances and subject to the Company’s compliance with certain obligations (as summarized below) to (a) make a change in its recommendation to adopt the merger agreement and (b) terminate the merger agreement and enter into a definitive written agreement providing for a superior offer.

As described under “The Merger Agreement — Additional Agreements — Change of Recommendation” beginning on page 102, prior to the adoption of the merger agreement at the Special Meeting, the Board is permitted to (a) change its recommendation to adopt the merger agreement in the case of a superior offer or in the event of an intervening event and (b) in circumstances where a recommendation change would be permitted in respect of a superior offer, terminate the merger agreement and enter into a definitive written agreement providing for such superior offer if such superior offer did not result from a breach of the non-solicitation provisions of the merger agreement and the Board (acting upon the recommendation of the Special Committee) or the Special Committee determines in good faith, after having taken into account the advice of outside legal counsel, that the failure to take such action would be inconsistent with the Board’s or the Special Committee’s fiduciary obligations under applicable Delaware law or the applicable provisions of the operating agreement. Additionally, the ability of the Board to take such actions is subject further to compliance with certain notice and other requirements as set forth in the merger agreement.

For a further discussion of the limitations on effecting a change in the Board’s recommendation to adopt the merger agreement and the Company’s rights to terminate the merger agreement in connection with a superior offer, see “The Merger Agreement — Additional Agreements — Change of Recommendation” beginning on page 102.

Under the terms of the merger agreement, the Company will be required to pay Parent a termination fee in the amount of $98,350,000 or $131,140,000 if the merger agreement has been terminated by Parent or the Company at any time after the Company Board Recommendation has been withdrawn or modified, depending on the circumstances of such withdrawal or modification. For more information, see “The Merger Agreement —Termination Fees” beginning on page 113.

Investment Advisory Arrangement Consents (page 105)

The Company agrees to use its reasonable best efforts to obtain consents to the assignment or deemed assignment of the investment advisory agreements between each of the Company’s clients (other than any registered fund) and the subsidiary of the Company that is an investment adviser of such client. With respect to clients that are registered funds, the Company agrees to use reasonable best efforts to obtain, in accordance with the Investment Company Act, due consideration and approval by the boards of directors or trustees, as applicable, and, in each case where shareholder approval is required, the shareholders of such registered funds of new investment advisory agreements with the subsidiary of the Company that is an investment adviser of such clients. In the event that any of the client consents described above is not obtained prior to the closing, the Company and its subsidiaries will reasonably cooperate with Parent with respect to commercially reasonable alternative arrangements for the applicable client.

Employees and Employee Benefits (page 106)

The merger agreement provides for the following treatment with respect to those employees of the Company and its subsidiaries who continue to be so employed following the effective time of the merger (each, a “continuing employee”):

•	following the closing of the merger and until December 31, 2018, each continuing employee will receive (a) the same base salary as was provided to the continuing employee immediately prior to the closing and (b) a total annual or periodic incentive compensation opportunity that is no less favorable than the total annual or periodic incentive compensation opportunity (including the value of any cash and the grant date value of any equity-based award opportunities) provided to the continuing employee immediately prior to the closing;

•	following the closing of the merger and until December 31, 2018, all employee benefit plans covering continuing employees will be maintained in accordance with their terms as in effect immediately prior to the closing of the merger;

•	if the employment of any continuing employee terminates during the period following the closing of the merger and until December 31, 2018, the continuing employee will receive severance payments and benefits at a level commensurate to those provided to similarly situated employees of the Company and its subsidiaries upon a similar termination of employment prior to the closing; and

•	Parent will (a) provide credit to each continuing employee for their years of service with the Company and its subsidiaries (and their predecessors) for all purposes (including purposes of eligibility to participate, vesting, severance, paid time off and level of benefits, but excluding benefit accruals under defined benefit pension plans) under the benefit plans, programs, agreements and arrangements of Parent and its subsidiaries and affiliates that provide benefits to the continuing employees after the closing of the merger and (b) waive all pre-existing condition exclusions and limitations and actively-at-work requirements under any such plans for each of the continuing employees.

Conditions to the Closing of the Merger (page 109)

The Company, Parent and Merger Sub expect to complete the merger after all of the conditions to the merger in the merger agreement are satisfied or waived. These conditions to the closing of the merger include:

•	receipt of the adoption of the merger agreement by the holders of a majority of the outstanding Class A shares and Class B shares (voting together as a single class);

•	receipt of consents of certain clients of the Company and its subsidiaries representing at least 87.5% of the base aggregate management fees of the Company, calculated on an annualized basis, of such clients;

•	since the date of the merger agreement, there will not have occurred any material adverse effect (as defined in the merger agreement) with respect to the Company and its subsidiaries, and no event will have occurred or circumstance will exist that, in combination with any other events or circumstances, would reasonably be expected to have such a material adverse effect;

•	the applicable waiting period under the HSR Act will have expired or been terminated (and there will not be in effect any voluntary agreement between Parent or the Company and the Federal Trade Commission or the Department of Justice pursuant to which Parent or the Company has agreed not to complete the merger), the CFIUS clearance has been obtained and the ITAR pre-notification requirement has been satisfied;

•	no temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the merger will have been issued by any court of competent jurisdiction or other governmental body and remain in effect, and there will not be any legal requirement enacted or deemed applicable to the merger that makes consummation of the merger illegal;

•	the founders agreement will remain in full force and effect at the closing;

•	the TRA waiver agreement will remain in full force and effect at the closing;

•	receipt of the requisite “change in control” approvals from the Financial Conduct Authority arising from the transactions contemplated by the merger agreement pursuant to section 189(4) or (if applicable) section 189(6) of the Financial Services and Markets Act 2000;

•	receipt of approval from FINRA pursuant to NASD Rule 1017 (relating to change of control);

•	receipt of approval from the Bank of Italy under Article 15 of the Italian Financial Act and Article 19 of the Italian Banking Act, as applicable;

•	receipt of approval from the European Central Bank under Articles 4 and 15 of the Council Regulation (EU) No. 1024/2013 of 15 October 2013;

•	the closing conditions regarding bank regulatory matters have been satisfied;

•	each of the representations and warranties of each of the Company, Parent and Merger Sub contained in the merger agreement will have been accurate in all respects as of the date of the merger agreement and as of the closing date as if made on and as of the closing date (other than any such representation and warranty made as of a specific earlier date, which will have been accurate in all respects as of such earlier date), subject to certain de minimis, materiality, material adverse effect thresholds and other exceptions, as the case may be; and

•	all of the covenants and obligations in the merger agreement that each of the Company, Parent and Merger Sub is required to comply with or to perform at or prior to the closing will have been complied with and performed, subject to certain materiality and de minimis thresholds and monetary payment cure rights, as the case may be.

The founders agreement also contains conditions to the founders closing described in “The Founders Agreement” beginning on page 118. Sponsor’s commitment to fund under the equity commitment letter is subject to satisfaction of the conditions set forth in the merger agreement and the founders agreement.

Termination of the Merger Agreement (page 111)

In general, the merger agreement may be terminated in accordance with the specific termination rights enumerated therein at any time prior to the effective time of the merger, whether before or after approval of the proposal to adopt the merger agreement by the shareholders of the Company. Upon termination of the merger agreement, the founders agreement automatically terminates immediately. See “The Merger Agreement —Termination of the Merger Agreement — Termination” beginning on page 111 for more information about the circumstances in which either the Company or Parent could terminate the merger agreement.

Termination Fees (page 113)

Under the merger agreement, the Company may be required to pay Parent a termination fee in the amount of $98,350,000 or a termination fee in the amount of $131,140,000 if the merger agreement is terminated under specified circumstances. For information about when the Company must pay either one of these fees, see “The Merger Agreement — Termination Fees” beginning on page 113.

Specific Performance (page 114)

In the event of any breach or threatened breach by a party of any covenant or obligation contained in the merger agreement, the other party will be entitled to obtain, without proof of actual damages (and in addition to any other remedy to which such other party may be entitled at law or in equity): (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach or threatened breach.

Under the limited guarantee, the Company may also bring an action to compel Sponsor to perform its obligation to make the equity investment in Parent contemplated by the equity commitment letter.

Fees and Expenses (page 114)

Except as otherwise specifically provided in the merger agreement, all fees and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring such fees and expenses, whether or not the merger is consummated. However, Parent and the Company agree to share equally all fees and expenses, other than attorneys’ fees, incurred in connection with the filing by the parties to the merger agreement of the premerger notification and report forms relating to the merger under the HSR Act and the filing of any notice or other document under any applicable foreign antitrust or competition law or regulation. The Company will pay all fees and expenses incurred by it in connection with the client consent solicitation contemplated by the merger agreement, including any costs associated with any proxy solicitation.

Voting Agreements (page 115)

In connection and concurrently with entering the merger agreement, on February 14, 2017, Parent entered into separate voting agreements with each of the Principals and certain of their related entities and persons that own Class A shares and/or Class B shares (referred to herein as the “Supporting Members”).

Pursuant to the voting agreements, each Supporting Member has agreed to vote a specified number of Class A shares and/or Class B shares owned by such Supporting Member, representing in the aggregate as to all Supporting Members under all voting agreements, 34.99% of the total voting power of the Company, at any meeting of the members of the Company (including the Special Meeting): (i) in favor of the merger and certain related matters, and (ii) against certain specified actions, including (a) any action or agreement that would result in a breach of any representation, warranty or covenant of the Company set forth in the merger agreement, (b) extraordinary corporate transactions other than the merger and (c) certain other specified actions.

See “Voting Agreements” beginning on page 115 for a description of these agreements.

Founders Agreement (page 118)

Concurrently with the entry into the merger agreement, Parent, the Company, FIG Corp., FIG Asset Co. LLC and the Principals and their related entities and persons that own FOG units entered into the founders agreement, pursuant to which FIG Corp. and FIG Asset Co. LLC agreed, on the terms and subject to the conditions set forth in the founders agreement, to purchase from the Principals and their related entities and persons that own FOG units 100% of the FOG units that are not already owned by the Company and its subsidiaries. The founders agreement provides that FIG Corp. and FIG Asset Co. LLC will acquire each such FOG unit in exchange for $8.08 in cash, for an aggregate consideration payable to holders of such FOG units of approximately $1.37 billion, subject to reduction for distributions made to the Principals and their related entities and persons that own FOG units with respect to their FOG units to the extent the aggregate amount of such distributions following February 14, 2017 is in excess of the amount required to yield the two $0.09 quarterly distributions permitted by the merger agreement. For more information concerning the payment of dividends and distributions with respect to FOG units, see “Market Prices and Dividend Data” beginning on page 128. The purchase price will be funded by Parent to FIG Corp. and FIG Asset Co. LLC pursuant to a series of loans, contributions and other intercompany transactions which will each occur immediately before or immediately after the effective time of the merger. The transactions contemplated by the founders agreement are conditioned on satisfaction or waiver of the conditions in the merger agreement and any transactions occurring under the founders agreement prior to the closing under the merger agreement will be unwound if the merger does not close.

At the founders closing, 50% of the after-tax proceeds (as calculated pursuant to certain tax rates and principles agreed upon by the parties) received by each of the Principals and the other Sellers as consideration for their respective FOG units will be placed into an escrow account established for each such Seller. The parties have agreed that for a period of time following the founders closing and subject to the terms and conditions set forth in the founders agreement, all such escrowed proceeds will be invested by the Principals and the other Sellers in (i) certain investment funds or other collective investment or managed accounts that are, in each case and subject to certain exceptions, sponsored or controlled by the Company or any of its subsidiaries or for which the Company or any of its subsidiaries acts as the principal investment adviser, investment manager, collateral manager, general partner, managing member, manager or in a similar capacity (“Company Vehicles”), equity securities of Sponsor, investment vehicles or funds managed by Sponsor or its affiliates and certain other permitted investments or (ii) in certain circumstances, held in cash or cash equivalents, in each case subject to certain exceptions (collectively, “Permitted Investments”).

The founders agreement also contains requirements on the part of each Principal and the other Sellers to maintain for a period of time an aggregate amount equal to or greater than 90% of the aggregate value of such Principal’s and his Seller Group’s investments in Company Vehicles as of the date of the founders agreement (subject to certain adjustments to the value of such investments through the date of the founders closing) (the “Reinvestment Amount”) invested in Permitted Investments and/or business opportunities in which Sponsor (or one or more controlled affiliates of Sponsor) co-invests alongside such Principal (collectively, “Seller Investments”).

Upon a Principal’s termination by the employer or a Principal’s resignation for “good reason” (as described below), or termination due to his death or disability, the escrowed proceeds will be released to such Principal and his Seller Group and such Principal and his Seller Group will no longer be required to maintain the Reinvestment Amount invested in Seller Investments. See “Founders Agreement — Covenants and Other Agreements” beginning on page 120 for a description of the terms of the founders agreement with respect to the release of the escrowed proceeds.

Among other things, the founders agreement also contains certain customary restrictive covenants with respect to non-competition, non-solicitation of employees and non-solicitation of investors during the period of the Principals’ employment with the Company and for the 24-month period immediately following termination of such employment for any reason. The restrictive covenants are generally consistent with the existing restrictions applicable to each Principal under his respective current employment agreement with FIG LLC, subject to certain exceptions. The founders agreement also provides that each Principal will have the right to sit on the board of directors of the Company following the closing for so long as such Principal is employed by the Company or any of its subsidiaries.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The Board of Directors is soliciting proxies to be voted at the Special Meeting. The following questions and answers are intended to address briefly some commonly asked questions regarding the merger, the merger agreement, the other agreements described herein and the Special Meeting. These questions and answers may not address all questions that may be important to you as a shareholder of the Company. Please refer to the “Summary” and the more detailed information contained elsewhere in this Proxy Statement, the appendices to this Proxy Statement and the documents incorporated by reference or referred to in this Proxy Statement, which you should read carefully and in their entirety.

Q:	Why am I receiving these materials?

A:	The Board is furnishing this Proxy Statement and form of proxy and voting instructions to the holders of Class A shares and Class B shares in connection with the solicitation of proxies to be voted at a Special Meeting of shareholders or at any adjournments or postponements of the Special Meeting.

Q:	When and where is the Special Meeting?

A:	The Special Meeting will be [ ], 2017 at [ ] local time, at [ ].

Q:	Who is entitled to vote at the Special Meeting?

A:	Only holders of record of our Class A shares and Class B shares as the close of business on [ ], 2017 are entitled to receive notice of, and to vote at, the Special Meeting. Each holder of our Class A shares and Class B shares is entitled to cast one vote on each matter properly brought before the Special Meeting for each Class A share and Class B share that such holder owned as of the Record Date.

Q:	May I attend the Special Meeting and vote in person?

A:	Yes. All shareholders as of the Record Date may vote in person at the Special Meeting. Seating will be limited. If you are a registered shareholder and plan to attend the Special Meeting in person, please check the “Special Meeting” box on the proxy card and promptly return your proxy card so that we may send you an admission card. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present this legal proxy to the inspector of elections along with your ballot, contact our Investor Relations department to obtain an admission card and present this admission card to the inspector of elections and present an acceptable form of photo identification, such as a driver’s license or passport, at the Special Meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Special Meeting. Even if you plan to attend the Special Meeting in person, you are strongly encouraged to vote your shares by proxy. The powers of the proxy holders will be suspended with respect to your shares if you attend the Special Meeting in person and so request, although attendance at the Special Meeting will not by itself revoke a previously granted proxy. Any proxy not properly revoked will be voted as specified by the shareholder.

Q:	What am I being asked to vote on at the Special Meeting?

A:	At the Special Meeting, you will be asked:

1.	to adopt the merger agreement, thereby approving the transactions contemplated by the merger agreement and the merger;

2.	to approve any postponements of the Special Meeting for the purpose of soliciting additional proxies if there are holders of an insufficient number of Class A shares and Class B shares present or represented by proxy at the Special Meeting to constitute a quorum at the Special Meeting; and

3.	to approve, by non-binding, advisory vote, certain compensation that will or may become payable by the Company to its named executive officers in connection with the merger.

Q:	What is the merger and what effects will it have on the Company?

A:	The merger is the acquisition of the Company by Parent pursuant to the merger agreement. If the proposal to adopt the merger agreement is approved by the holders of Class A shares and Class B shares and the other closing conditions under the merger agreement have been satisfied or waived, Merger Sub will merge with and into the Company. Upon completion of the merger, Merger Sub will cease to exist, the Company will continue as the surviving company and the Company will become a wholly owned subsidiary of Parent. Following the merger, there will be no further market for our Class A shares, and the Company will de-list the Class A shares from the NYSE and de-register under the Exchange Act as soon as reasonably practicable following the effective time of the merger, and at such time, we will no longer be a publicly traded company and will no longer file periodic reports with the SEC. If the merger is completed, you will not own any shares of the surviving company.

Q:	What will I receive if the merger is completed?

A:	If the merger is completed, you will be entitled to receive the per-share merger consideration of $8.08 in cash, without interest, less any applicable withholding taxes, for each Class A share that you own. For example, if you own 100 Class A shares, you will receive $808 in cash in exchange for all such shares, less any applicable withholding taxes. If the merger is completed, the aggregate consideration payable to holders of Class A shares (including Company Restricted Shares and Company RSUs) in the merger will be approximately $1.91 billion. If the merger is completed, each Class B share will be cancelled and retired, for no consideration (although holders of such shares will receive consideration of $8.08 in cash in respect of each corresponding FOG unit as described under “Founders Agreement” beginning on page 118, for an aggregate consideration payable to holders of such FOG units of approximately $1.37 billion, subject to reduction for certain excess distributions made to holders of FOG units as further described under “Founders Agreement” beginning on page 118).

Q:	How does the per-share merger consideration compare to the market price of the Class A shares prior to the public announcement of the merger agreement?

A:	The per-share merger consideration of $8.08 per Class A share represents a premium of approximately 38.6% over the closing price of the Company’s Class A shares on February 13, 2017 (the last trading day before the date that the merger agreement was signed) and a premium of approximately 51.2% over the volume-weighted average price for the three-month period ended February 13, 2017.

Q:	What do I need to do now?

A:	We encourage you to read this Proxy Statement, the appendices to this Proxy Statement, including the merger agreement, and the documents we refer to in this Proxy Statement carefully and consider how the merger affects you. Whether or not you plan to attend the Special Meeting, please vote by Internet or telephone, or mark, sign, date and return your proxy card, so that your shares are represented at the meeting. If you plan to attend the meeting, please check the “Special Meeting” box on your proxy card so that we may send you an admission card. If you are a beneficial owner of shares, you must take the following steps to be able to attend and vote at the Special Meeting: obtain a legal proxy from your broker, bank or other holder of record and present this legal proxy to the inspector of elections along with your ballot, contact our Investor Relations department to obtain an admission card and present this admission card to the inspector of elections and present an acceptable form of photo identification, such as a driver’s license or passport, at the Special Meeting.

Q:	Should I send in my Class A share certificates now?

A:

No. Promptly after the merger is completed, under the terms of the merger agreement, record holders of Class A shares immediately prior to the completion of the merger will receive a letter of transmittal with instructions for use in surrendering Class A share certificates in exchange for the cash merger consideration. You should use and return the letter of transmittal to exchange your Class A share certificates for the cash payment to which you are entitled upon completion of the merger. Please do not send in your share certificates now.

Q:	What happens if I sell or otherwise transfer my Class A shares after the Record Date but before the Special Meeting?

A:	The Record Date for the Special Meeting is earlier than the date of the Special Meeting and the date the merger is expected to be completed. If you sell or transfer your Class A shares after the Record Date, but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares and each of you notifies the Company in writing of such special arrangements, you will transfer the right to receive the per-share merger consideration, if the merger is completed, to the person to whom you sell or transfer your shares, but you will retain your right to vote these shares at the Special Meeting. Even if you sell or otherwise transfer your shares after the Record Date, we encourage you to complete, date, sign and return the enclosed proxy or vote via the Internet or telephone.

Q:	How does the Board of Directors recommend that I vote?

A:	After careful consideration of, and based upon, the unanimous recommendation of the Special Committee, the Board of Directors unanimously (i) determined that the merger is advisable and fair to and in the best interests of the Company and its shareholders (other than the Principals and their respective affiliates); (ii) authorized and approved the execution, delivery and performance by the Company of the merger agreement and the consummation of the transactions contemplated thereby and the merger; (iii) resolved to recommend that the Company’s shareholders vote in favor of the adoption of the merger agreement; and (iv) directed that the adoption of the merger agreement and the approval of the merger be submitted to the Company’s shareholders. The Board of Directors unanimously recommends that you vote:

1.	FOR the proposal to adopt the merger agreement, thereby approving the transactions contemplated by the merger agreement and the merger;

2.	FOR the proposal to approve any postponements of the Special Meeting for the purpose of soliciting additional proxies if there are holders of an insufficient number of Class A shares and Class B shares present or represented by proxy at the Special Meeting to constitute a quorum at the Special Meeting; and

3.	FOR the proposal to approve, by non-binding, advisory vote, certain compensation that will or may become payable by the Company to its named executive officers in connection with the merger.

For a discussion of the factors that the Board considered in determining to recommend the proposals, please see “The Merger — Recommendation of Our Board of Directors and Reasons for the Merger — Reasons for the Merger” beginning on page 47.

Q:	Will the Company continue to pay a quarterly dividend?

A:	Under the terms of the merger agreement, during the period prior to the closing date, the Company is permitted to declare and pay up to two regular quarterly dividends in an amount not to exceed $0.09 per dividend-paying share (which includes the Company Restricted Shares and certain Company RSUs) per quarter. For more information concerning the payment of dividends, see “Market Prices and Dividend Data” beginning on page 128. The Board declared one such regular quarterly dividend on March 1, 2017 of $0.09 per dividend-paying share which was paid on March 21, 2017 to holders of record as of March 15, 2017. The Board declared a second such regular quarterly dividend on May 9, 2017 of $0.09 per dividend-paying share which will be paid on May 26, 2017 to holders of record as of May 22, 2017.

Q:	What happens if the merger is not completed?

A:

If the merger agreement is not approved and adopted by the Company’s shareholders or if the merger is not completed for any other reason, the Company’s shareholders will not receive any payment for their Class A shares. Instead, the Company will remain a public company, our Class A shares will continue to be listed and traded on the NYSE and registered under the Exchange Act, and we will continue to file periodic reports with the SEC.

In addition, under specified circumstances, the Company may be required to pay Parent a termination fee upon the termination of the merger agreement, as described under “The Merger Agreement — Termination Fees” beginning on page 113.

Q:	Do any of the Company’s directors or officers have interests in the merger that may differ from those of the Company’s shareholders generally?

A:	Yes. In considering the recommendation of the Board of Directors that you vote for the proposal to adopt the merger agreement, you should be aware that certain of our directors and executive officers may have interests in the merger that are different from, or in addition to, your interests as a shareholder. The Special Committee was aware of these interests and considered them, among other matters, in evaluating and overseeing the negotiation of the merger agreement, and in recommending that the Board of Directors approve the merger agreement and the merger. The Board of Directors was also aware of these interests in approving the merger agreement and the merger and in recommending that the merger agreement be approved and adopted by the Company’s shareholders. For a description of the interests of our directors and executive officers in the merger, see “The Merger — Interests of the Directors and Executive Officers of the Company in the Merger” beginning on page 80.

Q:	What vote is required to adopt the merger agreement?

A:	The proposal to adopt the merger agreement and thereby approve the transactions contemplated by the merger agreement and the merger, requires that a majority of our Class A shares and Class B shares (voting together as a single class) outstanding and entitled to vote on the proposal vote FOR the proposal in order for it to be approved.

As of the Record Date approximately [     ]% of all of the Company’s Class A shares and Class B shares entitled to vote (voting together as a single class) at the Special Meeting were held by Peter L. Briger, Jr., Wesley R. Edens and Randal A. Nardone and certain of their respective related entities and persons. Therefore, in order for the merger proposal to be approved, holders of Class A shares representing approximately [      ]% of the combined voting power of the Company’s Class A shares and Class B shares in addition to the Class A shares and Class B shares held by the Principals must vote FOR the merger proposal (assuming that all such shares held by the Principals are voted in favor of the merger proposal). In connection with the merger agreement, on February 14, 2017, Parent entered into separate voting agreements, pursuant to which each of Peter L. Briger, Jr., Wesley R. Edens and Randal A. Nardone, and certain of their related entities and persons that own Class A shares and/or Class B shares, agreed, among other things, and subject to the terms set forth in the voting agreements, to vote shares of the Company that represent, as to all such agreements in the aggregate, 34.99% of the total voting power of the Company, in favor of the adoption of the merger agreement, each of the other actions contemplated by the merger agreement, including the merger, and any other proposal in respect of which approval of the Company’s shareholders is requested in furtherance of the foregoing. See “Voting Agreements” beginning on page 115, for a description of these agreements.

Because the vote on the merger proposal is based on the number of our Class A shares and Class B shares outstanding, abstentions, the failure to submit a proxy or not providing your bank, brokerage firm or other nominee with instructions, as applicable, will have the same effect as voting AGAINST the approval of the proposal. The proposal cannot be voted upon by your brokers, banks or other nominee if you do not instruct your brokers, banks or other nominee as to how to vote on such proposal.

As of the Record Date, there were approximately [      ] Class A shares and [      ] Class B shares issued and outstanding. Each holder of Class A shares and Class B shares is entitled to vote each Class A share and Class B share owned by such holder as of the Record Date.

Q:	What vote is required to approve the proposals to (i) approve any postponements of the Special Meeting for the purpose of soliciting additional proxies if there are holders of an insufficient number of Class A shares and Class B shares present or represented by proxy at the Special Meeting to constitute a quorum at the Special Meeting and (ii) approve, by non-binding, advisory vote, certain compensation that will or may become payable by the Company to its named executive officers in connection with the merger?

A:	The proposal to approve any postponements of the Special Meeting for the purpose of soliciting additional proxies if there are holders of an insufficient number of Class A shares and Class B shares present or represented by proxy at the Special Meeting to constitute a quorum at the Special Meeting requires that a majority of votes cast (with the Class A shares and Class B shares voting together as a single class) at the Special Meeting must vote FOR the proposal in order for it to be approved, whether or not a quorum is present.

The proposal to approve, by non-binding, advisory vote, certain compensation that will or may become payable by the Company to its named executive officers in connection with the merger requires that a majority of votes cast (with the Class A shares and Class B shares voting together as a single class) at the Special Meeting must vote FOR the proposal in order for it to be approved.

Abstentions, the failure to submit a proxy, or not providing your bank, brokerage firm or other nominee with instructions, as applicable, will have no effect on the outcome of the adjournment proposal and (assuming a quorum is present) the advisory (non-binding) vote on certain compensation.

Neither proposal can be voted upon by your brokers, banks or other nominee if you do not instruct your brokers, banks or other nominee as to how to vote on the proposal.

Q:	Why am I being asked to cast a non-binding, advisory vote regarding certain compensation that will or may become payable by the Company to its named executive officers in connection with the merger?

A:	SEC rules require the Company to seek a non-binding, advisory vote regarding certain compensation that will or may become payable by the Company to its named executive officers in connection with the merger.

Q:	What is the compensation that will or may become payable by the Company to its named executive officers in connection with the merger for purposes of this advisory vote?

A:	Certain compensation that is tied to or based on the merger may become payable by the Company to its named executives in connection with the merger. For further detail, please see “Proposal Number Three: Advisory (Non-Binding) Vote on Compensation” beginning on page 127.

Q:	What will happen if, at the Special Meeting, shareholders do not approve the compensation that will or may become payable by the Company to its named executive officers in connection with the merger?

A:	Approval of the compensation that will or may become payable by the Company to its named executive officers in connection with the merger is not a condition to completion of the merger. The vote with respect to the compensation that will or may become payable by the Company to its named executive officers in connection with the merger is an advisory vote and will not be binding on the Company or Parent. If the merger is completed, the compensation that will or may become payable by the Company to its named executive officers in connection with the merger may be paid to the Company’s named executive officers even if shareholders fail to approve the payment of that compensation.

Q:	What is a quorum?

A:	A quorum of shareholders is necessary to hold the Special Meeting. For the purposes of the Special Meeting, to establish a quorum and transact business, a majority of Class A shares and Class B shares, voting together as a single class, issued and outstanding as of the Record Date, and entitled to vote, must be present, either in person or by proxy, at the Special Meeting.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:	If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, to be the “shareholder of record.” In this case, this Proxy Statement and your proxy card have been sent directly to you by the Company. As a shareholder of record, you have the right to vote, grant your voting rights directly to the Company or to a third party or to vote in person at the Special Meeting.

If your shares are held through a broker, bank or other nominee, you are considered the “beneficial owner” of the Class A shares held in “street name.” In that case, this Proxy Statement has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, to be the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by following their instructions for voting. You are also invited to attend the Special Meeting. However, because you are not the shareholder of record, you may not vote your shares in person at the Special Meeting unless you request and obtain a valid proxy from your broker, bank or other nominee.

Q:	How may I vote?

A:	You may vote by any one of the following means:

•	By Mail: To vote by mail, please sign, date and complete the proxy card and return it in the enclosed self-addressed envelope. No postage is necessary if the proxy card is mailed in the United States. If you hold your shares through a bank, broker or other nominee, they will give you separate instructions for voting your shares.

•	By Telephone or on the Internet: The telephone and Internet voting procedures established for shareholders of record are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that those instructions have been properly recorded.

You can vote by calling the toll-free telephone number on your proxy card, [            ]. Please have your proxy card in hand when you call. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

The website for Internet voting is [            ]. Please have your proxy card in hand when you go online. As with telephone voting, you can confirm that your instructions have been properly recorded.

Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day and will close on [            ], 2017 at 11:59 PM Eastern Time.

The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive from those parties.

If you vote by telephone or on the Internet, you do not have to return your proxy card or voting instruction card.

•

In Person or by Proxy: All shareholders of record may vote in person at the Special Meeting. You may also be represented by another person at the Special Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must take the following three steps in order to be able to attend and vote at the Special Meeting: (i) obtain a legal proxy from your broker, bank or other holder of record and present this legal proxy to the inspector of elections along with your ballot, (ii) contact our Investor Relations department to obtain an admission card and present the admission card to the inspector of elections and (iii) present an acceptable form of photo identification, such as a driver’s license or passport, at the Special Meeting.

Even if you plan to attend the Special Meeting in person, you are strongly encouraged to vote your shares by proxy. If you are a record holder or if you obtain a valid proxy to vote shares which you beneficially own, you may still vote your shares in person at the Special Meeting if you deliver to our Secretary a written revocation of any proxy you previously submitted.

Q:	If I hold my shares as a beneficial owner will my broker vote my shares for me?

A:	No, not without your direction. Your broker, bank or other nominee must generally vote your shares on any proposal if you instruct your broker, bank or other nominee on how to vote. You should follow the procedures provided by your broker, bank or other nominee regarding the voting of your shares. Under applicable stock exchange rules, brokers, banks or other nominees can vote your shares on “discretionary” or routine proposals if you fail to instruct your broker, bank or other nominee on how to vote your shares with respect to such matters. None of the proposals to be presented to shareholders at the Special Meeting are considered to be “discretionary” or routine proposals. As a result, your shares will not be voted if you do not instruct your broker as to how to vote on the proposal. Therefore, it is important that you instruct your broker, bank or nominee on how you wish to vote your shares.

Q:	May I change my vote after I have mailed my signed proxy card or otherwise submitted my vote by proxy?

A:	Yes. If you are a shareholder of record, you may change your vote or revoke your proxy at any time before the proxy is exercised by:

•	Sending a written notice to the Secretary of the Company at the address provided in this proxy;

•	Timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet; or

•	Attending the Special Meeting, revoking your proxy by delivering notice of revocation to our Secretary, and voting in person.

The powers of the proxy holders will be suspended if you attend the Special Meeting in person and so request, although attendance at the Special Meeting will not by itself revoke a previously granted proxy.

Q:	What is a proxy?

A:	A proxy is your legal designation of another person, referred to as a “proxy,” to vote your Class A shares and Class B shares. The written document describing the matters to be considered and voted on at the Special Meeting is called a “Proxy Statement.” The document used to designate a proxy to vote your Class A shares and Class B shares is called a “proxy card.”

Q:	If a shareholder gives a proxy, how are the shares voted?

A:	Regardless of the method by which you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted FOR the proposal to adopt the merger agreement, thereby approving the transactions contemplated by the merger agreement and the merger, FOR the proposal to approve any postponements of the Special Meeting for the purpose of soliciting additional proxies if there are holders of an insufficient number of Class A shares and Class B shares present or represented by proxy at the Special Meeting to constitute a quorum at the Special Meeting and FOR the proposal to approve, by non-binding, advisory vote, certain compensation that will or may become payable by the Company to its named executive officers in connection with the merger.

Q:	Who will count the votes?

A:	Broadridge Financial Solutions, Inc., our independent tabulating agent, will count the votes and act as the inspector of elections.

Q:	Where can I find the voting results of the Special Meeting?

A:	The Company intends to announce preliminary voting results at the Special Meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC within four business days of the Special Meeting. All reports that the Company files with the SEC are publicly available when filed. See “Additional Information” beginning on page 132.

Q:	Will I be subject to U.S. federal income tax upon the exchange of the Class A shares for cash pursuant to the merger?

A:	For U.S. federal income tax purposes, the receipt of cash by a U.S. Holder (as defined under “The Merger — U.S. Federal Income Tax Consequences of the Merger” beginning on page 89) in exchange for such U.S. Holder’s Class A shares in the merger generally will result in the recognition of gain or loss in an amount equal to the difference, if any, between (i) the sum of the cash such U.S. Holder receives in the merger and such U.S. Holder’s share of the indebtedness, if any, of the Company and (ii) such U.S. Holder’s adjusted tax basis in the Class A shares surrendered in the merger (including basis attributable to such U.S. Holder’s share of the indebtedness, if any, of the Company). Shareholders (including Non-U.S. Holders (as defined under “The Merger — U.S. Federal Income Tax Consequences of the Merger” beginning on page 89)) should consult their own tax advisors concerning the U.S. federal income tax consequences relating to the merger in light of their particular circumstances and any consequences arising under the laws of any U.S. state or local or non-U.S. taxing jurisdiction. A more detailed description of the U.S. federal income tax consequences of the merger is provided under “The Merger — U.S. Federal Income Tax Consequences of the Merger” beginning on page 89.

Q:	What will the holders of the Company’s restricted stock units relating to Class A shares receive in the merger?

A:	Each Company RSU, whether vested but not yet delivered or unvested, that is outstanding immediately prior to the effective time of the merger will be cancelled and converted as of the effective time of the merger into the right of the holder of the Company RSU to receive a cash payment equal to the per-share merger consideration of $8.08, without interest, less any applicable withholding taxes.

If the merger is completed, the aggregate consideration payable to holders of Class A shares (including Company Restricted Shares and Company RSUs) in the merger will be approximately $1.91 billion.

Q:	What will the holders of restricted Class A shares receive in the merger?

A:	Each Company Restricted Share that is outstanding and unvested immediately prior to the effective time of the merger will be cancelled and converted as of the effective time of the merger into the right of the holder of the Company Restricted Share to receive a cash payment equal to the per-share merger consideration of $8.08, without interest, less any applicable withholding taxes.

If the merger is completed, the aggregate consideration payable to holders of Class A shares (including Company Restricted Shares and Company RSUs) in the merger will be approximately $1.91 billion.

Q:	When do you expect the merger to be completed?

A:	We are working toward completing the merger as quickly as possible and currently expect to complete the merger in the second half of 2017. However, the exact timing of the completion of the merger cannot be predicted because the merger is subject to conditions, including the adoption of the merger agreement by our shareholders and the receipt of regulatory approvals.

Q:	Am I entitled to dissenters’ rights?

A:	No, the Company’s shareholders do not have dissenters’ rights with respect to any matter to be voted upon at the Special Meeting. See “The Merger — No Dissenters’ Rights” beginning on page 89.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, date, sign and return (or vote via the Internet or telephone with respect to) each proxy card and voting instruction card that you receive.

Q:	What is householding and how does it affect me?

A:	The SEC permits companies to send a single set of proxy materials to any household at which two or more shareholders reside, unless contrary instructions have been received, but only if the applicable company provides advance notice and follows certain procedures. In such cases, each shareholder continues to receive a separate notice of the meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of Class A shares held through brokerage firms. If your family has multiple accounts holding Class A shares, you may have already received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this Proxy Statement. The broker will arrange for delivery of a separate copy of this Proxy Statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Q:	Who can help answer my questions?

A:	If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this Proxy Statement or the enclosed proxy card or voting instructions, please contact Innisfree M&A Incorporated, which is assisting the Company with the solicitation of proxies, at (888) 750-5834 (toll-free). Banks and brokers may call (212) 750-5833 (collect).

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements in this Proxy Statement, and the documents to which we refer you in this Proxy Statement, as well as information included in oral statements or other written statements made or to be made by us or on our behalf, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are generally identified by the use of words such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “would,” “seek,” “approximately,” “predict,” “intend,” “plan,” “estimate,” “anticipate,” “opportunity,” “pipeline,” “comfortable,” “assume,” “remain,” “maintain,” “sustain,” “achieve” or the negative version of those words or other comparable words. Forward-looking statements are not historical facts, but instead represent only the Company’s beliefs as of the date of this Proxy Statement regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Numerous factors could cause actual events to differ from these forward-looking statements, and any such differences could cause our actual results to differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including in our most recent filings on Forms 10-K and 10-Q, factors and matters described or incorporated by reference in this Proxy Statement, and the following factors:

•	The inability to consummate the merger or the risk that the merger may not be consummated within the anticipated time period, or at all, due to the failure to obtain shareholder approval to adopt the merger agreement or failure to satisfy the other conditions to the completion of the merger;

•	The risk that the merger agreement may be terminated including in circumstances requiring us to pay Parent a termination fee of either $98,350,000 or $131,140,000;

•	The failure by Parent to obtain the equity financing contemplated in the equity commitment letter or the failure of such financing to be sufficient to consummate the merger and the other transactions contemplated by the merger agreement;

•	Risks that the proposed merger disrupts our current plans and operations or affects our ability to retain or recruit key employees;

•	The effect of the announcement or pendency of the merger on our business relationships, operating results and business generally;

•	The amount of the costs, fees, expenses and charges related to the merger agreement or the merger;

•	Risks related to diverting management’s or employees’ attention from ongoing business operations;

•	The risk that our stock price may decline significantly if the merger is not completed;

•	The tax consequences of the merger; and

•	The nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the merger and instituted against us and others.

Consequently, all of the forward-looking statements we make in this Proxy Statement are qualified by the information contained or incorporated by reference herein, including, but not limited to, (a) the information contained under this heading and (b) the information contained under the headings “Risk Factors” and information in our consolidated financial statements and notes thereto included in our most recent filings on Forms 10-K and 10-Q (see “Additional Information” beginning on page 132). No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.

Except as required by applicable law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. Our shareholders are advised, however, to consult any future disclosures we make on related subjects as may be detailed in our other filings made from time to time with the SEC.

THE SPECIAL MEETING

Date, Time and Place of the Special Meeting

The Board of Directors is soliciting proxies to be voted at the Special Meeting to be held on [            ], 2017 at [          ] local time, at [          ], for the purposes set forth in the accompanying Notice of the Special Meeting of Shareholders, and at any adjournment or postponement of the Special Meeting.

The Notice of the Special Meeting of Shareholders, Proxy Statement, form of proxy and voting instructions are first being mailed on or about [            ], 2017.

Matters to Be Considered at the Special Meeting

The matters to be considered and voted upon at the Special Meeting, which are described in detail in the accompanying materials, are:

1.	the proposal to adopt the merger agreement, thereby approving the transactions contemplated by the merger agreement and the merger;

2.	the proposal to approve any postponements of the Special Meeting for the purpose of soliciting additional proxies if there are holders of an insufficient number of Class A shares and Class B shares present or represented by proxy at the Special Meeting to constitute a quorum at the Special Meeting; and

3.	the proposal to approve, by non-binding, advisory vote, certain compensation that will or may become payable by the Company to its named executive officers in connection with the merger.

Recommendations of the Board of Directors

After careful consideration of, and based upon, the unanimous recommendation of the Special Committee comprised solely of independent and disinterested directors, the Board of Directors unanimously recommends that shareholders vote:

1.	FOR the proposal to adopt the merger agreement, thereby approving the transactions contemplated by the merger agreement and the merger;

2.	FOR the proposal to approve any postponements of the Special Meeting for the purpose of soliciting additional proxies if there are holders of an insufficient number of Class A shares and Class B shares present or represented by proxy at the Special Meeting to constitute a quorum at the Special Meeting; and

3.	FOR the proposal to approve, by non-binding, advisory vote, certain compensation that will or may become payable by the Company to its named executive officers in connection with the merger.

Record Date

Our Board has fixed the close of business on [            ], 2017 as the Record Date for determination of the holders of our Class A shares and Class B shares entitled to notice and to vote at the Special Meeting. Only shareholders of record as of the close of business on the Record Date are entitled to vote at the Special Meeting.

Voting Securities

Holders of our Class A shares and Class B shares, as recorded in our share register at the close of business on the Record Date, may vote at the Special Meeting and any adjournment or postponement thereof. As of the Record Date, there were [        ] Class A shares and [        ] Class B shares outstanding.

On each matter to be voted upon, the Class A shares and Class B shares will vote together as a single class. Each holder of Class A shares is entitled to one vote per share, and each holder of Class B shares is entitled to one vote per share. As of the Record Date, the Principals, together with certain of their related parties and entities, collectively owned [        ] Class A shares and [            ] Class B shares, and they are entitled to vote these shares. The Principals and certain of their related entities and persons that own Class A shares and/or Class B shares, have each entered into separate voting agreements pursuant to which they have agreed, among other things, and subject to the terms set forth in the voting agreements, to vote shares of the Company that represent, as to all such agreements in the aggregate, 34.99% of the total voting power of the Company, in favor of the adoption of the merger agreement, each of the other actions contemplated by the merger agreement and the merger, and any other proposal in respect of which approval of the Company’s shareholders is requested in furtherance of the foregoing. See “Voting Agreements” beginning on page 115 for a description of these agreements.

Quorum and Votes Needed

Quorum

A quorum of shareholders is necessary to hold the Special Meeting. For the purposes of the Special Meeting, to establish a quorum and transact business, a majority of Class A shares and Class B shares, voting together as a single class, issued and outstanding as of the Record Date, and entitled to vote, must be present, either in person or by proxy, at the Special Meeting.

Shareholders may vote FOR or AGAINST, or they may ABSTAIN from voting on, any of the proposals presented at the Special Meeting. Votes cast FOR or AGAINST any of the proposals will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum and will be counted in the number of votes cast on the matter. Votes cast as ABSTAIN on any of the proposals will be treated as shares that are present and entitled to vote for the purposes of determining the presence of a quorum, but will not be counted in the number of votes cast on the matter.

In accordance with our operating agreement, the Special Meeting may be adjourned or postponed from time to time by the chairman of the meeting to another place or time, without regard to the presence of a quorum.

Votes Needed

Shareholders may vote FOR or AGAINST, or they may ABSTAIN from voting on, the proposal to adopt the merger agreement. A majority of the Class A shares and Class B shares (voting together as a single class) outstanding and entitled to vote on the merger proposal must vote FOR the proposal in order for it to be approved. As of the Record Date, approximately [        ]% of the Company’s Class A shares and Class B shares entitled to vote were held by the Principals. Therefore, in order for the merger proposal to be approved, holders of Class A shares representing approximately [      ]% of the combined voting power of the Company’s Class A shares and Class B shares in addition to the Class A shares and Class B shares held by the Principals must vote FOR the merger proposal (assuming that all such shares held by the Principals are voted in favor of the merger proposal). Because the vote on the merger proposal is based on the number of Class A shares and Class B shares outstanding, abstentions will have the same effect as voting AGAINST the approval of such proposal.

Shareholders may vote FOR or AGAINST, or they may ABSTAIN from voting on, each of the proposals to approve any postponements of the Special Meeting and to approve, by non-binding, advisory vote, certain compensation that will or may become payable by the Company to its named executive officers in connection with the merger. A majority of votes cast (with the Class A shares and Class B shares voting together as a single class) at the Special Meeting, whether or not a quorum is present, must vote FOR the proposal to approve any postponements of the Special Meeting, in order for it to be approved and a majority of votes cast (with the Class A shares and Class B shares voting together as a single class) at the Special Meeting must vote FOR the proposal to approve, by non-binding, advisory vote, certain compensation that will or may become payable by the Company to its named executive officers in connection with the merger, in order for it to be approved. Abstentions will have no effect on the outcome of either proposal.

If a shareholder holds shares through a broker, bank or other nominee, generally the broker may vote the shares it holds in accordance with instructions received. If a shareholder does not give instructions to a broker, the broker can vote the shares it holds with respect to “discretionary” or routine proposals under the rules of the NYSE. A broker cannot vote shares with respect to non-discretionary proposals for which a shareholder has not given instruction. None of the proposals to be presented to shareholders at the Special Meeting are considered to be “discretionary” or routine proposals. As a result, the proposals cannot be voted upon by your broker if you do not instruct your broker as to how to vote on the proposals. “Broker non-votes,” if any, will have the same effect as voting AGAINST the proposal to approve the merger agreement and will have no effect on the outcome of the proposals to approve any postponements of the Special Meeting and to approve, by non-binding, advisory vote, certain compensation that will or may become payable by the Company to its named executive officers in connection with the merger.

Voting of Proxies

You may vote by any one of the following means:

•	By Mail: To vote by mail, please sign, date and complete the proxy card and return it in the enclosed self-addressed envelope. No postage is necessary if the proxy card is mailed in the United States. If you hold your shares through a bank, broker or other nominee, they will give you separate instructions for voting your shares.

•	By Telephone or on the Internet: The telephone and Internet voting procedures established for shareholders of record are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that those instructions have been properly recorded.

You can vote by calling the toll-free telephone number on your proxy card, [            ]. Please have your proxy card in hand when you call. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

The website for Internet voting is [            ]. Please have your proxy card in hand when you go online. As with telephone voting, you can confirm that your instructions have been properly recorded.

Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day and will close on [            ], 2017 at 11:59 PM Eastern Time.

The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive from those parties.

If you vote by telephone or on the Internet, you do not have to return your proxy card or voting instruction card.

•	In Person or by Proxy: All shareholders of record may vote in person at the Special Meeting. You may also be represented by another person at the Special Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must take the following three steps in order to be able to attend and vote at the Special Meeting: (i) obtain a legal proxy from your broker, bank or other holder of record and present this legal proxy to the inspector of elections along with your ballot, (ii) contact our Investor Relations department to obtain an admission card and present the admission card to the inspector of elections and (iii) present an acceptable form of photo identification, such as a driver’s license or passport, at the Special Meeting.

Even if you plan to attend the Special Meeting in person, you are strongly encouraged to vote your shares by proxy. If you are a record holder or if you obtain a valid proxy to vote shares which you beneficially own, you may still vote your shares in person at the Special Meeting if you deliver to our Secretary a written revocation of any proxy you previously submitted.

Shareholders who do not attend the Special Meeting in person may submit proxies by mail. These proxies, if received in time for voting, properly executed and not revoked, will be voted at the Special Meeting in accordance with the instructions contained therein. A broker cannot vote shares with respect to non-discretionary proposals for which a shareholder has not given instruction. None of the proposals to be presented to shareholders at the Special Meeting can be voted upon by your broker if you do not instruct your broker as to how to vote on the proposals.

If you properly sign and return your proxy card but do not indicate voting instructions with respect to any proposal, the shares represented by the proxy will be voted as follows:

1.	FOR the proposal to adopt the merger agreement, thereby approving the transactions contemplated by the merger agreement and the merger;

2.	FOR the proposal to approve any postponements of the Special Meeting for the purpose of soliciting additional proxies if there are holders of an insufficient number of Class A shares and Class B shares present or represented by proxy at the Special Meeting to constitute a quorum at the Special Meeting; and

3.	FOR the proposal to approve, by non-binding, advisory vote, certain compensation that will or may become payable by the Company to its named executive officers in connection with the merger.

Revocability of Proxy

Any shareholder returning a proxy may revoke it at any time before the proxy is exercised by (i) sending a written notice to the Secretary of the Company at the address below; (ii) timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet; or (iii) voting in person at the Special Meeting. The powers of the proxy holders will be suspended if you attend the Special Meeting in person and so request, although attendance at the Special Meeting will not by itself revoke a previously granted proxy. Any proxy not properly revoked will be voted as specified by the shareholder. If you properly sign and return your proxy card but do not indicate voting instructions with respect to any proposal, the shares represented by the proxy will be voted in accordance with the Board’s recommendations.

Fortress Investment Group LLC

1345 Avenue of the Americas

New York, NY 10105

Attention: David N. Brooks, Secretary

Persons Making the Solicitation

This Proxy Statement is sent on behalf of, and the proxies are being solicited by, the Board of Directors. We have retained Innisfree M&A Incorporated, a proxy solicitation firm, to solicit proxies in connection with the Special Meeting at a cost of approximately $25,000 plus expenses. We will bear all costs of the solicitation of proxies. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by mail, telephone, telecopy, e-mail and personal interviews. We will request brokers, banks, custodians and other fiduciaries to forward proxy soliciting materials to the beneficial owners of our Class A shares and Class B shares that they hold of record. We will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of the proxy materials.

Attendance at the Special Meeting

If you are a registered shareholder and plan to attend the Special Meeting in person, please check the “Special Meeting” box on the proxy card so that we may send you an admission card. If you are a beneficial owner of shares, you must take the following three steps in order to be able to attend and vote at the Special Meeting: (i) obtain a legal proxy from your broker, bank or other holder of record and present this legal proxy to the inspector of elections along with your ballot, (ii) contact our Investor Relations department to obtain an admission card and present the admission card to the inspector of elections and (iii) present an acceptable form of photo identification, such as a driver’s license or passport, at the Special Meeting.

Voting Results

Broadridge Financial Solutions, Inc., our independent tabulating agent, will count the votes and act as the inspector of elections. We will publish the voting results in a Current Report on Form 8-K, which will be filed with the SEC within four business days of the Special Meeting.

Confidentiality of Voting

We keep all proxies, ballots and voting tabulations confidential as a matter of practice. We permit only our inspector of elections, Broadridge Financial Solutions, Inc., to examine these documents.

Questions and Additional Information

If you have questions about the merger or how to submit your proxy, or if you need additional copies of this Proxy Statement or the enclosed proxy card or voting instructions, please contact Innisfree M&A Incorporated, which is assisting the Company with the solicitation of proxies, at (888) 750-5834 (toll-free). Banks and brokers may call (212) 750-5833 (collect).

THE MERGER

This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this Proxy Statement as Annex A and incorporated into this Proxy Statement by reference. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

Parties Involved in the Merger

Fortress Investment Group LLC

1345 Avenue of the Americas

New York, NY 10105

(212) 798-6100

The Company is a leading, highly diversified global investment management firm with approximately $69.6 billion in AUM as of December 31, 2016. The Company applies its deep experience and specialized expertise across a range of investment strategies — private equity, credit, liquid markets and traditional fixed income — on behalf of our over 1,700 institutional clients and private investors worldwide. We earn management fees based on the amount of capital we manage, incentive income based on the performance of our alternative investment funds, and investment income from our investments in our funds.

The Company was founded in 1998 as an asset-based investment management firm with a fundamental philosophy premised on alignment of interests with the investors in our funds. Our managed funds primarily employ absolute return strategies — we strive to have positive returns regardless of the performance of the markets. Investment performance is our cornerstone — as an investment manager, we earn more if our investors earn more. In keeping with our fundamental philosophy, the Company invests capital in each of its alternative investment businesses. As of December 31, 2016, the Company’s investments in and commitments to our funds were $1.1 billion, consisting of the net asset value of the Company’s investments in the Company’s funds of $0.9 billion, and unfunded commitments to private equity funds and credit PE funds of $0.2 billion.

As of December 31, 2016, we had 1,078 asset management employees, including approximately 271 investment professionals, at our headquarters in New York and our affiliate offices around the globe. Additionally, we had 1,765 employees at the senior living properties that we manage on behalf of New Senior Investment Group Inc. and third parties (whose compensation expense is reimbursed to us by the owners of the facilities).

We are guided by the following key objectives and values:

•	introducing new investment products while remaining focused on, and continuing to grow, our existing lines of business;

•	maintaining our disciplined investment process and intensive asset management; and

•	adhering to the highest standards of professionalism and integrity.

For more information about the Company, please visit our website at www.fortress.com. Our website address is provided as an inactive textual reference only. The information contained on our website is not incorporated into, and does not form a part of, this Proxy Statement or any other report or document on file with or furnished to the SEC. See also “Additional Information” beginning on page 132.

Our Class A shares have been listed and are traded on the NYSE under the symbol “FIG.”

Softbank Group Corp.

1-9-1, Higashi-Shimbashi

Minato-ku, Tokyo 105-7303 Japan

+81-3-6889-2000

Softbank Group Corp., or Sponsor, was established in 1981 and is a Japanese kabushiki kaisha, or corporation. Sponsor is a holding company that is currently engaged in various businesses in the information industry, including mobile communications, broadband infrastructure, fixed-line telecommunications and Internet culture.

SoftBank’s ordinary shares are traded on the Tokyo Stock Exchange under the code “9984.” SoftBank (together with its consolidated subsidiaries) had over 63,500 employees as of the end of its fiscal year ended March 31, 2016.

SB Foundation Holdings LP

c/o SB Group US, Inc.

1 Circle Star Way

San Carlos, CA 94070

+81-3-6889-2000

SB Foundation Holdings LP, or Parent, is a Cayman Islands exempted limited partnership that was formed on February 6, 2017 for the sole purpose of entering into the merger agreement and founders agreement and completing the transactions contemplated thereby. Sponsor is the managing member of the general partner of Parent, and Sponsor is the sole limited partner of Parent. Parent has not engaged in any business except for activities incidental to its formation and as contemplated by the merger agreement and the founders agreement.

Foundation Acquisition LLC

c/o SB Group US, Inc.

1 Circle Star Way

San Carlos, CA 94070

+81-3-6889-2000

Foundation Acquisition LLC, or Merger Sub, is a Delaware limited liability company that was formed on February 6, 2017 for the sole purpose of entering into the merger agreement and founders agreement and completing the transactions contemplated thereby. Merger Sub is a wholly owned subsidiary of Parent and has not engaged in any business except for activities incidental to its formation and as contemplated by the merger agreement and the founders agreement. Upon completion of the merger, Merger Sub will cease to exist and the Company will continue as the surviving company.

Certain Effects of the Merger on the Company

Upon the terms and subject to the conditions of the merger agreement, Merger Sub will be merged with and into the Company. After the completion of the merger, the Company will become a wholly owned subsidiary of Parent. The Company will cooperate with Parent to de-list the Class A shares from the NYSE and de-register under the Exchange Act as soon as reasonably practicable following the effective time of the merger, and at such time, we will no longer be a publicly traded company and will no longer file periodic reports with the SEC. If the merger is completed, you will not own any shares of the surviving company.

The effective time of the merger will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as we and Parent may agree and specify in the certificate of merger).

Effect on the Company If the Merger Is Not Completed

If the merger agreement is not approved and adopted by the Company’s shareholders or if the merger is not completed for any other reason, the Company’s shareholders will not receive any payment for their Class A shares. Instead, the Company will remain a public company, our Class A shares will continue to be listed and traded on the NYSE and registered under the Exchange Act and we will continue to file periodic reports with the SEC.

Accordingly, if the merger is not completed, there can be no assurance as to the effect of the risks and opportunities on the future value of your shares. If the merger is not completed, the Board will continue to evaluate and review the Company’s business operations, properties, dividend policy and capitalization, among other things, and make such changes as are deemed appropriate and continue to seek to enhance shareholder value. If the merger agreement is not approved and adopted by the Company’s shareholders or if the merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to the Company will be offered or that the Company’s business, prospects or results of operation will not be adversely impacted.

In addition, under specified circumstances, the Company may be required to pay Parent a termination fee, upon the termination of the merger agreement, as described under “The Merger Agreement — Termination Fees” beginning on page 113.

Merger Consideration

If the merger is completed, each Class A share issued and outstanding immediately prior to the effective time of the merger (other than such shares held immediately prior to the effective time of the merger by (i) the Company as treasury stock, (ii) Parent or Merger Sub or (iii) any subsidiary of the Company) will be converted automatically into the right to receive the per-share merger consideration of $8.08 in cash, without interest, less any applicable withholding taxes, and will automatically be cancelled and retired and cease to exist. Thereafter, each certificate formerly representing any of the Class A shares will represent only the right to receive the per-share merger consideration. If the merger is completed, the aggregate consideration payable to holders of Class A shares (including Company Restricted Shares and Company RSUs) in the merger will be approximately $1.91 billion.

If the merger is completed, each Class B share will be cancelled and retired, for no consideration (although holders of such shares will receive consideration of $8.08 in cash in respect of each corresponding FOG units as described under “Founders Agreement” beginning on page 118, for an aggregate consideration payable to holders of such FOG units of approximately $1.37 billion, subject to reduction for certain excess distributions made to holders of FOG units as further described under “Founders Agreement” beginning on page 118).

After the merger is completed, under the terms of the merger agreement, you will have the right to receive the per-share merger consideration for each Class A share that you hold upon compliance with the exchange procedures set forth in the merger agreement, but you will no longer have any rights as a shareholder of the Company.

Under the terms of the merger agreement, during the period prior to the closing date, the Company is permitted to declare and pay up to two regular quarterly dividends in an amount not to exceed $0.09 per dividend-paying share (which includes the Company Restricted Shares and certain Company RSUs) per quarter. For more information concerning the payment of dividends, see “Market Prices and Dividend Data” beginning on page 128. The Board declared one such regular quarterly dividend on March 1, 2017 of $0.09 per dividend-paying share which was paid on March 21, 2017 to holders of record as of March 15, 2017. The Board declared a second such regular quarterly dividend on May 9, 2017 of $0.09 per dividend-paying share which will be paid on May 26, 2017 to holders of record as of May 22, 2017.

Background of the Merger

As part of the Company’s ongoing strategic planning process, the Board regularly reviews and assesses the Company’s long-term strategic goals and opportunities, industry trends, competitive environment, and short- and long-term performance in light of the Company’s strategic plan, with the goal of maximizing shareholder value. In connection with these activities, the Board met from time to time in the ordinary course of business to consider and evaluate potential strategic alternatives, including business combinations, acquisitions, dispositions, stock buybacks, special dividends, internal restructurings, spin-offs and other transactions. The Board also discussed the Company’s share price and shareholder returns, both on an absolute basis and relative to the Company’s peers, and potential risks that the Company faced in executing its strategic plan, including challenging global economic conditions, potentially unfavorable investment environments in certain of the Company’s business areas, tightening credit spreads and other factors.

In connection with the Company’s ongoing assessment of strategic alternatives, Company management periodically met with investment banks covering the alternative asset management industry, including Morgan Stanley. In addition, from time to time the Company received unsolicited general inquiries regarding whether the Company would be interested in pursuing a strategic transaction, although it was determined that none of these inquiries was sufficiently serious so as to be potentially actionable. The Board also continued to evaluate alternatives and implemented actions to enhance shareholder value, including the issuance of dividends and engaging in other methods of returning cash to the Company’s shareholders. From time to time in late 2015 and early 2016, the Company worked with Morgan Stanley as financial advisor to review and assess various strategic alternatives, including a potential sale of the Company and, in March 2016, the Company completed a modified “Dutch auction” equity self-tender offer.

In May 2016, Company management held discussions, in which representatives of Morgan Stanley participated, regarding strategic alternatives, including a potential sale of the Company. After careful consideration, Company management directed Morgan Stanley to begin discussing and preparing for the Board’s consideration a strategic process whereby the Company’s financial advisor and Company management would contact potential acquirers on a confidential basis to assess their interest in an acquisition of the Company. Company management also considered the possible disruption and risk to the Company’s business that could result from the public disclosure of an exploratory sale process, including the resulting distraction of the attention of Company management and employees and potential that competitors would try to exploit any uncertainty created for the Company’s investment professionals, and concluded that proceeding with an exploratory sale process on a non-public basis was the optimal approach in light of these risks.

In June 2016, Company management and representatives of Morgan Stanley prepared a list of potential acquirers. After consideration of these potential acquirers, the Board directed Company management and Morgan Stanley to approach a targeted group of these potential acquirers who were believed to be most likely to have the strongest interest in and the financial capacity to complete a potential acquisition of the Company. Company management and representatives of Morgan Stanley initiated contact with 11 potential acquirers. Included in these 11 potential acquirers was Party A, a financial services branch of a Fortune Global 500 company.

Exploratory discussions with potential acquirers regarding potential indications of interest took place during the summer of 2016, and the Board received periodic updates as to these discussions. The Company did not provide any material non-public information as part of these discussions, no confidentiality agreements were entered into with any of the potential acquirers at this time and none of the discussions in this timeframe included any specific proposals for a transaction. After a series of exploratory conversations with Party A, on September 15, 2016, the Company received a term sheet from Party A proposing to purchase the Company for $6.50 per share in cash. The term sheet also provided that the Principals would have to agree to receive one-third of their share of the proposed consideration up-front, one-third in the form of interests in new joint investments between the Company and Party A and the remaining third after the later of five years or certain performance metrics with respect to the Company having been met. Party A’s term sheet also contemplated that the Principals would continue to run and operate the business pursuant to new employment contracts.

Discussions with Party A regarding a potential transaction continued over the next few months. On October 4, 2016, Party A delivered a revised term sheet, which provided for the acquisition of 66.7% of the shares owned by the Principals and 100% of all other shares (with certain “put / call” arrangements covering the balance of the shares held by the Principals whereby a Principal’s shares could be put by the Principal or called by Party A upon the Principal’s retirement at the same purchase price as the acquisition if the appraised value of the Company then exceeds a certain pre-tax investment internal rate of return calculated with respect to the purchase price). The revised proposal did not include a price per share but instead noted that the price would be determined through negotiation with the Board, subject to agreement by the Principals. The revised proposal also included escrow arrangements with respect to a portion of the Principals’ consideration.

On October 29, 2016, Party A delivered a further revised term sheet, including a proposed acquisition price of $6.75 per share in cash, and providing for the acquisition of 60% of the shares owned by the Principals and 100% of all other shares (with certain “put / call” arrangements covering the balance of the shares held by the Principals whereby a Principal’s shares could be put by the Principal or called by Party A upon the Principal’s retirement based on a pricing formula taking into account the amount by which the average fund management distributable earnings for the five-year period following closing was above or below a specified threshold). The further revised proposal also included escrow arrangements with respect to a portion of the Principals’ consideration.

At a meeting of the Board on November 2, 2016, the Board discussed the latest Party A term sheet and received additional updates as to discussions to date with Party A. The Board determined to continue discussions with Party A and other potential acquirers.

During late-November to early-December 2016, the Company and/or Morgan Stanley were contacted by FAB and Sponsor (participating as joint bidders) and Parties B and C, global alternative asset managers, regarding a potential acquisition of the Company. Discussions with each of FAB, Sponsor and Party B continued in the weeks that followed. Preliminary discussions also were held with Party C but were discontinued shortly thereafter when Party C declined to enter into a confidentiality agreement with the Company.

On November 28, 2016, November 29, 2016 and December 7, 2016, the Company entered into confidentiality agreements with each of Party A, Party B, and FAB, respectively, and on December 8, 2016 entered into a joinder to the FAB confidentiality agreement with Sponsor. Following execution of the applicable confidentiality agreement or joinder, the Company provided to each potential acquirer certain due diligence information regarding the Company, including certain projected financial information, and conducted meetings with each potential acquirer. None of the confidentiality agreements included a standstill.

In early December 2016, Morgan Stanley received an inquiry from Party D regarding a potential transaction. Following discussions, on December 18, 2016, Party D indicated that it was not interested in making a proposal at a significant premium to the Company’s market price.

Company management met with representatives of FAB and Sponsor management at Sponsor’s headquarters on December 19, 2016 to further discuss a potential transaction. On December 20, 2016, the Company received a written proposal from FAB for the purchase of the Company by an affiliate of FAB for $7.25 to $7.75 per share in cash, with 100% of the purchase price to be funded by Sponsor. The December 20, 2016 proposal included a requirement that the Company enter into an exclusivity agreement. The proposal assumed that no dividends would be paid between signing and closing. The proposal also provided for the purchase of the Principals’ economic interests in the Company (with 62.5% of the consideration for the purchase of such interests proposed to be placed into escrow and invested in Company investment vehicles for up to five years) and that, following the closing of the proposed transaction, the Principals would continue to operate and manage the Company. The proposal also stated that the transaction would be subject to the approval of a fully empowered independent committee of the Board (who would be authorized to evaluate, assess and negotiate the terms of any such potential transaction, including the power to decline to pursue or approve any such transaction). During this time, the Company, through its financial advisors, also continued discussions with each of Party A and Party B.

On December 21, 2016 and confirmed by email on December 23, 2016, the Company received from Party B a proposal to acquire the Company’s investment management business (excluding its stake in Graticule Asset Management Asia) that indicated an implied per share total consideration of $8.00. The proposal contemplated a spin-off of certain Company assets and the acquisition by Party B of such investment management business for $1.6 billion (comprised 75% of publicly listed stock of Party B and 25% of cash).

At a meeting of the Board on December 24, 2016, the Board discussed the status of discussions with, and proposals received from, each of FAB, Sponsor, and Parties A and B and the terms of such proposals. The Board then considered and discussed that the proposals received from Sponsor and FAB, as well as from Party A, each contemplated some level of participation by the Principals. The Board then discussed the merits of forming a special committee, consisting of independent and disinterested directors, that would be responsible for overseeing the Company’s exploration of strategic alternatives. At this meeting, after extensive discussion, including after receiving advice from the Company’s legal advisor, Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), the Board resolved to establish the Special Committee, consisting of David B. Barry, Michael G. Rantz and George W. Wellde, Jr., each of whom the Board determined (i) was not an officer or employee of the Company, (ii) was not a director, officer or employee of any affiliate of the Company, (iii) held no ownership interest in the Company other than common or preferred shares and (iv) met the independence and other standards required of audit committee members established by the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder and by the rules of the NYSE, and whom the Special Committee determined to be independent of each of FAB, Sponsor, Parties A and B and the Principals, with Mr. Wellde to serve as Chairman of the Special Committee. The Board also delegated exclusively to the Special Committee all the power and authority of the Board to consider and evaluate strategic transactions and all matters pertaining thereto on behalf of the Company. Specifically, the Special Committee was granted authority to (i) establish a process for consideration of any such transaction, (ii) consider and evaluate the terms, conditions and advisability of any such transaction, (iii) enter into discussions and conduct negotiations with respect to any agreement relating to any such transaction, (iv) recommend to the Board the approval or rejection of a strategic transaction if the Special Committee determined that such a recommendation was appropriate, (v) approve a strategic transaction as a Special Approval (as defined under the operating agreement) if the Special Committee determined to recommend the approval of such strategic transaction to the Board and/or (vi) elect not to pursue a strategic transaction. The Board further empowered the Special Committee to engage independent legal, financial and other advisors at the Company’s expense, and resolved not to recommend any transaction to the Company’s shareholders unless such transaction had previously been recommended by the Special Committee.

The Special Committee considered and interviewed several potential independent legal and financial advisors. On December 28, 2016, the Special Committee engaged Davis Polk & Wardwell LLP (“Davis Polk”) as its legal advisor, based on its qualifications, experience and reputation and following disclosure to the Special Committee of Davis Polk’s relationships with the Company, the Principals and the prospective buyers engaged with the Company and their respective affiliates, and on January 5, 2017, the Special Committee engaged Evercore as its financial advisor, based on its qualifications, experience and reputation and following disclosure to the Special Committee of Evercore’s relationships with the Company, the Principals and the prospective buyers engaged with the Company and their respective affiliates, which are disclosed in the section of this proxy statement entitled “— Opinions of Financial Advisors — Opinion of Evercore Group L.L.C.” beginning on page 55.

On December 30, 2016, representatives of Davis Polk and representatives of Weil, Gotshal & Manges LLP, counsel to Parent (“Weil”), had a telephone conversation during which Davis Polk and Weil agreed that it was appropriate for FAB and Sponsor to proceed with their due diligence review of the Company, but that neither FAB nor Sponsor should have any discussions regarding Sponsor’s offer or potential post-closing employment or other arrangements with Company management or the Principals until authorized by the Special Committee.

During the week of January 2, 2017, Company management and its legal and financial advisors participated in due diligence sessions with representatives of FAB and Sponsor. Company management met with representatives of FAB and Sponsor management on January 8, 2017 to continue due diligence discussions.

From the Special Committee’s formation to February 14, 2017 (the date of the signing of the merger agreement), the Special Committee held 20 meetings. All of the members of the Special Committee attended each of the meetings (except for one meeting which one member of the Special Committee did not attend and was updated as to the topics discussed shortly afterwards), and representatives from Evercore and Davis Polk attended each of the Special Committee meetings after they were retained. At these meetings, the Special Committee and its advisors analyzed and reviewed the outreach and discussions regarding potential strategic transactions that had occurred prior to the formation of the Special Committee, reviewed and discussed the terms of the specific proposals for potential strategic transactions that had been received by the Company and the status of continuing negotiations with respect to each of these proposals, conducted a review of the Company and its strategic alternatives and reviewed and discussed the financial forecasts and projections of the Company prepared by Company management and the Company’s financial condition and operating results. In addition, Davis Polk reviewed and discussed with the members of the Special Committee their fiduciary duties to the Company and its shareholders under Delaware law and the operating agreement.

In furtherance of the discussions between the representatives of Davis Polk and Weil held on December 30, 2016, at a meeting on January 9, 2017, the Special Committee considered and adopted a framework prepared by Davis Polk governing the Company’s consideration and negotiation of a sale transaction, which guidelines placed limits on any discussions between the Principals and potential acquirers and required, among other things, that the material terms of any arrangements between Parent and the Principals (including the founders agreement, employment agreements, TRA waiver agreement and the PCP) would not be negotiated until substantially all material terms of the merger agreement (including price) had been agreed. Following this meeting, the Special Committee communicated this framework to the Principals and Company management and directed them to follow these guidelines.

Following the formation of the Special Committee, discussions continued with FAB and Sponsor, and each of Parties A and B, in each case, under the direction of the Special Committee and in accordance with the previously adopted framework. As part of these discussions, FAB and Sponsor relayed their request that, in order to continue discussions in respect of a potential transaction, the Company enter into an exclusivity agreement with FAB and Sponsor.

On January 9 and 11, 2017, the Special Committee discussed the various transaction proposals that had been received by the Company and the potential risks and benefits of agreeing to the request from Sponsor and FAB for a period of exclusive negotiations. Following these discussions, the Special Committee instructed management, and management instructed Morgan Stanley, to solicit improved offers from Parties A and B prior to determining whether to enter into exclusivity with Sponsor and FAB. On January 12 and 13, 2017, at the direction of Company management, representatives of Morgan Stanley requested best and final offers from each of Parties A and B prior to the close of business on January 16, 2017.

At a Special Committee meeting on January 13, 2017, the informational portions of which were joined by Doug Jacobs, an independent director on the Board who was not a member of the Special Committee, the Special Committee further discussed with its legal and financial advisors the request by Sponsor and FAB for exclusivity in light of the Company’s financial performance and strategic alternatives, and the risks and benefits of granting exclusivity, and considered potential limited time periods for an exclusivity period should the Special Committee ultimately agree to one. Evercore also provided to the Special Committee a financial analysis of Sponsor and FAB’s then-current offer. Following that discussion, the Special Committee determined that, should neither Party A nor Party B submit an improved offer for the acquisition of the Company prior to the close of business on January 16, 2017, the Company should enter into an appropriate exclusivity agreement with FAB and Sponsor for a limited period of time, not to exceed three weeks. The Special Committee also instructed Evercore to inform J.P. Morgan Securities LLC (“JPM”), financial advisor to Sponsor and FAB, that while the Special Committee was willing to consider granting Sponsor and FAB a limited period of exclusivity to facilitate the negotiation process, any transaction would need to be at a price meaningfully higher than $7.75 per share, the top end of Sponsor and FAB’s proposed price range, in order to be potentially attractive to the Special Committee.

Neither of Parties A or B submitted improved offers for the acquisition of the Company prior to the close of business on January 16, 2017. Following negotiations among the respective financial and legal advisors to the Company, the Special Committee and Sponsor and FAB, later on January 16, 2017, the Company agreed to enter into exclusive negotiations with Sponsor and FAB pursuant to an exclusivity agreement (the “Exclusivity Agreement”) providing for an exclusivity period lasting until 5:00 p.m. Eastern Time on January 31, 2017.

Also on January 16, 17 and 18, 2017, Company management and its legal and financial advisors, in addition to the legal and financial advisors for the Special Committee, participated in due diligence sessions with representatives of FAB, Sponsor and Weil and JPM. FAB, Sponsor and their respective legal and financial advisors continued their due diligence review through the signing of the definitive merger agreement on February 14, 2017.

At meetings on January 18 and 20, 2017, the Special Committee discussed with its financial and legal advisors potential negotiating strategies and proposals for price and other key transaction terms. Following discussion, the Special Committee provided instruction and guidance to its advisors regarding the anticipated negotiations, including instructing Evercore to coordinate a negotiation strategy with Morgan Stanley and to strongly encourage FAB and Sponsor (through JPM) to agree to a purchase price of $8.40 per share plus the right for the Board to declare and pay up to two regular quarterly dividends of $0.09 per share each to be paid between signing and closing, and to inform JPM that the Special Committee expected any transaction to be subject to a “majority of the minority” shareholder vote.

On January 20, 2017, Weil delivered to Skadden and Davis Polk an initial draft of a proposed merger agreement. Also on January 20, 2017, Weil delivered to Skadden and Davis Polk an initial draft form of voting agreement proposed to be entered into between Parent and the Sellers, requiring the Sellers to vote in favor of the merger and against any alternative acquisition transaction during the term of the voting agreement. Between January 20, 2017 and February 14, 2017, Weil, Skadden and Davis Polk negotiated the terms of the merger agreement, including deal protections, representations and warranties, covenants and closing conditions.

Later on January 20, 2017, at the instruction of Company management as directed by the Special Committee, representatives of Evercore and Morgan Stanley made a counterproposal on price to FAB and Sponsor (through JPM), which counterproposal reflected a per share purchase price of $8.40 (and up to two regular quarterly dividends of $0.09 per share each to be paid between signing and closing).

At a meeting on January 22, 2017, the Special Committee and its advisors discussed certain key issues raised by the draft merger agreement delivered to Skadden and Davis Polk on January 20, 2017, and the Special Committee provided instruction and guidance to its advisors regarding key transaction terms.

Later on January 22, 2017, following discussions among representatives of the Company, the Special Committee, the Principals and their respective legal and financial advisors, Skadden delivered an issues list to Weil setting forth the principal issues raised by the draft agreement. Later that day, legal advisors to the Company and the Special Committee discussed the issues list.

On January 25, 2017, Skadden delivered to Weil a mark-up of the draft merger agreement incorporating input from the Company, the Special Committee, the Principals, and their legal and financial advisors.

On January 26, 2017, legal advisors to the Company, the Special Committee and Parent convened a call to discuss the draft merger agreement.

Later on January 26, 2017, representatives of Morgan Stanley, Evercore and JPM discussed the purchase price and other transaction matters. Following such discussions, representatives of JPM relayed that FAB and Sponsor were willing to agree to a purchase price of $7.60 per share (and up to two regular quarterly dividends of up to $0.09 per share each to be paid between signing and closing).

At a meeting on January 27, 2017, the Special Committee discussed FAB and Sponsor’s latest price proposal and provided instructions and guidance to its advisors regarding negotiating strategy on price and key terms.

On January 28, 2017, Weil delivered a revised draft of the merger agreement to Skadden.

Over the weekend and into the following week, representatives of the Company, the Special Committee and the Principals continued to discuss certain financial terms of the transaction, including with respect to purchase price and certain deal protections.

On January 30, 2017, Skadden delivered a mark-up of the draft merger agreement to Weil, incorporating input from the Company, the Special Committee, the Principals and their respective legal and financial advisors.

On January 31, 2017, representatives of the Company and Parent and their respective legal advisors and the Special Committee’s legal advisors met in New York. Representatives of Evercore also joined telephonically for a portion of the meeting. At the meeting, the parties engaged in negotiations of the key terms of the draft merger agreement, including, among other things, the per share cash purchase price, the extent of dividends permitted to be paid between signing and closing, the required shareholder vote, the client consent closing condition, efforts to obtain regulatory approvals and termination fees. Specifically, representatives of the Company and the Company’s and the Special Committee’s financial advisors proposed a purchase price of $8.25 per share (and up to two regular quarterly dividends of $0.09 per share each to be paid between signing and closing) and a “majority of the minority” condition, and representatives of Parent countered with a purchase price of $7.90 per share (and up to two regularly quarterly dividends of $0.09 per share each to be paid between signing and closing) and no “majority of the minority” condition. During the course of the day, the parties made further proposals and counterproposals on the various open issues, and the Special Committee actively monitored the discussions and provided guidance regarding the open issues and negotiating strategy, including by convening a meeting by telephone to receive briefings from, and provide feedback and guidance to, its legal and financial advisors. Also during the course of the day, representatives of the Company communicated periodically with the Principals regarding the status of the negotiations. At the conclusion of these discussions, the parties had agreed in principle, subject to the resolution of other open issues, to, among other things, (i) a per share merger consideration of $8.08 per share; (ii) the Company’s right to pay up to two quarterly dividends prior to closing of up to $0.09 each; (iii) a condition requiring the receipt of consents of certain clients representing 87.5% of base aggregate management fees of such clients; (iv) the requirement that Parent take any and all actions necessary to obtain applicable regulatory approvals (including divestitures or similar actions), subject to completion of Parent’s confirmatory regulatory due diligence; (v) a superior proposal termination fee of 3% of equity value and an intervening event termination fee of 4% of equity value; and (vi) no “majority of the minority” condition. The parties further agreed in principle to an extension of exclusivity through February 8, 2017 to attempt in good faith to resolve the remaining open issues and reach a definitive agreement. Following the meeting, and with the approval of the Special Committee, the parties instructed their legal advisors to circulate drafts of the founders agreement, employment agreements, TRA waiver agreement and the PCP.

Later on January 31, 2017, Weil delivered to the legal advisors for the Company and the Special Committee drafts of Sponsor’s equity commitment letter and limited guarantee.

On February 1, 2017, the Company, with the approval of the Special Committee, agreed to amend the Exclusivity Agreement to extend exclusivity through 5:00 p.m. Eastern Time on February 8, 2017 to allow the parties additional time to finalize the terms of the proposed transaction. Also on February 1, 2017, Weil delivered a revised draft of the merger agreement and initial drafts of the founders agreement and TRA waiver agreement to legal advisors to the Company, the Special Committee and the Principals.

On February 2, 2017, representatives of the Company and Parent, their respective legal advisors, Davis Polk and Paul, Weiss, Rifkind, Wharton & Garrison LLP, legal advisors to the Principals (“Paul Weiss”), met in New

York to discuss the terms of the founders agreement. Also on February 2, 2017, Paul Weiss delivered to Weil a revised draft of the form voting agreements. Between February 2, 2017 and February 14, 2017, Weil, Paul Weiss and Davis Polk negotiated the terms of the voting agreement.

In parallel with these meetings, the parties continued to exchange due diligence information.

On February 3, 2017, Skadden delivered a mark-up of the draft merger agreement to Weil, which incorporated comments from the Company, the Special Committee, the Principals and their respective legal and financial advisors, as well as an initial draft of the Company’s disclosure schedule to the merger agreement. Also on February 3, 2017, Skadden delivered a mark-up of the equity commitment letter and guarantee to Weil, and Paul Weiss delivered a mark-up of the founders agreement to Weil, each of which incorporated comments from the Company, the Special Committee, the Principals and their respective legal advisors. The Special Committee convened a meeting on February 3, 2017 to discuss the status of, and negotiating strategy with respect to, the various drafts of documents that had been reviewed and circulated in recent days.

On February 4, 2017, the Company finalized and executed an engagement letter with Morgan Stanley, following disclosure to the Company of Morgan Stanley’s relationships with the Company and the prospective buyers and their respective affiliates, which are summarized in the section of this Proxy Statement entitled “— Opinions of Financial Advisors — Opinion of Morgan Stanley & Co. LLC” beginning on page 64, to memorialize Morgan Stanley’s engagement in connection with the Merger. Also on February 4, 2017, Paul Weiss delivered to Weil an initial draft of the PCP and a revised draft of the TRA waiver agreement.

On February 5, 2017, Weil delivered a further revised draft of the merger agreement to Skadden and Davis Polk, and the parties continued to discuss and negotiate certain open items in the draft, including as to required regulatory clearances and approvals. Also on February 5, 2017, counsel to the Company, the Special Committee and the Principals delivered to Weil a further revised draft of the limited guarantee and an initial draft of the Principals’ amended and restated employment agreements, and Weil delivered to the legal advisors to the Company, the Special Committee and the Principals a revised draft of the form voting agreements.

At a meeting on February 6, 2017, the Special Committee discussed with its financial and legal advisors the status of the ongoing negotiation and potential resolution of key open items and provided direction and guidance to its advisors on negotiating strategy and proposals. Also on February 6, 2017, Weil sent to Paul Weiss a list of issues relating to the most recent draft of the TRA waiver agreement. On February 7, 2017, Paul Weiss delivered to Weil a revised draft of the form voting agreements, which reflected comments by Paul Weiss and by Davis Polk.

On February 8, 2017, Weil delivered a revised draft of the founders agreement to the legal advisors to the Company, the Special Committee and the Principals and a revised draft of the PCP to the legal advisors to the Principals and the Special Committee. Later in the day on February 8, 2017, representatives of Parent and the Principals and their respective legal advisors met in New York to discuss the open issues in the revised draft of the founders agreement sent by Weil earlier that day. Also on February 8, 2017, Parent requested that the Company amend the Exclusivity Agreement to provide for exclusivity through 5:00 p.m. Eastern Time on February 12, 2017.

At a meeting on February 9, 2017, the Special Committee discussed with its advisors the status of the various transaction documents and considered Parent’s request for the extension of the exclusivity arrangement. The Special Committee ultimately authorized the extension to February 12, 2017 to allow the parties additional time to finalize the terms of the transaction in light of the substantial progress already made and the likelihood of reaching a definitive agreement, and thereafter, the Company entered into an amendment to the exclusivity agreement memorializing the same. At the meeting, the Special Committee also provided to its advisors direction and guidance on the terms of and remaining open issues in the transaction documents.

On February 9, 2017, representatives of Parent and the Principals and their respective legal advisors convened a call to discuss the issues list relating to the draft TRA waiver agreement previously delivered by Weil, and thereafter met in New York to discuss the remaining open issues in the draft employment agreements and the draft PCP. Davis Polk participated in the call and meeting by phone. Later on February 9, 2017, Skadden delivered a further revised draft of the merger agreement to Weil, which incorporated input from the Company, the Special Committee, the Principals and their respective legal and financial advisors, and the parties continued to negotiate the remaining open items in the draft. Also on February 9, 2017, the parties further discussed the proposed terms of the equity commitment letter and the limited guarantee, and the legal advisors to the Special Committee delivered to the legal advisors to the Company, the Principals and Parent comments on the draft TRA waiver agreement. Later that day, Weil delivered to Paul Weiss and Davis Polk a revised draft of the TRA waiver agreement, and to Paul Weiss and Davis Polk a revised draft of the employment agreements.

Over the next several days, the parties’ legal advisors, including the Special Committee’s and the Principals’ legal advisors, also exchanged several further revised drafts of the founders agreement, voting agreements, TRA waiver agreement and related documentation, and on February 10, 2017, representatives of Parent, Sponsor and their legal advisors and legal advisors to the Principals and the Special Committee met in New York to continue to negotiate the open issues in the founders agreement and the related transaction documents.

At a meeting on February 11, 2017, the Special Committee reviewed with its financial and legal advisors the key terms of the transaction documents and the status of the negotiations on the remaining open points. During this meeting, Evercore also presented an updated financial analysis with respect to the Sponsor’s and Parent’s most recent offer, which analysis had been updated to reflect information recently provided by the Company in its draft 2016 financial statements (and which analysis previously had been prepared based on estimates). During the course of the meeting, the Special Committee’s legal advisor reviewed and discussed with the Special Committee the fiduciary duties of the members of the Special Committee under Delaware law and the operating agreement. Also on February 11, 2017, Morgan Stanley delivered a written disclosure letter to the Company, memorializing Morgan Stanley’s earlier oral disclosure, setting forth Morgan Stanley’s relationships with the Company and the prospective buyers and their respective affiliates, which are summarized in the section of this Proxy Statement entitled “— Opinions of Financial Advisors — Opinion of Morgan Stanley & Co. LLC” beginning on page 64.

On the morning of February 12, 2017, the Principals and representatives of the Company met with representatives of Sponsor. Prior to the meeting, Company management discussed its proposed agenda with Sponsor and counsel to the Special Committee. Counsel to the Special Committee instructed management that, if the scope of discussions expanded to include any items that may impact the value available to the Company’s unaffiliated shareholders by virtue of the merger, then any discussion of those topics would require the participation of the Special Committee and its advisors. During the meeting with Sponsor, the parties discussed certain key management issues, including with respect to governance of the Company following the closing, terms of the escrow arrangements regarding a portion of the Principals’ consideration and issues surrounding the proposed equity syndication.

Also on February 12, 2017, the Special Committee held a meeting with its legal and financial advisors in attendance and received an update regarding the terms of the transaction documentation.

Later on February 12, 2017, the Board held a meeting with its legal and financial advisors. The legal and financial advisors of the Special Committee and the legal advisors of the Principals were also in attendance. At the meeting, Company management provided an update on the transaction, including inviting Davis Polk to provide an update regarding the meeting of the Special Committee held earlier that day. Representatives of Skadden presented to the Board as to the Board’s fiduciary duties under Delaware law and the operating agreement in connection with the potential transaction and the key terms of the latest draft merger agreement and related documentation based on materials circulated to the Board in advance of the meeting. Also at the meeting, Morgan Stanley presented certain financial analyses to the Board based on materials circulated to the Board in advance of the meeting and rendered to the Board its oral opinion, which was subsequently confirmed orally on February 14, 2017 and by delivery of a written opinion, dated February 14, 2017. As open points remained in certain draft documents, the Board directed Company management and the Company’s legal and financial advisors to keep the Board apprised of the ongoing status of negotiations.

Later on February 12, 2017, Skadden provided a mark-up of the draft equity commitment letter and limited guarantee to Weil, which incorporated input from the Company, the Special Committee, the Principals and their respective legal and financial advisors. Over the next two days, representatives of Parent, Sponsor, the Company, the Special Committee, the Principals and their respective legal and financial advisors continued to negotiate, exchange drafts of, and finalize, the merger agreement, disclosure schedule, equity commitment letter, limited guarantee, voting agreements, founders agreement, employment agreements, TRA waiver agreement and PCP.

On February 13, 2017, representatives of Parent, Sponsor, the Company, their legal and financial advisors and legal advisors to the Principals and the Special Committee met in New York, with the goal of resolving all remaining open issues across all transaction documents. Later on February 13, 2017, Paul Weiss and Weil convened a call with Davis Polk participating to discuss and resolve the remaining open issues in the draft form of voting agreements. During the course of the day and through February 14, 2017, the parties continued to exchange and discuss revised drafts of the transaction documents and finalized all open items and prepared definitive drafts of all transaction documents.

On February 14, 2017, the Special Committee convened a meeting with its legal and financial advisors in attendance and received a presentation from Davis Polk with respect to the resolution of open items in the definitive documentation of the potential transaction and a presentation from Evercore containing an updated financial analysis of the potential transaction. The Special Committee’s advisors also answered questions with respect to the proposed transaction. Following the Special Committee advisors’ presentations, Evercore rendered its oral opinion to the Special Committee, subsequently confirmed by delivery of a written opinion, that, as of February 14, 2017, and based upon and subject to the factors, procedures, assumptions, qualifications, limitations and other matters set forth in its written opinion, the merger consideration to be received by the holders of Class A shares (other than the Principals and their respective affiliates) entitled to receive such merger consideration was fair, from a financial point of view, to such holders of Class A shares. The financial analysis and written opinion is described below in “— Opinion of Evercore Group L.L.C.” beginning on page 55. The Special Committee then unanimously determined that the merger and the other contemplated transactions (including the arrangements with respect to the Principals, as described in “— Interests of the Directors and Executive Officers of the Company in the Merger” beginning on page 80)) were advisable and fair and in the best interests of the Company and its shareholders (other than the Principals and their respective affiliates), which approval constituted a Special Approval for purposes of the Company’s operating agreement, and recommended that the Board adopt resolutions recommending the approval of the merger agreement by Company shareholders.

Following the conclusion of the Special Committee meeting, a full meeting of the Board was convened, and the legal advisors to the Special Committee, attending at the invitation of the Chairman of the Special Committee, reported that the Special Committee had unanimously approved by means of Special Approval, and recommended in favor of, the merger and the other contemplated transactions. Morgan Stanley confirmed to the Board its oral opinion rendered on February 12, 2017, which was subsequently confirmed by delivery of a written opinion, dated February 14, 2017, to the effect that, as of the date of the opinion and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its written opinion, the merger consideration to be received by the holders of the Class A shares pursuant to the merger agreement was fair from a financial point of view to the holders of the Class A shares (other than the Principals and their respective affiliates). The financial analysis and written opinion is described below in “— Opinion of Morgan Stanley & Co. LLC” beginning on page 64. The Board then unanimously (i) determined that the merger agreement and the transactions contemplated thereby and the merger are advisable and fair to and in the best interests of the Company and its shareholders (other than the Principals and their respective affiliates); (ii) authorized and approved the execution, delivery and performance by the Company of the merger agreement and the consummation of the transactions contemplated thereby and the merger; (iii) resolved to recommend that the Company’s shareholders vote in favor of the adoption of the merger agreement; and (iv) directed that the adoption of the merger agreement and the approval of the merger be submitted to the Company’s shareholders. In connection therewith, the Board also approved an amendment to the operating agreement providing for the Delaware Court of Chancery as the exclusive forum for certain legal proceedings.

Following the conclusion of the Board meeting, Morgan Stanley received a call from representatives of Party B. Party B’s representatives, citing news reports speculating about a potential sale of the Company, proposed an acquisition of the Company for $8.00 per share, which consideration would consist solely of Party B’s publicly listed stock. On that call, Morgan Stanley informed the representatives of Party B that the Company was in the process of signing and announcing an all-cash transaction at a higher price. The representatives of Party B did not indicate that they might be able to improve their proposed price or request that the Company delay making its announcement.

Following the meeting on February 14, 2017, the parties executed the merger agreement and the various related agreements and issued a joint press release announcing the transaction.

Recommendation of Our Board of Directors and Reasons for the Merger

Recommendation of Our Board of Directors

After careful consideration of, and based upon, the unanimous recommendation of the Special Committee comprised solely of independent and disinterested directors, the Board of Directors unanimously (i) determined that the merger is advisable and fair to and in the best interests of the Company and its shareholders (other than the Principals and their respective affiliates); (ii) authorized and approved the execution, delivery and performance by the Company of the merger agreement and the consummation of the transactions contemplated thereby and the merger; (iii) resolved to recommend that the Company’s shareholders vote in favor of the adoption of the merger agreement; and (iv) directed that the adoption of the merger agreement and the approval of the merger be submitted to the Company’s shareholders. The Board of Directors unanimously recommends that you vote:

1.	FOR the proposal to adopt the merger agreement, thereby approving the transactions contemplated by the merger agreement and the merger;

2.	FOR the proposal to approve any postponements of the Special Meeting for the purpose of soliciting additional proxies if there are holders of an insufficient number of Class A shares and Class B shares present or represented by proxy at the Special Meeting to constitute a quorum at the Special Meeting; and

3.	FOR the proposal to approve, by non-binding, advisory vote, certain compensation that will or may become payable by the Company to its named executive officers in connection with the merger.

Reasons for the Merger

On February 14, 2017, the Special Committee unanimously approved the merger agreement and the transactions contemplated by the merger agreement as a Special Approval for purposes of the Company’s operating agreement, and unanimously recommended that the full Board approve the merger agreement and the transactions contemplated by the merger agreement. Later the same day, the full Board unanimously (i) determined that the merger agreement and the transactions contemplated thereby and the merger, are advisable and fair to and in the best interests of the Company and its shareholders (other than the Principals and their respective affiliates); (ii) authorized and approved the execution, delivery and performance by the Company of the merger agreement and the consummation of the transactions contemplated thereby and the merger; (iii) resolved to recommend that the Company’s shareholders vote in favor of the adoption of the merger agreement; and (iv) directed that the adoption of the merger agreement be submitted to the Company’s shareholders.

In evaluating the merger agreement, the merger and the other transactions contemplated by the merger agreement, the Board and Special Committee consulted with the Company’s senior management (including the Principals), and the Company’s outside legal and financial advisors and, in the case of the Special Committee, the Special Committee’s outside legal and financial advisors.

Reasons of the Special Committee

In granting the Special Approval and recommending that the full Board approve the merger agreement and the transactions contemplated by the merger agreement and that the full Board adopt resolutions recommending that the Company’s shareholders vote in favor of the proposal to adopt the merger agreement, the Special Committee considered a number of potentially positive factors, including the following (not necessarily in order of relative importance):

•	The belief, after a thorough review of, and based on the Special Committee’s knowledge of, the Company’s long-term strategic goals and opportunities, industry trends, competitive environment and short- and long-term performance in light of the Company’s strategic plan, including the potential impact of those factors on the trading price of the Company’s Class A shares (which cannot be precisely quantified numerically), and discussions with the Company’s senior management and the Company’s outside legal and financial advisors and the Special Committee’s legal and financial advisors, that the value offered to the Company’s shareholders pursuant to the merger agreement is more favorable to the Company’s shareholders (other than the Principals and their respective affiliates) than the potential value that might reasonably be expected to result from remaining an independent public company.

•	The fact that the Special Committee, with the assistance of its outside financial and legal advisors, conducted its own independent review of the Company’s strategic alternatives, including opportunities to capture and/or build shareholder value by pursuing various strategies other than a sale of the Company, and that after such review, the Special Committee determined to explore a sale of the Company transaction.

•	The fact that for an extended period prior to Morgan Stanley’s outreach to potential acquirers in the summer of 2016, the Company had pursued a variety of strategies designed to maximize shareholder value, including restructuring transactions and share repurchases, and that such strategies and transactions had not resulted in significant improvements in the trading price of the Company’s Class A shares, including relative to its peers.

•	The fact that (a) the Company’s senior management and Morgan Stanley, under the supervision and oversight of the Board, sought offers to acquire the Company from a broad group of 11 potential acquirers, engaged in discussion with five potential acquirers that contacted the Company, and received formal communications of interest from four parties and (b) the Company entered into confidentiality agreements with three parties that received information related to the Company, as well as the Board’s knowledge as to other possible candidates, including industry participants, business partners and financial buyers, for a potential transaction to acquire the Company.

•	The fact that the Special Committee, with the assistance of its outside financial and legal advisors, reviewed the 11 potential acquirers identified to the Board by Morgan Stanley and senior management as well as the four potential acquirers who approached the Company subsequent to Morgan Stanley’s outreach, considered whether there were other market participants who would be reasonably expected to be interested in and capable of consummating a strategic transaction involving the Company and determined that there were no such additional potential acquirers who would be reasonably expected to be interested in and capable of consummating a strategic transaction involving the Company.

•	The fact that prior to entering into exclusive negotiations with Parent in January 2017, Company management, at the direction of the Special Committee, caused Morgan Stanley to reach out and solicit improved offers from Party A and Party B and that, at such time, neither of such parties submitted an improved offer or indicated an intention to do so.

•	The fact that the Special Committee and the Company’s senior management, in coordination with the Company’s and the Special Committee’s outside legal and financial advisors, implemented a robust transaction process, including consistently and vigorously negotiating with Parent with respect to price and other terms and conditions of the merger agreement, resulting in significant increases to the value of Parent’s all-cash proposal and ultimately the receipt by the Company of an all-cash proposal from Parent (with fully committed financing, and without being subject to a financing condition) at a higher value than the proposals that Parent and any other party had previously put forward.

•	That in order to achieve the highest price reasonably attainable for the Company’s shareholders, the Special Committee and the Principals made concessions on certain key issues that they believed to be of fundamental importance to Parent and Sponsor, including the threshold on client consents and the deletion of a “majority of the minority” shareholder approval condition, in exchange for significantly increased cash consideration.

•	The Special Committee’s belief that Parent’s proposal, which the Special Committee evaluated with the assistance of their respective legal and financial advisors, was more favorable to the Company’s shareholders (other than the Principals and their respective affiliates), taking into account the potential risks, rewards and uncertainties associated therewith, than the other opportunities and alternatives reasonably available to the Company.

•	The risks and uncertainties associated with executing on the Company’s business strategy and achieving the Company’s related financial projections and opportunities, including as described in the “risk factors” and “forward looking statements” sections of the Company’s disclosures filed with the SEC, and the Special Committee’s views, with the advice and assistance of its financial and legal advisors, regarding the achievability of the financial performance reflected in the various cases in the Forecasts in light of such risks and uncertainties and the Company’s historical performance.

•	That the Special Committee reviewed and discussed with Company management and the Special Committee’s outside legal and financial advisors a draft of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 prior to making its determination regarding the merger.

•	The historic and recent trading ranges of the Company’s Class A shares and the potential trading range of the Class A shares absent announcement of the merger agreement, and the possibility that absent such announcement it could take a considerable period of time before the trading price of the Class A shares would trade at a level in excess of the per-share merger consideration of $8.08 on a present-value basis, if ever.

•	The financial analyses of Evercore, financial advisor to the Special Committee in connection with the merger, and the oral opinion of Evercore delivered to the Special Committee on February 14, 2017, confirmed by a written opinion dated as of February 14, 2017 and delivered to the Special Committee, to the effect that, as of that date and based on and subject to the factors, procedures, assumptions, qualifications, limitations and other matters described in the opinion, the per-share merger consideration to be received by the holders of Class A shares (other than the Principals and their respective affiliates) entitled to receive such merger consideration was fair, from a financial point of view, to such holders of the Class A shares. The financial analysis and written opinion is described below in “— Opinion of Evercore Group L.L.C.” beginning on page 55.

•	The relationship of the $8.08 per-share merger consideration to the trading price of the Company’s Class A shares, including that the per-share merger consideration constituted a premium of:

•	approximately 34% over the highest share price of the Class A shares during the 52-week period ended February 13, 2017 (the trading day immediately preceding the date that the merger agreement was signed);

•	approximately 51% over the volume weighted average share price of the Class A shares during the three month period ended February 13, 2017;

•	approximately 45% over the volume weighted average share price of the Class A shares during the one month period ended February 13, 2017; and

•	approximately 39% over the closing share price on February 13, 2017.

•	Based on the Special Committee’s review of the Company’s strategic alternatives, the sale process overseen by the Board and the Special Committee and undertaken by Company management and Morgan Stanley and the negotiations conducted, and taking into account the advice of the Special Committee’s financial and legal advisors, the Special Committee’s belief that $8.08 per-share merger consideration, along with the Company’s ability to pay up to two regular dividends of $0.09 per dividend-paying share during the period between signing and closing, was the best price reasonably attainable for the Company’s shareholders (other than the Principals and their respective affiliates).

•	The Special Committee’s rights under the merger agreement, under certain circumstances, to engage in discussions with, and provide information to, third parties (including counterparties to confidentiality agreements with the Company, given that existing confidentiality agreements did not contain standstill provisions) submitting unsolicited acquisition proposals after the date of the merger agreement.

•	The Company’s and the Special Committee’s rights under the merger agreement, under certain circumstances, to terminate the merger agreement in order to enter into an alternative acquisition agreement that the Board (acting upon the Special Committee’s recommendation) or Special Committee determines to be a superior proposal, subject to certain conditions, provided that the Company concurrently pays a $98,350,000 termination fee, or approximately 3.0% of the aggregate equity value of the transaction, to Parent under circumstances as described in “The Merger Agreement— Termination Fees” beginning on page 113, which termination fee the Special Committee determined, with the advice of its financial and legal advisors, to be reasonable in light of, among other things, the benefits of the merger to the Company’s shareholders, the typical size of such fees in similar transactions and the likelihood that a fee of such size would not be preclusive or unreasonably restrictive of other offers.

•	The Special Committee’s rights under the merger agreement, under certain circumstances, to withdraw or modify its recommendation that the full Board approve the merger agreement and the transactions contemplated thereby and that the full Board adopt resolutions recommending that the Company’s shareholders approve and adopt the merger agreement, subject to the Company’s obligation, under certain circumstances following Parent’s termination of the merger agreement for such withdrawal or modification, to pay a $98,350,000 termination fee, or a $131,140,000 termination fee, depending on the circumstances of such withdrawal or modification, which termination fees the Special Committee determined, with the advice of its financial and legal advisors, to be reasonable in light of, among other things, the benefits of the merger to the Company’s shareholders and the typical size of such fees in similar transactions.

•	The fact that the merger consideration consists solely of cash, providing Company shareholders (other than the Principals and certain holders of Company RSUs) with certainty of value and liquidity upon consummation of the merger.

•	The fact that Sponsor, which is an affiliate of Parent with adequate capital resources to pay the merger consideration, delivered an equity commitment letter to Parent (under which the Company is an express third-party beneficiary) for the funding of 100% of the merger consideration and the purchase price under the founders agreement, and related fees, and a limited guarantee to the Company, guaranteeing the obligations of Parent and Merger Sub under the merger agreement and the founders agreement.

•	The other terms of the merger agreement, including:

•	the fact that the Company would not be required to reimburse Parent’s expenses or otherwise pay any fees to Parent solely as a result of the failure by the Company’s shareholders to adopt the merger agreement;

•	the conditions to the closing and the likelihood of consummation, including the Board’s and the Special Committee’s determination, with the advice of their respective outside financial and legal advisors, that while the closing is subject to certain antitrust approvals and certain other regulatory approvals, there were not likely to be significant antitrust or other regulatory impediments to the closing, as well as the obligations of Parent, Merger Sub and Sponsor to use best efforts and otherwise take any and all actions necessary to obtain applicable regulatory approvals (including divestitures or similar actions);

•	The assessment by the Special Committee that based on a review with management, the Company’s counsel and the Special Committee’s outside financial and legal advisors of the various categories of Company clients and the portion of management fees represented by such clients, the closing condition in the merger agreement associated with procuring consents from certain Company clients representing 87.5% of base aggregate management fees (as defined in the merger agreement) of such clients does not impose unreasonable conditionality on the merger;

•	the fact that under specified circumstances, the merger agreement, the equity commitment letter and the limited guarantee provide for the Company to obtain specific performance against Parent, Merger Sub and Sponsor, as applicable, including to consummate the transactions contemplated by such agreements; and

•	the fact that the end date of December 31, 2017 under the merger agreement is expected to allow for sufficient time to consummate the merger.

•	The Special Committee’s analyses, with the assistance of its outside financial and legal advisors, of the impact of the concessions made by the Principals under the TRA, as requested by Parent, on Parent’s willingness to acquire the Company and the value that Parent was willing to offer to Company shareholders.

•	The Special Committee’s analyses, with the assistance of its outside financial and legal advisors, of the voting agreements in connection with the transaction, including the fact that (i) given the risks to the business associated with failing to close an announced transaction, the voting agreements promoted closing certainty for Company shareholders, (ii) the voting agreements were required by Parent in order to enter into the merger agreement and supported the offer of its highest price, and (iii) the voting agreements would terminate upon termination of the merger agreement, including if the Company terminated the merger agreement to accept a superior proposal.

•	The belief of the Special Committee, with the advice and assistance of its financial and legal advisors, that the merger agreement was the product of arm’s-length negotiations, that the price to be paid by Parent is the highest price per share that Parent was willing to pay, that the terms and conditions of the merger agreement were the most favorable to the Company and its shareholders (other than the Principals and their respective affiliates) to which Parent was willing to agree, and that continued efforts to obtain a higher price from Parent, or soliciting additional interest from third parties, would be unlikely to lead to a higher price from Parent or a more favorable transaction with a third party, and could lead to the loss of Parent’s proposed transaction.

•	The belief that the Principals’ participation in the transaction will reduce the risk of attrition of key employees and/or loss of investors during the pre-closing period, which could reduce the risk to the Company if the merger agreement is terminated.

•	The fact that the Special Committee was aware that it had no obligation to recommend any transaction and that the Special Committee had the authority to reject any proposals made by Parent or other potential buyers.

•

The fact that the Special Committee, with the assistance of its financial and legal advisors, imposed on the parties guidelines for negotiation of the merger agreement and the other transaction documents designed to address and mitigate the actual and potential differing interests of the Principals and management in the transactions and ensure that the merger consideration represented the best price reasonably attainable for Company shareholders (other than the Principals and their respective affiliates), including by requiring that the deal price and other key terms affecting the Company’s shareholders (other than the Principals and their respective affiliates) be agreed prior to negotiation of the deal terms that were specifically of interest to the Principals.

•	The fact that the Special Committee’s approval of the merger agreement constituted a Special Approval for purposes of the operating agreement.

•	The fact that the Special Committee was unanimous in its determination to recommend the merger agreement for approval by the Board.

The Special Committee also considered and balanced against the potentially positive factors a number of uncertainties, risks and other potentially negative factors in its deliberations concerning the merger and the other transactions contemplated by the merger agreement, including the following (not necessarily in order of relative importance):

•	That subsequent to completion of the merger, the Company’s shareholders would forgo the opportunity to realize the potential long-term value of the successful execution of the Company’s current strategy as an independent public company by participating in any future earnings or growth or in any future appreciation in value of the Class A shares as represented in the Forecasts or otherwise.

•	That certain of Evercore’s financial analyses, including in particular the discounted cash flow analysis, indicated potential implied values for the Company’s Class A shares that were greater than $8.08 per share in circumstances in which the Company achieved the “High Case” or “Base Case” Forecasts.

•	That the Principals and certain of the Company’s directors and executive officers have interests in the merger that are different from, or in addition to, those of the Company’s public shareholders. The Special Committee was aware of and extensively discussed and considered these interests; for more information about such interests, see below under the heading “— Interests of the Directors and Executive Officers of the Company in the Merger.”

•	That the transaction is not subject to a “majority of the minority” shareholder approval requirement, and that the Class A shares and/or Class B shares held by the Principals and certain of their related entities and persons are included for the purposes of determining whether a majority of the outstanding Company shares have been voted in favor of adopting and approving the merger agreement, and that the Principals and certain of their related entities and persons hold Company shares representing [ ]% of the total voting power of the Company as of the Record Date and have signed separate voting agreements that represent, as to all such agreements in the aggregate, 34.99% of the total voting power of the Company.

•	That the merger would be a transaction in which gain or loss is recognized by the Company’s shareholders for U.S. federal income tax purposes.

•	That appraisal rights would not be available for Company shareholders.

•	The fact that, under specified circumstances, the Company may be required to pay fees in the event the merger agreement is terminated and the effect this could have on the Company, including:

•	the possibility that the $98,350,000 termination fee payable by the Company to Parent upon the termination of the merger agreement in order to allow the Company to enter into an agreement with respect to a superior proposal could discourage other potential acquirers from making a competing proposal, although the Board and Special Committee believe that the termination fee is reasonable in amount and will not unduly deter, preclude or restrict any other party that might be interested in acquiring the Company; and

•	if the merger is not consummated, the Company will generally be required to pay its own expenses associated with the merger agreement and the transactions contemplated thereby.

•	The potential risk that the conditions to closing may not be satisfied, including as a result of, among other things, the potential challenges associated with obtaining the consent of certain advisory clients representing at least 87.5% of base aggregate management fees (as defined in the merger agreement) of such clients.

•	The amount of time that may be required to consummate the merger, including the fact that the completion of the merger depends on factors outside of the Company’s or Parent’s control and the risk that the pendency of the merger for an extended period of time could have an adverse effect on the Company.

•	The significant costs involved in connection with entering into the merger agreement and completing the merger and the substantial time and effort of management required to consummate the merger, which could disrupt the Company’s business operations.

•	That the announcement and pendency of the merger, or the failure to complete the merger, may cause substantial harm to the Company’s relationships with its employees (including making it more difficult to attract and retain key personnel and the possible loss of key management and other personnel) and investors in funds or other vehicles managed or advised by affiliates of the Company.

•	The restrictions in the merger agreement on the Company’s ability to actively solicit competing bids to acquire it and to entertain other acquisition proposals unless certain conditions are satisfied.

•	The restrictions on the Company’s conduct of business prior to completion of the merger, which could delay or prevent the Company from undertaking business opportunities that may arise or taking other actions with respect to its operations during the pendency of the merger.

•	That, while the Company expects the merger to be consummated if the proposal to adopt the merger agreement is approved by the Company’s shareholders, there can be no assurance that all conditions to the parties’ obligations to consummate the merger will be satisfied.

•	The fact that under the terms of the merger agreement, the Company has agreed to provide Parent up to an eight-week period to syndicate the equity of Parent, subject to certain conditions and limitations set forth in the merger agreement.

•	That the market price of the Class A shares could be affected by many factors, including: (i) if the merger agreement is terminated, the reason or reasons for such termination and whether such termination resulted from factors adversely affecting the Company; (ii) the possibility that, as a result of the termination of the merger agreement, possible acquirers may consider the Company to be an unattractive acquisition candidate; and (iii) the possible sale of the Class A shares by short-term investors following an announcement that the merger agreement was terminated.

•	That other potential counterparties to strategic transactions offered stock consideration, which would allow Company shareholders to share in the synergies of such a transaction and capture a future change of control premium.

•	The fact that the Company has incurred and will continue to incur significant transaction costs and expenses in connection with the proposed transaction, regardless of whether the merger is consummated.

Reasons of the Board

In reaching its determinations, the full Board considered the analyses and conclusions of the Special Committee, including the factors described above, and the unanimous recommendation of the Special Committee that the full Board approve the merger agreement and the transactions contemplated by the merger agreement. In addition to the factors described above, the full Board also considered the following (not necessarily in order of relative importance):

•	The fact that the merger agreement was unanimously approved by an active and engaged Special Committee, which is composed of directors who are independent from Parent, Sponsor and their respective affiliates, are independent of the Company and its subsidiaries and the Principals and their respective affiliates, and are not interested in the transaction, and that the Special Committee held 20 meetings between its date of formation and the announcement of the contemplated transactions and received advice from Evercore, the Special Committee’s independent financial advisor, and Davis Polk, the Special Committee’s independent legal advisor, in evaluating, negotiating and recommending the terms of the merger agreement.

•	The oral opinion of Morgan Stanley delivered to the Board on February 12, 2017, subsequently confirmed orally on February 14, 2017 and by a written opinion dated as of February 14, 2017 and delivered to the Board, to the effect that, as of the date of the opinion and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley as set forth in the written opinion, the merger consideration to be received by the holders of Class A shares pursuant to the merger agreement was fair from a financial point of view to the holders of the Class A shares (other than the Principals and their respective affiliates). The written opinion is described below in “— Opinion of Morgan Stanley & Co. LLC” beginning on page 64.

•	The briefings and information provided to the various members of the Board throughout the transaction process, including the limited participation of Mr. Jacobs in informational portions of certain meetings of the Special Committee.

•	The Board’s belief, based on the Board’s knowledge of the Company’s long-term strategic goals and opportunities, industry trends, competitive environment and short- and long-term performance in light of the Company’s strategic plan, including the potential impact of those factors on the trading price of the Company’s Class A shares (which cannot be precisely quantified numerically), and discussions with the Company’s senior management and the Company’s outside legal and financial advisors, that the value offered to the Company’s shareholders pursuant to the merger agreement is more favorable to the Company’s shareholders than the potential value that might reasonably be expected to result from remaining an independent public company.

•	The Board’s belief that the price to be paid by Parent is the highest price per share that Parent was willing to pay, that the terms and conditions of the merger agreement were the most favorable to the Company and its shareholders (other than the Principals and their respective affiliates) to which Parent was willing to agree, and that continued efforts to obtain a higher price from Parent, or soliciting additional interest from third parties, would be unlikely to lead to a higher price from Parent or a more favorable transaction with a third party, and could lead to the loss of Parent’s proposed transaction.

After taking into account the factors set forth above, as well as others, the Board and the Special Committee concluded that the risks, uncertainties, restrictions and potentially negative factors associated with the merger were outweighed by the potential benefits of the merger to the Company’s shareholders (other than the Principals and their respective affiliates).

The foregoing discussion of factors considered by the Board and Special Committee is not intended to be exhaustive, but summarizes the material factors considered by the Board and Special Committee. In light of the variety of factors considered in connection with their evaluation of the merger agreement and the merger, the Board and Special Committee did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching their determinations and recommendations. Moreover, each member of the Board and Special Committee applied his own personal business judgment to the process and may have given different weight to different factors. The Board and Special Committee did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support their ultimate determinations. The Board and Special Committee based their recommendations on the totality of the information presented, including thorough discussions with, and questioning of, the Company’s senior management and the Board’s and Special Committee’s respective financial advisors and outside legal counsel. It should be noted that this explanation of the reasoning of the Board and Special

Committee and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in “Cautionary Statement Concerning Forward-Looking Statements” beginning on page 29.

Opinions of Financial Advisors

Opinion of Evercore Group L.L.C.

Pursuant to an engagement letter dated January 5, 2017, the Special Committee retained Evercore to act as its financial advisor in connection with evaluating strategic and financial alternatives, including the merger. As part of this engagement, the Special Committee requested that Evercore evaluate the fairness, from a financial point of view, of the merger consideration to be received by the holders of Class A shares (other than the Principals and their respective affiliates) entitled to receive such merger consideration. At a telephonic meeting of the Special Committee held on February 14, 2017, Evercore rendered its oral opinion to the Special Committee, subsequently confirmed by delivery of a written opinion, that, as of February 14, 2017, and based upon and subject to the factors, procedures, assumptions, qualifications, limitations and other matters set forth in its written opinion, the merger consideration to be received by the holders of Class A shares (other than the Principals and their respective affiliates) entitled to receive such merger consideration was fair, from a financial point of view, to such holders of Class A shares.

The full text of Evercore’s written opinion, dated February 14, 2017, which sets forth, among other things, the factors considered, procedures followed, assumptions made and qualifications and limitations on the scope of review undertaken by Evercore in rendering its opinion, is attached as Annex F to this Proxy Statement and is incorporated herein by reference. The Company urges you to read the opinion carefully and in its entirety. Evercore’s opinion was addressed to, and for the information and benefit of, the Special Committee in connection with its evaluation of the merger. Evercore’s opinion did not address the relative merits of the merger as compared to other business or financial strategies that might be available to the Company, nor did it address the underlying business decision of the Company to engage in the merger. Evercore’s opinion does not constitute a recommendation to the Special Committee, the Board or to any other persons in respect of the merger, including as to how any holder of Class A shares should vote or act in respect of the merger. The summary of Evercore’s opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion.

In connection with rendering its opinion, Evercore has, among other things:

•	reviewed certain publicly available business and financial information relating to the Company that Evercore deemed to be relevant, including publicly available research analysts’ estimates;

•	reviewed certain non-public historical financial statements and other non-public historical financial and operating data relating to the Company prepared and furnished to Evercore by management of the Company;

•	reviewed the Forecasts (for more information on the Forecasts, see “— Certain Financial Forecasts” beginning on page 70) and certain non-public operating data relating to the Company prepared and furnished to Evercore by management of the Company;

•	discussed the past and current operations, Forecasts and current financial condition of the Company with management of the Company (including management’s views on the risks and uncertainties of achieving the Forecasts);

•	reviewed the reported prices and the historical trading activity of the Class A shares;

•	compared the financial performance of the Company and its stock market trading multiples with those of certain other publicly traded companies that Evercore deemed relevant;

•	compared the financial performance of the Company and the valuation multiples relating to the merger with those of certain other transactions that Evercore deemed relevant;

•	reviewed a draft of the merger agreement, dated February 13, 2017, which Evercore assumed was in substantially final form and from which Evercore assumed the final form would not vary in any respect material to Evercore’s analysis; and

•	performed such other analyses and examinations and considered such other factors that Evercore deemed appropriate.

For purposes of its analysis and opinion, Evercore assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of all of the information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by Evercore, and Evercore assumes no liability therefor. With respect to the Forecasts, Evercore assumed that they were reasonably prepared on bases reflecting the best currently available estimates and good-faith judgments of management of the Company as to the future financial performance of the Company under the business assumptions reflected therein. Evercore expressed no view as to any projected financial data relating to the Company or the assumptions on which they are based. Evercore also relied, at the direction of the Special Committee, without independent verification, upon the assessment of management of the Company as to the value of certain investment and operating assets.

For purposes of rendering its opinion, Evercore assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the merger agreement were true and correct, that each party would perform all of the covenants and agreements required to be performed by it under the merger agreement and that all conditions to the consummation of the merger would be satisfied without material waiver or modification thereof. Evercore further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the merger will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on the Company or the consummation of the merger or materially reduce the benefits to the holders of the Class A shares of the merger.

Evercore did not make nor assume any responsibility for making any independent valuation or appraisal of the assets or liabilities of the Company, nor was it furnished with any such appraisals, nor did it evaluate the solvency or fair value of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. Evercore’s opinion was necessarily based upon information made available to it as of the date of its opinion and financial, economic, market and other conditions as they existed and as could be evaluated on the date of its opinion. It should be understood that subsequent developments may have affected or may affect Evercore’s opinion and that Evercore does not have any obligation to update, revise or reaffirm its opinion.

In arriving at its opinion, Evercore was not authorized to solicit, and Evercore did not solicit, interest from any party with respect to the acquisition of the Company or a business combination or other extraordinary transaction involving the Company.

Evercore was not asked to pass upon, and expressed no opinion with respect to, any matter other than the fairness to the holders of the Class A shares (other than the Principals and their respective affiliates), from a financial point of view, of the merger consideration. Evercore did not express any view on, and its opinion did not address, the fairness of the merger to, or any consideration received in connection therewith by, the holders of any other securities, creditors or other constituencies of the Company, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or any class of such persons, whether relative to the merger consideration or otherwise. Evercore assumed that any modification to the structure of the transaction will not vary in any respect material to its analysis. Evercore’s opinion did not address the relative merits of the merger as compared to other business or financial strategies that might be available to the Company, nor did it address the underlying business decision of the Company to engage in the merger. Evercore did not express any opinion as to the price at which shares of the Company’s stock would trade at any time. Evercore is not a legal, regulatory, accounting or tax expert and assumed the accuracy and completeness of assessments by the Company and its advisors with respect to legal, regulatory, accounting and tax matters.

Except as described above, the Special Committee imposed no other instruction or limitation on Evercore with respect to the investigations made or the procedures followed by Evercore in rendering its opinion. Evercore’s opinion was only one of many factors considered by the Special Committee in its evaluation of the merger and should not be viewed as determinative of the views of the Special Committee with respect to the merger or the merger consideration.

Summary of Financial Analyses

The following is a summary of the material financial analyses reviewed by Evercore with the Special Committee on February 14, 2017 in connection with rendering Evercore’s opinion. The following summary, however, does not purport to be a complete description of the analyses performed by Evercore. The order of the analyses described and the results of these analyses do not represent relative importance or weight given to these analyses by Evercore. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data that existed on or before February 13, 2017 (the last trading date prior to the rendering of Evercore’s opinion) and is not necessarily indicative of current market conditions.

The following summary of financial analyses includes information presented in tabular format. These tables must be read together with the text of each summary in order to understand fully the financial analyses performed by Evercore. The tables alone do not constitute a complete description of the financial analyses performed by Evercore. Considering the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Evercore’s financial analyses.

Discounted Cash Flow Analysis

Evercore performed a discounted cash flow analysis of the Company to calculate the estimated present value as of December 31, 2016 of the unlevered, after-tax free cash flows that the Company was projected to generate from January 1, 2017 through December 31, 2020, based upon the Forecasts, each of which assumed different levels of compound annual growth rate and average margin, which were designated the “Low Case,” the “Base Case” and the “High Case,” as well as a “Weighted Average.” The Weighted Average was based on Company management’s beliefs regarding the achievability of the Forecasts, as described below under “— Certain Financial Forecasts,” with a 60%, 30% and 10% probability weighting assigned to the Low Case, the Base Case and the High Case, respectively. Per Company management, $15 million of incremental pre-tax stock-based compensation expense in years 2017 through 2020, not reflected in the Forecasts, was deducted from each of the Low Case, the Base Case, the High Case and the Weighted Average, which were then used by Evercore to calculate the unlevered, after-tax free cash flows. Evercore also calculated a terminal value for the Company by applying a range of perpetuity growth rates, based on its professional judgment given the nature of the Company and its business and the industry in which it operates, from 1.0% to 3.0%, to the projected unlevered, after-tax free cash flows of the Company in the terminal year. The cash flows and the terminal value were then discounted to present value using a discount rate of 12.0% to 15.5%, based on the Company’s weighted average cost of capital calculated using the capital asset pricing model, to derive a range of implied enterprise values for the Company. A range of implied equity values for the Company was then calculated by increasing the range of implied enterprise values by the amount of the Company’s net cash (calculated as cash and cash equivalents less debt obligations incurred as of December 31, 2016).

Using this analysis, Evercore derived the following range of implied equity values per Class A share for the Company:

Implied Equity Value Range Per Share
Weighted Average	$ 7.05 – $10.26
Low Case	$ 5.64 – $ 8.09
Base Case	$ 8.51 – $12.46
High Case	$11.12 – $16.64

Evercore compared the results of this analysis to the merger consideration of $8.08 per Class A share.

Evercore also performed a discounted cash flow analysis based upon each of the Low Case, the Base Case, the High Case and the Weighted Average with a terminal value for the Company calculated by applying an exit multiple of 7.0x to 9.0x, selected based on Evercore’s experience and professional judgment, to the Company’s 2020 after-tax distributable earnings (including, per Company management, a deduction of $15 million of incremental pre-tax stock-based compensation expense not reflected in Company management’s projections). The cash flows and the terminal value were then discounted to present value using a discount rate of 12.0% to 15.5%, based on the Company’s weighted average cost of capital calculated using the capital asset pricing model, to derive a range of implied enterprise values for the Company. A range of implied equity values for the Company was then calculated by increasing the range of implied enterprise values by the amount of the Company’s net cash (calculated as cash and cash equivalents less debt obligations incurred as of December 31, 2016).

Using this analysis, Evercore derived the following range of implied equity values per Class A share for the Company:

Implied Equity Value Range Per Share
Weighted Average	$ 6.78 – $ 8.49
Low Case	$ 5.42 – $ 6.73
Base Case	$ 8.19 – $10.29
High Case	$10.68 – $13.62

Evercore compared the results of this analysis to the merger consideration of $8.08 per Class A share.

Sum of the Parts Analysis

Evercore conducted a sum of the parts valuation analysis to calculate the equity value of the Company based on the results of the 2016 calendar year and each of the Low Case, the Base Case, the High Case and the Weighted Average for the 2017 calendar year. In performing its analysis, Evercore applied a valuation multiple to three components of the Company’s earnings — (i) net management fees, (ii) net incentive income and (iii) earnings from Graticule, which Evercore refers to as “GAMA earnings” — as well as taxes payable on earnings from the three components.

The net management fees component included management fees, operating expenses and all incremental stock-based compensation (including, per Company management, a deduction of $15 million of incremental pre-tax stock-based compensation expense in 2016 and 2017 not reflected in the Forecasts). Based on its experience and professional judgment, Evercore assumed a valuation multiple range of 13.0x to 15.0x for 2016 and 12.0x to 14.0x for 2017.

The net incentive income component included incentive income and expenses from profit sharing and the principal compensation plan. Based on its experience and professional judgment, Evercore assumed a valuation multiple range of 3.0x to 6.0x for each of 2016 and 2017.

For the GAMA earnings component and taxes payable on all three components, Evercore assumed a multiple range of 6.1x to 8.8x for 2016 and 6.1x to 8.7x for 2017, based on the weighted average multiples of the Company’s net management fees and net incentive income components.

To calculate total equity value, Evercore then added the Company’s net balance sheet assets (calculated as cash and cash equivalents plus investments less debt obligations payable) to the foregoing ranges. Cash and cash equivalents and debt obligations payable were valued at 100% of book value; based on its experience and professional judgment, Evercore valued investments in a range from 80% to 120% of book value.

Using this analysis, Evercore derived the following range of implied equity values per Class A share for the Company:

	2016A	2017E
Weighted Average	$6.00 – $8.50	$6.29 – $ 8.92
Low Case	$6.00 – $8.50	$6.05 – $ 8.43
Base Case	$6.00 – $8.50	$6.61 – $ 9.53
High Case	$6.00 – $8.50	$6.79 – $10.02

Evercore compared the results of this analysis to the merger consideration of $8.08 per Class A share.

Trading Multiple Analysis

In performing a trading multiple analysis of the Company, Evercore reviewed publicly available financial and market information for the Company and the selected public companies listed in the table below, which we refer to as the “Trading Group,” which Evercore deemed most relevant to consider in relation to the Company, based on its professional judgment and experience, because they include alternative asset managers with operations that, for purposes of this analysis, Evercore considered similar to the operations of the Company. However, Evercore noted that none of the companies in the Trading Group is identical to the Company because of inherent differences in the businesses, operations, performance, financial conditions and prospects of each company.

Evercore reviewed, among other things, the per share closing price of each company in the Trading Group on February 13, 2017 as a multiple of the after-tax distributable earnings per share (which we refer to as the “Share Price/After-Tax DE per Share” multiple) estimated for calendar years 2016, 2017 and 2018 for each company in the Trading Group. The financial data of the Trading Group used by Evercore for this analysis were based on publicly available research analysts’ estimates.

The Share Price/After-Tax DE per Share multiples for each company in the Trading Group are set forth in the table below.

Trading Group Company	Share Price/After-Tax DE per Share: 2016E	Share Price/After-Tax DE per Share: 2017E	Share Price/After-Tax DE per Share: 2018E
The Blackstone Group L.P.	17.1x	11.1x	10.6x
KKR & Co. L.P.	9.5x	10.2x	9.2x
Apollo Global Management, LLC	15.0x	14.3x	11.4x
Oaktree Capital Group, LLC	15.7x	14.9x	11.1x
The Carlyle Group LP	8.7x	8.0x	6.9x
Ares Management, L.P.	22.0x	19.5x	16.7x
Och-Ziff Capital Management Group LLC	NM	7.6x	6.4x
Mean	14.7x	12.2x	10.3x
Median	15.3x	11.1x	10.6x
Mean (excluding Ares)	13.2x	11.0x	9.3x
Median (excluding Ares)	15.0x	10.6x	9.9x

Based on its review of the Trading Group and its experience and professional judgment, Evercore derived a valuation range of Share Price/After-Tax DE per Share multiples of 8.0x to 10.0x which Evercore applied to the Company’s after-tax distributable earnings (including, per Company management, a deduction of $15 million of incremental pre-tax stock-based compensation expense not reflected in the Forecasts) for calendar year 2016 and a valuation range of Share Price/After-Tax DE per Share multiples of 7.0x to 9.0x which Evercore applied to the Company’s estimated after-tax distributable earnings (including, per Company management, a deduction of $15 million of incremental pre-tax stock-based compensation expense not reflected in the Forecasts) for calendar years 2017 and 2018.

Using this analysis, Evercore derived the following range of implied equity values per Class A share for the Company:

	Share Price/After-Tax DE per Share: 2016A	Share Price/After-Tax DE per Share: 2017E	Share Price/After-Tax DE per Share: 2018E
Weighted Average	$5.14 – $6.42	$7.08 – $ 9.10	$6.03 – $ 7.75
Low Case	$5.14 – $6.42	$5.65 – $ 7.26	$5.15 – $ 6.63
Base Case	$5.14 – $6.42	$9.07 – $11.66	$6.91 – $ 8.89
High Case	$5.14 – $6.42	$9.70 – $12.47	$8.65 – $11.13

Evercore compared the results of this analysis to the merger consideration of $8.08 per Class A share.

Precedent Transaction Multiples Analysis

Evercore reviewed, to the extent publicly available, financial information relating to several transactions involving alternative asset managers. Evercore selected these transactions because they represented transactions of which Evercore was aware that were announced over the last five years which Evercore considered, in its professional judgment and experience, relevant to the merger.

Because the reasons for and the circumstances surrounding each of the transactions analyzed by Evercore were different, and because of the inherent differences in the businesses, operations, performance, financial conditions and prospects of the companies involved, no selected company or selected transaction utilized in Evercore’s analysis is directly comparable to the Company or the merger. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions to which the Company and the merger were compared.

Evercore reviewed, among other things, the enterprise value of each transaction as a multiple of the target company’s earnings before interest, taxes, depreciation and amortization, which we refer to as “EBITDA,” (in each case, to the extent publicly available and calculated for the twelve month period ending prior to the date of announcement of the transaction, which we refer to as “LTM EBITDA”). The financial data used by Evercore for the selected transactions was based on publicly available information, which in some cases was incomplete and required Evercore to make certain assumptions it deemed appropriate in connection with its analysis. The Enterprise Values reflected include the total gross potential consideration of any earn-out or contingent consideration that may be paid over time.

The enterprise value to LTM EBITDA multiples for each of the transactions used by Evercore for purposes of its analysis are set forth in the table below.

Announcement Date	Acquiror	Target	% Acquired	Purchase Price (in $ millions)	Implied Value (100% Basis, in $ millions)	Enterprise Value/LTM EBITDA
June 14, 2016	Old Mutual Asset Management	Landmark Partners	60%	$465	$775		(1)
July 23, 2015	Ares Management, L.P.	Kayne Anderson Capital Advisors, L.P.	100%	$2,550	$2,550	12.9x	(2)
December 17, 2014	Man Group Plc	Silvermine Capital Management	100%	$70	$70
September 17, 2014	HF2 Financial Management	ZAIS Group	73%	$175	$240	5.7x	(3)
June 19, 2014	Man Group Plc	Numeric Investors	100%	$494	$494	3.1x	(4)
June 9, 2014	Oaktree	Highstar	100%	$97	$97
October 18, 2013	KKR	Avoca Capital	100%	$140	$140
September 25, 2013	Carlyle Group	Metropolitan Real Estate Equity Management	100%	$63	$63
December 20, 2012	Carlyle Group	NGP Energy Capital Mgmt.	55%	$675	$1,226
Mean						7.2x
Median						5.7x

(1)	Guidance of 8.0x-10.0x EBITDA provided by Old Mutual Asset Management; time period of purchase price multiple not specified.
(2)	Per Ares Management’s public filings, multiple based on 2014 results, which included $179 million of fee related earnings (89% of total) and $22 million of net performance related income (11% of total). This transaction was not ultimately consummated. For reference, the Company’s 2016 results include approximately 35% fee related earnings and approximately 65% net performance related income.
(3)	Per HF2 Financial Management’s public filings, LTM EBITDA of ZAIS Group as of June 30, 2014.
(4)	Per Man Group Plc’s public filings, the transaction included an additional earn-out payment of $275 million if certain performance targets are achieved. If the earn-out is to be paid in full, Numeric’s profitability would need to increase approximately 3.4x from its level at the time of announcement. To calculate the transaction multiple, Evercore multiplied run-rate EBITDA of $47 million by 3.4x. Excluding the earn-out payment, the purchase price multiple on run-rate EBITDA is 4.7x.

Based on its review of the foregoing and its experience and professional judgment, Evercore derived a valuation range of enterprise value to LTM EBITDA multiples of 6.0x to 10.0x, which Evercore applied to the Company’s EBITDA for calendar year 2016 (including, per Company management, a deduction of $15 million of incremental pre-tax stock-based compensation expense not reflected in the Forecasts). Using this analysis, Evercore derived a range of implied equity values per Class A share for the Company of $6.01 to $9.66. Evercore compared the results of this analysis to the merger consideration of $8.08 per Class A share.

Premiums Paid Analysis

Evercore reviewed the premiums paid for (i) acquisitions of U.S. public targets over the last five years with transaction values between $2.0 billion and $4.0 billion and where the consideration paid was 100% cash, of which there were 54, and (ii) acquisitions of U.S. public targets over the last five years with transaction values between $2.0 billion and $4.0 billion, regardless of the form of consideration, of which there were 89. Using information from Securities Data Corp., premiums paid were calculated as the percentage by which the per share consideration paid in each such acquisition exceeded the closing price per share of the target companies one day, one week and four weeks prior to transaction announcements. The results of this analysis are provided in the table below:

	Premium of Offer to Historical Share Prices
	1 Day Prior	1 Week Prior	4 Weeks Prior
100% Cash Consideration (54)
Low	0.4%	0.3%	(0.8%)
25th Percentile	22.6%	20.2%	24.1%
Median	33.1%	34.5%	36.1%
Mean	39.2%	40.7%	45.1%
75th Percentile	44.3%	46.6%	47.2%
High	238.9%	255.1%	347.1%

All Transactions (89)
Low	(17.6%)	(12.0%)	(16.3%)
25th Percentile	16.8%	17.0%	19.9%
Median	28.6%	30.0%	32.1%
Mean	34.5%	35.8%	39.7%
75th Percentile	42.4%	41.4%	46.6%
High	238.9%	255.1%	347.1%

Based on the above analysis and Evercore’s professional judgment and experience, Evercore then applied a range of premiums derived from the selected transactions of 25% to 35% to the closing price per Class A share on February 13, 2017. Using this analysis, Evercore derived a range of implied equity values per Class A share of $7.29 to $7.87. Evercore compared the results of this analysis to the merger consideration of $8.08 per Class A share.

Historical Trading Range Analysis

Evercore also reviewed, for reference and informational purposes only and not as part of its financial analysis in connection with rendering its advice, the public trading prices for the Class A shares for the 52 weeks ended on February 13, 2017. Evercore noted that during this time period the closing trading price of the Class A shares ranged from a low of $4.19 to a high of $5.92, as compared to the merger consideration of $8.08 per Class A share.

Present Value of Research Analyst Price Targets

Evercore also reviewed, for reference and informational purposes only and not as part of its financial analysis in connection with rendering its advice, research analyst estimates of potential future value for the Class A shares, or “price targets,” based on publicly available equity research published with respect to the Company as of February 13, 2017. Evercore assumed a 12.5% cost of equity, calculated using the capital asset pricing model, for the highest analyst price target estimate of $8.00 per share and a 16.5% cost of equity, calculated using the capital asset pricing model, for the lowest analyst price target estimate of $5.00 per share. Evercore noted a range of the present value of research analyst price targets of $4.29 to $7.11 per Class A share, as compared to the merger consideration of $8.08 per Class A share.

General

In connection with the review of the merger by the Special Committee, Evercore performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary described above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Evercore’s opinion. In arriving at its fairness determination, Evercore considered the results of all the analyses and did not draw, in isolation, conclusions from or with regard to any one analysis or factor considered by it for purposes of its opinion. Rather, Evercore made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all the analyses. In addition, Evercore may have considered various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described above should therefore not be taken to be Evercore’s view of the value of the Company. No company used in the above analyses as a comparison is directly comparable to the Company, and no transaction used is directly comparable to the merger. Further, Evercore’s analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies or transactions used, including judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company or its advisors.

Evercore prepared these analyses solely for the purpose of providing an opinion to the Special Committee as to the fairness of the merger consideration, from a financial point of view, to the holders of the Class A shares (other than the Principals and their respective affiliates) entitled to receive such merger consideration. These analyses do not purport to be appraisals of the Company or to necessarily reflect the prices at which the Company or its securities actually may be sold. Any estimates contained in these analyses are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such estimates. Accordingly, estimates used in, and the results derived from, Evercore’s analyses are inherently subject to substantial uncertainty, and Evercore assumes no responsibility if future results are materially different from those forecasted in such estimates. The issuance of the fairness opinion was approved by an opinion committee of Evercore.

Under the terms of Evercore’s engagement, Evercore provided the Special Committee with financial advisory services and delivered a fairness opinion in connection with the merger. Pursuant to the terms of its engagement letter, the Company has agreed to pay Evercore fees for its services in connection with its engagement, including a monthly retainer fee of $250,000 (not to exceed four months), an opinion fee of $2,000,000, a success fee in the event the merger is consummated of $5,000,000 (against which the retainer fees and opinion fee are creditable) and, at the Special Committee’s sole and absolute discretion, a discretionary fee in an amount not to exceed $2,000,000 based upon, among other things, the resources expended by Evercore in the course of the assignment, the Special Committee’s satisfaction with the services rendered and the benefit to the Company of the successful conclusion of the assignment. Evercore earned (i) the first monthly retainer fee upon execution of its engagement letter on January 5, 2017, (ii) the second monthly retainer fee on February 1, 2017, (iii) the third monthly retainer fee on March 1, 2017, (iv) the fourth monthly retainer fee on April 1, 2017 and (v) the opinion fee of $2,000,000 upon delivery of its fairness opinion to the Special Committee on February 14, 2017. In addition, the Company has agreed to reimburse Evercore for its reasonable and documented out-of-pocket expenses (including reasonable and documented out-of-pocket legal fees, expenses and disbursements) incurred in connection with its engagement and to indemnify Evercore and any of its members, partners, officers, directors, advisors, representatives, employees, agents, affiliates or controlling persons, if any, against certain liabilities and expenses arising out of its engagement and any related transaction.

During the three-year period prior to the date of Evercore’s opinion, Evercore and its affiliates provided certain financial advisory services to the Company and its affiliates and received approximately $7,600,000 (including $2,500,000 earned to date on this engagement) as compensation for such services. During the three-

year period prior to the date of Evercore’s opinion, no material relationship existed between Evercore and its affiliates and SoftBank Group Corp. pursuant to which compensation was received by Evercore or its affiliates as a result of such relationship, although Evercore did receive approximately $8,535,622 as compensation for financial advisory services provided to affiliates of SoftBank Group Corp. During the three-year period prior to the date hereof, no material relationship existed between Evercore and its affiliates and FAB and its affiliates pursuant to which compensation was received by Evercore or its affiliates as a result of such relationship. Evercore or its affiliates may provide financial or other services to the Company, SoftBank Group Corp., FAB or their respective affiliates in the future and in connection with any such services Evercore and its affiliates may receive compensation.

In the ordinary course of business, Evercore and its affiliates may actively trade the securities, or related derivative securities, or financial instruments of the Company, SoftBank Group Corp. or their respective affiliates for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or instruments.

The Special Committee engaged Evercore to act as its financial advisor based on its qualifications, experience and reputation. Evercore is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses in connection with mergers and acquisitions, leveraged buyouts, competitive biddings, private placements and valuations for corporate and other purposes.

Opinion of Morgan Stanley & Co. LLC

The Board retained Morgan Stanley to provide it with financial advisory services in connection with the merger. The Board selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s qualifications, expertise and reputation, and its knowledge of the Company’s business and affairs. On February 12, 2017, Morgan Stanley rendered its oral opinion, which was subsequently confirmed orally and in writing on February 14, 2017, to the Board to the effect that, as of the date of the opinion and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its written opinion, the merger consideration to be received by the holders of Class A shares pursuant to the merger agreement, was fair from a financial point of view to the holders of Class A shares (other than the Principals and their respective affiliates).

The full text of the written opinion of Morgan Stanley, dated February 14, 2017, is attached as Annex G to this Proxy Statement, and is incorporated by reference herein in its entirety. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. The summary of the opinion of Morgan Stanley in this proxy statement is qualified in its entirety by reference to the full text of the opinion. You are encouraged to, and should, read Morgan Stanley’s opinion and the section summarizing Morgan Stanley’s opinion carefully and in their entirety. Morgan Stanley’s opinion was directed to the Board, in its capacity as such, and addresses only the fairness from a financial point of view of the merger consideration to be received by the holders of the Class A shares (other than the Principals and their respective affiliates) pursuant to the merger agreement, as of the date of the opinion, and does not address any other aspects or implications of the merger, including the transactions contemplated by the founders agreement or the treatment of the Company’s Class B shares, which will be cancelled and retired and cease to exist upon the consummation of the merger pursuant to the merger agreement. Morgan Stanley’s opinion was not intended to, and does not, constitute advice or a recommendation to any shareholder of the Company as to how to vote at any shareholders’ meeting to be held in connection with the merger or whether to take any other action with respect to the merger.

In connection with rendering its opinion, Morgan Stanley, among other things:

•	reviewed certain publicly available financial statements and other business and financial information of the Company;

•	reviewed certain internal financial statements and other financial and operating data concerning the Company;

•	reviewed the Forecasts (for more information on the Forecasts, see “— Certain Financial Forecasts” beginning on page 70);

•	discussed the past and current operations and financial condition and the prospects of the Company with executive officers of the Company;

•	reviewed the reported prices and trading activity for the Class A shares;

•	compared the financial performance of the Company and the prices and trading activity of the Class A shares with that of certain other publicly-traded companies comparable to the Company and their securities;

•	reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

•	participated in certain discussions and negotiations among representatives of the Company and Sponsor and their financial and legal advisors;

•	reviewed the merger agreement, the equity commitment letter, the guarantee and certain related documents; and

•	performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to it by the Company, and which formed a substantial basis for its opinion. With respect to the Forecasts, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company. In addition, Morgan Stanley assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that the definitive merger agreement did not differ in any material respect from the draft thereof furnished to Morgan Stanley. Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the merger. Morgan Stanley is not a legal, tax or regulatory advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of the Company and its legal, tax or regulatory or advisors with respect to legal, tax or regulatory matters. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the merger consideration to be received by the holders of Class A shares (other than the Principals and their respective affiliates) in the merger.

Morgan Stanley did not express any opinion with respect to the transactions contemplated by the founders agreement or the treatment of the Class B shares, which will be cancelled and retired and cease to exist upon the consummation of the merger pursuant to the merger agreement. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of the Company, nor was it furnished with any such valuations or appraisals. Morgan Stanley’s written opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of February 14, 2017. Events occurring after such date may affect Morgan Stanley’s opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion.

Summary of Financial Analyses

The following is a brief summary of the material financial analyses performed by Morgan Stanley in connection with the preparation of its opinion to the Board. The following summary is not a complete description of Morgan Stanley’s opinion or the financial analyses performed and factors considered by Morgan Stanley in connection with its opinion, nor does the order of analyses described represent the relative importance or weight given to those analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before February 10, 2017 (the last trading day immediately preceding the February 12, 2017 presentation by Morgan Stanley to the Board), and is not necessarily indicative of current market conditions. For the purposes of analysis, each of the per share values outlined below is rounded to the nearest $0.01. Some of the summaries of financial analyses below include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The analyses listed in the tables and described below must be considered as a whole; considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Morgan Stanley’s opinion.

In performing the financial analysis summarized below and arriving at its opinion, Morgan Stanley used and relied upon the Forecasts, which were prepared by the Company’s management to provide to potential buyers in connection the potential sale of the Company, and certain financial projections based on Wall Street research reports and referred to in this Proxy Statement as the “Street Case.” The Forecasts included three sets of financial projections based on different assumptions: 6% AUM CAGR & 36% average margin (the “Low Case”); 10% AUM CAGR & 40% average margin (the “Base Case”); and 14% AUM CAGR & 41% average margin (the “High Case”). Management informed Morgan Stanley that management believed that it would be most appropriate to apply a majority probability weighting to the Low Case. For more information on the Forecasts, please see the section of this Proxy Statement entitled “— Certain Financial Forecasts.”

Historical Trading Range and Research Targets Analysis

Morgan Stanley reviewed the historical trading range of the Class A shares for the 52-week period ending February 10, 2017 and noted that, during such period, the maximum closing price per Class A share was $6.03 and the minimum trading price per Class A share was $3.92. Morgan Stanley also reviewed share price targets for the Class A shares prepared and published by equity research analysts, which reflect each analyst’s estimate of the future public market trading price of the Class A shares and were not discounted to present value.

Morgan Stanley discounted such share price targets to present value (as of February 10, 2017) by applying an illustrative one-year discount period at a discount rate of 13.1%, based upon an analysis of the Company’s cost of equity. Morgan Stanley estimated the Company’s cost of equity based on Morgan Stanley’s professional judgment and expertise and taking into consideration, among other things, the capital asset pricing model, adjustments to account for the Company’s relatively large balance sheet investments and net cash relative to comparable publicly traded companies, as well as the Company’s percentage of earnings from management fee income and incentive fee income relative to comparable publicly traded companies, with inputs that Morgan Stanley deemed were relevant based on publicly available data. Morgan Stanley noted a range of share price targets for the Class A shares as of February 10, 2017 discounted as described above of $4.42 to $7.08 per Class A share. The public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for the Class A shares and these estimates are subject to uncertainties, including the future financial performance of the Company and future financial market conditions.

Premiums Paid Analysis

Using publicly available information, Morgan Stanley reviewed transactions and announced bids for control of U.S. public targets with an aggregate transaction value of at least $1.0 billion announced from January 1, 2007 to and including December 31, 2016. Morgan Stanley calculated the premiums paid in these transactions over the applicable stock price of the acquired company (i.e., the amount by which the price that the purchaser paid for the shares of the target exceeded the market price of such shares) four weeks prior to the earliest of the deal announcement, announcement of a competing bid and market rumors. The average premium paid in these transactions during this period ranged from a low of 29% in 2007 to a high of 48% in 2009 and was 45% in 2016, and the average for the entire period was 38.8%.

Based on the results of this analysis, the premiums paid in precedent transactions as outlined below, and its professional judgment, Morgan Stanley applied a premium range of 30% to 50% to (i) the closing price per Class A share of $5.92 on February 10, 2017, which resulted in an implied per Class A share value range of $7.70 to $8.88; (ii) the 30-day volume weighted average price (“VWAP”) per Class A share of $5.55 as of February 10, 2017, which resulted in an implied per Class A share value range of $7.21 to $8.32; and (iii) the 90-day VWAP per Class A share of $5.33 as of February 10, 2017, which resulted in an implied per Class A share value range of $6.93 to $8.00 (each as compared to the Company’s 30-day VWAP Class A Share price of $5.55, the Company’s closing Class A share price of $5.92 on February 10, 2017 and Sponsor’s final proposed price per Class A share of $8.08). Morgan Stanley noted that the proposed price per Class A share of $8.08 represented a 36% premium to the Company’s closing price on February 10, 2017, a 46% premium to the 30-day VWAP and a 52% premium to the 90-day VWAP.

Sum-of-the-Parts Multiples Based Analysis

Morgan Stanley performed a multiples based analysis of the Company on a sum-of-the-parts basis. The multiples based analysis separated the Company’s estimated earnings for the calendar year 2017, on a stand-alone basis and adjusted for certain one-time items, into two distinct earning streams composed of Management Fee Earnings and Incentive Fee Earnings. The value of the Management Fee Earnings range was calculated by applying a multiple of 13.0x to 16.0x, the value of the Incentive Fee Earnings range was calculated by applying a multiple of 4.0x to 7.0x, reflecting the higher risk nature of incentive income, and a 10% to 20% haircut was applied to balance sheet investments given their illiquid nature, each of which was chosen based on Morgan Stanley’s professional judgment and expertise. Included in the balance sheet value is cash and cash equivalents, net of outstanding debt, of $0.53 per share, in accordance with the Company’s financial statements. The following table represents the results of this analysis:

	Street Case	Low Case	Base Case	High Case
Implied Management Fee Value Per Share	$3.49 – $4.30	$3.01 – $3.70	$2.93 – $3.60	$2.77 – $3.41
Implied Incentive Income Value Per Share	$1.56 – $2.73	$1.33 – $2.33	$1.85 – $3.24	$2.25 – $3.93
Balance Sheet Value Per Share	$2.20 – $2.41	$2.20 – $2.41	$2.20 – $2.41	$2.20 – $2.41
Per Share Equity Value	$7.25 – $9.44	$6.54 – $8.44	$6.98 – $9.25	$7.22 – $9.76

As reflected in the above table, the analysis resulted in an implied per Class A Share equity value range of $7.25 to $9.44 in the Street Case, $6.54 to $8.44 in the Low Case, $6.98 to $9.25 in the Base Case and $7.22 to $9.76 in the High Case (each, as compared to the Company’s 30-day VWAP Class A share price of $5.55, the Company’s closing Class A share price of $5.92 on February 10, 2017 and Sponsor’s final proposed price per Class A Share of $8.08).

Sum-of-the Parts Discounted Cash Flow Analysis

Morgan Stanley performed a discounted cash flow analysis of the Company on a sum-of-the-parts basis. Morgan Stanley’s discounted cash flow analysis separated the Company’s estimated earnings for the calendar year 2017 to 2020, on a stand-alone basis, into two distinct earning streams composed of Management Fee Earnings and Incentive Fee Earnings. For its discounted cash flow calculations, Morgan Stanley applied discount rates ranging from 11.3% to 13.3% (based on the Company’s weighted average cost of capital), a terminal multiple on Management Fee Earnings ranging from 13.0x to 16.0x, a terminal multiple on Incentive Fee Earnings ranging from 4.0x to 7.0x and a 10% to 20% haircut to balance sheet investments, each of which was chosen based on Morgan Stanley’s professional judgment and expertise. Included in the balance sheet value is cash and cash equivalents, net of outstanding debt, of $0.53 per share, in accordance with the Company’s financial statements. The following tables represent the results of this analysis:

	Low Case	Base Case	High Case
Implied Management Fee Value Per Share	$3.16 – $3.91	$ 4.87 – $ 6.11	$ 6.54 – $ 8.27
Implied Incentive Income Value Per Share	$2.17 – $3.04	$ 3.33 – $ 4.69	$ 4.60 – $ 6.55
Balance Sheet Value Per Share	$2.20 – $2.41	$ 2.20 – $ 2.41	$ 2.20 – $ 2.41
Per Share Equity Value	$7.53 – $9.36	$10.40 – $13.22	$13.34 – $17.23

As reflected in the above tables, the analysis resulted in an implied per Class A Share equity value range of $7.53 to $9.36 in the Low Case, $10.40 to $13.22 in the Base Case and $13.34 to $17.23 in the High Case (each, as compared to the Company’s 30-day VWAP Class A share price of $5.55, the Company’s closing Class A share price of $5.92 on February 10, 2017 and Sponsor’s final proposed price per Class A share of $8.08).

Precedent Transactions

Morgan Stanley performed a multiple based sum-of-the-parts precedent transactions analysis, which is designed to imply a value of a company based on publicly available financial terms and purchase price multiples of selected transactions. Morgan Stanley compared publicly available statistics for 17 asset manager transactions that were announced since June 11, 2009 consisting of (i) one alternative asset manager transaction and (ii) 16 traditional asset manager transactions. Morgan Stanley noted that there is very limited publicly available data on precedent transactions in the alternative asset management space. Consequently, Morgan Stanley also analyzed data for traditional asset management transactions, although such data is not directly or fully comparable. The following is a list of the transactions reviewed:

Precedent Transactions
Date Announced	Buyer Name	Target Name
Alternative Asset Managers
5/17/2010	Man Group	GLG Partners
Traditional Asset Managers
12/16/2016	Virtus Investment Partners	RidgeWorth Holdings
12/12/2016	Amundi	Pioneer Investments
10/3/2016	Henderson Group	Janus Capital
8/19/2016	F.A.B. Partners	CIFC
10/8/2015	Reverence and TA Associates	Russell Investments
6/19/2014	Man Group	Numeric Holdings
4/14/2014	TIAA-CREF	Nuveen Investments
3/26/2014	Standard Life Investments	Ignis Asset Management
1/28/2014	Bank of Montreal	F&C Asset Management
11/18/2013	Aberdeen Asset Management	Scottish Widows Investment Partnership
5/30/2013	Warburg Pincus, General Atlantic	Santander Asset Management
2/21/2013	Crestview Partners	Victory Capital Management
2/19/2013	ORIX	Robeco
12/6/2012	TD Bank Group	Epoch Holding Corporation
10/18/2010	Royal Bank of Canada	BlueBay Asset Management PLC
6/11/2009	BlackRock	Barclays Global Investors

Utilizing publicly available information, including publicly available estimates of EBITDA prepared by equity research analysts, Morgan Stanley calculated the implied ratio of the deal value to EBITDA for each of the transactions listed above. Morgan Stanley separated the Company’s EBITDA for the calendar year 2017, on a stand-alone basis and adjusted for certain one-time items, into two distinct EBITDA streams composed of Management Fee EBITDA and Incentive Fee EBITDA. Based on the results of the precedent transactions analysis above and using its professional judgment, Morgan Stanley performed a multiples-based sum-of-the-parts analysis, and applied a multiple range of 8.0x to 12.0x to the Company’s 2017 Management Fee EBITDA, a multiple range of 3.0x to 5.0x to the Company’s 2017 Incentive Fee EBITDA and a 10% to 20% haircut on balance sheet investments. Included in the balance sheet value is cash and cash equivalents, net of outstanding debt, of $0.53 per share, in accordance with the Company’s financial statements. The analysis resulted in an implied per Class A share equity value range of $6.85 to $9.65 in the Street Case, $6.20 to $8.64 in the Low Case, $6.86 to $9.74 in the Base Case and $7.23 to $10.36 in the High Case (each, as compared to the Company’s 30-day VWAP Class A share price of $5.55, the Company’s closing Class A share price of $5.92 on February 10, 2017 and Sponsor’s final proposed price per Class A Share of $8.08).

No company or transaction utilized in the precedent transactions analysis is identical to the Company or the merger. In evaluating the precedent transactions, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond the Company’s control. These include, among other things, the impact of competition on the Company’s business and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of the Company and the industry, and in the financial markets in general, which could affect the public trading value of the companies and the aggregate value and equity value of the transactions to which they are being compared. The fact that points in the range of implied present value per share of the Company derived from the valuation of precedent transactions were less than or greater than the consideration is not necessarily dispositive in connection with Morgan Stanley’s analysis of the consideration for the merger, but is one of many factors Morgan Stanley considered.

General

In connection with the review of the merger by the Board, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of the Company. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond the Company’s control. These include, among other things, the impact of competition on the Company’s business and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of the Company and the industry, and in the financial markets in general. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness, from a financial point of view, to the holders of Class A shares (other than the Principals and their respective affiliates) of the merger consideration to be received by the holders of Class A shares pursuant to the merger agreement, and in connection with the delivery of its oral opinion, and its subsequent written opinion, to the Board. These analyses do not purport to be appraisals or to reflect the prices at which the Class A shares might actually trade.

The merger consideration was determined through arm’s-length negotiations between the Company, Parent and Sponsor and was approved by the Board. Morgan Stanley provided advice to the Company during these negotiations but did not, however, recommend any specific merger consideration to the Company, or that any specific merger consideration constituted the only appropriate consideration for the merger.

Morgan Stanley’s opinion and its presentation to the Board was one of many factors taken into consideration by the Board in deciding to approve the merger agreement and the transactions contemplated thereby. Consequently, the analyses as described above should not be viewed as determinative of the recommendation of the Board with respect to the consideration to be received by shareholders pursuant to the merger agreement or of whether the Board would have been willing to agree to a different form or amount of consideration. Morgan Stanley’s opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with Morgan Stanley’s customary practice.

Morgan Stanley’s opinion was not intended to, and does not, constitute advice or a recommendation to any shareholder of the Company as to how to vote at the Special Meeting to be held in connection with the merger or whether to take any other action with respect to the merger.

The Board retained Morgan Stanley based upon Morgan Stanley’s qualifications, experience and expertise. Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading and prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley and its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions and finance positions and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Company, Sponsor and their respective affiliates, or any other company, or any currency or commodity, that may be involved in the merger, or any related derivative instrument.

Under the terms of its engagement letter, Morgan Stanley provided the Board with financial advisory services and a fairness opinion, described in this section and attached as Annex G to this Proxy Statement, in connection with the merger, and the Company has agreed to pay Morgan Stanley for its services (i) an opinion fee of $5 million, which became payable upon delivery of the written opinion described above, and which fee will be offset, to the extent previously paid, against the transaction fee, and (ii) a transaction fee of $22 million, which is contingent upon the closing of the merger. The Company has also agreed to reimburse Morgan Stanley for its expenses, including fees of outside counsel and other professional advisors, incurred in connection with its engagement. In addition, the Company has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the U.S. federal securities laws, relating to or arising out of Morgan Stanley’s engagement.

In the two years prior to the date of its opinion, Morgan Stanley and its affiliates have received aggregate fees of between $12 million and $13 million in connection with financial advisory and financing services provided to the Company and the majority owned affiliates and portfolio companies of the Company. In the two years prior to the date of its opinion, Morgan Stanley and its affiliates have received aggregate fees of between $12 million and $13 million in connection with financial advisory and financing services provided to Sponsor and its subsidiaries. In addition, Mitsubishi UFJ Morgan Stanley Securities (which we refer to as “MUMSS”), a Japanese joint venture with Mitsubishi UFJ, which is not controlled by Morgan Stanley, has provided in the two years prior to the date of its opinion financial advisory and financing services for Sponsor or its affiliates for which Morgan Stanley believes MUMSS received fees in connection with such services. Morgan Stanley and/or MUMSS may also seek to provide such services to Sponsor and the Company and their respective affiliates in the future and would expect to receive fees for the rendering of these services.

Certain Financial Forecasts

The Company does not, as a matter of general practice, develop or publicly disclose long-term forecasts or internal projections of its future financial performance, revenues, earnings, financial condition or other results due to, among other reasons, the nature of the Company’s business, the uncertainty of the underlying assumptions and estimates, including the difficulty of predicting economic and market conditions. However, in connection with the Company’s evaluation of a possible strategic transaction, three sets of financial forecasts and projections prepared by management (the “Forecasts”) were made available to the Special Committee and the Board and their respective independent financial advisors in performing their financial analyses summarized under “— Opinions of Financial Advisors” beginning on page 55. Each of the Forecasts made certain assumptions resulting in different levels of compound annual growth rate (“CAGR”) and average margin, which were designated the “Low Case,” the “Base Case” and the “High Case.” The Forecasts were also made available to Parent and its financial advisor, and certain projected financial information was made available to Parties A and B, during the due diligence process.

In connection with Evercore’s engagement by the Special Committee, representatives of Evercore had numerous conversations with management and representatives of Morgan Stanley regarding the Forecasts, including in particular regarding management’s perspectives on the Company’s ability to achieve the assumptions underlying the various cases in the Forecasts. In the course of such conversations, management informed Evercore and Morgan Stanley that management believed that it would be most appropriate to apply a majority probability weighting to the Low Case. Evercore subsequently requested that management provide Evercore with a specific probability weighting for each case of the projections, and subject to the caveat that management believed that the nature of the Company’s business made projecting the Company’s future financial performance an inherently speculative exercise, management informed Evercore that its best estimate would be to assign a 60%, 30% and 10% probability weighting, respectively, to each of the Low Case, Base Case and High Case (which information was also communicated to Morgan Stanley).

Because the Forecasts were made available to the Special Committee, the Board and Morgan Stanley and Evercore, and, other than with respect to Company management’s views on the Company’s ability to achieve the assumptions underlying the various cases in the Forecasts, Parent and its financial advisor, they are being included in this Proxy Statement. However, the inclusion of this information should not be regarded as an indication that the Company, the Special Committee, the Board, Morgan Stanley, Evercore or any other recipient of this information considered, or now considers, the Forecasts to be material information of the Company or predictive of actual future results nor should it be construed as financial guidance. No person has made or makes any representation or warranty to any shareholder regarding the information included in the Forecasts.

The Company did not prepare the Forecasts with a view to public disclosure or compliance with the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Furthermore, the Forecasts were not prepared with a view to compliance with generally accepted accounting principles as applied in the United States (“GAAP”), and neither Ernst & Young LLP, our independent registered public accounting firm, nor any other independent accountant, has examined, reviewed, compiled or otherwise applied procedures to the Forecasts and, accordingly, assumes no responsibility for, and expresses no opinion on, them. The Forecasts included in this Proxy Statement have been prepared by, and are the responsibility of, our management. Our internal financial forecasts (upon which the Forecasts were based in part) are, in general, prepared solely for internal use and capital budgeting and other management decisions and are subjective in many respects and thus susceptible to interpretations and periodic revisions based on actual experience and business developments. Since the projections cover multiple years, such information by its nature becomes less reliable with each successive year. The Forecasts may differ from publicized analyst estimates and forecasts and do not take into account any events or circumstances after the date they were prepared, including the announcement of the merger.

Although a summary of the Forecasts is presented with numerical specificity, they reflect numerous assumptions and estimates as to future events made by our management that our management believed were reasonable at the time the Forecasts were prepared, taking into account the relevant information available to management at the time. However, this information is not fact and is not necessarily indicative of actual future results. Important factors that may affect actual results and cause the Forecasts not to be achieved include the accuracy of certain accounting assumptions and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy, liquidity, the sources and amounts of management fees, incentive income and investment income, the amount and source of expected capital commitments for any new fund or redemption amounts, and changes in actual or projected cash flows, industry performance, performance of the Company’s funds, the net asset value of assets in certain of the Company’s funds, the raising of private equity and other capital, investment income, growth rate, net management margins, general business, economic, market, political, competitive and financial factors, changes in tax or other laws and other matters, all of which are difficult to predict and many of which are beyond the Company’s control. In addition, the Forecasts do not take into account any circumstances or events occurring after the date that they were prepared and do not give effect to the merger. Accordingly, there can be no assurance that the assumptions made in preparing the Forecasts, or that any of the Forecasts, will be realized whether or not the merger is consummated, and actual results may be materially better or worse than those contained in the Forecasts.

The Forecasts should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding the Company contained in our public filings with the SEC.

It is expected that there will be differences between actual and projected results, and actual results may be materially greater or lesser than those contained in the Forecasts due to numerous risks and uncertainties, including, but not limited to, the risks and uncertainties described under the heading “Cautionary Statement Regarding Forward-Looking Statements” in this Proxy Statement and under the headings “Risk Factors” and the information in our consolidated financial statements and notes thereto included in our most recent filings on Forms 10-K and 10-Q (see “Additional Information” beginning on page 132).

All projections, including the Forecasts, are forward-looking statements. These and other forward-looking statements in this Proxy Statement or otherwise issued by the Company are expressly qualified in their entirety by the risks and uncertainties detailed under the heading “Cautionary Statement on Forward-Looking Statements” in this Proxy Statement and in our filings with the SEC, including the risk factors included in the Company’s most recent Annual Report on Form 10-K, other documents of the Company on file with the SEC, and all factors and matters described or incorporated by reference in this Proxy Statement.

The inclusion of the Forecasts in this Proxy Statement should not be regarded as an indication that any of the Company, Parent, Merger Sub, Sponsor or their respective affiliates, advisors or other representatives considered or consider the Forecasts to be necessarily predictive of actual future events, and the Forecasts should not be relied upon as such. None of the Company, Parent, Merger Sub, Sponsor or any of their respective affiliates, advisors or other representatives has made or makes any representation to any person regarding the ultimate performance of the Company compared to the information contained in the Forecasts, and, except as required by applicable federal securities laws, the Company does not intend, and the Company expressly disclaims any responsibility, to update or otherwise revise or reconcile the Forecasts to reflect circumstances existing after the date the Forecasts were generated or to reflect the occurrence of future events or changes in general economic or industry conditions, even in the event that any or all of the assumptions underlying the Forecasts are shown to be in error.

The following tables show projected information, under different sets of assumptions, relating to the Company’s management fee-earning assets under management (“AUM”), which refers to the management fee paying assets we manage or co-manage, including, as applicable, capital we have the right to call from our investors pursuant to their capital commitments to various funds. In addition, AUM includes management fee paying assets managed by autonomous businesses in which we retain a minority interest. Our AUM equals the sum of: (i) the capital commitments or invested capital (or net asset value, “NAV,” if lower) of our private equity funds, private permanent capital vehicle through May 2015 and credit private equity funds, depending on which measure management fees are being calculated upon at a given point in time, which in connection with certain private equity funds includes the mark-to-market value of certain public securities held within the funds; (ii) the contributed capital or book equity (as defined) of our publicly traded permanent capital vehicles; (iii) the NAV of our hedge funds, including the Value Recovery Funds which pay fees based on realizations; (iv) the NAV or fair value of our managed accounts, to the extent management fees are charged; and (v) AUM of the funds related to Graticule Asset Management Asia (“Graticule”) and co-managed funds. For each of the foregoing, the amounts exclude assets under management for which we charge either no or nominal fees, generally related to our investments in our funds as well as investments in our funds by our principals, directors and employees. Our calculation of AUM may differ from the calculations of other asset managers and, as a result, this measure may not be comparable to similar measures presented by other asset managers. Our definition of AUM is not based on any definition of assets under management contained in the operating agreement or in any of the management agreements of the private investment funds, permanent capital vehicles and related managed accounts that we manage or co-manage. Finally, our calculation of AUM differs from the manner in which our affiliates registered with the SEC report “Regulatory Assets Under Management” on Form ADV and Form PF in various ways. Significantly, Regulatory Assets Under Management, unlike Management Fee Paying Assets Under Management, is not reduced by liabilities or indebtedness associated with assets under management and it includes assets under management and uncalled capital for which the Company receives no compensation.

The Forecasts include several financial and operating measures, including revenues and expenses, distributable earnings or pre-tax distributable earnings (“DE” or “Pre-Tax DE”) and fund management distributable earnings (“Fund Management DE”). DE or Pre-Tax DE refers to the supplemental operating measure used by Company management to assess the net performance of its business on a pre-tax basis. Fund Management DE is a supplemental measure of DE excluding the results of our fund investments and interest expense related to our debt and is used in computing our operating margin. DE, Pre-Tax DE and Fund Management DE are not measures of cash generated by operations which is available for distribution. Rather, they are supplemental measures of operating performance used by management in analyzing its segments and overall results.

Certain of the measures included in the Forecasts are considered non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by the Company may not be comparable to similarly titled amounts used by other companies.

Summary Financial Projections

($ in millions unless otherwise stated)

Low Case (6% Assets Under Management CAGR and 36% Average Margin)

	Fiscal year ending December 31,
	2016A(1)	2017E(1)	2018E	2019E	2020E
Fee-Paying AUM ($Bn)(2)	69.7	76.5	80.8	84.6	88.2
Management Fees	551	541	539	526	503
Incentive Income	441	397	567	642	456
Segment Revenues	992	938	1,106	1,168	959
Operating Expenses	(438)	(415)	(365)	(354)	(355)
Profit Sharing and PCP(3)	(224)	(223)	(339)	(394)	(259)
Total Expenses	(662)	(638)	(705)	(748)	(614)
Earnings from Graticule(4)	15	15	7	6	5
Fund Management DE	345	315	409	427	349
Net Investment Income	17	116	25	21	22
Pre-Tax DE	362	431	434	448	371
After-Tax DE(2)(5)	272	339	309	324	279

Additional Metrics used by Evercore(7)
Pre-Tax DE		431	434	448	371
Pre-Tax DE (net of incremental SBC)(8)		416	419	433	356
After-Tax DE (net of incremental SBC)(5)		327	299	313	268
Interest Expense		6	2	3	4
EBIT		422	421	436	361
Taxes		(90)	(121)	(121)	(90)
EBIAT		332	300	316	271
Depreciation and Amortization(9)		10	12	12	10
CapEx(9)		(10)	(12)	(12)	(10)
Unlevered Free Cash Flow(9)		332	300	316	271

Additional Metrics used by Morgan Stanley(11)
Fund Management DE		315	409	427	349
Pre-Tax Management Fee Related Earnings(12)		129	178	175	149
Pre-Tax Incentive Income(12)		186	231	252	201
After-Tax DE(5)		339	309	324	279
After-Tax Management Fee Related Earnings(6)		94	127	127	112
After-Tax Incentive Income(6)		135	165	182	151

(1)	2016A and 2017E values based on February 4, 2017 budget summary package prepared by Company management. The projected financial information provided to Parties A and B did not include such budget summary information, but instead included preliminary estimates for 2016 and 2017 that did not differ materially.
(2)	The 2016A values for Fee-Paying AUM and After-Tax DE included in the Forecasts were subsequently revised by the Company in de minimis respects to account for rounding prior to inclusion in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.
(3)	PCP from 2017E through 2020E includes equity component.
(4)	Represents earnings from Graticule, an affiliated manager in which the Company has a 27% ownership share.
(5)	Earnings taxed at 21% for 2017E, 29% for 2018E, 28% for 2019E and 25% for 2020E.
(6)	Based on projections provided by management, Morgan Stanley calculated an effective tax rate for management fee related earnings and incentive income, which resulted in management fee related earnings and incentive income taxed at 23% for 2017E, 29% for 2018E, 28% for 2019E and 25% for 2020E. The effective tax rate for 2017E contains certain one-time items and, on an adjusted basis excluding such one-time items, the effective rate for 2017E was 27%.

(7)	Evercore calculated the values under this sub-heading based on Company management’s projections and guidance.
(8)	Deducts incremental $15 million of stock-based compensation (“SBC”) expense.
(9)	Depreciation and Amortization assumed to equal CapEx; 2017E CapEx determined per Company CapEx budget, 2018E through 2020E CapEx projected as a percentage of segment revenue.
(10)	Assumes no change projected to net working capital.
(11)	Morgan Stanley calculated the values under this sub-heading based on Company management’s projections.
(12)	Graticule DE allocated to management fees and incentive income based on Company management’s projections.

Base Case (10% Assets Under Management CAGR and 40% Average Margin)

	Fiscal year ending December 31,
	2016A(1)	2017E(1)	2018E	2019E	2020E
Fee-Paying AUM ($Bn)(2)	69.7	77.3	86.7	93.8	103.0
Management Fees	551	557	582	618	649
Incentive Income	441	567	829	1,008	769
Segment Revenues	992	1,123	1,412	1,627	1,418
Operating Expenses	(438)	(429)	(374)	(378)	(390)
Profit Sharing and PCP(3)	(224)	(309)	(497)	(613)	(445)
Total Expenses	(662)	(738)	(871)	(991)	(836)
Earnings from Graticule(4)	15	15	20	21	22
Fund Management DE	345	401	561	657	605
Net Investment Income	17	273	32	23	28
Pre-Tax DE	362	674	593	681	633
After-Tax DE(5)	272	538	411	470	444

Additional Metrics used by Evercore(7)
Pre-Tax DE		674	593	681	633
Pre-Tax DE (net of incremental SBC)(8)		659	578	666	618
After-Tax DE (net of incremental SBC)(5)		526	401	460	433
Interest Expense		6	2	3	4
EBIT		665	580	669	622
Taxes		(134)	(178)	(207)	(186)
EBIAT		530	402	462	436
Depreciation and Amortization(9)		10	13	14	13
CapEx(9)		(10)	(13)	(14)	(13)
Unlevered Free Cash Flow(10)		530	402	462	436

Additional Metrics used by Morgan Stanley(11)
Fund Management DE		401	561	657	605
Pre-Tax Management Fee Related Earnings(12)		131	214	246	264
Pre-Tax Incentive Income(12)		270	347	411	340
After-Tax DE(5)		538	411	470	444
After-Tax Management Fee Related Earnings(6)		91	148	170	185
After-Tax Incentive Income(6)		188	239	284	238

(1)	2016A and 2017E values based on February 4, 2017 budget summary package prepared by Company management. The projected financial information provided to Parties A and B did not include such budget summary information, but instead included preliminary estimates for 2016 and 2017 that did not differ materially.
(2)

The 2016A values for Fee-Paying AUM and After-Tax DE included in the Forecasts were subsequently revised by the Company in de minimis respects to account for rounding prior to inclusion in the Company’s

Annual Report on Form 10-K for the year ended December 31, 2016. The 2017E value for Fee-Paying AUM was subsequently revised by the Company in de minimis respects and provided to Morgan Stanley, but not included in Morgan Stanley’s analysis.
(3)	PCP from 2017E through 2020E includes equity component. The projected financial information provided to Parties A and B did not include such budget summary information, but instead included earlier 2016 and 2017 estimates.
(4)	Represents earnings from Graticule, affiliated manager in which the Company has a 27% ownership share.
(5)	Earnings taxed at 20% for 2017E, 31% for 2018E, 31% for 2019E and 30% for 2020E.
(6)	Based on projections provided by management, Morgan Stanley calculated an effective tax rate for management fee related earnings and incentive income, which resulted in management fee related earnings and incentive income taxed at 25% for 2017E, 31% for 2018E, 31% for 2019E and 30% for 2020E. The effective tax rate for 2017E contains certain one-time items and, on an adjusted basis excluding such one-time items, the effective rate for 2017E was 30%.
(7)	Evercore calculated the values under this sub-heading based on Company management’s projections and guidance.
(8)	Deducts incremental $15 million of SBC expense.
(9)	Depreciation and Amortization assumed to equal CapEx; 2017E CapEx determined per Company CapEx budget, 2018E through 2020E CapEx projected as a percentage of segment revenue.
(10)	Assumes no change projected to net working capital.
(11)	Morgan Stanley calculated the values under this sub-heading based on Company management’s projections.
(12)	Graticule DE allocated to management fees and incentive income based on Company management’s projections.

High Case (14% Assets Under Management CAGR and 41% Average Margin)

	Fiscal year ending December 31,
	2016A(1)	2017E(1)	2018E	2019E	2020E
Fee-Paying AUM ($Bn)(2)	69.7	79.3	92.5	103.9	119.8
Management Fees	551	560	623	708	799
Incentive Income	441	744	1,126	1,388	1,129
Segment Revenues	992	1,304	1,750	2,096	1,928
Operating Expenses	(438)	(437)	(390)	(405)	(429)
Profit Sharing and PCP(3)	(224)	(423)	(674)	(841)	(660)
Total Expenses	(662)	(859)	(1,064)	(1,245)	(1,089)
Earnings from Graticule(4)	15	15	35	39	44
Fund Management DE	345	460	721	890	883
Net Investment Income	17	273	32	23	28
Pre-Tax DE	362	734	753	913	912
After-Tax DE(5)(6)	272	574	512	616	619

Additional Metrics used by Evercore(7)
Pre-Tax DE		734	753	913	912
Pre-Tax DE (net of incremental SBC)(8)		719	738	898	897
After-Tax DE (net of incremental SBC)(5)		562	502	606	609
Interest Expense		6	2	3	4
EBIT		725	740	902	901
Taxes		(158)	(237)	(294)	(289)
EBIAT		567	503	608	612
Depreciation and Amortization(9)		10	13	16	15
CapEx(9)		(10)	(13)	(16)	(15)
Unlevered Free Cash Flow(10)		567	503	608	612

	Fiscal year ending December 31,
	2016A(1)	2017E(1)	2018E	2019E	2020E

Additional Metrics used by Morgan Stanley(11)
Fund Management DE		460	721	890	883
Pre-Tax Management Fee Related Earnings(12)		126	241	312	380
Pre-Tax Incentive Income(12)		333	480	578	503
After-Tax DE(5)		574	512	616	619
After-Tax Management Fee Related Earnings(6)		87	163	211	258
After-Tax Incentive Income(6)		228	326	390	341

(1)	2016A and 2017E values based on February 4, 2017 budget summary package prepared by Company management. The projected financial information provided to Parties A and B did not include such budget summary information, but instead included preliminary estimates for 2016 and 2017 that did not differ materially.
(2)	The 2016A values for Fee-Paying AUM and After-Tax DE included in the Forecasts were subsequently revised by the Company in de minimis respects to account for rounding prior to inclusion in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.
(3)	PCP from 2017E through 2020E includes equity component.
(4)	Represents earnings from Graticule, an affiliated manager in which the Company has a 27% ownership share.
(5)	Earnings taxed at 22% for 2017E, 32% for 2018E, 33% for 2019E and 32% for 2020E.
(6)	Based on projections provided by management Morgan Stanley calculated an effective tax rate for management fee related earnings and incentive income, which resulted in management fee related earnings and incentive income taxed at 26% for 2017E, 32% for 2018E, 33% for 2019E and 32% for 2020E. The effective tax rate for 2017E contains certain one-time items and, on an adjusted basis excluding such one-time items, the effective rate for 2017E was 32%.
(7)	Evercore calculated the values under this sub-heading based on Company management’s projections and guidance.
(8)	Deducts incremental $15 million of SBC expense.
(9)	Depreciation and Amortization assumed to equal CapEx; 2017E CapEx determined per Company CapEx budget, 2018E through 2020E CapEx projected as a percentage of segment revenue.
(10)	Assumes no change projected to net working capital.
(11)	Morgan Stanley calculated the values under this sub-heading based on Company management’s projections.
(12)	Graticule DE allocated to management fees and incentive income based on Company management’s projections.

Regulatory Approvals and Related Matters

Generally

The Company, Parent, Merger Sub and Sponsor have agreed to use their best efforts to comply with all regulatory notification requirements and obtain all regulatory approvals required to consummate the merger and the other transactions contemplated by the merger agreement. Furthermore, Parent has agreed (at its sole cost and expense) to use its best efforts to avoid, resist, resolve or, if necessary, defend, any legal proceeding or other action instituted by a governmental or regulatory authority challenging the validity or legality of or otherwise seeking to restrain the consummation of the merger or any of the other transactions contemplated by the merger agreement. At its sole cost and expense, Parent must also, to the extent necessary to resolve or eliminate any concerns on the part of any governmental authority: (i) resist fully, vigorously and in good faith (including by the institution or defense of legal proceedings) any order of a governmental authority that could restrain, prevent or delay the merger and the other transactions contemplated by the merger agreement; (ii) propose and enter into good faith negotiations regarding the sale, divestiture, license or holding separate of assets, operations, businesses, divisions or customers; and (iii) promptly take and diligently pursue all other actions necessary to avoid or eliminate each and every impediment to the consummation of the merger that may be asserted by any governmental body or any other person.

The notifications and approvals required to consummate the merger and the other transactions contemplated by the merger agreement include the expiration or termination of the applicable waiting period under the HSR Act and certain foreign competition authorities, the CFIUS clearance, the ITAR pre-notification requirement and approval from the UK Financial Conduct Authority, the Financial Industry Regulatory Authority, the Bank of Italy and the European Central Bank (each as further described below). Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the merger.

HSR Act and U.S. Antitrust Matters

Under the HSR Act and the rules promulgated thereunder by the Federal Trade Commission, the merger cannot be completed until the Company and Parent each file a notification and report form with the Federal Trade Commission and the Antitrust Division of the Department of Justice and the applicable waiting period thereunder has expired or been terminated. The Company and Parent filed their respective HSR Act notifications on April 21, 2017.

At any time before or after consummation of the merger, notwithstanding the expiration or termination of the applicable waiting period under the HSR Act, the Antitrust Division of the Department of Justice or the Federal Trade Commission could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger, seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the merger, and notwithstanding the expiration or termination of the applicable waiting period under the HSR Act, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of the parties. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

Global Antitrust Matters

In addition to antitrust approval in the U.S., the merger is also subject to approvals from the competition authorities in the European Union, Canada and Japan. Approval in Canada was obtained on May 2, 2017, and the parties have filed notices with the Japanese Fair Trade Commission on April 25, 2017 and the European Commission on May 19, 2017.

If during its respective investigation the Japanese Fair Trade Commission or the European Commission finds that the merger raises competition concerns, such authority may decide to impose remedies, such as divestitures of assets or other changes in the parties’ operations. If the relevant antitrust authority finds that any remedies offered by the parties during the authority’s initial “Phase I” investigation do not eliminate the competition concerns identified, the authority may decide to open an in-depth “Phase II” investigation, which could add several months to the review process.

CFIUS

Under the terms of the merger agreement, the merger cannot be completed until the Company and Parent obtain the CFIUS clearance under Section 721 of Title VII of the Defense Production Act of 1950, as amended (the “DPA”). For purposes of the merger agreement, “CFIUS clearance” means that any of the following have occurred: (a) the 30 day review period under the DPA commencing on the date that the parties’ joint voluntary notice is accepted by CFIUS has expired and the parties have received written notice from CFIUS that such review has been concluded and that either the transactions contemplated by the merger agreement do not constitute a “covered transaction” under the DPA or there are no unresolved national security concerns; (b) an investigation has commenced after such 30 day review period and CFIUS has determined to conclude all deliberative action under the DPA without sending a report to the President of the United States, and the parties have received written notice from CFIUS that either the transactions contemplated by the merger agreement do not constitute a “covered transaction” under the DPA or there are no unresolved national security concerns, and all action under the DPA is concluded with respect to the transactions contemplated by the merger agreement; or (c) CFIUS has sent a report to the President of the United States requesting the President’s decision and either (i) the period under the DPA during which the President may announce his decision to take action to suspend, prohibit or place any limitations on the transactions contemplated by the merger agreement has expired without any such action being threatened, announced or taken or (ii) the President has announced a decision not to take any action to suspend, prohibit or place any limitations on the transactions contemplated by the merger agreement.

Each of the Company, Parent and Merger Sub have agreed to use their best efforts to obtain the CFIUS clearance. Such best efforts include working cooperatively to file a joint voluntary notice with the Committee on Foreign Investment in the United States (“CFIUS”). Upon the acceptance of such a notice, CFIUS will initiate a 30 calendar day review period, at the end of which, if it determines that there are no unresolved national security concerns, it will conclude all action under the DPA. If CFIUS determines that additional review is required, it will commence a 45 calendar day investigation no later than the end of the initial 30 day review period. If at the end of the investigation CFIUS has no unresolved national security concerns it will conclude all action under the DPA. At the conclusion of such investigation, if CFIUS has unresolved national security concerns, it will send a report to the President of the United States, who may act to suspend or prohibit the transaction. At any time during the course of CFIUS review or investigation, CFIUS may request that the parties take actions to mitigate any national security concerns it has identified. Where CFIUS has completed all action with respect to the transaction or the President of the United States has announced a decision not to exercise his authority under the DPA with respect to the transaction, then the parties will have the benefit of a “safe harbor” against further action by the President or CFIUS with respect to the transaction.

ITAR

Each of the Company, Parent and Merger Sub agree to use their best efforts and cooperate with each other so that the Company can submit a notice (the “ITAR pre-notification requirement”) to the U.S. Department of State Directorate of Defense Trade Controls at least 60 days in advance of the closing date, as provided for in 22 C.F.R. § 122.4(b) and DDTC’s 60-Day Notice Guidance.

Bank Regulatory Matters

For certain bank regulatory purposes, the Company is deemed to own interests in two U.S. banks: Opus Bank and AloStar Bank of Commerce. The parties have agreed that none of the Company, its subsidiaries, Parent, Sponsor, or any of their respective affiliates, will take any action that would reasonably be expected to cause the Company, its subsidiaries, Parent, Sponsor, or any of their respective affiliates, to (a) become a “bank holding company” as defined in the Bank Holding Company Act of 1956 (the “BHC Act”) or (b) be deemed to control, as defined in the BHC Act, Opus Bank or AloStar Bank of Commerce. The parties have also agreed, to the extent required by law or regulation and subject to the terms of the merger agreement, to make certain filings, notices, and applications and “passivity commitments” with federal and state banking regulators, and to obtain prior non-objection of the Federal Deposit Insurance Corporation under the Change in Bank Control Act, in connection with the indirect ownership interests in Opus Bank and AloStar Bank of Commerce.

Financial Conduct Authority

Section 178 of the U.K. Financial Services and Markets Act 2000 (the “FSMA”) requires Parent (or any other potential controllers in Parent’s group, to the extent required) to give notice to the Financial Conduct Authority (the “FCA”) of their intention to acquire control of Fortress Investment Group (UK) Ltd or Drawbridge (UK) LLP (the “Fortress FCA-authorized entities”), wholly owned subsidiaries of the Company that are registered with the FCA. Section 191F(2) of the FSMA requires Parent and any other relevant person to obtain the FCA’s approval of the acquisition of control before the transaction is closed. Section 191D of the FSMA obliges any person with an existing threshold interest in the Fortress FCA-authorized entities to give the FCA prior notice if as a result of the transaction their holding would move below certain thresholds. Any failure to give the FCA required notice under section 178 FSMA and any acquisition of control by a proposed controller during the FCA assessment period without FCA prior approval are both criminal offenses under the FSMA. In addition, any failure by an existing controller to give prior notice of an intended reduction in their holding below specific thresholds is also a criminal offense. Finally, a failure by the Fortress FCA-authorized entities to make the relevant notification to the FCA under the FCA’s rules could result in FCA action being taken against the Fortress FCA-authorized entities.

Completion of the merger is subject to the receipt of FCA approval.

FINRA Notices and Filings

The Company also must file applications and notices to FINRA in connection with the indirect change in control, as a result of the merger, of the Company’s SEC registered broker-dealer subsidiary.

Bank of Italy and European Central Bank

Under Article 15 of the Italian Financial Act and Article 19 of the Italian Banking Act, as applicable, the consummation of the transactions contemplated by the merger agreement with respect to Torre SGR and Italfondario, each of which is an Italian regulated entity and portfolio company of the Company funds, requires the approval of the Bank of Italy, following the relevant separate filings. In addition, the consummation of the transactions contemplated by the merger agreement with respect to doBank, an Italian bank being also a portfolio company of the Company funds, requires the approval of the European Central Bank — following the submission of the relevant filings to the Bank of Italy (which assist the European Central Bank in the authorization procedure) — under Articles 4 and 15 of the Council Regulation (EU) No. 1024/2013 of 15 October 2013.

Interests of the Directors and Executive Officers of the Company in the Merger

When considering the recommendation of the Board of Directors that you vote for the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, your interests as a shareholder. The Special Committee was aware of these interests and considered them, among other matters, in evaluating and overseeing the negotiation of the merger agreement, and in recommending that the Board of Directors approve the merger agreement and the merger. The Board of Directors was also aware of these interests in approving the merger agreement and the merger and in recommending that the merger agreement be adopted by the Company’s shareholders.

For purposes of this Proxy Statement, our “named executive officers” consist of (i) Peter L. Briger, Jr., our Principal, (ii) Wesley R. Edens, our Principal, (iii) Randal A. Nardone, our Principal and Chief Executive Officer, (iv) Daniel N. Bass, our Chief Financial Officer, and (v) David N. Brooks, our Vice President, General Counsel and Secretary.

The compensation that will or may become payable to our named executive officers in connection with the merger is subject to a non-binding, advisory vote of the Company’s shareholders, as described below under “Proposal Number Three: Advisory (Non-Binding) Vote on Compensation” beginning on page 127.

Additionally, the merger agreement provides for continued indemnification and directors’ and officers’ liability insurance for the directors and officers of the Company and its subsidiaries. For a description of this continued liability insurance, see “The Merger Agreement — Additional Agreements — Indemnification of Officers and Directors” beginning on page 106.

Treatment of Company RSUs

The merger agreement provides that each Company RSU, whether vested but not yet delivered or unvested, that is outstanding immediately prior to the effective time of the merger, including each Company RSU held by our named executive officers, will be cancelled and converted as of the effective time of the merger into the right of the holder of the Company RSU to receive a cash payment equal to the per-share merger consideration of $8.08, without interest, less any applicable withholding taxes.

If the merger is completed, the aggregate consideration payable to holders of Class A shares (including Company Restricted Shares and Company RSUs) in the merger will be approximately $1.91 billion.

Certain Company RSUs are entitled to receive dividends. Under the terms of the merger agreement, during the period prior to the closing date, the Company is permitted to declare and pay up to two regular quarterly dividends in an amount not to exceed $0.09 per dividend-paying share (which includes the Company Restricted Shares and certain Company RSUs) per quarter. For more information concerning the payment of dividends, see “Market Prices and Dividend Data” beginning on page 128. The Board declared one such regular quarterly dividend on March 1, 2017 of $0.09 per dividend-paying share which was paid on March 21, 2017 to holders of record as of March 15, 2017. The Board declared a second such regular quarterly dividend on May 9, 2017 of $0.09 per dividend-paying share which will be paid on May 26, 2017 to holders of record as of May 22, 2017.

The following table summarizes the outstanding unvested Company RSUs held by the named executive officers as of May 19, 2017 and the consideration that each of them may become entitled to receive in respect of those Company RSUs, assuming (i) continued employment or service as an executive officer or director, as applicable, through the closing of the merger, (ii) per-share merger consideration of $8.08 and (iii) solely for the purposes of this table, the closing of the merger occurred on May 19, 2017. No Company RSUs are currently held by our non-employee directors. In the case of Messrs. Bass and Brooks, the number of RSUs in the following table does not include vested but undelivered RSUs.

Named Executive Officers	Restricted Stock Units (#)	Total Payment ($)
Peter L. Briger, Jr.	670,967	$5,421,413
Wesley R. Edens	173,421	$1,401,242
Randal A. Nardone	115,614	$934,161
Daniel N. Bass	398,080	$3,216,486
David N. Brooks	327,230	$2,644,018

In addition, under the merger agreement, the Company will use reasonable best efforts to require certain senior employees of the Company, including Messrs. Bass and Brooks, to reinvest 50% of the after-tax proceeds that they receive in respect of the cancellation of Company RSUs in certain specified investment alternatives. The invested amounts will generally be subject to vesting on the same date on which the related Company RSUs would have become vested, subject to earlier vesting upon a termination other than for cause (as determined by the Company in accordance with past practice) or as a result of the senior employee’s death or disability.

Treatment of Company Restricted Shares

Each Company Restricted Share that is outstanding and unvested immediately prior to the effective time of the merger will be cancelled and converted as of the effective time of the merger into the right of the holder of the Company Restricted Share to receive a cash payment equal to the per-share merger consideration of $8.08, without interest, less any applicable withholding taxes.

If the merger is completed, the aggregate consideration payable to holders of Class A shares (including Company Restricted Shares and Company RSUs) in the merger will be approximately $1.91 billion.

Michael G. Rantz, a member of the Board of Directors, currently holds 20,380 Company Restricted Shares, which represent a portion of the restricted shares granted to him when he joined the Board of Directors. The total value of those Company Restricted Shares is $164,670.40, based on the per-share merger consideration of $8.08. None of our other named executive officers or directors currently holds any unvested Company Restricted Shares.

Company Restricted Shares are entitled to receive dividends. Under the terms of the merger agreement, during the period prior to the closing date, the Company is permitted to declare and pay up to two regular quarterly dividends in an amount not to exceed $0.09 per dividend-paying share (which includes the Company Restricted Shares and certain Company RSUs) per quarter. For more information concerning the payment of dividends, see “Market Prices and Dividend Data” beginning on page 128. The Board declared one such regular quarterly dividend on March 1, 2017 of $0.09 per dividend-paying share which was paid on March 21, 2017 to holders of record as of March 15, 2017. The Board declared a second such regular quarterly dividend on May 9, 2017 of $0.09 per dividend-paying share which will be paid on May 26, 2017 to holders of record as of May 22, 2017.

Founders Agreement

Concurrently with the entry into the merger agreement, Parent, the Company, FIG Corp., FIG Asset Co. LLC and the Principals and their related entities and persons that own FOG units entered into the founders agreement, pursuant to which FIG Corp. and FIG Asset Co. LLC agreed, on the terms and subject to the conditions set forth in the founders agreement, to purchase from the Principals and their related entities and persons that own FOG units 100% of the FOG units that are not already owned by the Company and its subsidiaries. The founders agreement provides that FIG Corp. and FIG Asset Co. LLC will acquire each such FOG unit in exchange for $8.08 in cash, for an aggregate consideration payable to holders of such FOG units of $1.37 billion, subject to reduction for distributions made to the Principals and their related entities and persons that own FOG units with respect to their FOG units to the extent the aggregate amount of such distributions following February 14, 2017 is in excess of the amount required to yield the two $0.09 quarterly distributions permitted by the merger agreement. For more information concerning the payment of dividends and distributions with respect to FOG units, see “Market Prices and Dividend Data” beginning on page 128. The purchase price will be funded by Parent to FIG Corp. and FIG Asset Co. LLC pursuant to a series of loans, contributions and other intercompany transactions, which will each occur immediately before or immediately after the effective time of the merger. The transactions contemplated by the founders agreement are conditioned on satisfaction or waiver of the conditions in the merger agreement and any transactions occurring under the founders agreement prior to the closing under the merger agreement will be unwound if the merger does not close.

At the founders closing, 50% of the after-tax proceeds (as calculated pursuant to certain tax rates and principles agreed upon by the parties) received by each of the Principals and the other Sellers as consideration for their respective FOG units will be placed into an escrow account established for each such Seller. The parties have agreed that for a period of time following the founders closing and subject to the terms and conditions set forth in the founders agreement, all such escrowed proceeds will be invested by the Principals and the other Sellers in Permitted Investments.

The founders agreement also contains requirements on the part of each Principal and the other Sellers to maintain for a period of time the Reinvestment Amount invested in Seller Investments. The economic and other terms that apply to an investment by a Principal and the other Sellers in a Company Vehicle immediately prior to the date of the founders agreement will generally continue to apply to the investments of the escrowed proceeds and Reinvestment Amount in Company Vehicles (other than FEP as specifically provided pursuant to the founders agreement) for the duration of such investments and whether or not such Principal remains employed by the Company and/or its subsidiaries, including that such investments by a Seller (other than FEP as specifically provided pursuant to the founders agreement) will not be subject to any management fees or similar asset-based fees or charges, promote, incentive allocation, carried interest, or similar performance-based charges; provided, each Principal and the other Sellers will pay customary management fees or similar asset-based fees or charges, as reasonably determined by the Board, with respect to any amounts invested in any Company Vehicle that is not an Existing Foundation Fund (as defined in the founders agreement) (and other than FEP as specifically provided pursuant to the founders agreement) the majority of whose invested capital is beneficially owned by any combination of the Sellers, seller investment entities, employees of the business, and their respective related parties.

Upon a Principal’s termination by the employer or a Principal’s resignation for “good reason” (as described below), or termination due to his death or disability, the escrowed proceeds will be released to such Principal and his Seller Group and such Principal and his Seller Group will no longer be required to maintain the Reinvestment Amount invested in Seller Investments.

Among other things, the founders agreement also contains certain customary restrictive covenants with respect to non-competition, non-solicitation of employees and non-solicitation of investors during the period of the Principals’ employment with the Company and for the 24-month period immediately following termination of such employment for any reason. The restrictive covenants are generally consistent with the existing restrictions applicable to each Principal under his respective current employment agreement with FIG LLC subject to certain exceptions.

The founders agreement also provides that each Principal will have the right to sit on the board of directors of the Company following the closing for so long as such Principal is employed by the Company or any of its subsidiaries.

As used herein, “good reason” means, with respect to any Principal, among other things, in each case without such Principal’s written consent and subject to certain exceptions, (i) a reduction of the Principal’s base salary, incentive compensation opportunities or certain ancillary benefits (including family office overhead expense); (ii) a relocation of the Principal’s principal place of employment to a different metropolitan area; (iii) a material diminution in the Principal’s title, authority, duties, or responsibilities; (iv) a failure to appoint the Principal to a board of directors (or similar governing body), if any, of any subsidiary of the Company or on any of the respective committees thereof, if requested; (v) a breach by the Company of any payment obligation to the Principal under the TRA or any other material breach by the Company of any term of the TRA; (vi) a failure to permit the Principal to receive certain tax distribution payments under the founders agreement; (vii) an amendment, modification or termination of the PCP in any way adverse to the Principal; (viii) certain changes in control of the Company; or (ix) a diminution in or interference with the Principal’s supervision and authority over his applicable business segment (subject to certain Board oversight and certain specified matters reserved for Board approval), which includes a material disagreement by the Board with respect to material compensation proposals by the Principals if such compensation proposal is consistent with past practice.

For a more detailed description of the founders agreement, please see “Founders Agreement” beginning on page 118.

Amended and Restated Employment Agreements with the Principals

In connection with his execution of the founders agreement, each of the Principals entered into an Amended and Restated Employment, Non-Competition, and Non-Solicitation Agreement with FIG LLC, an operating subsidiary of the Company. The employment agreements will become effective on and subject to the founders closing and will have an initial term of five years, which will automatically renew for additional one-year periods unless a notice of nonrenewal is delivered by either party at least 90 days prior to the expiration of the then-current term. During the term of his employment agreement, each Principal will serve as a principal of the employer, with duties consistent with those he presently has, and as a director and officer of the Company, the employer, and their subsidiaries.

The employment agreements provide each Principal with an annual base salary of $200,000, participation in the employer’s health and welfare benefits offered to employees at the Principals’ level, and four weeks of paid time off. The employment agreements also provide that the Principals shall continue to be provided with the following benefits and entitlements on a basis consistent with such benefits and entitlements as of immediately prior to the founders closing: expense reimbursements; the right to make investments, on a fee- and promote-free basis, in Company Vehicles (as defined in the founders agreement), except as otherwise provided in the founders agreement; the right to use the services of the employer’s employees whose primary responsibility is to provide services to each Principal’s family office (with each Principal reimbursing the Company for all out-of-pocket personnel costs and expenses of such employees in accordance with the founders agreement); and

indemnification rights. Other than with respect to the addition of “good reason” resignation provisions (as described above), these economic arrangements under the employment agreements are consistent in all material respects with the arrangements currently in place with the Principals.

Upon a Principal’s termination by the employer without “cause” (as described below) or a Principal’s resignation for “good reason” (as described above), such Principal will be entitled to receive, upon execution and non-revocation of a release of claims, a lump-sum severance benefit equal to three times the Principal’s then-current base salary. Prior to amendment and restatement in connection with the transactions, the Principals’ employment agreements did not contain “good reason” resignation provisions. As used herein, “cause” means, with respect to any Principal, (i) the willful engaging by such Principal in illegal or fraudulent conduct or gross misconduct which, in each case, is materially and demonstrably injurious (A) to the Company or certain of its subsidiaries, (B) to the reputation of such Principal, the Company or certain of its subsidiaries, or (C) to the Company’s material funds or businesses; (ii) a conviction of a felony or guilty or nolo contendere plea by such Principal with respect thereto; or (iii) a material breach by such Principal of the non-competition or non-solicitation covenants contained in the founders agreement or of his employment agreement (subject to certain rights to cure any such breach, if curable).

The employment agreements contain customary confidentiality, intellectual property, and non-disparagement covenants, and also incorporate the non-competition and non-solicitation covenants contained in the founders agreement.

The foregoing summary of the employment agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the employment agreements, filed as Exhibits 10.2, 10.3 and 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on February 15, 2017 and incorporated herein by reference.

Second Amended and Restated Principal Compensation Plan

In connection with entering into the founders agreement, the PCP will be further amended and restated, effective as of and subject to the founders closing, to make certain clarifying and conforming changes. The PCP is intended to operate following the founders closing in a manner that is substantially identical to the manner in which it currently operates, with certain changes noted below:

Under the PCP, the Principals will continue to receive annual payments based on their respective success in raising and investing new and existing funds and the performance of the Company funds during a given fiscal year and, for the credit hedge fund business, on the performance of the existing AUM of the Company’s flagship hedge funds during a given year (“performance payments”).

Performance payments will be payable as cash distributions in respect of nominal equity interests that the Principals will continue to hold after the founders closing in Fortress Operating Entity I LP, FOE II (NEW) LP and Principal Holdings I LP, the limited partnerships through which the Company conducts its business. (Prior to this amendment, performance payments consisted of a mix of cash and equity-based compensation, with the equity component becoming larger as performance, and the size of the payments, increased.) Performance payments will be calculated using existing formulas. Specifically, the PCP calls for payments of, for the private equity business: (1) 20% of the fund management distributable earnings above a threshold for permanent capital vehicles existing at January 1, 2012, as well as (2) 20% of the fund management distributable earnings of new AUM in new businesses (formed after January 1, 2012); and for the credit business: (1) 20% of the incentive income earned from existing flagship hedge fund AUM at January 1, 2012, as well as (2) 20% of fund management distributable earnings for new flagship hedge fund AUM and 20% of the fund management distributable earnings of new AUM in new businesses (formed after January 1, 2012).

Upon a Principal’s termination without “cause” or resignation for “good reason” (each as described above), or termination due to his death or disability, such Principal will be entitled to the payment to which he otherwise would have been entitled with respect to hedge funds and permanent capital vehicles under the PCP for the full year in which he was terminated, subject to execution of a satisfactory release of claims. (Prior to its amendment and restatement, the PCP did not contain a “good reason” resignation concept.) In addition, following any termination, a Principal will be entitled to receive and retain his vested portion of any net promote granted in respect of incentive fees on private equity funds and permanent capital vehicles.

The PCP also clarifies that each Principal will be a participant in (and receive an award under) the PCP during each fiscal year, as long as the Principal is employed on the first day of such fiscal year. The PCP no longer requires a Principal to reinvest 50% of the after-tax portion of cash proceeds received under the PCP in the Company’s investment funds, because the Principals are subject to new escrow and reinvestment requirements in the founders agreement.

The foregoing summary of the PCP does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the PCP, filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on February 15, 2017 and incorporated herein by reference.

Employment Letter Agreements with Messrs. Bass and Brooks

We entered into employment letter agreements with Messrs. Bass and Brooks, which are dated January 25, 2007 and February 13, 2007, respectively. No changes were made to these agreements in connection with the merger agreement or the merger.

These agreements provide that, in the event that either Mr. Bass or Mr. Brooks is terminated without “cause,” he will be entitled to be paid certain amounts in respect of his profits interests in the Company’s funds in the calendar year in which he was terminated. The amount that would be due upon such a termination is dependent on the performance of the underlying Company funds. In addition, Messrs. Bass and Brooks would each potentially be entitled to accelerated vesting of certain profits interests in Company funds upon a termination of his respective employment without “cause,” although such acceleration would not involve the payment of any cash amounts at the time of termination.

Messrs. Bass and Brooks are not entitled to any other payments or benefits from the Company upon a termination of their employment occurring after the closing of the merger. “Cause” is defined for purposes of these provisions as the commission by Mr. Bass or Mr.  Brooks of an act of fraud or dishonesty, or the failure to perform their duties, in each case, in the course of their employment.

TRA Waiver Agreement

Under the existing TRA between the Principals, FIG Corp. and certain other parties, the Principals are entitled to receive certain payments from FIG Corp. equal to a percentage of the future tax benefits that FIG Corp. realizes as a result of certain transactions, including the Principals’ exchange of FOG units for Class A shares of the Company. In connection with entering into the merger agreement, on February 14, 2017, FIG Corp. entered into the TRA waiver agreement with certain other subsidiaries of the Company and the Principals, effective as of and subject to the occurrence of the founders closing, pursuant to which the Principals waive their rights to receive any payments under the TRA arising out of the transactions contemplated by the founders agreement and other transactions occurring after February 14, 2017. Under the TRA waiver agreement, the Principals have also agreed to amend certain key tax assumptions that affect the timing and amount of future payments to be received by the Principals with respect to transactions that occur prior to the founders closing (“Pre-Transaction Exchanges”). Subject to those amendments, future payments under the TRA attributable to Pre-Transaction Exchanges will generally continue to be contingent on FIG Corp. having sufficient future operating income to utilize the applicable tax benefits. In addition, under the TRA waiver agreement, the aggregate amount of a Principal’s future payments under the TRA will be capped at such Principal’s pro rata share of the liability for such payments recorded on the Company’s audited consolidated financial statements for the year ending December 31, 2016. The waivers and amendments provided for in the TRA waiver agreement will generally have the effect of reducing and/or deferring the payments to which the Principals would otherwise have been entitled under the TRA.

The foregoing summary of the TRA waiver agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the TRA waiver agreement, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 15, 2017 and incorporated herein by reference.

Indemnification

In the merger agreement, Parent has agreed that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the merger existing in favor of the current or former directors, officers or employees of the Company and its subsidiaries as provided in the organizational documents of the Company and its subsidiaries and/or any indemnification or similar agreement with the Company or any of its subsidiaries shall continue in full force and effect after the closing of the merger. Parent has further agreed that all such rights to indemnification shall be mandatory rather than permissive. After the merger, subject to certain limitations relating to the maximum amount that the Company shall be required to spend on such insurance, the Company has also agreed to cause to be maintained the current policies of director and officer indemnification insurance or to purchase a director and officer insurance tail policy.

Golden Parachute Compensation

In accordance with Item 402(t) of Regulation S-K of the Securities Act, the table below sets forth the compensation that is based on or otherwise relates to the merger that will or may become payable to each of our named executive officers in connection with the merger, as described further in this “Interests of the Directors and Executive Officers of the Company in the Merger” section. The following table does not include any amounts that are payable to the named executive officer irrespective of the closing of the merger.

The amounts in this table assume that (i) each named executive officer continues in employment through the closing of the merger, (ii) the per-share merger consideration is $8.08 and (iii) solely for the illustrative purposes of this table, the closing of the merger occurred on May 19, 2017.

The amounts in the table are estimates based on certain assumptions that are described in the preceding paragraph and in the footnotes that accompany the table. Accordingly, the ultimate values to be received by a named executive officer in connection with the merger may materially differ from the amounts set forth below.

Golden Parachute Compensation

Name	Equity ($)(1)	Total ($)
Peter L. Briger, Jr.	$5,421,413	$5,421,413
Wesley R. Edens	$1,401,242	$1,401,242
Randal A. Nardone	$934,161	$934,161
Daniel N. Bass	$3,216,486	$3,216,486
David N. Brooks	$2,644,018	$2,644,018

(1)	Represents the value of all outstanding unvested Company RSUs held by the named executive officer as of May 19, 2017, each of which will become vested solely as a result of the merger (a “single-trigger” arrangement), based on the per-share merger consideration of $8.08. In the case of Messrs. Bass and Brooks, the number does not include vested but undelivered RSUs.

Financing of the Merger

We anticipate that the total amount of funds necessary to complete the merger and the transactions contemplated by the merger agreement will be approximately $3.4 billion, including the funds needed to:

•	pay our shareholders the amounts due to them under the merger agreement;

•	fund the purchase price payable under the founders agreement, as described under “Founders Agreement” beginning on page 118;

•	pay other amounts that may become payable in connection with the transactions contemplated by the merger agreement; and

•	pay all fees and expenses of the Company under the merger agreement and in connection with the transactions contemplated by the merger agreement, including the merger.

This total amount will be funded through equity financing under the equity commitment letter. Pursuant to the equity commitment letter, Sponsor has committed to purchase, directly or indirectly, equity securities of Parent for approximately $3.4 billion at or prior to the closing of the merger and the transactions contemplated by the merger agreement and the founders agreement.

We believe the amounts committed under the equity commitment letter will be sufficient to complete the transactions contemplated by the merger agreement, but we cannot assure you that the full amounts committed under the equity commitment letter will be available to complete the merger.

Under the equity commitment letter, Sponsor’s obligation to fund the equity commitment is subject to the following conditions:

•	the execution and delivery of the merger agreement by the Company;

•	the satisfaction or waiver of all conditions precedent to the closing of the merger set forth in the merger agreement other than conditions that, by their nature, are to be satisfied at the closing or are validly waived by Parent at the closing (see “The Merger Agreement — Conditions to the Closing of the Merger” beginning on page 109 for a description of these conditions);

•	the execution and delivery of the founders agreement by the Company, FIG Corp. and FIG Asset Co. LLC and Sellers; and

•	the satisfaction or waiver of all conditions precedent to the closing of the transaction under the founders agreement set forth in the founders agreement other than conditions that, by their nature, are to be satisfied at the closing of the transactions contemplated by the founders agreement or are validly waived by Parent at the closing of the transactions contemplated by the founders agreement (see “Founders Agreement” beginning on page 118 for a description of these conditions).

The Company and the Principals (in respect of the obligations under the founders agreement) are express third-party beneficiaries of the equity commitment letter and the Company has the right to seek specific performance of Parent’s obligation to cause Sponsor to fund its equity financing commitment, solely in the event that the Company is awarded specific performance compelling Parent to consummate the merger in accordance with the terms of the merger agreement as described under “The Merger Agreement — Specific Performance” beginning on page 114.

The obligation of Sponsor to fund its equity commitment will terminate automatically and immediately upon the earliest to occur of, among other things:

•	the completion of the transactions contemplated by each of the merger agreement and the founders agreement;

•	the valid termination of each of the merger agreement and the founders agreement in accordance with the respective terms thereof;

•	the assertion by the Company or any of its affiliates, directly or indirectly, of any claim against Sponsor or any of its affiliates, other than a claim by the Company: (a) permitted by the limited guarantee; (b) against Parent, Merger Sub, FIG Corp. or FIG Asset Co. LLC, to the extent permitted by the merger agreement or the founders agreement; or (c) exercising its third-party beneficiary rights pursuant to the equity commitment letter; and

•	the funding of the equity commitment by Sponsor contemplated by the equity commitment letter.

In addition, the equity commitment letter contains customary provisions for documents of this type restricting the Company and its affiliates from bringing claims against Sponsor or any of its affiliates other than claims under the equity commitment letter and limited guarantee.

Additionally, pursuant to the merger agreement, we have agreed that as promptly as practicable, but in no event for a period longer than eight weeks from the date of the merger agreement (the “equity syndication period”), Parent and its affiliates may solicit, negotiate and enter into investment agreements with potential equity investors in Parent (the “equity syndication”). The merger agreement provides that no equity investor may be included in the equity syndication if its investment would reasonably be expected to result in, among other things, (i) additional conditionality to the closing, (ii) any delay of the closing (other than as a result of the permitted equity syndication period) or (iii) any adverse impact on the likelihood of receiving any consents or approvals in connection with the contemplated transactions. Notwithstanding the equity syndication, the equity commitment letter will remain in full force and effect, and the equity syndication will not in any way reduce or otherwise limit the aggregate commitment or liability of Sponsor under the equity commitment letter or any obligations or liability of Sponsor under the limited guarantee. Parent and Merger Sub have agreed to (i) reimburse the Company for any out-of-pocket costs incurred by the Company and its subsidiaries in connection with any equity syndication and (ii) indemnify the Company and its subsidiaries and affiliates from and against any liabilities, costs, expenses, judgments or penalties incurred by them in connection with any equity syndication. At the completion of the equity syndication period, Parent had not entered into any investment agreements with any potential equity investors. For more information about the equity syndication, see “The Merger Agreement — Additional Agreements — Equity Syndication” beginning on page 108.

Limited Guarantee

Pursuant to the limited guarantee, Sponsor absolutely, unconditionally and irrevocably guarantees to the Company and the Sellers the following:

•	all payment obligations of Parent or Merger Sub under the merger agreement;

•	all payment obligations of Parent, FIG Corp. and FIG Asset Co. LLC under the founders agreement;

•	all liabilities and damages payable by Parent or Merger Sub under the merger agreement; and

•	all liabilities and damages payable by Parent under the founders agreement (the items described in these first four bullets collectively, the “liability payment events”); or

•	the obligation of Sponsor as contemplated by the equity commitment letter to fund an amount equal to the total amount of funds necessary to complete the merger and the transactions contemplated by each of the merger agreement and the founders agreement in the event, and only in the event, that specific performance with respect to Parent’s obligation to consummate the transactions contemplated by the merger agreement or the founders agreement is awarded against Parent, in a judicial determination pursuant to the express terms of the merger agreement and the founders agreement (the “specific performance event”).

Sponsor’s obligations with respect to the liability payment events and the specific performance event are mutually exclusive and in no event will Sponsor be liable for obligations in respect of both the liability payment events and the specific performance event, subject to certain exceptions. Additionally, Sponsor’s aggregate liability under the limited guarantee is subject to a cap not to exceed an aggregate of approximately $3.4 billion with respect to any and all payments payable by Sponsor pursuant to the terms of the limited guarantee.

Pursuant to the limited guarantee, Sponsor is also required to comply with certain specified covenants and agreements under the merger agreement, including, among others, using best efforts to obtain all regulatory approvals required to consummate the merger and the other transactions contemplated by the merger agreement.

The obligations of Sponsor under the limited guarantee will terminate automatically and immediately upon the earliest to occur of, among other things:

•	the completion of the transactions contemplated by each of the merger agreement and the founders agreement;

•	six months following the earlier termination of the merger agreement and the “end date” (see “The Merger Agreement — Termination of the Merger Agreement — Termination” beginning on page 111 for a description of the end date), except in the event a claim for payment is asserted in writing against Sponsor prior to such termination of the limited guarantee;

•	the performance of Sponsor of its obligations under the limited guarantee, subject to certain exceptions and qualifications set forth therein; or

•	any time when the Company or the Sellers assert in writing in any litigation or other proceeding (a) that certain provisions of the limited guarantee, such as those limiting Sponsor’s aggregate liability, are illegal, invalid or unenforceable, (b) that Sponsor is liable in excess of the cap or (c) any theory of liability whatsoever against Sponsor or its affiliates other than a claim against Sponsor for payment under the limited guarantee or the equity commitment letter or against Parent or Merger Sub pursuant to the merger agreement and the founders agreement.

In addition, the limited guarantee contains customary provisions for a document of this type restricting the recourse of the Company and its affiliates against Sponsor or any of its affiliates except under the limited guarantee and the equity commitment letter.

No Dissenters’ Rights

Pursuant to the operating agreement and under applicable law, the Company’s shareholders do not have dissenters’ rights in connection with the merger.

U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of the U.S. federal income tax consequences of the merger that are generally applicable to certain holders of Class A shares who receive cash in exchange for their Class A shares pursuant to the merger. This discussion is based upon the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” Treasury Regulations promulgated under the Code, court decisions, administrative rulings, published positions of the Internal Revenue Service, which we refer to as the “IRS”, and other applicable authorities, all as in effect on the date of this Proxy Statement and all of which are subject to change or differing interpretations, possibly with retroactive effect.

This discussion is limited to holders who hold their Class A shares as capital assets within the meaning of the Code (generally, property held for investment purposes). For purposes of this discussion, a “holder” means either a U.S. Holder or a Non-U.S. Holder (each as defined below) or both, as the context may require. This summary further assumes that the Company is and will remain a partnership for U.S. federal income tax purposes through the effective time of the merger.

This discussion is for general information only and does not address all of the tax consequences that may be relevant to a particular holder of our Class A shares in view of such holder’s particular circumstances and is not directed to holders that are subject to special treatment under the U.S. federal income tax laws, such as financial institutions; tax-exempt organizations; partnerships, S corporations or other entities treated as pass-through entities for U.S. federal income tax purposes; insurance companies; retirement plans and other tax-deferred accounts; mutual funds; dealers in stocks and securities; traders in securities that elect to use the mark-to-market method of tax accounting for their securities; regulated investment companies; real estate investment trusts; personal holding companies; certain expatriates or former long-term residents of the United States; holders subject to the alternative minimum tax; holders holding the shares as part of a hedging, constructive sale or conversion, straddle or other risk reducing transaction; holders that received their shares in a compensatory transaction; holders who own an equity interest, actually or constructively, in Parent or Merger Sub or the surviving company following the merger; U.S. Holders whose “functional currency” is not the U.S. dollar; holders that are “controlled foreign corporations,” “passive foreign investment companies,” or corporations that accumulate earnings to avoid U.S. federal income tax; or, except as otherwise set forth below, Non-U.S. Holders.

In addition this discussion does not describe any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation, nor does it address any aspects of the tax on “net investment income” imposed under Section 1411 of the Code.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of Class A shares, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Such partnerships and their partners should consult their tax advisors regarding the consequences of the merger.

No statutory, administrative or judicial authority directly addresses the treatment of certain aspects of the Class A shares or the merger for U.S. federal income tax purposes. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. Moreover, no advance rulings have been or will be sought from the IRS regarding any matter discussed in this prospectus. Accordingly, holders of our Class A shares are urged to consult their own tax advisors to determine the U.S. federal income tax consequences to them of disposing of Class A shares in the merger, as well as the effects of state, local and non-U.S. tax laws.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Class A shares that is for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States; (ii) a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust (a) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in section 7701(a)(30) of the Code or (b) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person. For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of Class A shares that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL OR TAX ADVICE TO ANY HOLDER. EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY U.S. STATE OR LOCAL OR NON-U.S. TAXING JURISDICTION.

U.S. Holders

The receipt of cash by a U.S. Holder in exchange for Class A shares pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. Holder generally will recognize gain or loss as a result of the merger in an amount equal to the difference, if any, between (i) the sum of the amount of cash received by the U.S. Holder in the merger and the U.S. Holder’s share of the indebtedness, if any, of the Company and (ii) the U.S. Holder’s adjusted tax basis in its Class A shares (including basis attributable to the U.S. Holder’s share of the indebtedness, if any, of the Company). A U.S. Holder’s adjusted tax basis will be adjusted to reflect the U.S. Holder’s allocable share of the taxable income or loss of the Company, as well as cash distributions received from the Company, through the effective time of the merger. A U.S. Holder should consult his or her tax advisor with respect to the calculation of the U.S. Holder’s adjusted tax basis in its Class A shares.

Except as provided below, any gain or loss recognized by a U.S. Holder generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period in such shares is longer than one year at the time of the completion of the merger. Long-term capital gains of non-corporate U.S. Holders generally are subject to U.S. federal income tax at preferential rates. There are a number of limitations on the deductibility of capital losses. Holders who purchased Class A shares in different blocks at different times are urged to consult their tax advisors regarding the application of certain “split holding period” rules to them and the treatment of any gain or loss as long-term or short-term capital gain or loss.

Notwithstanding the foregoing, a portion of a U.S. Holder’s amount realized, whether or not representing gain, will be treated as ordinary income to the extent attributable to such U.S. Holder’s allocable share of certain “inventory” items and “unrealized receivables” of the Company as set forth in section 751 of the Code. Similarly, to the extent we own, directly or indirectly, interests in certain “passive foreign investment companies” at the time of the closing of the merger and have not made certain elections, a portion of the gain recognized by a U.S. Holder pursuant to the merger may be treated as ordinary income earned ratably over the shorter of the period during which the holder held its Class A shares or the period during which we held our shares in such entity and, for gain allocated to prior years, (i) the tax rate will be the highest in effect for that taxable year and (ii) the tax will be payable generally without regard to offsets from deductions, losses and expenses, and (iii) the U.S. Holder will also be subject to an interest charge for any deferred tax. U.S. Holders are urged to consult their tax advisors regarding these and other special rules that could affect the character of gain or loss recognized in, or other tax consequences of, the merger.

Non-U.S. Holders

Any gain realized by a Non-U.S. Holder pursuant to the merger will generally not be subject to U.S. federal income tax unless:

•	The gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. Holders, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30% (or a lower rate under an applicable tax treaty); or

•	The Company is or was engaged in the conduct of a trade or business in the United States, in which case Non-U.S. Holders would likewise be so treated (even if not otherwise so treated as a result of their own activities), and a portion of any gain recognized by such Non-U.S. Holders could be treated as effectively connected with such U.S. trade or business and taxed in the manner described in the preceding bullet; or

•	Such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the merger, and certain other specified conditions are met, in which case such gain (which may be offset by certain U.S.-source capital losses) will be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable tax treaty).

While it is expected that our method of operation will not result in a determination that we are engaged in a U.S. trade or business, there can be no assurance that the IRS will not successfully assert that we are engaged in a U.S. trade or business.

Non-U.S. Holders are urged to consult their tax advisors with regard to the U.S. federal income tax consequences to them of disposing of Class A shares in the merger, as well as the effects of state, local and non-U.S. tax laws.

Information Reporting and Backup Withholding

Information reporting and backup withholding may apply to the proceeds received by a holder pursuant to the merger. Backup withholding will generally not apply to a holder that (1) furnishes a correct taxpayer identification number and certifies that such holder is not subject to backup withholding on a properly completed IRS Form W-9 (or successor form), (2) provides a certification that such holder is not a U.S. person on an applicable and properly completed IRS Form W-8BEN or W-8BEN-E (or successor form), or (3) otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against the holder’s U.S. federal income tax liability, and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

THE MERGER AGREEMENT

The following summary describes certain material provisions of the merger agreement. This summary is not complete and is qualified in its entirety by reference to the merger agreement, which is attached to this Proxy Statement as Annex A and incorporated into this Proxy Statement by reference. We encourage you to read the merger agreement carefully in its entirety, because this summary may not contain all the information about the merger agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the merger agreement and not by this summary or any other information contained in this Proxy Statement.

The representations, warranties, covenants and agreements described below and included in the merger agreement were made only for purposes of the merger agreement and as of specific dates, were solely for the benefit of the parties to the merger agreement except as expressly stated therein and have been qualified by (a) matters specifically disclosed in the Company’s filings with the SEC on or after December 31, 2014 and prior to the date of the merger agreement, (b) confidential disclosures made to Parent and Merger Sub in the disclosure schedule delivered in connection with the merger agreement and (c) certain materiality qualifications contained in the merger agreement, which may differ from what may be viewed as material by investors. In addition, the representations and warranties were included in the merger agreement for the purpose of allocating contractual risk between the Company, Parent and Merger Sub, rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. You should not rely on the representations, warranties, covenants or agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement. The merger agreement is described below, and attached to this Proxy Statement as Annex A, only to provide you with information regarding its terms and conditions and not to provide any other factual information regarding the Company or our business. Accordingly, the representations, warranties, covenants and other agreements in the merger agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding the Company and our business. Please see “Additional Information” beginning on page 132.

Effects of the Merger; Certificate of Formation; Limited Liability Company Agreement; Directors and Officers

The merger agreement provides that, subject to the terms and conditions of the merger agreement, and in accordance with the Limited Liability Company Act of the State of Delaware, at the effective time of the merger, Merger Sub will be merged with and into the Company, and the separate existence of Merger Sub will cease. The Company will continue as the surviving company (the “surviving company”) in the merger as a wholly owned subsidiary of Parent.

At the effective time of the merger, the certificate of formation of the Company as in effect immediately prior to the merger will be the certificate of formation of the surviving company, and the operating agreement, as in effect immediately prior to the merger, will be the limited liability company agreement of the surviving company.

At the effective time of the merger, the directors of Merger Sub immediately prior to the effective time of the merger will be the directors of the surviving company and the officers of the Company immediately prior to the effective time of the merger will be the officers of the surviving company, in each case, until their respective successors are duly elected and qualified or until their death, resignation or removal in accordance with the Limited Liability Company Act of the State of Delaware and the limited liability company agreement of the surviving company.

Closing and Effective Time of the Merger

Unless another date is agreed to by Parent and the Company, the consummation of the merger and the transactions contemplated by the merger agreement will take place on the third business day after the satisfaction or waiver of the conditions to closing (described below under “The Merger Agreement — Conditions to the Closing of the Merger” beginning on page 109) (other than the conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of each of such conditions). The date on which the closing actually takes place is referred to as the “closing date.” Concurrently with or as soon as practicable following the closing, a certificate of merger will be filed with the Secretary of State of the State of Delaware. The merger will become effective at the time of the filing of the certificate of merger or at a later time as may be specified by the Company and Parent in the certificate of merger.

Merger Consideration; Conversion of Shares

At the effective time of the merger, (a) each Class A share outstanding (including each Company Restricted Share, but other than each Class A share held immediately prior to the effective time of the merger by (i) the Company as treasury stock, (ii) Parent or Merger Sub or (iii) any subsidiary of the Company) immediately prior to the effective time of the merger will be converted into the right to receive $8.08 in cash, without interest; (b) each Class B share outstanding immediately prior to the effective time of the merger, subject to the consummation of the transactions contemplated by the founders agreement (as described above under “Founders Agreement” beginning on page 118), will be automatically canceled and retired and will cease to exist, for no consideration (although holders of such shares will receive consideration of $8.08 in cash in respect of each corresponding FOG unit as described above under “Founders Agreement” beginning on page 118); and (c) each limited liability company interest of Merger Sub outstanding immediately prior to the effective time of the merger will be converted into one limited liability company interest of the surviving company.

At the effective time of the merger, all Class A shares (including all Company Restricted Shares) and Class B shares outstanding immediately prior to the effective time of the merger will be automatically canceled and retired and will cease to exist, and all holders of certificates representing Class A shares or Class B shares that were outstanding immediately prior to the effective time of the merger will cease to have any rights as shareholders or members of the Company.

At the effective time of the merger, each Company RSU, whether vested but not yet delivered or unvested, that is outstanding immediately prior to the effective time of the merger will be canceled and converted as of the effective time of the merger into the right of the holder of the Company RSU to receive a cash payment equal to the per-share merger consideration of $8.08, without interest, less any applicable withholding taxes.

If the merger is completed, the aggregate consideration payable to holders of Class A shares (including Company Restricted Shares and Company RSUs) in the merger will be approximately $1.91 billion.

Payment Procedures

Prior to the closing, Parent will select a reputable bank or trust company reasonably acceptable to the Company to act as paying agent (the “Paying Agent”) in the merger. At or prior to the effective time of the merger, Parent will cause to be deposited with the Paying Agent cash sufficient to make payments of the cash consideration payable pursuant to the merger agreement.

Promptly after the effective time of the merger, and in any event within two business days after the Company’s transfer agent delivers all of the information reasonably necessary to enable the Paying Agent to effect the mailings described below, the Paying Agent will mail to the shareholders who were record holders of Class A shares immediately prior to the effective time of the merger:

•	a letter of transmittal in customary form; and

•	instructions for use in effecting the surrender of Class A share certificates or transfer of uncertificated shares in exchange for merger consideration.

Upon surrender of a Class A share certificate to the Paying Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Paying Agent, or, with respect to uncertificated shares, receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of the transfer of uncertificated shares as the Paying Agent may reasonably request): (a) the holder of such Class A share certificate or uncertificated shares will be entitled to receive in exchange therefor the cash consideration that such holder has the right to receive pursuant to the provisions of the merger agreement, in full satisfaction of all rights pertaining to the Class A shares formerly represented by such Class A share certificate or uncertificated shares; and (b) the Class A share certificate or uncertificated shares so surrendered will be canceled.

Any portion of the cash deposited with the Paying Agent that remains undistributed to former holders of Class A shares as of the date that is one year after the date on which the merger becomes effective will be delivered to Parent upon demand, and any former holders of Class A shares who have not previously surrendered their Class A share certificates or uncertificated shares in accordance with the exchange procedures thereafter may look only to Parent for satisfaction of their claims for merger consideration.

None of Parent, Merger Sub, the surviving company or the Paying Agent will be liable to any holder or former holder of Class A shares, Class B shares, Company RSUs or Company Restricted Shares or to any other person with respect to any merger consideration delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar legal requirement.

Withholding Rights

Each of the Paying Agent, Parent, Merger Sub and the surviving company will be entitled to deduct and withhold any applicable taxes from any consideration payable or otherwise deliverable pursuant to the merger agreement. Any sum that is deducted or withheld will be deemed as having been paid to the person to whom such amounts would otherwise have been paid.

Representations and Warranties

The merger agreement contains representations and warranties of the Company, Parent and Merger Sub. None of the representations and warranties contained in the merger agreement will survive the effective time of the merger.

The Company

Certain of the representations and warranties in the merger agreement made by the Company are qualified as to “knowledge,” “materiality” or “material adverse effect.” For purposes of the merger agreement, a “material adverse effect” means any effect, change, development, claim, event or circumstance that, considered individually or together with all other effects, changes, developments, claims, events and circumstances, has had or would reasonably be expected to have or result in a material adverse effect on: (a) the business, financial condition, operations or financial performance of the Company and its subsidiaries, taken as a whole; or (b) the ability of the Company to consummate the merger.

However, in the case of (a) above, an effect, change, development, claim, event or circumstance occurring after the date of the merger agreement will not be deemed to be a material adverse effect if such effect, change, development, claim, event or circumstance arises out of, results from or relates to:

•	the execution, announcement, pendency or consummation of the merger or the other transactions contemplated by the merger agreement (including any litigation or loss of or adverse change in the relationship of the Company and its subsidiaries with their respective funds, members, employees, clients or partners);

•	general economic or political conditions, to the extent that such conditions do not disproportionately affect the Company and its subsidiaries, taken as a whole, as compared to other companies participating in the same industry as the Company;

•	general conditions in the industry in which the Company and its subsidiaries operate to the extent that such conditions do not disproportionately affect the Company and its subsidiaries, taken as a whole, as compared to other companies participating in the same industry as the Company;

•	any changes in the financial, credit, banking, securities or commodities markets in the United States or any other country or region of the world;

•	any changes (after the date of the merger agreement) in Generally Accepted Accounting Principles or applicable legal requirements (or interpretations thereof);

•	any failure, in and of itself, by the Company to meet internal or analysts’ estimates or projections;

•	any acts by the Company or any of its subsidiaries following the request of Parent and to which Parent consents or any omissions of the Company or any of its subsidiaries required by the terms of the merger agreement;

•	any termination of client accounts of the Company or its subsidiaries or reduction in AUM in respect of any fund or other client of the Company or its subsidiaries;

•	any change, in and of itself, in the market price or trading volume of the Class A shares; or

•	the occurrence of any epidemic, hurricane, earthquake, or other natural disaster to the extent such conditions do not disproportionately affect the Company and its subsidiaries, taken as a whole, compared to other companies participating in the same industry as the Company.

In the merger agreement, the Company has made customary representations and warranties to Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement and in the disclosure schedule delivered in connection with the merger agreement. These representations and warranties relate to, among other things:

•	due organization, valid existence and good standing;

•	the absence of conflicts with laws, organizational documents or agreements;

•	required consents and regulatory filings in connection with the merger agreement and the transactions contemplated thereby;

•	the authority to enter into and perform the merger agreement and the enforceability of the merger agreement;

•	capitalization of the Company;

•	ownership of the Company’s subsidiaries;

•	the Company’s SEC filings and financial statements;

•	disclosure controls and procedures and internal controls over financial reporting;

•	the absence of a material adverse effect;

•	the absence of certain actions that, if taken in the period from the date of the merger agreement through the effective time of the merger, would have required Parent’s written consent under the merger agreement;

•	title to assets;

•	real property matters;

•	intellectual property matters;

•	material contracts;

•	the Company’s funds, managed accounts, subadvisory relationships, clients and AUM;

•	the absence of certain specified undisclosed liabilities;

•	governmental authorizations;

•	compliance with laws;

•	tax matters;

•	employee benefit plans;

•	labor matters;

•	insurance matters;

•	transactions with affiliates of the Company;

•	the absence of litigation;

•	the inapplicability of anti-takeover statutes;

•	the absence of dissenters’ rights and the vote required for the Company’s shareholders to adopt the merger agreement;

•	the absence of any undisclosed brokers’ fees;

•	opinions of financial advisors to the Board of Directors and the Special Committee;

•	environmental matters;

•	the accuracy of the information supplied by or on behalf of the Company for inclusion in this Proxy Statement; and

•	matters related to bank holding company status.

Parent and Merger Sub

Certain of the representations and warranties in the merger agreement made by Parent and Merger Sub are qualified as to “knowledge” and “materiality.” In the merger agreement, Parent and Merger Sub have made customary representations and warranties to the Company that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. These representations and warranties relate to, among other things:

•	due organization, valid existence and good standing;

•	the authority to enter into and perform the merger agreement and enforceability of the agreement;

•	the absence of any required member or shareholder vote of Parent to authorize the merger;

•	the absence of conflicts with laws, organizational documents or agreements;

•	required consents and regulatory filings in connection with the merger agreement and the transactions contemplated thereby;

•	matters with respect to Parent’s equity financing and sufficiency of funds;

•	the absence of any undisclosed brokers’ fees;

•	the accuracy of the information supplied by or on behalf of Parent for inclusion in this Proxy Statement;

•	the absence of litigation;

•	capitalization; and

•	matters related to bank holding company status.

Conduct of Business Pending the Merger

The merger agreement provides that, during the period between the date of the merger agreement and the effective time of the merger, except: (a) as set forth in the Company’s confidential disclosure schedule; (b) as required or expressly permitted by the merger agreement; (c) as required by applicable legal requirement; or (d) with the prior written consent of Parent (which will not be unreasonably withheld, conditioned or delayed): (i) the Company will ensure that it and each of its subsidiaries conducts its business and operations in the ordinary course of business and (ii) the Company will use reasonable efforts to ensure that it and each of its subsidiaries preserves intact its current business organization and maintains its relations and goodwill with all suppliers, customers, strategic partners, landlords, creditors, licensors, licensees, employees and other persons having business relationships with the Company and its subsidiaries. The merger agreement also provides that, during the period between the date of the merger agreement and the effective time of the merger, except: (a) as set forth in the Company’s confidential disclosure schedule; (b) as required by applicable legal requirement; or (c) with the prior written consent of Parent (which in the case of certain actions described below, may not be unreasonably withheld, conditioned or delayed) the Company will not, and the Company will cause each of its subsidiaries not to, in each case, subject to certain additional exceptions and materiality thresholds as specified in the merger agreement:

•	amend its or any of its subsidiaries’ organizational or governing documents;

•	declare, set aside or pay any dividend or make any other distribution (whether in cash, shares or otherwise) in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities, except for (a) a maximum of two regular quarterly dividends declared and paid prior to the merger on Company shares of capital stock in an amount not to exceed $0.09 per quarter per share and that are payable no earlier than March 21, 2017 (with respect to the quarterly period ended December 31, 2016) and May 19, 2017 (with respect to the quarterly period ended March 31, 2017), (b) dividends or other distributions made by any of the Company’s wholly owned subsidiaries to the Company or any other wholly owned subsidiary of the Company, and (c) acquisitions of securities of the Company or its subsidiaries in connection with (i) the withholding of equity securities to satisfy tax obligations with respect to the vesting or settlement of awards under the Company’s equity plans and (ii) forfeitures of awards under the Company’s equity plans;

•	sell, issue, grant or authorize the sale, issuance or grant by the Company or any of its subsidiaries of: (a) any capital stock or other security, (b) any option, restricted share unit, deferred share unit, restricted share award or other equity-based compensation award (whether payable in cash, shares or otherwise), call, warrant or right to acquire any capital share or other security or (c) any instrument convertible into or exchangeable for any capital share or other security;

•	enter into any contract with respect to the voting of any Class A shares or Class B shares;

•	split, divide, subdivide, combine, consolidate or reclassify any of its capital stock or issue or authorize the issuance of any securities in lieu of or in substitution for shares of its capital stock;

•	except as required or expressly permitted by the merger agreement, amend or waive any of its rights under, or accelerate the vesting under, any provision of any of the Company’s stock option or equity compensation plans or any provision of any contract evidencing any outstanding stock option, any outstanding restricted share unit or any restricted share purchase agreement, or otherwise modify any of the terms of any outstanding equity-based compensation award, warrant or other security or any related contract;

•	adopt, approve or implement any “poison pill” or similar rights plan or related agreement;

•	acquire any person or any division thereof, except for acquisitions not in excess of $5 million in the aggregate;

•	make any capital expenditure in excess of $1 million in the aggregate, except for expenditures contemplated by the Company’s capital budget;

•	enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any material contract or amend in any material respect or terminate, or waive any material right or remedy under, any material contract, except in the ordinary course of business or with respect to any investment advisory agreement or related side letter;

•	lease or license any right or other asset from any other person or sell or otherwise dispose of, or lease or license, any right or other asset to any third party, except, in each case, for assets with a fair market value not in excess of $2 million in the aggregate or with respect to investment assets in the ordinary course of business;

•	other than (a) drawings under the Company’s revolving line of credit (i) to provide capital for seed investments into new funds or bridge financing for fund investment activities, (ii) up to an aggregate amount of $80 million for the purposes set forth in the Company’s confidential disclosure schedule or (iii) up to an aggregate amount of $25 million for general purposes, (b) the incurrence of other indebtedness up to an aggregate amount of $10 million or (c) in connection with the refinancing of any indebtedness existing as of the date of the merger agreement or permitted to be incurred under the merger agreement, incur any indebtedness for borrowed money, issue or sell any debt securities or rights to acquire any debt securities, guarantee any such indebtedness or any debt securities of another person or enter into any “keep well” or other agreement to maintain any financial statement condition of another person;

•	make any loans to any person, except for any loan (a) to any employee of the Company or any of its subsidiaries in accordance with applicable legal requirements up to an aggregate amount (for all employees taken together) of $2 million, (b) that constitutes the extension of credit to any customer or client of the Company or any of its subsidiaries so long as such extension of credit is made in the ordinary course of business or (c) that is in connection with an investment in funds of the Company in the ordinary course of business;

•	pledge any of the assets of the Company or any of its subsidiaries or otherwise permit any assets of the Company or any of its subsidiaries to become subject to any encumbrance (other than encumbrances specifically permitted by the merger agreement, or imposed by securities laws), except for pledges of assets in the ordinary course of business, or not exceeding $5 million in the aggregate;

•	except (a) as expressly permitted by the merger agreement or founders agreement, (b) as required by any existing Company benefit plan or applicable legal requirements or (c) in the ordinary course of business, (i) increase or grant any increase in the compensation, bonus, fringe or other benefits of, or pay, grant or promise any bonus to, any current or former employee, director or independent contractor who has an annual expected compensation in excess of $500,000, (ii) grant or pay any severance or change in control pay or benefits to, or otherwise increase the severance or change in control pay or benefits of, any current or former employee, director or independent contractor, (iii) enter into, materially amend or terminate any employee benefit plan, policy, program, agreement, trust or arrangement, (iv) take any action to accelerate the vesting or payment of, or otherwise fund or secure the payment of, any compensation or benefits under any benefit plan or (v) hire or terminate (other than for cause) any key employee;

•	make, change or revoke any material tax election, except in the ordinary course of business;

•	settle or compromise any material tax claim or liability;

•	change any material aspect of its method of accounting for tax purposes;

•	file any amended material tax return;

•	prepare any tax return in a manner that is inconsistent with past practice;

•	surrender any claim for a refund of a material amount of taxes;

•	consent to any extension or waiver of the limitation period applicable to any material tax claim or assessment;

•	settle, compromise or release any legal proceeding to which the Company or any subsidiary is a party or is threatened to be made a party, except (a) as permitted by the merger agreement or the Company’s confidential disclosure schedule, (b) for claims and litigation with respect to which an insurer has the right to control the decision to settle and (c) with respect to (i) non-material disputes that may arise from time to time in the ordinary course of business and (ii) settlements, compromises or releases that involve the payment of monetary damages (excluding monetary damages that are fully covered by the Company’s insurance policies) in an amount not in excess of $2 million individually, or $5 million in the aggregate, by the Company or any of its subsidiaries, in each case, that involve only the payment of monetary damages;

•	enter into any material transaction with any of its affiliates (other than the Company and any of its subsidiaries), except pursuant to written arrangements in effect on the date of the merger agreement, and except as otherwise specifically permitted under the merger agreement;

•	enter into any material new business line outside of the investment management or investment advisory business;

•	determine, declare, communicate or pay any bonus with respect to the fiscal year ended December 31, 2016 or otherwise in excess of the aggregate amount set forth in the Company’s confidential disclosure schedule, except as otherwise required by any of the Company’s benefit plans or by applicable legal requirements;

•	adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization of the Company or any of its subsidiaries;

•	permit any amendment or modification of the terms of, or waiver under, any investment advisory agreement between any client and the Company or any of its subsidiaries or any governing document, shareholders’ agreement, prospectus or offering document related to any pooled investment vehicle controlled by the Company or any of its subsidiaries (or, in the case of a pooled investment vehicle not controlled by the Company or any of its subsidiaries, any of the foregoing documents to which the Company or any of its subsidiaries is a party), in each case, in connection with obtaining any consent solicited pursuant to the terms of the merger agreement; and

•	agree or commit to take any of the actions described above.

Additional Agreements

No Solicitation

Except as permitted by the terms of the merger agreement described below, the Company will, and will ensure that its subsidiaries and all of its and its subsidiaries’ representatives, immediately cease and cause to be terminated any existing solicitation, encouragement, discussions or negotiations with any person relating to any “acquisition proposal” or “acquisition inquiry” (each as described below).

The Company will not, directly or indirectly, and will ensure that its subsidiaries and its and their respective officers, directors and financial advisors do not, and will use reasonable best efforts to ensure that all of its and its subsidiaries’ representatives (other than officers, directors and financial advisors) do not, directly or indirectly:

•

solicit, initiate, induce or knowingly facilitate, encourage or assist (it being understood and agreed that answering unsolicited phone calls shall not be deemed to “knowingly facilitate, encourage or assist” for purposes of, or otherwise constitute a violation of, this restriction) the making, submission or announcement of any acquisition proposal or acquisition inquiry or the making of any proposal that could reasonably be expected to lead to an acquisition proposal or acquisition inquiry;

•	furnish or otherwise provide access to any non-public information regarding the Company or any of its subsidiaries to any person in connection with or in response to an acquisition proposal or acquisition inquiry; or

•	engage in discussions or negotiations with any person with respect to any acquisition proposal or acquisition inquiry.

However, at any time prior to the adoption of the merger agreement by the Company’s shareholders, the Company may, through itself, its affiliates and representatives, furnish non-public information regarding the Company and its subsidiaries to, and may (and, at the direction of the Special Committee, will) enter into discussions or negotiations with, any person (and such person’s affiliates and representatives) in response to a bona fide, written acquisition proposal that was unsolicited after the date of the merger agreement and that is submitted to the Company by such person (and not withdrawn) if: (a) such acquisition proposal did not result from a breach of the non-solicitation provisions of the merger agreement; (b) the Board (acting upon the recommendation of the Special Committee) or the Special Committee determines in good faith, after having taken into account the advice of an independent financial advisor and outside legal counsel, that such acquisition proposal constitutes or would reasonably be expected to result in a “superior offer” (as described below); (c) the Board (acting upon the recommendation of the Special Committee) or the Special Committee determines in good faith, after having taken into account the advice of outside legal counsel, that the failure to take such action would be inconsistent with the Board’s or the Special Committee’s fiduciary obligations under applicable Delaware law or the applicable provisions of the operating agreement; (d) prior to furnishing any such non-public information to, or entering into discussions or negotiations with, such person, the Company: (i) gives Parent written notice of the identity of such person and of the Company’s intention to furnish non-public information to, or enter into discussions or negotiations with, such person and (ii) receives from such person, and delivers to Parent a copy of, an executed confidentiality agreement containing customary limitations on the use and disclosure of all non-public written and oral information furnished to such person by or on behalf of the Company and its subsidiaries and other provisions that (A) are no less favorable than the provisions of the confidentiality agreement, dated December 7, 2016, between the Company and FAB, and (B) expressly providing that nothing therein will restrict the Company from complying with the non-solicitation, Company shareholder meeting and Board recommendation provisions of the merger agreement; and (e) substantially concurrently with the furnishing of any non-public information to such person, the Company furnishes such non-public information to Parent.

The merger agreement provides that if the Company or any of its subsidiaries, or any of their respective representatives, receives an acquisition proposal or acquisition inquiry at any time during the period between the date of the merger agreement and the effective time of the merger, then the Company will promptly (and in no event later than 24 hours after receipt of such acquisition proposal or acquisition inquiry): (a) advise Parent in writing of such acquisition proposal or acquisition inquiry (including the identity of the person making or submitting such acquisition proposal or acquisition inquiry and the material terms and conditions thereof); and (b) provide Parent with copies of all material documents and communications received by the Company or any of its subsidiaries, or any of their respective representatives, setting forth the terms and conditions of, or otherwise relating to, such acquisition proposal or acquisition inquiry. The Company will keep Parent reasonably and promptly informed with respect to the status of any such acquisition proposal or acquisition inquiry and any modification or proposed modification thereto, and will promptly (and in no event later than 24 hours after transmittal or receipt of any material correspondence or communication) provide Parent with a copy of any material correspondence or communication between or otherwise involving: (i) the Company or any of its subsidiaries, or any of their respective representatives and (ii) the person that made or submitted such acquisition proposal or acquisition inquiry.

The Company has also agreed that it: (a) will not, and will ensure that its subsidiaries will not, release or permit the release of any person from, or amend, waive or permit the amendment or waiver of any provision of, any “standstill” or similar agreement or provision to which the Company or any of its subsidiaries is or becomes a party or under which the Company or any of its subsidiaries has or acquires any rights and (b) will use its reasonable best efforts to enforce or cause to be enforced each such agreement or provision at the request of Parent. However, the Company may (and, at the direction of the Special Committee, will) release a person from, or amend or waive any provision of, any “standstill” agreement or provision if (i) the Board (acting upon the recommendation of the Special Committee) or the Special Committee determines in good faith, after having taken into account the advice of outside legal counsel, that the failure to release such person from such agreement or provision or amend such agreement or waive such provision would be inconsistent with the Board’s or the Special Committee’s fiduciary obligations under applicable Delaware law or the applicable provisions of the operating agreement and (ii) the Company provides Parent with written notice of the Company’s intent to take such action at least two business days before taking such action.

For purposes of the merger agreement:

•	“acquisition inquiry” means an inquiry, indication of interest or request for information (other than an inquiry, indication of interest or request for information made or submitted by Parent or any of its subsidiaries) that would reasonably be expected to lead to an acquisition proposal;

•	“acquisition proposal” means any offer or proposal (other than an offer or proposal made or submitted by Parent or any of its subsidiaries) contemplating or otherwise relating to any “acquisition transaction” (as described below);

•	“superior offer” means a bona fide, written offer by a third party that was unsolicited after the date of the merger agreement to purchase at least 50.1% of the Class A shares and Class B shares and that: (a) did not result from a breach of the non-solicitation provisions of the merger agreement or of any voting agreement and (b) is on terms and conditions that the Board (acting upon the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with an independent financial advisor of nationally recognized reputation and after having taken into account all relevant factors that the Board or the Special Committee, as applicable, deems to be appropriate (including the likelihood and timing of consummation of the purchase transaction contemplated by such offer), to be more favorable from a financial point of view to the Company’s shareholders than the merger; and

•	“acquisition transaction” means any transaction or series of transactions (other than the transactions contemplated by the merger agreement) involving: (a) any merger, consolidation, amalgamation, share exchange, business combination, joint venture, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction (i) in which the Company is a constituent or participating corporation, (ii) in which a person or “group” (as defined in the Exchange Act and the rules thereunder) of persons directly or indirectly acquires beneficial or record ownership of securities representing 15% or more of the outstanding securities of any class (or instruments convertible into or exercisable or exchangeable for 15% or more of any such class) of the Company or (iii) in which the Company issues securities representing 15% or more of the outstanding securities of the Company (or instruments convertible into or exercisable or exchangeable for 15% or more of any such securities) or (b) any sale, lease, exchange, transfer, license, sublicense, acquisition or disposition, or liquidation or dissolution of any business or businesses or assets that constitute or account for 15% or more of the consolidated net revenues, consolidated net income or consolidated assets of the Company and its subsidiaries, taken as a whole (including equity securities of the Company’s subsidiaries); provided, however, no disposition of a portfolio company or other asset by a Company fund or permanent capital vehicle in the ordinary course of business shall constitute an “acquisition transaction.”

Change of Recommendation

As described under “The Merger — Recommendation of Our Board of Directors and Reasons for the Merger” beginning on page 47, the Board of Directors (i) (acting upon the unanimous recommendation of the Special Committee that the merger is advisable and fair to and in the best interests of the Company and its shareholders (other than the Principals and their respective affiliates)) has unanimously determined that the merger is advisable and fair to and in the best interests of the Company and its shareholders (other than the Principals and their respective affiliates); (ii) (acting upon the unanimous recommendation of the Special Committee to take such action) has unanimously approved and adopted the merger agreement and approved the transactions contemplated thereby and the merger; and (iii) unanimously recommends shareholders vote FOR the proposal to adopt the merger agreement, thereby approving the transactions contemplated by the merger agreement and the merger (the determination by the Board of Directors and the Special Committee referred to in clauses (i) through (iii), the “Company Board Recommendation”).

The Company has agreed that neither the Board nor any committee thereof (including the Special Committee) will: (a) except as described below, withdraw or modify in a manner adverse to Parent or Merger Sub, or permit the withdrawal or modification in a manner adverse to Parent or Merger Sub of, the Company Board Recommendation; (b) recommend the approval, acceptance or adoption of, or approve, accept or adopt, any acquisition proposal; (c) approve or recommend, or cause or permit the Company or any of its subsidiaries to enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar document constituting, or that contemplates, is intended or would reasonably be expected to result directly or indirectly in, an acquisition transaction; or (d) resolve, agree in writing or publicly propose to, or permit the Company or any of its subsidiaries, or any of their respective representatives, to agree or publicly propose to, take any of the foregoing actions.

At any time prior to the adoption of the merger agreement by the Company’s shareholders, and notwithstanding the non-solicitation provisions of the merger agreement, the Board (acting upon the recommendation of the Special Committee) may (and if so directed by the Special Committee, will) in certain circumstances and subject to the Company’s compliance with certain obligations (as summarized below), (a) withdraw or modify the Company Board Recommendation and/or (b) terminate the merger agreement and enter into an agreement with respect to a superior offer (an “alternative acquisition agreement”) (as described under “The Merger Agreement — Termination of the Merger Agreement” beginning on page 111).

If (a) a bona fide, written acquisition proposal that was unsolicited after the date of the merger agreement is made to the Company and is not withdrawn and such acquisition proposal did not result from a breach of the non-solicitation provisions of the merger agreement or (b) there arises after the date of the merger agreement an “intervening event” (as described below) that leads the Board (acting upon the recommendation of the Special Committee) and/or the Special Committee to consider withdrawing or modifying the Company Board Recommendation, then, in each case, the Board is permitted to withdraw or modify the Company Board Recommendation and, in the case of clause (a) only, terminate the merger agreement and enter into an alternative acquisition agreement if, in each case, the Board has complied with the following procedure and obligations:

•

the Company provides Parent with a written notice (a) with respect to an acquisition proposal, at least 24 hours (or such shorter notice period provided to the members of the Special Committee and/or the Board) prior to any meeting of the Special Committee and/or the Board at which the Special Committee and/or the Board will consider and determine whether such acquisition proposal is a superior offer, with a written notice specifying the date and time of such meeting, the reasons for holding such meeting, the material terms and conditions of, and any draft contract relating to, the acquisition proposal that is the basis of the potential action by the Special Committee and the Board and the identity of the person making such acquisition proposal or (b) with respect to an intervening event, at least 48 hours (or such shorter notice period provided to the members of the Special Committee and/or the Board, but in no event less than 24 hours) prior to any meeting of the Special

Committee and/or the Board that the Special Committee and/or the Board will consider and determine whether such intervening event requires the Special Committee and/or the Board to withdraw or modify the Company Board Recommendation, with a written notice specifying the date and time of such meeting, the reasons for holding such meeting and a reasonably detailed description of such intervening event;

•	solely with respect to an acquisition proposal, the Board (acting upon the recommendation of the Special Committee) or the Special Committee determines in good faith, after having taken into account the advice of an independent financial advisor and the advice of outside legal counsel, that such acquisition proposal constitutes a superior offer;

•	the Board (acting upon the recommendation of the Special Committee) or the Special Committee determines in good faith, after having taken into account the advice of outside legal counsel and an independent financial advisor, that, in light of such superior offer or intervening event, as applicable, the failure to withdraw or modify the Company Board Recommendation would be inconsistent with the Board’s or the Special Committee’s, fiduciary obligations under applicable Delaware law or the applicable provisions of the operating agreement;

•	no less than three business days prior to withdrawing or modifying the Company Board Recommendation or, solely with respect to an acquisition proposal, terminating the merger agreement in the event the Board or the Special Committee authorizes the Company to enter into an alternative acquisition agreement, the Board (at the direction of the Special Committee) or the Special Committee delivers to Parent a written notice: (a) with respect to an acquisition proposal: (i) stating that the Company has received a superior offer that did not result from or arise out of a breach of the non-solicitation provisions of the merger agreement; (ii) stating the Board’s or the Special Committee’s, as applicable, intentions as a result of such superior offer and describing any intended modification of the Company Board Recommendation; (iii) specifying the material terms and conditions of such superior offer, including the identity of the person making such superior offer; and (iv) attaching copies of the most current and complete draft of any agreement relating to such superior offer and all other material documents and communications relating to such superior offer; or (b) with respect to an intervening event: (i) stating that an intervening event has arisen; (ii) stating that it intends to withdraw or modify the Company Board Recommendation in light of such intervening event; and (iii) containing a reasonably detailed description of such intervening event;

•	throughout the period between the delivery of such written notice and any withdrawal or modification of the Company Board Recommendation, the Company (and the Special Committee) engages (to the extent requested by Parent) in good faith negotiations with Parent to amend the merger agreement in such a manner that (a) with respect to an acquisition proposal, no withdrawal or modification of the Company Board Recommendation would be legally required as a result of such superior offer or (b) with respect to an intervening event, the failure to withdraw or modify the Company Board Recommendation would not be inconsistent with the Board’s or the Special Committee’s fiduciary obligations under applicable Delaware law or the applicable provisions of the operating agreement in light of such intervening event; and

•	at the time of withdrawing or modifying the Company Board Recommendation, the Board (acting upon the recommendation of the Special Committee) or the Special Committee determines in good faith, after having taken into account the advice of an independent financial advisor and the advice of outside legal counsel, that the failure to withdraw or modify the Company Board Recommendation would be inconsistent with the fiduciary obligations of the Board or the Special Committee under applicable Delaware law or the applicable provisions of the operating agreement in light of such superior offer (after taking into account any changes to the terms of the merger agreement proposed by Parent as a result of the required negotiations described immediately above or otherwise).

If during the notice period described above in connection with an acquisition proposal there is any change in the form or amount of the consideration payable in connection with a superior offer, or there is any other material change to any of the terms of a superior offer, such superior offer will be deemed to be a new superior offer and the Special Committee will be required to deliver to Parent a new written notice setting forth the information described above with respect to such revised superior offer and to give Parent a new advance notice period (however, in such circumstance, such notice period will be no less than two business days). The Company has agreed to keep confidential, and not to disclose to the public or to any person (other than the representatives of the Company who have been engaged in connection with the transactions contemplated by the merger agreement), any and all information regarding any negotiations that take place pursuant to provisions described above (including the existence and terms of any proposal made by or on behalf of Parent or the Company during such negotiations). However, any amendment to the merger agreement resulting from such negotiations and any summary thereof required to be disclosed pursuant to applicable legal requirements will not be subject to the foregoing confidentiality obligation but will be subject to review and approval by Parent in accordance with certain disclosure requirements described in the merger agreement. The Company will ensure that any withdrawal or modification of the Company Board Recommendation that is not accompanied by a termination of the merger agreement: (a) does not change or otherwise affect the approval of the merger agreement or the voting agreements by the Board or any other approval of the Board and (b) does not have the effect of causing any corporate takeover statute or other similar statute of the State of Delaware or any other state to be applicable to the merger agreement, any voting agreement, the merger or any of the other transactions contemplated by the merger agreement.

The Company’s obligation to call, give notice of and hold the Special Meeting (as described below under “The Merger Agreement — Additional Agreements — Special Meeting” beginning on page 105) will not be limited or otherwise affected by the making, commencement, disclosure, announcement or submission of any superior offer or other acquisition proposal, by any intervening event or by any withdrawal or modification of the Company Board Recommendation except in the case of the termination of the merger agreement to accept a superior proposal after complying with the above-described procedure. In addition, the Company agrees that: (a) unless the merger agreement is terminated in accordance with the termination provisions of the merger agreement (as described under “The Merger Agreement — Termination of the Merger Agreement” beginning on page 111), the Company will not submit any acquisition proposal to a vote of the Company’s shareholders (other than the merger); and (b) the Company will not, without Parent’s prior written consent and except as described below under “The Merger Agreement — Additional Agreements — Special Meeting” beginning on page 105, adjourn, postpone or cancel (or propose to adjourn, postpone or cancel) the Special Meeting.

Nothing in the merger agreement prohibits the Company or the Board (in each case, acting at the direction of the Special Committee) or the Special Committee, directly or indirectly through its representatives, from: (a) taking and disclosing to the Company’s shareholders a position with respect to a tender or exchange offer by a third party pursuant to Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act (or any similar communication to the Company’s shareholders) or disclosing information to the extent such disclosure is required by the NYSE or (b) if required by applicable legal requirement, issuing a press release disclosing that the Company has received a bona fide, written acquisition proposal that the Special Committee or the Board has determined would reasonably be expected to result in a superior offer (so long as such acquisition proposal did not result from a breach of the non-solicitation provisions of the merger agreement (as described under “The Merger Agreement — Additional Agreements — No Solicitation” beginning on page 99) and the Company provides Parent a copy of such press release at least 24 hours prior to its release). However, any such disclosure (other than a “stop, look and listen” communication or other similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, or an express rejection of the acquisition proposal or a reaffirmation of the Company Board Recommendation) will be deemed to be a withdrawal or modification of the Company Board Recommendation if the Board fails to expressly and publicly reaffirm the Company Board Recommendation in such disclosure or similar communication.

Under the terms of the merger agreement, the Company will be required to pay Parent a termination fee in the amount of $98,350,000 or $131,140,000 if the merger agreement has been terminated by Parent or the Company at any time after the Company Board Recommendation has been withdrawn or modified, depending on the circumstances of such withdrawal or modification. For more information, see “The Merger Agreement — Termination Fees” beginning on page 113.

For purposes of the merger agreement, “intervening event” means a material fact, event, change, development or set of circumstances affecting the Company and its subsidiaries that does not relate to any acquisition proposal and that was not known to the Board and/or the Special Committee or reasonably foreseeable (or if known or reasonably foreseeable, the consequences or the probability or magnitude of such consequences were not known or reasonably foreseeable) by the Board and/or or the Special Committee as of the date of the merger agreement.

Special Meeting

The Company has agreed to: (a) subject to applicable legal requirements, establish the earliest reasonably practicable Record Date for the Special Meeting for the purpose of obtaining the adoption of the merger agreement and not change such record date without the consent of Parent (not to be unreasonably withheld, conditioned or delayed); (b) establish the earliest reasonably practicable date for the Special Meeting; and (c) mail to the holders of Class A shares and Class B shares as of the Record Date this Proxy Statement.

The Company may postpone the Special Meeting in compliance with Delaware legal requirements (a) if there are holders of an insufficient number of Class A shares and Class B shares present or represented by proxy to constitute a quorum (in which case the Company will, and will instruct its proxy solicitor to use reasonable best efforts to, solicit as promptly as practicable the presence, in person or by proxy of a quorum), but only until there are a sufficient number of Class A shares and Class B shares present or represented to obtain such a quorum, and in no event more than ten days after the date originally scheduled for the Special Meeting or (b) for one or more successive postponements where the Board (acting upon the recommendation of the Special Committee) or the Special Committee has determined in good faith after consultation with outside counsel that the failure to take such action would be inconsistent with its fiduciary duties to the holders of Class A shares and Class B shares under Delaware law, the applicable provisions of the operating agreement or applicable securities laws, and then only for so long as the Board (acting upon the recommendation of the Special Committee) or the Special Committee has determined in good faith after consultation with outside counsel, that such action is reasonably necessary to give the holders of Class A shares and Class B shares the required time to evaluate any applicable information or disclosure. In the event that the Company so postpones the Special Meeting, the Company will use its reasonable best efforts to reconvene and hold the Special Meeting as promptly as reasonably practicable.

Investment Advisory Arrangement Consents

The Company has agreed to use reasonable best efforts to obtain the consent of each investment advisory client (other than any registered fund) to the assignment or deemed assignment of its investment advisory agreement (and, if applicable, fund governing documents) as a result of the merger, to the extent required by applicable law or by the applicable investment advisory agreement (or fund governing documents) and in accordance with the Company’s confidential disclosure schedule. In no event will such reasonable best efforts include any requirement to offer or grant any accommodation or alteration of terms (financial or otherwise) or to pay any fee to obtain the required consents. Parent has agreed to cooperate with the Company in connection with the Company’s efforts to obtain such consents. The Company has agreed to use reasonable best efforts to obtain, as promptly as practicable following the date of the merger agreement, the approval by the governing board and shareholders of each Company-advised registered fund of a new investment advisory agreement, with the subsidiary of the Company that is an investment adviser of such client, to take effect at the closing of the merger, including by preparing and filing proxy materials with the SEC. In the event that any of the client consents described above is not obtained prior to the closing, the Company and its subsidiaries will reasonably cooperate with Parent with respect to commercially reasonable alternative arrangements for the applicable client.

Indemnification of Officers and Directors

Parent will cause all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the merger existing in favor of the current or former directors, officers or employees of the Company and any of its subsidiaries as provided in their respective certificates of formation, operating agreements or bylaws (or comparable organizational documents) and/or any indemnification agreement or other similar agreements of the Company and any of its subsidiaries, in each case as in effect on the date of the merger agreement, to continue in full force and effect in accordance with their terms.

For a period of six years from and after the effective time of the merger agreement, the surviving company will either cause to be maintained in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by or for the benefit of the Company and its subsidiaries or provide substitute policies for the Company and its subsidiaries and their respective current and former directors, officers and employees who are, as of the date of the merger agreement, covered by the directors’ and officers’ and fiduciary liability insurance policies maintained by or for the benefit of the Company and its subsidiaries, in either case, of not less than the existing coverage and having other terms not less favorable to the insured persons than the directors’ and officers’ liability insurance and fiduciary liability insurance coverage currently maintained by or for the benefit of Company and its subsidiaries with respect to claims arising from facts or events that occurred on or before the effective time of the merger, except that in no event will the surviving company be required to pay with respect to such insurance policies in respect of any one policy year more than 300% of the aggregate annual premium most recently paid by the Company and its subsidiaries prior to the date of the merger agreement (the “maximum amount”), and if the surviving company is unable to obtain the insurance required by the merger agreement, it will obtain as much comparable insurance as possible for each year within such six-year period for an annual premium equal to the maximum amount. In lieu of such insurance, prior to the effective time of the merger, the Company and its subsidiaries may, at their option and expense (following reasonable consultation with Parent), purchase prepaid “tail” insurance for the Company and its subsidiaries and their current and former directors, officers and employees who are covered by the policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by or for the benefit of the Company and its subsidiaries as of the date of the merger agreement for a period of six years from the effective time of the merger, such tail insurance to provide coverage in an amount not less than the existing coverage and to have other terms not less favorable to the insured persons than the directors’ and officers’ liability insurance and fiduciary liability insurance policies currently maintained by or for the benefit of the Company and its subsidiaries, with respect to claims arising from facts or events that occurred on or before the effective time of the merger, provided that in no event will the annualized cost of any such tail insurance exceed the maximum amount. The surviving company will maintain such policies in full force and effect, and continue to honor the obligations thereunder.

Employees and Employee Benefits

The merger agreement provides for the following treatment with respect to those employees of the Company and its subsidiaries who continue to be so employed following the effective time of the merger (each, a “continuing employee”):

•	for a period commencing on the closing date of the merger and ending on December 31, 2018, each continuing employee will receive (a) the same base salary as was provided to the continuing employee immediately prior to the closing and (b) a total annual or periodic incentive compensation opportunity that is no less favorable than the total annual or periodic incentive compensation opportunity (including the value of any cash opportunities and the grant date value of any equity-based award opportunities) provided to the continuing employee immediately prior to the closing;

•	for a period commencing on the closing date of the merger and ending on December 31, 2018, all employee benefit plans covering continuing employees will be maintained in accordance with their terms as in effect immediately prior to the closing of the merger;

•	if the employment of any continuing employee terminates during the period commencing on the closing date of the merger and ending on December 31, 2018, the continuing employee will receive severance payments and benefits at a level commensurate to those provided to similarly situated employees of the Company and its subsidiaries upon a similar termination of employment prior to the closing; and

•	Parent will (a) provide credit to each continuing employee for his or her years of service with the Company and its subsidiaries (and their predecessors) for all purposes (including purposes of eligibility to participate, vesting, severance, paid time off and level of benefits, but excluding benefit accruals under defined benefit pension plans) under the benefit plans, programs, agreements and arrangements of Parent and its subsidiaries and affiliates that provide benefits to the continuing employees after the closing of the merger and (b) waive all pre-existing condition exclusions and limitations and actively-at-work requirements under any such plans for each of the continuing employees.

Litigation

The Company agrees to promptly notify Parent in writing, and give Parent the opportunity to reasonably participate in the defense and settlement, of any shareholder claim or litigation against or otherwise involving the Company and/or any of its directors or officers relating to the merger agreement and the transactions contemplated by the merger agreement, including the merger. Except for certain matters set forth on the Company’s confidential disclosure schedule, the Company further agrees not to compromise or settle, in full or in part, any such claim or litigation without Parent’s prior written consent.

Pre-Closing Steps

Prior to the effective time of the merger, Parent, Merger Sub and the Company will use reasonable best efforts to cause certain pre-closing reorganization transactions to be completed at the times and in the manner described in the confidential schedule to the merger agreement.

Equity Financing

Parent and Merger Sub acknowledge that they will be fully responsible for obtaining the equity financing (see “The Merger — Financing of the Merger” beginning on page 86) and each will take all actions, and do all things, necessary, proper or advisable to obtain the equity financing, including (a) maintaining in effect the equity commitment letter, (b) using reasonable best efforts to ensure the accuracy of all representations and warranties of Parent or Merger Sub, if any, set forth in the equity commitment letter, (c) complying with all covenants and agreements of Parent or Merger Sub set forth in the equity commitment letter, (d) satisfying on a timely basis all conditions applicable to Parent or Merger Sub set forth in the equity commitment letter and (e) consummating the equity financing contemplated by the equity commitment letter (subject to the conditions set forth therein) at or prior to the closing.

Neither Parent nor Merger Sub may amend, alter, or waive, or agree to amend, alter or waive, any term of the equity commitment letter without the prior written consent of the Company (acting at the recommendation of the Special Committee). Each of Parent and Merger Sub agrees to notify the Company promptly, and in any event within one business day, if at any time prior to the closing date of the merger (a) the equity commitment letter expires or is terminated for any reason (or if any person attempts or purports to terminate the equity commitment letter, whether or not such attempted or purported termination is valid) or (b) Sponsor refuses to provide the full equity financing on the terms set forth in the equity commitment letter.

Additionally, Parent and Merger Sub expressly acknowledge and agree that the availability of the equity financing is not a condition to the obligations of Parent and Merger Sub to consummate the merger.

Equity Syndication

The parties have agreed that, as promptly as practicable, but in no event for a period longer than eight weeks from the date of the merger agreement (the “equity syndication period”), Parent and its affiliates may solicit, negotiate and enter into investment agreements with potential equity investors in Parent (the “equity syndication”).

However, no equity investor may be included in any such equity syndication if any of the following would reasonably be expected to result:

•	the expansion of, or imposition of new or additional, conditionality to the closing, or diminution of the likelihood of the closing occurring;

•	any delay of the closing (other than as a result of the equity syndication period);

•	any adverse impact on the likelihood of receiving any consents or approvals in connection with the transactions contemplated by the merger agreement;

•	any adverse impact on the ability of the Company or any other party to the founders agreement, the TRA waiver agreement and the voting agreements to enforce its rights against the other parties to the merger agreement or such other agreements or the ability of Parent or Merger Sub to timely consummate the transactions contemplated by the merger agreement;

•	any assignment or deemed assignment of an investment advisory arrangement with any client (other than as a result of (a) the change in control of the Company and its subsidiaries as contemplated as of the date of the merger agreement without giving effect to any proposed equity syndication or (b) any proposed equity syndication in respect of which Parent provided notice to the Company by the 15th day after the date of the merger agreement); or

•	any director, officer or employee of the Company or any of its subsidiaries being exposed to any potential personal liability (other than for “misconduct,” as such term is applied under the laws of the United States) for violating the legal requirements of any jurisdiction.

If any of the foregoing cease to be satisfied with respect to any potential investor in the equity syndication following the end of the equity syndication period, Parent and its affiliates shall cause such investor to be excluded from the equity syndication.

Notwithstanding the entry into or consummation of any equity syndication, the equity commitment letter will remain in full force and effect, and no equity syndication will in any way reduce or otherwise limit the aggregate commitment or liability of Sponsor under the equity commitment letter or any obligations or liability of Sponsor under the limited guarantee.

Parent and Merger Sub will, on a joint and several basis, (a) reimburse the Company for any out-of-pocket costs incurred by the Company and its subsidiaries in connection with any equity syndication and (b) indemnify, defend and hold harmless the Company and its subsidiaries, and their respective affiliates and representatives, from and against any and all liabilities, claims, costs, expenses, judgments and penalties suffered or incurred by any of them in connection with any equity syndication and any information utilized in connection therewith.

No later than two business days following the end of the equity syndication period, Parent will deliver to the Company a true, correct and complete schedule setting forth the record and beneficial ownership interests of Parent following the completion of the equity syndication and, subject to Parent’s compliance in all respects with the provisions in the merger agreement related to the equity syndication, such schedule will be deemed to qualify the representation and warranty of Parent in the merger agreement that all limited partnership interests in Parent are beneficially and directly owned by Sponsor and its affiliates. At the completion of the equity syndication period, Parent had not entered into any investment agreements with any potential equity investors.

Conditions to the Closing of the Merger

Parent and Merger Sub

The obligations of Parent and Merger Sub to effect the merger are subject to the satisfaction, at or prior to the closing, of each of the following conditions:

•	each of the representations and warranties of the Company contained in the merger agreement will have been accurate in all respects as of the date of the merger agreement and as of the closing date as if made on and as of the closing date (other than any such representation and warranty made as of a specific earlier date, which will have been accurate in all respects as of such earlier date), subject to certain de minimis, materiality and material adverse effect thresholds;

•	all of the covenants and obligations in the merger agreement that the Company is required to comply with or to perform at or prior to the closing will have been complied with and performed in all respects, subject to certain materiality and de minimis thresholds and monetary payment cure rights;

•	receipt of the adoption of the merger agreement by the holders of a majority of the outstanding Class A shares and Class B shares (voting together as a single class);

•	investment advisory clients representing at least 87.5% of the aggregate management fees (calculated on an annualized basis and based upon assets under management as of December 31, 2016) of a set of specified Company-advised investment advisory clients will have consented to a new investment advisory agreement to take effect at the closing of the merger or to the “assignment” of the investment advisory agreement of each such client as required as a result of the merger;

•	since the date of the merger agreement, there will not have occurred any material adverse effect, and no event will have occurred or circumstance will exist that, in combination with any other events or circumstances, would reasonably be expected to have a material adverse effect;

•	receipt of a certificate executed by the chief executive officer and chief financial officer of the Company confirming that the conditions set forth in the five preceding bullets have been duly satisfied;

•	the applicable waiting period under the HSR Act will have expired or been terminated (and there will not be in effect any voluntary agreement between Parent or the Company and the Federal Trade Commission or the Department of Justice pursuant to which Parent or the Company will have agreed not to complete the merger), the CFIUS clearance will have been obtained and the ITAR pre-notification requirement will have been satisfied;

•	no temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the merger will have been issued by any court of competent jurisdiction or other governmental body and remain in effect, and there will not be any legal requirement enacted or deemed applicable to the merger that makes consummation of the merger illegal;

•	the founders agreement will remain in full force and effect at the closing;

•	the TRA waiver agreement will remain in full force and effect at the closing;

•	receipt of the requisite “change in control” approvals from the Financial Conduct Authority arising from the transactions contemplated by the merger agreement pursuant to section 189(4) or (if applicable) section 189(6) of the Financial Services and Markets Act 2000;

•	receipt of approval from FINRA pursuant to NASD Rule 1017 (relating to change of control);

•	receipt of approval from the Bank of Italy under Article 15 of the Italian Financial Act and Article 19 of the Italian Banking Act, as applicable;

•	receipt of approval from the European Central Bank under Articles 4 and 15 of the Council Regulation (EU) No. 1024/2013 of 15 October 2013;

•	none of the Company, its subsidiaries, Parent or Sponsor, or their respective affiliates will have been, or be, required by a governmental body, as a result of the transactions contemplated by the merger agreement, or otherwise, to become a “bank holding company” or be deemed by any governmental body to control, as defined in the BHC Act, Opus Bank or AloStar Bank of Commerce or any other “bank” as defined in the BHC Act;

•	to the extent required in connection with ownership interests in Opus Bank or AloStar Bank of Commerce, each of the Company, its subsidiaries, Parent and Sponsor, and each of their respective affiliates, will have delivered to the Federal Reserve System “passivity commitments” and have obtained prior non-objection of the Federal Deposit Insurance Corporation, as described under “The Merger — Regulatory Approvals and Related Matters — Bank Regulatory Matters” beginning on page 79; and

•	each of the Company, Parent and Sponsor, and each of their respective affiliates, will, if requested by a governmental body pursuant to any legal requirement, have executed and delivered to the applicable regulator in the states of Alabama and California the filings or notices described under “The Merger —Regulatory Approvals and Related Matters — Bank Regulatory Matters” beginning on page 79 with such states and, with respect to such filings or notices, such regulator shall not have informed the Company, its subsidiaries, Parent or the Sponsor, or any of their respective affiliates, as the case may be, in writing that such regulator objects to the completion of the transactions contemplated by the merger agreement.

The conditions set forth in the three preceding bullets are collectively referred to as the “closing conditions regarding bank regulatory matters.”

The Company

The obligations of the Company to effect the merger are subject to the satisfaction, at or prior to the closing, of each of the following conditions:

•	each of the representations and warranties of Parent and Merger Sub contained in the merger agreement (other than those with respect to the equity syndication) will have been accurate in all respects as of the date of the merger agreement and as of the closing date as if made on and as of the closing date (other than any such representation and warranty made as of a specific earlier date, which will have been accurate in all respects as of such earlier date), subject to certain materiality and material adverse effect thresholds;

•	each of the representations and warranties of Parent and Merger Sub with respect to the equity syndication will have been accurate in all respects as of the date of the merger agreement, as of the completion of the equity syndication and as of the closing date (in each case, taking into account certain changes otherwise permitted by the merger agreement) as if made on and as of such dates;

•	all of the covenants and obligations in the merger agreement that Parent and Merger Sub are required to comply with or to perform at or prior to the closing will have been complied with and performed in all material respects;

•	receipt of a certificate executed by an officer of Parent confirming that the conditions set forth in the three preceding bullets have been duly satisfied;

•	receipt of the adoption of the merger agreement by the holders of a majority of the outstanding Class A shares and Class B shares (voting together as a single class);

•	the applicable waiting period under the HSR Act has expired or been terminated (and there is not in effect any voluntary agreement between Parent or the Company and the Federal Trade Commission or the Department of Justice pursuant to which Parent or the Company has agreed not to complete the merger), the CFIUS clearance has been obtained, the ITAR pre-notification requirement has been satisfied and the other governmental authorizations or consents set forth on the Company’s confidential disclosure schedule required to be obtained to complete the merger have been obtained;

•	no temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the merger will have been issued by any court of competent jurisdiction or other governmental body and remain in effect, and there will not be any legal requirement enacted or deemed applicable to the merger that makes consummation of the merger illegal;

•	receipt of the requisite “change in control” approvals from the Financial Conduct Authority arising from the transactions contemplated by the merger agreement pursuant to section 189(4) or (if applicable) section 189(6) of the Financial Services and Markets Act 2000;

•	receipt of approval from FINRA pursuant to NASD Rule 1017 (relating to change of control);

•	receipt of approval from the Bank of Italy under Article 15 of the Italian Financial Act and Article 19 of the Italian Banking Act, as applicable; and

•	receipt of approval from the European Central Bank under Articles 4 and 15 of the Council Regulation (EU) No. 1024/2013 of 15 October 2013.

The founders agreement also contains conditions to the founders closing described in “The Founders Agreement” beginning on page 118. Sponsor’s commitment to fund under the equity commitment letter is subject to satisfaction of the conditions set forth in the merger agreement and the founders agreement.

Termination of the Merger Agreement

Termination

In general, the merger agreement may be terminated prior to the effective time of the merger, whether before or after the Company shareholder approval is obtained, in the following ways:

•	by mutual written consent of Parent and the Company;

•	by Parent or the Company if:

•	the merger has not been consummated by December 31, 2017 (the “end date”), provided that a party will not be permitted to terminate the merger agreement pursuant to this provision if the failure to consummate the merger by the end date is primarily the result of a material breach on the part of such party of any covenant or obligation in the merger agreement required to be performed by such party at or prior to the effective time of the merger;

•	a court of competent jurisdiction or other governmental body has issued a final and nonappealable order having the effect of permanently restraining, enjoining or otherwise prohibiting the merger, so long as the party seeking to so terminate has complied with its obligations described under “The Merger — Regulatory Approvals and Related Matters” beginning on page 77;

•	the Special Meeting (including any adjournments and postponements thereof) was held and completed and the Company’s shareholders undertook a final vote on a proposal to adopt the merger agreement and the merger agreement was not so adopted by the Company’s shareholders, provided that a party will not be permitted to terminate the merger agreement pursuant to this provision if the failure to have the merger agreement adopted by the Company’s shareholders is primarily the result of a material breach on the part of such party of any covenant or obligation in the merger agreement required to be performed by such party at or prior to the effective time of the merger and the Company will not be permitted to terminate the merger agreement pursuant to this provision if the failure to have the agreement adopted by the Company’s shareholders is primarily the result of a breach of the voting agreements by the Principals; or

•	the President of the United States decides to suspend or prohibit the transactions contemplated by the merger agreement in connection with the CFIUS clearance, so long as the party seeking to so terminate has complied with its obligations to obtain the CFIUS clearance described under “The Merger — Regulatory Approvals and Related Matters — CFIUS” beginning on page 78;

•	by Parent if:

•	a “triggering event” (as described below) has occurred at any time prior to the receipt of the Company shareholder approval; or

•	any of the Company’s representations or warranties contained in the merger agreement are inaccurate as of the date of the merger agreement or have become inaccurate as of a date subsequent to the date of the merger agreement (as if made on such subsequent date) or any of the Company’s covenants or obligations contained in the merger agreement have been breached, in each case, such that the related closing condition would not be satisfied, provided that if an inaccuracy in any of the Company’s representations or warranties as of a date subsequent to the date of the merger agreement or a breach of a covenant or obligation by the Company is curable by the Company prior to the end date and the Company is continuing to exercise reasonable best efforts to cure such inaccuracy or breach, then Parent may not terminate the merger agreement on account of such inaccuracy or breach unless such inaccuracy or breach remains uncured for a period of 30 days commencing on the date that Parent gives the Company notice of such inaccuracy or breach and Parent will not have the right to terminate the merger agreement pursuant to this provision if Parent is then in breach in any material respect of the merger agreement; or

•	by the Company if:

•	any of Parent’s representations or warranties contained in the merger agreement are inaccurate as of the date of the merger agreement or have become inaccurate as of a date subsequent to the date of the merger agreement (as if made on such subsequent date) or any of Parent’s covenants or obligations contained in the merger agreement have been breached, in each case, such that the related closing condition would not be satisfied, provided that if an inaccuracy in any of Parent’s representations or warranties as of a date subsequent to the date of the merger agreement or a breach of a covenant or obligation by Parent is curable by Parent prior to the end date and Parent is continuing to exercise reasonable best efforts to cure such inaccuracy or breach, then the Company may not terminate the merger agreement on account of such inaccuracy or breach unless such inaccuracy or breach remains uncured for a period of 30 days commencing on the date that the Company gives Parent notice of such inaccuracy or breach and the Company will not have the right to terminate the merger agreement pursuant to this provision if the Company is then in breach in any material respect of the merger agreement; or

•	prior to the receipt of the Company shareholder approval and subject to the Company’s compliance with the provisions described in “The Merger Agreement — Additional Agreements — Change of Recommendation” beginning on page 102, (a) the Board (acting upon the recommendation of the Special Committee) authorizes the Company to enter into an alternative acquisition agreement, (b) immediately prior to or substantially concurrently with the termination of the merger agreement, the Company enters into an alternative acquisition agreement, and (c) the Company immediately prior to or substantially concurrently with such termination pays to Parent the termination fee as described under “The Merger Agreement — Termination Fees” beginning on page 113.

For the purposes of the merger agreement, a “triggering event” will be deemed to have occurred if: (a) the Board or any committee thereof (including the Special Committee) has withdrawn the Company Board Recommendation, modified such recommendation in a manner adverse to Parent or taken, authorized or publicly proposed any of the actions the Board agreed not to take as described in “The Merger Agreement — Additional

Agreements — Change of Recommendation” beginning on page 102; (b) the Board fails to reaffirm publicly the Company Board Recommendation within five business days after Parent reasonably requests (subject to certain limitations); (c) a tender or exchange offer relating to Class A shares or Class B shares has commenced and the Company has not sent to its shareholders, within ten business days, a statement disclosing that the Company recommends rejection of such tender or exchange offer and reaffirming the Company Board Recommendation; (d) an acquisition proposal has been publicly announced, and the Company has failed to issue a press release that reaffirms the Company Board Recommendation within five business days; or (e) the Company or any of its subsidiaries, or any of their respective representatives, has knowingly and willfully materially breached any of the provisions described under “The Merger Agreement — Additional Agreements — No Solicitation” beginning on page 99 and “The Merger Agreement — Additional Agreements — Special Meeting” beginning on page 105 in a manner that is adverse to Parent.

Effect of Termination

If the merger agreement is terminated as described above under “The Merger Agreement — Termination of the Merger Agreement — Termination,” the merger agreement will be of no further force or effect. However, termination of the merger agreement will not relieve any party from any liability for any knowing and intentional fraud, or willful breach of any covenant or obligation, contained in the merger agreement. Additionally, the provisions of the merger agreement relating to the equity syndication (with respect to the reimbursement and indemnification of the Company and its subsidiaries associated therewith), certain confidentiality obligations, certain reimbursement obligations, the effect of termination of the merger agreement, termination fees, expenses and certain general matters will survive any termination of the merger agreement.

Termination Fees

Under the merger agreement, the Company will be required to pay a termination fee in the amount of $98,350,000 if:

•	(a) Parent or the Company terminates the merger agreement because the merger has not been consummated by the end date or the Company shareholder approval was not obtained; (b) after the date of the merger agreement and at or prior to the time of the termination of the merger agreement (in the case of a termination because the merger has not been consummated by the end date) or prior to the Special Meeting (in the case of a termination because the Company shareholder approval was not obtained), an acquisition proposal has been disclosed, announced, commenced, submitted (in the case of a termination because the Company shareholder approval was not obtained, publicly) or made (in the case of a termination because the Company shareholder approval was not obtained, publicly); and (c) within 12 months after the date of any such termination, any acquisition transaction is consummated or any definitive agreement contemplating an acquisition transaction is executed and subsequently consummated, except that for the purposes of this provision, references to “15%” in the definition of acquisition transaction will be deemed references to “40%”;

•	Parent terminates the merger agreement (at any time prior to the Special Meeting) because a triggering event has occurred;

•	the Company terminates the merger agreement because it has entered into an alternative acquisition agreement at any time prior to the time the Company shareholder approval is obtained; or

•	Parent or the Company otherwise terminates the merger agreement pursuant to any other provision described under “The Merger Agreement — Termination of the Merger Agreement — Termination” beginning on page 111 at any time after the occurrence of a triggering event but prior to the Special Meeting.

Under the terms of the merger agreement, the Company will be required to pay Parent a termination fee in the amount of $131,140,000 if the merger agreement has been terminated by Parent or the Company because the

Company Board Recommendation has been withdrawn or modified following an intervening event in accordance with the provisions described under “The Merger Agreement — Additional Agreements — Change of Recommendation” beginning on page 102, but prior to the Special Meeting.

If the Company fails to pay when due any amount payable described under “The Merger Agreement — Termination Fees” beginning on page 113, the Company will reimburse Parent for all reasonable and documented out-of-pocket costs and expenses (including fees and disbursements of counsel) actually incurred in connection with the collection of such overdue amount and the enforcement by Parent of its rights under the merger agreement, and the Company will pay to Parent interest on such overdue amount.

Other than with respect to knowing and willful material breach of the non-solicit provisions in the merger agreement, the parties have agreed that the payment of the termination fees described above shall be the sole and exclusive monetary remedy available to Parent and Merger Sub with respect to the merger agreement and the merger. In no event shall the Company be obligated to pay a termination fee on more than one occasion.

Specific Performance

In the event of any breach or threatened breach by a party of any covenant or obligation contained in the merger agreement, the other party will be entitled to obtain, without proof of actual damages (and in addition to any other remedy to which such other party may be entitled at law or in equity): (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach or threatened breach. The Company, on the one hand, and Parent and Merger Sub, on the other hand, will be entitled to specific performance of each covenant and obligation of the Company or Parent and Merger Sub, as applicable, contained in the merger agreement.

Fees and Expenses

Except as otherwise specifically provided in the merger agreement, all fees and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring such fees and expenses, whether or not the merger is consummated. However, Parent and the Company agree to share equally all fees and expenses, other than attorneys’ fees, incurred in connection with the filing by the parties to the merger agreement of the premerger notification and report forms relating to the merger under the HSR Act and the filing of any notice or other document under any applicable foreign antitrust or competition law or regulation. The Company will pay all fees and expenses incurred by it in connection with the client consent solicitation contemplated by the merger agreement, including any costs associated with any proxy solicitation.

Amendment

The merger agreement may be amended with the approval of the Board (acting upon the recommendation of the Special Committee) and the sole member of Merger Sub at any time, whether before or after the Company shareholder approval is obtained. However, pursuant to such adoption, no amendment may be made that by law would require further approval of the Company’s shareholders without the further approval of the Company’s shareholders.

Governing Law

The merger agreement is governed by the laws of the State of Delaware (without giving effect to the choice of law principles thereof).

VOTING AGREEMENTS

The following summary describes certain material provisions of the voting agreements. This summary is not complete and is qualified in its entirety by reference to the voting agreements, which are attached to this Proxy Statement as Annex C, Annex D and Annex E and are incorporated into this Proxy Statement by reference. We encourage you to read the voting agreements carefully in their entirety, because this summary may not contain all the information about the voting agreements that is important to you. The rights and obligations of the parties are governed by the express terms of the respective voting agreements and not by this summary or any other information contained in this Proxy Statement.

The representations, warranties, covenants and agreements described below and included in the voting agreements were made only for purposes of the voting agreements and as of specific dates, were solely for the benefit of the parties to the voting agreement except as expressly stated therein and have been qualified by certain materiality qualifications contained in the voting agreements, which may differ from what may be viewed as material by investors. In addition, the representations and warranties were included in the voting agreements for the purpose of allocating contractual risk between the parties thereto rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. You should not rely on the representations, warranties, covenants or agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Parent, the Principal or the other parties to the voting agreement or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the voting agreements. The voting agreements are described below and incorporated into this Proxy Statement by reference only to provide you with information regarding their terms and conditions and not to provide any other factual information regarding the Company or our business. Accordingly, the representations, warranties, covenants and other agreements in the voting agreements should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding the Company and our business. Please see “Additional Information” beginning on page 132.

On February 14, 2017, in connection and concurrently with entering into the merger agreement, Parent entered into separate voting agreements with each of the Principals and certain of their related entities and persons that own Class A shares and / or Class B shares (collectively, the “Supporting Members”). As of the Record Date, the Supporting Members collectively held [            ] Class A shares and [            ] Class B shares of the Company.

The following is a summary of the material terms of the voting agreements. This summary may not contain all of the information about the voting agreements that is important to you. The summary in this section and elsewhere in this Proxy Statement is qualified in its entirety by reference to the voting agreements included as Annexes D through F to, and incorporated by reference into, this Proxy Statement. You are encouraged to read the voting agreements in their entirety.

Voting

Each Supporting Member has agreed with Parent, and has delivered to Parent an irrevocable proxy (the “voting agreement proxy”), to vote a specified number of Class A shares and/or Class B shares owned by such Supporting Member (such Supporting Member’s “Covered Securities”), representing in the aggregate as to all Supporting Members, 34.99% of the total voting power of the Company, at any meeting of the members of the Company (including the Special Meeting): (i) in favor of (a) the merger, the execution and delivery by the Company of the merger agreement, the adoption and approval of the merger agreement and its terms, (b) each of the other actions contemplated by the merger agreement and (c) any proposal in respect of which approval of the Company’s shareholders is requested in furtherance of any of the foregoing, (ii) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the merger agreement and (iii) against any of the following actions: (A) other than the merger, any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its subsidiaries, (B) any sale, lease, sublease, license, sublicense or transfer of a material portion of the rights or assets of the Company or its subsidiaries, (C) any reorganization, recapitalization, dissolution or liquidation of the Company or its subsidiaries, (D) other than in connection with the death or disability of any member of the Board, any change in a majority of the Board, (E) any amendment to the Company’s organizational documents that would be reasonably expected to interfere with or delay the performance by the Supporting Member of his, her or its obligations under the applicable voting agreement or the merger agreement, (F) any material change in the capitalization of the Company or the Company’s corporate structure and (G) other than any adjournment or postponement of the Company shareholders’ meeting permitted by the terms of the merger agreement, any other action which is intended, or would reasonably be expected to impede, interfere with or delay the merger. Notwithstanding the foregoing, no Supporting Member is required to vote any of his, her or its Covered Securities to amend the merger agreement in a manner that alters or changes the form of consideration to be paid in the merger, adversely affects the tax consequences to such Supporting Member with respect to the consideration to be received in the merger, decreases the consideration to be paid in the merger, or extends the outside date or imposes any additional conditions or obligations that would reasonably be expected to delay the consummation of the merger beyond December 31, 2017.

Fiduciary Duties

Each Supporting Member has entered into his, her or its respective voting agreement solely in such Supporting Member’s capacity as the owner of equity securities of the Company and not in such Supporting Member’s capacity as a director or officer of the Company, and nothing in the voting agreements limit, affect or prohibit, or shall be deemed to limit, affect or prohibit, such Supporting Member’s ability to take, or refrain from taking, any action as a director or officer of the Company in compliance with the terms of the merger agreement.

Restrictive Covenants

Each Supporting Member has agreed with Parent, subject to certain customary exceptions, (i) not to directly or indirectly, sell, transfer, pledge, encumber or dispose of any of its Covered Securities or deposit his, her or its Covered Securities into a voting trust during the voting period commencing on the date of the voting agreements and ending upon the termination of the voting agreements, (ii) not to enter into any agreement or understanding with any other person to vote or give instructions, enter into any tender, voting or other agreement, or grant any proxy, power of attorney with respect to any of such Supporting Member’s Covered Securities that is inconsistent with the agreements described in the preceding paragraphs and (iii) not to knowingly take certain other actions that would prevent the performance of such Supporting Member’s obligations under the voting agreements.

Each Supporting Member has further agreed with Parent that during the voting period commencing on the date of the voting agreements and ending upon the termination of the voting agreements, such Supporting Member will not (a) take certain actions that could reasonably be expected to lead to an acquisition proposal or acquisition inquiry, (b) furnish or provide non-public information regarding the Company or its subsidiaries to any person in connection with or in response to an acquisition proposal or acquisition inquiry, (c) engage in discussions or negotiations with respect to an acquisition proposal or acquisition inquiry, (d) recommend the approval, acceptance or adoption of, or approve, accept or adopt, any acquisition proposal, (e) take any action that could reasonably result in the revocation or invalidation of the voting agreement proxy, or (f) agree in writing or publicly propose to do any of the foregoing, except in connection with a superior offer as contemplated under the merger agreement if the Company is permitted to take such actions pursuant to the merger agreement (see “The Merger Agreement — Additional Agreements — Change of Recommendation” beginning on page 102 for more information).

Representations and Warranties

Each of the Supporting Members has made customary representations and warranties in the voting agreements, including with respect to (i) his, her or its authority to enter into and carry out its obligations under, and enforceability of, the applicable voting agreement and voting agreement proxy, (ii) the absence of any conflicts or required consents that would interfere with such Supporting Member’s ability to perform its obligations under the applicable voting agreement and voting agreement proxy and (iii) title to and beneficial ownership of certain equity securities of the Company.

Termination

Each voting agreement will automatically terminate upon the earliest to occur of: (i) the mutual written consent of the parties thereto, (ii) completion of the merger, (iii) the termination of the merger agreement in accordance with its terms and (iv) the date of certain amendments to the merger agreement, if any, that alters or changes the form of consideration to be paid in the merger, adversely affects the tax consequences such Supporting Members with respect to the consideration to be received in the merger, decreases the consideration to be paid in the merger, or extends the outside date or imposes any additional conditions or obligations that would reasonably be expected to delay the consummation of the merger beyond December 31, 2017.

FOUNDERS AGREEMENT

The following is a summary of the material terms and conditions of the founders agreement. This summary is not complete and is qualified in its entirety by reference to the founders agreement, which is attached as Annex B and incorporated into this Proxy Statement by reference. We encourage you to read the founders agreement carefully in its entirety because this summary may not contain all the information about the founders agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the founders agreement and not by this summary or any other information contained in this Proxy Statement.

The representations, warranties, covenants and agreements described below and included in the founders agreement were made only for purposes of the founders agreement and as of specific dates, were solely for the benefit of the parties to the founders agreement except as expressly stated therein and have been qualified by (a) confidential disclosures made in the disclosure schedule delivered in connection with the founders agreement and (b) certain materiality qualifications contained in the founders agreement, which may differ from what may be viewed as material by investors. In addition, the representations and warranties were included in the founders agreement for the purpose of allocating contractual risk between the parties thereto rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. You should not rely on the representations, warranties, covenants or agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, or the other parties to the founders agreement or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the founders agreement. The founders agreement is described below, and attached as Annex B and incorporated into this Proxy Statement, only to provide you with information regarding its terms and conditions and not to provide any other factual information regarding the Company or our business. Accordingly, the representations, warranties, covenants and other agreements in the founders agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding the Company and our business. Please see “Additional Information” beginning on page 132.

On February 14, 2017, concurrently with the entry into the merger agreement, Parent, the Company, FIG Corp., FIG Asset Co. LLC (together with FIG Corp., the “FOG Unit Buyers”), each of the Principals and certain of their related entities and persons that own FOG units (collectively with the Principals, the “Sellers,” and each Principal collectively with his related entities and persons that are Sellers, a “Seller Group”) entered into the founders agreement, pursuant to which the FOG Unit Buyers agreed, on the terms and subject to the conditions set forth in the founders agreement, to purchase from the Sellers 100% of the FOG units that are not already owned by the Company and its subsidiaries, which FOG units (together with Class B shares) are exchangeable into Class A shares.

Purchase and Sale of the FOG Units; Consideration

The founders agreement provides that, upon the terms and subject to the conditions set forth therein, the FOG Unit Buyers will acquire each FOG unit from the Sellers, and the Sellers will sell each FOG unit owned by him or it to the FOG Unit Buyers, in exchange for $8.08 in cash per FOG unit, for an aggregate consideration payable to holders of such FOG units of approximately $1.37 billion, subject to reduction for distributions made to the Principals and their related entities and persons that own FOG units with respect to their FOG units to the extent the aggregate amount of such distributions following February 14, 2017 is in excess of the amount required to yield the two $0.09 quarterly distributions permitted by the merger agreement. For more information concerning the payment of dividends and distributions with respect to FOG units, see “Market Prices and Dividend Data” beginning on page 128. The purchase price will be funded by Parent to the FOG Unit Buyers pursuant to a series of loans, contributions and intercompany transactions, which will each occur immediately before or immediately after the effective time of the merger. The transactions contemplated by the founders agreement are conditioned on satisfaction or waiver of the conditions in the merger agreement and any transactions occurring under the founders agreement prior to the closing under the merger agreement will be unwound if the merger does not close.

At the founders closing, 50% of the after-tax proceeds (as calculated pursuant to certain tax rates and principles agreed upon by the parties) received by each Seller as consideration for his or its respective FOG units will be placed into an escrow account established for each Seller (the “Escrowed Proceeds”). The Escrowed Proceeds will be held and released as further described below under “Founders Agreement — Covenants and other Agreements — Reinvestment of Escrowed Purchase Price and Seller Retained Investments” beginning on page 120 and “Founders Agreement — Covenants and other Agreements — Payment or Release of Escrowed Purchase Price” beginning on page 121.

Closing of the Transactions Under the Founders Agreement

It is intended that the founders closing will only be consummated if the merger closes. Among other things, the satisfaction or waiver of the conditions in the merger agreement is a condition to the founders closing, and the parties have agreed in the founders agreement to unwind any transactions contemplated by the founders agreement that have occurred prior to the closing of the merger if the merger does not close.

Representations and Warranties of the Sellers

In the founders agreement, the Sellers have made certain customary representations and warranties to the FOG Unit Buyers and Parent that are subject, in some cases, to specified exceptions and qualifications contained in the founders agreement and in the disclosure schedule delivered in connection with the founders agreement. Certain of the representations in the founders agreement made by Sellers are qualified as to “knowledge” and “materiality.” These representations and warranties relate to, among other things:

•	the authority to enter into the founders agreement and to perform their respective obligations thereunder and consummate the transactions contemplated thereby;

•	binding effect of the founders agreement;

•	the absence of conflicts with organizational documents, legal requirements or material contracts, or material encumbrances on any of the assets, properties or rights of Seller;

•	ownership of the FOG units and absence of encumbrances thereon;

•	the authority to sell the FOG units and conveyance of good and valid title thereto;

•	the absence of undisclosed material pending or written threatened legal proceedings and investigations relating to the transactions contemplated by the founders agreement;

•	the absence of undisclosed material consents;

•	the absence of brokers’ or finders’ fees;

•	the representations and warranties of the Company in the merger agreement being true and correct. See “The Merger Agreement — Representations and Warranties” beginning on page 94 for a description of such representations and warranties; and

•	ownership of the capital stock, voting securities and other equity interests in Fortress Equity Partners, L.P. (“FEP”).

Representations and Warranties of Parent

In the founders agreement, Parent has made customary representations and warranties to the Sellers that are subject, in some cases, to specified exceptions and qualifications contained in the founders agreement. Certain of the representations in the founders agreement made by Parent are qualified as to “knowledge” and “materiality.” These representations and warranties relate to, among other things:

•	due organization, valid existence, and good standing;

•	capitalization and identity of beneficial owners of capital stock, voting securities or other equity interests in Parent and its general partner;

•	the authority to enter into the founders agreement and to perform and comply with its obligations thereunder and consummate the transactions contemplated thereby and the enforceability of the agreement;

•	the absence of conflicts with organizational documents, legal requirements or material contract;

•	the absence of consents;

•	the absence of brokers’ or finders’ fees;

•	the effectiveness of the equity commitment letter and limited guarantee, and sufficiency of funds necessary to complete the contemplated transactions; and

•	the absence of undisclosed pending or threatened legal proceedings and investigations.

The representations and warranties provided by the Sellers and Parent in the founders agreement survive for two years following the founders closing.

Covenants and Other Agreements

Reinvestment of Escrowed Purchase Price and Seller Retained Investments

The parties have agreed that during the Reinvestment Period (as defined below), the Escrowed Proceeds of each Seller will be held in an escrow account with an escrow agent and will be invested in Permitted Investments. Each Seller has also agreed to maintain during the Initial Reinvestment Period (as defined below) the Reinvestment Amount invested in the Seller Investments. The economic and other terms that apply to an investment by a Principal and the other Sellers in a Company Vehicle immediately prior to the date of the founders agreement will generally continue to apply to all of the investments of the Escrowed Proceeds and Reinvestment Amount in Company Vehicles (other than FEP as specifically provided pursuant to the founders agreement) for the duration of such investments and whether or not such Principal remains employed by the Company and/or its subsidiaries, including that such investments by a Seller (other than FEP as specifically provided pursuant to the founders agreement) will not be subject to any management fees or similar asset-based fees or charges, promote, incentive allocation, carried interest, or similar performance-based charges; provided, each Seller will pay customary management fees or similar asset-based fees or charges, as reasonably determined by the Board, with respect to any amounts invested in any Company Vehicle that is not an Existing Foundation Fund (as defined in the founders agreement) (and other than FEP as specifically provided pursuant to the founders agreement) the majority of whose invested capital is beneficially owned by any combination of the Sellers, seller investment entities, employees of the business, and their respective related parties.

As used herein, “Reinvestment Period” means, with respect to a Seller, the Initial Reinvestment Period and any Additional Reinvestment Period of such Seller.

As used herein, “Initial Reinvestment Period” means, with respect to a Seller, the period from the founders closing until the first to occur of (i) the fourth anniversary of the founders closing, (ii) the termination from employment by the Company and/or its subsidiaries of the Principal that is in such Seller’s Seller Group for any reason, (iii) resignation by the Principal that is in such Seller’s Seller Group from employment with the Company and/or its subsidiaries with good reason or by reason of death or Disability (as defined in the employment agreements), or (iv) such earlier date as Parent may determine in writing.

As used herein, “Additional Reinvestment Period” means, with respect to a Seller, in the event that the Principal that is in such Seller’s Seller Group is employed by the Company and its subsidiaries as of the fourth anniversary of the founders closing, the period from such date until the first to occur of (i) the fifth anniversary of the founders closing, (ii) the termination from employment by the Company and/or its subsidiaries of the Principal that is in such Seller’s Seller Group for any reason, (iii) resignation by the Principal that is in such Seller’s Seller Group from employment with the Company and/or its subsidiaries with good reason or by reason of death or Disability (as defined in the employment agreements), or (iv) such earlier date as Parent may determine in writing.

Payment or Release of Escrowed Purchase Price

In the event that, at the founder’s closing, a Principal is no longer employed by the Company and its subsidiaries for any reason (other than due to such Principal’s death), then the Escrowed Proceeds from the sale of such Principal’s and his Seller Group’s FOG units will be paid to (or at the direction of) Parent at the founders closing. Otherwise, with respect to each Seller, the Escrowed Proceeds will generally be released as follows, subject to certain exceptions:

•	80% of the assets comprising the Escrowed Proceeds will be released to such Seller either (1) automatically on the first business day following the fourth anniversary of the founders closing or (2) by joint written instructions upon the expiration of the Initial Investment Period;

•	to such Seller either (1) automatically on the first business day following the fifth anniversary of the founders closing or (2) by joint written instructions upon the expiration of the Additional Investment Period;

•	to Parent in the event that, prior to the expiration of the Reinvestment Period, the Principal in the Seller Group of such Seller voluntarily resigns after the founders closing from his employment with the Company and/or its subsidiaries without good reason (other than by reason of death or Disability (as defined in the employment agreements)); and

•	for the avoidance of doubt, to such Seller (or his estate, as applicable, in the case of a Principal) automatically upon the death of the Principal in such Seller’s Seller Group or upon termination of his employment due to Disability (as defined in his employment agreement).

The Company has agreed to not, and to not cause or permit its subsidiaries to, from the date of the founders agreement through the founders closing, terminate the employment of any Principal due to his Disability (as defined in his current employment agreement).

Restrictive Covenants

Each of the Principals has agreed to customary restrictive covenants with respect to non-competition, non-solicitation of employees and non-solicitation of investors for the period of their employment with the Company (or, with respect to the non-competition covenant, any affiliate of the Company, and with respect to the non-solicitation covenants, any subsidiary of the Company) and for the 24-month period immediately following termination of such employment for any reason (whether or not such termination occurs during the term of his employment agreement), in each case, that are generally consistent with the existing restrictions applicable to each Principal under his respective current employment agreement with FIG LLC, subject to certain exceptions.

Support Obligations and FEP Matters

Each Seller, in such Seller’s personal capacity and not as a director or officer of the Company (if applicable), has irrevocably agreed, except as would result in a violation of law, to vote any limited partner interests in any investment advisory client held by such Seller in favor of certain consents required in connection with the execution and delivery of the founders agreement (and related documents entered into pursuant thereto), and the merger agreement and each of the other agreements contemplated thereby by the Company or the performance by the Company of its obligations thereunder.

In addition, the Sellers who have equity interests in FEP agreed to not take any action that would remove the Company as the general partner or investment manager of FEP and not to, and to cause FEP not to, make any distribution of FEP or any assets of FEP in-kind. If the employment of Messrs. Edens or Nardone with the Company and/or its subsidiaries is terminated after the closing of the merger for any reason each is entitled to remain a sub-investment manager of FEP beyond his respective termination of employment with the Company, with all rights and authority and investment discretion that he enjoyed prior to termination. The Sellers with an equity interest in FEP agreed to continue paying certain fees with respect to FEP that are generally consistent with existing arrangements. Each such Seller further agreed not to transfer any interests in FEP unless the proposed transferee agreed to be bound by the foregoing.

Business Opportunities

Each Principal has agreed that so long as he is employed by the Company or its subsidiaries, or is a member of the Board, he will offer certain business opportunities first to the investment funds or other collective investment or managed accounts that are sponsored or controlled by the Company or any of its subsidiaries or for which the Company or any of its subsidiaries acts as the principal investment adviser, investment manager, collateral manager, general partner, managing member, manager or in a similar capacity (collectively, referred to in this summary of the founders agreement as the “company funds”). If the applicable company fund declines to pursue such business opportunity, then, subject to certain exceptions (including with respect to certain investments in the technology, media and telecom industries, which must first be offered to Sponsor for investment through Sponsor’s Vision Fund), the offering Principal must offer such business opportunity to the Company to pursue through a new fund. If the Board declines the opportunity, the applicable Principal must then offer the business opportunity to the other Principals and Sponsor, who may participate in the business opportunity on a 50/50 basis as between each of Sponsor or one or more its controlled affiliates, on the one hand, and the Principals, on the other hand. If Sponsor and all other Principals decide not to participate, then a Principal can pursue the business opportunity independently, unless doing so would create an actual conflict of interest with the business, or any proposed new business, of the Company, in which case the consent of the Board is required.

Termination of Shareholders Agreement

The Sellers and the Company have agreed that that certain Shareholders Agreement, dated as of February 13, 2007, by and among certain of the Sellers and the Company, as amended, will terminate as of the founders closing.

Board of Directors

Each Principal will have the right to sit on the Board and the board of directors (or similar governing body) of each subsidiary of the Company so long as he is employed by the Company or its subsidiaries, and the Board’s compensation committee must include at least two Principals and at least one of Parent’s designees. The affirmative vote of Parent’s designee will be required to take any action with respect to any compensation committee matters.

Amendment to Principal Compensation Plan

In connection with entering into the founders agreement, the PCP was amended and restated, effective as of and subject to the founders closing, to make certain clarifying and conforming changes. The PCP is intended to operate following the founders closing in a manner that is substantially identical to the manner in which it currently operates, with certain changes described in this Proxy Statement. For more information, see “The Merger — Interests of the Directors and Executive Officers of the Company in the Merger — Second Amended and Restated Principal Compensation Plan” beginning on page 84.

Conditions to the Founders Closing

Each party’s obligation under the founders agreement to consummate the transactions contemplated by the founders agreement is subject to the satisfaction of several conditions, including:

•	satisfaction or waiver of the conditions to consummate the merger as set forth in the merger agreement; and

•	the absence of any restraining order, preliminary or permanent injunction or other order preventing the consummation of the transactions contemplated by the founders agreement, and the absence of any legal requirement that makes the transactions contemplated by the founders agreement illegal.

Parent’s obligation under the founders agreement to consummate the transactions contemplated by the founders agreement is subject to several additional conditions, including:

•	the receipt of a certificate from each of the Sellers, the Company and the FOG Unit Buyers confirming that the conditions to such party’s obligations to consummate the transactions contemplated under the founders agreement have been duly satisfied;

•	accuracy of the Sellers’ representations and warranties in the founders agreement in all material respects, subject to certain exceptions and qualifications;

•	compliance and performance by the Sellers, FOG Unit Buyers and Company of their respective covenants and obligations in the founders agreement in all material respects;

•	the TRA waiver agreement being in full force and effect as of the founders closing; and

•	the Escrow Agreements being in full force and effect as of the founders closing.

Each Seller’s obligation under the founders agreement to consummate the transactions contemplated by the founders agreement is subject to several additional conditions, including:

•	the receipt of a certificate from Parent confirming that the conditions to Parent’s obligations to consummate the transactions contemplated under the founders agreement have been duly satisfied;

•	accuracy of Parent’s representations and warranties in the founders agreement in all material respects, subject to certain exceptions and qualifications;

•	compliance and performance by Parent of its covenants and obligations in the founders agreement in all material respects;

•	the Escrow Agreements being in full force and effect as of the founders closing; and

•	the PCP having been adopted and approved and being in full force and effect as of the founders closing.

Indemnification

From and after the founders closing, each Seller Group shall be severally liable (and not jointly and severally liable with any other Seller Group), and each Seller within an applicable Seller Group shall be jointly and severally liable with the other Sellers in that Seller Group, for all losses incurred by Parent or Merger Sub in connection with (i) any breach by a Seller in such Seller Group of his or its representations, warranties, covenants and agreements in the founders agreement (subject to certain exceptions), (ii) any knowing and intentional fraud solely by the Principal in such Seller Group, and not any other Principal in another Seller Group, in the making of the Company’s representations and warranties made by it in the merger agreement and (iii) any breach by any Seller of such Seller Group, and solely of such Seller Group and not any other Seller Group, in the performance or observance of any covenants or agreements by a member of such Seller Group to be performed under the founders agreement. From and after the founders closing, Parent shall be liable for all losses incurred by the Sellers for (a) any breach by Parent of its representations or warranties in the founders agreement and (b) any breach by any of Parent, the Company or its subsidiaries (in the case of the Company and its subsidiaries, following the merger) in the performance or observance of any of their respective covenants or agreements to be performed under the founders agreement. All such indemnification obligations are subject to certain caps and other limitations, subject to certain exceptions.

Termination

The founders agreement automatically terminates immediately upon termination of the merger agreement pursuant to the terms thereof or by mutual written consent of the parties to the founders agreement and approval by the Special Committee at any time prior to the founders closing.

Specific Performance

In the event of any breach or threatened breach by a party to the founders agreement or any covenant or obligation contained therein, the parties to the founders agreement are entitled to obtain a decree or order of specific performance, and an injunction restraining such breach or threatened breach. This entitlement is in addition to any other remedy to which the parties are entitled at law or in equity.

Amendment; Waiver

The founders agreement may not be amended except by the mutual written consent of the parties thereto and, if prior to the founders closing, approval by the Special Committee. The parties agreed that the employment agreements may not be amended prior to the founders closing without the prior written consent of Parent.

Applicable Law

The founders agreement is governed by the laws of the State of Delaware (without giving effect to the choice of law principles thereof).

PROPOSAL NUMBER ONE

ADOPTION OF THE MERGER AGREEMENT

(Item 1 on Proxy Card)

The first proposal is to adopt the merger agreement and thereby approve the transactions contemplated by the merger agreement and the merger. For a detailed discussion of the terms and conditions of the merger agreement, see the section entitled “The Merger Agreement” beginning on page 92. A copy of the merger agreement is attached to this Proxy Statement as Annex A.

After careful consideration of, and based upon, the unanimous recommendation of the Special Committee comprised solely of independent and disinterested directors, the Board of Directors unanimously recommends a vote FOR the adoption of the merger agreement, thereby approving the transactions contemplated by the merger agreement and the merger.

The Company’s shareholders may vote FOR or AGAINST, or they may ABSTAIN from voting on, the proposal to adopt the merger agreement. A majority of our Class A shares and Class B shares (voting together as a single class) outstanding and entitled to vote on the proposal must vote FOR the proposal in order to be approved. As of the Record Date, approximately [        ]% of the Company’s Class A shares and Class B shares entitled to vote were held by the Principals. Therefore, in order for the merger proposal to be approved, holders of Class A shares representing approximately [      ]% of the combined voting power of the Company’s Class A shares and Class B shares in addition to the Class A shares and Class B shares held by the Principals must vote FOR the merger proposal (assuming that all such shares held by the Principals are voted in favor of the merger proposal). Because the vote on the merger proposal is based on the number of our Class A shares and Class B shares outstanding, abstentions and “broker non-votes,” if any, will have the same effect as voting AGAINST the approval of this proposal.

PROPOSAL NUMBER TWO

POSTPONEMENT OF THE SPECIAL MEETING

(Item 2 on Proxy Card)

The second proposal is to approve any postponements of the Special Meeting for the purpose of soliciting additional proxies if there are holders of an insufficient number of Class A shares and Class B shares present or represented by proxy at the Special Meeting to constitute a quorum at the Special Meeting. If our shareholders approve the postponement proposal, we could postpone the Special Meeting, and use the additional time to solicit additional proxies.

In accordance with our operating agreement, the Special Meeting may be adjourned from time to time by the chairman of the meeting to another place or time, without regard to the presence of a quorum.

The Board of Directors unanimously recommends that shareholders vote FOR the approval of any postponements of the Special Meeting for the purpose of soliciting additional proxies if there are holders of an insufficient number of Class A shares and Class B shares present or represented by proxy at the Special Meeting to constitute a quorum at the Special Meeting.

The Company’s shareholders may vote FOR or AGAINST, or they may ABSTAIN from voting on, the proposal to approve any postponements of the Special Meeting. A majority of votes cast (with the Class A shares and Class B shares voting together as a single class) at the Special Meeting must vote FOR the proposal in order to be approved. Abstentions and “broker non-votes,” if any, will have no effect on the outcome of this proposal.

PROPOSAL NUMBER THREE

ADVISORY (NON-BINDING) VOTE ON COMPENSATION

(Item 3 on Proxy Card)

The third proposal is to approve, by non-binding, advisory vote, certain compensation that will or may become payable by the Company to its named executive officers in connection with the merger.

Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide shareholders with the opportunity to vote to approve, on an advisory, non-binding basis, the payment of certain compensation that will or may become payable to the Company’s named executive officers by the Company in connection with the merger, as disclosed under “The Merger — Interests of the Directors and Executive Officers of the Company in the Merger” beginning on page 80.

We are asking shareholders to indicate their approval of the various compensation that will or may become payable by the Company to its named executive officers in connection with the merger. These payments are set forth under “The Merger — Interests of the Directors and Executive Officers of the Company in the Merger” beginning on page 80 and the accompanying footnotes. In general, the various plans and arrangements pursuant to which these compensation payments may be made have previously formed part of the Company’s overall compensation program for our named executive officers and previously have been disclosed to shareholders as part of the compensation discussion and analysis and related sections of our annual proxy statements. These historical arrangements were approved and adopted by the Compensation Committee of the Board of Directors, which is composed solely of non-management directors, and are believed to be reasonable and in line with marketplace norms. The compensation that may be provided to the named executive officers in connection with any new employment agreements entered into with Parent is not subject to this advisory, non-binding vote.

Accordingly, we are seeking approval of the following resolution at the Special Meeting:

“RESOLVED, that the shareholders of the Company approve, on a nonbinding, advisory basis, the compensation that will or may become payable by the Company to its named executive officers by the Company that is based on or otherwise relates to the merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section of this Proxy Statement captioned “The Merger — Interests of the Directors and Executive Officers of the Company in the Merger — Golden Parachute Compensation.”

This proposal is not a condition to completion of the merger, and as an advisory vote, the result will not be binding on the Company, the Board of Directors or Parent. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to shareholder approval. Accordingly, regardless of the outcome of the advisory vote, if the merger is consummated, our named executive officers will be eligible to receive the compensation that is based on or otherwise relates to the merger in accordance with the terms and conditions applicable to those payments.

The Board of Directors unanimously recommends that shareholders vote FOR the proposal to approve, by non-binding, advisory vote, certain compensation that will or may become payable by the Company to its named executive officers in connection with the merger.

The Company’s shareholders may vote FOR or AGAINST, or they may ABSTAIN from voting on, the proposal to approve, by non-binding, advisory vote, certain compensation that will or may become payable by the Company to its named executive officers in connection with the merger. A majority of votes cast (with the Class A shares and Class B shares voting together as a single class) at the Special Meeting must vote FOR the proposal in order to be approved. Abstentions and “broker non-votes,” if any, will have no effect on the outcome of this proposal.

MARKET PRICES AND DIVIDEND DATA

Our Class A shares have been listed and are traded on the NYSE under the symbol “FIG.” As of the Record Date, the Company had [              ] Class A shares issued and outstanding and approximately [              ] holders of Class A shares of record. The following table sets forth, for the periods indicated, the high, low and last sale prices in dollars on the NYSE for our Class A shares and the dividends per Class A share we declared with respect to the periods indicated. These prices do not necessarily represent actual transactions.

	High	Low	Last Sale	Dividends Declared(1)
2015
First Quarter	$8.35	$7.03	$8.07	$0.08
Second Quarter	$8.65	$7.28	$7.30	$0.08
Third Quarter	$7.55	$4.16	$5.55	$0.08
Fourth Quarter	$6.29	$4.77	$5.08	$0.08

2016
First Quarter	$5.14	$3.87	$4.78	$0.08
Second Quarter	$5.42	$4.23	$4.42	$0.20
Third Quarter	$5.24	$4.34	$4.94	$0.09
Fourth Quarter	$5.49	$4.50	$4.86	$0.09

2017
First Quarter	$8.05	$4.94	$7.95	$0.09
Second Quarter to May 19, 2017	$8.05	$7.94	$7.94	—

(1)	Represents amounts the Board of Directors declared as dividends based on earnings and liquidity with respect to the specified periods.

The closing price of our Class A shares on the NYSE on February 13, 2017 (the last full trading day prior to the execution of the merger agreement and the public announcement of the merger) was $5.83 per Class A share. On [      ], 2017 the latest practicable trading day before the date of this Proxy Statement, the closing price of our Class A shares on the NYSE was $[          ] per Class A share. The Class B shares are not publicly traded. You are encouraged to obtain current market quotations for our Class A shares in connection with voting your shares. No assurance can be given concerning the market price for Class A shares before or after the date on which the merger will be completed. The market price for our Class A shares will fluctuate between the date of this Proxy Statement and the date on which the merger is completed.

The declaration and payment of any dividends will be made in the sole discretion of the Board of Directors, which may decide to change our dividend policy at any time, and subject to and in accordance with the terms of the merger agreement. Class A shares, as well as Company Restricted Shares and certain Company RSUs, are entitled to receive dividends when they are announced. Class B shares do not represent an economic interest in the Company and therefore are not entitled to any dividends. Under the terms of the merger agreement, during the period prior to the closing date, the Company is permitted to declare and pay up to two regular quarterly dividends in an amount not to exceed $0.09 per dividend-paying share per quarter. Due to the Company’s holding company structure, to pay a dividend, the Company first will cause the Operating Group to make distributions to its unitholders, including the Company’s wholly owned subsidiaries, pro rata in an amount sufficient to enable the Company to pay such dividends to holders of Class A shares. As a result, the Principals will participate indirectly in such dividends through their ownership of FOG units. Other than such regular quarterly dividends, we may not declare, set aside or pay any dividend or make any other distribution (whether in cash, shares or otherwise) in respect of any Class A shares, Class B shares or our preferred shares (none of which are issued and outstanding as of the date of this Proxy Statement), or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities. The Board declared one such regular quarterly dividend on March 1, 2017 of $0.09 per dividend-paying share which was paid on March 21, 2017 to holders of record as of March 15, 2017. The Board declared a second such regular quarterly dividend on May 9, 2017 of $0.09 per dividend-paying share which will be paid on May 26, 2017 to holders of record as of May 22, 2017.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 19, 2017, the beneficial ownership of our shares by (i) each person known to us to beneficially own more than 5% of any class of the outstanding Company shares, (ii) each of our directors, (iii) each of our named executive officers and (iv) all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. To our knowledge, each person named in the table below has sole voting and investment power with respect to all of the Class A and Class B shares shown as beneficially owned by such person, except as otherwise set forth in the notes to the table and pursuant to applicable community property laws. Unless otherwise indicated, the address of each person named in the table is c/o Fortress Investment Group LLC, 1345 Avenue of the Americas, New York, NY 10105.

	Class A shares		Class B shares		Total Percentage of Voting Power(4)
Name of Beneficial Owner	Number of Shares(1)	Percent of Class(2)	Number of Shares	Percent of Class(3)
Peter L. Briger, Jr.(5)	34,726,315	14.0%	60,151,418	35.5%	16.5%
Wesley R. Edens(6)	63,380,908	22.5%	63,093,397	37.3%	16.4%
Randal A. Nardone(7)	46,020,328	17.4%	45,962,520	27.2%	11.9%
Daniel N. Bass(8)	392,660	*	—	—	*
David N. Brooks(8)	218,428	*	—	—	*
David B. Barry	857,021	*	—	—	*
Douglas L. Jacobs	207,834	*	—	—	*
Michael G. Rantz(9)	137,023	*	—	—	*
George W. Wellde Jr.	426,664	*	—	—	*
All directors and executive officers as a group (9 persons)(8)(10)	6,508,755	3.0%	169,207,335	100%	45.4%
5% Shareholders:
Adam Levinson(11)	11,094,277	5.1%	—	—	2.9%
Morgan Stanley(12)	16,722,899	7.7%	—	—	4.3%
JPMorgan Chase & Co.(13)	11,303,620	5.2%	—	—	2.9%
Bay Pond Partners, L.P.(14)	14,166,953	6.5%	—	—	3.7%

*	Less than 1%
(1)	In the case of the Principals, the number presented represents both Class A shares and FOG units, each of which FOG units is (together with a corresponding Class B share) exchangeable into a Class A share from time to time in accordance with the Second Amended and Restated Exchange Agreement among FIG Corp., FIG Asset Co, LLC, Peter L. Briger, Wesley R. Edens, Randal A. Nardone, Fortress Operating Entity I LP, FOE II (New) LP and Principal Holdings I LP. In the case of Messrs. Bass and Brooks, the number also includes vested but undelivered RSUs.
(2)	The percentage of beneficial ownership of Class A shares is based on 218,008,370 Class A shares outstanding as of May 19, 2017. In the case of each of our Principals (Messrs. Briger, Edens and Nardone), the percentage is based on the number of Class A shares deemed to be beneficially owned by such Principal (as detailed in footnote 1 above) divided by the sum of (i) the Class A shares outstanding, plus (ii) the number of FOG units owned by such Principal, each as of May 19, 2017. In the case of Messrs. Bass and Brooks, the percentage is based on the number of Class A shares deemed to be beneficially owned by such individual (as detailed in footnote 1 above) divided by the sum of (i) 218,008,370 Class A shares outstanding, plus (ii) the number of vested but undelivered RSUs owned by such individual, each as of May 19, 2017. The percentage of beneficial ownership excludes outstanding unvested RSUs.
(3)	The percentage of beneficial ownership of Class B shares is based on 169,207,335 Class B shares outstanding as of May 19, 2017.

(4)	The total percentage of voting power is based on 218,008,370 Class A shares and 169,207,335 Class B shares outstanding as of May 19, 2017. In the case of Messrs. Bass and Brooks, the number also includes vested but undelivered RSUs. The total percentage of voting power excludes outstanding unvested RSUs.
(5)	Of the number of Class A shares reported to be beneficially owned by Mr. Briger, five are Class A shares held as custodian for Mr. Briger’s son, 3,923,801 are Class A shares beneficially owned by Mr. Briger and the remainder are FOG units, which are exchangeable into Class A shares as described in footnote 1 above.
(6)	Of the number of Class A shares reported to be beneficially owned by Mr. Edens, 800 are Class A shares owned by Mr. Edens’ spouse, 286,711 are Class A shares beneficially owned by Mr. Edens and the remainder are FOG units, which are exchangeable into Class A shares as described in footnote 1 above.
(7)	Of the number of Class A shares reported to be beneficially owned by Mr. Nardone, 57,808 are Class A shares beneficially owned by Mr. Nardone and the remainder are FOG units, which are exchangeable into Class A shares as described in footnote 1 above. This number does not include 209,644 Class A shares held by The Flying O Foundation, which Mr. Nardone may be deemed to beneficially own in his capacity as trustee.
(8)	The number of Class A shares reported to be beneficially owned by Messrs. Bass and Brooks includes 32,510 and 26,008 vested but undelivered RSUs, respectively.
(9)	Of the number of Class A shares reported to be beneficially owned by Mr. Rantz, 20,380 are restricted Class A shares, which will vest on July 29, 2017, generally subject to Mr. Rantz’s continued service through the applicable vesting date.
(10)	The number and percentage of Class A shares excludes the Class A shares that are deemed to be beneficially owned by the Principals pursuant to their exchange rights as described in footnote 1 above.
(11)	Mr. Levinson was a senior employee of the Company and is currently Chief Investment Officer of the Graticule Asia Macro Funds on our affiliated manager platform. In September 2016, Mr. Levinson exchanged 307,143 FOG units (together with the corresponding Class B shares) for Class A shares. The acquisition of Class A shares in connection with this exchange and similar exchanges in 2012 and 2013 has resulted in Mr. Levinson’s ownership of Class A shares exceeding 5%.
(12)	This information is based on a Schedule 13G/A filed with the SEC on February 14, 2017, by Morgan Stanley and Morgan Stanley Strategic Investments, Inc., 1585 Broadway, New York, NY 10036.
(13)	This information is based on a Schedule 13G filed with the SEC on March 7, 2017 by JPMorgan Chase & Co. on behalf of itself and J.P. Morgan Securities LLC, J.P. Morgan GT Corporation and J.P. Morgan Whitefriars Inc., 270 Park Avenue, New York, NY 10017 and MLP Investment Holdings, Inc., 383 Madison Avenue, New York, NY 10017.
(14)	This information is based on a Schedule 13G/A filed with the SEC on February 9, 2017, by Bay Pond Partners, L.P., a limited partnership for which Wellington Alternative Investments LLC is listed as general partner, Wellington Alternative Investments LLC, 280 Congress Street, Boston, MA 02210.

FUTURE SHAREHOLDER PROPOSALS

If the merger is completed, we will have no public shareholders and there will be no public participation in any future meetings of shareholders of the Company. However, if the merger is not completed, the Company’s shareholders will continue to be entitled to attend and participate in future Annual Meetings of Shareholders when held.

If the merger is not completed you may submit proposals for consideration at future shareholder meetings. Under the rules of the SEC, if a shareholder wants us to include a proposal under Rule 14a-8 in our Proxy Statement and form of proxy for presentation at our 2017 Annual Meeting of Shareholders (which we do not anticipate holding), the shareholder must follow the procedures of Rule 14a-8 under the Exchange Act and the proposal must have been received by us at our principal executive offices at the mailing address below not later than December 10, 2016 if the date of the annual meeting has not been changed by more than 30 days from the date of the previous year’s meeting, or by a reasonable time before the Company begins to print and send its proxy materials in the event that the date of such meeting has been changed by more than 30 days from the date of the previous year’s meeting.

Our operating agreement governs the submission of nominations for director or other business proposals that a shareholder wishes to have considered at a meeting of shareholders but which are not to be included in the Company’s proxy statement for that meeting. Under our operating agreement, nominations for director or other business proposals to be addressed at our annual meeting of shareholders may be made by an eligible shareholder who has delivered a timely notice to the Company’s Secretary at the below address and otherwise meets the information and procedural requirements prescribed by our operating agreement. Such notice must have been received no later than January 9, 2017 and no earlier than December 10, 2016, provided that if the annual meeting is called for a date that is more than 25 days before or after the anniversary of the previous year’s annual meeting, notice must have been received no more than ten days after the public announcement of the annual meeting date. Under the rules of the SEC, if we have not received by January 9, 2017 proper notice with respect to any proposals outside of Rule 14a-8 that a shareholder wishes to have considered at next year’s Annual Meeting of Shareholders (which we do not anticipate holding), such proposals will not be considered timely for purposes of Rule 14a-4(c) and the persons named as proxies in the proxy materials related to that meeting will have the right to use their discretion in voting on such proposals when they are raised at the meeting.

Such proposals or nominations should be addressed to:

Fortress Investment Group LLC 1345 Avenue of the Americas New York, NY 10105 Attention: Corporate Secretary

ADDITIONAL INFORMATION

We file annual, quarterly and current reports, Proxy Statements and other information with the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may read and copy any reports, statements or other information we file at the SEC’s public reference rooms in Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and on the web site maintained by the SEC at www.sec.gov. Such information will also be furnished upon written request to Fortress Investment Group LLC, 1345 Avenue of the Americas, 46th Floor, New York, NY 10105, Attention: General Counsel, and can also be accessed through our website at www.fortress.com.

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials with respect to two or more shareholders sharing the same address. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single copy of the proxy materials to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to Fortress Investment Group LLC, 1345 Avenue of the Americas, 46th Floor, New York, NY 10105, Attention: General Counsel.

The SEC allows us to “incorporate by reference” information into this Proxy Statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement, except for any information superseded by information in this Proxy Statement or incorporated by reference subsequent to the date of this Proxy Statement. This Proxy Statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this Proxy Statement.

The following Company filings with the SEC are incorporated by reference:

•	the Company’s Annual Report on Form 10-K for the fiscal year ended 2016, filed with the SEC on February 28, 2017;

•	the Amendment to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 on Form 10-K/A, filed with the SEC on April 28, 2017.

•	the Company’s Current Reports on Form 8-K filed with the SEC on February 14, 2017 and February 15, 2017; and

•	the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 8, 2016.

We also incorporate by reference into this Proxy Statement additional documents that we may file with the SEC between the date of this Proxy Statement and the earlier of the date of the Special Meeting or the termination of the merger agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials.

If you would like to request documents from us, please do so by [      ], 2017 to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one business day after we receive your request. Please note that all of our documents that we file with the SEC are also promptly available through the Investor Relations section of our website, www.fortress.com, and the “SEC Filings” section therein. The information included on our website is not incorporated by reference into this Proxy Statement.

If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this Proxy Statement or the enclosed proxy card or voting instructions, please contact Innisfree M&A Incorporated, the Company’s proxy solicitor, as the following address, telephone number and email address:

Innisfree M&A Incorporated

501 Madison Avenue, 20th floor

New York, New York 10022

Shareholders may call toll free: (888) 750-5834

Banks and brokers may call collect: (212) 750-5833

MISCELLANEOUS

The Company has supplied all information relating to the Company, and Parent has supplied, and the Company has not independently verified, all of the information relating to Parent, Merger Sub and the equity investors and financing sources contained in “Summary — Parties Involved in the Merger,” “Summary — The Merger — Financing of the Merger,” “The Merger — Parties Involved in the Merger” and “The Merger — Financing of the Merger.”

You should not send in your Class A share certificates until you receive transmittal materials after the merger is completed.

You should rely only on the information contained in this Proxy Statement, the appendices to this Proxy Statement and the documents we refer to in this Proxy Statement to vote on the merger. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. This Proxy Statement is dated [              ], 2017. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this Proxy Statement) and the mailing of this Proxy Statement to shareholders does not create any implication to the contrary. This Proxy Statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A

AGREEMENT AND PLAN OF MERGER

by and among:

SB Foundation Holdings LP,

a Cayman Islands exempted limited partnership;

Foundation Acquisition LLC,

a Delaware limited liability company; and

Fortress Investment Group LLC,

a Delaware limited liability company

Dated as of February 14, 2017

Section 1.	Description of Transaction	A-6
1.1	Merger of Merger Sub into the Company	A-6
1.2	Effects of the Merger	A-6
1.3	Closing; Effective Time	A-6
1.4	Certificate of Formation; Limited Liability Company Agreement; Directors and Officers	A-7
1.5	Conversion of Shares	A-7
1.6	Closing of the Company’s Transfer Books	A-7
1.7	Exchange of Certificates	A-8
1.8	Further Action	A-9
Section 2.	Representations and Warranties of the Company	A-10
2.1	Due Organization	A-10
2.2	No Conflict or Violation	A-10
2.3	Consents and Approvals	A-11
2.4	Authority; Inapplicability of Anti-takeover Statutes; Binding Nature of Agreement	A-11
2.5	Capitalization, Etc.	A-12
2.6	Subsidiaries	A-13
2.7	SEC Filings; Financial Statements	A-14
2.8	Absence of Changes	A-16
2.9	Title to Assets	A-16
2.10	Real Property	A-16
2.11	Intellectual Property	A-16
2.12	Contracts	A-17
2.13	Funds; Clients; Assets Under Management	A-20
2.14	Liabilities	A-23
2.15	Governmental Authorizations	A-23
2.16	Compliance with Legal Requirements	A-23
2.17	Tax Matters	A-26
2.18	Benefit Plans	A-29
2.19	Labor Matters	A-30
2.20	Insurance	A-31
2.21	Affiliate Transactions	A-31
2.22	Legal Proceedings; Orders	A-31
2.23	Takeover Statutes	A-31
2.24	Vote Required; No Dissenting Rights	A-31
2.25	No Brokers	A-31
2.26	Fairness Opinion	A-32
2.27	Environmental Matters	A-32
2.28	Information Supplied	A-33
2.29	Bank Holding Company Act Matters	A-33
2.30	No Other Representations of Warranties	A-33
Section 3.	Representations And Warranties Of Parent And Merger Sub	A-33
3.1	Due Organization	A-33
3.2	Authority; Binding Nature of Agreement	A-33
3.3	No Vote Required	A-33
3.4	Non-Contravention; Consents	A-33
3.5	Equity Commitment Letter; Equity Financing; Sufficiency of Funds; Guarantee	A-34
3.6	No Broker	A-35
3.7	Information Supplied	A-35
3.8	Merger Sub	A-35
3.9	Legal Proceedings	A-35

3.10	Ownership of Company Stock	A-35
3.11	Relationship Between Parent and Sponsor	A-35
3.12	Bank Holding Company Act Matters	A-35
3.13	Acknowledgement of Disclaimer of Other Representations and Warranties	A-35
Section 4.	Certain Covenants of the Company	A-36
4.1	Access and Investigation	A-36
4.2	Operation of the Company’s Business	A-37
4.3	No Solicitation	A-40
Section 5.	Additional Covenants of the Parties	A-42
5.1	Proxy Statement	A-42
5.2	Company Members’ Meeting	A-42
5.3	Investment Advisory Arrangement Consents and Investor Waivers	A-46
5.4	Regulatory Approvals and Related Matters	A-48
5.5	Indemnification of Officers and Directors	A-51
5.6	Employee Benefits	A-52
5.7	Company RSUs	A-54
5.8	Disclosure	A-54
5.9	Resignation of Directors	A-54
5.10	Section 16 Matters	A-54
5.11	Member Litigation	A-54
5.12	Takeover Statutes	A-55
5.13	Pre-Closing Steps	A-55
5.14	Equity Financing Commitments	A-55
5.15	Special Committee	A-55
5.16	Equity Syndication	A-55
Section 6.	Conditions Precedent to Obligations of Parent and Merger Sub	A-57
6.1	Accuracy of Representations	A-57
6.2	Performance of Covenants	A-57
6.3	Member Approval	A-58
6.4	Consents	A-58
6.5	Closing Certificate	A-58
6.6	No Material Adverse Effect	A-58
6.7	Regulatory Matters	A-58
6.8	No Restraints	A-58
6.9	Founders Agreement	A-58
6.10	TRA Waiver	A-59
6.11	Bank Holding Company Matters	A-59
Section 7.	Conditions Precedent to Obligation of the Company	A-59
7.1	Accuracy of Representations	A-59
7.2	Performance of Covenants	A-60
7.3	Member Approval	A-60
7.4	Closing Certificate	A-60
7.5	Regulatory Matters	A-60
7.6	No Restraints	A-60
Section 8.	Termination	A-60
8.1	Termination	A-60
8.2	Effect of Termination	A-62
8.3	Termination Fees	A-62
Section 9.	Miscellaneous Provisions	A-63
9.1	Amendment	A-63
9.2	Waiver	A-63
9.3	No Survival of Representations and Warranties	A-63

9.4	Entire Agreement; Counterparts; Exchanges by Facsimile or Electronic Delivery	A-64
9.5	Applicable Law; Jurisdiction; Waiver of Jury Trial	A-64
9.6	Disclosure Schedule	A-64
9.7	Attorneys’ Fees	A-65
9.8	Assignability	A-65
9.9	Notices	A-65
9.10	Severability	A-67
9.11	Remedies	A-67
9.12	Non-Recourse	A-67
9.13	Parties in Interest	A-67
9.14	Construction	A-68
9.15	Limited Guarantee; Support Letters	A-69

Exhibits

Exhibit A	—	Certain Definitions

Schedules

Schedule A	—	Implementation Schedule
Schedule B	—	Management Fees
Schedule C	—	Support Letter

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is made and entered into as of February 14, 2017, by and among: SB FOUNDATION HOLDINGS LP, a Cayman Islands exempted limited partnership (“Parent”); FOUNDATION ACQUISITION LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“Merger Sub”); and FORTRESS INVESTMENT GROUP LLC, a Delaware limited liability company (the “Company”). Certain capitalized terms used in this Agreement are defined in Exhibit A.

Recitals

A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company (the “Merger”) in accordance with this Agreement and the Act. Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly-owned subsidiary of Parent.

B. The board of directors of the Company (the “Company Board”) has appointed a special committee (the “Special Committee”) comprised solely of Independent Directors (as defined in the LLC Agreement) who are not (i) officers or employees of the Company or any Subsidiary of the Company, (ii) directors, officers or employees of any Affiliate of the Company or its Subsidiaries or (iii) holders of any ownership interest in the Company or its Subsidiaries (other than Class A Shares and ownership interests in any collective investment vehicle sponsored by the Company or any of its Subsidiaries), and has fully empowered the Special Committee to consider and evaluate strategic transactions involving the Company (including the Merger) and all matters pertaining thereto on behalf of the Company, including to (A) establish a process for exploration, consideration and evaluation of any such strategic transaction (including the Merger and the other Contemplated Transactions), (B) consider and evaluate the terms, conditions and advisability of any such strategic transaction (including the Merger and the other Contemplated Transactions), (C) enter into discussions and conduct negotiations with respect to any agreement or agreements relating to any such strategic transaction (including the Merger and the other Contemplated Transactions), (D) recommend to the Company Board the approval or rejection of such a strategic transaction (including the Merger and the other Contemplated Transactions) in its capacity as a Conflicts Committee (as defined in the LLC Agreement) if the Special Committee determines that such a recommendation is appropriate, (E) approve any such strategic transaction (including the Merger and the other Contemplated Transactions) as a Special Approval (as defined in the LLC Agreement) if the Special Committee has determined to recommend the approval of such strategic transaction to the Company Board and/or (F) elect not to pursue any strategic transaction.

C. The Special Committee has determined that each member thereof is independent and disinterested with respect to (i) the management of the Company and (ii) the Merger and the other Contemplated Transactions.

D. The Company Board has resolved not to recommend any strategic transaction involving the Company or any proposal to effect such a strategic transaction for approval by the Members or otherwise approve such a strategic transaction without a prior favorable recommendation of such strategic transaction by the Special Committee.

E. As so constituted and empowered, the Special Committee has unanimously approved this Agreement and the Contemplated Transactions, including the Merger.

F. In order to induce Parent to enter into this Agreement and cause the Merger to be consummated, concurrently with the execution and delivery of this Agreement: (i) Parent is entering into an agreement with the Founders and the other parties thereto (the “Founders Agreement”) providing for, among other things, (A) the purchase by Subsidiaries of the Surviving Company of PH Units and OP Units owned by the Founders, (B) the investment of a portion of the Merger Consideration and the consideration payable under the Founders Agreement to be received by each Founder into an escrow account, the proceeds of which will be invested in certain Company Funds and forfeiture of such escrowed proceeds if such Founder’s service to the Acquired Companies is terminated for certain reasons, (C) certain non-competition arrangements in favor of the Surviving Company, and (D) the maintenance of certain existing investments in certain Company Funds; (ii) Parent is entering into an agreement with the Founders pursuant to which the Founders will waive certain rights under the Tax Receivables Agreement (the “TRA Waiver”); and (iii) Parent is entering into voting and support agreements with each of the Founders (the “Support Agreements”).

G. The general partner of Parent and sole member of Merger Sub have approved this Agreement and the Merger.

H. The Company Board, on the unanimous recommendation of the Special Committee, has approved this Agreement and the Merger.

I. Concurrently with the execution and delivery of this Agreement, and as a condition to the willingness of the Company to enter into this Agreement, Parent and Merger Sub have delivered to the Company (i) the Equity Commitment Letter of the Sponsor, dated as of the date of this Agreement, pursuant to which the Sponsor agreed to fund, subject to the terms and conditions contained in the Equity Commitment Letter, the Equity Financing and (ii) the guarantee of Sponsor (the “Guarantor”), dated as of the date hereof, in favor of the Company (the “Guarantee”), pursuant to which the Guarantor is guaranteeing the obligations of Parent and Merger Sub in connection with this Agreement as specified therein, and certain payment obligations of FIG Corp. and FIG Asset Co. LLC pursuant to the Founders’ Agreement as specified therein.

Agreement

The parties to this Agreement, intending to be legally bound, agree as follows:

Section 1. DESCRIPTION OF TRANSACTION

1.1 Merger of Merger Sub into the Company. Upon the terms and subject to the conditions set forth in this Agreement and the Implementation Schedule, at the Effective Time, Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving entity in the Merger (the “Surviving Company”).

1.2 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers, and franchises of the Company and Merger Sub shall vest in the Surviving Company, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Company.

1.3 Closing; Effective Time. The consummation of the Merger and the transactions contemplated by Schedule A (the “Implementation Schedule”), including the manner prescribed by the Implementation Schedule and with respect to the timing and sequencing of the actions set forth therein (except as otherwise mutually agreed by Parent and the Company) (the “Closing”), shall take place at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York at 8:00 a.m. (New York time) on the third business day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Section 6 and Section 7 (other than the conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of each of such conditions). The date on which the Closing actually takes place is referred to as the “Closing Date.” Subject to the provisions of this Agreement, a certificate of merger satisfying the applicable requirements of the Act shall be duly executed by the Company in connection with the Closing and, concurrently with or as soon as practicable following the Closing, filed with the Secretary of State of the State of Delaware. The Merger shall become effective at the time of the filing of such certificate of merger with the Secretary of State of the State of Delaware or at such later time as may be specified in such certificate of merger with the agreement of Parent and the Company (the time as of which the Merger becomes effective being referred to as the “Effective Time”).

1.4 Certificate of Formation; Limited Liability Company Agreement; Directors and Officers. Unless otherwise determined by Parent (but subject to Section 5.5), at the Effective Time:

(a) the certificate of formation of the Company as in effect immediately prior to the Merger shall be the certificate of formation of the Surviving Company;

(b) the LLC Agreement as in effect immediately prior to the Merger shall be the limited liability company agreement of the Surviving Company; and

(c) the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Company and the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Company, in each case, until their respective successors are duly elected and qualified or until their death, resignation or removal in accordance with the Act and the limited liability company agreement of the Surviving Company.

1.5 Conversion of Shares.

(a) At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any Member:

(i) each Class A Share held by the Company as treasury stock or owned by Parent or Merger Sub immediately prior to the Effective Time shall automatically be canceled and retired and will cease to exist and no consideration shall be paid or payable in respect thereof;

(ii) each Class A share held by any Subsidiary of the Company immediately prior to the Effective Time shall be converted into one limited liability company interest of the Surviving Company;

(iii) except as provided in clauses “(i)” and “(ii)” of this Section 1.5(a) and subject to Section 1.5(b) and Section 1.7, each Class A Share outstanding (including each Company Restricted Share) immediately prior to the Effective Time shall be converted into the right to receive $8.08 in cash, without interest;

(iv) each Class B Share outstanding immediately prior to the Effective Time shall, subject to the substantially contemporaneous consummation of the transactions contemplated by the Founders Agreement, automatically be canceled and retired and will cease to exist and no consideration shall be paid or payable in respect thereof; and

(v) each limited liability company interest of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one limited liability company interest of the Surviving Company.

(b) If, during the period commencing on the date of this Agreement and ending at the Effective Time, the outstanding Class A Shares are changed into a different number or class of shares by reason of any share split, division or subdivision of shares, share dividend, reverse share split, consolidation of shares, reclassification, recapitalization or other similar transaction, or if a share dividend is declared by the Company during such period, or a record date with respect to any such event shall occur during such period, then the consideration to be delivered in respect of Class A Shares pursuant to Section 1.5(a)(iii) and in respect of Company RSUs pursuant to Section 5.7(a) shall be adjusted to the extent appropriate.

1.6 Closing of the Company’s Transfer Books. At the Effective Time: (a) all Class A Shares and Class B Shares outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing Class A Shares or Class B Shares that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders or members of the Company; and (b) the share transfer books of the Company shall be closed with respect to all Class A Shares or Class B Shares outstanding immediately prior to the Effective Time. No further transfer of any such Class A Shares or Class B Shares shall be made on such share transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any Class A Shares outstanding immediately prior to the Effective Time (a “Class A Share Certificate”) is presented to the Paying Agent or to the Surviving Company or Parent, such Class A Share Certificate shall be canceled and shall be exchanged as provided in Section 1.7. If, after the Effective Time, a valid certificate representing any Class B Shares outstanding immediately prior to the Effective Time (a “Class B Share Certificate”) is presented to the Paying Agent or to the Surviving Company or Parent, such Class B Share Certificate shall be canceled.

1.7 Exchange of Certificates.

(a) Prior to the Closing Date, Parent shall select a reputable bank or trust company reasonably acceptable to the Company to act as paying agent in the Merger (the “Paying Agent”). At or prior to the Effective Time, Parent shall cause to be deposited with the Paying Agent cash sufficient to make payments of the cash consideration payable pursuant to Section 1.5 (the “Payment Fund”). The Payment Fund shall be invested by the Paying Agent as directed by Parent; provided that such investment shall be in short-term obligations of, or short-term obligations fully guaranteed by, the United States of America, in commercial paper obligations of issuers organized under the law of a state of the United States of America, rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Service, respectively, or in certificates of deposit, bank repurchase agreements or bankers’ acceptances of commercial banks with capital exceeding $10 billion, or in mutual funds investing in such assets. No investment losses resulting from investment of the Payment Fund shall diminish the rights of any of the Company’s Members to receive the Merger Consideration or any other payment as provided herein. To the extent there are losses with respect to such investments or the Payment Fund diminishes for any other reason below the level required to make prompt cash payment of the aggregate funds required to be paid pursuant to the terms hereof, Parent shall promptly replace or restore the cash in the Payment Fund so as to ensure that the Payment Fund is at all times maintained at a level sufficient to make such cash payments. Earnings from such investments shall be the sole and exclusive property of Parent, and no part of such earnings shall accrue to the benefit of holders of Class A Shares or Class B Shares.

(b) After the Effective Time (and promptly following receipt by the Paying Agent from the Company’s transfer agent of all information reasonably necessary to enable the Paying Agent to effect the mailing set forth in this Section 1.7(b), and in any event within two business days after delivery thereof to the Paying Agent), the Paying Agent will mail to the Persons who were record holders of Class A Shares immediately prior to the Effective Time: (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify (including a provision confirming that delivery of Class A Share Certificates shall be effected, and risk of loss and title to Class A Share Certificates or uncertificated Class A Shares represented by book entry (“Uncertificated Shares”) shall pass, only upon delivery of such Class A Share Certificates or transfer of the Uncertificated Shares to the Paying Agent); and (ii) instructions for use in effecting the surrender of Class A Share Certificates or transfer of Uncertificated Shares in exchange for Merger Consideration. Upon surrender of a Class A Share Certificate to the Paying Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Paying Agent, or, with respect to Uncertificated Shares, receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of the transfer of Uncertificated Shares as the Paying Agent may reasonably request): (A) the holder of such Class A Share Certificate or Uncertificated Shares shall be entitled to receive in exchange therefor the cash consideration that such holder has the right to receive pursuant to the provisions of Section 1.5, in full satisfaction of all rights pertaining to the Class A Shares formerly represented by such Class A Share Certificate or Uncertificated Shares; and (B) the Class A Share Certificate or Uncertificated Shares so surrendered shall be canceled. In the event of a transfer of ownership of any Class A Shares which are not registered in the transfer records of the Company, payment of Merger Consideration may be made to a Person other than the holder in whose name the Class A Share Certificate formerly representing such shares or Uncertificated Shares is registered if: (1) any such Class A Share Certificate shall be properly endorsed or otherwise be in proper form for transfer; and (2) such holder shall have paid any fiduciary or surety bonds and any transfer or other similar Taxes required by reason of the payment of such Merger Consideration to a Person other than such holder (or shall have established to the reasonable satisfaction of Parent that such bonds and Taxes have been paid or are not applicable). Until surrendered as contemplated by this Section 1.7(b), each Class A Share Certificate and each Uncertificated Share shall be deemed, from and after the Effective Time, to represent only the right to receive Merger Consideration as contemplated by Section 1.5. If any Class A Share Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the delivery of any Merger Consideration with respect to the Class A Shares previously represented by such Class A Share Certificate, require the owner of such lost, stolen or destroyed Class A Share Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against the Paying Agent, Parent, Merger Sub or the Surviving Company with respect to such Class A Share Certificate. No interest shall be paid or will accrue on any cash payable to holders of Class A Share Certificates or in respect of Uncertificated Shares pursuant to the provisions of this Section 1.7.

(c) Any portion of the Payment Fund that remains undistributed to former holders of Class A Shares (including holders of Class A Share Certificates) as of the date that is one year after the date on which the Merger becomes effective shall be delivered to Parent upon demand, and any former holders of Class A Shares (including holders of Class A Share Certificates) who have not theretofore surrendered their Class A Share Certificates or Uncertificated Shares in accordance with this Section 1.7 shall thereafter look only to Parent for satisfaction of their claims for Merger Consideration.

(d) Each of the Paying Agent, Parent, Merger Sub and the Surviving Company shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement such amounts as may be required to be deducted or withheld from such consideration under the Code or any provision of state, local or foreign tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld and duly paid over to the appropriate Taxing Authority, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid. The parties to this Agreement acknowledge that they do not currently anticipate that any withholding will be required (other than amounts payable in respect of Company RSUs or other compensatory payments) in connection with any consideration payable pursuant to this Agreement.

(e) If any Class A Share Certificate, Class B Share Certificate or Uncertificated Share has not been surrendered by the date immediately prior to the date on which the cash amount that such Class A Share Certificate represents the right to receive would otherwise escheat to or become the property of any Governmental Body, then such cash amount shall, to the extent permitted by applicable Legal Requirements, become the property of the Surviving Company, free and clear of any claim or interest of any Person previously entitled thereto.

(f) None of Parent, Merger Sub, the Surviving Company or the Paying Agent shall be liable to any holder or former holder of Class A Shares, Class B Shares, Company RSUs or to any other Person with respect to any Merger Consideration delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar Legal Requirement.

1.8 Further Action. If the parties to this Agreement are unable to consummate the Contemplated Transactions (including with respect to the particularities of the Implementation Schedule and the intended tax treatment of the transactions set forth on the Implementation Schedule) exactly as described in this Agreement and the Implementation Schedule, then the parties to this Agreement agree to reasonably cooperate and negotiate in good faith with one another and to use their respective reasonable best efforts, in each case, up to the earlier of the End Date or the termination of this Agreement pursuant to Section 8, to agree upon reasonable changes to the Contemplated Transactions (and, correlatively, this Agreement, the Implementation Schedule, and the other agreements setting forth the terms and conditions of the Contemplated Transactions) that would permit the consummation of the Contemplated Transactions on the basis provided herein to the maximum extent possible; provided, however, that such changes shall not (i) have any adverse impact on the Acquired Companies prior to the Closing or any Member, in each case, in any material respect, (ii) alter or change the amount or kind of the consideration to be paid to the holders of Class A Shares, (iii) adversely affect the tax consequences of the Merger to holders of Class A Shares, (iv) impede or delay the consummation of the Merger or (v) from and after the adoption of this Agreement by the Members, require further approval of the Members pursuant to Legal Requirements unless such approval is obtained.

Section 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent and Merger Sub as follows (it being understood that each representation and warranty contained in this Section 2 is subject to: (a) the exceptions and disclosures set forth in the Company Disclosure Schedule as contemplated by Section 9.6; and (b) disclosure in any Company SEC Document furnished or filed on or after December 31, 2014 and before the date of this Agreement (excluding any risk factor disclosures contained in such documents under the heading “Risk Factors” and any disclosures included in any “forward-looking statements” disclaimer or other statements that are similarly non-specific and predictive or forward-looking in nature; provided that any factual information contained under such headings or within such disclosure or statements shall not be excluded)):

2.1 Due Organization.

(a) Each of the Acquired Companies (i) is a legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation (in the case of good standing, to the extent such jurisdiction recognizes such concept) and (ii) has all necessary corporate, trust, company or partnership power and authority to: (A) conduct its business in the manner in which its business is currently being conducted; (B) own and use its assets in the manner in which its assets are currently owned and used; and (C) perform its obligations under all Contracts by which it is bound, except in the case of clause “(i)” (only as to the Operating Partnerships’ Subsidiaries other than FIG LLC) and clause “(ii)” (in all cases), where the failure to be so organized, validly existing or in good standing or have such power and authority would not be material to the Acquired Companies taken as a whole.

(b) Each of the Acquired Companies is qualified to do business as a foreign corporation, limited liability company, partnership or other entity (as the case may be) and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification (in the case of good standing, to the extent such jurisdiction recognizes such concept), except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) None of the Acquired Companies has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any material future investment in or material capital contribution to any other Entity. None of the Acquired Companies has, at any time, been a general partner of, or has otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity other than those Subsidiaries of the Company who serve as general partners of any Fund.

(d) The Company has Made Available to Parent accurate and complete copies of the Company Organizational Documents and the organizational documents of each Subsidiary of the Company, in each case, including all amendments thereto. The Company is not in violation of the Company Organizational Documents.

2.2 No Conflict or Violation. The execution, delivery and performance by the Company of this Agreement and each Ancillary Agreement (including the consummation of the Merger) do not and will not, directly or indirectly, (i) violate, conflict with or result in a breach of any provision of any Company Organizational Document or the organizational documents of any of its Subsidiaries or Controlled Funds or, to the Knowledge of the Company, Non-Controlled Funds (except Managed Accounts) or Permanent Capital

Vehicles, subject, in the case of any of such Controlled Funds, Non-Controlled Funds and Permanent Capital Vehicles, to the procurement of any required Advisers Act Consent or Investor Waiver, (ii) subject to compliance with the requirements set forth in Section 2.3(c) and, in the case of the consummation of the Merger, obtaining the Required Company Member Vote, violate any provision of any Legal Requirement applicable to the Company or any Subsidiary thereof or any of their respective assets or properties, (iii) violate, conflict with or result in a breach of or constitute (with due notice or lapse of time or both) a default under or result in or give to others any rights of termination, modification, amendment, vesting or cancelation of or under, acceleration, revocation or suspension of any Material Contract, or (iv) result in the creation or imposition of any Encumbrance (other than any Permitted Encumbrances) upon any of the assets, properties or rights of the Acquired Companies, except, in the case of each of clauses “(i)” (as to organizational documents of Subsidiaries of the Company, the Controlled Funds, the Non-Controlled Funds and the Permanent Capital Vehicles) and “(ii)” through “(iv)” above, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.3 Consents and Approvals. No Consent is required in connection with the execution and delivery of this Agreement and each Ancillary Agreement by the Company or the performance by the Company of its obligations hereunder (including the consummation of the Merger) and thereunder, except for: (a) the filing of the Notification and Report Form under the HSR Act and the filing of notifications required under any applicable foreign antitrust or competition laws or regulations; (b) applicable requirements of the Exchange Act and as may be required under applicable state securities or “blue sky” Legal Requirements of the United States; (c) the filing of a certificate of merger with the Secretary of State of the State of Delaware; (d) the filing with the SEC of the Proxy Statement relating to the Company Members’ Meeting; (e) the Consents required or contemplated under the Advisers Act, the Investment Company Act and any Investment Advisory Arrangements; (f) the filings or notices required by, and any approvals required under the rules and regulations of, any self-regulatory organization, including the New York Stock Exchange and the Financial Industry Regulatory Authority (each, a “Self-Regulatory Organization”); (g) the filing of the CFIUS Notice and the receipt of the CFIUS Clearance; (h) satisfaction of the ITAR Pre-Notification Requirement; and (i) such Consents which if not obtained or made would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Part 2.3 of the Disclosure Schedule contains a true and complete list as of the date hereof of (i) each Consent (including the party from whom, and the manner in which, such Consent must be obtained) required pursuant to any Investment Advisory Arrangement (each such Consent, an “Advisers Act Consent”), and (ii) each Consent (other than an Advisers Act Consent) required to prevent or waive any put right, right of redemption, termination of the investment period, termination of the fund or default materially adverse to the Acquired Companies pursuant to any Fund Document (each such Consent, an “Investor Waiver”), in the case of each of clauses “(i)” and “(ii)” in connection with the execution and delivery of this Agreement and each Ancillary Agreement by the Company or the performance by the Company of its obligations hereunder and thereunder (including the consummation of the Merger), in each case, other than any Consent which if not obtained would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.4 Authority; Inapplicability of Anti-takeover Statutes; Binding Nature of Agreement.

(a) Each member of the Special Committee is (i) an Independent Director and (ii) is not (A) an officer or employee of the Company or any Subsidiary of the Company, (B) a director, officer or employee of any Affiliate of the Company or its Subsidiaries or (C) a holder of any ownership interest in the Company or its Subsidiaries (other than Class A Shares and ownership interests in any collective investment vehicle sponsored by the Company or any of its Subsidiaries). The Special Committee has determined that each member thereof is independent and disinterested with respect to the Merger and the other Contemplated Transactions. The Special Committee has been fully empowered by resolutions of the Company Board duly adopted and approved to consider and evaluate strategic transactions involving the Company (including the Merger and the other Contemplated Transactions). The Special Committee has been duly constituted and at a meeting duly called and held has unanimously (i) determined that the Merger is advisable and fair and in the best interests of the Company and its Members (other than the Founders and their respective Affiliates); and (ii) recommended that the Company Board adopt resolutions recommending the approval of this Agreement by the Members and directing that this Agreement and the Merger be submitted for consideration by the Members at the Company Members’ Meeting.

(b) The Company has the limited liability company power and authority to enter into and, subject to the adoption of this Agreement by the Required Company Member Vote, to perform its obligations under this Agreement. The Company Board at a meeting duly called and held has: (i) acting upon the unanimous recommendation of the Special Committee that the Merger is advisable and fair and in the best interests of the Company and its Members (other than the Founders and their respective Affiliates), unanimously determined that the Merger is advisable and fair and in the best interests of the Company and its Members; (ii) acting upon the unanimous recommendation of the Special Committee to take such action, unanimously authorized and approved the execution, delivery and performance of this Agreement by the Company and unanimously approved the Merger; (iii) unanimously recommended the approval of this Agreement by the Members and directed that this Agreement and the Merger be submitted for consideration by the Members at the Company Members’ Meeting, and (iv) to the extent necessary, unanimously adopted a resolution having the effect of causing the Company not to be subject to any state takeover law or similar Legal Requirement that might otherwise apply to the Merger or any of the other Contemplated Transactions.

(c) This Agreement, assuming due execution and delivery by Parent and Merger Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency, reorganization and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies (collectively, the “Equitable Exception”). Prior to the execution of the Support Agreements, the Company Board (acting upon the unanimous recommendation of the Special Committee to take such action) approved the Support Agreements and the transactions contemplated thereby.

2.5 Capitalization, Etc.

(a) The authorized capital stock of the Company consists of: (i) 1,000,000,000 Class A Shares, of which 218,008,370 shares have been issued and are outstanding as of February 10, 2017; (ii) 750,000,000 Class B Shares, of which 169,207,335 shares have been issued and are outstanding as of February 10, 2017 and (iii) 250,000,000 shares of Preferred Shares, of which zero shares have been issued or are outstanding. Except as set forth in this Section 2.5(a) and for changes since February 10, 2017 resulting from the settlement of Company RSUs, there are no outstanding shares of capital stock or voting securities or other equity interests of the Company.

(b) The Company does not hold any shares of Company Capital Stock in its treasury, and none of the Subsidiaries of the Company hold any shares of Company Capital Stock. All of the outstanding shares of Company Capital Stock have been duly authorized and validly issued, and are fully paid and non-assessable. None of the outstanding shares of Company Capital Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right. None of the outstanding shares of Company Capital Stock is subject to any right of first refusal in favor of the Company. As of the date hereof, there is no Company Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any shares of Company Capital Stock. None of the Acquired Companies is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Capital Stock or other securities. Part 2.5(b) of the Disclosure Schedule describes all repurchase rights held by the Company with respect to shares of Company Capital Stock (including shares issued pursuant to the exercise of stock options or otherwise).

(c) As of the date of this Agreement: (i) 7,461,953 Class A Shares are dividend paying, unvested and subject to issuance pursuant to Company RSUs outstanding under the Company Equity Plans; (ii) 8,539,168

Class A Shares are non-dividend paying, unvested and subject to issuance pursuant to Company RSUs outstanding under the Company Equity Plans; (iii) 934,192 Company Restricted Shares are outstanding under the Company Equity Plans (20,380 of which are unvested); (iv) 55,564,908 Class A Shares are reserved for the issuance of future awards under the Company Equity Plans; and (v) no equity-based awards relating to Class A Shares or Class B Shares are outstanding other than those granted under a Company Equity Plan. As of the date of this Agreement, there are 2,534,101 Company RSUs that are vested in respect of which Class A Shares have not yet been delivered.

(d) The Company has Made Available to Parent copies of all generally applicable forms of award agreements under the Company Equity Plans. None of the forms of award agreements for any outstanding Company RSUs (or the Company RSUs approved in January 2017) contain a vesting schedule that provides for vesting in full prior to the date that is 35 months after the grant date or accelerated vesting terms that deviate from those in the generally applicable forms.

(e) Other than in respect of the Company RSUs and Company Restricted Shares outstanding under the Company Equity Plans as set forth in this Section 2.5, as of the date this Agreement there is no: (i) outstanding equity-based compensation award, subscription, option, call, warrant or right to which the Company is a party (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of any of the Acquired Companies; (ii) outstanding security, instrument or obligation to which the Company is a party that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Acquired Companies; or (iii) shareholder rights plan (or similar plan commonly referred to as a “poison pill”) or Contract to which any Acquired Company is a party under which any of the Acquired Companies is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.

(f) All outstanding shares of Company Capital Stock, warrants, equity-based compensation awards (whether payable in equity, cash or otherwise) and other securities of the Acquired Companies have been issued and granted in compliance in all material respects with: (i) all applicable securities laws and all other applicable Legal Requirements; and (ii) all requirements set forth in applicable Contracts and any applicable Company Equity Plan.

2.6 Subsidiaries.

(a) Part 2.6(a) of the Disclosure Schedule sets forth a complete and correct list, as of the date hereof, of (i) each Subsidiary of the Company, (ii) its place and form of organization and (iii) the owner(s) of its capital stock, membership interests or other ownership interests, as applicable, to the extent such owner is not the Company or another wholly-owned Subsidiary of the Company, together with the amount and/or percentage of ownership interests owned by each such Person. Except as set forth on Part 2.6(a) of the Disclosure Schedule, as of the date hereof, the Company does not, directly or indirectly, own or hold any capital stock, membership interests or other ownership interests in any other Person.

(b) FIG Corp. and FIG Asset Co. LLC are wholly-owned direct Subsidiaries of the Company. The ownership of FOE II (New) LP and Fortress Operating Entity I LP are set out in Part 2.6(a) of the Disclosure Schedule. The ownership of Principal Holdings I LP is set out in Part 2.6(a) of the Disclosure Schedule. With respect to FIG Corp., FIG Asset Co. LLC, FOE II (New) LP, Fortress Operating Entity I LP, and Principal Holdings I LP (collectively, the “Specified Subsidiaries”), there are no outstanding: (i) securities convertible into or exchangeable for any capital stock of, or membership interests or other ownership interests in, such Person, (ii) rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any warrants, calls, repurchase rights, voting rights, commitments or claims of any other character relating to the issuance of, any capital stock of, or membership interests or other ownership interests in, such Person, or any shares or securities convertible into or exchangeable for any capital stock of, or membership interests or other ownership interests in, such Person, or (iii) share appreciation rights, performance shares, contingent value rights, “phantom” share or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or membership interests or other ownership interests in, such Person.

(c) All of the outstanding shares of capital stock, or membership interests or other ownership interests, of each Subsidiary of the Company, as applicable, are validly issued, fully paid and non-assessable and free of preemptive rights. Such shares, membership interests or other equity interests are owned beneficially and of record by the Company or a Subsidiary of the Company, in either case, who has valid title thereto, in each case, free and clear of any Encumbrances other than Permitted Encumbrances and restrictions imposed by applicable securities laws or pursuant to the Company Organizational Documents.

(d) As of the date hereof, neither the Company nor any Subsidiary (other than with respect to the Specified Subsidiaries, each of which is addressed in Section 2.6(b)) thereof has outstanding (pursuant to any Contract to which an Acquired Company is a party): (i) any securities convertible into or exchangeable for any capital stock of, or membership interests or other ownership interests in, any Subsidiary of the Company, (ii) any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any warrants, calls, repurchase rights, voting rights, commitments or claims of any other character relating to the issuance of, any capital stock of, or membership interests or other ownership interests in, any Subsidiary of the Company, or any shares or securities convertible into or exchangeable for any capital stock of, or membership interests or other ownership interests in, any Subsidiary of the Company, or (iii) any share appreciation rights, performance shares, contingent value rights, “phantom” share or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or membership interests or other ownership interests in, any Subsidiary of the Company (the items in clauses “(i)”, “(ii)” and “(iii)” immediately above (but, for the purposes of this definition, including the Specified Subsidiaries), together with any capital stock of, or membership interests or other ownership interests in, any Subsidiary of the Company, being referred to herein collectively as the “Company Subsidiary Securities”).

(e) None of the Acquired Companies is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire, to grant any Person a right to subscribe for or acquire, or to register under the Securities Act, any Company Subsidiary Securities.

(f) Except as set forth on Part 2.6(f) of the Disclosure Schedule, since September 30, 2016 through the date hereof, none of the Acquired Companies has (i) declared, accrued, set aside or paid any dividend or made any other distribution (whether in cash, shares or otherwise) in respect of any shares of capital stock (other than consolidated cash management transfers among the Acquired Companies, the net effect of which does not change the consolidated cash balance of the Acquired Companies), or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities (other than dividends or other distributions by an Acquired Company to another Acquired Company wholly-owned by one or more other Acquired Companies).

2.7 SEC Filings; Financial Statements.

(a) As of the date hereof, the Company has Made Available to Parent all material written correspondence between any of the Acquired Companies on the one hand, and the SEC on the other hand, since December 31, 2014. To the Knowledge of the Company, all Company SEC Documents required to have been filed or furnished by the Company or its officers with the SEC since December 31, 2014 have been so filed or furnished on a timely basis, including any certification or statement required by: (i) Rule 13a-14 or Rule 15d-14 under the Exchange Act (and Section 302 of the Sarbanes-Oxley Act); (ii) Section 906 of the Sarbanes-Oxley Act; and (iii) any other rule or regulation promulgated by the SEC or applicable to the Company SEC Documents filed on or after December 31, 2014 (collectively, the “Certifications”). None of the Acquired Companies, other than the Company and any Subsidiary that is registered with the SEC as an investment adviser or broker-dealer, is required to file any documents with the SEC. As of the time it was filed with or furnished to the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing or, in the case of any Company SEC Document that is a registration statement filed pursuant to the requirements of the Securities Act, as of the effective date of such Company SEC Document): (A) each Company SEC Document complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (B) no Company SEC Document contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) The Company maintains a system of “internal controls over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) sufficient to provide reasonable assurances: (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles; (ii) that transactions are executed only in accordance with the authorization of management; and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Acquired Companies’ properties or assets. The Company maintains a system of “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) sufficient to ensure that all material information concerning the Acquired Companies is made known on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents, and otherwise ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules, to allow timely decisions regarding required disclosure and to make the Certifications.

(c) The financial statements (including any related notes) contained in the Company SEC Documents filed on or after December 31, 2014, including the Company Financial Statements: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except (A) as may be indicated therein or in the notes thereto, (B) with respect to unaudited statements as permitted by the SEC and (C), in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments as permitted by GAAP and the applicable rules and regulations of the SEC and the absence of notes thereto); and (iii) fairly present (in accordance with GAAP) in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries for the periods covered thereby.

(d) None of the Acquired Companies is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among any Acquired Company, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated under the Securities Act)), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Acquired Companies in the Acquired Companies’ published financial statements or any of the Company SEC Documents. The Company has Made Available to Parent copies of the documentation creating or governing, all securitization transactions and “off-balance sheet arrangements” (as defined above) effected by any of the Acquired Companies that are in effect at the date of this Agreement.

(e) Since December 31, 2014 through the date hereof, none of the Acquired Companies, the Company’s independent accountants (to the Knowledge of the Company), or the board of directors or audit committee of the board of directors of any Acquired Company, has received: (i) any written notification of any: (A) “significant deficiency” in the internal controls over financial reporting of any of the Acquired Companies; (B) “material weakness” in the internal controls over financial reporting of any of the Acquired Companies; or (C) fraud, whether or not material, that involves management or other employees of any of the Acquired Companies who have a significant role in the internal controls over financial reporting of the applicable Acquired Company; or (ii) any material complaint, allegation, assertion or claim alleging, asserting or claiming that the accounting or auditing practices, procedures, methodologies or methods of any of the Acquired Companies or their respective internal accounting controls fail to comply with generally accepted accounting principles, generally accepted auditing standards or applicable Legal Requirements. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meanings assigned to them by the Public Company Accounting Oversight Board in Auditing Standard No. 2.

2.8 Absence of Changes. Except in connection with the negotiation, execution and delivery of this Agreement and the consummation of the Contemplated Transactions:

(a) since December 31, 2015 through the date of this Agreement, there has not been any Material Adverse Effect, and no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(b) since September 30, 2016 through the date of this Agreement, none of the Acquired Companies has taken any action that, if taken after the date hereof, would constitute a violation of Section 4.2(a); and

(c) since September 30, 2016 through the date of this Agreement, no executive officer or chief investment officer of any Acquired Company has given written notice of his or her intention to resign from the Company and to the Knowledge of the Company, there are no proceedings or investigations pending or threatened by any Governmental Body or Self-Regulatory Organization, with respect to any executive officer or chief investment officer of any Acquired Company, which would reasonably be expected to result in his or her debarment.

2.9 Title to Assets. Except as would not reasonably be expected to have a Material Adverse Effect: (a) the Acquired Companies own, and have good and valid title to, or a valid leasehold interest in, all assets and properties purported to be owned or used by them, including all assets reflected on 2015 Financial Statements (except for assets and properties sold or otherwise disposed of in the ordinary course of business since December 31, 2015); and (b) all of said assets and properties which are owned by the Acquired Companies, are owned by them free and clear of any Encumbrances other than Permitted Encumbrances and restrictions imposed by applicable securities laws.

2.10 Real Property.

(a) None of the Acquired Companies owns any real property.

(b) Part 2.10(b) of the Disclosure Schedule lists, as of the date hereof, all Leases involving the payment by any Acquired Company of more than $250,000 per year or a material sublease of an interest thereunder (a “Company Lease”). The Company has Made Available to Parent copies of all Company Leases as of the date hereof, including all material amendments thereto. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Acquired Companies have good leasehold title to the Company Real Property free and clear of any Encumbrances other than Permitted Encumbrances.

2.11 Intellectual Property.

(a) Part 2.11(a) of the Disclosure Schedule contains a true and complete list, as of the date hereof, of all material Company Intellectual Property Rights that are the subject of any issuance, registration, certificate, or application therefor by, to or with any Governmental Body or Domain Name registrar, including registered trademarks, registered copyrights, issued patents, Domain Name registrations and pending applications for any of the foregoing.

(b) An Acquired Company is the sole owner of all Company Intellectual Property Rights, and no Company Intellectual Property Rights at Closing will be subject to any Encumbrances other than Permitted Encumbrances, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, one of the Acquired Companies owns or has the right to use all Intellectual Property Rights used in the businesses of the Acquired Companies as currently conducted.

(d) Except as would not be material to the Acquired Companies taken as a whole, to the Knowledge of the Company, the products and services and the business of the Acquired Companies as currently conducted do not infringe, misappropriate or violate the Intellectual Property Rights of any third party. Except as would not be material to the Acquired Companies taken as a whole, in the past two years prior to the date hereof, the Company has not received any written cease and desist or other written notice alleging that the products or services or business of the Acquired Companies infringes, misappropriates or violates the Intellectual Property Rights of any third party. To the Knowledge of the Company, as of the date hereof, no third party is infringing upon, violating or misappropriating any Company Intellectual Property Rights in any manner that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as would not be material to the Acquired Companies taken as a whole, in the past two years prior to the date hereof, none of the Acquired Companies has sent any written notice to any Person alleging that such Person is infringing, misappropriating or violating any Company Intellectual Property Rights.

(e) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the Knowledge of the Company, the Acquired Companies have complied in all material respects with (i) all of their privacy policies to the extent binding on the Acquired Companies, (ii) all applicable privacy Legal Requirements and (iii) all contractual obligations that the Acquired Companies have entered into with respect to information from or about a Person that can be used to identify, contact or precisely locate an individual (“Personal Information”). Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the Knowledge of the Company, as of the date hereof, since January 1, 2014, there have been no violations by the Acquired Companies of any such privacy Legal Requirements or privacy policies, and no data breaches of the information technology systems of the Acquired Companies involving any Personal Information, and as of the date hereof there are no pending or, to the Knowledge of the Company, threatened claims against the Acquired Companies by any Person alleging any such violations or breaches. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Acquired Companies have commercially reasonable measures in place to safeguard the security, confidentiality, and integrity of Personal Information in their possession or control from unauthorized access, and to the Knowledge of the Company, as of the date hereof, since January 1, 2014, none of the Acquired Companies, nor, to the Knowledge of the Company, any other Person, has made any illegal use of Personal Information collected by or on behalf of the Acquired Companies.

2.12 Contracts.

(a) Part 2.12(a) of the Disclosure Schedule identifies each Company Contract that constitutes a “Material Contract” as of the date of this Agreement. For purposes of this Agreement, each of the following shall be deemed to constitute a “Material Contract”; provided, however, that in no event shall a Benefit Plan be deemed to constitute a “Material Contract”; provided further, that “Material Contracts” shall only include Company Contracts to which an Acquired Company is a party:

(i) Any Contract which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated under the Securities Act);

(ii) any Contract, with material obligations remaining to be performed or material liabilities continuing after the date of this Agreement, relating to the acquisition, development, sale or disposition of any business unit that is material to the Acquired Companies, taken as a whole;

(iii) any Contract imposing any material restriction on the right or ability of any Acquired Company: (A) to compete (or which purports to restrict in any material respect the ability of any Acquired Company to compete) with any Person or operate in any geographic area or location in which any Acquired Company may conduct business (other than (x) confidentiality agreements entered into by the Acquired Companies in the ordinary course of business and (y) Investment Advisory Arrangements or Fund Documents containing any such provisions in the ordinary course of business that address the allocation of investment opportunities or the formation of successor funds); (B) to acquire any product or other asset or any services from any other Person; (C) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person; (D) to perform services for any other Person; or (E) to transact business or deal in any other manner with any other Person;

(iv) any Contract that contains an exclusivity provision, “most favored nation” provision (except any Investment Advisory Arrangements or Fund Documents (and any related side letter that includes in the ordinary course of business any “most favored nation” provision)), provisions granting a right of first refusal, a right of first negotiation or similar rights or any similar term for the benefit of a third party, in each case involving revenues or expenses of the Acquired Companies of more than $5,000,000 in the fiscal year ended December 31, 2016;

(v) any Contract that contains a put, call, right of first refusal or similar right pursuant to which the Acquired Companies would be required to purchase or sell, as applicable, any material equity interests of any Subsidiary of the Company or Fund, or which grants a right to sell to any Acquired Company or purchase from any Acquired Company any material asset (other than in the ordinary course of business);

(vi) any Contract which contains a material “clawback” or similar undertaking requiring the reimbursement or refund of any fees (whether performance based or otherwise) paid to the Acquired Companies (except any Investment Advisory Arrangement, Fund Document or related “clawback” guaranty Contract that includes in the ordinary course of business any such “clawback” provision (and any related side letters));

(vii) any material Contract relating to “soft-dollar” arrangements (i.e., providing for benefits relating to commissions generated from financial transactions executed by broker-dealers on behalf of any Funds);

(viii) any Contract for borrowed money (whether current, short-term or long-term and whether secured or unsecured, or any financial guarantee) incurred by the Acquired Companies or pursuant to which any of the Acquired Companies has any obligations as guarantor, surety, co-signer, endorser or co-maker in respect of any obligation of any Person, or any capital maintenance, keep well or similar agreements or arrangements, other than (A) Contracts solely among the Company or any of its wholly owned Subsidiaries and/or (B) Contracts not involving amounts in excess of $1,250,000;

(ix) any Contract which is a mortgage, security agreement, capital lease or similar agreement, in each case, that creates or grants a Encumbrance on any property or assets that are material to the Acquired Companies, taken as a whole;

(x) any Contract relating to any swap, forward, futures, warrant, option, cap, floor or collar financial contract, or any other interest-rate, commodity price, equity value or foreign currency protection contract or other hedging or derivative transaction involving net revenues or expenses by the Acquired Companies of more than $5,000,000 in the fiscal year ended December 31, 2016;

(xi) any Contract that restricts payment of dividends or any distributions in respect of the equity interests of the Acquired Companies;

(xii) any Contract pursuant to which the Acquired Companies have continuing material indemnification obligations to any Person that would reasonably be expected to result in payments in excess of $1,000,000, except for (x) any vendor or content licensing Contract entered into in the ordinary course of business or (y) non-disclosure agreements;

(xiii) any Contract, except for this Agreement, relating to the acquisition or disposition of any business or securities by Acquired Companies (whether by merger, sale of shares, sale of assets or otherwise) or pursuant to which any material earn-out, deferred or contingent payment obligations remain outstanding (excluding any such Contract for which all such rights and obligations have been satisfied), in each case currently requiring payments by or to Acquired Companies in excess of $5,000,000;

(xiv) any Contract entered into since January 1, 2014 involving any resolution or settlement of any actual or threatened Legal Proceedings (A) involving payments greater than $1,000,000 or (B) which imposes material continuing obligations on the Acquired Companies or that provides for any material continuing injunctive or other non-monetary relief, in each case, other than confidentiality obligations;

(xv) (A) any Contract pursuant to which any Acquired Company has been granted any option, license or similar right relating to the Intellectual Property Rights of a third party, in each case that is material to the business or assets of the Acquired Companies, taken as a whole (but excluding any license or similar right for commercially available software), and (B) any Contract pursuant to which any option, license or similar right relating to Company Intellectual Property Rights has been granted to a third party (except, for the avoidance of doubt, any Company Fund), in each case that is material to the business or assets of the Acquired Companies, taken as a whole (but excluding any non-exclusive licenses or similar rights granted in the ordinary course of business);

(xvi) any other Contract (or group of related Contracts), except for Investment Advisory Arrangements or Fund Documents or any related side letter, the performance of which currently requires aggregate payments to or from the Acquired Companies during the fiscal year ended December 31, 2016 in excess of $5,000,000 that is not terminable with less than 60 days’ notice without material penalty by the Acquired Companies;

(xvii) any Contract between the Acquired Companies on the one hand, and any Affiliate of the Company (other than any Subsidiary of the Company) on the other hand, that is required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act;

(xviii) (A) any Investment Advisory Arrangement or any related Contract which sets forth, governs or in any way modifies any fee, charge or other amount payable to the Acquired Companies in connection with such Investment Advisory Arrangement, including any fee, revenue or expense sharing, settlement, cap, discount, waiver or reimbursement or similar arrangement with any Person under which the Acquired Companies receive or are reasonably expected to receive management fee revenues in excess of $1,000,000 per annum or (B) any Fund Document requiring the Acquired Companies to invest in any Person (where, as of the date hereof, there remains any unfunded commitment with respect thereto);

(xix) any Fund Document containing change in control provisions or “key person” provisions; and

(xx) any Contract relating to the ownership of real property or any Company Lease, in each case, that is material to the Acquired Companies taken as a whole.

The Company has Made Available to Parent an accurate and complete copy (in all material respects) of each Material Contract (other than Contracts described in clause “(a)(i)” and clause “(a)(xvii)” above).

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Company Contract that constitutes a Material Contract is valid and in full force and effect, and, to the Knowledge of the Company, is enforceable in accordance with its terms (except to the extent that any Material Contract has expired in accordance with its terms), subject to the Equitable Exception.

(c) None of the Acquired Companies has violated or breached, or committed any default under, any Company Contract where such violation, breach or default would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As of the date hereof, to the Knowledge of the

Company, no other Person has violated or breached, or committed any default under, any Company Contract, except where such violation, breach or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the date hereof, to the Knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) would reasonably be expected to: (i) result in a violation or breach of any Company Contract; (ii) give any Person the right to declare a material default or exercise any remedy under any Company Contract; (iii) give any Person the right to accelerate the maturity or performance of any Company Contract that constitutes a Material Contract; or (iv) give any Person the right to cancel, terminate or modify any Company Contract that constitutes a Material Contract, in each case, except where such violation, breach, default or acceleration would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Since January 1, 2016 through the date hereof, none of the Acquired Companies has received any written notice or, to the Knowledge of the Company, any other communication regarding any actual or possible violation or breach of, or default under, any Material Contract, except where such violation, breach or default would not, individually or in the aggregate, be material to the Acquired Companies, taken as a whole.

2.13 Funds; Clients; Assets Under Management.

(a) Part 2.13(a)(i) of the Disclosure Schedule lists the name of each Subsidiary of the Company that is registered, licensed or qualified, or required to be registered, licensed or qualified, as an investment adviser or relying adviser under applicable Legal Requirements as of the date hereof, as well as the Governmental Body or Self-Regulatory Organization with which each such Subsidiary is (or is required to be) registered, licensed or qualified (each such Subsidiary, an “Investment Adviser Subsidiary”). Part 2.13(a)(ii) of the Disclosure Schedule lists certain Portfolio Companies, each of which acts as a collateral manager to one or more of the entities set forth on Part 2.13(b)(iii) of the Disclosure Schedule (each such Portfolio Company, a “Collateral Manager”). Notwithstanding anything to the contrary in this Agreement, no representation of the Company in this Section 2 in respect of any Collateral Manager shall be deemed for any purpose of this Agreement to be made or given or refer or relate to any period prior to the time that such Collateral Manager became a Portfolio Company. Each Investment Adviser Subsidiary and each Collateral Manager and the officers, directors and employees of each such Investment Adviser Subsidiary and Collateral Manager is duly registered, licensed or qualified as an investment adviser, relying adviser or investment adviser representative, as applicable, in each jurisdiction where the conduct of its business requires such registration, licensing or qualification, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) The Company has Made Available to Parent a true, correct and complete list of each Client as of the Base Date, including with respect to each such Client whether the applicable Investment Adviser Subsidiary acts in a sub-advisory capacity, the assets under management and fee rate of such Client as of the Base Date (including the annualized investment management fees attributable to each Client as of the Base Date and any fee adjustments implemented since such date or proposed to be instituted) and for each such Client that is a Controlled Fund its jurisdiction of organization and jurisdiction in which it is licensed or qualified to or registered to do business. Except as set forth in Part 2.13(b)(i) of the Disclosure Schedule, as of the date hereof, (i) no Client (or investor or trustee thereof) has given written or, to the Knowledge of the Company, other notice to the Company or any Subsidiary of the Company of its intention to terminate or materially reduce its relationship with the Company or any Subsidiary of the Company or to adjust the fee schedule with respect to any Investment Advisory Arrangement in a manner that would materially reduce the fee under such Investment Advisory Arrangement and (ii) except for the Contemplated Transactions, to the Knowledge of the Company, no event has occurred that would permit the removal or termination of the Company or any Subsidiary of the Company with respect to any Investment Advisory Arrangement (whether now cured or uncured) and no event (whether now cured or uncured) that, with the giving of notice or the passage of time or both, would constitute any such event has occurred in connection with any Client and no allegation that any such event has occurred has been made in writing to any of the Acquired Companies. Except as set forth in Part 2.13(b)(ii) of the Disclosure Schedule, no Controlled Fund or, to the Knowledge of the Company, any Non-Controlled Fund is registered or required to be registered as an “investment company” pursuant to the Investment Company Act. Part 2.13(b)(iii)

of the Disclosure Schedule sets forth a true, correct and complete list of each Person (other than a Collateral Manager) party to a Contract under which a Collateral Manager acts as an investment manager, investment adviser, collateral manager or sub-advisor to, or manages any investment or trading account for, any Person, as of the Base Date (each such Contract, a “Collateral Management Agreement”).

(c) Each Company Fund is, and at all times since its launch date has been, and each Permanent Capital Vehicle is, and since December 31, 2014 has been, duly organized, validly existing and, with respect to entities in jurisdictions that recognize the concept of “good standing,” in good standing under the laws of the jurisdiction of its organization and has the requisite corporate, trust, company or partnership power and authority to own its properties and to carry on its business as currently conducted, and is qualified to do business in each jurisdiction where it is required to be so qualified under applicable Legal Requirements, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; provided that no such representation or warranty is made with respect to any Company Fund set forth on Part 2.13(c)(i) of the Disclosure Schedule as to any period prior to the commencement of such Company Fund’s management by the Acquired Companies. There are no side letters with respect to Funds that are Alternative Credit Clients, other than with respect to each of the Funds set forth on Part 2.13(c)(ii) of the Disclosure Schedule (true, correct and complete copies of which have been Made Available to Parent); provided that no representation or warranty is made with respect to any side letter related to an Alternative Credit Client set forth on Part 2.13(c)(i) of the Disclosure Schedule as to any period prior to the commencement of an Acquired Company managing or advising such Client. As of the date hereof, true correct and complete copies of the Fund Documents and the Designated Side Letters (in each case, except as indicated in 2.13(c)(iii) of the Disclosure Schedule), in any case pertaining to the Funds, have been Made Available to Parent. All such documents, to the extent applicable, are valid and binding obligations of the applicable Controlled Fund, and, to the Knowledge of the Company, the applicable Non-Controlled Fund, and, to the Knowledge of the Company, are in full force and effect and enforceable against the other party or parties thereto in accordance with their terms (subject to the Equitable Exception), and each Controlled Fund and, to the Knowledge of the Company, each Non-Controlled Fund is in compliance with such documents, as applicable, in all material respects. The copies of audited and unaudited financial statements (including, in each case, the notes, if any, thereto) for each of the Controlled Funds for each year or other fiscal period beginning on January 1, 2014 and ending on or before December 31, 2016 that have been Made Available to Parent are true, correct and complete copies of such financial statements. Each such financial statement (A) was prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by the SEC), and (B) fairly presented (subject, in the case of the unaudited interim financial statements included therein, to normal and recurring year-end adjustments as permitted by GAAP and the applicable rules and regulations of the SEC and the absence of notes thereto) in all material respects the financial position of the applicable Fund as of the date thereof and the results of its operations and changes in net asset value for the period then ended. As of the date hereof, none of the Controlled Funds or, to the Knowledge of the Company, the Non-Controlled Funds has any suspension of investor redemptions currently in effect or imposed any “gates” or currently contemplates taking any such actions.

(d) Each existing Investment Advisory Arrangement (other than any Investment Advisory Arrangement with a Permanent Capital Vehicle) is in compliance with the Advisers Act, the Investment Company Act, if applicable, and other applicable Legal Requirements, and since January 1, 2014 (or its inception, if later), has been performed by the applicable Investment Adviser Subsidiary in accordance with its terms and applicable Legal Requirements, in each case, in all material respects. Each existing Investment Advisory Arrangement in respect of a Permanent Capital Vehicle is in compliance with the Advisers Act and other applicable Legal Requirements, and since January 1, 2014 (or its inception, if later), has been performed by the applicable Investment Adviser Subsidiary in accordance with its terms and applicable Legal Requirements in all material respects. Each existing Collateral Management Agreement as of the date hereof is in compliance with the Advisers Act and since January 1, 2014 (or its inception, if later), has been performed by the applicable Collateral Manager in accordance with its terms and applicable Legal Requirements, in each case, in all material respects. Each Client account has been managed and advised (and the fees and expenses payable thereunder have been calculated and charged) in compliance with the terms of the applicable Investment Advisory Arrangement, its investment guidelines and restrictions, any other Fund Document, the Advisers Act, the Investment Company Act, if applicable, and other applicable Legal Requirements, in each case, in all material respects; provided that no representation or warranty is made with respect to any Client account set forth on Part 2.13(d)(i) of the Disclosure Schedule as to any period prior to the commencement of an Acquired Company managing or advising such Client account. Part 2.13(d)(ii) of the Disclosure Schedule sets out, as of the date hereof, each Designated Side Letter with any investor in a Fund. Since January 1, 2014, each such Designated Side Letter or similar arrangement has been performed by the Company or applicable Subsidiary in accordance with its terms and applicable Legal Requirements, in each case, in all material respects.

(e) As of the date hereof, except as set forth in Part 2.13(e) of the Disclosure Schedule, there is no Legal Proceeding pending or, to the Knowledge of the Company, threatened against any Company Fund or Permanent Capital Vehicle, or to which any Company Fund or Permanent Capital Vehicle is otherwise a party, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(f) With respect to each Fund, to the Knowledge of the Company, there are no material errors (other than those which have been corrected and notified to the recipients of such reports) in any financial report delivered or made available to its investors (each, a “Fund Report”) pursuant to the applicable Fund Document that have resulted in or would result in distributions to investors other than in material compliance with such Fund Document. Since the date of each Fund’s most recently delivered Fund Report, no occurrence, change or event, individually or in the aggregate with any other occurrences, changes or events, has had a material adverse effect on the ability of the Acquired Companies to perform any of their respective obligations under any Fund Document.

(g) Except as set forth in Part 2.13(g) of the Disclosure Schedule, there is no joint venture, strategic alliance, distribution, partnership, revenue share, settlement or similar Contract with a party other than the Acquired Companies, which involves a sharing of profits or expenses by or on behalf of the Acquired Companies, or payments by or on behalf of the Acquired Companies based on revenues, profits or assets under management of the Acquired Companies (including side arrangements to such effect).

(h) Except as set forth in Part 2.13(h) of the Disclosure Schedule, no Fund is: (i) an employee benefit plan, as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA; (ii) a Person acting on behalf of such a plan in a fiduciary capacity under ERISA; or (iii) an entity whose assets include the assets of such a plan, within the meaning of ERISA and applicable regulations. Each such Fund has been managed by the Company or an Investment Adviser Subsidiary such that the Company has used reasonable best efforts to be in compliance in all material respects with the applicable requirements of ERISA and Section 4975 of the Code. Each Investment Adviser Subsidiary managing each such Fund are each a qualified professional asset manager (a “QPAM”) (as such term is used in Prohibited Transaction Class Exemption 84-14) (the “QPAM Exemption”) to the extent the Company or the applicable Investment Adviser Subsidiary has relied upon the QPAM Exemption for any transaction negotiated by or under the authority and general direction of the Company or the applicable Investment Adviser Subsidiary as a QPAM, and to the Knowledge of the Company, is not disqualified from relying on the QPAM Exemption with respect to such transactions due to the application of Section I(g) of the QPAM Exemption.

(i) Except as set forth in Part 2.13(i) of the Disclosure Schedule, the net asset value of each Company Fund that is a liquid fund (excluding, for the avoidance of doubt, any Permanent Capital Vehicle), as of the Base Date, is greater than the high water mark with respect to the historical net asset values of such Company Fund with respect to each investor and the net profits allocable to each investor in any such Company Fund exceed such investor’s loss carryforward amounts.

(j) (i) Each Registered Fund is duly registered with the SEC as an investment company under the Investment Company Act and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the Knowledge of the Company, threatened. No Person is serving or acting as an officer, director or trustee of, or investment adviser to, a Registered Company Fund except in accordance with the provisions of the Investment Company Act and the Advisers Act.

     (ii) At least 75% of the members of the board of directors (or comparable governing body) of each Registered Fund are not “interested persons” (within the meaning of Section 2(a)(19) of the Investment Company Act) of the Acquired Company that is the investment adviser of such Registered Fund.

     (iii) All investment advisory services have been rendered to each Registered Fund pursuant to Contracts that were approved (including any subsequent annual renewals, as applicable) by the board of directors (or comparable governing body) of such Registered Fund and, to the extent required by applicable Legal Requirements, the holders of such Registered Fund’s outstanding “voting securities” (as defined in Section 2(a)(42) of the Investment Company Act), in accordance with all applicable Legal Requirements, including Section 15 of the Investment Company Act.

2.14 Liabilities. None of the Acquired Companies has, and none of the Acquired Companies is or may become responsible for performing or discharging, any accrued, contingent or other liabilities of any nature, either matured or unmatured, except for: (a) liabilities identified as such in the “liabilities” column of the balance sheet forming part of, or the footnotes to, the 2015 Financial Statements; (b) liabilities that have been incurred by the Acquired Companies since the date of the 2015 Financial Statements in the ordinary course of business; (c) liabilities for performance of obligations of the Acquired Companies under Company Contracts (provided, in the case of Material Contracts, such Contracts were Made Available to Parent prior to the date of this Agreement) and are not arising under or resulting from any breach or non-performance of such Company Contract; (d) liabilities described in Part 2.14 of the Disclosure Schedule; (e) liabilities incurred in connection with or contemplated by this Agreement and the Contemplated Transactions; and (f) liabilities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.15 Governmental Authorizations. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Acquired Companies hold all material Governmental Authorizations necessary to enable the Acquired Companies to conduct their respective businesses in the manner in which such businesses are currently being conducted. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all such Governmental Authorizations are valid and in full force and effect, and each Acquired Company is, and at all times since January 1, 2014 has been, in compliance with the terms and requirements of such Governmental Authorizations. Since January 1, 2014 through the date hereof, to the Knowledge of the Company, none of the Acquired Companies has received any written notice or other written communication from any Governmental Body regarding: (i) any actual or possible violation of or failure to comply with any term or requirement of any such material Governmental Authorization; or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any such material Governmental Authorization, except in each case as would not be material to the Acquired Companies, taken as a whole.

2.16 Compliance with Legal Requirements.

(a) The operations of the business of the Acquired Companies (including each Investment Adviser Subsidiary) and Collateral Managers are, and since the later of (x) the date of such entity’s commencement of operations and (y) January 1, 2014, have been, conducted in accordance with all applicable Legal Requirements of all Governmental Bodies having jurisdiction over such entity or its assets, properties and operations (including by filing all reports, registrations and statements in a timely manner, together with any amendments required to be made with respect thereto, that are required to be filed under any applicable Legal Requirement, with any applicable Governmental Body (collectively, the “Reports”), and with respect to each Investment Adviser Subsidiary and Collateral Manager, by implementing written policies and procedures as required by applicable Legal Requirements (including Rules 204A-1 and 206(4)-7 under the Advisers Act and Rule 17j-l under the

Investment Company Act)), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Acquired Companies is registered or required to be registered as an “investment company” pursuant to the Investment Company Act.

(b) Except as set forth on Part 2.16(b) of the Disclosure Schedule, since January 1, 2014 through the date hereof, none of the Acquired Companies has received written notice from a Governmental Body of any violation (or any investigation with respect thereto) of any Legal Requirement and none of the Acquired Companies is in default with respect to any Order applicable to any of its assets, properties or operations, except for such violations or defaults as would not be material to the Acquired Companies taken as a whole.

(c) Each Investment Adviser Subsidiary and Collateral Manager is, and has been at all times since January 1, 2014, registered as an investment adviser or a relying adviser under the Advisers Act. No Subsidiary except the Investment Adviser Subsidiaries is or has been an “investment adviser” within the meaning of the Advisers Act since January 1, 2014.

(d) No Investment Adviser Subsidiary, Collateral Manager or any officer, director or employee thereof is prohibited by any provision of the Advisers Act or the Investment Company Act from acting as an investment adviser or in a similar capacity and in a manner not generally applicable to other investment advisers.

(e) Since January 1, 2014, each Form ADV or amendment to Form ADV of each Investment Adviser Subsidiary and Collateral Manager, as of the date of filing with the SEC (and with respect to Form ADV Part 2B or its equivalent, its date) did not, as of such respective date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. At all times since January 1, 2014, the Investment Adviser Subsidiaries and Collateral Managers have been in compliance in all material respects with Rule 206(4)-2 under the Advisers Act. Since January 1, 2014, no Acquired Company or any officer, director or employee thereof has paid, directly or indirectly, a fee to any Person for soliciting business of any kind, except for payments made in compliance in all material respects with applicable Legal Requirements, including Rule 206(4)-3 under the Advisers Act. At all times since January 1, 2014, the Acquired Companies and each officer, director and employee thereof has complied in all material respects with Rule 206(4)-5 under the Advisers Act (and any other applicable “pay-to-play” Legal Requirements) and the related record keeping requirements set forth in Rule 204-2 thereof. None of the Acquired Companies or any of their “covered associates” has made a “contribution” to an “official” of a “government entity” (each as defined in Rule 206(4)-5) that has triggered the ban on the receipt of compensation contained in Rule 206(4)-5(a)(1).

(f) Complete, current and correct copies of written policies and procedures (including any final written reviews or reports under such policies and procedures documenting identified internal failures by each Investment Adviser Subsidiary and Collateral Manager and each of the employees of such Investment Adviser Subsidiaries and Collateral Managers subject thereto to comply with such policies and procedures since January 1, 2014) implemented by each Investment Adviser Subsidiary and Collateral Manager, as required by applicable Legal Requirements (including Rules 204A-1 and 206(4)-7 under the Advisers Act and Rule 17j-l under the Investment Company Act), have been delivered or Made Available to Parent and, except as otherwise noted in any such reviews or reports, to the Knowledge of the Company, since January 1, 2014, each Investment Adviser Subsidiary and each Collateral Manager has been in material compliance with such policies and procedures.

(g) None of the Acquired Companies, Collateral Managers or, to the Knowledge of the Company, any officer, director or employee thereof or any other “associated person” (as defined in the Advisers Act) or “affiliated person” (as defined in the Investment Company Act) thereof has been convicted of any crime or is, or has been subject to, any disqualification that, in either case, would be a basis for denial, suspension or revocation of registration of an investment adviser under Section 203(e) of the Advisers Act, or disqualification to serve as a broker-dealer under Section 3(a)(39) or Section 15 of the Exchange Act or disqualification to serve as an investment adviser or in any other capacity contemplated by the Investment Company Act for any Registered Fund under Sections 9(a) and 9(b) of the Investment Company Act, nor, as of the date hereof, is there any proceeding or investigation pending or, to the Knowledge of the Company, threatened, by any Governmental Body, which would reasonably be expected to become the basis for any such disqualification, denial, suspension or revocation, other than ordinary examinations by the SEC’s Office of Compliance Inspections and Examinations or Division of Investment Management (such investigations, “Ordinary Examinations”). To the Knowledge of the Company, as of the date hereof, none of the Acquired Companies is currently subject to any Ordinary Examination.

(h) The Company has Made Available to Parent a true and correct copy of each material no-action letter and exemptive order issued by any Governmental Body, to any of the Acquired Companies or Controlled Funds that remains applicable to its respective business as conducted on the date of this Agreement. To the Knowledge of the Company, the Acquired Companies and Controlled Funds are in compliance in all material respects with any such no-action letters and exemptive orders.

(i) Except as set forth in Part 2.16(i) of the Disclosure Schedule, none of the Acquired Companies is, or since January 1, 2014 through the date hereof, has been, (i) a bank, trust company, introducing broker, broker, dealer, futures commission merchant, real estate broker, insurance company or insurance broker within the meaning of any applicable Legal Requirements, or (ii) required to be registered, licensed or qualified as a bank, trust company, introducing broker, broker, dealer, futures commission merchant, real estate broker, insurance company or insurance broker under any applicable Legal Requirements. Since January 1, 2014, none of the Acquired Companies has received written notice of, and to the Knowledge of the Company there is no pending of threatened proceeding concerning, any failure to obtain any bank, trust company, introducing broker, broker, dealer, futures commission merchant, real estate broker, insurance company or insurance broker registration, license or qualification. No officer, director or employee of the Company or any Subsidiary is required to be registered as a registered representative of a broker or dealer with any Governmental Body. Other than as disclosed in Part 2.16(i) of the Disclosure Schedule, none of the Acquired Companies is or has been required to be registered as a commodity pool operator or commodity trading advisor under the Commodity Exchange Act of 1936, as amended, or has filed any notice with the National Futures Association claiming an exemption from such registration. The Company has Made Available to Parent a true, correct and complete copy of the current membership agreement, registration statement, application for exemption and any similar documentation submitted by any Acquired Company to a Self-Regulatory Organization in connection with its current membership therein.

(j) None of the Acquired Companies is subject to any cease-and-desist or other order issued by, or a party to any written agreement, consent agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, subject to any order or directive, a recipient since January 1, 2014 of any supervisory letter from, or has adopted since January 1, 2014 any board resolutions at the request of, any Governmental Body, or been advised, since January 1, 2014 through the date hereof, by any Governmental Body that it is considering issuing or requesting any such agreement or other action or has pending or, to the Knowledge of the Company, threatened, investigation, review or disciplinary proceedings against the Acquired Companies or any Fund, or any officer, director or employee thereof. True and correct copies of all material correspondence relating to any investigation, examination, review or inquiry by any Governmental Body of (i) the Acquired Companies or any Controlled Fund or (ii) any Non-Controlled Fund to the extent in the possession of the Company or any Subsidiary, from January 1, 2014 through the date of this Agreement, have been Made Available to Parent or its Representatives, and all requests, recommendations or comments provided to any Acquired Company or Fund by a Governmental Body in connection with any such investigation, examination, review or inquiry have been appropriately addressed or responded to, as the case may be, by the Acquired Companies and the Controlled Funds and, to the Knowledge of the Company, any Non-Controlled Fund, except, in the case of clauses “(i)” or “(ii)”, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(k) None of the Acquired Companies or any Key Employee, nor as of the date hereof and to the Knowledge of the Company, any other Company Associate (i) has been indicted for or convicted of any felony or any crime involving fraud, misrepresentation or insider trading or (ii) is subject to any outstanding Order barring, suspending or otherwise limiting the right of such Person to engage in any activity conducted as part of any Acquired Company’s business as currently conducted.

(l) As of the date hereof, none of the Acquired Companies, any Controlled Fund or, to the Knowledge of the Company, any Non-Controlled Fund, Permanent Capital Vehicle or any officer or director of any such Person is or has been subject to any event specified in Rule 506(d)(1) under the Securities Act or any proceeding or event that would reasonably be expected to result in any such event that would either require disclosure under the provisions of Rule 506(e) under the Securities Act or result in disqualification under Rule 506(d)(1).

(m) To the extent required by Legal Requirement, all of the Acquired Companies have adopted and maintained “know-your-customer” and anti-money laundering programs and reporting procedures, and have complied in all material respects with the terms of such programs and procedures for detecting and identifying money laundering. Except as would not be material to the Acquired Companies taken as a whole, prior to the acceptance of any subscription agreement from any investor in any Company Fund, each Acquired Company has taken reasonable measures to confirm (either directly or indirectly through a third-party administrator or other Representative or agent) that such investor is not identified on the U.S. Department of Treasury Office of Foreign Assets Control (“OFAC”) list of Specially Designated Nationals and Blocked Persons (the “SDN List”) or otherwise subject to sanctions administered by OFAC or owned or controlled by or acting on behalf of any Person listed on the SDN List; provided that no such representation or warranty is made with respect to any Company Fund set forth on Part 2.13(c)(i) of the Disclosure Schedule as to any period prior to the commencement of such Company Fund’s management by the Acquired Companies. None of the Acquired Companies has been subject to any enforcement or supervisory action by any Governmental Body because such procedures were considered to be inadequate by such regulator.

(n) Since January 1, 2014, none of the Acquired Companies, nor, to the Knowledge of the Company, any Person acting on behalf of the Acquired Companies, has taken or failed to take any action that would cause it to not be in material compliance with the Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act, or any similar anti-bribery or anti-corruption Legal Requirements applicable to the Acquired Companies, or any rules or regulations thereunder.

2.17 Tax Matters.

(a) Each of the income and other material Tax Returns required to be filed on or before the Closing Date (taking into account any applicable extensions) by or on behalf of the Acquired Companies with any Governmental Body (the “Acquired Company Returns”): (i) has been or will be filed on or before the applicable due date (including any extensions of such due date); and (ii) is true, correct and complete in all material respects and has been prepared in all material respects in compliance with all applicable Legal Requirements. All material amounts of Taxes for which the Acquired Companies are liable have been paid.

(b) The Company Financial Statements accrue all actual and contingent liabilities for Taxes with respect to all periods through the date of this Agreement to the extent required under GAAP, except for liabilities for Taxes incurred since the date of the Company Financial Statements in the operation of the business of the Acquired Companies.

(c) No extension or waiver of the limitation period applicable to any of the Acquired Company Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from any Acquired Company.

(d) No claim (other than deficiency notices excluded in the following sentence) or Legal Proceeding is pending or, to the Knowledge of the Company, has been threatened in writing against or with respect to any Acquired Company in respect of any material Tax. There are no unsatisfied liabilities with respect to any notice of deficiency or similar document received by any Acquired Company with respect to any material Tax (excluding (i) liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Acquired Companies and with respect to which adequate reserves for payment have been established on the Company Financial Statements and (ii) customarily received deficiency notices for state or local taxes not exceeding $7,500 per notice). There are no liens for material Taxes upon any of the assets of any of the Acquired Companies other than liens for current Taxes not yet due and payable or delinquent. None of the Acquired Companies is required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code (or any comparable provision of state or foreign Tax laws) as a result of transactions or events occurring, or accounting methods employed, prior to the Closing Date.

(e) No Tax audits or administrative or judicial proceedings are being conducted, are pending or, to the Knowledge of the Company, have been threatened in writing with respect to any Acquired Company. No claim that is currently unresolved has ever been made by any Governmental Body in a jurisdiction where an Acquired Company does not file a Tax Return that it is or may be required to file Tax Returns in that jurisdiction.

(f) Except in each case for (i) agreements or liabilities between Acquired Companies, (ii) customary agreements to indemnify lenders or security holders in respect of Taxes, (iii) with respect to the Company Funds, customary covenants to investors relating to Tax matters, (iv) the Tax Receivables Agreement, and (v) customary agreements to equalize certain expatriate employees with respect to certain Taxes: (A) there are no agreements relating to allocating or sharing of Taxes to which any Acquired Company is a party, and (B) none of the Acquired Companies is liable for Taxes of any other Person, or is currently under any contractual obligation to indemnify any Person with respect to any amounts of such Person’s Taxes or is a party to any agreement providing for payments by an Acquired Company with respect to any amount of Taxes of any other Person.

(g) Within the past two years, no Acquired Company has constituted either a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code in a distribution intended to qualify for tax-free treatment under Section 355 of the Code.

(h) The Company would not be treated as a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code were it to have been a corporation for U.S. federal income tax purposes. None of the Company’s Subsidiaries that is a U.S. corporation for U.S. federal income tax purposes is a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

(i) No Acquired Company has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or within the meaning of any similar Legal Requirement to which an Acquired Company may be subject (other than a group the common parent of which is any Acquired Company), or has any liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law, including any arrangement for group or consortium relief or similar arrangement), or as a transferee or successor, by Contract (except such agreements as are excluded under Section 2.17(f)) or otherwise.

(j) The Company has Made Available to Parent true and complete copies of all federal Tax Returns of the Acquired Companies for all Tax years that remain open or are otherwise subject to audit.

(k) Part 2.17(k) of the Disclosure Schedule lists the U.S. federal income tax classification of each Acquired Company.

(l) The Company, at all times since its formation, has been treated as a disregarded entity or partnership for U.S. federal income tax purposes (and not as an association taxable as a corporation for U.S. federal income tax purposes, whether under Section 7704 of the Code or otherwise).

(m) No Acquired Company will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date, (ii) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) occurring or generated, as applicable, prior to the Closing Date, (iii) installment sale or open transaction disposition made on or prior to the Closing Date, (iv) prepaid amount received on or prior to the Closing Date or (v) an election pursuant to Section 108(i) of the Code.

(n) No Acquired Company has requested or received any ruling from, or entered into any Contract or arrangement with, any Taxing Authority that: (i) requires any Acquired Company to take any action or to refrain from taking any action after the Closing Date; or (ii) would affect any material amount of Tax payable by an Acquired Company after the Closing Date. No Acquired Company is a party to any Contract or arrangement with any Taxing Authority that would be terminated or adversely affected as a result of the Contemplated Transactions.

(o) No power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could affect any Acquired Company.

(p) No Acquired Company is a party to a gain recognition agreement under Section 367 of the Code.

(q) There is no limitation on the utilization by any Acquired Company of net operating losses, built-in losses, Tax credits, or similar items under Sections 382, 383 or 384 of the Code or comparable provisions of foreign, state or local laws (other than any such limitation arising as a result of the consummation of the Contemplated Transactions).

(r) No Acquired Company has participated in, or is currently participating in, a “Listed Transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2) or similar transaction under any corresponding state, local, or foreign Legal Requirement.

(s) In all material respects, each of the Acquired Companies has withheld from each payment or deemed payment made to Company Associates or to its past or present suppliers, creditors, members, shareholders or other third parties all Taxes and other deductions required to be withheld and has, within the time and in the manner required by applicable Legal Requirements, paid such withheld amounts to the proper Governmental Bodies.

(t) Each of the Acquired Companies listed on Part 2.17(t) of the Disclosure Schedule has, or as of the Closing Date will have, a valid election in effect under Section 754 of the Code.

(u) The Acquired Companies are in compliance in all material respects with all material transfer pricing requirements in all jurisdictions in which the Acquired Companies do business. None of the material transactions between the Acquired Companies is subject to adjustment, apportionment, allocation or recharacterization under Section 482 of the Code or any similar U.S. state or local or non-U.S. Legal Requirement, and all of such transactions have been effected on an arm’s length basis.

2.18 Benefit Plans.

(a) Part 2.18(a) of the Disclosure Schedule sets forth, as of the date hereof, a correct and complete list of each material Benefit Plan other than any individual offer letter, employment agreement or other Benefit Plan that covers a single individual. “Benefit Plan” means each written pension, retirement, supplemental retirement, profit-sharing, deferred compensation, stock option, employee share ownership, health and welfare, severance pay, vacation, bonus, incentive, employment, individual consulting, equity or equity-based compensation, change in control, retention, retiree medical, life insurance or other employee benefit plan, program, agreement, policy, arrangements and all other written employee benefit plans or fringe benefit plans, whether or not subject to ERISA, including each “employee benefit plan” as that term is defined in Section 3(3) of ERISA, that is maintained, sponsored or contributed to by any of the Acquired Companies for the benefit of any of their respective current or former employees, directors or consultants (who are natural persons) or for which any of the Acquired Companies has or could have any Liability; provided that in no event shall a Benefit Plan include any arrangement operated by a Governmental Body or required to be maintained pursuant to applicable Legal Requirements. Part 2.18(a) of the Disclosure Schedule separately identifies each material Benefit Plan that is a Foreign Benefit Plan and the non-U.S. jurisdiction applicable to each such Foreign Benefit Plan.

(b) For each material Benefit Plan sponsored or maintained by the Acquired Companies, the Company has Made Available to Parent the following, as of the date hereof, to the extent applicable: (i) the plan document, including any related trust documents, insurance contracts or other funding arrangements and all amendments thereto, (ii) the most recent summary plan description (and any summaries of material modifications with respect thereto), (iii) the most recent annual report on Form 5500 (with schedules and attachments), and (iv) the most recent IRS opinion or determination letter, as applicable; and (v) all material correspondence with a Governmental Body; provided that nothing in this Section 2.18(b) shall require the Company to Make Available to Parent any individual offer letter, employment agreement or other Benefit Plan that covers a single individual who is not a Key Employee.

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) each Benefit Plan has been maintained and administered in compliance in all material respects with its terms and with applicable Legal Requirements, including ERISA and the Code; (ii) as of the date hereof, there are no pending or, to the Knowledge of the Company, threatened claims (other than claims for benefits in the ordinary course of business), actions, suits, inquiries, proceedings or lawsuits by, on behalf of against any of the Benefit Plans; (iii) as of the date hereof, there are no audits or proceedings pending or, to the Knowledge of the Company, threatened, by the IRS, the Department of Labor or other Governmental Body with respect to any Benefit Plan; (iv) each Foreign Benefit Plan has been maintained and administered in all material respects in accordance with its terms and applicable Legal Requirements and, if intended to qualify for special Tax treatment, meets all applicable requirements; (v) all employer and employee contributions to each Foreign Benefit Plan required by its terms or by applicable Legal Requirements have been made or, if applicable, accrued in accordance with generally accepted accounting practices in the applicable jurisdiction; and (vi) the fair market value of the assets of each funded Foreign Benefit Plan, the liability of each insurer for any Foreign Benefit Plan funded through insurance or the book reserve established for any Foreign Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date of this Agreement, with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Benefit Plan, and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations.

(d) Each of the Benefit Plans intended to be “qualified” within the meaning of Section 401(a) of the Code, has received a favorable determination letter from the IRS or is entitled to rely upon a favorable opinion issued by the IRS, and to the Knowledge of the Company, nothing has occurred with respect to the operation of such Benefit Plans that could reasonably be expected to cause the imposition of any material

Liability or Tax under ERISA or the Code. No Benefit Plan is subject to Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA. None of the Acquired Companies has in the past six years maintained, contributed to, or had any Liability in respect of, a plan subject to Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA.

(e) No Benefit Plan provides medical, dental, or vision benefits with respect to current or former employees or directors of the Acquired Companies, or any spouse or dependent of any such person, in each case beyond the end of the month of their retirement or other termination of service, other than coverage (i) mandated by applicable Legal Requirements or (ii) paid at the sole expense of the employee or director (or spouse or dependent).

(f) No Acquired Company contributes to, or is required to contribute to, a Multiemployer Plan.

(g) Except as set forth on Part 2.18(a) of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the Contemplated Transactions will, either alone or in connection with any other event that expressly relates to the execution and delivery of this Agreement or the consummation of the Contemplated Transactions, (i) result in any payment or benefit becoming due to any current or former employee, officer, consultant (who is a natural person) or director of any of the Acquired Companies, (ii) accelerate the time of payment, funding or vesting of any employee benefits or compensation (including under any carried interest arrangement) of, or increase the amount of employee benefits or compensation (including under any carried interest arrangement) due to, any current or former employee, officer, consultant (who is a natural person) or director of any of the Acquired Companies, (iii) increase any amount of compensation or benefits otherwise payable to any current or former employee, officer, consultant (who is a natural person) or director of any of the Acquired Companies, or (iv) give rise to any “excess parachute payment” as defined in Section 280G(b)(1) of the Code or any excise tax owing under Section 4999 of the Code.

2.19 Labor Matters.

(a) As of the date hereof, none of the Acquired Companies is a party to any collective bargaining agreement or other labor union contract applicable to its employees, and there are no labor union or works councils representing an of its employees and, to the Knowledge of the Company, no labor union or works council is attempting to organize any such employees for the purpose of representation. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) to the Knowledge of the Company, there is no unfair labor practice charge or complaint pending before any applicable Governmental Body relating to Acquired Companies or any employee thereof; (ii) there is no labor strike, slowdown or work stoppage or lockout pending or, to the Knowledge of the Company, threatened against or affecting the Acquired Companies; (iii) there is no representation petition or proceeding pending or, to the Knowledge of the Company, threatened before any applicable Governmental Body relating to the employees of any Acquired Company; (iv) the Acquired Companies are in material compliance with all Legal Requirements relating to employment or labor, relating to the terms and conditions of current and former employees and other labor-related matters, including all Legal Requirements relating to discrimination, fair labor standards and occupational health and safety, or wrongful discharge (“Employment Laws”) and (v) to the Knowledge of the Company, as of the date hereof, no investigation by any Governmental Body responsible for the enforcement of Employment Laws is in progress and none of the Acquired Companies has received written notice from any Governmental Body responsible for the enforcement of Employment Laws of an intention to conduct an investigation of any Acquired Company following the date hereof.

(b) Since January 1, 2014, there has been no “mass layoff” or “plant closing” as defined by the Worker Adjustment and Retraining Notification Act of 1988 (the “WARN Act”) or any similar state or local “plant closing” law, with respect to the current or former employees of Acquired Companies, other than in compliance with the WARN Act.

2.20 Insurance. The Company has Made Available to Parent a copy of all currently in-force material insurance policies and material self-insurance programs and arrangements issued to or maintained by any of the Acquired Companies that insure the business, assets and operations of the Acquired Companies as of the date hereof. Each such material insurance policy is in full force and effect. Since January 1, 2014, none of the Acquired Companies has received any notice regarding the: (a) cancellation or invalidation of any such material insurance policy; (b) denial of any material claim under any such insurance policy; or (c) material adjustment in the amount of the premiums payable with respect to any such insurance policy. With respect to each material Legal Proceeding that has been filed against the Company since December 31, 2014, to the Knowledge of the Company, the Company has provided written notice of such Legal Proceeding to the appropriate insurance carrier(s), if any and if required to do so, and no such carrier has issued a denial of coverage with respect to any such Legal Proceeding.

2.21 Affiliate Transactions. Except as set forth on Part 2.21 of the Disclosure Schedule, as of the date hereof, no Key Employee or director of the Company (or any such Person’s immediate family members or Affiliates (other than any Acquired Companies) or associates) (a) is a party to any Contract other than a Fund Document or related side letter with, or binding upon, the Acquired Companies or any of their respective assets or properties, (b) receives, directly or indirectly through its Affiliates (other than the Acquired Companies) any payment or other economic benefit from any Client, in its capacity as such, (c) has any interest (other than as an owner of Company Capital Stock) in any property owned by the Acquired Companies or (d) has engaged in any transaction involving the Company, any of Subsidiaries, or any of their respective assets or properties within the last twelve months, in each case, that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act, other than, in each case, ordinary course of business employment and compensation arrangements.

2.22 Legal Proceedings; Orders. Except as set forth on Part 2.22 of the Disclosure Schedule, as of the date hereof, there is no Legal Proceeding pending, or, to the Knowledge of the Company, threatened, before any Governmental Body, or before any arbitrator of any nature, against the Acquired Companies or any of their respective assets, properties, directors, officers or employees that (i) is material to the Company or any of the other Acquired Companies or (ii) in the case of the Investment Adviser Subsidiaries and its officers, directors and employees, would terminate, suspend, limit or adversely modify any investment adviser or investment adviser representative registration, license or qualification. Except as set forth on Part 2.22 of the Disclosure Schedule, as of the date hereof, there is no material Order of any Governmental Body or any arbitrator of any nature outstanding, or, to the Knowledge of the Company, threatened, against the Acquired Companies (including any Investment Adviser Subsidiary), except for any such Order that is generally applicable to Persons engaged in the line of business to which the Acquired Companies are engaged.

2.23 Takeover Statutes. No “fair price”, “moratorium”, “control share acquisition” or other similar anti-takeover statute or regulation or any anti-takeover provision in the Company Organizational Documents is applicable to the Merger or the other Contemplated Transactions.

2.24 Vote Required; No Dissenting Rights. The affirmative vote of the holders of a majority of the Class A Shares and Class B Shares (voting as one class) outstanding on the record date for the Company Members’ Meeting (the “Required Company Member Vote”) is the only vote of the holders of any class or series of the Company’s capital stock necessary to adopt this Agreement, approve the Merger or consummate any of the other Contemplated Transactions. No dissent rights or rights to appraisals under the LLC Agreement or applicable Legal Requirements are available to any holders of Company Capital Stock as a result of the Merger and the Contemplated Transactions.

2.25 No Brokers.

(a) Except for Morgan Stanley & Co. LLC and Evercore Group L.L.C., there is no Advisor of or to the Acquired Companies or Affiliates (each such Advisor, a “Company Advisor”) who is entitled to any banking, broker’s, finder’s, success, completion or similar fee or commission in connection with this Agreement or any of the Contemplated Transactions.

(b) As of the date hereof, the Company does not anticipate that the fees and expenses of the Company Advisors incurred or to be incurred in connection with this Agreement or the Contemplated Transactions will exceed the aggregate fees and expenses set forth in Part 2.25(b) of the Disclosure Schedule. Except as expressly provided by the terms of a written agreement between the Acquired Companies and a Company Advisor that is listed in Part 2.25(b) of the Disclosure Schedule and has been made available to Parent, no Company Advisor will be entitled to any fee, expense or other amount from the Company or any Subsidiary or other Affiliate of the Company in connection with this Agreement or any of the Contemplated Transactions that includes any premium or is based in whole or in part on any fee, expense or other amount for any prior services performed by a Company Advisor that are unrelated to this Agreement or that was previously discounted or waived by such Company Advisor.

2.26 Fairness Opinion.

(a) The Company Board has received the opinion of Morgan Stanley & Co. LLC, financial advisor to the Company, to the effect that, as of the date of such opinion, and based upon and subject to the procedures, factors, limitations, qualifications and assumptions set forth therein, the Merger Consideration pursuant to this Agreement is fair, from a financial point of view, to the holders of Class A Shares (other than the Founders and their respective Affiliates). It is agreed and understood that such opinion is for the benefit of the Company Board and may not be relied on by Parent or Merger Sub for any purpose. The Company will make available to Parent only for information purposes a copy of such opinion promptly following the execution of this Agreement.

(b) The Special Committee has received the written opinion of Evercore Group L.L.C. to the effect that, as of the date of such opinion and based upon and subject to the limitations, qualifications and assumptions set forth therein, the Merger Consideration is fair, from a financial point of view, to the holders of Class A Shares (other than the Founders and their respective Affiliates) entitled to receive the Merger Consideration. It is agreed and understood that such opinion is for the benefit of the Special Committee and may not be relied on by Parent or Merger Sub for any purpose. The Company will make available to Parent only for information purposes a copy of such opinion promptly following the execution of this Agreement.

2.27 Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(a) The Acquired Companies are, and have been since January 1, 2014, in compliance with all applicable Environmental Laws. The Acquired Companies have in effect all licenses, permits and other authorizations required under all applicable Environmental Laws and are in compliance with all such licenses, permits and authorizations.

(b) As of the date hereof, to the Knowledge of the Company, the Acquired Companies have not received any written notice of violation or potential liability, written request for information, or demand letter from any Person relating to operations or properties of the Acquired Companies which would reasonably be expected to result in the Acquired Companies incurring liability under Environmental Laws. Except for as has been fully resolved with no further obligations to the Acquired Companies, none of the Acquired Companies is subject to any Orders arising under Environmental Laws. As of the date hereof, to the Knowledge of the Company, none of the Acquired Companies has received written notice of any pending or threatened administrative, civil or criminal actions, suits, proceedings or investigations which would reasonably be expected to result in the Acquired Companies incurring liability under Environmental Laws. Other than as may be set forth in a Company Lease or other lease to which an Acquired Company is a party, none of the Acquired Companies has entered into any agreement pursuant to which the Acquired Companies has assumed or will assume any liability under Environmental Laws, including any obligation for costs of remediation, of any other Person.

2.28 Information Supplied. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is mailed to the Members or at the time of the Company Members’ Meeting (or any adjournment or postponement thereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

2.29 Bank Holding Company Act Matters. The Portfolio Companies include Opus Bank, a California state nonmember bank, and AloStar Bank of Commerce, an Alabama state nonmember bank (each, a “US Portfolio Bank”). The Acquired Companies, in the aggregate, are deemed to own less than 15.5% of any class of voting securities of Opus Bank that is issued and outstanding and less than 24.99% of any class of voting securities of AloStar Bank of Commerce that is issued and outstanding for purposes of the Bank Holding Company Act of 1956 (the “BHC Act”). No Acquired Company is a bank holding company as defined in the BHC Act or is deemed to control, as defined in the BHC Act, a US Portfolio Bank. The Acquired Companies are not deemed to own 5% or more of any class of voting securities in any bank (as defined in the BHC Act) other than the voting securities in the US Portfolio Banks.

2.30 No Other Representations of Warranties. The Company acknowledges and agrees that, except for the representations and warranties expressly set forth in Section 3 hereof and the Ancillary Agreements, and except in the case of knowing and intentional fraud, (i) none of the Parent or Merger Sub makes, or has made, any representation or warranty relating to itself or its business or otherwise in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement and the Company is not relying on any representation or warranty of any Person except for those expressly set forth in this Agreement and the Ancillary Agreements to which Parent, Merger Sub, Sponsor or Guarantor is a party, and (ii) no Person has been authorized by either Parent or Merger Sub to make any representation or warranty relating to itself or its business or otherwise in connection with this Agreement and Merger, and if made, such representation or warranty shall not be relied upon by the Company as having been authorized by such entity.

Section 3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to the Company as follows:

3.1 Due Organization. Parent and Merger Sub are legal entities duly organized, validly existing and in good standing under the laws of the jurisdiction in which they were formed (in the case of good standing, to the extent such jurisdiction recognizes such concept).

3.2 Authority; Binding Nature of Agreement. Parent and Merger Sub have the limited partnership or limited liability company, as applicable, power and authority to enter into and perform their obligations under this Agreement and to consummate the Contemplated Transactions; and the execution, delivery and performance by Parent and Merger Sub of this Agreement have been duly authorized by any necessary action on the part of Parent and Merger Sub and their respective boards of directors. This Agreement has been duly executed and delivered and, assuming due execution and delivery by the Company, constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to the Equitable Exception. Parent and Merger Sub have made available correct and complete copies of the certificate of limited partnership, limited partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of Parent and Merger Sub.

3.3 No Vote Required. No member or shareholder vote of the Parent is required to authorize the Merger.

3.4 Non-Contravention; Consents. Neither the execution and delivery of this Agreement by Parent and Merger Sub nor the consummation by Parent and Merger Sub of the Merger will: (a) violate, conflict with or result in any breach of the certificate of limited partnership, limited partnership agreement, certificate of formation, limited liability company agreement or other organizational document of Parent or Merger Sub; (b) result in a violation by Parent or Merger Sub of any Legal Requirement or Order to which Parent or Merger Sub is subject; or (c) violate, conflict with or result in a breach of or constitute (with due notice or lapse of time or both) a default under or result in or give to others any rights of termination, modification, amendment, vesting or cancelation of or under, acceleration, revocation or suspension of any Contract to which Parent or Merger Sub is a party, except for any violation that will not prevent or materially impair or delay the ability of Parent to consummate the Merger. Except as may be required by the Exchange Act, the Act, the HSR Act, the DPA (with respect to the filing of the CFIUS Notice and the receipt of the CFIUS Clearance), the ITAR Pre-Notification Requirement and any foreign antitrust Legal Requirement, or any Consent required to be made or obtained by the Acquired Companies, neither Parent nor Merger Sub was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Governmental Body in connection with: (i) the execution, delivery or performance of this Agreement; or (ii) the consummation of the Merger or any of the other Contemplated Transactions.

3.5 Equity Commitment Letter; Equity Financing; Sufficiency of Funds; Guarantee.

(a) Parent has delivered to the Company a true, correct and complete copy of the executed equity commitment letter, dated as of the date of this Agreement (the “Equity Commitment Letter”) from the Sponsor pursuant to which the Sponsor has committed to invest the amounts set forth therein (the “Equity Financing”). The Equity Commitment Letter provides, and will continue to provide, that the Company is a third party beneficiary thereof. The Equity Commitment Letter is, as of the date hereof, in full force and effect and has not been withdrawn or terminated or otherwise amended, supplemented or modified in any respect. The Equity Commitment Letter, in the form so delivered, is a legal, valid and binding obligation of Parent and Merger Sub and, to the Knowledge of Parent, the other parties thereto. There are no side letters or other agreements, contracts or arrangements relating to the Equity Commitment Letter (and the transactions contemplated thereby) between Parent and Merger Sub, on the one hand, and the Sponsor, on the other hand. No event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent or Merger Sub under any term, or a failure of any condition, of the Equity Commitment Letter or otherwise result in any portion of the Equity Financing contemplated thereby to be unavailable. Neither Parent nor Merger Sub has reason to believe that it could be unable to satisfy on a timely basis any term or condition of the Equity Commitment Letter required to be satisfied by it (subject to the satisfaction of the conditions in Section 6). Parent and/or Merger Sub have fully paid any and all commitment fees or other fees required by the Equity Commitment Letter to be paid on or before the date of this Agreement. Subject to the satisfaction of the conditions in Section 6, and subject to the satisfaction of the conditions of the Equity Financing, the aggregate proceeds from the Equity Financing, are sufficient to fund all of the amounts required to be provided by Parent for the consummation of the Contemplated Transactions, and are sufficient for the satisfaction of all of Parent’s and Merger Sub’s obligations under this Agreement, including the payment of the Merger Consideration in respect of each Class A Share and the payment of all associated costs and expenses of the Merger (including any repayment or refinancing of indebtedness of Parent, Merger Sub or the Company required in connection therewith), and the satisfaction of the payment obligations of FIG Corp. and FIG Asset Co. LLC pursuant to the Founders’ Agreement as specified therein. There are no conditions precedent or other contingencies related to the funding or investing, as applicable, of the full amount of the Equity Financing, other than as expressly set forth in the Equity Commitment Letter.

(b) Concurrently with the execution of this Agreement, Parent and Merger Sub have delivered to the Company the Guarantee of the Guarantor, dated as of the date hereof, in respect of all the payment obligations of Parent or Merger Sub pursuant to this Agreement and all liabilities and damages payable by Parent or Merger Sub arising under or in connection with this Agreement. The Guarantee is in full force and effect and is a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms (subject to the Equitable Exception), and no event has occurred which, with or without notice, lapse of time or both, could constitute a default on the part of the Guarantor under such Guarantee.

3.6 No Broker. No broker, finder or similar intermediary is entitled to any broker’s, finder’s or similar fee or other commission from Parent or Merger Sub in connection with this Agreement, the Merger or the other Contemplated Transactions other than J.P. Morgan Securities LLC.

3.7 Information Supplied. None of the information to be supplied by or on behalf of Parent for inclusion in the Proxy Statement will, at the time the Proxy Statement is mailed to the Members or at the time of the Company Members’ Meeting (or any adjournment or postponement thereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

3.8 Merger Sub. Parent is the sole holder of limited liability company interests in Merger Sub. Since its date of formation, Merger Sub has not carried on any business nor conducted any operations other than in connection with the execution of this Agreement, the performance of its obligations hereunder and matters ancillary to the Contemplated Transactions.

3.9 Legal Proceedings. As of the date hereof, there is no Legal Proceeding pending, or, to the Knowledge of Parent or Merger Sub, threatened, before any Governmental Body, or before any arbitrator of any nature, against Parent, Merger Sub, Sponsor or any of their respective Affiliates, directors, officers or employees that would reasonably be expected to prevent or materially impair or delay the ability of Parent timely to consummate the Merger.

3.10 Ownership of Company Stock. As of the date hereof, none of Parent or Merger Sub or their respective Subsidiaries, Affiliates or associates is a beneficial owner of any Company Capital Stock or has any rights to acquire any shares of capital stock of the Company (except pursuant to this Agreement).

3.11 Relationship Between Parent and Sponsor. As of the date hereof and, except to the extent permitted by Section 5.16, from the date hereof through the Closing, all limited partnership interests in Parent are beneficially and directly owned by Sponsor and its Affiliates. The general partner interest is beneficially and directly owned by the Sponsor.

3.12 Bank Holding Company Act Matters. None of Parent, Sponsor or their Affiliates is a bank holding company as defined in the BHC Act or, directly or indirectly, owns, controls or has the power to vote any securities of a US Portfolio Bank for purposes of the BHC Act.

3.13 Acknowledgement of Disclaimer of Other Representations and Warranties. Parent and Merger Sub each acknowledges and agrees that, except for the representations and warranties expressly set forth in Section 2 hereof and the Ancillary Agreements, and except in the case of knowing and intentional fraud, (x) none of the Acquired Companies makes, or has made, any representation or warranty relating to itself or its business or otherwise in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement and Parent and Merger Sub are not relying on any representation or warranty of any Person except for those expressly set forth in this Agreement and the Ancillary Agreements to which an Acquired Company is a party, (y) no Person has been authorized by any Acquired Company to make any representation or warranty relating to itself or its business or otherwise in connection with this Agreement and Merger, and if made, such representation or warranty shall not be relied upon by Parent or Merger Sub as having been authorized by such entity and (z) any estimate, projection, prediction, data, financial information, memorandum, presentation or any other materials or information provided or addressed to Parent, Merger Sub or any of their Representatives, including any materials or information made available to Parent and/or its Representatives in connection with presentations by the Company’s management, are not and shall not be deemed to be or include representations or warranties. Each of Parent and Merger Sub acknowledges that it has conducted, to its satisfaction, its own independent investigation of the condition, operations and business of the Acquired Companies and, except in the case of knowing and intentional fraud, in making its determination to proceed with the transactions contemplated by this Agreement, including the Merger, each of Parent and Merger Sub has relied solely on the results of its own independent investigation and the terms of this Agreement and has not relied directly or indirectly on any materials or information made available to Parent and/or its Representatives by or on behalf of the Acquired Companies.

Section 4. CERTAIN COVENANTS OF THE COMPANY

4.1 Access and Investigation. During the period from the date of this Agreement through the Effective Time (the “Pre-Closing Period”), the Company shall, and shall use reasonable best efforts to cause the respective Representatives of the Acquired Companies to, upon reasonable prior notice and during normal business hours: (i) provide Parent and its Representatives with reasonable access to the Acquired Companies’ Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Companies; and (ii) provide Parent and its Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Companies, and with such additional financial, operating and other data and information regarding the Acquired Companies, as Parent may reasonably request (in each case, in a manner so as to not interfere in any material respect with the normal business operations of the Acquired Companies). During the Pre-Closing Period, the Company shall, and shall use reasonable best efforts to cause the Representatives of each of the Acquired Companies to, permit Parent’s officers to meet, upon reasonable notice and during normal business hours, with the chief financial officer and other officers of the Company to discuss such matters as Parent may deem necessary or appropriate in order to enable Parent to consummate the Contemplated Transactions. Without limiting the generality of any of the foregoing, but subject to applicable Legal Requirements, during the Pre-Closing Period, the Company shall reasonably promptly provide Parent with copies of:

(a) any written materials or communications sent by or on behalf of the Company to its Members (other than those filed with the SEC and available on EDGAR);

(b) any written materials prepared for the Company’s New Products Committee;

(c) any notice, report or other document filed with or sent to any Governmental Body on behalf of any of the Acquired Companies in connection with the Merger or any of the other Contemplated Transactions; and

(d) any material notice, report or other document received by any of the Acquired Companies from any Governmental Body.

Notwithstanding the foregoing, the Company shall not be required to permit such access or make such disclosure, to the extent it determines, after consultation with outside counsel, that such disclosure or access would reasonably be likely to (i) violate the terms of any confidentiality agreement or other Company Contract with a third party, in each case, that was in effect prior to the execution of this Agreement (provided that the Company shall use its reasonable best efforts to obtain the required consent of such third party to such access or disclosure or develop an alternative method of providing such information to Parent); (ii) result in the loss of any attorney-client privilege (provided that the Company shall use its reasonable best efforts to allow for such access or disclosure (or as much of it as possible) in a manner that does not result in a loss of attorney-client privilege or develop an alternative method of providing such information to Parent); (iii) violate any Legal Requirement (provided that the Company shall use its reasonable best efforts to provide such access or make such disclosure in a manner that does not violate such Legal Requirement or develop an alternative method of providing such information to Parent); or (iv) require access to competitively or commercially sensitive information or information relating to the Acquired Companies’ analysis or consideration of the Contemplated Transactions or the valuation of the Acquired Companies. Notwithstanding anything contained in this Agreement to the contrary, the Company shall not be required to provide any access or make any disclosure to Parent pursuant to this Section 4.1 to the extent such access or information is reasonably pertinent to a litigation where the Company or any of its Affiliates, on the one hand, and Parent or any of its Affiliates, on the other hand, are adverse parties. All information exchanged pursuant to this Section 4.1 shall be subject to the Confidentiality Agreement.

4.2 Operation of the Company’s Business.

(a) During the Pre-Closing Period, except (i) as set forth in the Disclosure Schedule, (ii) as required or expressly permitted by this Agreement, (iii) as required by applicable Legal Requirement, or (iv) with the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed): (A) the Company shall ensure that each of the Acquired Companies conducts its business and operations in the ordinary course of business; and (B) the Company shall use reasonable efforts to ensure that each of the Acquired Companies preserves intact its current business organization and maintains its relations and goodwill with all suppliers, customers, strategic partners, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the respective Acquired Companies; provided, however, that, no action or failure to take action with respect to matters specifically addressed by any of the provisions of clause “(b)” below shall constitute a breach under this clause “(a)” unless such action or failure to take action would constitute a breach of such provision of clause “(b)” below.

(b) During the Pre-Closing Period, except (w) as expressly set forth in the Disclosure Schedule, (x) as required by applicable Legal Requirement, or (y) with the prior written consent of Parent (which in the case of Sections 4.2(b)(viii), (ix), (x), (xi), (xii), (xiii), (xv), (xvi), (xviii), and (solely related to the foregoing) (xxii), shall not be unreasonably withheld, conditioned or delayed but, in all other circumstances, may be granted or withheld in Parent’s sole discretion), the Company shall not, and the Company shall cause each of its Subsidiaries not to:

(i) (A) amend or waive or propose to amend or waive the Company Organizational Documents or (B) amend or propose to amend in any material respect the organizational documents of any of its Subsidiaries, except, in the case of each of the foregoing clauses “(A)” and “(B)”, as may be required by applicable Legal Requirements (provided that, for the avoidance of doubt, this Section 4.2(b)(i) shall not restrict the creation of Subsidiaries in the ordinary course of business);

(ii) declare, set aside or pay any dividend or make any other distribution (whether in cash, shares or otherwise) in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities (other than (A) Permitted Dividends, (B) dividends or other distributions by an Acquired Company to another Acquired Company wholly-owned by one or more other Acquired Companies and (C) acquisitions, or deemed acquisitions, of equity securities of the Acquired Companies in connection with (1) the withholding of equity securities to satisfy Tax obligations with respect to the vesting or settlement of awards under the Company Equity Plans and (2) forfeitures of awards under the Company Equity Plans);

(iii) sell, issue, grant or authorize the sale, issuance or grant by the Company or any Subsidiary of: (A) any capital stock or other security; (B) any option, restricted share unit, deferred share unit, restricted share award or other equity-based compensation award (whether payable in cash, share or otherwise), call, warrant or right to acquire any capital share or other security; or (C) any instrument convertible into or exchangeable for any capital share or other security (except that the Company may issue Class A Shares upon the vesting of or delivery of shares pursuant to Company RSUs outstanding as of the date of this Agreement);

(iv) enter into any Contract with respect to the voting of any Company Capital Stock;

(v) split, divide, subdivide, combine, consolidate or reclassify any of its capital stock or issue or authorize the issuance of any securities in lieu of or in substitution for shares of its capital stock;

(vi) except as required or expressly permitted by this Agreement, amend or waive any of its rights under, or accelerate the vesting under, any provision of any of the Company’s stock option or equity compensation plans or any provision of any Contract evidencing any outstanding stock option, any outstanding restricted share unit or any restricted share purchase agreement, or otherwise modify any of the terms of any outstanding equity-based compensation award, warrant or other security or any related Contract;

(vii) adopt, approve or implement any “poison pill” or similar rights plan or related agreement;

(viii) acquire (whether by way of merger, consolidation, share exchange, business combination, amalgamation, acquisition of stock, acquisition of assets or otherwise) any Person or any division thereof, except for acquisitions not in excess of $5,000,000 in the aggregate (provided that, for the avoidance of doubt, this Section 4.2(b)(viii) shall not restrict the creation of Subsidiaries in the ordinary course of business);

(ix) make any capital expenditure in excess of $1,000,000 in the aggregate, except for expenditures contemplated by the capital budget set forth in Part 4.2(b)(ix) of the Disclosure Schedule;

(x) other than in the ordinary course of business (and except with respect to any Fund Document (and any related side letter) or Investment Advisory Arrangement): (A) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Material Contract, except as permitted pursuant to clause “(xii)” below; or (B) amend in any material respect or terminate, or waive any material right or remedy under, any Material Contract;

(xi) lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any third party (except in each case for assets with a fair market value not in excess of $2,000,000 in the aggregate with respect to all such leases, licenses or dispositions), provided that the foregoing shall not prohibit the Acquired Companies from taking any such actions with respect to investment assets in the ordinary course of business;

(xii) (A) other than (x) drawings under the Company’s revolving line of credit (i) to provide capital for seed investments into new Funds or bridge financing for Fund investment activities, (ii) up to an aggregate amount of $80,000,000 for the purposes set forth on Part 4.2(b)(xii) of the Disclosure Schedule or (iii) up to an aggregate amount of $25,000,000 for general purposes, or (y) the incurrence of other indebtedness up to an aggregate amount of $10,000,000, incur any indebtedness for borrowed money, issue or sell any debt securities or rights to acquire any debt securities of the Company or such Acquired Company, guarantee any such indebtedness or any debt securities of another Person or enter into any “keep well” or other agreement to maintain any financial statement condition of another Person, other than any such indebtedness incurred in connection with the refinancing of any indebtedness existing on the date of this Agreement or permitted to be incurred, assumed or otherwise entered into hereunder; or (B) make any loans to any Person, provided that the foregoing shall not prohibit any Acquired Company from making any such loan (1) taking the form of a loan or advance to any employee of any Acquired Company in accordance with applicable Legal Requirements up to an aggregate amount (for all employees taken together) of $2,000,000, (2) that constitutes the extension of credit to any customer or client of any Acquired Company so long as such extension of credit is made by any Acquired Company in the ordinary course of business, or (3) that is in connection with an investment in Company Funds in the ordinary course of business;

(xiii) pledge any of the assets of an Acquired Company or otherwise permit any assets of an Acquired Company to become subject to any Encumbrance (other than Permitted Encumbrances or Encumbrances imposed by applicable securities laws), except for pledges of assets (A) made in the ordinary course of business or (B) not to exceed an aggregate amount of $5,000,000;

(xiv) except as expressly permitted by the Founders Agreement or Section 4.2(b)(xix), and except (A) as otherwise required by any existing Benefit Plan or applicable Legal Requirements, or (B) in the ordinary course of business (including in respect of the hiring, retention or termination of any employee of an Acquired Company, other than a Key Employee, during the Pre-Closing Period) (a) increase or grant any increase in the compensation, bonus, fringe or other benefits of, or pay, grant or promise any bonus to, any current or former employee, director or independent contractor who has an annual expected compensation in excess of $500,000, (b) grant or pay any severance or change in control pay or benefits to, or otherwise increase the severance or change in control pay or benefits of, any current or former employee, director or independent contractor, (c) enter into, materially amend or terminate any Benefit Plan or any employee benefit plan, policy, program, agreement, trust or arrangement that would have constituted a Benefit Plan if it had been in effect on the date of this Agreement, (d) take any action to accelerate the vesting or payment of, or otherwise fund or secure the payment of, any compensation or benefits under any Benefit Plan; or (e) hire or terminate (other than for cause) any Key Employee;

(xv) make, change or revoke any material Tax election (other than in the ordinary course of business), settle or compromise any material Tax claim or liability, change (or make a request to any Governmental Body to change) any material aspect of its method of accounting for Tax purposes, file any amended material Tax Return, prepare any Tax Return in a manner that is inconsistent with the past practice of the Acquired Companies, surrender any claim for a refund of a material amount of Taxes, or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment (other than such extensions occurring pursuant to extensions of the time to file any Tax Return);

(xvi) except as permitted by Section 5.11 and except for claims and litigation with respect to which an insurer (but no Acquired Company) has the right to control the decision to settle, settle, compromise or release any Legal Proceeding to which an Acquired Company is a party or is threatened to be made a party (except with respect to (A) non-material disputes as may arise from time to time in the Acquired Companies’ ordinary course of business and (B) settlements, compromises or releases that involve the payment of monetary damages (excluding monetary damages that are fully covered by the Company’s insurance policies) in an amount not in excess of $2,000,000 individually, or $5,000,000 in the aggregate, by any Acquired Company, in each case, that involve only the payment of monetary damages);

(xvii) enter into any material transaction with any of its Affiliates (other than the Company and any Company Subsidiary) other than pursuant to written arrangements in effect on the date of this Agreement and excluding any employment, compensation or similar arrangements otherwise permitted pursuant to this Section 4.2(b);

(xviii) enter into any material new business line outside of the investment management or investment advisory business;

(xix) notwithstanding Section 4.2(b)(xiv) and except as otherwise required by any existing Benefit Plan or applicable Legal Requirements, determine, declare, communicate or pay any bonus with respect to the fiscal year ended December 31, 2016 or otherwise in excess of the aggregate amount set forth on Part 4.2(b)(xix) of the Disclosure Schedule;

(xx) adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization of any of the Acquired Companies;

(xxi) permit any amendment or modification of the terms of, or waiver under, any Investment Advisory Agreement or Fund Document or any other accommodation, in each case, in connection with obtaining any consent solicited pursuant to Section 5.3 of this Agreement; or

(xxii) agree or commit to take any of the actions described in clauses “(i)” through “(xxi)” of this Section 4.2(b).

(c) Nothing contained in this Agreement shall give to Parent or Merger Sub, directly or indirectly, rights to control or direct the operations of the Acquired Companies prior to the Closing Date. Prior to the Closing Date, the Acquired Companies shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of their operations.

(d)

(i) During the Pre-Closing Period, the Company shall promptly notify Parent, in writing, of the occurrence or non-occurrence of any event, condition, fact or circumstance that has resulted in or would reasonably be expected to result in the failure to satisfy or be able to satisfy any of the conditions set forth in Section 6. Without limiting the generality of the foregoing, the Company shall promptly advise Parent in writing of any Legal Proceeding or material claim threatened, commenced or asserted against or with respect to any of the Acquired Companies. No notification given to Parent pursuant to this Section 4.2(d) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company contained in this Agreement or any of the remedies available to Parent hereunder.

(ii) During the Pre-Closing Period, Parent shall promptly notify the Company, in writing of the occurrence or non-occurrence of any event, condition, fact or circumstance that has resulted in or would reasonably be expected to result in the failure to satisfy or be able to satisfy any of the conditions set forth in Section 7. No notification given to the Company pursuant to this Section 4.2(d) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of Parent contained in this Agreement or any of the remedies available to the Company hereunder.

(e) Except as required or expressly permitted by this Agreement, as required by applicable Legal Requirements or with the prior written consent of the Company, from the date of this Agreement to the Effective Time, each of Parent and Merger Sub shall not take any actions or omit to take any actions that would or would be reasonably likely to materially impair, interfere with, hinder or materially delay the ability of Parent, the Company or Merger Sub to consummate the Merger and the other Contemplated Transactions in accordance with the terms of this Agreement.

4.3 No Solicitation.

(a) The Company shall not (and shall not resolve or propose to) directly or indirectly, and shall ensure that the other Acquired Companies and its and their respective officers, directors and financial advisors do not, and shall use reasonable best efforts to ensure that all Representatives (other than officers, directors and financial advisors) of the Acquired Companies do not (and do not resolve or propose to) directly or indirectly: (i) solicit, initiate, induce or knowingly facilitate, encourage or assist (it being understood and agreed that answering unsolicited phone calls shall not be deemed to “knowingly facilitate, encourage or assist” for purposes of, or otherwise constitute a violation of, this Section 4.3) the making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or the making of any proposal that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry; (ii) furnish or otherwise provide access to any non-public information regarding any of the Acquired Companies to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry; or (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry (except to disclose the existence of this Section 4.3 and this Agreement). For purposes of this Section 4.3, the term “Person” means any person, corporation, entity or “group,” as defined in Section 13(d) of the Exchange Act, other than, with respect to the Company, Parent or Sponsor or any of their respective Subsidiaries or Representatives.

(b) Notwithstanding anything to the contrary contained in Section 4.3(a), prior to the adoption of this Agreement by the Required Company Member Vote, the Company may, through itself, its Affiliates and Representatives, furnish non-public information regarding the Acquired Companies to, and may (and, at the direction of the Special Committee, shall) enter into discussions or negotiations with, any Person (and such Person’s Affiliates and Representatives) in response to a bona fide, written Acquisition Proposal that was unsolicited after the date of this Agreement and that is submitted to the Company by such Person (and not withdrawn) if: (i) such Acquisition Proposal did not result from a breach of this Section 4.3 and (ii) the Company Board (acting upon the recommendation of the Special Committee to take such action) or the Special Committee determines in good faith, after having taken into account the advice of an independent financial advisor of nationally recognized reputation and outside legal counsel, that such Acquisition Proposal constitutes or would reasonably be expected to result in a Superior Offer; (iii) the Company Board (acting upon the recommendation of the Special Committee to take such action) or the Special Committee determines in good faith, after having taken into account the advice of outside legal counsel, that the failure to take such action would be inconsistent with the Company Board’s or the Special Committee’s fiduciary obligations under applicable Delaware law or Sections 5.20(a), 5.23 or 5.24 of the LLC Agreement; and (iv) prior to furnishing any such non-public information to, or entering into discussions or negotiations with, such Person, the Company: (A) gives Parent written notice of the identity of such Person and of the Company’s intention to furnish non-public information to, or enter into discussions or negotiations with, such Person; and (B) receives from such Person, and delivers to Parent a copy of, an executed confidentiality agreement containing customary limitations on the use and disclosure of all non-public written and oral information furnished to such Person by or on behalf of the Acquired Companies and other provisions (1) no less favorable to the Company than the provisions of the Confidentiality Agreement as in effect immediately prior to the execution of this Agreement and (2) expressly providing that nothing therein will restrict the Company from complying with the provisions of this Section 4.3 or Section 5.2, and, substantially concurrently with the furnishing of any non-public information to such Person, the Company furnishes such non-public information to Parent (to the extent such non-public information has not been previously furnished by the Company to Parent).

(c) If the Company, any other Acquired Company or any Representative of any Acquired Company receives an Acquisition Proposal or Acquisition Inquiry at any time during the Pre-Closing Period, then the Company shall promptly (and in no event later than 24 hours after receipt of such Acquisition Proposal or Acquisition Inquiry): (i) advise Parent in writing of such Acquisition Proposal or Acquisition Inquiry (including the identity of the Person making or submitting such Acquisition Proposal or Acquisition Inquiry and the material terms and conditions thereof); and (ii) provide Parent with copies of all material documents and communications received by any Acquired Company or any Representative of any Acquired Company setting forth the terms and conditions of, or otherwise relating to, such Acquisition Proposal or Acquisition Inquiry. The Company shall keep Parent reasonably and promptly informed with respect to the status of any such Acquisition Proposal or Acquisition Inquiry and any modification or proposed modification thereto, and shall promptly (and in no event later than 24 hours after transmittal or receipt of any material correspondence or communication) provide Parent with a copy of any material correspondence or communication between or otherwise involving: (A) any Acquired Company or any Representative of any Acquired Company; and (B) the Person that made or submitted such Acquisition Proposal or Acquisition Inquiry; provided that, for the sake of clarity, it is understood and agreed that all such information and communications shall be subject to the Confidentiality Agreement.

(d) The Company shall, and shall ensure that the other Acquired Companies and each Person that is a Representative of any of the Acquired Companies, immediately cease and cause to be terminated any existing solicitation, encouragement, discussions or negotiations with any Person relating to any Acquisition Proposal or Acquisition Inquiry.

(e) The Company: (i) agrees that it will not, and shall ensure that each other Acquired Company will not release or permit the release of any Person from, or amend, waive or permit the amendment or waiver of any provision of, any “standstill” or similar agreement or provision to which any of the Acquired Companies is or becomes a party or under which any of the Acquired Companies has or acquires any rights, and (ii) will use its reasonable best efforts to enforce or cause to be enforced each such agreement or provision at the request of Parent; provided, however, that the Company may (and, at the direction of the Special Committee, shall) release a Person from, or amend or waive any provision of, any “standstill” agreement or provision if: (A) the Company Board (acting upon the recommendation of the Special Committee to take such action) or the Special Committee determines in good faith, after having taken into account the advice of outside legal counsel, that the failure to release such Person from such agreement or provision or amend such agreement or waive such provision would be inconsistent with the Company Board’s or the Special Committee’s fiduciary obligations under applicable Delaware law or Sections 5.20(a), 5.23 or 5.24 of the LLC Agreement; and (B) the Company provides Parent with written notice of the Company’s intent to take such action at least two business days before taking such action.

(f) Promptly after the date of this Agreement, the Company shall: (i) request each Person that has executed a confidentiality or similar agreement in connection with such Person’s consideration of a possible Acquisition Proposal or investment in any Acquired Company to return or destroy all confidential information previously furnished to such Person by or on behalf of any of the Acquired Companies; and (ii) prohibit any third party from having access to any physical or electronic data rooms relating to a possible Acquisition Proposal.

(g) The Company acknowledges and agrees that any action that if taken by the Company would constitute a breach of any provision set forth in this Section 4.3 or Section 5.2 is taken by any Representative of any of the Acquired Companies, whether or not such Representative is purporting to act on behalf of any of the Acquired Companies (but provided that, with respect to Representatives of the Acquired Companies who are attorneys, accountants, consultants and financial advisors, such Person has been engaged by the Company in connection with the Contemplated Transactions), shall be deemed to constitute a breach of such provision by the Company.

Section 5. ADDITIONAL COVENANTS OF THE PARTIES

5.1 Proxy Statement. As promptly as practicable after the date of this Agreement, but in any event no later than 10 business days following the Equity Syndication Period End Date, the Company shall prepare and cause to be filed with the SEC, in preliminary form, a proxy statement relating to the Company Members’ Meeting (together with any amendments or supplements thereto, the “Proxy Statement”). The Company shall consult with Parent and provide Parent and its counsel a reasonable opportunity to review and comment on the Proxy Statement and any amendments or supplements thereto (and to review and comment on any comments of the SEC or its staff on the Proxy Statement or any amendments or supplements thereto), and shall reasonably consider all comments made by Parent, prior to the filing thereof. The Company shall promptly provide Parent and its legal counsel with a copy or a description of any comments received by the Company or its legal counsel from the SEC or its staff with respect to the Proxy Statement or any amendment or supplement thereto, and shall respond as promptly as practicable to any such comments. If any event relating to any of the Acquired Companies occurs, or if the Company becomes aware of any information, that should be disclosed in an amendment or supplement to the Proxy Statement, then the Company shall promptly inform Parent thereof and shall promptly file such amendment or supplement with the SEC and, if appropriate, mail such amendment or supplement to the Members. Parent shall provide the Company with such information for inclusion in the Proxy Statement as reasonably requested by the Company, and if any event relating to any of Parent, Merger Sub, Sponsor or Guarantor occurs, or if Parent becomes aware of any information, that should be disclosed in an amendment or supplement to the Proxy Statement, then Parent shall promptly inform the Company thereof. The Company, commencing upon the submission to the SEC of the Proxy Statement in accordance with the first sentence of this Section 5.1, shall use reasonable best efforts to, on a weekly basis, run a broker search for a deemed record date of 20 business days after the date of such search.

5.2 Company Members’ Meeting.

(a) The Company shall, as promptly as reasonably practicable (and in any event within five business days following the Proxy Statement Clearance Date), (i) in compliance with applicable Legal Requirements, and by resolutions of the Company Board, establish the earliest reasonably practicable record date (the “Record Date”) for a meeting of the holders of Class A Shares and Class B Shares (including any adjournment or postponement thereof, the “Company Members’ Meeting”) for the purpose of obtaining the Required Company Member Vote (and shall not change such Record Date without the written consent of Parent, such consent not to be unreasonably withheld), (ii) by resolutions of the Company Board establish the earliest reasonably practicable date for the Company Members’ Meeting; provided, however, that, except as otherwise provided herein, the Company Members’ Meeting will not be held more than 40 days after the Proxy Statement Clearance Date without the prior consent of Parent, and (iii) mail to the holders of Class A Shares and Class B Shares as of the Record Date the Proxy Statement; provided further, that the Company may postpone the Company Members’ Meeting in compliance with Delaware Legal Requirements (x) if there are holders of an insufficient number of Class A Shares and Class B Shares present or represented by proxy at the Company Members’ Meeting to constitute a quorum at such meeting (in which case the Company shall, and shall instruct its proxy solicitor to use reasonable best efforts to, solicit as promptly as practicable the presence, in person or by proxy of a quorum), but only until there are a sufficient number of Class A Shares and Class B Shares present or represented to obtain such a quorum, and in no event more than 10 days after the date originally scheduled for the Company Members’ Meeting, or (y) for one or more successive postponements where the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee has determined in good faith after consultation with outside counsel that the failure to take such action would be inconsistent with its fiduciary duties to the holders of Class A Shares and Class B Shares under Delaware law, Sections 5.20(a), 5.23 or 5.24 of the LLC Agreement, or applicable securities laws, and then only for so long as the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee has determined in good faith after consultation with outside counsel, that such action is reasonably necessary to give the holders of Class A Shares and Class B Shares the required time to evaluate any applicable information or disclosure; provided, that with respect to items (x) and (y) above, the Company shall use its reasonable best efforts to reconvene and hold a Company Members’ Meeting as promptly as reasonably practicable. Subject to the foregoing, the Company shall duly call, convene and hold the Company Members’ Meeting as promptly as reasonably practicable after the Proxy Statement Clearance Date.

(b) Subject to Section 5.2(d): the Proxy Statement shall include a statement to the effect that (i) the Company Board (acting upon the unanimous recommendation of the Special Committee that the Merger is advisable and fair to and in the best interests of the Company and its Members (other than the Founders and their respective Affiliates)) has unanimously determined and believes that the Merger is advisable and fair to and in the best interests of the Company and its Members (other than the Founders and their respective Affiliates); (ii) the Company Board (acting upon the unanimous recommendation of the Special Committee to take such action) has unanimously approved and adopted this Agreement and unanimously approved the transactions contemplated hereby and the Merger, in accordance with the requirements of the Act; and (iii) the Company Board recommends that the Members vote to adopt this Agreement at the Company Members’ Meeting (the determination by the Company Board and the Special Committee referred in the foregoing is collectively referred to as the “Company Board Recommendation”).

(c) Neither the Company Board nor any committee thereof (including the Special Committee) shall: (i) except as provided in Section 5.2(d), withdraw or modify in a manner adverse to Parent or Merger Sub, or permit the withdrawal or modification in a manner adverse to Parent or Merger Sub of, the Company Board Recommendation; (ii) recommend the approval, acceptance or adoption of, or approve, accept or adopt, any Acquisition Proposal; (iii) approve or recommend, or cause or permit any Acquired Company to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar document or Contract constituting, or that contemplates or is intended or would reasonably be expected to result directly or indirectly in, an Acquisition Transaction, other than a confidentiality agreement referred to in clause “(iv)(B)” of Section 4.3(b); or (iv) resolve, agree in writing or publicly propose to, or permit any Acquired Company or any Representative of any Acquired Company to agree or publicly propose to, take any of the actions referred to in this Section 5.2(c).

(d) Notwithstanding anything to the contrary contained in Section 4.3(a) or clause “(i)” of Section 5.2(c), at any time prior to the adoption of this Agreement by the Required Company Member Vote, the Company Board (acting upon the recommendation of the Special Committee to take such action) may (and if so directed by the Special Committee, shall) withdraw or modify the Company Board Recommendation and, in the case of clause “(i)” below, also take action pursuant to Section 8.1(h):

(i) if: (A) a bona fide, written Acquisition Proposal that was unsolicited after the date of this Agreement is made to the Company and is not withdrawn; (B) such Acquisition Proposal did not result from a breach of Section 4.3; (C) the Company provides Parent, at least 24 hours (or such shorter notice period provided to the members of the Special Committee and/or the Company Board) prior to any meeting of the Special Committee and/or the Company Board at which the Special Committee and/or the Company Board will consider and determine whether such Acquisition Proposal is a Superior Offer, with a written notice specifying the date and time of such meeting, the reasons for holding such meeting, the material terms and conditions of the Acquisition Proposal that is the basis of the potential action by the Special Committee and the Company Board (including a copy of any draft Contract relating to such Acquisition Proposal) and the identity of the Person making such Acquisition Proposal; (D) the Company’s Board (acting upon the recommendation of the Special Committee to take such action) or the Special Committee determines in good faith, after having taken into account the advice of an independent financial advisor of nationally recognized reputation and the advice of outside legal counsel, that such Acquisition Proposal constitutes a Superior Offer; (E) the Company Board (acting upon the recommendation of the Special Committee to take such action) or the Special Committee determines in good faith, after having taken into account the advice of outside legal counsel, that, in light of such Superior Offer, the failure to withdraw or modify the Company Board Recommendation would be inconsistent with the Company Board’s or the Special Committee’s fiduciary obligations under applicable Delaware law or Sections 5.20(a), 5.23 or 5.24 of the LLC Agreement; (F) no less than three business days prior to withdrawing or modifying the Company Board Recommendation or taking action pursuant to Section 8.1(h), the Company Board (at the direction of the Special Committee) or the Special Committee delivers to Parent a written notice (a “Recommendation Change Notice”): (1) stating that the Company has received a Superior Offer that did not result from or arise out of a breach of Section 4.3; (2) stating that the Company Board (acting upon the recommendation of the Special Committee to take such action) or the Special Committee, as applicable, intends to withdraw or modify the Company Board Recommendation or take action pursuant to Section 8.1(h) as a result of such Superior Offer and describing any intended modification of the Company Board Recommendation; (3) specifying the material terms and conditions of such Superior Offer, including the identity of the Person making such Superior Offer; and (4) attaching copies of the most current and complete draft of any Contract relating to such Superior Offer and all other material documents and communications relating to such Superior Offer; (G) throughout the period between the delivery of such Recommendation Change Notice and any withdrawal or modification of the Company Board Recommendation, the Company (and the Special Committee) engages (to the extent requested by Parent) in good faith negotiations with Parent to amend this Agreement in such a manner that no withdrawal or modification of the Company Board Recommendation would be legally required as a result of such Superior Offer; and (H) at the time of withdrawing or modifying the Company Board Recommendation, the Company’s Board (acting upon the recommendation of the Special Committee to take such action) or the Special Committee determines in good faith, after having taken into account the advice of an independent financial advisor of nationally recognized reputation and the advice of outside legal counsel, that the failure to withdraw or modify the Company Board Recommendation would be inconsistent with the fiduciary obligations of the Company Board or the Special Committee under applicable Delaware law or Sections 5.20(a), 5.23 or 5.24 of the LLC Agreement in light of such Superior Offer (after taking into account any changes to the terms of this Agreement proposed by Parent as a result of the negotiations required by clause “(G)” above or otherwise); or

(ii) if: (A) there shall arise after the date of this Agreement a material fact, event, change, development or set of circumstances affecting the Acquired Companies that does not relate to any Acquisition Proposal and that was not known to the Company Board and/or the Special Committee nor reasonably foreseeable (or if known or reasonably foreseeable, the consequences or the probability or magnitude of such consequences were not known or reasonably foreseeable) by the Company Board and/or or the Special Committee as of the date of this Agreement (and not relating in any way to any Acquisition Proposal) (any such material fact, event, change, development or set of circumstances, an “Intervening Event”) that leads the Company Board and/or the Special Committee to consider withdrawing or modifying the Company Board Recommendation; (B) the Company Board provides Parent, at least 48 hours (or such shorter notice period provided to the members of the Company Board and the Special Committee, but in no event less than 24 hours) prior to any meeting of the Special Committee and/or the Company Board that the Special Committee and/or the Company Board will consider and determine whether such Intervening Event requires the Special Committee and/or the Company Board to withdraw or modify the Company Board

Recommendation, with a written notice specifying the date and time of such meeting, the reasons for holding such meeting and a reasonably detailed description of such Intervening Event; (C) the Company Board (acting upon the recommendation of the Special Committee to take such action) or the Special Committee determines in good faith, after having taken into account the advice of an independent financial advisor of nationally recognized reputation and the advice of outside legal counsel, that, in light of such Intervening Event, the failure to withdraw or modify the Company Board Recommendation would be inconsistent with the Company Board’s or the Special Committee’s fiduciary obligations under applicable Delaware law or Sections 5.20(a), 5.23 or 5.24 of the LLC Agreement; (D) no less than three business days prior to withdrawing or modifying the Company Board Recommendation, the Company Board (at the direction of the Special Committee) or the Special Committee delivers to Parent a written notice: (1) stating that an Intervening Event has arisen; (2) stating that it intends to withdraw or modify the Company Board Recommendation in light of such Intervening Event and describing any intended modification of the Company Board Recommendation; and (3) containing a reasonably detailed description of such Intervening Event; (E) throughout the period between the delivery of such notice and any withdrawal or modification of the Company Board Recommendation, the Company (and the Special Committee) engages (to the extent requested by Parent) in good faith negotiations with Parent to amend this Agreement in such a manner that the failure to withdraw or modify of the Company Board Recommendation would not be inconsistent with the Company Board’s or the Special Committee’s fiduciary obligations under applicable Delaware law or Sections 5.20(a), 5.23 or 5.24 of the LLC Agreement in light of such Intervening Event; and (F) at the time of withdrawing or modifying the Company Board Recommendation, the Company’s Board (acting upon the recommendation of the Special Committee to take such action) or the Special Committee determines in good faith, after having taken into account the advice of an independent financial advisor of nationally recognized reputation and the advice of outside legal counsel, that the failure to withdraw or modify the Company Board Recommendation would be inconsistent with the fiduciary obligations of the Company Board under applicable Delaware law or Sections 5.20(a), 5.23 or 5.24 of the LLC Agreement in light of such Intervening Event (after taking into account any changes to the terms of this Agreement proposed by Parent as a result of the negotiations required by clause “(E)” above or otherwise).

For purposes of clause “(i)” of the first sentence of this Section 5.2(d), any change in the form or amount of the consideration payable in connection with a Superior Offer, and any other material change to any of the terms of a Superior Offer, will be deemed to be a new Superior Offer, requiring a new Recommendation Change Notice and a new advance notice period; provided, however, that the advance notice period applicable to any such change to a Superior Offer pursuant to clause “(i)(F)” of the first sentence of this Section 5.2(d) shall be two business days rather than three business days. The Company agrees to keep confidential, and not to disclose to the public or to any Person (other than the Representatives of the Company who have been engaged in connection with the Contemplated Transactions), any and all information regarding any negotiations that take place pursuant to clause “(i)(G)” or clause “(ii)(E)” of the first sentence of this Section 5.2(d) (including the existence and terms of any proposal made by or on behalf of Parent or the Company during such negotiations); provided that any amendment to this Agreement resulting from such negotiations and any summary thereof required to be disclosed pursuant to applicable Legal Requirements shall not be subject to the foregoing confidentiality obligation but shall be subject to review and approval by Parent in accordance with Section 5.8. The Company shall ensure that any withdrawal or modification of the Company Board Recommendation that is not accompanied by a termination of this Agreement: (x) does not change or otherwise affect the approval of this Agreement or the Support Agreements by the Company Board or any other approval of the Company Board; and (y) does not have the effect of causing any corporate takeover statute or other similar statute (including any “moratorium”, “control share acquisition”, “business combination” or “fair price” statute) of the State of Delaware or any other state to be applicable to this Agreement, any of the Support Agreements, the Merger or any of the other Contemplated Transactions.

(e) The Company’s obligation to call, give notice of and hold the Company Members’ Meeting in accordance with Section 5.2(a) shall not be limited or otherwise affected by the making, commencement, disclosure, announcement or submission of any Superior Offer or other Acquisition Proposal, by any Intervening

Event or by any withdrawal or modification of the Company Board Recommendation. Without limiting the generality of the foregoing, the Company agrees that: (i) unless this Agreement is terminated in accordance with Section 8.1, the Company shall not submit any Acquisition Proposal to a vote of the Members (other than the Merger); and (ii) except as otherwise provided in Section 5.2(a), the Company shall not (without Parent’s prior written consent) adjourn, postpone or cancel (or propose to adjourn, postpone or cancel) the Company Members’ Meeting.

(f) Nothing contained in this Section 5.2 or elsewhere in this Agreement shall prohibit the Company or the Company Board (in each case, acting at the direction of the Special Committee) or the Special Committee, directly or indirectly through its Representatives, from: (i) taking and disclosing to the Members a position with respect to a tender or exchange offer by a third party pursuant to Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act (or any similar communication to the Members) or disclosing information to the extent such disclosure is required by the New York Stock Exchange; or (ii), if required by applicable Legal Requirement, issuing a press release disclosing that the Company has received a bona fide, written Acquisition Proposal that the Special Committee or the Company Board has determined in compliance with Section 4.3(b) would reasonably be expected to result in a Superior Offer (provided that (A) such Acquisition Proposal did not result from a breach of Section 4.3 and (B) the Company provides Parent, at least 24 hours prior to release of such press release, a copy of such press release); provided that, in the case of clause “(i)” or “(ii)” of this sentence, any such disclosure (other than a “stop, look and listen” communication or other similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, or an express rejection of the Acquisition Proposal or a reaffirmation of the Company Board Recommendation) shall be deemed to be a withdrawal or modification of the Company Board Recommendation if the Company Board fails to expressly and publicly reaffirm the Company Board Recommendation in such disclosure or similar communication.

5.3 Investment Advisory Arrangement Consents and Investor Waivers.

(a) (i) In the event that the Consent to the assignment or deemed assignment of an Investment Advisory Arrangement with any Client (other than any Registered Fund) of the Acquired Companies as a direct result of the Contemplated Transactions is required by applicable Legal Requirements or by such Client’s Investment Advisory Arrangement (and, if applicable, Fund Documents), the Company shall (subject to the next succeeding sentence of this Section 5.3(a)(i)) use reasonable best efforts to obtain the Consent of such Client in the manner permitted by such Legal Requirements and Investment Advisory Arrangement and in accordance with Part 2.3 of the Disclosure Schedule, which efforts will include (unless the applicable Fund Documents or Part 2.3 of the Disclosure Schedule require otherwise, in which case the terms of this covenant shall be adjusted to reflect such requirement(s)) sending to each limited partner, shareholder or member (each, an “Investor”) in respect of such Client (in each case where such Client is a pooled investment vehicle sponsored or controlled by an Acquired Company) or such Client (in each other case) two written notices (each, a “Notice”), the first at least 45 days prior to the Closing Date and the second, if applicable, approximately 30 days after the first, informing such Investors or such Client, as applicable, of the Contemplated Transactions and requesting the appropriate Consent to the assignment or deemed assignment of such Client’s Investment Advisory Arrangement (provided that, with respect to each such Investment Advisory Arrangement that is Negative Consent Eligible, such Notice shall be delivered to the applicable Client (and, if such Client is a pooled investment vehicle sponsored or controlled by an Acquired Company, the Investors of the applicable Client) and that the Consent of each such Investor (in each case where the applicable Client is a pooled investment vehicle sponsored or controlled by an Acquired Company) or such Client (in each other case) will be deemed to have been granted and obtained if such Investor or Client, as applicable, does not object by the means and within the period specified in such Notice (a “Negative Consent”)). In no event shall such reasonable best efforts include any requirement to offer or grant any accommodation or alteration of terms (financial or otherwise) or to pay any fee to obtain the required Consents. The parties hereto agree that with respect to any Negative Consent Eligible Investment Advisory Arrangements, sending the Notices contemplated by and in accordance with this Section 5.3(a)(i) shall be deemed to constitute reasonable best efforts to obtain the required Consent and the required Consent will be deemed to have been obtained for all purposes of this Agreement, including Section 6.4, if the Client (or, if such

Client is a pooled investment vehicle sponsored or controlled by an Acquired Company, a majority in interest of the Investors in such Client who are not Affiliates, directors, officers or employees of the Company or any of its Subsidiaries (or, if each of the Investors in respect of such client are Affiliates, directors, officers or employees of the Company or any of its Subsidiaries, then a majority in interest of such Investors)) does not object by the means specified in such Notice prior to the close of business on the business day immediately preceding the Closing Date.

(ii) For each Client that is a Registered Fund, the Company shall use reasonable best efforts to obtain in accordance with Section 15 of the Investment Company Act, as promptly as practicable following the date hereof, the due consideration and approval by the board of directors or trustees, as applicable, of the Registered Fund (“Fund Board Approval”) of a new Investment Advisory Arrangement with the applicable Acquired Company (in each case to be in effect as of, and subject to, the Closing) on material terms that are, taken as a whole, substantially similar to the terms of the applicable existing Investment Advisory Arrangement with such Registered Fund. To the extent Fund Board Approval has been obtained with respect to a new Investment Advisory Arrangement in accordance with the immediately preceding sentence, the Company shall use reasonable best efforts to obtain in accordance with Section 15 of the Investment Company Act, as promptly as practicable following the date hereof, the due consideration and approval (“Fund Shareholder Approval”) by the holders of the outstanding “voting securities” (as defined in Section 2(a)(42) of the Investment Company Act) of such Registered Fund (except to the extent such Fund Shareholder Approval is not required by applicable Legal Requirements for the effectiveness of such new Investment Advisory Arrangement) of such new Investment Advisory Arrangement described in the immediately preceding sentence.

(iii) In the event that the Fund Shareholder Approval described in the foregoing clause “(ii)” is not obtained prior to the Closing, the Company may request Fund Board Approval, in conformity with Rule 15a-4 under the Investment Company Act, of an interim Investment Advisory Arrangement between the applicable Acquired Company and the applicable Registered Fund, to be effective immediately following the Closing, containing terms that are consistent with the applicable requirements of Rule 15a-4 and that are, taken as a whole, substantially similar to the terms of the existing Investment Advisory Arrangement with such Registered Fund (except for changes thereto to the extent necessary to comply with Rule 15a-4 under the Investment Company Act).

(iv) In the event that the Consent to the assignment or deemed assignment of a Collateral Management Agreement as a direct result of the Contemplated Transactions is required by applicable Legal Requirements or by such Collateral Management Agreement, the Company shall use reasonable best efforts to seek to obtain the Consent of the applicable client in the manner permitted by such Legal Requirements and Collateral Management Agreement.

(b) In respect of the Investor Waivers set forth on Part 5.3(b) of the Disclosure Schedule (the “Specified Investor Waivers”) which are required in connection with the Contemplated Transactions, as promptly as practicable following the date of this Agreement, the Acquired Companies shall use reasonable best efforts (without a requirement to offer or grant any material accommodation or material alteration of terms (financial or otherwise) or to pay any material fee) to obtain such Investor Waivers in the manner prescribed under the applicable Fund Documents as to constitute a valid Consent thereunder.

(c) In the event that any Consent contemplated by Section 5.3(a) above is not obtained prior to the Closing, the Company and each Investment Adviser Subsidiary shall reasonably cooperate with Parent with respect to commercially reasonable alternative arrangements for such Clients; provided, that such commercially reasonable arrangements shall not (i) materially modify the economic terms of the Contemplated Transactions, (ii) result in material costs or expenses of Parent or any Acquired Company following the Closing or (iii) require Parent or the Company to violate any Legal Requirement or applicable Fund Documents.

(d) In connection with obtaining the Advisers Act Consents, the Investor Waivers, Fund Board Approvals and Fund Shareholder Approvals and other actions required by Section 5.3(a) and Section 5.3(b), at all times prior to the Effective Time, the Company shall, upon reasonable prior notice from Parent, keep Parent reasonably informed of the status of obtaining such Advisers Act Consents, Investor Waivers, Fund Board Approvals and Fund Shareholder Approvals and shall make available to Parent copies of all such executed Advisers Act Consents and Investor Waivers and, upon reasonable prior notice from Parent, make available for Parent’s inspection the originals of such Advisers Act Consents and Investor Waivers and any related materials and other records relating to such consent process. Parent shall reasonably cooperate with the Company and its Affiliates in connection with the matters contemplated by this Section 5.3, including the solicitation of Consents contemplated hereby. Without limiting the foregoing or the terms set forth in this Section 5.3, in connection with obtaining the Advisers Act Consents, Investor Waivers, Fund Board Approvals and Fund Shareholder Approvals required under Section 5.3(a) and Section 5.3(b), Parent shall have the reasonable opportunity to review drafts of the form and substance of any Notice, proxy statement or other materials to be distributed to the Client or other Persons in order to obtain the necessary Advisers Act Consent, Investor Waiver, Fund Board Approvals and Fund Shareholder Approvals, and the Company shall consider Parent’s reasonable comments in good faith prior to such distribution.

(e) The Company shall promptly notify Parent after the receipt by the Acquired Companies of any written notice that any Client (i) has terminated or intends to terminate any Investment Advisory Arrangement or (ii) has sought, is seeking or intends to seek, to materially reduce any fees it will pay under any Investment Advisory Arrangement.

(f) In addition to the Notices required by this Section 5.3, at the request of Parent the Company shall cooperate with Parent in good faith to develop a mutually acceptable communications plan for communicating the status of the transaction to the Clients, investors in Funds, employees, suppliers and vendors.

(g) The Company shall use its reasonable best efforts to assure, prior to the Effective Time, that at least 75% of the members of the board of directors (or comparable governing body) of each Registered Fund are not “interested persons” (within the meaning of Section 2(a)(19) of the Investment Company Act) of the Acquired Company that is the investment adviser of such Registered Fund. Parent shall use its reasonable best efforts to assure compliance with the conditions of Section 15(f) of the Investment Company Act with respect to each Registered Fund from and after the Effective Time. Notwithstanding anything to the contrary contained herein (but without limiting Section 9.13), the covenants of the parties contained in this Section 5.3(f) are intended only for the benefit of the parties and for no other Person.

(h) The Company shall pay all fees and expenses incurred by it in connection with the Consent solicitation contemplated by this Section 5.3, including any costs associated with any proxy solicitation.

(i) Prior to Closing, without the prior written consent of the Company, none of Parent or its Affiliates or their respective employees, directors, officers or agents will, directly or indirectly, contact or communicate with any Client, any investor in a Client, any Affiliate of a Client (including any member of the board of directors or trustees of any Fund) or any such investor or any consultant or similar Person regarding the transactions contemplated by this Agreement.

(j) Parent and its Affiliates shall give prompt notice to the Company of any inquiry or other communication received, to the Knowledge of Parent or Merger Sub, by such party from any Client, any investor in a Client, any Affiliate of a Client (including any member of the board of directors or trustees of any Fund) or any such investor or any consultant or similar Person regarding the transactions contemplated by this Agreement.

5.4 Regulatory Approvals and Related Matters.

(a) Each party shall use best efforts to file, as soon as practicable after the Equity Syndication Period End Date, all notices, reports and other documents required to be filed by such party with any Governmental Body with respect to the Merger and the other Contemplated Transactions, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, the Company and Parent shall, within five business days after the Equity Syndication Period End Date, prepare and file the notifications required under the HSR Act and any applicable foreign antitrust or competition laws or regulations in connection with the Merger. The Company and Parent shall respond as promptly as practicable to: (i) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation; and (ii) any inquiries or requests received from any state attorney general, foreign antitrust authority or other Governmental Body in connection with antitrust or related matters.

(b) Subject to the confidentiality provisions of the Confidentiality Agreement, Parent and the Company each shall promptly supply the other with any information which may be required in order to effectuate any filings (including applications) pursuant to (and to otherwise comply with its obligations set forth in) Section 5.4(a). Except where prohibited by applicable Legal Requirements or any Governmental Body, and subject to confidentiality provisions of the Confidentiality Agreement, each of Parent and the Company shall: (i) consult with the other prior to taking a position with respect to any such filing; (ii) permit the other to review and discuss in advance, and consider in good faith the views of the other in connection with, any filings, analyses, appearances, presentations, memoranda, briefs, white papers, arguments, opinions and proposals before making or submitting any of the foregoing to any Governmental Body by or on behalf of any party hereto in connection with any Legal Proceeding related solely to this Agreement or the transactions contemplated hereby (including any such Legal Proceeding relating to any antitrust, competition or fair trade Legal Requirement); (iii) coordinate with the other in preparing and exchanging such information; (iv) promptly provide the other (and its counsel) with copies of all filings, notices, analyses, presentations, memoranda, briefs, white papers, opinions, proposals and other submissions (and a summary of any oral presentations) made or submitted by such party with or to any Governmental Body related solely to this Agreement or the Contemplated Transactions; and (v) give the other party reasonable advance notice of all meetings with any Governmental Body relating to the foregoing and an opportunity to participate in such meeting.

(c) Each of Parent and the Company shall notify the other promptly upon the receipt of: (i) any communication from any official of any Governmental Body in connection with any filing made pursuant to this Agreement; (ii) knowledge of the commencement or threat of commencement of any Legal Proceeding by or before any Governmental Body with respect to the Merger or any of the other Contemplated Transactions (and shall keep the other party informed as to the status of any such Legal Proceeding or threat); and (iii) any request by any official of any Governmental Body for any amendment or supplement to any filing made pursuant to this Agreement or any information required to comply with any Legal Requirements applicable to the Merger or any of the other Contemplated Transactions. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to Section 5.4(a), Parent or the Company, as the case may be, shall (promptly upon learning of the occurrence of such event) inform the other of the occurrence of such event and cooperate in filing with the applicable Governmental Body such amendment or supplement.

(d) Subject to Section 5.4(e), Parent and the Company shall use best efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other Contemplated Transactions, including by: (i) using reasonable best efforts after the Equity Syndication Period End Date to make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other Contemplated Transactions (other than, in each case, the filings and notices contemplated by Section 5.1 and Section 5.3, which shall be governed by such sections); (ii) using best efforts after the Equity Syndication Period End Date to obtain each Governmental Authorization required to be obtained pursuant to any Legal Requirement; and (iii) using best efforts to lift any restraint, injunction or other legal bar to the Merger.

(e) Without limiting the generality of the foregoing, if a Legal Proceeding is threatened or instituted by any Governmental Body or any other entity challenging the validity or legality or seeking to restrain the consummation of the Merger or any of the other Contemplated Transactions, Parent shall use its best efforts to avoid, resist, resolve or, if necessary, defend such suit or action. Parent shall promptly and diligently pursue, at its sole cost and expense, any or all of the following actions to the extent necessary to eliminate any concerns on the part of, or to satisfy any conditions imposed by, any Governmental Body regarding the consummation of the transactions contemplated hereby: (i) resisting fully, vigorously and in good faith (including by the institution or defense of legal proceedings) any request for, or the entry of, and seeking to have vacated or terminated, any order of any Governmental Body that could restrain, prevent, or delay the consummation of the transactions contemplated hereby, (ii) proposing and entering into good faith negotiations, providing information, making proposals, and entering into and performing contracts or submitting to orders regarding (A) the sale, divestiture, licensing, holding separate, or other disposition (and whether through the establishment of a trust or otherwise) of any assets, operations, businesses, divisions, or customers (including, after the Closing, any of such items of the Company or any of its Subsidiaries) of Parent or any of its Affiliates, and/or (B) the termination or modification of any contract or other business relationship, including the taking of any action that limits the freedom of action, of Parent or any of its Affiliates (including, after the Closing, the Company or any of its Subsidiaries), and (iii) promptly take and diligently pursue all other actions and do all other things necessary and proper to avoid or eliminate each and every impediment under any Legal Requirement that may be asserted by any Governmental Body or any other Person to the consummation of the Merger or any of the other Contemplated Transactions. For the avoidance of doubt, notwithstanding anything in this Section 5.4 to the contrary, nothing in this Section 5.4 shall require the Acquired Companies to take, or cause to be taken, any action with respect to their respective assets, businesses or Subsidiaries that is not conditioned upon the consummation of the Contemplated Transactions. Neither Parent nor the Company shall withdraw its Notification and Report Form that it files pursuant to the HSR Act, or commit to or agree with any Governmental Body to stay, toll or extend any applicable waiting period under the HSR Act, other applicable antitrust or competition laws or regulations, or any other Legal Requirement applicable to the Contemplated Transactions or otherwise agree not to close the Merger for some period of time, without the prior written consent of the other.

(f) The Company, Merger Sub, and Parent shall cooperate with one another in determining whether any Consent (other than those Consents contemplated by Section 5.3, which shall be governed by such section) from a third party is required in connection with the consummation of the Contemplated Transactions, and the Company shall use reasonable best efforts to obtain the Consents set forth on Part 5.4(f) of the Disclosure Schedule; provided, that, for the avoidance of doubt, in no event shall the Company be required to expend any money (other than nominal amounts), commence litigation or pay or grant any other form of compensation to any such Person in connection with obtaining such Person’s Consent; provided further, for the avoidance of doubt, the failure to obtain any such Consent shall not, in and of itself, be a breach of this Agreement by the Company and the receipt of any such Consent shall not, except as expressly set forth in Section 6, be a condition to the obligations of Parent and Merger Sub to consummate the Merger.

(g) Subject to the terms and conditions herein provided, each of the Company, Parent and Merger Sub shall not, and shall cause their Affiliates not to, acquire businesses or assets or enter into any agreement to acquire any businesses or assets if such action would reasonably be expected to materially delay, hinder or prohibit consummation of the Merger or the other Contemplated Transactions.

(h) Subject to the terms and conditions set forth in this Agreement, without limiting the generality of the undertakings pursuant to this Section 5.4, each of the Company, Parent and Merger Sub agree to use their best efforts to obtain the CFIUS Clearance. Such best efforts shall include, promptly after the Equity Syndication Period End Date, making or causing to be made a draft CFIUS Notice in accordance with 31 C.F.R. Part 800 and the DPA, and after prompt resolution of all questions and comments received from CFIUS on such draft, preparing and submitting the final CFIUS Notice, which shall in any event be made promptly after the date all questions and comments received from CFIUS on such draft have been resolved or after CFIUS staff shall have indicated to the parties that it has no questions or comments. Such best efforts shall also include providing any information requested by CFIUS or any other agency or branch of the U.S. government in connection with the CFIUS review or investigation of the Contemplated Transactions, within the time periods specified by 31 C.F.R. §800.403(a)(3), or otherwise specified by the CFIUS staff. Each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall, in connection with the efforts to obtain the CFIUS Clearance,

(i) cooperate in all respects and consult with each other in connection with the CFIUS Notice, including by allowing the other parties to have a reasonable opportunity to review in advance and comment on drafts of filings and submissions; (ii) promptly inform the other parties of any communication received by such parties from, or given by such parties to, CFIUS, by promptly providing copies to the other parties of any such written communications, except for any exhibits to such communications providing the personal identifying information required by 31 C.F.R. §800.402(c)(6)(vi); and (iii) permit the other parties to review in advance any communication that it gives to, and consult with each other in advance of any meeting, telephone call or conference with CFIUS, and to the extent not prohibited by CFIUS, give the other parties the opportunity to attend and participate in any telephonic conferences or in-person meetings with CFIUS, in each of clauses “(i),” “(ii)” and “(iii)” of this Section 5.4(h), subject to confidentiality considerations contemplated by the DPA or required by CFIUS. With respect to Parent and Merger Sub, best efforts shall also include agreeing, on behalf of itself and its Affiliates, at its or their sole cost and expense to any action, condition or restriction required by CFIUS in connection with the CFIUS Clearance (including entering into any mitigation agreement with CFIUS as may be required) in order to receive the CFIUS Clearance. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, in the event that the President decides to suspend or prohibit the Contemplated Transactions (a “CFIUS Turndown”), none of Parent, Merger Sub or the Company shall have any further obligation to seek CFIUS Clearance. None of Parent, Merger Sub or the Company shall take or permit any of its controlled Affiliates to take any action that would reasonably be expected to prevent, materially delay or materially impede the receipt of the CFIUS Clearance.

(i) Subject to the terms and conditions set forth in this Agreement, without limiting the generality of the undertakings pursuant to this Section 5.4, each of the Company, Parent and Merger Sub agree to use their best efforts and cooperate with each other to satisfy the ITAR Pre-Notification Requirement. The Company shall, promptly after the Equity Syndication Period End Date, make or cause to be made a notification to DDTC, as provided for in 22 C.F.R. § 122.4(b) and DDTC’s 60-Day Notice Guidance, and promptly respond to all questions and comments received from DDTC regarding such notification. The Company shall, in connection with its efforts to satisfy the ITAR Pre-Notification Requirement, liaise with the Parent and Merger Sub in relation to each material step of the procedure before DDTC and as to the content of all material communication with DDTC (it being understood that when the content relates to confidential information of the Company, the provision of such content shall be limited to counsel and advisors to the Parent and Merger Sub at the Company’s request).

(j) None of the Acquired Companies, Parent, Sponsor or any of their Affiliates shall, directly or indirectly, take any action, including the acquisition of additional voting securities of any US Portfolio Bank by such party or any of its Affiliates, that would reasonably be expected to cause any Acquired Company, Parent, Sponsor or any of their respective Affiliates to (i) become a bank holding company as defined in the BHC Act or (ii) be deemed to control, as defined in the BHC Act, a US Portfolio Bank. Subject to the terms and conditions set forth in this Agreement, without limiting the generality of the undertakings pursuant to this Section 5.4, each of the Acquired Companies, Parent, Sponsor or their Affiliates shall (x) use their reasonable efforts to respond fully to all requests for information from the Board of Governors of the Federal Reserve System (the “Federal Reserve”) with respect to any US Portfolio Bank, (y) if required, file (1) with the Federal Deposit Insurance Corporation a notice under the Change in Bank Control Act and (2) any similar notice or filing with the applicable regulator in the states of Alabama and California, and (z) if required by the Federal Reserve, enter into customary “passivity commitments” with respect to any US Portfolio Bank; provided that any such commitment is not materially and unreasonably burdensome on the business of such US Portfolio Bank following the Closing or on any Acquired Company or their Affiliates related to their investment in such US Portfolio Bank.

5.5 Indemnification of Officers and Directors.

(a) Parent agrees that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time existing in favor of the current or former directors, officers or employees of the Acquired Companies as provided in their respective certificates of formation, operating agreements or bylaws (or comparable organizational documents) and/or any indemnification agreement or other similar agreements of any Acquired Company, in each case as in effect on the date of this Agreement, (but which, for the avoidance of doubt, shall apply to any Persons who become directors, officers or employees of such Acquired Company prior to the Effective Time), shall survive the Merger and the other Contemplated Transactions and shall continue in full force and effect in accordance with their terms, it being agreed that after the Closing such rights shall be mandatory rather than permissive, if applicable (to the extent such rights to indemnification are available under applicable Legal Requirements), and Parent shall cause the Surviving Company to perform the obligations thereunder.

(b) In the event that the Surviving Company or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving limited liability company or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its assets to any Person, then, and in each such case, the Surviving Company shall cause proper provision to be made so that the successors and assigns of the Surviving Company assume the obligations set forth in this Section 5.5.

(c) For a period of six years from and after the Effective Time, the Surviving Company shall either cause to be maintained in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by or for the benefit of the Acquired Companies or provide substitute policies for the Acquired Companies and their respective current and former directors, officers and employees who are covered by the directors’ and officers’ and fiduciary liability insurance policies currently maintained by or for the benefit of the Acquired Companies, in either case, of not less than the existing coverage and having other terms not less favorable to the insured persons than the directors’ and officers’ liability insurance and fiduciary liability insurance coverage currently maintained by or for the benefit of the Acquired Companies with respect to claims arising from facts or events that occurred on or before the Effective Time (with insurance carriers having at least an “A” rating by A.M. Best with respect to directors’ and officers’ liability insurance and fiduciary liability insurance), except that in no event shall the Surviving Company be required to pay with respect to such insurance policies in respect of any one policy year more than 300% of the aggregate annual premium most recently paid by the Acquired Companies prior to the date of this Agreement (the “Maximum Amount”), and if the Surviving Company is unable to obtain the insurance required by this Section 5.5(c) it shall obtain as much comparable insurance as possible for each year within such six-year period for an annual premium equal to the Maximum Amount. In lieu of such insurance, prior to the Effective Time, the Acquired Companies may, at their option and expense (following reasonable consultation with Parent), purchase prepaid “tail” insurance for the Acquired Companies and their current and former directors, officers and employees who are covered by the policies of directors’ and officers’ liability insurance and fiduciary liability insurance currently maintained by or for the benefit of the Acquired Companies as of the date of this Agreement for a period of six years from the Effective Time, such tail insurance to provide coverage in an amount not less than the existing coverage and to have other terms not less favorable to the insured persons than the directors’ and officers’ liability insurance and fiduciary liability insurance policies currently maintained by or for the benefit of the Acquired Companies, with respect to claims arising from facts or events that occurred on or before the Effective Time; provided that in no event shall the annualized cost of any such tail insurance exceed the Maximum Amount. The Surviving Company shall maintain such policies in full force and effect, and continue to honor the obligations thereunder.

(d) The provisions of this Section 5.5: (i) shall survive consummation of the Merger, (ii) are intended to be for the benefit of, and will be enforceable by, each indemnified or insured party, his or her heirs and his or her representatives, and (iii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise.

5.6 Employee Benefits.

(a) For a period commencing on the Closing Date and ending on December 31, 2018 (the “Continuation Period”), Parent shall, or shall cause the Surviving Company to, provide each employee of an Acquired Company as of immediately prior to the Effective Time who remains employed with the Surviving

Company or any of its Subsidiaries immediately after the Effective Time (each, a “Continuing Employee”) with (i) a base salary or hourly wage rate that is at least equal to the base salary or hourly wage rate provided to the Continuing Employee immediately prior to the Effective Time and (ii) a total annual or periodic incentive compensation opportunity that is no less favorable than the total annual or periodic incentive compensation opportunity (including the value of any cash opportunities and the grant date fair value of any equity-based award opportunities), provided to the Continuing Employee immediately prior to the Effective Time; provided, that (x) nothing herein shall, or is intended to, guarantee any minimum amount of annual or periodic incentive compensation to any Continuing Employee, (y) nothing herein shall require Parent or the Surviving Company to provide any such compensation in the form of equity-based awards following the Effective Time and (z) any incentive compensation payments in respect of the 2018 fiscal year may be determined and paid on or prior to March 31, 2019.

(b) During the Continuation Period, Parent shall, or shall cause the Surviving Company to, continue to maintain all Benefit Plans in accordance with the terms thereof as in effect immediately prior to the Effective Time, including without limitation, with respect to (i) the vesting schedules and other features of the Company 401(k) Plan, (ii) the terms of any retention or similar awards outstanding immediately prior to the Effective Time and (iii) the use of carryover vacation days.

(c) Parent shall, or shall cause the Surviving Company or its Subsidiaries to, provide to each Continuing Employee whose employment terminates during the Continuation Period with severance payments and benefits at a level commensurate to the severance payments and benefits provided to similarly situated employees of the Acquired Companies upon a similar termination of employment prior to the Closing. Any Continuing Employee whose employment terminates in a manner that gives rise to severance under this Section 5.6(c) and who has at least two years of credited service under the Company 401(k) Plan as of the Closing Date will also be entitled to full vesting of any unvested contributions under the Company 401(k) Plan upon such termination.

(d) Subject in all respects to Section 5.6(b), for all purposes (including purposes of eligibility to participate, vesting, severance, paid time off and level of benefits, but excluding benefit accrual under any defined benefit pension plan) under the benefit plans, programs, agreements and formal and informal arrangements of Parent and any of its Subsidiaries or any respective Affiliate thereof providing benefits to any Continuing Employees after the Effective Time (each, a “New Plan”), each Continuing Employee shall be credited with his or her years of service with the Acquired Companies (and their respective predecessors), except where such credit would result in a duplication of benefits. Without limiting the generality of the foregoing, for purposes of each New Plan providing medical, dental, pharmaceutical, disability, life and/or vision benefits to any Continuing Employee, Parent shall cause all pre-existing condition exclusions and limitations and actively-at-work requirements of such New Plan to be waived, or caused to be waived, for such Continuing Employee and his or her covered dependents.

(e) Nothing contained herein shall be construed as requiring Parent or the Surviving Company to continue the employment of any specific individual. The provisions of this Section 5.6 are for the sole benefit of the parties to this Agreement and nothing herein, expressed or implied, is intended or shall be construed to (i) constitute an amendment to any of the compensation and benefits plans maintained for or provided to employees prior to or following the Effective Time or (ii) confer upon or give to any Person (including for the avoidance of doubt any current or former employees, directors, or independent contractors of the Acquired Companies, or on or after the Effective Time, the Surviving Company or any of its Subsidiaries), other than the parties hereto and their respective permitted successors and assigns, any legal or equitable or other rights or remedies (with respect to the matters provided for in this Section 5.6) under or by reason of any provision of this Agreement.

5.7 Company RSUs.

(a) Each Company RSU, whether vested but not yet delivered or unvested, that is outstanding immediately prior to the Effective Time shall, effective as of the Effective Time, automatically and without any action on the part of the holder thereof, be canceled and converted into the right of the holder thereof to receive an amount in cash equal to the Merger Consideration, less any applicable withholding Taxes (the “RSU Cash Payment”), and as of the Effective Time, each holder of such a Company RSU shall cease to have any rights with respect thereto, except the right to receive the RSU Cash Payment. Subject to the terms of the retention agreements referenced in Section 5.7(c), the RSU Cash Payments shall be made to the holders of Company RSUs promptly, and in no event more than five business days, following the Closing Date. Parent shall cause the Surviving Company to have sufficient cash to make the RSU Cash Payments.

(b) Prior to the Effective Time, the Company shall take all actions, including adopting resolutions, that are necessary to effectuate the provisions of Section 5.7(a) and to terminate, as of the Effective Time, each Company RSU and each Company Equity Plan.

(c) The Company shall implement the retention arrangements in accordance with the terms and conditions set forth in Part 5.7(c) of the Disclosure Schedule effective as of the date on which the RSU Cash Payments are paid.

5.8 Disclosure. Except with respect to any withdrawal or modification of the Company Board Recommendation in accordance with the terms of this Agreement, or any dispute between the parties regarding this Agreement, the Merger or the other Contemplated Transactions, (i) Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or any of the other Contemplated Transactions and (ii) without limiting the generality of the foregoing clause “(i),” except as contemplated by Section 5.2 or Section 5.3, the parties shall not, and shall not permit any of their respective Subsidiaries or Representatives to, make any disclosure to the public regarding the Merger or any of the other Contemplated Transactions unless: (a) the other party shall have approved (such approval not to be unreasonably withheld, conditioned or delayed) such disclosure; or (b) such disclosing party shall have been advised in writing by its outside legal counsel that such disclosure is required by applicable Legal Requirements and shall have provided the other party with reasonable advance notice of the disclosing party’s intention to make such disclosure and the content of such disclosure. Nothing in this Section 5.8 shall limit the ability of any party hereto to make disclosures that are consistent in all material respects with the prior public disclosures by the parties regarding the Merger and the other Contemplated Transactions.

5.9 Resignation of Directors. The Company shall use reasonable best efforts to obtain and deliver to Parent at or prior to the Effective Time the resignation of each director of the Company.

5.10 Section 16 Matters. Prior to the Effective Time, the Company shall take such reasonable steps as it determines in its discretion are required to cause the disposition of Class A Shares in connection with the Merger by each officer or director of the Company who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act.

5.11 Member Litigation. The Company shall promptly notify Parent in writing, and shall give Parent the opportunity to reasonably participate in the defense and settlement, of any shareholder or member claim or litigation (including any class action or derivative litigation) against or otherwise involving the Company and/or any of its directors or officers relating to this Agreement, the Merger or any of the other Contemplated Transactions (other than any litigation involving a dispute between or among the parties regarding this Agreement, the Merger or the other Contemplated Transactions). No compromise or full or partial settlement of any such claim or litigation shall be agreed to by the Company without Parent’s prior written consent; provided, however, that the Company may settle any such claim or litigation in accordance with Part 5.11 of the Disclosure Schedule.

5.12 Takeover Statutes. If any business combination, control share acquisition, fair price or similar statute is or becomes applicable to this Agreement, the Merger or the other Contemplated Transactions, each of Parent, Merger Sub and the Company and their respective boards of directors will (a) take all action reasonably necessary to ensure that such transactions may be consummated as promptly as practicable upon the terms and subject to the conditions set forth in this Agreement and (b) otherwise act to eliminate or minimize the effects of such takeover statute.

5.13 Pre-Closing Steps. Prior to the Effective Time, Parent, Merger Sub and the Company shall use reasonable best efforts to cause the actions described on the Implementation Schedule to be taken at the times and in the manner described on the Implementation Schedule.

5.14 Equity Financing Commitments.

(a) Parent and Merger Sub acknowledge that they shall be fully responsible for obtaining the Equity Financing and each shall take (or cause to be taken) all actions, and do (or cause to be done) all things, necessary, proper or advisable to obtain the Equity Financing, including (i) maintaining in effect the Equity Commitment Letter, (ii) using reasonable best efforts to ensure the accuracy of all representations and warranties of Parent or Merger Sub, if any, set forth in the Equity Commitment Letter, (iii) complying with all covenants and agreements of Parent or Merger Sub set forth in the Equity Commitment Letter, (iv) satisfying on a timely basis all conditions applicable to Parent or Merger Sub set forth in the Equity Commitment Letter, and (v) consummating the Equity Financing contemplated by the Equity Commitment Letter (subject to the conditions set forth therein) at or prior to the Closing; provided, however, that nothing contained in this Section 5.14(a) shall require Parent, Merger Sub or their respective Affiliates to threaten or file any lawsuit against Sponsor or any of its Affiliates.

(b) Neither Parent nor Merger Sub shall amend, alter, or waive, or agree to amend, alter or waive (in any case whether by action or inaction), any term of the Equity Commitment Letter without the prior written consent of the Company (acting at the recommendation of the Special Committee). Each of Parent and Merger Sub agrees to notify the Company promptly, and in any event within one Business Day, if at any time prior to the Closing Date (i) the Equity Commitment Letter expires or is terminated for any reason (or if any Person attempts or purports to terminate the Equity Commitment Letter, whether or not such attempted or purported termination is valid) or (ii) the Sponsor refuses to provide the full Equity Financing on the terms set forth in the Equity Commitment Letter.

(c) Notwithstanding anything in this Agreement to the contrary, each of Parent and Merger Sub expressly acknowledges and agrees that the availability of the Equity Financing is not a condition to the obligations of Parent and Merger Sub to consummate the Merger.

5.15 Special Committee. Prior to the earlier of the Effective Time and the termination of this Agreement, neither Parent nor the Company shall, and each shall not permit any of its Subsidiaries to, take any action intended to cause the Company to, without the consent of a majority of the then existing members of the Special Committee, eliminate the Special Committee, revoke or diminish the authority of the Special Committee or remove or cause the removal of any director of the Company Board that is a member of the Special Committee either as a director or member of such committee. For the avoidance of doubt, this Section 5.15 shall not apply to the filling, in accordance with the provisions of the applicable Organizational Documents of the Company, of any vacancies caused by the death, resignation or incapacity of any such director, provided that such director is independent and disinterested with respect to (i) the management of the Company and (ii) the Merger and the other Contemplated Transactions.

5.16 Equity Syndication. The parties agree that, as promptly as practicable from and after the date of this Agreement (but in no event for a period longer than eight (8) weeks from the date hereof) (such period, the

“Permitted Syndication Period” and the date on which the Permitted Syndication Period expires, the “Equity Syndication Period End Date”, or, in each case, such shorter period and earlier end date as Parent may specify in a notice delivered to the Company), Parent and its Affiliates may solicit, negotiate and enter into investment agreements with, potential equity investors in Parent (the “Equity Syndication”); provided, that, no equity investor may be included, directly or indirectly, in any such Equity Syndication if any of the following would reasonably be expected to result or results from the contemplated investment (the “Applicable Investment”) by such equity investor (the “Applicable Investor”), taken together with all other Applicable Investments, other than (except in the case of clauses (v) and (vi)) in de minimis respects: (i) the expansion of, or imposition of new or additional, conditionality to the Closing, or diminution of the likelihood of the Closing occurring, (ii) any delay of the Closing (other than as a result of the existence of the Permitted Syndication Period), (iii) any adverse impact on the likelihood of receiving any Consents in connection with the Contemplated Transactions (including, for the avoidance of doubt, pursuant to Section 5.3), (iv) any adverse impact on the ability of the Company or any other party to the Ancillary Agreements to enforce its rights against the other parties to the Merger Agreement or the Ancillary Agreements or the ability of Parent or Merger Sub to timely consummate the Contemplated Transactions, (v) any assignment or deemed assignment of an Investment Advisory Arrangement with any Client, other than as a result of (A) the change in control of the Acquired Company and its subsidiaries as contemplated as of the date of this agreement and without giving effect to any proposed Equity Syndication or (B) any proposed Equity Syndication which the Parent provided notice to the Company by the 15th day of the Permitted Syndication Period (and, for the avoidance of doubt, otherwise in compliance with the other requirements of this Section 5.16) or (vi) any director, officer or employee of any Acquired Company being exposed to any potential personal liability (other than personal liability for “misconduct” (as such concept is applied under the laws of the United States) for violating Legal Requirement of any jurisdiction); and provided, further, that (A) in no event shall any Applicable Investment result in any Person or Group (as defined under the Exchange Act) other than Sponsor (or its controlled Affiliates) (or, in the case of Merger Sub, Parent) directly or indirectly owning beneficially or of record more than the Applicable Percentage of the voting or economic interests in Parent or Merger Sub, (B) in no event shall Sponsor (and its controlled Affiliates) (or, in the case of Merger Sub, Parent) directly or indirectly own beneficially or of record less than 35% of each of the (1) voting and (2) economic interests in Parent or Merger Sub), or otherwise cease to retain (or permit any or any other Person or Group obtain), through voting securities or any other direct or indirect contractual or governance arrangement, control of the majority of the board of directors (or applicable governing body or entity), or the power to exercise a controlling influence over the management or policies, of Parent or Merger Sub or any Person controlling the foregoing, and (C) as a condition to the entry into the applicable agreement providing for any Applicable Investment, Parent shall require that the Applicable Investor execute and deliver to the Company a Support Letter containing the terms set forth in Schedule C (each, a “Support Letter”). For the avoidance of doubt, if any of the foregoing cease to be satisfied with respect to any Applicable Investor following the Equity Syndication Period End Date, Parent and its Affiliates shall cause such Applicable Investor to be excluded from the Equity Syndication. Notwithstanding the entry into or consummation of any Equity Syndication, the Equity Commitment Letter shall remain in full force and effect (it being agreed that no Equity Syndication shall in any way reduce or otherwise limit the aggregate commitment or liability of Sponsor under the Equity Commitment Letter or any obligations or liability of Guarantor under the Limited Guarantee). Parent shall provide the Company with reasonable advance notice and access to information and personnel reasonably necessary for the Company to identify and evaluate any proposed Applicable Investor or Applicable Investment and, promptly upon request by the Company, provide to the Company such information regarding any Applicable Investor or Applicable Investment as the Company may reasonably request. Parent and Merger Sub shall, on a joint and several basis, (i) reimburse the Company for any out-of-pocket costs incurred by any Acquired Company in connection with any Equity Syndication, and (ii) indemnify, defend and hold harmless the Acquired Companies and their Affiliates and their respective Representatives from and against any and all liabilities, claims, costs, expenses, judgments and penalties suffered or incurred by any of them in connection with any Equity Syndication and any information utilized in connection therewith. No earlier than the Equity Syndication Period End Date and no later than two Business Days following the Equity Syndication Period End Date, Parent shall deliver to the Company a true, correct and complete schedule setting forth the record and beneficial ownership interests of Parent following the completion of the Equity Syndication and, subject to Parent’s compliance in all respects with the foregoing provisions of this Section 5.16, such schedule shall be deemed to qualify the representation and warranty of Parent set forth in the first sentence of Section 3.11, including for purposes of Section 7.1(b). Parent shall deliver notice to the Company promptly (and in any event within 24 hours) following the completion of the Equity Syndication.

Section 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the Contemplated Transactions are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (provided that neither Parent nor Merger Sub may rely on the failure of any condition precedent set forth in this Section 6 to be satisfied if such failure was caused by such party’s failure to comply with its obligations set forth in this Agreement to consummate and make effective the Contemplated Transactions):

6.1 Accuracy of Representations.

(a) Each of the representations and warranties of the Company contained in this Agreement (other than the representations and warranties contained in Section 2.4, Section 2.5(a), Section 2.5(c), Section 2.6(b), Section 2.8(a), Section 2.21, Section 2.23, Section 2.25(a) and Section 2.26), shall have been accurate in all respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (other than any such representation and warranty made as of a specific earlier date, which shall have been accurate in all respects as of such earlier date), except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; provided, however, that, for purposes of determining the accuracy of such representations and warranties as of the foregoing dates: (i) all “Material Adverse Effect” and/or similar materiality qualifications limiting the scope of such representations and warranties shall be disregarded; and (ii) any update of or modification to the Disclosure Schedule made or purported to have been made at or after the execution of this Agreement shall be disregarded.

(b) The representations and warranties contained in Section 2.8(a) shall have been accurate in all respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date.

(c) Each of the representations and warranties contained in Section 2.4, Section 2.21, Section 2.23, Section 2.25(a) and Section 2.26 shall have been accurate in all material respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (other than any such representations or warranties made as of a specific earlier date, which shall have been accurate in all material respects as of such earlier date); provided, however, that, for purposes of determining the accuracy of such representations as of the foregoing dates: (i) all “Material Adverse Effect” and/or similar materiality qualifications limiting the scope of such representations and warranties shall be disregarded; and (ii) any update of or modification to the Disclosure Schedule made or purported to have been made at or after the execution of this Agreement shall be disregarded.

(d) The representations and warranties contained in Section 2.5(a), Section 2.5(c) and Section 2.6(b) shall have been accurate in all respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (other than such representations or warranties made as of a specific earlier date, which shall have been accurate in all material respects as of such earlier date); provided, however, that, for purposes of determining the accuracy of such representations as of the foregoing dates: (i) any inaccuracies in such representations and warranties that are de minimis in nature shall be disregarded; and (ii) any update of or modification to the Disclosure Schedule made or purported to have been made at or after the execution of this Agreement shall be disregarded.

6.2 Performance of Covenants. All of the covenants and obligations in this Agreement that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects. The Company shall have performed and complied, in each case in all but de minimis respects with all obligations and covenants required to be performed or complied with by it under clauses (ii), (iii), (xiv)(a) – (d), (xvii), (xix) and (solely related to the foregoing) (xxii) of Section 4.2(b). Without limiting the Company’s ability to cure inaccuracies in representations and warranties or breaches of covenants in accordance with Section 8.1(f), the parties hereby agree that, with respect to a breach of any covenant set forth in the immediately foregoing sentence of this Section 6.2 that can be cured by monetary payment, such breach shall be considered cured if such monetary payment is made at any time prior to the Closing.

6.3 Member Approval. This Agreement shall have been duly adopted by the Required Company Member Vote.

6.4 Consents. The Consent shall have been obtained of Clients representing at least 87.5% of Base Aggregate Management Fees; provided, however, that the Consent of any Client shall be considered obtained for purposes of this Section 6.4 only if (A) all Advisers Act Consents and Specified Investor Waivers in respect of such Client have been obtained in the manner contemplated by Section 5.3 (for the avoidance of any doubt, including, as and to the extent permitted by Section 5.3(a)(i), by Negative Consent and, as and to the extent permitted by Section 5.3(a)(iii), by the approval of an interim Investment Advisory Arrangement in conformity with Section 15a-4 of the Investment Company Act) and such Client has not terminated in writing or given written notice of termination of its Client Contract or otherwise submitted a written withdrawal notice with respect thereto or (B) if, in the ordinary course of business, prior to the Closing Date such Client or the investment vehicle or account of such Client is dissolved or liquidated or has commenced winding-up.

6.5 Closing Certificate. Parent shall have received a certificate executed by the Chief Executive Officer and Chief Financial Officer of the Company confirming that the conditions set forth in Section 6.1, Section 6.2, Section 6.3, Section 6.4 and Section 6.6 have been duly satisfied.

6.6 No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect, and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, would reasonably be expected to have a Material Adverse Effect.

6.7 Regulatory Matters. (i) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and there shall not be in effect any voluntary agreement between Parent or the Company and the Federal Trade Commission or the Department of Justice pursuant to which Parent or the Company has agreed not to consummate the Merger for any period of time; (ii) the other Governmental Authorizations or Consents required to be obtained to consummate the Merger set forth on Part 6.7 of the Disclosure Schedule (the “Specified Non-HSR Consents”) shall have been obtained and shall be in full force and effect or, if a waiting period is applicable to the consummation of the Merger for a Specified Non-HSR Consent, such waiting period shall have expired or been terminated, as applicable, and there shall not be in effect any voluntary agreement between Parent or the Company and any Governmental Body pursuant to which Parent or the Company has agreed not to consummate the Merger for any period of time; (iii) the CFIUS Clearance shall have been obtained and shall be in full force and effect; and (iv) the ITAR Pre-Notification Requirement shall have been satisfied.

6.8 No Restraints. No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction or other Governmental Body and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal; provided, however, that Parent and Merger Sub shall not be permitted to invoke this Section 6.8 unless it shall have taken all actions required under this Agreement to have any such Order or Legal Requirement lifted.

6.9 Founders Agreement. The Founders Agreement shall remain in full force and effect at the Closing.

6.10 TRA Waiver. The TRA Waiver shall remain in full force and effect at the Closing.

6.11 Bank Holding Company Matters.

(a) None of the Acquired Companies, Parent, Sponsor or their respective Affiliates shall have been, or be, required by any Governmental Body, as a result of the Contemplated Transactions or otherwise, to become a bank holding company as defined in the BHC Act or be deemed by any Governmental Body to control, as defined in the BHC Act, a US Portfolio Bank or any other bank as defined in the BHC Act.

(b) Each of the Acquired Companies, Parent and Sponsor, and each of their Affiliates, shall, (i) if requested by a Governmental Body pursuant to any Legal Requirement, have executed and delivered to the Federal Reserve the “passivity commitments” and (ii) if requested by a Governmental Body pursuant to any Legal Requirement, have executed and delivered the notices under the Change in Bank Control Act, each as described in Section 5.4 and, with respect to such notices under the Change in Bank Control Act, the Federal Deposit Insurance Corporation shall have informed each of the Acquired Companies, Parent and the Sponsor and each of their Affiliates, as the case may be, in writing that the Federal Deposit Insurance Corporation does not object to the consummation of the Contemplated Transactions.

(c) Each of the Acquired Companies, Parent and Sponsor, and each of their Affiliates, shall, if requested by a Governmental Body pursuant to any Legal Requirement, have executed and delivered to the applicable regulator in the states of Alabama and California the filings or notices described in Section 5.4(j)(y)(2) with respect to such states and, with respect to such filings or notices, such regulator shall not have informed any of the Acquired Companies, Parent or the Sponsor or any of their Affiliates, as the case may be, in writing that such regulator objects to the consummation of the Contemplated Transactions.

Section 7. CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY

The obligation of the Company to effect the Merger and otherwise consummate the Contemplated Transactions is subject to the satisfaction, at or prior to the Closing, of the following conditions (provided that the Company may not rely on the failure of any condition precedent set forth in this Section 7 to be satisfied if such failure was caused by the Company’s failure to comply with its obligations set forth in this Agreement to consummate and make effective the Contemplated Transactions):

7.1 Accuracy of Representations.

(a) Each of the representations and warranties of Parent and Merger Sub contained in this Agreement (other than the representations and warranties contained in Section 3.11) shall have been accurate in all respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (other than any representation and warranty made as of a specific earlier date, which shall have been accurate in all respects as of such earlier date), except where the failure of the representations and warranties of Parent and Merger Sub to be accurate would not reasonably be expected to prevent or materially impair or delay the ability of Parent to consummate the Merger; provided, however, that, for purposes of determining the accuracy of such representations and warranties as of the foregoing dates, all “material adverse effect” and/or similar materiality qualifications limiting the scope of such representations and warranties shall be disregarded.

(b) Each of the representations and warranties of Parent and Merger Sub contained in Section 3.11 shall have been accurate in all respects as of the date of this Agreement, as of the completion of the Equity Syndication (taking into account all changes permitted by Section 5.16 and set forth on the schedule delivered by Parent to the Company pursuant to Section 5.16), and as of the Closing Date (taking into account all changes permitted by Section 5.16 and set forth on the schedule delivered by Parent to the Company pursuant to Section 5.16) as if made on and as of such dates.

7.2 Performance of Covenants. All of the covenants and obligations in this Agreement that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

7.3 Member Approval. This Agreement shall have been duly adopted by the Required Company Member Vote.

7.4 Closing Certificate. The Company shall have received a certificate executed by an officer of Parent confirming that the conditions set forth in Section 7.1 and Section 7.2 have been duly satisfied.

7.5 Regulatory Matters. (i) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and there shall not be in effect any voluntary agreement between Parent or the Company and the Federal Trade Commission or the Department of Justice pursuant to which Parent or the Company has agreed not to consummate the Merger for any period of time; (ii) the Specified Non-HSR Consents shall have been obtained and shall be in full force and effect or, if a waiting period is applicable to the consummation of the Merger for a Specified Non-HSR Consent, such waiting period shall have expired or been terminated, as applicable, and there shall not be in effect any voluntary agreement between Parent or the Company and any Governmental Body pursuant to which Parent or the Company has agreed not to consummate the Merger for any period of time; (iii) the CFIUS Clearance shall have been obtained and shall be in full force and effect; and (iv) the ITAR Pre-Notification Requirement shall have been satisfied.

7.6 No Restraints. No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction or other Governmental Body and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

Section 8. TERMINATION

8.1 Termination. This Agreement may be terminated prior to the Effective Time (whether before or after the adoption of this Agreement by the Required Company Member Vote) by written notice of the terminating party (acting through such party’s board of directors or its designee; provided, however, that any action by the Company Board shall require the recommendation of the Special Committee to take such action) to the other parties:

(a) by mutual written consent of Parent and the Company at any time prior to the Effective Time (notwithstanding receipt of the Required Company Member Vote);

(b) by Parent or the Company if the Merger shall not have been consummated by the End Date; provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(b) if the failure to consummate the Merger by the End Date is primarily the result of a material breach on the part of such party of any covenant or obligation in this Agreement required to be performed by such party at or prior to the Effective Time;

(c) by Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable Order having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; provided, however, that the party seeking to terminate pursuant to this Section 8.1(c) shall have complied with its obligations under Section 5.4;

(d) by Parent or the Company if: (i) the Company Members’ Meeting (including any adjournments and postponements thereof) shall have been held and completed and the Members shall have taken a final vote on a proposal to adopt this Agreement; and (ii) this Agreement shall not have been adopted at the Company Members’ Meeting (and shall not have been adopted at any adjournment or postponement thereof) by the Required Company Member Vote; provided, however, that: (A) a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(d) if the failure to have this Agreement adopted by the Required Company Member Vote is primarily the result of a material breach on the part of such party of any covenant or obligation in this Agreement required to be performed by such party at or prior to the Effective Time; and (B) the Company shall not be permitted to terminate this Agreement pursuant to this Section 8.1(d) if the failure to have this Agreement adopted by the Required Company Member Vote is primarily the result of a breach of the Support Agreements by the Founders;

(e) by Parent (at any time prior to the Company Members’ Meeting) if a Triggering Event shall have occurred;

(f) by Parent if: (i) any of the Company’s representations or warranties contained in this Agreement shall be inaccurate as of the date of this Agreement or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date) such that the condition set forth in Section 6.1 would not be satisfied (it being understood that (without duplication), for purposes of determining the accuracy of such representations or warranties as of the date of this Agreement or as of any subsequent date: (A) all “Material Adverse Effect” and/or similar materiality qualifications limiting the scope of such representations or warranties shall be disregarded; and (B) any update of or modification to the Disclosure Schedule made or purported to have been made at or after the execution of this Agreement shall be disregarded); or (ii) any of the Company’s covenants or obligations contained in this Agreement shall have been breached such that the condition set forth in Section 6.2 would not be satisfied; provided, however, that, for purposes of clauses “(i)” and “(ii)” if an inaccuracy in any of the Company’s representations or warranties as of a date subsequent to the date of this Agreement or a breach of a covenant or obligation by the Company is curable by the Company prior to the End Date and the Company is continuing to exercise reasonable best efforts to cure such inaccuracy or breach, then Parent may not terminate this Agreement under this Section 8.1(f) on account of such inaccuracy or breach unless such inaccuracy or breach shall remain uncured for a period of 30 days commencing on the date that Parent gives the Company notice of such inaccuracy or breach; provided, further, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(f) if Parent is then in breach in any material respect of this Agreement;

(g) by the Company if: (i) any of Parent’s representations or warranties contained in this Agreement shall be inaccurate as of the date of this Agreement such that the condition set forth in Section 7.1 would not be satisfied, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date) such that the condition set forth in Section 7.1 would not be satisfied (it being understood that (without duplication), for purposes of determining the accuracy of any such representations or warranties as of this Agreement or as of any subsequent date, all materiality qualifiers limiting the scope of such representations and warranties shall be disregarded); or (ii) if any of Parent’s covenants or obligations contained in this Agreement shall have been breached such that the condition set forth in Section 7.2 would not be satisfied; provided, however, that if an inaccuracy in any of Parent’s representations or warranties as of a date subsequent to the date of this Agreement or a breach of a covenant or obligation by Parent is curable by Parent by the End Date and Parent is continuing to exercise reasonable best efforts to cure such inaccuracy or breach, then the Company may not terminate this Agreement under this Section 8.1(g) on account of such inaccuracy or breach unless such inaccuracy or breach shall remain uncured for a period of 30 days commencing on the date that the Company gives Parent notice of such inaccuracy or breach; provided, further, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(g) if the Company is then in breach in any material respect of this Agreement;

(h) subject to the Company’s compliance with Section 5.2(d), by the Company at any time prior to the time the Required Company Member Vote is obtained, if (i) the Company Board (acting upon the recommendation of the Special Committee to take such action) authorizes the Company, subject to complying with the terms of Section 5.2(d)(i) of this Agreement, to enter into one or more acquisition agreements with respect to a Superior Offer (an “Alternative Acquisition Agreement”); provided that the Special Committee shall also be entitled to exercise rights on behalf of the Company under this Section 8.1(h)(i); (ii) immediately prior to or substantially concurrently with the termination of this Agreement, the Company enters into one or more Alternative Acquisition Agreements with respect to a Superior Offer; and (iii) the Company immediately prior to or substantially concurrently with such termination pays to Parent or its designees the Termination Fee; or

(i) By Parent or the Company, following a CFIUS Turndown; provided, however, that the party seeking to terminate pursuant to this Section 8.1(i) shall have complied with its obligations under Section 5.4(h).

8.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect; provided, however, that: (i) Section 5.16 (with respect to the reimbursement and indemnification provisions thereof), this Section 8.2, Section 8.3 and Section 9 (and the Confidentiality Agreement) shall survive the termination of this Agreement and shall remain in full force and effect; and (ii) the termination of this Agreement shall not relieve any party from any liability for any knowing and intentional fraud, or Willful Breach of any covenant or obligation, contained in this Agreement.

8.3 Termination Fees.

(a) Except as set forth in Section 5.3(h) and this Section 8.3, all fees and expenses incurred in connection with this Agreement and the Contemplated Transactions shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated; provided, however, that Parent and the Company shall share equally all fees and expenses, other than attorneys’ fees, incurred in connection with the filing by the parties hereto of the premerger notification and report forms relating to the Merger under the HSR Act and the filing of any notice or other document under any applicable foreign antitrust or competition law or regulation.

(b) If: (i) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b) or Section 8.1(d); (ii) after the date hereof and at or prior to the time of the termination of this Agreement (in the case of Section 8.1(b)) or prior to the time of the Company Members’ Meeting (in the case of Section 8.1(d)), an Acquisition Proposal shall have been disclosed, announced, commenced, submitted (in the case of Section 8.1(d), publicly) or made (in the case of Section 8.1(d), publicly); and (iii) within 12 months after the date of any such termination, an Acquisition Transaction (whether or not related to such Acquisition Proposal) is consummated or a definitive agreement contemplating an Acquisition Transaction (whether or not related to such Acquisition Proposal) is executed and subsequently consummated, then the Company shall pay to Parent a non-refundable fee in the amount of $98,350,000 in cash (the “Termination Fee”); provided, however, that for purposes of this clause “(b)”, references to 15% in the definition of Acquisition Transaction shall be deemed to be references to 40%.

(c) If this Agreement is terminated by: (i) Parent pursuant to Section 8.1(e); (ii) by the Company pursuant to Section 8.1(h); or (iii) if this Agreement is terminated by Parent or the Company pursuant to any other provision of Section 8.1 at any time after the occurrence of a Triggering Event but prior to the Company Members’ Meeting, then (unless the Company is required to pay to Parent the fee referred to in Section 8.3(d)) the Company shall pay to Parent the Termination Fee.

(d) If this Agreement is terminated by Parent or the Company at any time after the Company Board Recommendation has been withdrawn or modified in accordance with clause “(ii)” of Section 5.2(d) but prior to the Company Members’ Meeting, then the Company shall pay to Parent a non-refundable fee in the amount of $131,140,000 in cash.

(e) Any fee required to be paid to Parent pursuant to Section 8.3(b) shall be paid by the Company contemporaneously with the consummation of the Acquisition Transaction contemplated by Section 8.3(b). Any fee required to be paid to Parent pursuant to Section 8.3(c) or Section 8.3(d) shall be paid by the Company: (A) in the case of a termination of this Agreement by the Company, at or prior to the time of such termination; or (B) in the case of a termination of this Agreement by Parent, within two business days after such termination.

(f) The Company acknowledges and agrees that the covenants and obligations contained in this Section 8.3 are an integral part of the Contemplated Transactions, and that, without these covenants and obligations, Parent would not have entered into this Agreement. Other than for Willful Breach of Section 4.3 or Section 5.2, the parties agree that the payment of the Termination Fee (or the fee referred to in Section 8.3(d)), if paid by the Company and accepted by Parent, shall be the sole and exclusive monetary remedy available to Parent and Merger Sub with respect to this Agreement and the Merger and the other Contemplated Transactions in the event any such payment becomes due and payable, and, upon payment of the Termination Fee (or the fee referred to in Section 8.3(d)), the Acquired Companies (and their respective former, current or future officers, directors, partners, shareholders, managers, members, employees, Affiliates and Representatives) shall have no further liability to Parent, Merger Sub, Sponsor or their respective Affiliates under, arising out of or related to this Agreement or the Contemplated Transactions. In no event shall the Company be obligated to pay the Termination Fee (which for these purposes shall also include the fee payable pursuant to Section 8.3(d)) on more than one occasion.

(g) If the Company fails to pay when due any amount payable under this Section 8.3, then: (i) the Company shall reimburse Parent for all reasonable and documented out-of-pocket costs and expenses (including fees and disbursements of counsel) actually incurred in connection with the collection of such overdue amount and the enforcement by Parent of its rights under this Section 8.3; and (ii) the Company shall pay to Parent interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to Parent in full) at a rate per annum 300 basis points over the “prime rate” (as announced by Bank of America, N.A. or any successor thereto) in effect on the date such overdue amount was originally required to be paid.

(h) Any fee or other amount payable to Parent pursuant to this Section 8.3 shall be paid by the Company free and clear of all deductions and withholdings, except as required by applicable Legal Requirements.

Section 9. MISCELLANEOUS PROVISIONS

9.1 Amendment. This Agreement may be amended with the approval of the respective boards of directors of the Company (acting upon the recommendation of the Special Committee to take such action) and Merger Sub at any time (whether before or after the adoption of this Agreement by the Members); provided, however, that after any such adoption of this Agreement by the Members, no amendment shall be made which by law requires further approval of the Members without the further approval of such Members. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

9.2 Waiver.

(a) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy. No single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given; provided that any such waiver made by the Company that adversely affects the rights hereunder that inure to Members shall require the prior recommendation of the Special Committee.

9.3 No Survival of Representations and Warranties. None of the representations and warranties contained in this Agreement shall survive the Merger.

9.4 Entire Agreement; Counterparts; Exchanges by Facsimile or Electronic Delivery. This Agreement (including all Exhibits and Schedules hereto), the Ancillary Agreements, the Equity Commitment Letter and any Support Letters constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof; provided, however, that, except as provided below, the provisions of the Confidentiality Agreement shall not be superseded and shall remain in full force and effect in accordance with their terms. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery shall be sufficient to bind the parties to the terms of this Agreement.

9.5 Applicable Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

(b) In any action between any of the parties arising out of or relating to this Agreement or any of the Contemplated Transactions, each of the parties: (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in any state court of Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case each of the parties irrevocably and unconditionally consents and submits to the jurisdiction of the United States District Court for the District of Delaware); (ii) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court; and (iii) agrees that it will not bring any such action in any court other than such courts. Service of any process, summons, notice or document to any party’s address and in the manner set forth in Section 9.9 shall be effective service of process for any such action. Without limiting the obligations of the parties to provide notice as set forth in Section 9.9, each party hereto irrevocably designates The Corporation Trust Company as its agent and attorney-in-fact for the acceptance of service of process in any such action or proceeding and for the taking of all such acts as may be necessary or appropriate in order to confer jurisdiction over it before the aforesaid courts and each party hereto stipulates that such consent and appointment is irrevocable and coupled with an interest. Notwithstanding the foregoing in this Section 9.5(b), a party may commence any legal action or proceeding in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts. Each party hereto further waives any claim and will not assert that venue should properly lie in any other location within the selected jurisdiction.

(c) EACH PARTY ACKNOWLEDGES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS. EACH PARTY ACKNOWLEDGES, AGREES AND CERTIFIES THAT: (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD, IN THE EVENT OF LITIGATION, SEEK TO PREVENT OR DELAY ENFORCEMENT OF EITHER OF SUCH WAIVERS; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS; (iii) IT MAKES SUCH WAIVERS VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5(c).

9.6 Disclosure Schedule. The Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Section 2 (or other applicable provision of this Agreement), and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered section in Section 2 (or other applicable provision of this Agreement), and shall not be deemed to relate to or to qualify any other representation or warranty, except where it is reasonably apparent upon a reading of the disclosure that such information is intended to qualify another representation or warranty.

9.7 Attorneys’ Fees. In addition to and without limiting the remedies available under this Agreement, in any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive its reasonable attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

9.8 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the parties’ respective rights, interests or obligations hereunder may be assigned by either party, in whole or in part, by operation of law or otherwise, without the prior written consent of the other party, and any attempted assignment of this Agreement or any of such rights, interests or obligations by either party without the other party’s prior written consent shall be void and of no effect.

9.9 Notices.

(a) All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service or delivery if served personally on the party to whom notice is to be given or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained), (ii) on the day after delivery to Federal Express or similar overnight courier to the party as follows or (iii) on the date sent by e-mail of a “portable document format” (.pdf) document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient:

if to Parent or Merger Sub:

c/o SB Group US, Inc.

1 Circle Star Way

San Carlos, CA 94070

Attention: Brian Wheeler

Email: brian@softbank.com

and

c/o SoftBank Group Capital Limited

69 Grosvenor St.

London, England W1K 3JP

Attention: Jonathan Bullock

Email: jb@softbank.com

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153-0119

Attention: Harvey Eisenberg, Esq.

Facsimile: 212-310-8007

Email: harvey.eisenberg@weil.com

and

Weil, Gotshal & Manges LLP

200 Crescent Court

Suite 300

Dallas, TX 75201

Attention: James R. Griffin, Esq.

Facsimile: 214-746-7777

Email: james.griffin@weil.com

and

Kirkland & Ellis LLP

601 Lexington Ave.

New York, NY 10022

Attention:    Norm Champ, P.C.

                    Jeffrey A. Fine, P.C.

                    Sean D. Rodgers, P.C.

Facsimile: 212-446-4900

Email:     norm.champ@kirkland.com

                sean.rodgers@kirkland.com

                jeffrey.fine@kirkland.com

if to the Company:

Fortress Investment Group LLC

1345 Avenue of the Americas

New York, NY 10105

Attention: David N. Brooks

Facsimile: 212-798-6131

Email: dbrooks@fortress.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

Attention: Joseph A. Coco, Esq.

                 Peter D. Serating, Esq.

Facsimile: 212-735-2000

Email: joseph.coco@skadden.com

           peter.serating@skadden.com

and

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Attention: John H. Butler, Esq.

Facsimile: 212-701-5800

Email: john.butler@davispolk.com

(b) Any party may change its address or facsimile number for the purpose of this Section 9.9 by giving the other party written notice of its new information in the manner set forth above.

9.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the invalid or unenforceable term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

9.11 Remedies. The parties acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. Accordingly, in the event of any breach or threatened breach by a party of any covenant or obligation contained in this Agreement, the other party shall be entitled to obtain, without proof of actual damages (and in addition to any other remedy to which such other party may be entitled at law or in equity): (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach or threatened breach. The parties hereby waive any requirement for the securing or posting of any bond in connection with any such remedy. Without limiting the generality of the foregoing, the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall be entitled to specific performance of each covenant and obligation of the Company or Parent and Merger Sub, as applicable, contained in this Agreement, including the parties’ obligation to consummate the Merger, the Company’s obligations in Section 4.3 and Section 5.2, and Parent’s and Merger Sub’s obligations under Section 5.14.

9.12 Non-Recourse. This Agreement may only be enforced against, and any Legal Proceeding that may be based upon, in respect of, arise under, out of or by reason of, be connected with or relate in any manner to this Agreement, or the negotiation, execution, performance or breach, of this Agreement, including, any representation or warranty made or alleged to have been made in, in connection with or as an inducement to, this Agreement (each of such above-described legal, equitable or other theories or sources of liability, a “Recourse Theory”) may only be made or asserted against (and are expressly limited to) the Persons that are expressly identified as parties hereto in the preamble to and signature pages of this Agreement and solely in their capacities as such, against Guarantor as provided in the Guarantee and against Sponsor as provided in the Equity Commitment Letter. No Person who is not a party hereto (including, (a) any former, current or future direct or indirect equity holder, controlling Person, management company, incorporator, member, partner, manager, director, officer, employee, agent, Affiliate, assignee, attorney or representative of, and any financial advisor or lender to (all above-described Persons in this sub-clause (a), collectively, “Affiliated Persons”) a party hereto or any Affiliate of such party, and (b) any Affiliated Persons of such Affiliated Persons but specifically excluding the parties hereto, the Guarantor and the Sponsor (the Persons in sub-clauses (a) and (b), together with their respective successors, assigns, heirs, executors or administrators, collectively, but specifically excluding the parties hereto, and the Guarantor, the Sponsor and any Acquiring Person (as defined in the Guarantee), “Non-Parties”)) will have any liability whatsoever in respect of, based upon or arising out of any Recourse Theory under this Agreement. Without limiting the rights of any party hereto against the other parties hereto as set forth herein, in no event will any party hereto, any of its Affiliates or any Person claiming by, through or on behalf of any of them institute any Legal Proceeding under any Recourse Theory against any Non-Party. Notwithstanding anything to the contrary in this Section 9.12, nothing herein shall be deemed to limit any liabilities or other obligations of the Guarantor or any Acquiring Person under the Guarantee, Sponsor as provided in the Equity Commitment Letter or any Seller (as such term is defined in the Founders Agreement) under the Founders Agreement.

9.13 Parties in Interest. Except for the rights pursuant to Section 5.5 (of which the Persons who are entitled to indemnification or insurance, as the case may be, thereunder are intended beneficiaries following the Effective Time), Section 5.7 (of which the holders of Company RSUs are the intended beneficiaries following the Effective Time) and Section 5.16 (of which the Persons who are entitled to reimbursement or indemnification, as the case may be, thereunder are intended beneficiaries), nothing in this Agreement is intended to confer, and does not confer, any rights or remedies under or by reason of this Agreement (or any breach hereof) on any Persons (including the Members of the Company, any Fund or Client or any other Person), other than (a) the parties hereto and their respective successors and permitted assigns, and (b) the rights of the Members to receive the Merger Consideration in accordance with this Agreement. Nothing in this Agreement is intended to relieve or discharge the obligations or liability of any third Persons to the Company, Parent or Merger Sub. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 9.2 without notice or liability to any other person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

9.14 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Unless otherwise indicated or the context otherwise requires: (i) any definition of or reference to any agreement, instrument or other document or any Legal Requirement in this Agreement shall be construed as referring to such agreement, instrument or other document or Legal Requirement as from time to time amended, supplemented or otherwise modified; (ii) any reference in this Agreement to any Person shall be construed to include such Person’s successors and assigns; (iii) any reference herein to “Sections,” “Exhibits” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits or Schedules to this Agreement; and (iv) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof.

(e) Unless otherwise specifically indicated, all references to “dollars” or “$” will be deemed references to the lawful money of the United States of America.

(f) The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections, Annexes and Exhibits are to Sections, Annexes and Exhibits of this Agreement unless otherwise specified. All Exhibits and Annexes annexed to this Agreement or referred to in this Agreement are incorporated in and made a part of this Agreement as if set forth in full in this Agreement. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. The phrase “ordinary course of business” shall mean, with respect to the Acquired Companies, the ordinary course of business consistent with past practices of the Acquired Companies, and with respect to any other Person, the ordinary course of business consistent with past practices of such Person, in each case, in all material respects. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

9.15 Limited Guarantee; Support Letters. For the avoidance of doubt, if and to the extent Parent and/or Merger Sub would be prevented under the express terms of Sections 6 or 8 of this Agreement from relying on any condition or exercising any termination right if Parent and/or Merger Sub were in breach of or had otherwise not complied with its obligations under the provisions of this Agreement which are also binding on Sponsor pursuant to Section 12 of the Limited Guarantee or any Applicable Investor pursuant to its Support Letter, Parent and Merger Sub shall also be so prevented from relying on any such condition or exercising any such termination right if and to the extent Sponsor is in breach of or has not otherwise complied with its corresponding obligations under Section 12 of the Limited Guarantee and/or such Applicable Investor is in breach of or has otherwise not complied with its corresponding obligations in its Support Letter.

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In Witness Whereof, the parties have caused this Agreement to be duly executed as of the date first above written.

SB Foundation Holdings LP

By:	SB Foundation Holdings (GP) LLC, its general partner

By:	SoftBank Group Corp.,
its sole member

By:	/s/ Masayoshi Son
Name: Masayoshi Son
Title: Chairman & CEO

Foundation Acquisition LLC

By:	SB Foundation Holdings LP, its sole member

By:	SB Foundation Holdings (GP) LLC,
its general partner

By:	SoftBank Group Corp.,
its sole member

By:	/s/ Masayoshi Son
Name: Masayoshi Son
Title: Chairman & CEO

Fortress Investment Group LLC

By:	/s/ David N. Brooks
Name: David N. Brooks
Title: Secretary

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

2015 Financial Statements. “2015 Financial Statements” shall mean the audited consolidated balance sheets of the Acquired Companies as of December 31, 2015 (including, in each case, the notes, if any, thereto).

Acquired Companies. “Acquired Companies” shall mean, collectively, the Company and the Company’s Subsidiaries.

Acquired Company Returns. “Acquired Company Returns” shall have the meaning set forth in Section 2.17(a).

Acquisition Inquiry. “Acquisition Inquiry” shall mean an inquiry, indication of interest or request for information (other than an inquiry, indication of interest or request for information made or submitted by Parent or any of its Subsidiaries) that would reasonably be expected to lead to an Acquisition Proposal.

Acquisition Proposal. “Acquisition Proposal” shall mean any offer or proposal (other than an offer or proposal made or submitted by Parent or any of its Subsidiaries) contemplating or otherwise relating to any Acquisition Transaction.

Acquisition Transaction. “Acquisition Transaction” shall mean any transaction or series of transactions (other than the Contemplated Transactions and provided that, for the avoidance of doubt, no disposition of any Portfolio Company or other assets by a Fund or Permanent Capital Vehicle, in each case, in the ordinary course of business, shall constitute an “Acquisition Transaction”) involving:

(a) any merger, consolidation, amalgamation, share exchange, business combination, joint venture, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction: (i) in which the Company is a constituent or participating corporation; (ii) in which a Person or “group” (as defined in the Exchange Act and the rules thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing 15% or more of the outstanding securities of any class (or instruments convertible into or exercisable or exchangeable for 15% or more of any such class) of the Company; or (iii) in which the Company issues securities representing 15% or more of the outstanding securities of the Company (or instruments convertible into or exercisable or exchangeable for 15% or more of any such securities); or

(b)    any sale, lease, exchange, transfer, license, sublicense, acquisition or disposition or liquidation or dissolution of any business or businesses or assets that constitute or account for 15% or more of the consolidated net revenues, consolidated net income or consolidated assets of the Acquired Companies taken as a whole (including equity securities of the Company’s Subsidiaries).

Act. “Act” shall mean the Limited Liability Company Act of the State of Delaware.

Advisers Act. “Advisers Act” shall mean the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder by the SEC.

Advisers Act Consent. “Advisers Act Consent” shall have the meaning set forth in Section 2.3.

Advisor. “Advisor” shall mean, with respect to any Person, each accountant, broker, investment banker, finder, financial advisor, consultant, legal counsel or other similar Person that is or has ever been retained by or authorized to act on behalf of, or is performing or has ever performed services for, such Person.

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Affiliate. “Affiliate” of any Person shall mean another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person; provided, that no Fund (including a Company Fund), Portfolio Company, Permanent Capital Vehicle or any of their respective Affiliates shall be deemed an “Affiliate” of any Acquired Company or their respective Affiliates.

Affiliated Persons. “Affiliated Persons” shall have the meaning set forth in Section 9.12.

Agreement. “Agreement” shall mean the Agreement and Plan of Merger to which this Exhibit A is attached, as it may be amended from time to time.

Alternative Acquisition Agreement. “Alternative Acquisition Agreement” shall have the meaning set forth in Section 8.1(h).

Alternative Credit Clients. “Alternative Credit Clients” shall mean those Clients set forth and designated as Alternative Credit Clients on Part 2.3(i) of the Disclosure Schedule.

Ancillary Agreements. “Ancillary Agreements” shall mean the Founders Agreement, the TRA Waiver, Support Agreements and the Limited Guarantee.

Applicable Investment. “Applicable Investment” shall have the meaning set forth in Section 5.16.

Applicable Investor. “Applicable Investor” shall have the meaning set forth in Section 5.16.

Applicable Percentage. “Applicable Percentage” shall mean (i) 49.9% during the first 14 calendar days of the Permitted Syndication Period and (ii) 24.9% during the remainder of the Permitted Syndication Period.

Base Aggregate Management Fees. “Base Aggregate Management Fees” shall mean the aggregate management fees, calculated on an annualized basis, of each Client as set forth in Schedule B.

Base Date. “Base Date” shall mean December 31, 2016.

beneficial ownership. “beneficial ownership,” “beneficially own” and correlative terms shall have the meaning ascribed to such term in Rule 13d-3 of the Exchange Act.

Benefit Plan. “Benefit Plan” shall have the meaning set forth in Section 2.18(a).

BHC Act. “BHC Act” shall have the meaning set forth in Section 2.29.

business day. “business day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

Certifications. “Certifications” shall have the meaning set forth in Section 2.7(a).

CFIUS. “CFIUS” shall mean the Committee on Foreign Investment in the United States.

CFIUS Clearance. “CFIUS Clearance” shall mean that any of the following shall have occurred: (i) the 30 day review period under the DPA commencing on the date that the CFIUS Notice is accepted by CFIUS shall have expired and the parties shall have received written notice from CFIUS that such review has been concluded and that either the Contemplated Transactions do not constitute a “covered transaction” under the DPA or there are no unresolved national security concerns; (ii) an investigation shall have been commenced after such 30 day review period and CFIUS shall have determined to conclude all deliberative action under the DPA

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without sending a report to the President of the United States, and the parties shall have received written notice from CFIUS that either the Contemplated Transactions do not constitute a “covered transaction” under the DPA or there are no unresolved national security concerns, and all action under the DPA is concluded with respect to the Contemplated Transactions; or (iii) CFIUS shall have sent a report to the President of the United States requesting the President’s decision and either (A) the period under the DPA during which the President may announce his decision to take action to suspend, prohibit or place any limitations on the Contemplated Transactions shall have expired without any such action being threatened, announced or taken or (B) the President shall have announced a decision not to take any action to suspend, prohibit or place any limitations on the Contemplated Transactions.

CFIUS Notice. “CFIUS Notice” shall mean a joint voluntary notice with respect to the Contemplated Transactions prepared by Parent and the Company and submitted to CFIUS in accordance with the requirements of the DPA.

CFIUS Turndown. “CFIUS Turndown” shall have the meaning set forth in Section 5.4(h).

Class A Share. “Class A Share” shall mean the Class A Shares, no par value per share, of the Company.

Class A Share Certificate. “Class A Share Certificate” shall have the meaning set forth in Section 1.6.

Class B Share. “Class B Share” shall mean the Class B Shares, no par value per share, of the Company.

Class B Share Certificate. “Class B Share Certificate” shall have the meaning set forth in Section 1.6.

Client. “Client” shall mean any Person to which any Acquired Company provides investment management or investment advisory services, including any sub-advisory services, relating to securities or other financial instruments, commodities, real estate or any other type of asset, pursuant to an Investment Advisory Arrangement. For the avoidance of doubt, “Clients” shall not include the Acquired Companies.

Client Contract. “Client Contract” shall mean a Contract under which any Acquired Company provides investment advisory, investment management, investment sub-advisory, administration or similar services.

Closing. “Closing” shall have the meaning set forth in Section 1.3.

Closing Date. “Closing Date” shall have the meaning set forth in Section 1.3.

Code. “Code” shall mean the Internal Revenue Code of 1986, as amended.

Collateral Manager. “Collateral Manager” shall have the meaning set forth in Section 2.13(a).

Collateral Management Agreement. “Collateral Management Agreement” shall have the meaning set forth in Section 2.13(b).

Company. “Company” shall have the meaning set forth in the preamble to this Agreement.

Company 401(k) Plan. “Company 401(k) Plan” shall mean the FIG LLC 401(k) Profit Sharing Plan &Trust.

Company Advisor. “Company Advisor” shall have the meaning set forth in Section 2.25(a).

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Company Associate. “Company Associate” shall mean any current or former employee, independent contractor or consultant who is a natural person, or director of or to any of the Acquired Companies or any Affiliate of any Acquired Company, but solely with respect to the period during which such person served as an employee, independent contractor or consultant to any of the Acquired Companies or any Affiliate of any Acquired Company.

Company Board. “Company Board” shall have the meaning set forth in the recitals to this Agreement.

Company Board Recommendation. “Company Board Recommendation” shall have the meaning set forth in Section 5.2(b).

Company Capital Stock. “Company Capital Stock” shall mean the Class A Shares, Class B Common Shares, and the Preferred Shares.

Company Contract. “Company Contract” shall mean any Contract: (a) to which any of the Acquired Companies is a party; (b) by which any of the Acquired Companies or any asset of any of the Acquired Companies is or may become bound or under which any of the Acquired Companies has, or may become subject to, any obligation; or (c) under which any of the Acquired Companies has or may acquire any right or interest.

Company Equity Plans. “Company Equity Plans” shall mean the Company’s Amended and Restated 2007 Omnibus Equity Incentive Plan and the Company’s 2016 Omnibus Equity Incentive Plan.

Company Financial Statements. “Company Financial Statements” shall mean the: (a) audited consolidated balance sheets of the Acquired Companies as of December 31, 2014 and December 31, 2015 (including, in each case, the notes, if any, thereto); and (b) unaudited consolidated balance sheet of the Acquired Companies as of September 30, 2016 (including the notes, if any, thereto).

Company Fund. “Company Fund” means any investment fund or other collective investment vehicle that is a distinct Entity (including any general or limited partnership, corporation, trust or limited liability company, and including each separate portfolio or series of any of the foregoing and whether or not dedicated to a single investor but excluding, for the avoidance of doubt, each of the Permanent Capital Vehicles) (a) sponsored or controlled by an Acquired Company or (b) for which an Acquired Company acts as the principal investment adviser, investment manager, collateral manager, general partner, managing member, manager or in a similar capacity; provided, however, that Company Funds shall not include any Managed Accounts, Sub-advisory Relationships or, for the avoidance of doubt, any Portfolio Companies. The Company Funds as of the date of this Agreement are set forth on Part 2.3(i) of the Disclosure Schedule.

Company Intellectual Property Right. “Company Intellectual Property Right” shall mean each Intellectual Property Right owned by any Acquired Company.

Company Lease. “Company Lease” shall have the meaning set forth in Section 2.10(b).

Company Members’ Meeting. “Company Members’ Meeting” shall have the meaning set forth in Section 5.2(a).

Company Organizational Documents. “Company Organizational Documents” means the certificate of formation of the Company and the LLC Agreement, together with all amendments thereto.

Company Real Property. “Company Real Property” means any real property covered by a Lease under which either the Acquired Companies is a lessee.

Company Restricted Share. “Company Restricted Share” shall mean each Class A Share that is unvested or is subject to a repurchase option or obligation, risk of forfeiture or other condition under any

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applicable restricted share purchase agreement or other Contract with the Company or under which the Company has any rights, whether granted by the Company pursuant to the Company Equity Plans, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted.

Company RSU. “Company RSU” shall mean each restricted share unit award representing the right to vest in and be issued Class A Shares by the Company, whether granted by the Company pursuant to the Company Equity Plans, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted and whether vested or unvested.

Company SEC Documents. “Company SEC Documents” shall mean each report, schedule, registration statement, proxy, form, statement or other document filed with, or furnished to, the SEC by the Company, but excluding the Proxy Statement.

Company Subsidiary Securities. “Company Subsidiary Securities” shall have the meaning set forth in Section 2.6(d).

Confidentiality Agreement. “Confidentiality Agreement” shall mean that certain confidentiality agreement described on Part A of the Disclosure Schedule.

Consent. “Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

Contemplated Transactions. “Contemplated Transactions” shall mean: (a) all actions and transactions contemplated by the Agreement (including the Implementation Schedule), including the Merger; and (ii) all actions and transactions contemplated by the Support Agreements.

Continuation Period. “Continuation Period” shall have the meaning set forth in Section 5.6(a).

Continuing Employee. “Continuing Employee” shall have the meaning set forth in Section 5.6(a).

Contract. “Contract” shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, arrangement, settlement, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy or benefit plan, in each case which is legally binding.

Controlled Fund. “Controlled Funds” shall mean each Fund other than Non-Controlled Funds.

DDTC. “DDTC” shall mean the U.S. Department of State Directorate of Defense Trade Controls.

Designated Side Letter. “Designated Side Letter” shall mean any side letter or similar arrangement that was entered into on or after January 1, 2014.

Disclosure Schedule. “Disclosure Schedule” shall mean the disclosure schedule that has been prepared by the Company in accordance with the requirements of Section 9.6 and that has been delivered by the Company to Parent on the date of the Agreement.

Domain Name. “Domain Name” shall mean the any or all of the following and all worldwide rights in, arising out of, or associated therewith: domain names, uniform resource locators and other names and locators associated with the internet.

DPA. “DPA” shall mean Section 721 of Title VII of the Defense Production Act of 1950, as amended, including the amendments under the Omnibus Trade and Competitiveness Act of 1988 and the Foreign Investment and National Security Act of 2007 (codified at 50 U.S.C. 4565) and including the regulations of CFIUS promulgated thereunder, codified at 31 C.F.R. Part 800, et seq.

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Effective Time. “Effective Time” shall have the meaning set forth in Section 1.3.

Employment Laws. “Employment Laws” shall have the meaning set forth in Section 2.19(a).

Encumbrance. “Encumbrance” shall mean any lien (statutory or other), pledge or other deposit arrangement, hypothecation, charge, assessment, levy, assignment, mortgage, deed of trust, easement, encroachment, imperfection of title, title exception, title defect, title retention, right of possession, lease, tenancy license, security interest, executory seizure, attachment, garnishment, encumbrance (including any exception, reservation or limitation, right of way, and the like), conditional sale, the filing of any financial statement under the Uniform Commercial Code or comparable law of any jurisdiction, option, claim or right of or obligation to any Person, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

End Date. “End Date” shall mean December 31, 2017.

Entity. “Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

Environmental Law. “Environmental Law” shall mean all applicable Legal Requirements relating to pollution, protection of the environment, protection of natural resources or workplace health and safety as relates to the presence of Hazardous Materials.

Equitable Exception. “Equitable Exception” shall have the meaning set forth in Section 2.4(c).

Equity Commitment Letter. “Equity Commitment Letter” shall have the meaning set forth in Section 3.5(a).

Equity Financing. “Equity Financing” shall have the meaning set forth in Section 3.5(a).

Equity Syndication. “Equity Syndication” shall have the meaning set forth in Section 5.16.

Equity Syndication Period End Date. “Equity Syndication Period End Date” shall have the meaning set forth in Section 5.16.

ERISA. “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

Exchange Act. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

Federal Reserve. “Federal Reserve” shall have the meaning set forth in Section 5.4(j).

Foreign Benefit Plan. “Foreign Benefit Plan” shall mean each Benefit Plan that is not subject to U.S. Legal Requirements and is maintained primarily in respect of any current or former employees or directors of any of the Acquired Companies who are located outside of the United States.

Founder. “Founder” shall mean Peter Briger, Wesley Edens and Randal Nardone.

Founders Agreement. “Founders Agreement” shall have the meaning set forth in the recitals to this Agreement.

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Fund. “Fund” means any Company Fund, Managed Account or Sub-advisory Relationship.

Fund Board Approval. “Fund Board Approval” shall have the meaning set forth in Section 5.3(a)(ii).

Fund Document. “Fund Document” shall mean as of the date hereof each partnership agreement, operating agreement, shareholders’ agreement, Investment Advisory Arrangement, prospectus, offering document and any material amendments, modifications, supplements or waivers with respect to any of the foregoing (A) related to each Controlled Fund, and (B) related to each Non-Controlled Fund and to which any Acquired Company is a party.

Fund Report. “Fund Report” shall have the meaning set forth in Section 2.13(f).

Fund Shareholder Approval. “Fund Shareholder Approval” shall have the meaning set forth in Section 5.3(a)(iii).

GAAP. “GAAP” shall mean generally accepted accounting principles in the United States.

Governmental Authorization. “Governmental Authorization” shall mean any (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement or (b) right under any Contract with any Governmental Body, and shall also include the expiration of the waiting period under the HSR Act and any required approval or clearance of any Governmental Body pursuant to any applicable foreign Legal Requirement relating to antitrust or competition matters.

Governmental Body. “Governmental Body” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal); or (d) Self-Regulatory Organization.

Guarantee. “Guarantee” shall have the meaning set forth in the recitals to this Agreement.

Guarantor. “Guarantor” shall have the meaning set forth in the recitals to this Agreement.

Hazardous Materials. “Hazardous Materials” shall mean any material, substance, chemical, or waste (or combination thereof) that is listed, defined, designated, regulated or classified as hazardous, toxic, radioactive, dangerous, a pollutant, a contaminant, petroleum, oil, or words of similar meaning or effect under any Legal Requirement relating to pollution, waste, or the environment.

HSR Act. “HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Implementation Schedule. “Implementation Schedule” shall have the meaning set forth in Section 1.3.

Intellectual Property Rights. “Intellectual Property Rights” shall mean any or all of the following and all worldwide common law and statutory rights in, arising out of, or associated therewith: (a) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, certificates of invention and statutory invention registrations, continued prosecution applications, requests for continued examination, reexaminations, continuations and continuations-in-part thereof (“Patents”); (b) copyrights, and registrations and applications therefor, mask works, whether registered or not, and all other rights corresponding thereto throughout the world including moral and economic rights of authors and inventors, however denominated

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(“Copyrights”); (c) industrial designs and any registrations and applications therefor; (d) trade names, trade dress, slogans, all identifiers of source, fictitious business names (D/B/As), Domain Name, logos, trademarks and service marks, including all goodwill therein, and any and all common law rights, registrations and applications therefor (“Trademarks”); (e) trade secrets (including, those trade secrets defined in the Uniform Trade Secrets Act and under corresponding foreign statutory and common law), and other proprietary business, technical and know-how information, non-public information, and confidential information, including all proprietary source code, documentation, processes, technology, formulae, customer lists, business and marketing plans, inventions (whether or not patentable) and marketing information and rights to limit the use or disclosure thereof by any Person, including proprietary databases and data collections and all rights therein (“Trade Secrets”); and (f) any similar or equivalent rights to any of the foregoing (as applicable).

Intervening Event. “Intervening Event” shall have the meaning set forth in Section 5.2(d)(ii).

Investment Adviser Subsidiary. “Investment Adviser Subsidiary” shall have the meaning set forth in Section 2.13(a).

Investment Advisory Arrangement. “Investment Advisory Arrangement” shall mean a Contract under which any Acquired Company acts as an investment manager, investment adviser, collateral manager or sub-advisor to, or manages any investment or trading account for, any Person (other than any Acquired Company).

Investment Company Act. “Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder by the SEC.

Investor Waiver. “Investor Waiver” shall have the meaning set forth in Section 2.3.

IRS. “IRS” shall mean the United States Internal Revenue Service.

ITAR. “ITAR” shall mean the International Traffic in Arms Regulations, as set forth in 22 C.F.R. Parts 120 to 130, as amended.

ITAR Pre-Notification Requirement. “ITAR Pre-Notification Requirement” shall mean the submission by the Company of a notice (including all required accompanying materials) to DDTC via registered, overnight mail and email at least 60 days in advance of the Closing Date, as provided for in 22 C.F.R. § 122.4(b) and DDTC’s 60-Day Notice Guidance.

Key Employee. “Key Employee” shall mean any (i) executive officer of the Company and (ii) any Person set forth on Part B of the Disclosure Schedule.

Knowledge. “Knowledge” shall mean in the case of the Company, the actual knowledge of those persons set forth on Part C-1 of the Disclosure Schedule, and in the case of Parent or Merger Sub, the actual knowledge of those persons set forth on Part C-2 of the Disclosure Schedule.

Leases. “Leases” means any lease, sublease or other agreement under which the Acquired Companies: (a) leases, uses, occupies or has the right to use or occupy, any real property, or (b) grants to a third party any right to lease, use or occupy any real property.

Legal Proceeding. “Legal Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, claim, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before any court or other Governmental Body or any arbitrator or arbitration panel.

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Legal Requirement. “Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, order, award, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

Liability. “Liability” shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

Limited Guarantee. “Limited Guarantee” shall mean the Limited Guarantee delivered to the Company and the Sellers (as defined in the Founders Agreement) by the Sponsor, dated as of the date hereof.

LLC Agreement. “LLC Agreement” shall mean the Fourth Amended and Restated Limited Liability Company Agreement of the Company, effective as of August 10, 2009.

LC Clients. “LC Clients” shall mean those Clients set forth on Part 2.3(i) of the Disclosure Schedule under the heading “LC Clients.”

Made Available to Parent. Any statement in Section 2 to the effect that any information, document or other material has been “Made Available to Parent” shall mean that such information, document or material was: (a) publicly available on the SEC EDGAR database by the Company in un-redacted form; (b) delivered to Parent or Parent’s Representatives via electronic mail or other electronic form (e.g., thumb drive) or in hard copy form at least 24 hours prior to the execution of the Agreement; or (c) made available for review by Parent or Parent’s Representatives at least 24 hours prior to the execution of the Agreement in the virtual data room maintained by the Company with Intralinks in connection with the Merger.

Managed Account. “Managed Account” means any investment account that is owned by a Client (or any nominee of such Client) for which an Acquired Company provides investment advice for compensation on a discretionary or non-discretionary basis; provided, however, that a Managed Account does not include a Sub-advisory Relationship. For the avoidance of doubt, solely as used in this definition, a “Client” shall include any investment fund or collective investment vehicle sponsored or managed by an investment adviser that is not an Acquired Company. The Managed Accounts as of the date of this Agreement are set forth on Part 2.3(i) of the Disclosure Schedule.

Material Adverse Effect. “Material Adverse Effect” shall mean any effect, change, development, claim, event or circumstance that, considered individually or together with all other effects, changes, developments, claims, events and circumstances, has had or would reasonably be expected to have or result in a material adverse effect on: (a) the business, financial condition, operations or financial performance of the Acquired Companies taken as a whole; or (b) the ability of the Company to consummate the Merger; provided, however, that, in the case of clause “(a)” above, an effect, change, development, claim, event or circumstance occurring after the date of this Agreement shall not be deemed to be a Material Adverse Effect if such effect, change, development, claim, event or circumstance arises out of, results from or relates to: (i) the execution, announcement, pendency or consummation of the Merger or the other Contemplated Transactions (including any litigation or loss of or adverse change in the relationship of the Acquired Companies with their respective Funds, Permanent Capital Vehicles, Members, employees, Clients or partners), (ii) general economic or political conditions (including cyber-attacks and acts of terrorism, sabotage or war, and including any escalation or general worsening of any such cyber-attacks or acts of terrorism, sabotage or war) to the extent that such conditions do not disproportionately affect the Acquired Companies, taken as a whole, as compared to other companies participating in the same industry as the Company, (iii) general conditions in the industry in which the Acquired Companies operate to the extent that such conditions do not disproportionately affect the Acquired

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Companies, taken as a whole, as compared to other companies participating in the same industry as the Company, (iv) any changes in the financial, credit, banking, securities or commodities markets in the United States or any other country or region of the world (including changes in interest rates, exchange rates, stock, bond and/or debt prices), (v) any changes (after the date hereof) in GAAP or applicable Legal Requirements (or interpretations thereof), (vi) any failure by the Company to meet internal or analysts’ estimates or projections (it being understood that any cause of any such failure may be taken into consideration when determining whether a Material Adverse Effect has occurred, to the extent not otherwise excluded by another exception herein), (vii) any acts by the Company or any of its Subsidiaries following the request of Parent and to which Parent consents or any omissions of the Company or any of its Subsidiaries required by the terms of this Agreement, (viii) any termination of Client accounts or reduction in assets under management in respect of any Fund or other Client, (ix) any change, in and of itself, in the market price or trading volume of the Class A Shares (it being understood that any cause of any such change may be taken into consideration when determining whether a Material Adverse Effect has occurred, to the extent not otherwise excluded by another exception herein), or (x) the occurrence of any epidemic, hurricane, earthquake, or other natural disaster to the extent such conditions do not disproportionately affect the Acquired Companies, taken as a whole, compared to other companies participating in the same industry as the Company.

Material Contract. “Material Contract” shall have the meaning set forth in Section 2.12(a).

Maximum Amount. “Maximum Amount” shall have the meaning set forth in Section 5.5(c).

Member. “Member” shall have the meaning set forth in the LLC Agreement.

Merger. “Merger” shall have the meaning set forth in the recitals to this Agreement.

Merger Consideration. “Merger Consideration” shall mean the cash consideration that a holder of Class A Shares is entitled to receive in exchange for such Class A Shares pursuant to Section 1.5.

Merger Sub. “Merger Sub” shall have the meaning set forth in the preamble to this Agreement.

Multiemployer Plan. “Multiemployer Plan” shall have the meaning ascribed to such term in Section 4001(a)(3) of ERISA.

Negative Consent. “Negative Consent” shall have the meaning set forth in Section 5.3(a)(i).

Negative Consent Eligible. “Negative Consent Eligible” means, with respect to any Investment Advisory Arrangement, that such Investment Advisory Arrangement is designated in Part 2.3 of the Disclosure Schedule as Negative Consent Eligible.

New Plan. “New Plan” shall have the meaning set forth in Section 5.6(d).

Non-Controlled Funds. “Non-Controlled Funds” means each Managed Account and each Fund subject to a Sub-advisory Relationship (in each case, other than the Permanent Capital Vehicles).

Non-Parties. “Non-Parties” shall have the meaning set forth in Section 9.12.

Notice. “Notice” shall have the meaning set forth in Section 5.3(a)(i).

Ordinary Examinations. “Ordinary Examinations” shall have the meaning set forth in Section 2.16(g).

OFAC. “OFAC” shall have the meaning set forth in Section 2.16(m).

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OP Units. “OP Units” shall have the meaning set forth in the Founders Agreement.

Operating Partnerships. “Operating Partnerships” shall mean each of Fortress Operating Entity I LP, FOE II (New) LP and Principal Holdings I LP.

Order. “Order” shall mean any order, writ, injunction, judgment or decree.

Parent. “Parent” shall have the meaning set forth in the preamble to this Agreement.

Paying Agent. “Paying Agent” shall have the meaning set forth in Section 1.7(a).

Payment Fund. “Payment Fund” shall have the meaning set forth in Section 1.7(a).

Permanent Capital Vehicles. “Permanent Capital Vehicles” shall mean Drive Shack Inc. (formerly known as Newcastle Investment Corp.), Eurocastle Investment Limited, Fortress Transportation and Infrastructure Investors LLC, New Media Investment Group Inc., New Residential Investment Corp., and New Senior Investment Group Inc.

Permitted Dividends. “Permitted Dividends” shall mean a maximum of two regular quarterly dividends declared and paid prior to the Closing (i) on shares of Company Capital Stock, OP Units or PH Units after November 9, 2016, (ii) in an amount not to exceed $0.09 per quarter per share of Company Capital Stock, OP Unit or PH Unit, as applicable, and (iii) that are payable no earlier than March 21, 2017 (with respect to the quarterly period ended December 31, 2016), and May 19, 2017 (with respect to the quarterly period ended March 31, 2017).

Permitted Encumbrance. “Permitted Encumbrance” shall mean: (a) liens for Taxes not yet due and payable, for which adequate reserves have been maintained in accordance with GAAP; (b) Encumbrances imposed by Legal Requirements, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s liens and other similar liens arising in the ordinary course of business; (c) licenses and similar rights granted in Intellectual Property Rights in the ordinary course of business; (d) pledges or deposits arising in the ordinary course of business to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations; (e) minor survey exceptions, reciprocal easement agreements and other customary encumbrances on title to real property that (i) were not incurred in connection with any indebtedness, (ii) do not render title to the property encumbered thereby unmarketable; and (f) Encumbrances that do not, individually or in the aggregate, materially adversely affect the value of or the use of property for its current and anticipated purposes.

Permitted Syndication Period. “Permitted Syndication Period” shall have the meaning set forth in Section 5.16.

Person. “Person” shall mean any individual, Entity or Governmental Body.

Personal Information. “Personal Information” shall have the meaning set forth in Section 2.11(e).

PH Units. “PH Units” shall have the meaning set forth in the Founders Agreement.

Portfolio Companies. “Portfolio Companies” means any company in which any Client holds any direct or indirect investment, other than a Permanent Capital Vehicle. For the avoidance of doubt, a Portfolio Company may be a Subsidiary if it is controlled by one or more Acquired Companies, other than a Fund.

Pre-Closing Period. “Pre-Closing Period” shall have the meaning set forth in Section 4.1.

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Preferred Share. “Preferred Share” means a limited liability company interest of the Company having the rights and obligations specified with respect to Preferred Shares specified in the LLC Agreement.

Private Equity Clients. “Private Equity Clients” shall mean those Clients set forth on Part 2.3(i) of the Disclosure Schedule.

Proxy Statement. “Proxy Statement” shall have the meaning set forth in Section 5.1.

Proxy Statement Clearance Date. “Proxy Statement Clearance Date” shall mean the first date on which the SEC (or staff of the SEC) has, orally or in writing, confirmed that (a) it has no further comments on the Proxy Statement, or (b) it does not intend to review the Proxy Statement.

QPAM. “QPAM” shall have the meaning set forth in Section 2.13(h).

QPAM Exemption. “QPAM Exemption” shall have the meaning set forth in Section 2.13(h).

Recommendation Change Notice. “Recommendation Change Notice” shall have the meaning set forth in Section 5.2(d)(i).

Record Date. “Record Date” shall have the meaning set forth in Section 5.2(a).

Recourse Theory. “Recourse Theory” shall have the meaning set forth in Section 9.12.

Registered Company Fund. “Registered Company Fund” shall mean a Company Fund registered under the Investment Company Act.

Registered Sub-advised Fund. “Registered Sub-advised Fund” shall mean a Fund in respect of a Sub-Advisory Relationship where such Fund is registered under the Investment Company Act. The Registered Sub-advised Funds as of the date of this Agreement are set forth on Part 2.3(i) of the Disclosure Schedule.

Registered Fund. “Registered Fund” shall mean any Registered Company Fund or Registered Sub-advised Fund. The Registered Funds as of the date of this Agreement are set forth on Part 2.3(i) of the Disclosure Schedule.

Reports. “Reports” shall have the meaning set forth in Section 2.16(a).

Representatives. “Representatives” shall mean directors, officers, other employees, agents, attorneys, accountants, advisors and representatives.

Required Company Member Vote. “Required Company Member Vote” shall have the meaning set forth in Section 2.24.

RSU Cash Payment. “RSU Cash Payment” shall have the meaning set forth in Section 5.7(a).

Sarbanes-Oxley Act. “Sarbanes-Oxley Act” shall mean the Sarbanes-Oxley Act of 2002, as it may be amended from time to time.

SDN List. “SDN List” shall have the meaning set forth in Section 2.16(m).

SEC. “SEC” shall mean the United States Securities and Exchange Commission.

Securities Act. “Securities Act” shall mean the Securities Act of 1933, as amended.

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Self-Regulatory Organization. “Self-Regulatory Organization” shall have the meaning set forth in Section 2.3.

Special Committee. “Special Committee” shall have the meaning set forth in the recitals to this Agreement.

Specified Non-HSR Consents. “Specified Non-HSR Consents” shall have the meaning set forth in Section 6.7.

Specified Subsidiaries. “Specified Subsidiaries” shall have the meaning set forth in Section 2.6(b).

Sponsor. “Sponsor” shall mean SoftBank Group Corp, a corporation incorporated under the laws of Japan.

Sub-advisory Relationship. “Sub-advisory Relationship” means any Contract pursuant to which the Company or any Subsidiary of the Company provides sub-advisory services to any investment fund or other collective investment vehicle (including any general or limited partnership, trust, or limited liability company and whether or not dedicated to a single investor (but excluding, for the avoidance of doubt, any Controlled Fund)) or any account whose principal advisor, general partner, managing member or manager is any Person who is not the Company or a Subsidiary of the Company. The Sub-advisory Relationships are set forth on Part 2.3(i) of the Disclosure Schedule.

Subsidiary. “Subsidiary” shall mean, with respect to any Person, any corporation, partnership, limited liability company or other organization or entity, whether incorporated or unincorporated, (a) of which such Person or any other Subsidiary of such Person is a general partner or managing member, or (b) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation, partnership, limited liability company or other organization or entity is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; provided that no Fund (including a Company Fund), Portfolio Company (or investment vehicle through which any Client holds its interest in such Portfolio Company) or Permanent Capital Vehicle or any of their respective Subsidiaries shall be deemed to be a direct or indirect Subsidiary of the Company, except to the extent that an Acquired Company is the sole owner of the debt and equity interests thereof; provided further, that each Operating Partnership shall be deemed a wholly owned Subsidiary of the Company, notwithstanding any ownership of the Founders thereof.

Superior Offer. “Superior Offer” shall mean a bona fide, written offer by a third party that was unsolicited after the date of this Agreement to purchase at least 50.1% of the Class A Shares and Class B Shares and that: (a) did not result from a breach of Section 4.3 or any Support Agreement and (b) is on terms and conditions that the Company Board (acting upon the recommendation of the Special Committee to take such action) or the Special Committee determines in good faith, after consultation with an independent financial advisor of nationally recognized reputation and after having taken into account all relevant factors that the Company Board or the Special Committee, as applicable, deems to be appropriate (including the likelihood and timing of consummation of the purchase transaction contemplated by such offer), to be more favorable from a financial point of view to the Members than the Merger.

Support Agreement. “Support Agreement” shall have the meaning set forth in the recitals to this Agreement.

Support Letter. “Support Letter” shall have the meaning set forth in Section 5.16.

Surviving Company. “Surviving Company” shall have the meaning set forth in Section 1.1.

Tax. “Tax” shall mean any federal, state, local, foreign or other tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax,

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national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

Tax Receivables Agreement. “Tax Receivables Agreement” shall mean that certain Amended and Restated Tax Receivable Agreement, dated as of February 1, 2007, between FIG Corp., FIG Asset Co. LLC and certain Persons listed therein.

Tax Return. “Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information, and any amendment or supplement to any of the foregoing, filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

Taxing Authority. “Taxing Authority” shall mean, with respect to any Tax, the Governmental Body or political subdivision thereof that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such Governmental Body or subdivision, including any Governmental Body or agency that imposes, or is charged with collecting, social security or similar charges or premiums.

Termination Fee. “Termination Fee” shall have the meaning set forth in Section 8.3(b).

TRA Waiver. “TRA Waiver” shall have the meaning set forth in the recitals to this Agreement.

Triggering Event. A “Triggering Event” shall be deemed to have occurred if: (a) the Company Board or any committee thereof (including the Special Committee) shall have: (i) withdrawn the Company Board Recommendation; (ii) modified the Company Board Recommendation in a manner adverse to Parent; or (iii) taken, authorized or publicly proposed any of the actions referred to by Section 5.2(c); (b) the Company shall have failed to include the Company Board Recommendation in the Proxy Statement; (c) the Company Board shall have failed to reaffirm publicly the Company Board Recommendation within five business days after Parent reasonably requests following an event, occurrence, development or change in circumstances that the Company Board Recommendation be reaffirmed publicly; provided that (i) if fewer than five business days remain from the time of the request for reaffirmation to the date of the Company Members’ Meeting, the reference to five business days shall be three business days; and (ii) Parent shall not be entitled to request such a reaffirmation more than two times under this clause “(c)”; (d) a tender or exchange offer relating to Class A Shares or Class B Shares shall have been commenced and the Company shall not have sent to its securityholders, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer and reaffirming the Company Board Recommendation; (e) an Acquisition Proposal shall have been publicly announced, and the Company shall have failed to issue a press release that reaffirms the Company Board Recommendation within five business days after such Acquisition Proposal is publicly announced (provided that if fewer than five business days remain from the date of such commencement to the date of the Company Members’ Meeting, the reference to five business days in this clause “(e)” shall be three business days prior to the Company Members’ Meeting); and (f) any of the Acquired Companies or any Representative of any of the Acquired Companies shall have Willfully Breached any of the provisions set forth in Section 4.3 or Section 5.2(a) in a manner that is adverse to Parent.

Uncertificated Shares. “Uncertificated Shares” shall have the meaning set forth in Section 1.7(b).

US Portfolio Bank. “US Portfolio Bank” shall have the meaning set forth in Section 2.29.

WARN Act. “WARN Act” shall have the meaning set forth in Section 2.19(b).

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Willful Breach. “Willful Breach” shall mean a breach that is a consequence of an act or omission undertaken by the breaching party with the knowledge that the taking of, or failure to take, such act would, or would reasonably be expected to, cause or constitute a material breach of this Agreement; it being acknowledged and agreed, without limitation, that any failure by any party to consummate the Merger and the other Contemplated Transactions in accordance with the terms of this Agreement after the applicable conditions thereto have been satisfied or waived shall constitute a Willful Breach of this Agreement.

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Annex B

FOUNDERS AGREEMENT

by and among:

SB FOUNDATION HOLDINGS LP,

a Cayman Islands exempted limited partnership;

FORTRESS INVESTMENT GROUP LLC,

a Delaware limited liability company;

FIG CORP.,

a Delaware corporation;

FIG ASSET CO. LLC,

a Delaware limited liability company; and

THE SELLERS PARTY HERETO

Dated as of February 14, 2017

Annexes

Annex A – Sellers and Purchased Interests

Annex B – Sellers’ Investments

Exhibits

Exhibit A – PCP Amendment

Disclosure Schedules

Disclosure Schedule A – Permitted Activities

Disclosure Schedule B – Purchase Price Allocation Principles and Calculation of Escrowed Purchase Price

Disclosure Schedule C – Terms of Ancillary Benefits

Disclosure Schedule D – FEP Ownership

FOUNDERS AGREEMENT

THIS FOUNDERS AGREEMENT (this “Agreement”) is made as of February 14, 2017 by and among SB Foundation Holdings LP, a Cayman Islands exempted limited partnership (“Parent”), Fortress Investment Group LLC, a Delaware limited liability company (the “Company”), FIG Corp., a Delaware corporation (“OP Buyer”), FIG Asset Co. LLC, a Delaware limited liability company (“PH Buyer”, and together with OP Buyer, the “Buyers”), Wesley R. Edens, an individual (“Principal Seller A”), the Persons listed on Annex A under the heading “Seller Group A” (collectively with Principal Seller A, “Seller Group A”), Peter L. Briger, Jr., an individual (“Principal Seller B”), the Persons listed on Annex A under the heading “Seller Group B” (collectively with Principal Seller B, “Seller Group B”), Randal A. Nardone, an individual (“Principal Seller C” and, together with Principal Seller A and Principal Seller B, the “Principal Sellers”), and the Persons listed on Annex A under the heading “Seller Group C” (collectively with Principal Seller C, “Seller Group C” and, collectively with the Principal Sellers and the other Persons in Seller Group A and Seller Group B, the “Sellers” and each individually a “Seller”). Capitalized terms used but not otherwise defined herein shall have their respective meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, concurrently herewith, Parent, Foundation Acquisition LLC, a Delaware limited liability company (“Merger Sub”), and the Company have entered into that certain Agreement and Plan of Merger, dated as of the date hereof, as the same may be amended in accordance with the terms thereof (such agreement, as so amended, being referred to herein as the “Merger Agreement”), pursuant to which Merger Sub shall be merged with and into the Company, with the Company continuing as the surviving company in the merger, in accordance with the terms thereof and subject to the conditions set forth therein (the “Merger”);

WHEREAS, each Seller owns (i) the number of OP Units set forth opposite such Seller’s name on Annex A hereto (such Seller’s “Purchased OP Units”) and (ii) the number of PH Units set forth opposite such Seller’s name on Annex A hereto (such Seller’s “Purchased PH Units”, and together with such Seller’s Purchased OP Units, such Seller’s “Purchased Interests”), which represent all of the issued and outstanding OP Units and PH Units held by each such Seller as of the date hereof;

WHEREAS, the PH Buyer desires to purchase, and each Seller desires to sell, the Purchased PH Units (such purchase, the “PH Unit Purchase”) in exchange for each such Seller’s PH Consideration (as defined below);

WHEREAS, the OP Buyer desires to purchase, and each Seller desires to sell, the Purchased OP Units (such purchase, the “OP Unit Purchase”, and together with the PH Unit Purchase, the “Unit Purchases”) in exchange for each such Seller’s OP Consideration (as defined below);

WHEREAS, at the Founders Closing (as defined below), the PH Buyer shall purchase the Purchased PH Units from the Sellers and the OP Buyer shall purchase the Purchased OP Units from the Sellers;

WHEREAS, on the date hereof, each of the Principal Sellers, on the one hand, and FIG LLC, a Delaware limited liability company (“FIG LLC”), on the other hand, have executed and delivered those certain Amended and Restated Employment, Non-Competition and Non-Solicitation Agreements, to effective as of the Founders Closing (the “Employment Agreements”); and

WHEREAS, on the date hereof, the Principal Sellers and the Buyers have executed and delivered a waiver (the “TRA Waiver”), effective as of the Founders Closing, waiving certain rights the Principal Sellers have under the terms of that certain Amended and Restated Tax Receivable Agreement, dated as of February 1, 2007, by and among the Buyers, the Principal Sellers and the other parties thereto (the “TRA”), effective as of the consummation of the Unit Purchases.

NOW, THEREFORE, in consideration of the mutual promises and subject to the terms and conditions herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. DEFINITIONS.

1.1 Certain Terms. For purposes of this Agreement:

“Additional Reinvestment Period” means, with respect to a Seller, in the event that the Principal Seller that is in such Seller’s Seller Group is employed by the Company and its Subsidiaries as of the fourth (4th) anniversary of the Founders Closing, the period from such date until the first to occur of (i) the fifth (5th) anniversary of the Founders Closing, (ii) the termination from employment by the Company and/or its Subsidiaries of the Principal Seller that is in such Seller’s Seller Group for any reason, (iii) resignation by the Principal Seller that is in such Seller’s Seller Group from employment with the Company and/or its Subsidiaries with Good Reason or by reason of death or Disability (as defined in the Employment Agreements), or (iv) such earlier date as Parent may determine in writing; provided, that, notwithstanding the foregoing, in the case of a resignation by the Principal Seller that is in such Seller’s Seller Group from employment with the Company and/or its Subsidiaries with Good Reason with respect to which an Additional Investment Period Dispute Notice has been submitted, the Additional Reinvestment Period shall be extended until the matter that was the subject of such Additional Reinvestment Period Dispute Notice has been resolved.

“Alternative Credit Segment” means the portion of the Company’s Business that manages (i) credit hedge funds and (ii) credit private equity funds, as described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed February 25, 2016, and as may further evolve over time, including as a result of the Developing Business with respect thereto.

“Applicable Segment” means, with respect to each of Principal Seller A and Principal Seller C, the Permanent Capital/Private Equity Segment, and with respect to Principal Seller B, the Alternative Credit Segment.

“Business” means the business of raising, managing, investing the assets of and/or making investments in private equity funds, hedge funds, publicly traded alternative investment vehicles, managed accounts and other alternative asset investment vehicles.

“Business Opportunity” shall include, but not be limited to, business opportunities which the Company, its controlled Affiliates, any Foundation Fund or any Managed Account is financially able to undertake, which are, from their nature, in the line of the Company’s business, are of practical advantage to it and are ones in which any such Person has an interest or a reasonable expectancy, and in which, by embracing the opportunities, the self-interest of the Sellers or any of their Related Parties will be brought into conflict with that of any of the Company or its controlled Affiliates, any Foundation Fund or any Managed Account; provided, that in no event shall a Business Opportunity include any Permitted Investments.

“Cause” means, with respect to any Principal Seller, (i) the willful engaging by such Principal Seller in illegal or fraudulent conduct or gross misconduct which, in each case, is materially and demonstrably injurious (x) to the Company or its Subsidiaries other than the Foundation Funds and their Subsidiaries, (y) to the reputation of such Principal Seller, the Company or any of its Subsidiaries other than the Foundation Funds and their Subsidiaries, or (z) to the Company’s material funds or businesses, or (ii) conviction of a felony or guilty or nolo contendere plea by such Principal Seller with respect thereto, or (iii) a material breach by such Principal Seller of the non-competition or non-solicitation covenants provided in Section 6.3, Section 6.4, or Section 6.5 hereof or such Principal Seller’s Employment Agreement, if either (a) such breach is curable, and following receipt of a notice of such breach (1) such Principal Seller does not immediately cease all actions (or take all necessary and appropriate actions, in the case of any failure to act) that resulted in such breach and (2) all adverse consequences resulting from such breach are not cured within sixty (60) calendar days, or (b) such breach is not curable within sixty (60) calendar days. For purposes of Section 6.1, no act or failure to act on the part of such Principal Seller shall be considered “willful” unless it is done, or omitted to be done, by such Principal Seller in bad faith or without reasonable belief that such Principal Seller’s action or omission was in the best interests of the Company or was done or omitted to be done with reckless disregard to the consequences. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Company Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by such Principal Seller in good faith and in the best interests of the Company. The ability of the Company Board (or analogous body of a Subsidiary of the Company at which such Principal Seller is employed) to terminate the employment of a Principal Seller shall not be restricted, but such cessation shall not be deemed to be for Cause unless and until there shall have been delivered to such Principal Seller (A) subject to the opportunity to cure, a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Company Board (other than the Principal Seller whose conduct is at issue) at a meeting of the Company Board called and held for such purpose (after reasonable notice is provided to such Principal Seller and such Principal Seller is given an opportunity, together with counsel, to be heard before the Company Board), finding that in the good faith opinion of the Company Board, such Principal Seller is guilty of the conduct constituting Cause and specifying the particulars thereof in detail; provided, that, for the avoidance of doubt, such resolution, vote and finding shall not, in and of itself, be binding or dispositive in connection with any dispute between the Company and such Principal Seller as to whether the cessation of employment of such Principal Seller was for Cause, and (B) to the extent such determination is challenged by such Principal Seller within ten (10) Business Days following receipt of a copy of such resolution, a copy of a final non-appealable judgment from an arbitration panel or a court of competent jurisdiction as provided in Sections 10.5 and 10.6 that the Principal Seller committed an action constituting Cause hereunder. For the avoidance of doubt, nothing herein shall prohibit the Company or its Subsidiaries from terminating or suspending any Principal Seller from his employment prior to receipt of a final non-appealable judgment from an arbitration panel or a court of competent jurisdiction as provided in Sections 10.5 and 10.6 adjudicating the question of whether such Principal Seller committed an action constituting Cause.

“Company Board” means the board of directors (or similar governing body) of the Company and the board of directors, or similar governing body, of any permitted successor Entity of the Company.

“Company Vehicles” means Foundation Funds, other than any investment funds, accounts or other investment vehicles sponsored, managed or controlled by Logan Circle Partners, L.P.

“Compensation Methodology” means, with respect to the determination and award of compensation, the following:

From and after the Founders Closing, the Company Board shall have final approval over all material compensation decisions, including the allocation of incentive fees, percentages of Foundation Funds, or NOR (as defined in the PCP Amendment or any similar plan) of permanent capital vehicles and awarding of discretionary bonuses (but excluding, for the avoidance of doubt, allocations made or awarded prior to the Founders Closing). Principal Seller A and Principal Seller C shall make a joint, written recommendation to the Company Board about the material compensation decisions within their Segment. Principal Seller B shall make a written recommendation to the Company Board about the material compensation decisions within his Applicable Segment. The Principal Sellers shall collectively make a written recommendation to the Company Board about the material compensation decisions with respect to the executive officers of the Company. If the Company Board makes any material changes to the recommendation (or joint recommendation, as applicable) of the Principal Seller(s), and if such recommendation presented to the Company Board was consistent with past practices (both with respect to the individuals for whom compensation was changed and in the aggregate), then such material changes shall constitute a violation of clauses (d), (e) or (f), as applicable, of the definition of Good Reason. For these purposes, the determination of “consistent with past practices” shall consider, among other factors, the manner in which the Company and its Subsidiaries compensated its employees in periods of declining financial performance due to market conditions, the manner in which the Company and its Subsidiaries provided substantial rewards for significant outperformance, and, with respect to any individual, customary increases associated with promotions and seniority.

“Competing Business” means any business (other than the Business or Developing Business of the Company, its successors or assigns or Affiliates) which (i) raises, manages, invests the assets of and/or makes investments in private equity funds, hedge funds, publicly traded alternative investment vehicles, managed accounts or other alternative asset investment vehicles, or the Persons who manage, advise or own such investment vehicles, (ii) makes investments of the type being made at any time during the term of a Principal Seller’s Employment Agreement (or during the period of such Principal Seller’s employment) by the Company or any Affiliate, (iii) otherwise competes in any fashion with the Business, or (iv) otherwise competes with, makes investments contemplated by or provides services contemplated by the Developing Business; provided, that a Competing Business shall not include (I) the Company or its Subsidiaries, (II) an Estate Planning Entity, (III) a Seller Investment Entity, (IV) a Family Office (in the case of each of clause (II) – (IV), so long as such Persons do not engage in any activities that the applicable Seller would be prohibited from doing directly), or (V) Permitted Investments.

“Developing Business” means the engagement in expansion of the Company’s and its Affiliates’ business by developing new investment strategies, investment vehicles, business concepts and services.

“Election Period” means a single period of ten (10) Business Days during which the applicable offeree of a Business Opportunity pursuant to and in accordance with Section 6.8 may consider such Business Opportunity and must notify the presenting Person of its respective decision thereon, or such longer period as may be mutually agreed in writing by the Presenting Seller and the Company (with the approval of the Company Board).

“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

“Escrow Amount” means the proceeds of the Escrowed Purchase Price deposited in a Seller’s Escrow Account pursuant to Section 3.3(a)(vii) and Section 3.3(c)(iv), as such amount may be adjusted over time, including as a result of any Initial Reinvestment Period Expiration Release.

“Estate Planning Entity” means with respect to any Person, any trust or other Entity created for estate planning purposes, which is in all material respects for the benefit of such Person and/or such Person’s Family Members;

“Existing Foundation Fund” means any Foundation Fund existing as of the date of the Founders Closing.

“Family Office” means a Person established by a Principal Seller to manage the investments, business affairs, estate planning, philanthropic or charitable interests of such Principal Seller, his Family Members or any Estate Planning Entity of any of the foregoing.

“FEP” means Fortress Equity Partners, L.P., a Foundation Fund.

“Foundation Funds” means any investment fund or other collective investment vehicle that is a distinct Entity (including any general or limited partnership, corporation, trust or limited liability company, and including each separate portfolio or series of any of the foregoing and whether or not dedicated to a single investor) or managed account, in each case (a) sponsored or controlled by the Company or any of its Subsidiaries or (b) for which the Company or any of its Subsidiaries acts as the principal investment adviser, investment manager, collateral manager, general partner, managing member, manager or in a similar capacity.

“Founder Matters” means, with respect to a Principal Seller with responsibility for an Applicable Segment, the supervision and authority over the day-to-day management, operations and affairs of such Applicable Segment, in the ordinary course of business in a manner consistent with the practice of the Acquired Companies prior to the Founders Closing, of the following: (i) the investment of the capital of the Foundation Funds included in such Applicable Segment and the process of evaluating any investment opportunities in connection therewith, (ii) the hiring and termination of, and, subject to the Compensation Methodology, allocation of compensation for, all employees of the Applicable Segment and executive officers of the Company (other than (A) the termination of any such employee for cause or (B) with respect to any Principal Seller or any Family Member of any Principal Seller), (iii) the creation of new products of the Business with respect to such Applicable Segment, but in all cases subject to and consistent with the Governance Framework.

“Founders Ancillary Agreements” means any agreement, instrument, certificate or document entered into pursuant to the terms of this Agreement.

“Good Reason” means:

(a) with respect to any Principal Seller, the occurrence of any of the following, in each case without such Principal Seller’s written consent: (i) a reduction in such Principal Seller’s Base Salary (as defined in such Principal Seller’s Employment Agreement); (ii) a reduction in such Principal Seller’s incentive opportunities under the Second Amended and Restated Fortress Investment Group LLC Principal Compensation Plan, effective as of the Founders Closing, as amended; (iii) a reduction in such Principal Seller’s ancillary benefits (e.g., family office overhead expense) below the level consistent with past practice, subject to Disclosure Schedule C; (iv) a relocation of such Principal Seller’s principal place of employment to a different metropolitan area than the metropolitan area in which it is currently located; (v) a material diminution in such Principal Seller’s title, authority, duties, or responsibilities, including in the case of Principal Seller A, as head of the Permanent Capital/Private Equity Segment, Principal and Co-Chief Executive Officer of the Company and a member of the Company Board, in the case of Principal Seller B, as head of the Alternative Credit Segment, Principal and Co-Chief Executive Officer and a member of the Company Board, and in the case of Principal Seller C, as a Principal of the Company and a member of the Company Board, in each case as in effect prior to the consummation of the Transactions (other than temporarily while such Principal Seller is physically or mentally incapacitated or as required by applicable law) (“Supervisory Authority”), it being understood that neither the consummation of the Transactions nor the Company Board directing such Principal Seller to implement lawful Company Board decisions which are not in conflict with the Founder Matters, shall constitute a material diminution in such Principal Seller’s title, authority, duties or responsibilities; (vi) failure to appoint such Principal Seller to a board of directors (or similar governing body), if any, of any Subsidiary of the Company or on any of the respective committees thereof (in each case, to the extent permitted by Legal Requirements), unless waived in writing by such Principal Seller; provided, that any committee may recuse a Principal Seller from participating in any session that, in the reasonable discretion of the Company Board (or similar governing body of the applicable Subsidiary), would create an actual conflict of interest by reason of such Principal Seller’s presence (e.g., a session concerning such Principal Seller’s compensation); (vii) a breach by the Company of any payment obligation to such Principal Seller under the TRA, as amended by the TRA Waiver, or any other material breach by the Company of any term of the TRA with respect to such Principal Seller, as amended by the TRA Waiver; (viii) a material breach by Parent, the Company or any of the Buyers of Section 6.1(d); or (ix) amending, modifying or terminating the Principal Compensation Plan in any way adverse to such Principal Seller at any time;

(b) with respect to any Principal Seller, without the prior written consent of such Principal Seller, (i) any direct or indirect acquisition of beneficial ownership by any one or more Persons (other than Softbank Group Corp. and its controlled Affiliates), individually or in the aggregate, of 65% or more of the outstanding securities representing economic or voting rights of the Company or any of its Subsidiaries (including whether effected by merger, consolidation, sale of equity, or otherwise), (ii) failure of the majority of the members of the Company Board to be comprised collectively of (A) Principal Seller A,

Principal Seller B and Principal Seller C and (B) designees of Softbank Group Corp. or its controlled Affiliates, or (iii) subject to the rights of the Sellers hereunder and subject to the rights of the Principal Sellers in the Employment Agreements, the failure of the Principal Sellers and Softbank Group Corp. or its controlled Affiliates to possess, directly or indirectly, the power to direct or cause the direction of management or policies the Company or any of its Subsidiaries;

(c) a sale of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole;

(d) with respect to Principal Seller A, a material diminution of or interference with such Seller’s supervision and authority over the Founder Matters of his Applicable Segment (other than, in each case, as a result of any disagreement between Principal Seller A and Principal Seller C, but, for the avoidance of doubt, not excluding any subsequent or related action by the Company Board);

(e) with respect to Principal Seller B, a material diminution of or interference with such Seller’s supervision and authority over the Founder Matters of his Applicable Segment; and

(f) with respect to Principal Seller C, a material diminution of or interference with such Seller’s supervision and authority over the Founder Matters of his Applicable Segment (other than, in each case, as a result of any disagreement between Principal Seller A and Principal Seller C, but, for the avoidance of doubt, not excluding any subsequent or related action by the Company Board);

provided, that, in each case of the foregoing clause “(a)”, clause “(b)”, clause “(c)”, clause “(d)”, clause “(e)” and clause “(f)”, the applicable Principal Seller or Principal Sellers delivers written notice to the Company of within sixty (60) calendar days of such Principal Seller having actual knowledge of such occurrence stating that Good Reason has occurred and such occurrence is not cured within the sixty (60) calendar day period (if curable under the circumstances) following receipt of such notice by the Company; and provided further, that such Principal Sellers resigns from his employment with the Company or its Subsidiary within sixty (60) days following (x) the expiration of the Company’s sixty (60) day cure period, if curable, and (y) the delivery of such notice to the Company, if not curable, it being understood and agreed that in no event shall such Principal Seller be required to resign from his employment with the Company or its Subsidiary solely by reason of delivering a notice to the Company that Good Reason has occurred. For the avoidance of doubt, a temporary suspension of a Principal Seller’s employment for Cause (after receipt of a copy of a duly authorized resolution of the Company Board described in the definition of “Cause”), pending receipt of a final non-appealable judgment from an arbitration panel or a court of competent jurisdiction as provided in Sections 10.5 and 10.6, shall not be considered “Good Reason”. The ability of a Principal Seller to resign from his employment by the Company or any of its Subsidiaries shall not be restricted, but, to the extent the Company objects to the existence of Good Reason within ten (10) Business Days following receipt of notice by the applicable Principal Seller, such resignation shall not be deemed to be with Good Reason, unless and until there shall have been delivered to Parent a copy of a final non-appealable judgment from an arbitration panel or a court of competent jurisdiction as provided in Sections 10.5 and 10.6 that an occurrence constitutes Good Reason hereunder. Notwithstanding the delivery of notice by such Principal Seller to the Company stating that Good Reason has occurred, such Principal Seller shall be entitled to remain employed by, and not terminate such Principal Seller’s employment with, the Company or its Subsidiary both (x) pending the resolution of any dispute regarding the existence of Good Reason and (y) following the resolution of any such dispute if it is ultimately determined that Good Reason did not exist, in which case such Principal Seller shall be deemed not to have resigned.

“Governance Framework” means (i) the overarching business strategy and budgets (including an investment budget for balance sheet capital commitments and investments made by the Company and its Subsidiaries), as determined and approved in each case by the Company Board, other than with respect to Permitted Capital Commitments and the formation of Permitted Funds; (ii) compliance with (A) all applicable Legal Requirements, (B) internal policies and procedures adopted in good faith by the Board (in each case, other than such policies or procedures which contradict or materially interfere with the Supervisory Authority of each Principal Seller, including as to Permitted Capital Commitments, the formation of Permitted Funds and the Compensation Methodology), and (C) all agreements with Clients and Fund Documents; and (iii) all material decisions made by such Principal Seller that pose a material actual conflict of interest, other than the operation of FEP in the ordinary course, shall be adequately disclosed and approved by the Company Board. For the avoidance of doubt, except as expressly provided herein, the Company Board retains the power to control the strategic direction and decisions of the Company and its Subsidiaries.

“Initial Reinvestment Period” means, with respect to a Seller, the period from the Founders Closing until (1) the first to occur of (i) the fourth (4th) anniversary of the Founders Closing, (ii) the termination from employment by the Company and/or its Subsidiaries of the Principal Seller that is in such Seller’s Seller Group for any reason, (iii) resignation by the Principal Seller that is in such Seller’s Seller Group from employment with the Company and/or its Subsidiaries with Good Reason or by reason of death or Disability (as defined in the Employment Agreements), or (iv) such earlier date as Parent may determine in writing; provided, that, notwithstanding the foregoing, in the case of a resignation by the Principal Seller that is in such Seller’s Seller Group from employment with the Company and/or its Subsidiaries with Good Reason with respect to which an Initial Investment Period Dispute Notice has been submitted, the Initial Reinvestment Period shall be extended until the matter that was the subject of such Initial Reinvestment Period Dispute Notice has been resolved.

“OP Units” means the limited partnership units of each of Fortress Operating Entity I LP and FOE II (NEW) LP, but, for the avoidance of doubt, excludes the Class A Preferred Units of such Entities.

“Permanent Capital/Private Equity Segment” means the portion of the Company’s Business that manages (i) general buyout and sector-specific funds and (ii) permanent capital vehicles, including publicly traded companies that are externally managed by the Company and/or its Subsidiaries pursuant to management agreements and a senior living property management business, as described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed February 25, 2016, and as may further evolve over time, including as a result of the Developing Business with respect thereto.

“Permitted Capital Commitments” means, with respect to any Permitted Fund, capital commitments or investments, as applicable, by the Company or its Subsidiaries in an amount not to exceed 3% of the aggregate capital commitments to such Foundation Funds.

“Permitted Fund” means (I) any successor Entity to an existing Foundation Fund or (II) any other Entity with an investment program all of which is within the same or a substantially related strategy as an existing Foundation Fund or a subset of an existing Foundation Fund.

“Permitted Investment” means (a) any investment opportunities (including any anticipated follow-on investments with respect thereto) reasonably anticipated (at the time of the original investment) to require less than ten million U.S. Dollars ($10,000,000) in the aggregate, in equity or equity-related securities at the time of the original investment, (b) any personal real estate investment, (c) any investment in works of art, (d) any passive limited partner or similar investments in private equity funds, hedge funds, publicly traded alternative investment vehicles, managed accounts and other alternative asset investment vehicles, (e) investments in public companies that do not exceed five percent (5%) of any class of publicly-traded securities, (f) investments permitted by Section 6.8 hereof, or (g) personal investments that are not Business Opportunities made solely on behalf of a Principal Seller or a Principal Seller’s Related Entity, Estate Planning Entity, Seller Investment Entity or Family Office.

“PH Units” means the limited partnership units of Principal Holdings I LP, but, for the avoidance of doubt, excludes the Class A Preferred Units of such Entity.

“Qualifying SBVF Transaction” means any investments (including “loan to own” and other similar investments) in Entities in the technology (including telecoms, internet and media) sector, for which the aggregate amount committed to be invested (in one or more tranches) in such investment exceeds $100 million.

“Reference Date” means (a) with respect to Company Vehicles that are not permanent capital vehicles, September 30, 2016 and (b) with respect to permanent capital vehicles, February 13, 2017.

“Reinvestment Period” means, with respect to a Seller, the Initial Reinvestment Period and any Additional Reinvestment Period of such Seller.

“Related Party” means, with respect to any individual, (i) such individual, (ii) such individual’s spouse, (iii) any descendant, sibling, niece, nephew, grandchild, parent or descendant of a parent of such individual or such individual’s spouse (including through adoption) and any direct or indirect descendant of any of the foregoing (the Persons referred to in clauses (ii) and (iii), such individual’s “Family Members”), (iv) any corporation or other Entity of which any Person listed in clauses (i)-(iii) above is an executive officer (including with respect to a limited partnership or general partnership) or which all of the Persons listed in clauses (i)-(iii) above collectively are directly or indirectly the beneficial owners of twenty-five percent (25%) or more of the total equity securities, other than the Company or any of its Subsidiaries, (v) a charitable institution (exempt from income taxation under Section 501(a) of the Code) created by or controlled solely by the Persons listed in clauses (i)-(iii) above, (vi) any Estate Planning Entity, and (vii) a legal or personal representative of any Person listed in clauses (i)-(iii) above in the event of the death or disability of such Person.

“Sale” means any sale, withdrawal, redemption or liquidation, in whole or in part, of any interest in any Company Vehicle or other account or master fund in which a Seller’s Investment or Seller’s Escrow Amount has been invested.

“SBVF” means SoftBank Vision Fund, I.L.P. (or any successor thereof) and any alternative investment vehicles, feeder vehicles, co-investment vehicles or special purpose vehicles, in each case, formed and managed by SBVF and through which solely SBVF’s or such successor’s investment program is effectuated.

“Seller Group” means each of Seller Group A, Seller Group B and Seller Group C.

“Seller Investment Entity” means any Entity that invests or facilitates personal investments solely on behalf of (A) a Principal Seller, individually or together with any other Related Parties of that Seller, including Estate Planning Entities, and (B) the employees of, or consultants and advisors to, any such Entity (together with their respective Related Parties, including Estate Planning Entities), provided, that the investments of such employees, consultants and advisors described in clause (B), do not represent more than twenty percent (20%) of the aggregate assets of such Entity; provided, further, that in connection with any such personal investments, neither such Principal Seller nor the investing Entity (x) is a member of the board of directors of a Competing Business or (y) directly or indirectly has the right to appoint a member to the board of directors of such Competing Business.

“Supervisory Authority” has the meaning set forth in the definition of Good Reason.

“Tax Rate” means the greater of (A) the maximum combined United States federal, New York State and New York City tax rate applicable to individuals resident in New York City or (B) the maximum combined United States federal, California State and San Francisco county or city tax rate applicable to individuals resident in the city of San Francisco, on ordinary income, qualified dividend income and capital gain (taking into account the applicable holding period, alternative minimum tax, self-employment tax and the tax on net investment income imposed by Section 1411 of the Code), as the case may be.

1.2 Other Capitalized Terms. The following terms shall have the meanings specified in the indicated section of this Agreement:

Term	Section
AAA	10.6(g)
Additional Reinvestment Period Dispute Notice	6.2(b)
Affiliated Persons	10.13
Agreement	Preamble
At Closing OP Purchase Price	3.1(b)
At Closing PH Purchase Price	3.1(b)
At Closing Purchase Price	3.1(b)
Buyers	Preamble
Company	Preamble
Company Co-Investments	6.1(b)
Declined Opportunity	6.8
Dispute	10.6
Employment Agreements	Recitals
Equity Commitment Letter	5.6(a)
Equity Financing	5.6(a)
Escrow Account	3.3(a)(vii)
Escrow Agent	3.3(a)(vii)
Escrow Agreements	3.3(a)(vii)
Escrowed OP Purchase Price	3.1(b)
Escrowed PH Purchase Price	3.1(b)
Escrowed Purchase Price	3.1(b)
Excess Permitted Distributions	3.1(c)
FEP Seller	6.7
FEP Sellers	6.7
Founders Closing	3.2
Initial Reinvestment Period Dispute Notice	6.2(a)
Initial Reinvestment Period Expiration Release	6.2(a)
Intentional Fraud	8.2(a)
Losses	8.2(a)
Merger	Recitals
Merger Agreement	Recitals
Merger Sub	Recitals
Non-Parties	10.13
Ongoing Transaction	6.10
OP Buyer	Preamble
OP Buyer Subscription	2.6
OP Consideration	3.1(b)
OP Parent Contribution	2.6
OP Unit Purchase	Recitals
Parent	Preamble
Parent Designee	6.11
Parent Loan	2.1
Parent Note	2.1
PCP Amendment	6.13
Pending Investment Event	6.1(a)
PH Buyer	Preamble
PH Buyer Distribution	2.4
PH Buyer Note	2.2

Term	Section
PH Buyer Note Repayment Amount	2.2
PH Consideration	3.1(b)
PH Consideration Loan Amount	2.2
PH Unit Purchase	Recitals
Presenting Seller	6.8
Principal Compensation Plan	6.13
Principal Seller A	Preamble
Principal Seller B	Preamble
Principal Seller C	Preamble
Principal Sellers	Preamble
Purchase Price Allocation	3.1(d)
Purchased Interests	Recitals
Purchased OP Units	Recitals
Purchased PH Units	Recitals
Recourse Theory	10.13
Seller	Preamble
Seller Group A	Preamble
Seller Group B	Preamble
Seller Group C	Preamble
Seller Indemnified Matters	8.2(a)
Seller’s Investment	6.1(b)
Sellers	Preamble
Softbank Investments	6.1(a)
Tax Distribution	6.1(d)(i)
Total Consideration	3.1(a)
TRA	Recitals
TRA Waiver	Recitals
Transactions	2
Unit Purchases	Recitals

Section 2. TRANSACTIONS. Subject to the terms and conditions set forth in this Agreement and the Merger Agreement, at the Founders Closing and the Closing (as defined in the Merger Agreement), as applicable, the following transactions (the “Transactions”) shall occur in the following order with each transaction occurring immediately after the preceding transaction:

2.1 Advancement of Parent Loan. Parent (through itself or one or more of its Affiliates) shall advance or cause to be advanced to OP Buyer the proceeds of a loan to OP Buyer (the “Parent Loan”) pursuant to a promissory note (the “Parent Note”). The aggregate amount of the Parent Loan shall be designated by Parent to the Company no later than two (2) business days prior to the Closing Date, and in any event the principal amount of the Parent Loan shall equal or exceed the greater of (a) the aggregate PH Consideration and (b) the PH Buyer Note Repayment Amount.

2.2 Repayment of PH Buyer Note. Immediately following the advancement of the Parent Loan pursuant to Section 2.1, OP Buyer shall utilize the proceeds of such Parent Loan to deliver or cause to be delivered to PH Buyer an amount (the “PH Buyer Note Repayment Amount”) equivalent to the total principal and accrued interest thereon outstanding as of 11:59 PM on the date immediately preceding the Closing Date under the intercompany note issued by OP Buyer to PH Buyer on December 31, 2014 (as amended on March 1, 2015) (the “PH Buyer Note”) in full satisfaction and repayment of the PH Buyer Note and in the event that the aggregate PH Consideration amount exceeds the PH Buyer Note Repayment Amount, OP Buyer shall loan or cause to be loaned to PH Buyer an amount necessary for PH Buyer to have sufficient funds to remit the aggregate PH Consideration pursuant to Section 2.3 below (the “PH Consideration Loan Amount”).

2.3 Purchase and Sale of PH Units. Immediately following the repayment of the PH Buyer Note pursuant to Section 2.2 and immediately prior to, but subject to the occurrence of, the Merger, each Seller shall sell, assign, transfer and convey to PH Buyer, and PH Buyer shall purchase, acquire and accept from such Seller, each such Seller’s Purchased PH Units free and clear of all Encumbrances other than restrictions on transfer generally arising under applicable federal and state securities laws and any restrictions created by this Agreement, in exchange for (i) the payment to each Seller of the At Closing PH Purchase Price (as defined below) attributable to such Seller’s Purchased PH Units and (ii) the payment to the applicable Escrow Account of the Escrowed PH Purchase Price (as defined below) attributable to such Seller’s Purchased PH Units.

2.4 PH Buyer Distribution. Immediately following the purchase and sale of PH Units made pursuant to Section 2.3, PH Buyer shall distribute or cause to be distributed to the Company an amount equal to the amount, if any, by which the PH Buyer Note Repayment Amount exceeds the aggregate PH Consideration (the “PH Buyer Distribution”).

2.5 Merger. Immediately following the PH Buyer Distribution but immediately prior to the OP Buyer Subscription, the Merger shall be consummated subject to and in accordance with the terms and conditions of the Merger Agreement.

2.6 Capital Contribution to OP Buyer. Immediately following the closing of the Merger, Parent shall (i) cause PH Buyer to repay the PH Consideration Loan Amount described in Section 2.2, if any, to OP Buyer (including by contributing cash to PH Buyer, as necessary) and (ii) contribute or otherwise pay to the Company an amount sufficient, when combined with amounts distributed to the Company in the PH Buyer Distribution, if any, to consummate the purchase and sale of OP Units pursuant to and in accordance with Section 2.7, including the payment of the At Closing OP Purchase Price (as defined below) and the Escrowed OP Purchase Price (as defined below) (such amounts described in clauses (i) and (ii) collectively, the “OP Parent Contribution”). The Company shall use the aggregate amount of funds described in clause (ii) of the preceding sentence, including, for the avoidance of doubt, the PH Buyer Distribution, if any, solely to subscribe for shares of common stock of OP Buyer in exchange for an amount that is sufficient to consummate such purchase and sale (the “OP Buyer Subscription”), and shall cause OP Buyer to use such amounts to consummate the purchase and sale of OP Units pursuant to and in accordance with Section 2.7.

2.7 Purchase and Sale of OP Units. Immediately following the OP Buyer Subscription pursuant to Section 2.6, each Seller shall sell, assign, transfer and convey to OP Buyer, and OP Buyer shall purchase, acquire and accept from such Seller, each such Seller’s Purchased OP Units free and clear of all Encumbrances other than restrictions on transfer generally arising under applicable federal and state securities laws and any restrictions created by this Agreement, in exchange for (i) the payment to each Seller of the At Closing OP Purchase Price (as defined below) attributable to such Seller’s Purchased OP Units and (ii) the payment to the applicable Escrow Account of the Escrowed OP Purchase Price (as defined below) attributable to such Seller’s Purchased OP Units.

2.8 Payments. All payments required to be made under this Section 2 shall be made in cash by wire transfer of immediately available funds to such bank account(s) as shall be designated in writing by the applicable recipient(s) at least two (2) Business Days prior to the applicable payment date.

Section 3. CLOSING.

3.1 Purchase Price.

(a) Set forth opposite each Seller’s name on Annex A is (i) under the heading “PH Units”, the number of Purchased PH Units to be sold by such Seller at the Founders Closing, (ii) under the heading “OP Units”, the number of Purchased OP Units to be sold by such Seller at the Founders Closing, (iii) under the heading “Total Consideration”, the aggregate amount payable in respect of such Seller’s Purchased PH Units and Purchased OP Units (the “Total Consideration”).

(b) No later than fifteen (15) business days prior to the Founders Closing, the Parent shall deliver to the Buyers and the Sellers in writing its good faith determinations of (i) the portion (expressed as a dollar amount) of the Total Consideration payable to each Seller in exchange for such Seller’s Purchased PH Units (such Seller’s “PH Consideration”); provided, that the PH Consideration shall not be less than 15% of the Total Consideration unless the Sellers consent in writing, (ii) the portion (expressed as a dollar amount) of the Total Consideration payable to each Seller to be paid in exchange for such Seller’s Purchased OP Units (such Seller’s “OP Consideration”), which shall be equal to the excess of the Total Consideration over the PH Consideration. No later than ten (10) business days prior to the Founders Closing, the Sellers shall deliver to Parent and the Buyers in writing their good faith determinations of (A) the portion (expressed as a dollar amount) of the Total Consideration payable to each Seller that will be placed in the applicable Escrow Account in accordance with the terms hereof and the applicable Escrow Agreement (such Seller’s “Escrowed Purchase Price”), which shall be equal to 50% of the after-tax proceeds received by such Seller for its OP Units and PH Units pursuant to this Agreement, determined based on the Tax Rate and the principles set forth on Disclosure Schedule B, (B) the portion of the Total Consideration of such Seller that is not Escrowed Purchase Price (the “At Closing Purchase Price”), which shall be the excess of the Total Consideration over the Escrowed Purchase Price, (C) the portion (expressed as a dollar amount) of the Escrowed Purchase Price that is in exchange for such Seller’s Purchased OP Units (such Seller’s “Escrowed OP Purchase Price”), (D) the portion (expressed as a dollar amount) of the Escrowed Consideration payable to such Seller in exchange for such Seller’s Purchased PH Units (such Seller’s “Escrowed PH Purchase Price”), (E) the portion (expressed as a dollar amount) of the OP Consideration that is not Escrowed OP Purchase Price (such Seller’s “At Closing OP Purchase Price”), and (F) the portion (expressed as a dollar amount) of the PH Consideration that is not Escrowed PH Purchase Price (such Seller’s “At Closing PH Purchase Price”). In each case described in this Section 3.1(b), the applicable amount shall automatically be inserted under the applicable heading on Annex A hereto; provided, that each such Seller’s Total Consideration may be adjusted as described in Section 3.1(c)).

(c) The Buyers shall cause each of Fortress Operating Entity I LP, FOE II (NEW) LP, and Principal Holdings I LP not to make any dividend or distribution prior to the Closing, other than Excess Permitted Distributions. In the event that any Excess Permitted Distributions are made, then a Seller’s Purchase Price shall be reduced by an amount equal to the excess of (I) the distributions (including tax distributions) received by such Seller in respect of such Seller’s Purchased PH Units and Purchased OP Units, as applicable, from the date hereof until the consummation of the Transactions over (II) the amount of each per-share dividend paid by the Company to the holders of Class A Shares from the date hereof until the consummation of the Transactions multiplied by the number of Class A Shares into which such Seller’s OP Units and PH Units may be converted. “Excess Permitted Distributions” means the sum of the (i) tax distributions made in accordance with the limited partnership agreement and other governing documents of Fortress Operating Entity I LP, FOE II (NEW) LP, and Principal Holdings I LP, in respect of such Seller’s Purchased PH Units and Purchased OP Units, as applicable, from the date hereof until the consummation of the Transactions, and (ii) the product of (A) the minimum aggregate amount of distributions required to be made in respect of (x) PH Units and (y) OP Units from the date hereof until the consummation of the Transactions in order to allow a holder of Class A Shares to receive the amount of each per-share dividend paid by the Company to the holders of Class A Shares from the date hereof until the consummation of the Transactions multiplied by (B) the number of (x) PH Units and (y) OP Units, as applicable, held by such Seller. The reduction described in the preceding sentence with respect to a Seller shall be applied pro rata among such Seller’s At Closing PH Purchase Price, Escrowed PH Purchase Price, At Closing OP Purchase Price and Escrowed OP Purchase Price.

(d) For all Tax purposes: (i) the Total Consideration shall be allocated between the Purchased PH Units of such Seller and the Purchased OP Units of such Seller, and (ii) the Sellers’ aggregate PH Consideration shall be allocated among the assets of the PH Entities, and the Sellers’ aggregate OP Consideration shall be allocated among the assets of the OP Entities; in each case in accordance with this Section 3.1 and the principles set forth on Disclosure Schedule B and otherwise in accordance with Sections 755 and 1060 of the Code (together, the “Purchase Price Allocation”). Parent, the Company, the Buyers and the Sellers

shall not take any position inconsistent with the Purchase Price Allocation on a Tax Return, in a Tax audit or other proceeding or otherwise, except to the extent required pursuant to a “final determination” within the meaning of Section 1313 of the Code.

3.2 Closing. Subject to the terms and the satisfaction or waiver (by the party entitled to waive the same) of the conditions contained in this Agreement, the closing of the Transactions (the “Founders Closing”) shall take place at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York on the Closing Date, conditioned upon and substantially contemporaneous with the Closing subject to and in accordance with the terms and conditions of the Merger Agreement.

3.3 Closing Deliveries. At the Founders Closing:

(a) Parent shall:

(i) deliver or cause to be delivered to OP Buyer, by wire transfer of immediately available funds to the account or accounts designated by OP Buyer in writing at least two (2) business days prior to the Closing Date, the Parent Loan in an amount as provided by Section 2.1;

(ii) contribute, or cause to be contributed, to PH Buyer an amount equal to the PH Consideration Loan Amount as provided in Section 2.6;

(iii) execute and deliver to the Sellers the Escrow Agreements;

(iv) deliver to the Company, by wire transfer of immediately available funds, an amount equal to the OP Parent Contribution;

(v) deliver or cause to be delivered to the Sellers written evidence of the OP Buyer Subscription in form and substance reasonably satisfactory to the Sellers;

(vi) cause the OP Buyer to deliver or cause to be delivered to each Seller, by wire transfer of immediately available funds to the account or accounts designated by such Seller to Parent in writing at least two (2) business days prior to the Closing Date, such Seller’s At Closing OP Purchase Price; and

(vii) subject to the first sentence of Section 6.2, cause the OP Buyer to deposit or cause to be deposited with respect to each Seller, by wire transfer of immediately available funds, an amount equal to such Seller’s Escrowed OP Purchase Price, to be held in a separate escrow account (an “Escrow Account”) in accordance with the terms of a separate escrow agreement in a form or forms to be consistent with the provisions of this Agreement and on such other terms as reasonably agreed by the applicable Sellers and Parent (collectively, the “Escrow Agreements”), to be entered into with an escrow agent to be identified by each Seller (and reasonably acceptable to Parent) prior to the Founders Closing (each, the “Escrow Agent”);

(b) OP Buyer shall:

(i) execute and deliver to Parent the Parent Note; and

(ii) to the extent necessary to ensure that PH Buyer has sufficient funds to remit the aggregate PH Consideration pursuant to Section 2.3, deliver to PH Buyer, by wire transfer of immediately available funds, an amount equal to the PH Consideration Loan Amount;

(c) the PH Buyer shall:

(i) deliver to Parent written evidence of the full repayment of the PH Buyer Note in form and substance reasonably satisfactory to Parent;

(ii) deliver to Parent written evidence of the PH Buyer Distribution in form and substance reasonably satisfactory to Parent;

(iii) deliver or cause to be delivered to each Seller, by wire transfer of immediately available funds to the account or accounts designated by such Seller to Parent in writing at least two (2) business days prior to the Closing Date, such Seller’s At Closing PH Purchase Price;

(iv) subject to the first sentence of Section 6.2, deposit or cause to be deposited with respect to each Seller, by wire transfer of immediately available funds, an amount equal to such Seller’s Escrowed PH Purchase Price, to be held in the Escrow Account in accordance with the terms of the Escrow Agreements; and

(d) the Sellers shall:

(i) deliver to OP Buyer a duly executed assignment and assumption agreement or other conveyance document with respect to the Purchased OP Units, in each case, in form and substance reasonably satisfactory to Parent and the Sellers;

(ii) deliver to PH Buyer a duly executed assignment and assumption agreement or other conveyance document with respect to the Purchased PH Units, in each case, in form and substance reasonably satisfactory to Parent and the Sellers;

(iii) deliver to the Buyers a duly executed certificate of non-foreign status in the form and manner that complies with Section 1445 of the Code and the Treasury Regulations promulgated thereunder, and in form and substance reasonably satisfactory to Parent and the Sellers; and

(iv) execute and deliver the Escrow Agreements.

3.4 Withholding. Each Buyer shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement such amounts as may be required to be deducted or withheld from such consideration under the Code or any provision of state, local or foreign tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld and duly paid over to the appropriate Taxing Authority, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid. The parties to this Agreement acknowledge that they do not currently anticipate that any withholding will be required in connection with any consideration payable pursuant to this Agreement. If the Buyers determine that any withholding will be required, the Buyers shall promptly notify the Sellers of such determination and shall reasonably cooperate with the Sellers to reduce or eliminate such withholding.

3.5 Unwind. If the Merger does not occur substantially concurrently with the consummation of any of the Transactions hereunder, notwithstanding the consummation of any such Transactions, the parties to this Agreement shall cooperate in good faith to promptly (but in any event within 5 Business Days of the consummation of such Transactions) to unwind and place the Parent, the Sellers, the Company, OP Buyer and PH Buyer in the same position as they were immediately prior to the consummation of such Transactions.

Section 4. REPRESENTATIONS AND WARRANTIES OF THE SELLERS.

Each Seller hereby represents and warrants (severally and not jointly) as of the date hereof to the Buyers and Parent, solely with respect to itself and not as to any other Seller, as follows:

4.1 Authority; Binding Nature of Agreement. The Seller has the necessary power and authority to enter into this Agreement and perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance by the Seller of this Agreement have been duly authorized by any necessary action on the part of the Seller and, if the Seller is not a natural person, its board of directors or other governing body. This Agreement, assuming due execution and delivery by the respective parties hereto, constitutes the legal, valid and binding obligations of the Seller, enforceable against it in accordance with their respective terms, subject to the Equitable Exception.

4.2 No Conflict or Violation. The execution, delivery and performance by the Seller of this Agreement and any Founders Ancillary Agreement (including the consummation of the Unit Purchases) does not and will not, directly or indirectly: (i) if the Seller is not a natural person, violate, conflict with or result in a breach of any provision of any organizational document of the Seller; (ii) violate any provision of any Legal

Requirement applicable to the Seller; (iii) violate, conflict with or result in a breach of or constitute (with due notice or lapse of time or both) a default under or result in or give to others any rights of termination, modification, amendment, vesting or cancelation of or under, acceleration, revocation or suspension of any material contract to which the Seller is a party; or (iv) result in the creation or imposition of any material Encumbrance (other than any Permitted Encumbrances) upon any of the assets, properties or rights of the Seller; except, in each case, as would not, prevent or materially impair or delay the Seller’s ability to consummate the Transactions.

4.3 Title. The Seller is the record and beneficial owner of its Purchased OP Units and Purchased PH Units, free and clear of any and all Encumbrances, other than Permitted Encumbrances and other than Encumbrances arising pursuant to federal and state securities law restrictions of general applicability. Other than the Seller’s Purchased OP Units and Purchased PH Units, the Seller owns no other PH Units or OP Units. The Seller has the power and authority to sell, transfer, assign and deliver such Purchased Interests, and such delivery will convey to Buyer at the Founders Closing good and valid title to such Purchased Interests free and clear of any and all Encumbrances, other than Encumbrances arising pursuant to federal and state securities law restrictions of general applicability or the agreements entered into by Parent in connection with the Contemplated Transactions.

4.4 No Proceedings. Except as set forth on Part 2.22 of the Disclosure Schedule to the Merger Agreement, as of the date hereof, there is no material Legal Proceeding pending or, to the actual knowledge of the Seller, threatened in writing, before any Governmental Body, or before any arbitrator of any nature, against the Seller that, individually or in the aggregate, would reasonably be expected to prevent or materially impair or delay the ability of the Seller to consummate the Transactions.

4.5 No Consents. Other than the consents set forth in Sections 2.3 and 3.3 of the Merger Agreement, no material Consent is required in connection with the execution and delivery of this Agreement by the Seller or the performance by the Seller of its obligations hereunder (including the consummation of the Unit Purchases and the other Transactions), except for such Consents which if not obtained or made would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair the ability of the Seller to consummate the Transactions.

4.6 Brokers and Finders. There is no broker, finder or similar intermediary who is entitled to any broker’s, finder’s or similar fee or commission from the Sellers in connection with this Agreement, the Unit Purchases or the other Transactions.

4.7 Misrepresentations. The representations and warranties made by the Company in Section 2 of the Merger Agreement are true and correct.

4.8 FEP. Except as set forth on Disclosure Schedule D and except for interests owned by the Company and its Subsidiaries, certain of the Sellers in Seller Group A and Seller Group C own all of the outstanding capital stock, voting securities and other equity interests in FEP.

Section 5. REPRESENTATIONS AND WARRANTIES OF PARENT.

Parent represents and warrants to the Sellers as follows:

5.1 Due Organization. Parent is a limited partnership duly organized, validly existing and in good standing under the laws of the Cayman Islands.

5.2 Authority; Binding Nature of Agreement. Parent has the limited partnership power and authority to enter into this Agreement and perform its obligations hereunder and, with respect to the actions of Parent, to consummate the Transactions. The execution, delivery and performance by Parent of this Agreement and any Founders Ancillary Agreement has been duly authorized by any necessary action on the part of Parent and its general partner. This Agreement and the Founders Ancillary Agreements to which Parent is a party each has been duly executed and delivered and, assuming due execution and delivery by the Sellers, constitutes the legal, valid and binding obligation of Parent, enforceable against it in accordance with their respective terms, subject to the Equitable Exception. Parent has made available to the Sellers correct and complete copies of its certificate of limited partnership, limited partnership agreement or other organizational documents as of the date hereof.

5.3 Non-Contravention; Consents. Neither the execution and delivery of this Agreement or any Founders Ancillary Agreement by Parent nor the consummation of the Unit Purchases or the other Transactions will: (a) violate, conflict with or result in any breach of the certificate of limited partnership, limited partnership agreement or other organizational document of Parent; (b) result in a violation by Parent of any Legal Requirement or Order to which Parent is subject; or (c) violate, conflict with or result in a breach of or constitute (with due notice or lapse of time or both) a default under or result in or give to others any rights of termination, modification, amendment, vesting or cancelation of or under, acceleration, revocation or suspension of any Contract to which Parent is a party, except for any violation that will not prevent or materially impair or delay the ability of Parent to consummate the Transactions. Parent was not, is not, and will not be, required to make any filing with or give any notice to, or to obtain any Consent from, any Governmental Body in connection with: (i) the execution, delivery or performance of this Agreement; or (ii) the consummation of the Unit Purchases or any of the other Transactions.

5.4 Ownership of Parent. Parent has delivered to the Sellers true, accurate and complete copies of all of the organizational and governing documents of each of Parent and its general partner, and all Contracts relating to the beneficial ownership and right to acquire direct or indirect beneficial ownership of any voting or economic interests of Parent and its general partner, in each case, as of the date hereof, and including all amendments thereto as of such date. Parent has, prior to the date hereof, previously informed the Sellers in writing of the true and correct identity of each of the direct and indirect beneficial owners of all of the capital stock, voting securities or other equity interests in Parent and its general partner (as of the date hereof), and, as of the date hereof, other than those Persons so identified by Parent, no other Person, directly or indirectly, owns or otherwise has the right to any (i) securities convertible into or exchangeable for any capital stock of, or voting securities or other ownership or economic interests in, Parent or its general partner, (ii) rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any warrants, calls, repurchase rights, voting rights, commitments or claims of any other character relating to the issuance of, any capital stock of, or voting securities or other ownership or economic interests in, Parent or its general partner, or any shares or securities convertible into or exchangeable for any capital stock of, or membership interests or other economic or ownership interests in, Parent or its general partner, or (iii) share appreciation rights, performance shares, contingent value rights, “phantom” share or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or membership interests or other economic or ownership interests in, Parent or its general partner. As of the date hereof, Sponsor is the only limited partner of Parent. Parent has, prior to the date hereof, previously informed the Sellers in writing of the true and correct identity of all of the officers of Parent and its general partner, as of the date hereof.

5.5 No Broker. No broker, finder or similar intermediary is entitled to any broker’s, finder’s or similar fee or other commission from Parent in connection with this Agreement, the Unit Purchases or the other Transactions.

5.6 Equity Commitment Letter; Equity Financing; Sufficiency of Funds; Guarantee.

(a) Parent has delivered to the Sellers a true, correct and complete copy of the executed equity commitment letter, dated as of the date of this Agreement (the “Equity Commitment Letter”) from the Sponsor pursuant to which the Sponsor has committed to invest the amounts set forth therein (the “Equity Financing”). The Equity Commitment Letter provides, and will continue to provide, that each Seller is a third party beneficiary thereof. The Equity Commitment Letter is, as of the date hereof, in full force and effect and has not been withdrawn or terminated or otherwise amended, supplemented or modified in any respect. The Equity Commitment Letter, in the form so delivered, is a legal, valid and binding obligation of Parent and Merger Sub and, to the Knowledge of Parent, the other parties thereto. There are no side letters or other agreements, contracts or arrangements relating to the Equity Commitment Letter (and the transactions contemplated thereby) between Parent and Merger Sub, on the one hand, and the Sponsor, on the other hand. No event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent or Merger Sub under any term, or a failure of any condition, of the Equity Commitment Letter or otherwise result in any portion of the Equity Financing contemplated thereby to be unavailable. Parent has no reason to believe that it or Merger Sub could be unable to satisfy on a timely basis any term or condition of the Equity Commitment Letter required to be satisfied by it (subject to the satisfaction of the conditions in Section 7). Parent and/or Merger Sub have fully paid any and all commitment fees or other fees required by the Equity Commitment Letter to be paid on or before the date of this Agreement. Subject to the satisfaction of the conditions in Section 7, and subject to the satisfaction of the conditions of the Equity Financing, the aggregate proceeds from the Equity Financing, are sufficient to fund all of the amounts required to be provided by Parent for the consummation of the Transactions, and are sufficient for the satisfaction of all of Parent’s obligations under this Agreement, including the payment of each Seller’s Purchase Price in respect of such Seller’s Purchased Interests and the payment of costs and expenses in accordance with Section 10.7, and the satisfaction of the payment obligations of PH Buyer and OP Buyer hereunder, and the payment obligations of Parent set forth in and pursuant to the Merger Agreement as specified therein. There are no conditions precedent or other contingencies related to the funding or investing, as applicable, of the full amount of the Equity Financing, other than as expressly set forth in the Equity Commitment Letter.

(b) Concurrently with the execution of this Agreement, Parent has delivered to the Sellers the Guarantee of the Guarantor, dated as of the date hereof, in respect of all the payment obligations of Parent pursuant to this Agreement and all liabilities and damages payable by Parent arising under or in connection with this Agreement. The Guarantee is in full force and effect and is a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms (subject to the Equitable Exception), and no event has occurred which, with or without notice, lapse of time or both, could constitute a default on the part of the Guarantor under such Guarantee.

5.7 Legal Proceedings. As of the date hereof, there is no Legal Proceeding pending, or, to the Knowledge of Parent, threatened, before any Governmental Body, or before any arbitrator of any nature, against Parent, Merger Sub, Sponsor or any of their respective Affiliates, directors, officers or employees that would reasonably be expected to prevent or materially impair or delay the ability of Parent timely to consummate the Transactions.

5.8 No Other Representations or Warranties. Parent acknowledges and agrees that, except for the representations and warranties expressly set forth in Section 4 hereof and the Founders Ancillary Agreements, and except in the case of Intentional Fraud, (i) no Seller makes, nor has it made, any representation or warranty relating to itself or its business or otherwise in connection with this Agreement, the Unit Purchases or the other Transactions contemplated by this Agreement and Parent is not relying on any representation or warranty by or on behalf of any Seller except for those expressly set forth in this Agreement and the Founders Ancillary Agreements to which Parent is a party, (ii) no Person has been authorized by any Seller to make any representation or warranty relating to itself or its business or otherwise in connection with this Agreement, and if made, such representation or warranty shall not be relied upon by Parent as having been authorized by such entity, and (iii) any estimate, projection, prediction, data, financial information, memorandum, presentation or any other materials or information provided or addressed to Parent, Merger Sub or any of their Representatives, including any materials or information made available to Parent and/or its Representatives in connection with presentations by the Company’s management, are not and shall not be deemed to be or include representations or warranties. Parent acknowledges that it has conducted, to its satisfaction, its own independent investigation of the condition, operations and business of the Acquired Companies and, except in the case of Intentional Fraud, in making its determination to proceed with the transactions contemplated by this Agreement, including the Unit

Purchases, Parent has relied solely on the results of its own independent investigation and the terms of this Agreement and has not relied directly or indirectly on any materials or information made available to Parent and/or its Representatives by or on behalf of the Sellers.

Section 6. COVENANTS AND OTHER AGREEMENTS.

6.1 Reinvestment of Escrowed Purchase Price; Seller Retained Investments.

Each Seller hereby agrees with Parent as follows:

(a) During the Reinvestment Period, each Seller’s Escrow Amount shall be held in the Escrow Account and may be invested (and reinvested, from time to time, as applicable) in such (i) Company Vehicles, (ii) equity securities of Softbank Group Corp. or investment vehicles or funds managed by Softbank Group Corp. or its Affiliates (“Softbank Investments”), (iii) or in cash or cash equivalents, in each case, as such Seller may determine in its reasonable discretion, as provided below. For purposes of this Section 6.1, any investments in Company Vehicles or Softbank Investments may be in the form of primary issuances or secondary purchases. To the extent that a Seller has determined at any time that (x) the circumstances for an investment in any Company Vehicle or a Softbank Investment are not favorable (because of market conditions), (y) no appropriate Company Vehicle is generally open for new subscriptions or investments at such time, or (z) in such Seller’s reasonable judgment, making an investment would result in an overconcentration in any given type, nature or category of investment if such Seller had to invest its Escrow Amount therein (in each case, a “Pending Investment Event”), then, in each case, such Seller may retain any portion of its Escrow Amount in cash or cash equivalents in lieu of investing such portion in any Company Vehicle or Softbank Investment, and may sell, withdraw from or liquidate its investment in a Company Vehicle or Softbank Investment and hold the proceeds thereof in cash or cash equivalents, until such time as such Seller has determined such circumstances no longer warrants retaining such portion in cash or cash equivalents.

(b) During the Initial Reinvestment Period, subject to the provisions of this Section 6.1(b), each Principal Seller (together with his Related Parties) shall maintain, in addition to his Escrowed Purchase Price, investments in such (1) Company Vehicles, (2) Business Opportunities in which Sponsor (or one or more controlled Affiliates of SoftBank Group Corp. designated by Sponsor) co-invests alongside such Principal Seller pursuant to Section 6.8 (“Company Co-Investments”), (3) Softback Investments, or (4) cash and cash equivalents, as provided below (the “Seller’s Investment”), in each case, as such Principal Seller may determine in his sole discretion, in an aggregate amount equal to or greater than 90% of the aggregate value of such Principal Seller’s and his Seller Group’s investments in Company Vehicles as of the date hereof, the dollar amount of which as of the applicable Reference Date is set forth opposite such Seller’s name on Annex B, as shall be adjusted for any changes in the aggregate value of investments in the applicable Company Vehicles between the applicable Reference Date and the Closing Date. The value of the aggregate amount of such investments by a Principal Seller in Company Vehicles, Company Co-Investments or Softbank Investments as of the Founders Closing for purposes of determining the amount required to be maintained as a Seller’s Investment during the Initial Reinvestment Period, with respect to each such investment, shall be (i) in the case of the Company Vehicles other than permanent capital vehicles, the most recently reported net asset value of such investments, (iii) in the case of a permanent capital vehicle, the volume weighted average per-share price (as reported by Bloomberg), rounded to the nearest cent, of its principal listed equity security on the stock exchange on which it is listed during the ten full trading days ending on (and including) the trading day preceding the Closing Date, (iii) in the case of a Softbank Investment other than Softbank Group Corp. equity securities, the most recently reported net asset value of such investments and (iv) in the case of a Softbank Investment in Softbank Group Corp. equity securities, the volume weighted average per-share price (as reported by Bloomberg), rounded to the nearest cent, of such equity security on the stock exchange on which it is listed during the ten full trading days ending on (and including) the trading day preceding the Closing Date; it being understood that in no event shall any Principal Seller be obligated to make any additional investment in any Company Vehicle, Company Co-Investment or Softbank Investment as a result of losses (realized or unrealized) on amounts invested (or reinvested) or as a result of withdrawals or distributions in respect of Tax Distributions. Notwithstanding the foregoing in this Section 6.1(b), in the case of any Pending Investment Event, the applicable Principal Seller may retain any portion such Seller’s Investment in cash or cash equivalents in lieu of investing such portion in any Company Vehicle, Company Co-Investment or Softbank Investment, and may sell, withdraw from or liquidate its investment in a Company Vehicle, Company Co-Investment or Softbank Investment and hold the proceeds thereof in cash or cash equivalents, until such time as such Principal Seller has determined in accordance with Section 6.1(a) such circumstances no longer warrants retaining such portion in cash or cash equivalents.

(c) If any investments in which the Seller’s Investment or Escrowed Purchase Price is invested are the subject of any Sale or distribution (excluding Tax Distributions) prior to the expiration of the Reinvestment Period, as applicable, then, subject to Section 6.1(a) and Section 6.1(b), the proceeds thereof (less any accrued and unpaid Tax Distributions apportioned to the applicable Company Vehicle or other account or master fund, including in respect of any taxable income or gain recognized in connection with such Sale or distribution) shall be reinvested in appropriate Company Vehicles as promptly as practicable. Notwithstanding anything herein to the contrary, (i) a Principal Seller shall not be required to reinvest up to $25 million of aggregate distributions (excluding Tax Distributions) received by his Seller Group from Company Vehicles in connection with distributions made generally to investors in such Company Vehicles and (ii) each Seller shall be permitted at any time during the Reinvestment Period to transfer, assign, contribute, convey or distribute to any of such Seller’s Related Parties, and such Seller’s beneficiaries that are Related Parties of the Principal Seller in such Seller’s Seller Group, Seller’s direct or beneficial interest in such Seller’s Escrow Account and the underlying investments held therein and such Seller’s Investment, in each case, for estate planning purposes and so long as the proposed transferee or recipient thereof agrees to be bound by the terms of this Agreement that are applicable to such Seller as if such transferee or recipient were the applicable Seller for purposes of this Agreement. In each case in which a Seller is required to reinvest amounts pursuant to this clause (c) it shall be entitled to do so generally in accordance with the same investment criteria as applied to investments of the Escrow Amounts made pursuant to Section 6.1(a) and investments of such Seller’s Investment pursuant to Section 6.1(b) (including with respect to a Seller’s ability to hold any amounts in cash or cash equivalents). Subject to Section 6.1(d), the economic and other terms that apply to an investment by a Principal Seller and any other Seller in such Principal Seller’s Seller Group in a Company Vehicle immediately prior to the date hereof shall continue to apply to all of the Seller’s Investment and Escrow Amounts invested in Company Vehicles (other than FEP as specifically provided pursuant to Section 6.7) for the duration of such investment and whether or not such Principal Seller remains employed by the Company and/or its Subsidiary, including that such investments by a Seller (other than FEP as specifically provided pursuant to Section 6.7) shall not be subject to any management fees or similar asset-based fees or charges, promote, incentive allocation, carried interest, or similar performance-based charges; provided, however, that each Seller (and such Seller’s Related Parties) shall pay customary management fees or similar asset-based fees or charges, promote, incentive allocation, carried interest, or similar performance-based charges, as reasonably determined by the Company Board, with respect to any amounts invested in any Company Vehicle that is not an Existing Foundation Fund (and other than FEP as specifically provided pursuant to Section 6.7) the majority of whose invested capital is beneficially owned by any combination of the Sellers, Seller Investment Entities, employees of the Business, and their respective Related Parties.

(d)

(i) Each Principal Seller, together with all other Sellers that are in his Seller Group, may elect with respect to each taxable year, at its sole discretion, to receive cash that is available from their Seller’s Investment or Escrowed Purchase Price as a result of distributions or Sales, in an aggregate amount equal to the difference (but not less than zero) of (I) an aggregate amount intended to enable such Seller Group (or any Person whose tax liability is determined by reference to the income of such Seller Group) or each such Seller to discharge its United States federal, state and local income tax liabilities (including interest, penalties and additions to tax) arising from or attributable to (A) the Transactions, determined based on the Tax Rate for the taxable year of Transactions (but, solely in the case of tax liabilities (other than interest, penalties or additions to tax) attributable to the gain attributable to the consummation of the Transactions, only to the extent of 50% of the excess of (x) the amount of such tax liabilities as finally determined over (y) the amount of such tax liabilities as initially reported in accordance with Section 3.1(d), but using the same assumptions as used in the determination of the Escrowed Purchase Price) or (B) the Seller Group’s taxable income or gain attributable to such Company Vehicles or other accounts or master funds pursuant to this Section 6.1 (including allocations of taxable income therefrom) from and after the Founders Closing, determined based on the Tax Rate for the applicable taxable year, minus (II) any cash distributions or cash proceeds of Sales, in each case, actually received by such Seller Group from the applicable Escrow Account(s) or in respect of the applicable Seller’s Investment(s) from and after the Founders Closing (such aggregate amount, the “Tax Distribution”).

(ii) The Tax Distribution for each Seller Group for a taxable year shall be funded by distributions or Sales from the applicable Escrow Accounts and Seller’s Investments and with respect to the applicable Company Vehicles and other accounts or master funds, in a manner reasonably determined by the applicable Sellers; provided, that any such transaction shall be subject to any applicable limitations contained in the governing documents of the applicable Company Vehicle or other account or master fund and no such Entity shall be required to dispose of any its investments in order to facilitate a Sale or distribution.

(iii) Parent, the Company and the Buyers shall (and shall cause their Affiliates to) use reasonable efforts to cause the applicable Company Vehicles and other accounts or master funds in which each Seller Group has invested pursuant to this Section 6.1 to allow such Seller Group to make a Sale or receive a distribution in an aggregate amount equal to the Tax Distribution for each taxable year; provided, that (x) Parent, the Company and the Buyers shall have no obligation pursuant to this Section 6.1(d)(iii) to liquidate or accelerate the sale of any of their assets or any assets of a Foundation Fund in order to satisfy the obligations with respect to this Section 6.1(d)(iii) and (y) for the avoidance of doubt, no Seller shall be entitled under this Agreement to any Tax Distribution in respect of a Seller’s Investment invested in a Company Vehicle in duplication of the amount that such Seller would be entitled to receive (without regard to this Section 6.1(d)) pursuant to the terms of the governing documents of the relevant Company Vehicle.

6.2 Payment or Release of Escrowed Purchase Price. Notwithstanding anything to the contrary, in the event that, at the Founder’s Closing, a Principal Seller is no longer employed by the Company and its Subsidiaries for any reason (other than due to such Principal Seller’s death), then the Escrowed OP Purchase Price and the Escrowed PH Purchase Price, in each case, with respect to the Seller Group of such Principal Seller, shall be paid to the Parent (or such Entity as Parent shall designate in writing) and shall not be paid into any Escrow Account. The Company hereby agrees that, notwithstanding anything to the contrary in a Principal Seller’s employment agreement with FIG LLC as in effect as of the date hereof, the Company shall not, nor shall it cause or permit any of its Subsidiaries to, terminate the employment of any Principal Seller due to his Disability (as defined in such employment agreement) from and after the date hereof through the Founders Closing; provided, that, for the avoidance of doubt, nothing in this Section 6.2 shall prevent the Company Board from appointing appropriate interim executives to the extent reasonably necessary to manage the business of the Acquired Companies in the event of the Disability (as defined in such employment agreement) of a Principal Seller prior to the Founders Closing. With respect to each Seller, the parties to the applicable Escrow Agreement shall cause the Escrow Amount to be released as follows:

(a) 80% of the assets comprising the Escrow Amount, which assets shall be selected by such Seller in its sole discretion and the value of which shall be based upon the most recently reported net asset value of each such asset, shall be released to such Seller either (i) automatically on the first business day following the fourth (4th) anniversary of the Founders Closing, unless Parent shall have previously submitted a notice to the Escrow Agent that there is a pending dispute regarding whether the Principal Seller in such Seller’s Seller Group voluntarily resigned from his employment with the Company and/or its Subsidiaries without Good Reason (other than by reason of death or Disability (as defined in the Employment Agreements)) prior to such fourth (4th) anniversary (an “Initial Reinvestment Period Dispute Notice”) or (ii) upon the expiration of the Initial Investment Period, pursuant to a joint written instruction to the Escrow Agent or a final non-appealable judgment from an arbitration panel or a court of competent jurisdiction as provided in Sections 10.5 and 10.6 that determines to which party the Escrow Account should be released upon the expiration of the Initial Reinvestment Period (any release to Seller in accordance with this Section 6.2(a), an “Initial Reinvestment Period Expiration Release”);

(b) to such Seller either (i) automatically on the first business day following the fifth (5th) anniversary of the Founders Closing, unless Parent shall have previously submitted a notice to the Escrow Agent that there is a pending dispute regarding whether the Principal Seller in such Seller’s Seller Group voluntarily resigned from his employment with the Company and/or its Subsidiaries without Good Reason (other than by reason of death or Disability (as defined in the Employment Agreements)) prior to such fifth (5th) anniversary (an “Additional Reinvestment Period Dispute Notice”) or (ii) upon the expiration of the Additional Investment Period, pursuant to a joint written instruction to the Escrow Agent or a final non-appealable judgment from an arbitration panel or a court of competent jurisdiction as provided in Sections 10.5 and 10.6 that determines to which party the Escrow Account should be released upon the expiration of the Additional Reinvestment Period for any other reason, unless, in each case, it is subject to forfeiture to the Parent in accordance with the terms hereof;

(c) to Parent (or such other Entity as Parent shall designate in writing) pursuant to a joint written instruction to the Escrow Agent or a final non-appealable judgment from an arbitration panel or a court of competent jurisdiction as provided in Sections 10.5 and 10.6 that determines to which party the Escrow Account should be released, in the event that, prior to the expiration of the Reinvestment Period, the Principal Seller in the Seller Group of such Seller voluntarily resigns after the Founders Closing from his employment with the Company and/or its Subsidiaries without Good Reason (other than by reason of death or Disability (as defined in the Employment Agreements)), less any Tax Distributions obtained from Company Vehicles in which such Escrowed Purchase Price is invested, which shall be released to Seller pursuant to such joint written instruction; and

(d) for the avoidance of doubt, the Escrow Amount shall be released to such Seller (or his estate, as applicable, in the case of a Principal Seller) automatically upon the death of the Principal Seller in such Seller’s Seller Group or upon the termination of his employment due to his Disability (as defined in his Employment Agreement), unless Parent shall have previously submitted a notice to the Escrow Agent that there is a pending dispute regarding whether the Principal Seller in such Seller’s Seller Group voluntarily previously resigned from his employment with the Company and/or its Subsidiaries without Good Reason (other than by reason of death or Disability (as defined in the Employment Agreements)), in which case the Escrow Amount shall be released pursuant to a joint written instruction to the Escrow Agent or a final non-appealable judgment from an arbitration panel or a court of competent jurisdiction as provided in Sections 10.5 and 10.6 that determines to which party the Escrow Account should be released.

In the event that the assets in such Seller’s Escrow Account are released to such Seller in accordance with Section 6.2(a) or Section 6.2(b), such Seller shall only be permitted to withdraw, redeem or otherwise obtain liquidity with respect to his Seller’s Investments in accordance with the terms of the applicable Company Vehicle’s governing documents. Upon release of the assets in such Seller’s Escrow Account, such Seller and Parent, to the extent of their respective powers, shall cause the Company and its Subsidiaries to promptly take all actions necessary or appropriate to transfer the beneficial ownership of such Escrow Account and the assets held therein to the applicable party or parties entitled thereto.

6.3 Non-Competition. During the period of his employment with the Company (or any Affiliate of the Company) and for the twenty-four (24)-month period immediately following termination of such employment for any reason (whether or not such termination occurs during the term of his Employment Agreement), such Principal Seller shall not, directly or indirectly, either as a principal, agent, employee, employer, consultant, partner, member, shareholder of a closely held corporation or shareholder in excess of five percent (5%) of a publicly traded corporation, corporate officer or director, or in any other individual or representative capacity, engage or otherwise participate in any manner or fashion in any business that is a Competing Business, either in the United States or in any other place in the world where the Company or any of its controlled Affiliates, successors or assigns engages in the Business, or as of the date of such termination of such employment, proposes to engage in the Developing Business. Notwithstanding the foregoing, the restrictions in this Section 6.3 shall not operate to prohibit a Principal Seller from:

(a) making or maintaining a Permitted Investment;

(b) providing, directly or indirectly, services to a Seller Investment Entity, Estate Planning Entity, Family Office or Family Member;

(c) providing, directly or indirectly, services (for no more than nominal consideration) to philanthropic organizations;

(d) fulfilling any obligation pursuant to this Agreement, the LLC Agreement or such Principal Seller’s Employment Agreement;

(e) being a member of the board of directors or other similar governing body of any Person in which an investment is made by any (A) Foundation Fund (or otherwise being involved thereto in connection with such Principal Seller’s services to the Company) or (B) any Seller Investment Entity, Estate Planning Entity, Family Office or philanthropic organization contemplated by this Section 6.3; provided, that this clause (B) shall not operate to permit any Principal Seller to act as a member of the board of directors or other similar governing body of any Competing Business;

(f) with respect to the Principal Seller specified on Disclosure Schedule A hereto, performing the responsibilities or activities set forth thereon;

(g) following any termination of such Principal Seller’s employment with the Company (or any Affiliate of the Company) acting as the investment manager pursuant to and in accordance with Section 6.7 and the terms of FEP’s Fund Documents; or

(h) pursuing any Business Opportunity in accordance with Section 6.8.

provided, that, for the avoidance of doubt, if a Principal Seller engages in any activity set forth in Section 6.3(a) through Section 6.3(h), such Principal Seller, in the conduct of such activity, shall continue to be subject to the restrictions set forth in Section 6.4 and Section 6.5, as applicable.

6.4 Non-Solicitation of Employees. During the period of his employment with the Company or any of its Subsidiaries and during the 24-month period immediately following the date of termination of such employment for any reason (whether or not such termination occurs during the term his Employment Agreement), such Principal Seller shall not, directly or indirectly, (i) solicit or induce any Person who is, or at any time during the immediately preceding one year period was, an officer, director, employee, agent or consultant of the Company or any of its Subsidiaries to terminate his, her or its employment or other relationship with the Company or any of its Subsidiaries for the purpose of associating with any Competing Business, or otherwise encourage any such Person to leave or sever his, her or its employment or other relationship with the Company or its Subsidiaries, for any other reason, other than employees of the Company or any of its Subsidiaries whose primary responsibility is, at the time of such Principal Seller’s termination, to provide services to such Principal Seller’s Family Office or (ii) hire any individual who left the employ of the Company or any of its Subsidiaries at any time during the immediately preceding one-year period, other than former employees of the Company or any of its Subsidiaries whose primary responsibility is, at the time of such Principal Seller’s termination, to provide services to such Principal Seller’s Family Office.

6.5 Non-Solicitation of Investors. During the period of his employment with the Company or any of its Subsidiaries and for the 24-month period immediately following the date of termination of such employment for any reason (whether or not such termination occurs during the term of his Employment Agreement), such Principal Seller shall not, directly or indirectly, solicit or induce (i) any investors, financing sources or capital market intermediaries of the Company or any of its Subsidiaries (excluding such Principal Seller and his Family Office and Seller Entities) or (ii) any consultants then under contract to the Company or any of its Subsidiaries, to terminate (or diminish in any material respect) his, her or its relationship with the Company or any of its Subsidiaries, for the purpose of associating with any Competing Business, or otherwise encourage such investors, financing sources, capital market intermediaries or consultants, to terminate (or diminish in any respect) his, her or its relationship with the Company or any of its Subsidiaries, for any other reason. Nothing in this Section 6.5 shall apply to those investors, financing sources, capital market intermediaries or consultants who did not conduct business with the Company or any of its Subsidiaries during the Principal Seller’s employment with, or the period in which the Principal Seller or its Related Parties held, directly or indirectly, an ownership interest in, the Company or any of its Subsidiaries.

6.6 Support. Each Seller, in such Seller’s personal capacity and not in such Seller’s capacity as a director or officer of the Company (if applicable), hereby irrevocably undertakes to vote any limited partner interests in any Client held by such Seller in favor of any Consent (including any Consent set forth in Part 2.3 of the Disclosure Schedule) required pursuant to (i) any Investment Advisory Arrangement applicable to such Client and (ii) (other than an Advisers Act Consent) required pursuant to any Fund Document of such Client to prevent or waive any put right, right of redemption, termination of the investment period, termination of the fund, default or other consequence materially adverse to the Company or any of its Subsidiaries, in the case of each of “(i)” and “(ii)”, in connection with the execution and delivery of this Agreement and each Founders Ancillary Agreement, and the Merger Agreement and each Ancillary Agreement by the Company or the performance by the Company of its obligations hereunder and thereunder (including the consummation of the Merger); provided, however, that such Seller shall not pursuant to the foregoing be required to take, or cause or make efforts to cause any other Person to take, any action or abstain from taking any action that such Seller determines, following consultation with counsel, to result in the violation of any Legal Requirement or contradict the request of any Governmental Body; provided, further, that the covenant in this Section 6.6 shall not require any Seller to cause the Company or any of its Subsidiaries to take any action. The Consent provided by each such Seller pursuant to this Section 6.6 is irrevocable and shall not expire, in each case, until the termination of this Agreement in accordance with its terms.

6.7 FEP. Each Seller who has any equity interest in FEP agrees not to take any action that would reasonably be expected to result in the removal of the Company or any of its Subsidiaries as the general partner or investment manager of FEP. If the employment with the Company and/or its Subsidiary of Principal Seller A or Principal Seller C (collectively, the “FEP Sellers” and each individually, a “FEP Seller”) is terminated on or after the Closing Date for any reason (whether voluntarily or involuntarily, and with or without Cause or Good Reason), (i) such FEP Seller shall maintain the right to remain an investment sub-manager of FEP with all rights and authority and investment discretion that such FEP Seller enjoyed prior to his termination, and (ii) the Company and such FEP Seller shall enter into a sub-advisory agreement pursuant to which the Company shall reimburse such FEP Seller for his reasonable out-of-pocket expenses (of the type reimbursed by such FEP Seller to the Company prior the Closing Date as management company expenses) incurred for the purpose of managing FEP, subject in each case to compliance with the Governance Framework, and make available to such FEP Seller to assist in such sub-management the services of those employees of the Company or its Subsidiaries who provide services to FEP prior to such termination. Notwithstanding anything to the contrary, even if a FEP Seller’s employment with the Company and/or its Subsidiary is terminated, then FEP shall continue to pay (A) any promote, incentive allocation or other performance-based fees with respect to FEP as provided for under the FEP governing documents and (B) the greater of (x) the amount of expenses of the type reimbursed by such FEP Seller to FEP prior to the Closing Date for the applicable period and (y) the management fee payable by such FEP Seller to FEP as calculated pursuant to its governing documents. Each Seller who has any interest in FEP and the Company agree that it shall not, and that it shall cause FEP to not, make any distribution in kind of FEP or of any assets of FEP. No Seller will transfer any of his interests in FEP to any proposed transferee unless such transferee agrees to be bound by this Section 6.7.

6.8 Business Opportunities. For so long as a Principal Seller is employed by the Company or any of its Subsidiaries or is a member of the Company Board, if such Principal Seller identifies or is presented with any Business Opportunity, such Principal Seller (the “Presenting Seller”) shall inform the Foundation Funds of such Business Opportunity and the Chief Investment Officer of each applicable Foundation Fund, in compliance with the policies of the Company, shall consider in good faith and in the exercise of all applicable duties under the Advisers Act and the Fund Documents of the applicable Foundation Funds, the possibility of causing the Foundation Fund to pursue such Business Opportunity. If the applicable Chief Investment Officer determines, in his or her sole discretion, and subject to such duties, that the applicable Foundation Funds will not pursue such Business Opportunity, then, (A) for so long as SBVF is an Affiliate of Sponsor, if such Business Opportunity constitutes a Qualifying SBVF Transaction, the Presenting Seller shall inform the Sponsor of such opportunity which may then refer the opportunity to SBVF (which shall have the opportunity to exclusively pursue such Business Opportunity, if it so elects during the Election Period), or (B) if such Business Opportunity does not constitute a Qualifying SBVF Transaction or if SBVF determines that it will not pursue such Business Opportunity (or the Election Period expires without an affirmative election by SBVF), then the Presenting Seller shall inform the Company Board of such Business Opportunity and the Company Board shall consider in good faith and in the exercise of all applicable duties under applicable Legal Requirements and the Company’s governing documents, the possibility of causing a new Company Vehicle consisting of primarily third party capital (determined without taking into account capital of any Affiliate of Parent or Sponsor) with an investment program that falls within an Applicable Segment or within the Business or a Developing Business, to pursue such Business Opportunity (provided that, for the avoidance of doubt, the Company may elect, during the Election Period, to pursue such Business Opportunity even if, at such time, no Company Vehicle has been formed through which to pursue such Business Opportunity, and the Company shall be required to transfer any assets acquired in connection with the pursuit of such Business Opportunity to a Company Vehicle consisting primarily of third party capital once formed). If the Company Board determines in its discretion, and subject to such duties, that a new Company Vehicle described above will not pursue such Business Opportunity (or the Election Period expires without an affirmative election by SBVF), then the Presenting Seller and Sponsor shall consult with each other in good faith as to the possibility of jointly pursuing such potential Business Opportunity, and each of them shall be entitled to elect during the Election Period to jointly pursue such Business Opportunity, with Sponsor (through one or more controlled Affiliates of SoftBank Group Corp. designated by Sponsor) participating up to 50%, on the one hand, and the Sellers equally (or in such other proportions as they may mutually agree) participating in the remainder, on the other hand. If, at the end of the Election Period, none of the Chief Investment Officer of any applicable Foundation Fund, any other Seller, SBVF, the Company Board or Sponsor has elected to pursue such Business Opportunity in accordance with this Section 6.8 (such Business Opportunity being a “Declined Opportunity”), the Presenting Seller shall be entitled to pursue such Declined Opportunity independently or with any other Person. Notwithstanding the foregoing, such Presenting Seller may not pursue a Business Opportunity without the prior consent of the Company Board if it creates an actual conflict of interest with the Business or a Developing Business.

6.9 Termination of Shareholders Agreement. The Sellers and the Company acknowledge and agree that, as of the Closing, that certain Shareholders Agreement, dated as of February 13, 2007, by and among certain of the Sellers and the Company, as amended, shall terminate in accordance with its terms, with no liability following such termination for the Company or any of its Subsidiaries or any of the Sellers or the Sellers’ Related Parties.

6.10 Termination of Affiliate Agreements. Following the Founders Closing, if Parent identifies any executory Contract or transaction that has not been completed prior to the Founders Closing (such transaction, an “Ongoing Transaction”) between a Principal Seller or such Principal Seller’s Related Parties, on the one hand, and the Company, any Subsidiary, Foundation Fund or portfolio company of any Foundation Fund, on the other hand, that were in effect on the Closing Date, not set forth on Part 2.21 of the Disclosure Schedule to the Merger Agreement and not terminated on or prior to the Closing Date, other than transactions between or among the Foundation Funds and/or their portfolio companies or expense reimbursement practices consistent with past practice of the Acquired Companies, then, if requested by Parent, the applicable Seller to such executory Contract or Ongoing Transaction shall cause such Contract or Ongoing Contract to be terminated, with no liability for the Company and its Subsidiaries thereafter (other than payments that have accrued and may be due and owing to the applicable Seller or such Seller’s applicable Related Party through the Closing Date), and each Principal Seller shall severally, and not jointly, indemnify the Company and its Subsidiaries for any liabilities, costs and expenses incurred on or after the Founders Closing with respect to such executory Contract or Ongoing Transaction to which such Principal Seller or such Seller’s Related Party is a party.

6.11 Board of Directors. The parties agree that (a) each Principal Seller shall be entitled to serve as a member on the Company Board and the board of directors (or similar governing body) of each Subsidiary of the Company so long as such Principal Seller is employed by the Company or any of its Subsidiaries and (b) there shall be a compensation committee of the Company Board comprised of at least three (3) members, two (2) of whom shall be Principal Sellers and at least one of whom shall be a member of the Company Board designated by Parent (the “Parent Designee”). The affirmative vote of the Parent Designee shall be required for any matters determined by the compensation committee.

6.12 Equity Financing Commitments.

(a) Parent acknowledges that it and Merger Sub shall be fully responsible for obtaining the Equity Financing and shall take (or cause to be taken) all actions, and do (or cause to be done) all things, necessary, proper or advisable to obtain the Equity Financing, including (i) maintaining in effect the Equity Commitment Letter, (ii) using reasonable best efforts to ensure the accuracy of all representations and warranties of Parent or Merger Sub, if any, set forth in the Equity Commitment Letter, (iii) complying with all covenants and agreements of Parent or Merger Sub set forth in the Equity Commitment Letter, (iv) satisfying on a timely basis all conditions applicable to Parent or Merger Sub set forth in the Equity Commitment Letter, and (v) consummating the Equity Financing contemplated by the Equity Commitment Letter (subject to the conditions set forth therein) at or prior to the Closing; provided, however, that nothing contained in this Section 6.12(a) shall require Parent, Merger Sub or their respective Affiliates to threaten or file any lawsuit against Sponsor.

(b) Parent shall not, and ensure that Merger Sub shall not, amend, alter, or waive, or agree to amend, alter or waive (in any case whether by action or inaction), any term of the Equity Commitment Letter without the prior written consent of the Principal Sellers. Parent agrees to notify the Principal Sellers promptly, and in any event within one Business Day, if at any time prior to the Closing Date (i) the Equity Commitment Letter expires or is terminated for any reason (or if any Person attempts or purports to terminate the Equity Commitment Letter, whether or not such attempted or purported termination is valid) or (ii) the Sponsor refuses to provide the full Equity Financing on the terms set forth in the Equity Commitment Letter.

(c) Notwithstanding anything in this Agreement to the contrary, Parent expressly acknowledges and agrees that the availability of the Equity Financing is not a condition to the obligations of Parent and Merger Sub to consummate the Merger, nor a condition of Parent to consummate the Transactions.

6.13 Amendment to Principal Compensation Plan. The parties hereto agree that that certain Fortress Investment Group LLC Principal Compensation Plan (the “Principal Compensation Plan”), shall, immediately prior to the Founders Closing, be amended and restated in form attached hereto as Exhibit A (the “PCP Amendment”), and the parties agree to, within their respective powers, cause such amendment to be approved and adopted and to take effect.

6.14 Escrow Agreements. As promptly as practicable after the date hereof, Parent and the Sellers will use reasonable best efforts to enter into the Escrow Agreements with the Escrow Agent.

6.15 Effectiveness of Agreements. The parties hereto hereby agree that the covenants and agreements set forth in this Section 6, other than the covenants and agreements set forth in Section 6.6, the first sentence of Section 6.7, Section 6.9, Section 6.13 and Section 6.14 shall have no force or effect until immediately after the Closing.

6.16 Acknowledgement. The Principal Sellers agree and acknowledge that each of Section 6.3, Section 6.4 and Section 6.5 is reasonable as to duration, terms and geographical area and that the same protects the legitimate interests of the Company and its Affiliates, imposes no undue hardship on the Sellers, is not injurious to the public, and that any violation of any of Section 6.3, Section 6.4 or Section 6.5 shall be specifically enforceable in any court with jurisdiction upon short notice. The Principal Sellers agree and acknowledge that a portion of the compensation paid to the Principal Sellers under this Agreement will be paid in consideration of the covenants contained in these sections and the ongoing equity interests of the Principal Sellers pursuant to the Principal Compensation Plan as amended by the PCP Amendment, the sufficiency of which consideration is hereby acknowledged. If any provision of Section 6.3, Section 6.4 or Section 6.5 as applied to a Principal Seller or to any circumstance is adjudged by the arbitrators or a court to be invalid or unenforceable, the same shall in no way affect any other circumstance or the validity or enforceability of any other provision of this Agreement. If the scope of any such provision, or any part thereof, is too broad to permit enforcement of such provision to its full extent, the Sellers agree that the arbitrators or court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, to the extent necessary to permit enforcement, and, in its reduced form, such provision shall then be enforceable and shall be enforced. The Principal Sellers agree and acknowledge that the breach of Section 6.3, Section 6.4 or Section 6.5 will cause irreparable injury to the Company and its Affiliates and upon breach of any provision of Section 6.3, Section 6.4 or Section 6.5, the Company and its Affiliates shall be entitled to seek injunctive relief, specific performance or other equitable relief; provided, however, that this shall in no way limit any other remedies which the Company and its Affiliates may have (including the right to seek monetary damages). Each of the covenants in Section 6.3, Section 6.4 and Section 6.5 shall be construed as an agreement independent of any other provisions in this Agreement, other than the consideration for such covenants provided in the Agreement.

6.17 Buyer’s Performance of Obligations. The parties hereto agree that, prior to the Merger, the Company shall cause the Buyers to perform their respective obligations under this Agreement and under any Founders Ancillary Agreements and (ii) following the Merger, the Parent shall cause the Buyers to perform their respective obligations under this Agreement and under any Founders Ancillary Agreements.

6.18 TRA Waiver Acknowledgement. Each of the Sellers who are not Principal Sellers agrees to be bound by the terms of the TRA Waiver as if they were the Principal Seller in such Seller’s Seller Group, and each Seller agrees that the limits that apply to the applicable Principal Seller in Section 1(d) thereof shall apply to such Seller’s Seller Group in the aggregate.

Section 7. CONDITIONS PRECEDENT.

7.1 Conditions to Each Party’s Obligation. The obligation of each party to this Agreement to consummate the Unit Purchases and the other Transactions is subject to the satisfaction or waiver, at or prior to the Founders Closing, of each of the following conditions; provided, however, that none of the Company or the Buyer shall waive the condition set forth in Section 7.1(a) without the prior written consent of the Special Committee (provided, that no party may rely on the failure of any condition precedent set forth in this Section 7.1 to be satisfied if such failure was caused by such party’s failure to comply with its obligations set forth in the Merger Agreement or this Agreement to consummate the Transactions):

(a) the conditions to the obligations of the Company and Parent to consummate Merger set forth in Section 6 and Section 7 of the Merger Agreement shall have been satisfied or waived by the party entitled to waive the same (other than those conditions that by their nature are to be satisfied (including by delivery of documents) at the Closing (but subject to the satisfaction of such conditions); and

(b) no temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Unit Purchases or the other Transactions shall have been issued by any court of competent jurisdiction or other Governmental Body and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Unit Purchases or the other Transactions that makes consummation of the Unit Purchases or the other Transactions illegal; provided, that no party shall be permitted to invoke Section 7.1(b) unless it shall have taken all actions required under this Agreement and the Merger Agreement to have any such Order or Legal Requirement lifted.

7.2 Conditions to Parent’s Obligation. The obligations of Parent to consummate the Unit Purchases and the other Transactions are subject to the satisfaction or waiver, at or prior to the Founders Closing, of each of the following conditions (provided, that Parent may not rely on the failure of any condition precedent set forth in this Section 7.2 to be satisfied if such failure was caused by Parent’s failure to comply with its obligations set forth in this Agreement or the Merger Agreement to consummate the Transactions):

(a) receipt of a written notice from each of the Sellers, the Company and the Buyers, certifying that all the conditions to the obligation of such party to consummate the Unit Purchases and the other Transactions at the Founders Closing, as set forth in this Section 7, have been satisfied or waived in accordance with this Agreement other than those conditions that by their nature are to be satisfied (including by delivery of documents) at the Founders Closing (but subject to the satisfaction of such conditions);

(b) each of the representations and warranties set forth in Section 4, other than Section 4.7, shall have been accurate in all material respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (other than any such representations or warranties made as of a specific earlier date, which shall have been accurate in all material respects as of such earlier date);

(c) all of the covenants and obligations in this Agreement that the Sellers, the Buyers or the Company are required to comply with or to perform at or prior to the Founders Closing shall have been complied with and performed in all material respects;

(d) the TRA Waiver shall be in full force and effect as of the Founders Closing; and

(e) the Escrow Agreements shall be in full force and effect as of the Founders Closing.

7.3 Conditions to Sellers’ Obligation. The obligation of each Seller to consummate the Unit Purchases and the other Transactions at the Founders Closing are subject to the satisfaction or waiver, at or prior to the Founders Closing, of each of the following conditions (provided, that no Seller may rely on the failure of any condition precedent set forth in this Section 7.3 to be satisfied if such failure was caused by such Seller’s (or any member of such Seller Group’s) failure to comply with its obligations set forth in this Agreement or the Merger Agreement to consummate the Transactions):

(a) receipt of a written notice from Parent, certifying that all the conditions to the obligation of Parent to consummate the Unit Purchases and the other Transactions at the Founders Closing, as set forth in this Section 7, have been satisfied or waived in accordance with this Agreement other than those conditions that by their nature are to be satisfied (including by delivery of documents) at the Founders Closing;

(b) each of the representations and warranties set forth in Section 5 shall have been accurate in all material respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (other than any such representations or warranties made as of a specific earlier date, which shall have been accurate in all material respects as of such earlier date);

(c) all of the covenants and obligations in this Agreement that the Parent is required to comply with or to perform at or prior to the Founders Closing shall have been complied with and performed in all material respects;

(d) the Escrow Agreements shall be in full force and effect as of the Founders Closing; and

(e) the PCP Amendment shall have been approved and adopted and shall be in full force and effect as of the Founders Closing.

Section 8. SURVIVAL; DAMAGES.

8.1 Survival of Representations and Warranties. The representations and warranties contained in this Agreement shall survive the Founders Closing; provided, however, that such representations and warranties shall terminate and expire, and shall cease to be of any force or effect, on the date that is two years following the Closing Date, except to the extent a claim has been made prior to such time for any breach thereof, in which event the representation or warranty to the extent it is the subject of, and only for purposes of, such claim shall survive with respect to such claim until such claim has been resolved.

8.2 Damages.

(a) Prior to the Founders Closing, none of the parties nor any of their respective Affiliates or Related Parties shall have any liability for any breach of any representation or warranty set forth in this Agreement. From and after the Founders Closing, (A) each Seller Group shall be severally liable, and not jointly and severally liable with any other Seller Group, and each Seller within an applicable Seller Group shall be jointly and severally liable with the other Sellers in that Seller Group, for all liabilities, claims, losses, penalties, damages (excluding exemplary, punitive or similar damages, unless payable to a third party), costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees and disbursements) (collectively, “Losses”), sustained or incurred by Parent or Merger Sub to the extent resulting from or arising out of (x) any breach by any Seller in such Seller Group, and solely of such Seller Group and not any other Seller Group, of any representation or warranty set forth in Section 4 (other than Section 4.7), (y) any knowing and intentional fraud (“Intentional Fraud”) solely by the Principal Seller in such Seller Group, and not any other Principal Seller in another Seller Group, in the making of the representations and warranties in Section 4.7 and (z) any breach by any Seller of such Seller Group, and solely of such Seller Group and not any other Seller Group, in the performance or observance of any covenants or agreements by a member of such Seller Group to be performed hereunder (collectively, the “Seller Indemnified Matters”) and (B) Parent shall be liable for all Losses sustained or incurred by any Seller to the extent resulting from or arising out of (x) any breach by Parent of any representation or warranty set forth in Section 5 and (y) any breach by any of Parent, the Company or its Subsidiaries (in the case of the Company and its Subsidiaries, following the Merger) in the performance or observance of any of their respective covenants or agreements to be performed hereunder; provided, that, notwithstanding anything to the contrary contained in this Agreement, in no event shall any Seller Group have aggregate liability for breach of this Agreement (including a breach of Section 4.7) in excess of such the Total Consideration received in the aggregate by all Sellers in such Seller Group; provided, that there shall be no limitation on the Losses recoverable in the event of any breaches of Sections 6.3, 6.4 or 6.5. The amount of any Losses shall be calculated net of (i) any amounts recovered by (I) the Company or its Subsidiaries (in the case of the Company and its Subsidiaries, following the Merger), Parent, Merger Sub or a Buyer (following the Merger), or (II) a Seller, in each case, under insurance policies with respect to such Losses (in each case, net of any costs incurred in connection with such recovery) or from a third-party in respect of such claim and (ii) the amount of any Tax benefits actually realized by (I) the Company or its Subsidiaries following the Merger (which Subsidiaries shall not be deemed to include non-affiliated limited partners or investors in Foundation Funds) or (II) a Seller, in each case, by way of a Tax refund or an actual reduction in Taxes paid in the taxable year in which the Loss is incurred (or a prior taxable year or the two succeeding taxable years), which Tax benefits are directly attributable to the deductibility of the Loss (as determined on a with and without basis), in each case, net of reasonable third-party expenses incurred in obtaining, receiving or accruing such amounts. If (I) Parent (or an Affiliate thereof) receives any insurance payment or third-party indemnity payment with respect to any claim for Losses for which it previously received payment from a Seller, or (II) a Seller receives any insurance payment or third-party indemnity payment with respect to any claim for Losses for which it previously received payment from the Company or its Subsidiaries (in the case of the Company and its Subsidiaries, following the Merger), Parent, Merger Sub or a Buyer (following the Merger), then, in the case of clause (I), such Person shall pay to such Seller, and in the case of clause (II), such Person shall pay to Parent (or its designee), in each case, within thirty (30) days of receiving such insurance payment or third-party indemnity payment, the amount of such insurance payment or third-party indemnity payment.

(b) Parent and the Sellers shall use commercially reasonable efforts to mitigate any Losses which form the basis of any claim hereunder.

(c) Parent shall not have the right to set off any amount to which such Parent is entitled hereunder for Losses or otherwise against any payment such Parent or any of its Affiliates is required to make to any Seller, including under the Principal Compensation Plan, a Principal Seller’s Employment Agreement, or against a Seller’s Investment (or distributions made thereon), any Seller’s Escrowed Purchase Price in such Seller’s Escrow Account nor any other proceeds held in such Escrow Account, in each case, unless and until Parent shall have received a judgment from a court of competent jurisdiction, which judgment is final and non-appealable, that Parent is entitled to payment by such Seller for Losses pursuant to this Section 8. No Seller shall have the right to set off any amount to which such Seller is entitled hereunder for Losses or otherwise against any payment such Seller or any of its Affiliates is required to make to any of the Company or its Subsidiaries (in the case of the Company and its Subsidiaries, following the Merger), Parent, Merger Sub or a Buyer (following the Merger), in each case, unless and until such Seller shall have received a judgment from a court of competent jurisdiction, which judgment is final and non-appealable, that such Seller is entitled to payment by any of the Company or its Subsidiaries (in the case of the Company and its Subsidiaries, following the Merger), Parent, Merger Sub or a Buyer (following the Merger) for Losses pursuant to this Section 8.

(d) Except for specific performance pursuant to Section 10.12, the parties hereby agree that this Section 8.2 constitutes the sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) for any breach by the Sellers hereunder.

Section 9. TERMINATION.

9.1 Termination. This Agreement shall automatically terminate and become void and have no further force or effect, (i) immediately upon the termination of the Merger Agreement pursuant to Section 8 thereof or (ii) by mutual written consent of the parties hereto and the Special Committee at any time prior to the Founders Closing.

9.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect; provided, however, that: (i) this Section 9.2 and Section 10 shall survive the termination of this Agreement and shall remain in full force and effect; and (ii) the termination of this Agreement shall not relieve any party from any liability for any for any Intentional Fraud or Willful Breach of any covenant or obligation, contained in this Agreement; provided, further, that in the event of termination of this Agreement, no Seller shall have any liability for any breach of, or commission of Intentional Fraud with respect to, Section 4.7.

Section 10. MISCELLANEOUS PROVISIONS.

10.1 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto (which instrument, in the case of the Company, PH Buyer and OP Buyer and to the extent entered into prior to the Founders Closing, shall have been previously approved by the Special Committee). The Employment Agreements may not be amended prior to the Founders Closing without the express written consent of Parent.

10.2 Waiver. No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy. No single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given; provided, that any such waiver by the Company, PH Buyer and/or OP Buyer that adversely affects the rights hereunder that inure to the Members shall require the prior recommendation of the Special Committee.

10.3 Entire Agreement; Counterparts; Exchanges by Facsimile or Electronic Delivery. This Agreement (including all Exhibits and Annexes hereto), the Merger Agreement and the other agreements contemplated hereby and thereby constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery shall be sufficient to bind the parties to the terms of this Agreement.

10.4 Applicable Law. This Agreement and all claim or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

10.5 Jurisdiction. It is the desire and intent of the parties hereto that any disputes, controversies or claims arising out of or relating to this Agreement, the TRA Waiver, the PCP Amendment or any Employment Agreement after the Closing be resolved pursuant to arbitration in accordance with Section 10.6 hereof; provided, however, that any party hereto may seek provisional relief, including temporary restraining orders, temporary protective orders, and preliminary injunctive relief, pending arbitration or in aid of arbitration or both against the other parties hereto in the federal and state courts of the State of Delaware (and any ruling by such court shall be conclusive and may be enforced in any court in any other jurisdictions (where the party against which enforcement is sought has operations or owns assets) in any manner provided by applicable law); and provided, further, that any party hereto may seek to enforce, confirm, modify or vacate an arbitration award against the other parties hereto in the federal and state courts of the State of New York; and provided, further, that, (A) if a dispute arises prior to the Closing or (B) to the extent that Section 10.6 hereof is held to be invalid or unenforceable for any reason, and the result is that the parties hereto are precluded from resolving any disputes or controversies arising under or in connection with this Agreement pursuant to the terms of Section 10.6 hereof, the following provisions of this Section 10.5 shall govern the resolution of all disputes or controversies arising under this Agreement:

To the fullest extent permitted by law, unless otherwise agreed by the parties hereto, in any action between any of the parties arising out of or relating to this Agreement or any of the Transactions, each of the parties: (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in any state court of Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case each of the parties irrevocably and unconditionally consents and submits to the jurisdiction of the United States District Court for the District of Delaware); (ii) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court; and (iii) agrees that it will not bring any such action in any court other than such courts. Service of any process, summons, notice or document to any party’s address and in the manner set forth in Section 10.9 or in such other manner as may be permitted by applicable law shall be effective service of process for any such action. Without limiting the obligations of the parties to provide notice as set forth in Section 10.9, each party hereto irrevocably designates The Corporation Trust Company as its agent and attorney-in-fact for the acceptance of service of process in any such claim or proceeding and for the taking of all such acts as may be necessary or appropriate in order to confer jurisdiction over it before the aforementioned courts and each party hereto stipulates that such consent and appointment is irrevocable and coupled with an interest. Notwithstanding the foregoing in this Section 10.5, a party may commence any legal action or proceeding in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts. Each party hereto further waives any claim and will not assert that venue should properly lie in any other location within the selected jurisdiction. EACH PARTY ACKNOWLEDGES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS. EACH PARTY ACKNOWLEDGES, AGREES AND CERTIFIES THAT: (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD, IN THE EVENT OF LITIGATION, SEEK TO PREVENT OR DELAY ENFORCEMENT OF EITHER OF SUCH WAIVERS; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS; (iii) IT MAKES SUCH WAIVERS VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.5.

Service of any process, summons, notice or document to any party’s address and in the manner set forth in Section 10.9 or in such other manner as may be permitted by applicable laws shall be effective service of process for any such action. Without limiting the obligations of the parties to provide notice as set forth in Section 10.9, each party hereto irrevocably designates The Corporation Trust Company as its agent and attorney-in-fact for the acceptance of service of process in any such claim or proceeding and for the taking of all such acts as may be necessary or appropriate in order to confer jurisdiction over it before the aforementioned courts and each party hereto stipulates that such consent and appointment is irrevocable and coupled with an interest.

10.6 Arbitration. To the fullest extent permitted by law and subject to Section 10.5 hereof, the parties hereto agree that any dispute, controversy or claim arising out of or relating to this Agreement, the TRA Waiver, the PCP Amendment or any Employment Agreement arising after the Closing, whether based on contract, tort, statute or other legal or equitable theory (including any claim of fraud, intentional misconduct, misrepresentation or fraudulent inducement or any question of validity or effect of this Agreement including this clause or the breach or termination hereof) (a “Dispute”), shall be resolved in binding arbitration in accordance with the following provisions:

(a) Such Dispute shall be resolved by binding arbitration to be conducted before JAMS in accordance with the provisions of JAMS’ Comprehensive Arbitration Rules and Procedures as in effect at the time of the arbitration.

(b) Such arbitration shall consist of three (3) arbitrators, with one arbitrator to be appointed by each party and the third to be appointed by the two (2) arbitrators so appointed.

(c) Such arbitration shall be held in the Borough of Manhattan, City of New York, State of New York, or such other location to which the parties hereto may agree.

(d) To the extent the arbitrators agree to permit the parties hereto to conduct discovery in connection with any arbitration proceeding, any such discovery shall be subject to the arbitrators and the parties hereto entering into a mutually acceptable confidentiality agreement.

(e) The parties hereto agree that the arbitrators may grant any legal or equitable remedy which would otherwise be available from a court of competent jurisdiction under applicable law, including specific performance or injunctive relief; provided, however, that before the arbitration panel is selected as provided in this Agreement, provisional relief, including temporary restraining orders, temporary protective orders, and preliminary injunctive relief, pending arbitration or in aid of arbitration or both shall be available solely from the federal and state courts of the State of Delaware as provided in Section 10.5.

(f) Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof and enforcement of the award may be sought in any manner permitted by applicable law.

(g) Expenses, attorneys’ fees and costs incurred in such binding arbitration shall be the obligation of and paid by the party incurring such fees and expenses. The parties shall share equally all expenses of JAMS (including those of the arbitrators) incurred in connection with any arbitration.

If JAMS is unable or unwilling to commence arbitration with regard to any such Dispute within thirty (30) calendar days after the parties have met the requirements for commencement as set forth in Rule 5 of the JAMS Comprehensive Arbitration Rules and Procedures, then the Disputes shall be resolved by binding arbitration, in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the “AAA”), before three (3) arbitrators selected pursuant to, and subject to the provisions of, Section 10.6(b) hereof. Any such arbitration shall be subject to the provisions of subparagraphs (b) through (g) above (as if the AAA were JAMS). If the AAA is unable or unwilling to commence such arbitration within thirty (30) calendar days after the parties have met the requirements for such commencement set forth in the aforementioned rules, then either party may seek resolution of such Dispute through litigation in accordance with Section 10.5 hereof.

Except as may be necessary to enter judgment upon the award or to enforce the award or to the extent required by applicable law, all claims, defenses and proceedings (including, without limiting the generality of the foregoing, the existence of the controversy and the fact that there is an arbitration proceeding) shall be treated in a confidential manner by the arbitrators, the parties and their counsel, and each of their agents, and employees and all others acting on behalf of or in concert with them. Without limiting the generality of the foregoing, no one shall divulge to any Person not directly involved in the arbitration the contents of the pleadings, papers, orders, hearings, trials, or awards in the arbitration, except as may be necessary to enter judgment upon an award or as required by applicable law. Any court proceedings relating to the arbitration hereunder, including, without limiting the generality of the foregoing, any proceeding for provisional relief, including temporary restraining orders, temporary protective orders, and preliminary injunctive relief, pending arbitration or in aid of arbitration or both or any proceeding seeking to enforce, confirm, modify or vacate an arbitration award, shall be filed under seal with the court, to the extent permitted by law. Any party may seek to enter or enforce an award by the arbitrators in any court in any jurisdiction (where the party against which enforcement is sought has operations or owns assets) by suit on the award or in any other manner provided by applicable law.

10.7 Expenses. Subject to Section 8.3 of the Merger Agreement, and Section 10.6(g), all fees and expenses incurred by the parties hereto in connection with the execution and delivery of this Agreement, the Unit Purchases and the other Transactions, as well as all fees and expenses incurred in connection with the execution and delivery of the Merger Agreement and the Contemplated Transactions, including all legal, accounting, financial advisory and consulting fees and expenses incurred by any party hereto in connection with the foregoing, shall be the obligation of and paid by the party incurring such fees and expenses; provided, that notwithstanding the foregoing, the Company shall promptly reimburse each Seller at the Founders Closing for all reasonable and documented out-of-pocket attorneys’ fees and expenses incurred by such Seller in connection with the foregoing.

10.8 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and permitted assigns, and in the case of any party that is an individual, their respective heirs, executors and administrators; provided, however, that neither this Agreement nor any of the parties’ respective rights, interests or obligations hereunder may be assigned by either party, in whole or in part, by operation of law or otherwise, without the prior written consent of the other party, and any attempted assignment of this Agreement or any of such rights, interests or obligations by either party without the other party’s prior written consent shall be void and of no effect.

10.9 Notices.

(a) All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service or delivery if served personally on the party to whom notice is to be given or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained), (ii) on the day after delivery to Federal Express or similar overnight courier to the party as follows or (iii) on the date sent by e-mail of a “portable document format” (.pdf) document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient:

if to Parent:

c/o SB Group US, Inc.

1 Circle Star Way

San Carlos, CA 94070

USA

Attention: Brian Wheeler

Email: brian@softbank.com

and

c/o SoftBank Group Capital Limited

69 Grosvenor St.

London, England W1K 3JP

Attention: Jonathan Bullock

Email: jb@softbank.com

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153-0119

Attention: Harvey Eisenberg, Esq.

Facsimile: 212-310-8007

Email: harvey.eisenberg@weil.com

and

Weil, Gotshal & Manges LLP

200 Crescent Court

Suite 300

Dallas, TX 75201

Attention: James R. Griffin, Esq.

Facsimile: 214-746-7777

Email: james.griffin@weil.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention: Norm Champ, P.C.

Jeffrey A. Fine, P.C.

Sean D. Rodgers, P.C.

Facsimile: (212) 446-4900

Email: norm.champ@kirkland.com

sean.rodgers@kirkland.com

jeffrey.fine@kirkland.com

if to the Company or Buyers:

Fortress Investment Group LLC

1345 Avenue of the Americas

New York, NY 10105

Attention: David N. Brooks

Facsimile: 212-798-6131

Email: dbrooks@fortress.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

Attention: Joseph A. Coco, Esq.

Peter D. Serating, Esq.

Facsimile: 212-735-2000

Email: joseph.coco@skadden.com

   peter.serating@skadden.com

and

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Attention: John H. Butler, Esq.

Facsimile: 212-701-5800

Email: john.butler@davispolk.com

if to any Seller in Seller Group A:

c/o Baobob Advisors - PE Fortress

ATTN: Tracy Fojas

1345 Avenue of the Americas 45th Floor

New York, NY 10105

T: (212) 479-3172

F: (212) 479-3179

E-mail: tfojas@fortress.com

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Attention: Ariel J. Deckelbaum, Esq.

                  Ellen N. Ching, Esq.

Facsimile: (212) 757-3990

Email: ajdeckelbaum@paulweiss.com

            eching@paulweiss.com

if to any Seller in Seller Group B:

c/o Fortress Investment Group

ATTN: Michael Hourigan

1 Market Plaza, Spear Tower 42nd Floor

San Francisco, CA 94105

T: (415) 284-7510

E-mail: mhourigan@fortress.com

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Attention: Ariel J. Deckelbaum, Esq.

                 Ellen N. Ching, Esq.

Facsimile: (212) 757-3990

Email: ajdeckelbaum@paulweiss.com

            eching@paulweiss.com

if to any Seller in Seller Group C:

c/o Baobob Advisors - PE Fortress

ATTN: Tracy Fojas

1345 Avenue of the Americas 45th Floor

New York, NY 10105

T: (212) 479-3172

F: (212) 479-3179

E:mail: tfojas@fortress.com

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Attention: Ariel J. Deckelbaum, Esq.

                 Ellen N. Ching, Esq.

Facsimile: (212) 757-3990

Email: ajdeckelbaum@paulweiss.com

            eching@paulweiss.com

(b) Any party hereto may change its address or facsimile number for the purpose of this Section 10.9 by giving the other party written notice of its new information in the manner set forth above.

10.10 Cooperation. The parties hereto agree to cooperate with the other parties and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by any of them to evidence or reflect the Unit Purchases and the other Transactions and to carry out the intent and purposes of this Agreement.

10.11 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the invalid or unenforceable term or provision in any other situation or in any other jurisdiction. If a final judgment of the arbitrators or a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

10.12 Remedies. The parties acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. Accordingly, in the event of any breach or threatened breach by a party of any covenant or obligation contained in this Agreement, the other party shall be entitled to obtain, without proof of actual damages (and in addition to any other remedy to which such other party may be entitled at law or in equity): (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach or threatened breach. The parties hereby waive any requirement for the securing or posting of any bond in connection with any such remedy. Without limiting the generality of the foregoing, each Seller, on the one hand, and Parent, on the other hand, shall be entitled to specific performance of each covenant and obligation of any Seller or Parent, as applicable, contained in this Agreement, including the parties’ obligations to consummate the Unit Purchases and the other Transactions and the parties’ obligations contained in Section 6.

10.13 Non-Recourse. This Agreement may only be enforced against, and any Legal Proceeding that may be based upon, in respect of, arise under, out of or by reason of, be connected with or relate in any manner to this Agreement, or the negotiation, execution, performance or breach, of this Agreement, including, any representation or warranty made or alleged to have been made in, in connection with or as an inducement to, this Agreement (each of such above-described legal, equitable or other theories or sources of liability, a “Recourse Theory”) may only be made or asserted against (and are expressly limited to) the Persons that are expressly identified as parties hereto in the preamble to and signature pages of this Agreement and solely in their capacities as such. No Person who is not a party hereto (including, (a) any former, current or future direct or indirect equity holder, controlling Person, management company, incorporator, member, partner, manager, director, officer, employee, agent, Affiliate, assignee, attorney or representative of, and any financial advisor or lender to (all above-described Persons in this sub-clause (a), collectively, “Affiliated Persons”) a party hereto or any Affiliate of such party, and (b) any Affiliated Persons of such Affiliated Persons (the Persons in sub-clauses (a) and (b), together with their respective successors, assigns, heirs, executors or administrators, collectively, “Non-Parties”) will have any liability whatsoever in respect of, based upon or arising out of any Recourse Theory under this Agreement. Without limiting the rights of any party hereto against the other parties hereto as set forth herein, in no event will any party hereto, any of its Affiliates or any Person claiming by, through or on behalf of any of them institute any Legal Proceeding under any Recourse Theory against any Non-Party. For the avoidance of doubt, it is expressly agreed and understood that nothing contained herein shall limit the Company’s remedies under the Equity Commitment Letter or Guarantee.

10.14 Parties in Interest. Nothing in this Agreement is intended to confer, and does not confer, any rights or remedies under or by reason of this Agreement (or any breach hereof) on any Persons (including the members of the Company, any Fund or Client or any other Person), other than the parties hereto and their respective successors and permitted assigns, and in the case of any party that is an individual, his respective heirs, executors and administrators. Nothing in this Agreement is intended to relieve or discharge the obligations or liability of any third Persons to the parties to this Agreement. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 10.2 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

10.15 Construction

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including”, and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Unless otherwise indicated or the context otherwise requires: (i) any definition of or reference to any agreement, instrument or other document or any Legal Requirement in this Agreement shall be construed as referring to such agreement, instrument or other document or Legal Requirement as from time to time amended, supplemented or otherwise modified; (ii) any reference in this Agreement to any Person shall be construed to include such Person’s successors and assigns; (iii) any reference herein to “Sections”, “Exhibits” and “Annexes” are intended to refer to Sections of this Agreement and Exhibits or Annexes to this Agreement, unless otherwise specified; and (iv) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof.

(e) Unless otherwise specifically indicated, all references to “dollars” or “$” will be deemed references to the lawful money of the United States of America.

(f) The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections, Annexes and Exhibits are to Sections, Annexes and Exhibits of this Agreement unless otherwise specified. All Exhibits and Annexes annexed to this Agreement or referred to in this Agreement are incorporated in and made a part of this Agreement as if set forth in full in this Agreement. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. The phrase “ordinary course of business” means, with respect to the Acquired Companies, the ordinary course of business, consistent with past practices of the Acquired Companies, and with respect to any other Person, the ordinary course of business consistent with past practices of such Person, in each case, in all material respects. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

10.16 Limited Guaranty; Support Letters. For the avoidance of doubt, if and to the extent Parent would be prevented under the express terms of Article 7 of this Agreement from relying on any condition if Parent were in breach of, or had otherwise not complied with, its obligations under the provisions of this Agreement or the Merger Agreement, which are also binding on Sponsor pursuant to Section 12 of the Guarantee or any Applicable Investor pursuant to its Support Letter, Parent shall also be so prevented from relying on any such condition if and to the extent Sponsor is in breach of, or has not otherwise complied with, its corresponding obligations under Section 12 of the Guarantee and/or such Applicable Investor is in breach of, or has otherwise not complied with, its corresponding obligations in its Support Letter.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

PARENT:

SB FOUNDATION HOLDINGS LP

By:	SB FOUNDATION HOLDINGS GP, LLC, its general partner

By:	SOFTBANK GROUP CORP.,
its sole member

By:	/s/ Masayoshi Son
Name: Masayoshi Son
Title: Chairman & CEO

[SIGNATURE PAGE TO FOUNDERS AGREEMENT]

BUYERS:

FIG ASSET CO. LLC

By:	/s/ David N. Brooks
Name: David N. Brooks
Title: Secretary

FIG CORP.

By:	/s/ David N. Brooks
Name: David N. Brooks
Title: Secretary

COMPANY:

FORTRESS INVESTMENT GROUP LLC

By:	/s/ David N. Brooks
Name: David N. Brooks
Title: Secretary

[SIGNATURE PAGE TO FOUNDERS AGREEMENT]

SELLERS:

/s/ Peter L. Briger, Jr.
PETER L. BRIGER, JR.

[SIGNATURE PAGE TO FOUNDERS AGREEMENT]

WAINSCOTT HOLDINGS, LLC

By:	/s/ Peter L. Briger, Jr.
Name: Peter L. Briger, Jr.
Title: Manager

[SIGNATURE PAGE TO FOUNDERS AGREEMENT]

J.P. MORGAN TRUST COMPANY OF DELAWARE, AS TRUSTEE OF THE PETER L. BRIGER, JR. 2017 CHILDREN’S TRUST

By:	/s/ Jena L. Boccetti
Name: Jena L. Boccetti
Title: Vice President

[SIGNATURE PAGE TO FOUNDERS AGREEMENT]

FAMILY TRUST C/U PETER L. BRIGER, JR. 2008 ANNUITY TRUST

/s/ Matthew Briger
Matthew Briger, as trustee of the Family Trust c/u Peter L. Briger, Jr. 2008 Annuity Trust

[SIGNATURE PAGE TO FOUNDERS AGREEMENT]

FAMILY TRUST C/U PETER L. BRIGER, JR. 2010 ANNUITY TRUST

/s/ Matthew Briger
Matthew Briger, as co-trustee of the Family Trust c/u Peter L. Briger, Jr. 2010 Annuity Trust

/s/ Christina Tanona
Christina Tanona, as co-trustee of the Family Trust c/u Peter L. Briger, Jr. 2010 Annuity Trust

[SIGNATURE PAGE TO FOUNDERS AGREEMENT]

/s/ Wesley R. Edens
WESLEY R. EDENS

[SIGNATURE PAGE TO FOUNDERS AGREEMENT]

FAMILY TRUST UNDER ARTICLE V OF THE WESLEY R. EDENS 2011 ANNUITY TRUST AGREEMENT

By:	/s/ Wesley R. Edens
Wesley R. Edens, as Trustee

By:	/s/ Lynn M. Edens
Lynn M. Edens, as Trustee

[SIGNATURE PAGE TO FOUNDERS AGREEMENT]

THE WESLEY R. EDENS 2015 ANNUITY TRUST

By:	/s/ Wesley R. Edens
Wesley R. Edens, as Trustee

[SIGNATURE PAGE TO FOUNDERS AGREEMENT]

THE WESLEY R. EDENS 2016 ANNUITY TRUST

By:	/s/ Wesley R. Edens
Wesley R. Edens, as Trustee

[SIGNATURE PAGE TO FOUNDERS AGREEMENT]

/s/ Randal A. Nardone
RANDAL A. NARDONE

[SIGNATURE PAGE TO FOUNDERS AGREEMENT]

FAMILY TRUST UNDER ARTICLE V OF THE RANDAL A. NARDONE 2011 ANNUITY TRUST AGREEMENT #2

By:	/s/ Randal A. Nardone
Randal A. Nardone, as Trustee

By:	/s/ Melani Nardone
Melani Nardone, as Trustee

[SIGNATURE PAGE TO FOUNDERS AGREEMENT]

THE RANDAL A. NARDONE 2012 ANNUITY TRUST #1

By:	/s/ Randal A. Nardone
Randal A. Nardone, as Trustee

[SIGNATURE PAGE TO FOUNDERS AGREEMENT]

THE RANDAL A. NARDONE 2015 ANNUITY TRUST

By:	/s/ Randal A. Nardone
Randal A. Nardone, as Trustee

[SIGNATURE PAGE TO FOUNDERS AGREEMENT]

THE RANDAL A. NARDONE 2016 ANNUITY TRUST

By:	/s/ Randal A. Nardone
Randal A. Nardone, as Trustee

[SIGNATURE PAGE TO FOUNDERS AGREEMENT]

THE RANDAL A. NARDONE 2016 ANNUITY TRUST #2

By:	/s/ Randal A. Nardone
Randal A. Nardone, as Trustee

[SIGNATURE PAGE TO FOUNDERS AGREEMENT]

G-58

Annex C

VOTING AND SUPPORT AGREEMENT (BRIGER)

THIS VOTING AND SUPPORT AGREEMENT (“Agreement”) is entered into as of February 14, 2017, by and between SB FOUNDATION HOLDINGS LP, a Cayman Islands exempted limited partnership (“Parent”), Peter L. Briger, Jr. (“Principal”), and the other Persons listed on Schedule 1 hereto (each such Person, together with Principal, the “Members” and each a “Member”).

RECITALS

A. Each Member is a holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of certain Class A Shares and/or Class B Shares of Fortress Investment Group LLC, a Delaware limited liability company (the “Company”).

B. Parent, Foundation Acquisition LLC, a Delaware limited liability company (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), which provides (subject to the conditions set forth therein) for, among other things, the merger of Merger Sub into the Company (the “Merger”).

C. In the Merger, each outstanding Class A Share is to be converted into the right to receive the cash consideration provided in the Merger Agreement.

D. Member is entering into this Agreement in order to induce Parent to enter into the Merger Agreement and cause the Merger to be consummated.

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1. CERTAIN DEFINITIONS

For purposes of this Agreement:

(a) The terms “Acquired Companies,” “Acquisition Inquiry,” “Acquisition Proposal,” “Class A Shares,” “Class B Shares,” “Company Capital Stock,” “Person” and other capitalized terms used but not otherwise defined in this Agreement have the meanings assigned to such terms in the Merger Agreement.

(b) “Covered Securities” with respect to any Member shall mean the number of shares of Company Capital Stock set forth opposite such Member’s name on Schedule 1 hereto.

(c) “Member’s Representative” shall mean the Representatives of a Member; provided, that a Representative of the Company shall not constitute a Representative of such Member unless such Member or Principal shall have separately engaged or directed such Person in his, her or its capacity as a member of the Company and not as an officer, director or employee of the Company.

(d) A Member shall be deemed to “Own” or to have acquired “Ownership” of a security if such Member: (i) is the record owner of such security; or (ii) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such security.

(e) “Subject Securities” with respect to any Member shall mean: (i) all equity securities of the Company (including all shares of Company Capital Stock and all options, Company RSUs, warrants and other rights to acquire shares of Company Capital Stock) Owned by such Member as of the date of this Agreement; and (ii) all additional equity securities of the Company (including all additional shares of Company Capital Stock and all additional options, Company RSUs, warrants and other rights to acquire shares of Company Capital Stock) of which such Member acquires Ownership during the Voting Period.

(f) A Person shall be deemed to have a effected a “Transfer” of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security to any Person other than Parent or Merger Sub; (ii) enters into an agreement or binding commitment to effect the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person other than Parent or Merger Sub; or (iii) reduces such Person’s beneficial ownership of, interest in or risk relating to such security (in each case, other than as a result of restrictions imposed by applicable laws or legal requirements or pursuant to this Agreement, the Merger Agreement or the Founders Agreement).

(g) “Voting Period” shall mean the period commencing on (and including) the date of this Agreement and ending upon the termination of this Agreement pursuant to Section 5.4.

SECTION 2. TRANSFER OF COVERED SECURITIES AND VOTING RIGHTS

2.1 Restriction on Transfer of Covered Securities. Subject to Section 2.3, during the Voting Period, each Member shall not, directly or indirectly, cause or permit any Transfer of any of its Covered Securities to be effected. Without limiting the generality of the foregoing, during the Voting Period, each Member shall not tender, agree to tender or permit to be tendered any of its Covered Securities in response to or otherwise in connection with any tender or exchange offer.

2.2 Restriction on Transfer of Voting Rights. During the Voting Period, each Member shall ensure that none of his, her or its Covered Securities is deposited into a voting trust.

2.3 Permitted Transfers. Section 2.1 shall not prohibit a Transfer of Covered Securities: (a) if a Member or its ultimate parent is an individual (i) to any member of such Person’s immediate family, or to a trust, limited partnership or other legal entity (x) for estate planning purposes or (y) for the benefit of such Person or any member of such Person’s immediate family, (ii) upon the death of such Person; (b) if a Member is not a natural person, to one or more partners or members of such Member, to a beneficiary of such Member or to an Affiliate controlled by such Member or under common control with such Member, as applicable or (c) to another Member; provided, however, that a transfer referred to in this sentence shall be permitted only if, (i) as a precondition to such Transfer, if not already a party hereto, the transferee agrees in a written document, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement and (ii) such Transfer is effected no later than three business days prior to the scheduled date of the Company Members’ Meeting (or any adjournment or postponement thereof) and does not delay, hinder or impede (A) the timely voting of the applicable Covered Securities in accordance with Section 3.1 or (B) the consummation of the Contemplated Transactions.

SECTION 3. VOTING OF SHARES

3.1 Voting Covenant. Each Member hereby agrees that, during the Voting Period, at any meeting of the members of the Company, however called, and in any written action by consent of members of the Company, unless otherwise directed in writing by Parent, such Member shall cause his, her or its Covered Securities to be voted:

(a) in favor of (i) the Merger, the execution and delivery by the Company of the Merger Agreement and the adoption and approval of the Merger Agreement and the terms thereof, (ii) each of the other actions contemplated by the Merger Agreement and (iii) any proposal in respect of which approval of the Company’s members is requested in furtherance of any of the foregoing;

(b) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

(c) against the following actions (other than the Merger and the Contemplated Transactions): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving any Acquired Company; (ii) any sale, lease, sublease, license, sublicense or transfer of a material portion of the rights or other assets of any Acquired Company; (iii) any reorganization, recapitalization, dissolution or liquidation of any Acquired Company; (iv) other than in connection with the death or disability of any member of the board of directors, any change in a majority of the board of directors of the Company; (v) any amendment to the Company Organizational Documents that would, or would be reasonably expected to, impede, interfere with, delay, postpone, or adversely affect the performance by Member of its obligations hereunder or the consummation of the transactions contemplated by this Agreement or the Merger Agreement; (vi) any material change in the capitalization of the Company or the Company’s corporate structure; and (vii) other than any adjournment or postponement of the Company Members’ Meeting permitted by Section 5.2(a) of the Merger Agreement, any other action which is intended, or would reasonably be expected to impede, interfere with, delay, postpone, or adversely affect the Merger or any of the other Contemplated Transactions.

(d) Notwithstanding anything herein to the contrary, this Section 3.1 shall not require any Member to vote or consent (or cause to be voted or consented) any of his, her or its Covered Securities to amend the Merger Agreement or take any action that could result in the amendment or modification, or a waiver of a provision therein, in any such case, in a manner that (i) alters or changes the form of consideration to be paid in the Merger, (ii) adversely affects the tax consequences to such Member with respect to the consideration to be received in the Merger, (iii) decreases the consideration to be paid in the Merger, or (iv) extends the End Date or imposes any additional conditions or obligations that would reasonably be expected to delay the consummation of the Merger beyond the End Date (each, an “Adverse Amendment”).

3.2 Other Voting Agreements. During the Voting Period, each Member shall not (a) enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with clause “(a),” clause “(b)” or clause “(c)” of Section 3.1 with respect to his, her or its Covered Securities or (b) enter into any tender, voting or other such agreement, or grant a proxy or power of attorney, with respect to any of his, her or its Covered Securities that is inconsistent with this Agreement, or otherwise knowingly take any other action with respect to any of his, her or its Covered Securities that would prevent the performance of any of such Member’s obligations hereunder or any of the actions contemplated hereby.

3.3 Proxy. Contemporaneously with the execution of this Agreement each Member shall deliver to Parent a proxy in the form attached to this Agreement as Exhibit A, which shall be irrevocable to the fullest extent permitted by law (at all times during the Voting Period) with respect to his, her or its Covered Securities (the “Proxy”).

SECTION 4. REPRESENTATIONS AND WARRANTIES

Each Member hereby represents and warrants to Parent in Sections 4.1 through 4.3, as to such Member and not to any other Member, as follows:

4.1 Authorization, etc. Such Member has the requisite power, authority and capacity to execute and deliver this Agreement and the Proxy and to perform such Member’s obligations hereunder and thereunder. This Agreement and the Proxy have been duly executed and delivered by such Member and constitute legal, valid and binding obligations of such Member, enforceable against such Member in accordance with their terms, subject to the Equitable Exceptions. If Member is a limited liability company, then Member is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized. Member has reviewed and understands the terms of this Agreement, and Member has consulted with its counsel in connection with this Agreement.

4.2 No Conflicts or Consents.

(a) The execution and delivery of this Agreement and the Proxy by such Member do not, and the performance of this Agreement and the Proxy by such Member will not: (i) conflict with or violate any Legal Requirement or Order applicable to such Member or by which such Member or any of such Member’s properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any Encumbrance (other than pursuant to this Agreement) on any of such Member’s Subject Securities pursuant to, any Contract to which Member is a party or by which Member or any of Member’s Affiliates or properties is or may be bound or affected, except for any of the foregoing as would not, individually or in the aggregate, reasonably be expected to impair, interfere with, hinder or delay (other than any delay for a de minimis amount of time) the performance by such Member of his, her or its obligations hereunder or impair, interfere with, hinder or delay (other than any delay for a de minimis amount of time) the consummation of the transactions contemplated by this Agreement.

(b) The execution and delivery of this Agreement and the Proxy by such Member do not, and the performance of this Agreement and the Proxy by such Member (excluding the consummation of the Merger and any consequences thereof) will not, require any Consent of any Person, and the performance of any such additional proxy will not, require any Consent of any Person, except, in each case, as would not individually or in the aggregate, reasonably be expected to impair, interfere with, hinder or materially delay the performance by such Member of its obligations hereunder or impair, interfere with, hinder or materially delay the consummation of the transactions contemplated by this Agreement.

(c) For the avoidance of doubt, such Member makes no representation or warranty pursuant to this Section 4.2 with respect to the consummation of the Merger and any consequences thereof.

4.3 Title to Securities. As of the date of this Agreement: (i) such Member holds of record the number of outstanding shares of Company Capital Stock set forth under the heading “Shares Held of Record” on such Member’s signature page hereof; (ii) such Member holds the options, Company RSUs, warrants and other rights to acquire shares of Company Capital Stock set forth under the heading “Options, RSUs and Other Rights” on such Member’s signature page hereof; (iii) such Member Owns the additional equity securities of the Company set forth under the heading “Additional Securities Beneficially Owned” on such Member’s signature page hereof, in each case of clauses (i), (ii) and (iii) of this Section 4.3, free and clear of any Encumbrances, other than (x) any Encumbrances pursuant to this Agreement, the Founders Agreement and transfer restrictions of general applicability as may be provided under the Securities Act and the “blue sky” laws of the various states of the United States and (y) any lien granted in connection with a general pledge of Subject Securities to such Member’s prime broker, which does and will not affect such Member’s beneficial Ownership of his, her or its Subject Securities and which will not impede, interfere with, delay, postpone or adversely affect the performance by such Member of his, her or its obligations hereunder or the consummation of the transactions contemplated by this Agreement or the Merger Agreement; and (iv) such Member does not directly or indirectly Own any shares of capital stock or other securities of the Company, or any option, Company RSU, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other equity securities of the Company, other than the shares and options, warrants and other rights set forth on such Member’s signature page hereof.

4.4 Representations and Warranties of Parent. Parent hereby represents and warrants to each Member that Parent has the requisite power, authority and capacity to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Parent and constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to the

Equitable Exceptions. Parent is a limited partnership, duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized.

SECTION 5. MISCELLANEOUS

5.1 Member Information. Each Member hereby agrees to permit Parent and Merger Sub to publish and disclose in the Proxy Statement and any other filing or disclosure required under the Exchange Act Member’s identity and ownership of shares of Company Capital Stock and the nature of such Member’s commitments, arrangements and understandings under this Agreement, in each case, to the extent Parent reasonably determines that such information is required to be disclosed by applicable Legal Requirement; provided, that in advance of any such announcement or disclosure, such Member shall be afforded a reasonable opportunity to review such announcement or disclosure, and Parent shall consider any comments from such Member with respect thereto in good faith.

5.2 No Solicit. Except as otherwise permitted in Section 4.3 of the Merger Agreement and Section 5.3 hereof, each Member agrees that, during the Voting Period, such Member shall not directly or indirectly, and shall ensure that, if applicable, each of such Member’s officers, directors and financial advisors (it being understood that a financial advisor of the Company shall not constitute a financial advisor of such Member unless such financial advisor constitutes a Member’s Representative) does not, and shall use reasonable best efforts to ensure that each of such Member’s Representatives (other than officers, directors and financial advisors) does not, directly or indirectly: (a) solicit, initiate, induce or knowingly facilitate, encourage or assist (it being understood and agreed that answering unsolicited phone calls shall not be deemed to “knowingly facilitate, encourage or assist” for purposes of, or otherwise constitute a violation of, this Section 5.2) the making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or the making of any proposal that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry; (b) furnish or otherwise provide access to any non-public information regarding any of the Acquired Companies to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry; (c) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry (except to disclose the existence of this Section 5.2 and this Agreement); (d) recommend the approval, acceptance or adoption of, or approve, accept or adopt, any Acquisition Proposal; (e) take any action that could reasonably result in the revocation or invalidation of the Proxy; or (f) agree in writing or publicly propose to take any of the actions referred to in this Section 5.2 or otherwise prohibited by this Agreement. Notwithstanding the foregoing, this Section 5.2 shall not prevent a Member in its capacity as such from engaging in the activities set forth in Section 4.3(b) or Section 4.3(c) of the Merger Agreement, but only if the Company is permitted to take such actions permitted by such sections, and, for the avoidance of doubt, may participate in discussions or negotiations with any Person regarding an Acquisition Proposal if at such time the Company is permitted to do so with respect to such Acquisition Proposal pursuant to the Merger Agreement.

5.3 Fiduciary Duties. Notwithstanding anything contained in this Agreement to the contrary, each Member is entering into this Agreement solely in such Member’s capacity as an Owner of Subject Securities, and the representations, warranties, covenants and agreements made herein by such Member are made solely with respect to such Member and the Subject Securities. Notwithstanding anything contained in this Agreement to the contrary, no Member is hereby making any agreement in this Agreement in such Member’s capacity as, and nothing herein shall limit, affect, or prohibit, or be construed to limit, affect or prohibit, such Member’s ability to take, or refrain from taking, any action as a director or officer of the Company (but solely in his capacity as an officer of the Company or a member of the Company’s board of directors) in compliance with the terms of the Merger Agreement. For the avoidance of doubt, no Member shall, nor shall any of Member’s Affiliates (other than the Acquired Companies), be responsible in any way for the performance of any obligations, or the actions or omissions, of any other Person entering into a Support Agreement with Parent. Nothing contained herein, and no action taken by a Member pursuant hereto, shall constitute the parties as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the parties are in any way acting in concert or as a group with respect to the obligations or the transactions contemplated by this Agreement or the other Support Agreements.

5.4 Termination. This Agreement and all obligations of the parties hereunder shall automatically terminate, and, subject to Section 5.5, be of no further force of effect, on the earliest to occur of (a) the mutual written consent of the parties hereto, (b) the Effective Time, (c) the termination of the Merger Agreement in accordance with its terms, and (d) the date of any Adverse Amendment (the “Expiration Date”).

5.5 Survival of Representations, Warranties and Agreements. All of the representations, warranties, covenants, and agreements made by any Member in this Agreement, and Parent’s rights and remedies with respect thereto, shall survive the termination of this Agreement; provided that in no event shall any Member be liable for any breach thereof other than a material breach of a representation or warranty set forth herein or a Willful Breach of any covenant or agreement set forth herein.

5.6 Further Assurances. From time to time and without additional consideration, each Member shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions, as Parent may reasonably request as necessary for the purpose of carrying out and furthering the intent of this Agreement.

5.7 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement, as well as all fees and expenses incurred in connection with the execution and delivery of the Merger Agreement and the Contemplated Transactions, including all legal, accounting, financial advisory and consulting fees and expenses incurred by any party hereto in connection with the foregoing shall be paid by the party incurring such costs and expenses; provided, that notwithstanding the foregoing, Parent shall promptly reimburse the Members at the Closing for all reasonable and documented out-of-pocket legal fees, costs and expenses incurred by the Members.

5.8 Notices. (a) All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service or delivery if served personally on the party to whom notice is to be given or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained), (ii) on the day after delivery to Federal Express or similar overnight courier to the party as follows or (iii) on the date sent by e-mail of a “portable document format” (.pdf) document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient:

if to a Member:

at the address set forth on such Member’s signature page hereof; and

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
Attention:	Ariel J. Deckelbaum
Ellen N. Ching
Facsimile:	(212) 757-3990
Email:	ajdeckelbaum@paulweiss.com
eching@paulweiss.com

and

Fortress Investment Group LLC
1345 Avenue of the Americas
New York, NY 10105
Attention: David N. Brooks
Facsimile: 212-798-6131
Email: dbrooks@fortress.com

if to Parent:

c/o SB Group US, Inc.
1 Circle Star Way
San Carlos, CA 94070
Attn: Brian Wheeler
Email: brian@softbank.com

and

c/o SoftBank Group Capital Limited
69 Grosvenor St.
London, England W1K 3JP
Attention: Jonathan Bullock
Email: jb@softbank.com

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153-0119

Attention: Harvey Eisenberg

Facsimile: (212) 310-8007

Email: harvey.eisenberg@weil.com

and

Weil, Gotshal & Manges LLP

200 Crescent Court

Suite 300

Dallas, Texas 75201

Attention: James R. Griffin

Facsimile: (214) 746-7777

Email: james.griffin@weil.com

and

Kirkland & Ellis LLP

601 Lexington Ave.

New York, NY 10022

Attention:	Norm Champ, P.C.
Jeffrey A. Fine, P.C.
Sean D. Rodgers, P.C.

Facsimile: (212) 446-4900

Email:	norm.champ@kirkland.com
sean.rodgers@kirkland.com
jeffrey.fine@kirkland.com

5.9 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

5.10 Entire Agreement. This Agreement, the Proxy, the Merger Agreement and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto.

5.11 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and the Members. If any such amendment, modification, alteration or supplement is entered into prior to the Closing, such amendment, modification, alteration or supplement must be approved in writing by the Special Committee.

5.12 Assignment; Binding Effect; No Third Party Rights. Except as provided herein, including pursuant to Section 2.3, neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by either party hereto, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Agreement shall be binding upon each Member and each Member’s heirs, estate, executors and personal representatives and each of Parent’s and each Member’s respective successors and assigns, and shall inure to the benefit of the other parties hereto and its respective successors and assigns. Without limiting any of the restrictions set forth in Section 2, Section 3 or elsewhere in this Agreement, this Agreement shall be binding upon any Person to whom any Covered Securities are transferred. Except with respect to the Special Committee (as set forth in Section 5.11), nothing in this Agreement is intended to confer on any Person (other than the parties hereto and their respective successors and assigns) any rights or remedies of any nature.

5.13 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the Proxy were not performed in accordance with its specific terms or were otherwise breached. Each Member agrees that, in the event of any breach or threatened breach by such Member of any covenant or obligation contained in this Agreement or in the Proxy, Parent shall be entitled, without any proof of actual damage (and in addition to any other remedy that may be available to it, including monetary damages) to obtain: (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach or threatened breach. Each Member further agrees that neither Parent nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.13, and such Member irrevocably waives any right he or it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

5.14 Non-Exclusivity. The rights and remedies of Parent under this Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent under this Agreement, and the obligations and liabilities of each Member under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable Legal Requirements.

5.15 Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

(b) In any action between any of the parties arising out of or relating to this Agreement or any of the Contemplated Transactions, each of the parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case each of the parties irrevocably and unconditionally consents and submits to the jurisdiction of the United States District Court for the District of Delaware); (b) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court; and (c) agrees that it will not bring any such action in any court other than the Court of Chancery of the State of Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case each of the parties agrees that it will not bring such action in any court other than the United States District Court for the District of Delaware). Service of any process, summons, notice or document to any party’s address and in the manner set forth in Section 5.8 shall be effective service of process for any such action. Notwithstanding the foregoing in this Section 5.15(b), a party may commence any legal action or proceeding in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts. Each party hereto further waives any claim and will not assert that venue should properly lie in any other location within the selected jurisdiction.

(c) EACH PARTY ACKNOWLEDGES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS. EACH PARTY ACKNOWLEDGES, AGREES AND CERTIFIES THAT: (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD, IN THE EVENT OF LITIGATION, SEEK TO PREVENT OR DELAY ENFORCEMENT OF SUCH WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER; (iii) IT MAKES SUCH WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.15.

5.16 Counterparts; Exchanges by Facsimile or Electronic Delivery. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery shall be sufficient to bind the parties to the terms of this Agreement.

5.17 Attorneys’ Fees. If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to when the prevailing party may be entitled).

5.18 Captions. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

5.19 No Ownership Interests. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Subject Securities. Other than with respect to the Proxy, all rights, ownership and economic benefits of and relating to the Subject Securities shall remain vested in and belong to the applicable Member. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other Person, including Parent, for the purposes of Rule 13d-5(b)(1) of the Exchange Act or for any other similar provision of applicable law.

5.20 Waiver. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this

Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim available to it arising out of this Agreement, or any power, right, privilege or remedy of it under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

5.21 Independence of Obligations. The covenants and obligations of each Member set forth in this Agreement shall be construed as independent of any other Contract between such Member, on the one hand, and the Company or Parent, on the other. The existence of any claim or cause of action by a Member against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against such Member. Nothing in this Agreement shall limit any of the rights or remedies of Parent under the Merger Agreement, any of the rights or remedies of Parent or any of the obligations of any Member under any agreement between such Member and Parent or any certificate or instrument executed by such Member in favor of Parent or the remedies of such Member under the Founders Agreement; and nothing in the Merger Agreement or in any other such agreement, certificate or instrument, shall limit any of the rights or remedies of Parent or any of the obligations of a Member under this Agreement.

5.22 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement; and (ii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

SB FOUNDATION HOLDINGS LP

By:	SB Foundation Holdings (GP) LP,
its general partner

By:	SoftBank Group Corp.,
Its sole member

By: /s/ Masayoshi Son

Masayoshi Son
Name
Chairman & CEO
Title

[VOTING AND SUPPORT AGREEMENT]

MEMBER

/s/ Peter L. Briger, Jr.
Peter L. Briger, Jr.

Address:

Facsimile:

Shares Held of Record	Options, RSUs and Other Rights	Additional Securities Beneficially Owned[1]
3,923,806 Class A Shares	670,967 Dividend Paying RSUs	0
6,857,711 Class B Share

[1]	Does not include any securities held by any other Persons who have also entered into a Support Agreement with Parent.

[VOTING AND SUPPORT AGREEMENT]

MEMBER

WAINSCOTT HOLDINGS, LLC

By:	/s/ Peter L. Briger, Jr.
	Name:	Peter L. Briger, Jr.
	Title:	Manager

Address:

Facsimile:

Shares Held of Record	Options, RSUs and Other Rights	Additional Securities Beneficially Owned[2]
44,268,118 Class B Shares	0	0

[2]	Does not include any securities held by any other Persons who have also entered into a Support Agreement with Parent.

[VOTING AND SUPPORT AGREEMENT]

MEMBER

FAMILY TRUST C/U PETER L. BRIGER, JR. 2008 ANNUITY TRUST

/s/ Matthew Briger
Matthew Briger, as trustee of the Family Trust c/u Peter L. Briger, Jr. 2008 Annuity Trust

Address:

Facsimile:

Shares Held of Record	Options, RSUs and Other Rights	Additional Securities Beneficially Owned[3]
3,238,640 Class B Shares	0	0

[3]	Does not include any securities held by any other Persons who have also entered into a Support Agreement with Parent.

[VOTING AND SUPPORT AGREEMENT]

MEMBER

FAMILY TRUST C/U PETER L. BRIGER, JR. 2010 ANNUITY TRUST

/s/ Matthew Briger
Matthew Briger, as co-trustee of the Family Trust c/u Peter L. Briger, Jr. 2010 Annuity Trust

/s/ Christina Tanona
Christina Tanona, as co-trustee of the Family Trust c/u Peter L. Briger, Jr. 2010 Annuity Trust

Address:

Facsimile:

Shares Held of Record	Options, RSUs and Other Rights	Additional Securities Beneficially Owned[4]
3,428,000 Class B Shares	0	0

[4]	Does not include any securities held by any other Persons who have also entered into a Support Agreement with Parent.

[VOTING AND SUPPORT AGREEMENT]

MEMBER

FAMILY TRUST CREATED UNDER THE 2012 BRIGER GST TRUST AGREEMENT DATED DECEMBER 18, 2012

/s/ Peter L. Briger, Jr.
Peter L. Briger, Jr. , as co-trustee of the Family Trust created under The 2012 Briger GST Trust Agreement dated December 18, 2012

/s/ Devon Briger
Devon Briger, as co-trustee of the Family Trust created under The 2012 Briger GST Trust Agreement dated December 18, 2012

/s/ Matthew Briger
Matthew Briger, as co-trustee of the Family Trust created under The 2012 Briger GST Trust Agreement dated December 18, 2012

Address:

Facsimile:

Shares Held of Record	Options, RSUs and Other Rights	Additional Securities Beneficially Owned[5]
2,358,949 Class B Shares	0	0

[5]	Does not include any securities held by any other Persons who have also entered into a Support Agreement with Parent.

[VOTING AND SUPPORT AGREEMENT]

SCHEDULE 1

COVERED SECURITIES

Member	Covered Securities
Peter L. Briger, Jr.	6,857,711 Class B Shares, 1,552,593 Class A Shares
Wainscott Holdings LLC	34,532,092 Class B Shares
Family Trust c/u Peter L. Briger Jr. 2008 Annuity Trust	2,526,355 Class B Shares
Family Trust c/u Peter L. Briger Jr. 2010 Annuity Trust	2,674,069 Class B Shares
Family Trust c/u The 2012 Briger GST Trust Agreement	1,840,137 Class B Shares

EXHIBIT A

FORM OF IRREVOCABLE PROXY

Proxy

IRREVOCABLE PROXY

The undersigned member (the “Member”) of FORTRESS INVESTMENT GROUP LLC, a Delaware limited liability company (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes SB FOUNDATION HOLDINGS LP, a Cayman Islands exempted limited partnership (“Parent”), the attorney and proxy of the Member, with full power of substitution and resubstitution, to the full extent of the Member’s rights with respect to such Member’s Covered Securities (as defined in that certain Voting and Support Agreement, dated as of the date hereof, between Parent, the Member and the other parties thereto (the “Support Agreement”)) owned of record by the Member as of the date of this proxy, which Covered Securities are specified on the final page of this proxy (the “Shares.”) Upon the execution of this proxy, all prior proxies given by the Member with respect to any of the Shares are hereby revoked, and the Member agrees that no subsequent proxies will be given with respect to any of the Shares. Terms used herein but not defined shall have the meanings assigned to such terms in the Support Agreement.

This proxy is irrevocable, is coupled with an interest and is granted in connection with, and as security for, the Support Agreement, and is granted in consideration of Parent entering into the Merger Agreement. This proxy will automatically terminate, be revoked and be of no further force or effect on the Expiration Date (as defined in the Support Agreement).

The attorney and proxy named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the Expiration Date at any meeting of the members of the Company, however called, and in connection with any written action by consent of members of the Company only to the extent set forth below:

(a) in favor of (i) the Merger, the execution and delivery by the Company of the Merger Agreement and the adoption and approval of the Merger Agreement and the terms thereof, (ii) each of the other actions contemplated by the Merger Agreement and (iii) any proposal in respect of which approval of the Company’s members is requested in furtherance of any of the foregoing;

(b) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

(c) against the following actions (other than the Merger and the Contemplated Transactions): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving any Acquired Company; (ii) any sale, lease, sublease, license, sublicense or transfer of a material portion of the rights or other assets of any Acquired Company; (iii) any reorganization, recapitalization, dissolution or liquidation of any Acquired Company; (iv) other than in connection with the death or disability of any member of the board of directors, any change in a majority of the board of directors of the Company; (v) any amendment to the Company Organizational Documents that would, or would be reasonably expected to, impede, interfere with, delay, postpone, or adversely affect the performance by Member of its obligations hereunder or the consummation of the transactions contemplated by this Agreement or the Merger Agreement; (vi) any material change in the capitalization of the Company or the Company’s corporate structure; and (vii) other than any adjournment or postponement of the Company Members’ Meeting permitted by Section 5.2(a) of the Merger Agreement, any other action which is intended, or would reasonably be expected to impede, interfere with, delay, postpone, or adversely affect the Merger or any of the other Contemplated Transactions.

The Member may vote the Shares on all other matters not referred to in this proxy, and the attorney and proxy named above may not exercise this proxy with respect to any such other matters.

This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the Member (including any transferee of any of the Shares).

Any term or provision of this proxy that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Member agrees that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this proxy shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

Dated: February 14, 2017

[Signature Page Follows]

Proxy

MEMBER

Signature

Printed Name

Number of Covered Securities owned of record as of the date of this proxy:

[PROXY]

Annex D

VOTING AND SUPPORT AGREEMENT (EDENS)

THIS VOTING AND SUPPORT AGREEMENT (“Agreement”) is entered into as of February 14, 2017, by and between SB FOUNDATION HOLDINGS LP, a Cayman Islands exempted limited partnership (“Parent”), Wesley R. Edens (“Principal”), and the other Persons listed on Schedule 1 hereto (each such Person, together with Principal, the “Members” and each a “Member”).

RECITALS

A. Each Member is a holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of certain Class A Shares and/or Class B Shares of Fortress Investment Group LLC, a Delaware limited liability company (the “Company”).

B. Parent, Foundation Acquisition LLC, a Delaware limited liability company (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), which provides (subject to the conditions set forth therein) for, among other things, the merger of Merger Sub into the Company (the “Merger”).

C. In the Merger, each outstanding Class A Share is to be converted into the right to receive the cash consideration provided in the Merger Agreement.

D. Member is entering into this Agreement in order to induce Parent to enter into the Merger Agreement and cause the Merger to be consummated.

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1. CERTAIN DEFINITIONS

For purposes of this Agreement:

(a) The terms “Acquired Companies,” “Acquisition Inquiry,” “Acquisition Proposal,” “Class A Shares,” “Class B Shares,” “Company Capital Stock,” “Person” and other capitalized terms used but not otherwise defined in this Agreement have the meanings assigned to such terms in the Merger Agreement.

(b) “Covered Securities” with respect to any Member shall mean the number of shares of Company Capital Stock set forth opposite such Member’s name on Schedule 1 hereto.

(c) “Member’s Representative” shall mean the Representatives of a Member; provided, that a Representative of the Company shall not constitute a Representative of such Member unless such Member or Principal shall have separately engaged or directed such Person in his, her or its capacity as a member of the Company and not as an officer, director or employee of the Company.

(d) A Member shall be deemed to “Own” or to have acquired “Ownership” of a security if such Member: (i) is the record owner of such security; or (ii) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such security.

(e) “Subject Securities” with respect to any Member shall mean: (i) all equity securities of the Company (including all shares of Company Capital Stock and all options, Company RSUs, warrants and other rights to acquire shares of Company Capital Stock) Owned by such Member as of the date of this Agreement; and (ii) all additional equity securities of the Company (including all additional shares of Company Capital Stock and all additional options, Company RSUs, warrants and other rights to acquire shares of Company Capital Stock) of which such Member acquires Ownership during the Voting Period.

(f) A Person shall be deemed to have a effected a “Transfer” of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security to any Person other than Parent or Merger Sub; (ii) enters into an agreement or binding commitment to effect the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person other than Parent or Merger Sub; or (iii) reduces such Person’s beneficial ownership of, interest in or risk relating to such security (in each case, other than as a result of restrictions imposed by applicable laws or legal requirements or pursuant to this Agreement, the Merger Agreement or the Founders Agreement).

(g) “Voting Period” shall mean the period commencing on (and including) the date of this Agreement and ending upon the termination of this Agreement pursuant to Section 5.4.

SECTION 2. TRANSFER OF COVERED SECURITIES AND VOTING RIGHTS

2.1 Restriction on Transfer of Covered Securities. Subject to Section 2.3, during the Voting Period, each Member shall not, directly or indirectly, cause or permit any Transfer of any of its Covered Securities to be effected. Without limiting the generality of the foregoing, during the Voting Period, each Member shall not tender, agree to tender or permit to be tendered any of its Covered Securities in response to or otherwise in connection with any tender or exchange offer.

2.2 Restriction on Transfer of Voting Rights. During the Voting Period, each Member shall ensure that none of his, her or its Covered Securities is deposited into a voting trust.

2.3 Permitted Transfers. Section 2.1 shall not prohibit a Transfer of Covered Securities: (a) if a Member or its ultimate parent is an individual (i) to any member of such Person’s immediate family, or to a trust, limited partnership or other legal entity (x) for estate planning purposes or (y) for the benefit of such Person or any member of such Person’s immediate family, (ii) upon the death of such Person; (b) if a Member is not a natural person, to one or more partners or members of such Member, to a beneficiary of such Member or to an Affiliate controlled by such Member or under common control with such Member, as applicable or (c) to another Member; provided, however, that a transfer referred to in this sentence shall be permitted only if, (i) as a precondition to such Transfer, if not already a party hereto, the transferee agrees in a written document, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement and (ii) such Transfer is effected no later than three business days prior to the scheduled date of the Company Members’ Meeting (or any adjournment or postponement thereof) and does not delay, hinder or impede (A) the timely voting of the applicable Covered Securities in accordance with Section 3.1 or (B) the consummation of the Contemplated Transactions.

SECTION 3. VOTING OF SHARES

3.1 Voting Covenant. Each Member hereby agrees that, during the Voting Period, at any meeting of the members of the Company, however called, and in any written action by consent of members of the Company, unless otherwise directed in writing by Parent, such Member shall cause his, her or its Covered Securities to be voted:

(a) in favor of (i) the Merger, the execution and delivery by the Company of the Merger Agreement and the adoption and approval of the Merger Agreement and the terms thereof, (ii) each of the other actions contemplated by the Merger Agreement and (iii) any proposal in respect of which approval of the Company’s members is requested in furtherance of any of the foregoing;

(b) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

(c) against the following actions (other than the Merger and the Contemplated Transactions): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving any Acquired Company; (ii) any sale, lease, sublease, license, sublicense or transfer of a material portion of the rights or other assets of any Acquired Company; (iii) any reorganization, recapitalization, dissolution or liquidation of any Acquired Company; (iv) other than in connection with the death or disability of any member of the board of directors, any change in a majority of the board of directors of the Company; (v) any amendment to the Company Organizational Documents that would, or would be reasonably expected to, impede, interfere with, delay, postpone, or adversely affect the performance by Member of its obligations hereunder or the consummation of the transactions contemplated by this Agreement or the Merger Agreement; (vi) any material change in the capitalization of the Company or the Company’s corporate structure; and (vii) other than any adjournment or postponement of the Company Members’ Meeting permitted by Section 5.2(a) of the Merger Agreement, any other action which is intended, or would reasonably be expected to impede, interfere with, delay, postpone, or adversely affect the Merger or any of the other Contemplated Transactions.

(d) Notwithstanding anything herein to the contrary, this Section 3.1 shall not require any Member to vote or consent (or cause to be voted or consented) any of his, her or its Covered Securities to amend the Merger Agreement or take any action that could result in the amendment or modification, or a waiver of a provision therein, in any such case, in a manner that (i) alters or changes the form of consideration to be paid in the Merger, (ii) adversely affects the tax consequences to such Member with respect to the consideration to be received in the Merger, (iii) decreases the consideration to be paid in the Merger, or (iv) extends the End Date or imposes any additional conditions or obligations that would reasonably be expected to delay the consummation of the Merger beyond the End Date (each, an “Adverse Amendment”).

3.2 Other Voting Agreements. During the Voting Period, each Member shall not (a) enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with clause “(a),” clause “(b)” or clause “(c)” of Section 3.1 with respect to his, her or its Covered Securities or (b) enter into any tender, voting or other such agreement, or grant a proxy or power of attorney, with respect to any of his, her or its Covered Securities that is inconsistent with this Agreement, or otherwise knowingly take any other action with respect to any of his, her or its Covered Securities that would prevent the performance of any of such Member’s obligations hereunder or any of the actions contemplated hereby.

3.3 Proxy. Contemporaneously with the execution of this Agreement each Member shall deliver to Parent a proxy in the form attached to this Agreement as Exhibit A, which shall be irrevocable to the fullest extent permitted by law (at all times during the Voting Period) with respect to his, her or its Covered Securities (the “Proxy”).

SECTION 4. REPRESENTATIONS AND WARRANTIES

Each Member hereby represents and warrants to Parent in Sections 4.1 through 4.3, as to such Member and not to any other Member, as follows:

4.1 Authorization, etc. Such Member has the requisite power, authority and capacity to execute and deliver this Agreement and the Proxy and to perform such Member’s obligations hereunder and thereunder. This Agreement and the Proxy have been duly executed and delivered by such Member and constitute legal, valid and binding obligations of such Member, enforceable against such Member in accordance with their terms, subject to the Equitable Exceptions. Member has reviewed and understands the terms of this Agreement, and Member has consulted with its counsel in connection with this Agreement.

4.2 No Conflicts or Consents.

(a) The execution and delivery of this Agreement and the Proxy by such Member do not, and the performance of this Agreement and the Proxy by such Member will not: (i) conflict with or violate any Legal Requirement or Order applicable to such Member or by which such Member or any of such Member’s properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any Encumbrance (other than pursuant to this Agreement) on any of such Member’s Subject Securities pursuant to, any Contract to which Member is a party or by which Member or any of Member’s Affiliates or properties is or may be bound or affected, except for any of the foregoing as would not, individually or in the aggregate, reasonably be expected to impair, interfere with, hinder or delay (other than any delay for a de minimis amount of time) the performance by such Member of his, her or its obligations hereunder or impair, interfere with, hinder or delay (other than any delay for a de minimis amount of time) the consummation of the transactions contemplated by this Agreement.

(b) The execution and delivery of this Agreement and the Proxy by such Member do not, and the performance of this Agreement and the Proxy by such Member (excluding the consummation of the Merger and any consequences thereof) will not, require any Consent of any Person, and the performance of any such additional proxy will not, require any Consent of any Person, except, in each case, as would not individually or in the aggregate, reasonably be expected to impair, interfere with, hinder or materially delay the performance by such Member of its obligations hereunder or impair, interfere with, hinder or materially delay the consummation of the transactions contemplated by this Agreement.

(c) For the avoidance of doubt, such Member makes no representation or warranty pursuant to this Section 4.2 with respect to the consummation of the Merger and any consequences thereof.

4.3 Title to Securities. As of the date of this Agreement: (i) such Member holds of record the number of outstanding shares of Company Capital Stock set forth under the heading “Shares Held of Record” on such Member’s signature page hereof; (ii) such Member holds the options, Company RSUs, warrants and other rights to acquire shares of Company Capital Stock set forth under the heading “Options, RSUs and Other Rights” on such Member’s signature page hereof; (iii) such Member Owns the additional equity securities of the Company set forth under the heading “Additional Securities Beneficially Owned” on such Member’s signature page hereof, in each case of clauses (i), (ii) and (iii) of this Section 4.3, free and clear of any Encumbrances, other than (x) any Encumbrances pursuant to this Agreement, the Founders Agreement and transfer restrictions of general applicability as may be provided under the Securities Act and the “blue sky” laws of the various states of the United States and (y) any lien granted in connection with a general pledge of Subject Securities to such Member’s prime broker, which does and will not affect such Member’s beneficial Ownership of his, her or its Subject Securities and which will not impede, interfere with, delay, postpone or adversely affect the performance by such Member of his, her or its obligations hereunder or the consummation of the transactions contemplated by this Agreement or the Merger Agreement; and (iv) such Member does not directly or indirectly Own any shares of capital stock or other securities of the Company, or any option, Company RSU, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other equity securities of the Company, other than the shares and options, warrants and other rights set forth on such Member’s signature page hereof.

4.4 Representations and Warranties of Parent. Parent hereby represents and warrants to each Member that Parent has the requisite power, authority and capacity to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Parent and constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to the Equitable Exceptions. Parent is a limited partnership, duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized.

SECTION 5. MISCELLANEOUS

5.1 Member Information. Each Member hereby agrees to permit Parent and Merger Sub to publish and disclose in the Proxy Statement and any other filing or disclosure required under the Exchange Act Member’s identity and ownership of shares of Company Capital Stock and the nature of such Member’s commitments, arrangements and understandings under this Agreement, in each case, to the extent Parent reasonably determines that such information is required to be disclosed by applicable Legal Requirement; provided, that in advance of any such announcement or disclosure, such Member shall be afforded a reasonable opportunity to review such announcement or disclosure, and Parent shall consider any comments from such Member with respect thereto in good faith.

5.2 No Solicit. Except as otherwise permitted in Section 4.3 of the Merger Agreement and Section 5.3 hereof, each Member agrees that, during the Voting Period, such Member shall not directly or indirectly, and shall ensure that, if applicable, each of such Member’s officers, directors and financial advisors (it being understood that a financial advisor of the Company shall not constitute a financial advisor of such Member unless such financial advisor constitutes a Member’s Representative) does not, and shall use reasonable best efforts to ensure that each of such Member’s Representatives (other than officers, directors and financial advisors) does not, directly or indirectly: (a) solicit, initiate, induce or knowingly facilitate, encourage or assist (it being understood and agreed that answering unsolicited phone calls shall not be deemed to “knowingly facilitate, encourage or assist” for purposes of, or otherwise constitute a violation of, this Section 5.2) the making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or the making of any proposal that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry; (b) furnish or otherwise provide access to any non-public information regarding any of the Acquired Companies to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry; (c) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry (except to disclose the existence of this Section 5.2 and this Agreement); (d) recommend the approval, acceptance or adoption of, or approve, accept or adopt, any Acquisition Proposal; (e) take any action that could reasonably result in the revocation or invalidation of the Proxy; or (f) agree in writing or publicly propose to take any of the actions referred to in this Section 5.2 or otherwise prohibited by this Agreement. Notwithstanding the foregoing, this Section 5.2 shall not prevent a Member in its capacity as such from engaging in the activities set forth in Section 4.3(b) or Section 4.3(c) of the Merger Agreement, but only if the Company is permitted to take such actions permitted by such sections, and, for the avoidance of doubt, may participate in discussions or negotiations with any Person regarding an Acquisition Proposal if at such time the Company is permitted to do so with respect to such Acquisition Proposal pursuant to the Merger Agreement.

5.3 Fiduciary Duties. Notwithstanding anything contained in this Agreement to the contrary, each Member is entering into this Agreement solely in such Member’s capacity as an Owner of Subject Securities, and the representations, warranties, covenants and agreements made herein by such Member are made solely with respect to such Member and the Subject Securities. Notwithstanding anything contained in this Agreement to the contrary, no Member is hereby making any agreement in this Agreement in such Member’s capacity as, and nothing herein shall limit, affect, or prohibit, or be construed to limit, affect or prohibit, such Member’s ability to take, or refrain from taking, any action as a director or officer of the Company (but solely in his capacity as an officer of the Company or a member of the Company’s board of directors) in compliance with the terms of the Merger Agreement. For the avoidance of doubt, no Member shall, nor shall any of Member’s Affiliates (other than the Acquired Companies), be responsible in any way for the performance of any obligations, or the actions or omissions, of any other Person entering into a Support Agreement with Parent. Nothing contained herein, and no action taken by a Member pursuant hereto, shall constitute the parties as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the parties are in any way acting in concert or as a group with respect to the obligations or the transactions contemplated by this Agreement or the other Support Agreements.

5.4 Termination. This Agreement and all obligations of the parties hereunder shall automatically terminate, and, subject to Section 5.5, be of no further force of effect, on the earliest to occur of (a) the mutual written consent of the parties hereto, (b) the Effective Time, (c) the termination of the Merger Agreement in accordance with its terms, and (d) the date of any Adverse Amendment (the “Expiration Date”).

5.5 Survival of Representations, Warranties and Agreements. All of the representations, warranties, covenants, and agreements made by any Member in this Agreement, and Parent’s rights and remedies with respect thereto, shall survive the termination of this Agreement; provided that in no event shall any Member be liable for any breach thereof other than a material breach of a representation or warranty set forth herein or a Willful Breach of any covenant or agreement set forth herein.

5.6 Further Assurances. From time to time and without additional consideration, each Member shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions, as Parent may reasonably request as necessary for the purpose of carrying out and furthering the intent of this Agreement.

5.7 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement, as well as all fees and expenses incurred in connection with the execution and delivery of the Merger Agreement and the Contemplated Transactions, including all legal, accounting, financial advisory and consulting fees and expenses incurred by any party hereto in connection with the foregoing shall be paid by the party incurring such costs and expenses; provided, that notwithstanding the foregoing, Parent shall promptly reimburse the Members at the Closing for all reasonable and documented out-of-pocket legal fees, costs and expenses incurred by the Members.

5.8 Notices. (a) All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service or delivery if served personally on the party to whom notice is to be given or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained), (ii) on the day after delivery to Federal Express or similar overnight courier to the party as follows or (iii) on the date sent by e-mail of a “portable document format” (.pdf) document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient:

if to a Member:

at the address set forth on such Member’s signature page hereof; and

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Attention: Ariel J. Deckelbaum

Ellen N. Ching

Facsimile: (212) 757-3990

Email: ajdeckelbaum@paulweiss.com

 eching@paulweiss.com

and

Fortress Investment Group LLC

1345 Avenue of the Americas

New York, NY 10105

Attention: David N. Brooks

Facsimile: 212-798-6131

Email: dbrooks@fortress.com

if to Parent:

c/o SB Group US, Inc.

1 Circle Star Way

San Carlos, CA 94070

Attn: Brian Wheeler

Email: brian@softbank.com

and

c/o SoftBank Group Capital Limited

69 Grosvenor St.

London, England W1K 3JP

Attention: Jonathan Bullock

Email: jb@softbank.com

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153-0119

Attention: Harvey Eisenberg

Facsimile: (212) 310-8007

Email: harvey.eisenberg@weil.com

and

Weil, Gotshal & Manges LLP

200 Crescent Court

Suite 300

Dallas, Texas 75201

Attention: James R. Griffin

Facsimile: (214) 746-7777

Email: james.griffin@weil.com

and

Kirkland & Ellis LLP

601 Lexington Ave.

New York, NY 10022

Attention: Norm Champ, P.C.

Jeffrey A. Fine, P.C.

Sean D. Rodgers, P.C.

Facsimile: (212) 446-4900

Email: norm.champ@kirkland.com

 sean.rodgers@kirkland.com

 jeffrey.fine@kirkland.com

5.9 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

5.10 Entire Agreement. This Agreement, the Proxy, the Merger Agreement and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto.

5.11 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and the Members. If any such amendment, modification, alteration or supplement is entered into prior to the Closing, such amendment, modification, alteration or supplement must be approved in writing by the Special Committee.

5.12 Assignment; Binding Effect; No Third Party Rights. Except as provided herein, including pursuant to Section 2.3, neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by either party hereto, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Agreement shall be binding upon each Member and each Member’s heirs, estate, executors and personal representatives and each of Parent’s and each Member’s respective successors and assigns, and shall inure to the benefit of the other parties hereto and its respective successors and assigns. Without limiting any of the restrictions set forth in Section 2, Section 3 or elsewhere in this Agreement, this Agreement shall be binding upon any Person to whom any Covered Securities are transferred. Except with respect to the Special Committee (as set forth in Section 5.11), nothing in this Agreement is intended to confer on any Person (other than the parties hereto and their respective successors and assigns) any rights or remedies of any nature.

5.13 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the Proxy were not performed in accordance with its specific terms or were otherwise breached. Each Member agrees that, in the event of any breach or threatened breach by such Member of any covenant or obligation contained in this Agreement or in the Proxy, Parent shall be entitled, without any proof of actual damage (and in addition to any other remedy that may be available to it, including monetary damages) to obtain: (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach or threatened breach. Each Member further agrees that neither Parent nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.13, and such Member irrevocably waives any right he or it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

5.14 Non-Exclusivity. The rights and remedies of Parent under this Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent under this Agreement, and the obligations and liabilities of each Member under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable Legal Requirements.

5.15 Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

(b) In any action between any of the parties arising out of or relating to this Agreement or any of the Contemplated Transactions, each of the parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case each of the parties irrevocably and unconditionally consents and submits to the jurisdiction of the United States District Court for the District of Delaware); (b) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court; and (c) agrees that it will not bring any such action in any court other than the Court of Chancery of the State of Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case each of the parties agrees that it will not bring such action in any court other than the United States District Court for the District of Delaware). Service of any process, summons, notice or document to any party’s address and in the manner set forth in Section 5.8 shall be effective service of process for any such action. Notwithstanding the foregoing in this Section 5.15(b), a party may commence any legal action or proceeding in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts. Each party hereto further waives any claim and will not assert that venue should properly lie in any other location within the selected jurisdiction.

(c) EACH PARTY ACKNOWLEDGES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS. EACH PARTY ACKNOWLEDGES, AGREES AND CERTIFIES THAT: (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD, IN THE EVENT OF LITIGATION, SEEK TO PREVENT OR DELAY ENFORCEMENT OF SUCH WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER; (iii) IT MAKES SUCH WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.15.

5.16 Counterparts; Exchanges by Facsimile or Electronic Delivery. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery shall be sufficient to bind the parties to the terms of this Agreement.

5.17 Attorneys’ Fees. If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to when the prevailing party may be entitled).

5.18 Captions. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

5.19 No Ownership Interests. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Subject Securities. Other than with respect to the Proxy, all rights, ownership and economic benefits of and relating to the Subject Securities shall remain vested in and belong to the applicable Member. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other Person, including Parent, for the purposes of Rule 13d-5(b)(1) of the Exchange Act or for any other similar provision of applicable law.

5.20 Waiver. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this

Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim available to it arising out of this Agreement, or any power, right, privilege or remedy of it under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

5.21 Independence of Obligations. The covenants and obligations of each Member set forth in this Agreement shall be construed as independent of any other Contract between such Member, on the one hand, and the Company or Parent, on the other. The existence of any claim or cause of action by a Member against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against such Member. Nothing in this Agreement shall limit any of the rights or remedies of Parent under the Merger Agreement, any of the rights or remedies of Parent or any of the obligations of any Member under any agreement between such Member and Parent or any certificate or instrument executed by such Member in favor of Parent or the remedies of such Member under the Founders Agreement; and nothing in the Merger Agreement or in any other such agreement, certificate or instrument, shall limit any of the rights or remedies of Parent or any of the obligations of a Member under this Agreement.

5.22 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement; and (ii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

SB FOUNDATION HOLDINGS LP

By:	SB Foundation Holdings (GP) LP,
its general partner

By:	SoftBank Group Corp.,
Its sole member

By:	/s/ Masayoshi Son

Masayoshi Son
Name
Chairman & CEO
Title

[VOTING AND SUPPORT AGREEMENT]

MEMBER

/s/ Wesley R. Edens
Wesley R. Edens

Address:

Facsimile:

Shares Held of Record	Options, RSUs and Other Rights	Additional Securities Beneficially Owned[1]
86,711 Class A Shares	173,421 Dividend Paying RSUs	0
37,785,615 Class B Shares

[1]	Does not include any securities held by any other Persons who have also entered into a Support Agreement with Parent.

[VOTING AND SUPPORT AGREEMENT]

MEMBER

/s/ Lynn M. Edens
Lynn M. Edens

Address:

Facsimile:

Shares Held of Record	Options, RSUs and Other Rights	Additional Securities Beneficially Owned[2]
800 Class A Shares	0	0

[2]	Does not include any securities held by any other Persons who have also entered into a Support Agreement with Parent.

[VOTING AND SUPPORT AGREEMENT]

MEMBER

FAMILY TRUST UNDER ARTICLE V OF THE WESLEY R. EDENS 2011 ANNUITY TRUST AGREEMENT

By:	/s/ Wesley R. Edens
Wesley R. Edens, as Trustee

By:	/s/ Lynn M. Edens
Lynn M. Edens, as Trustee

Address:

Facsimile:

Shares Held of Record	Options, RSUs and Other Rights	Additional Securities Beneficially Owned[3]
200,000 Class A Shares	0	0
10,806,318 Class B Shares

[3]	Does not include any securities held by any other Persons who have also entered into a Support Agreement with Parent.

[VOTING AND SUPPORT AGREEMENT]

MEMBER

THE WESLEY R. EDENS 2015 ANNUITY TRUST

By:	/s/ Wesley R. Edens
Wesley R. Edens, as Trustee

Address:

Facsimile:

Shares Held of Record	Options, RSUs and Other Rights	Additional Securities Beneficially Owned[4]
4,501,464 Class B Shares	0	0

[4]	Does not include any securities held by any other Persons who have also entered into a Support Agreement with Parent.

[VOTING AND SUPPORT AGREEMENT]

MEMBER

THE WESLEY R. EDENS 2016 ANNUITY TRUST

By:	/s/ Wesley R. Edens
Wesley R. Edens, as Trustee

Address:

Facsimile:

Shares Held of Record	Options, RSUs and Other Rights	Additional Securities Beneficially Owned[5]
10,000,000 Class B Shares	0	0

[5]	Does not include any securities held by any other Persons who have also entered into a Support Agreement with Parent.

[VOTING AND SUPPORT AGREEMENT]

SCHEDULE 1

COVERED SECURITIES

Member	Covered Securities

Wesley R. Edens	29,542,946 Class B Shares

Lynn M. Edens	624 Class A Shares

Family Trust under Article V of The Wesley R. Edens 2011 Annuity Trust Agreement dated January 20, 2011	8,585,664 Class B Shares

The Wesley R. Edens 2015 Annuity Trust	3,511,442 Class B Shares

The Wesley R. Edens 2016 Annuity Trust	7,800,668 Class B Shares

EXHIBIT A

FORM OF IRREVOCABLE PROXY

Proxy

IRREVOCABLE PROXY

The undersigned member (the “Member”) of FORTRESS INVESTMENT GROUP LLC, a Delaware limited liability company (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes SB FOUNDATION HOLDINGS LP, a Cayman Islands exempted limited partnership (“Parent”), the attorney and proxy of the Member, with full power of substitution and resubstitution, to the full extent of the Member’s rights with respect to such Member’s Covered Securities (as defined in that certain Voting and Support Agreement, dated as of the date hereof, between Parent, the Member and the other parties thereto (the “Support Agreement”)) owned of record by the Member as of the date of this proxy, which Covered Securities are specified on the final page of this proxy (the “Shares.”) Upon the execution of this proxy, all prior proxies given by the Member with respect to any of the Shares are hereby revoked, and the Member agrees that no subsequent proxies will be given with respect to any of the Shares. Terms used herein but not defined shall have the meanings assigned to such terms in the Support Agreement.

This proxy is irrevocable, is coupled with an interest and is granted in connection with, and as security for, the Support Agreement, and is granted in consideration of Parent entering into the Merger Agreement. This proxy will automatically terminate, be revoked and be of no further force or effect on the Expiration Date (as defined in the Support Agreement).

The attorney and proxy named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the Expiration Date at any meeting of the members of the Company, however called, and in connection with any written action by consent of members of the Company only to the extent set forth below:

(a) in favor of (i) the Merger, the execution and delivery by the Company of the Merger Agreement and the adoption and approval of the Merger Agreement and the terms thereof, (ii) each of the other actions contemplated by the Merger Agreement and (iii) any proposal in respect of which approval of the Company’s members is requested in furtherance of any of the foregoing;

(b) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

(c) against the following actions (other than the Merger and the Contemplated Transactions): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving any Acquired Company; (ii) any sale, lease, sublease, license, sublicense or transfer of a material portion of the rights or other assets of any Acquired Company; (iii) any reorganization, recapitalization, dissolution or liquidation of any Acquired Company; (iv) other than in connection with the death or disability of any member of the board of directors, any change in a majority of the board of directors of the Company; (v) any amendment to the Company Organizational Documents that would, or would be reasonably expected to, impede, interfere with, delay, postpone, or adversely affect the performance by Member of its obligations hereunder or the consummation of the transactions contemplated by this Agreement or the Merger Agreement; (vi) any material change in the capitalization of the Company or the Company’s corporate structure; and (vii) other than any adjournment or postponement of the Company Members’ Meeting permitted by Section 5.2(a) of the Merger Agreement, any other action which is intended, or would reasonably be expected to impede, interfere with, delay, postpone, or adversely affect the Merger or any of the other Contemplated Transactions.

The Member may vote the Shares on all other matters not referred to in this proxy, and the attorney and proxy named above may not exercise this proxy with respect to any such other matters.

This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the Member (including any transferee of any of the Shares).

Proxy

Any term or provision of this proxy that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Member agrees that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this proxy shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

Dated: February 14, 2017

[Signature Page Follows]

Proxy

MEMBER

Signature

Printed Name

Number of Covered Securities owned of record as of the date of this proxy:

[PROXY]

Annex E

VOTING AND SUPPORT AGREEMENT (NARDONE)

THIS VOTING AND SUPPORT AGREEMENT (“Agreement”) is entered into as of February 14, 2017, by and between SB FOUNDATION HOLDINGS LP, a Cayman Islands exempted limited partnership (“Parent”), Randal A. Nardone (“Principal”), and the other Persons listed on Schedule 1 hereto (each such Person, together with Principal, the “Members” and each a “Member”).

RECITALS

A. Each Member is a holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of certain Class A Shares and/or Class B Shares of Fortress Investment Group LLC, a Delaware limited liability company (the “Company”).

B. Parent, Foundation Acquisition LLC, a Delaware limited liability company (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), which provides (subject to the conditions set forth therein) for, among other things, the merger of Merger Sub into the Company (the “Merger”).

C. In the Merger, each outstanding Class A Share is to be converted into the right to receive the cash consideration provided in the Merger Agreement.

D. Member is entering into this Agreement in order to induce Parent to enter into the Merger Agreement and cause the Merger to be consummated.

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1. CERTAIN DEFINITIONS

For purposes of this Agreement:

(a) The terms “Acquired Companies,” “Acquisition Inquiry,” “Acquisition Proposal,” “Class A Shares,” “Class B Shares,” “Company Capital Stock,” “Person” and other capitalized terms used but not otherwise defined in this Agreement have the meanings assigned to such terms in the Merger Agreement.

(b) “Covered Securities” with respect to any Member shall mean the number of shares of Company Capital Stock set forth opposite such Member’s name on Schedule 1 hereto.

(c) “Member’s Representative” shall mean the Representatives of a Member; provided, that a Representative of the Company shall not constitute a Representative of such Member unless such Member or Principal shall have separately engaged or directed such Person in his, her or its capacity as a member of the Company and not as an officer, director or employee of the Company.

(d) A Member shall be deemed to “Own” or to have acquired “Ownership” of a security if such Member: (i) is the record owner of such security; or (ii) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such security.

(e) “Subject Securities” with respect to any Member shall mean: (i) all equity securities of the Company (including all shares of Company Capital Stock and all options, Company RSUs, warrants and other rights to acquire shares of Company Capital Stock) Owned by such Member as of the date of this Agreement; and (ii) all additional equity securities of the Company (including all additional shares of Company Capital Stock and all additional options, Company RSUs, warrants and other rights to acquire shares of Company Capital Stock) of which such Member acquires Ownership during the Voting Period.

(f) A Person shall be deemed to have a effected a “Transfer” of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security to any Person other than Parent or Merger Sub; (ii) enters into an agreement or binding commitment to effect the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person other than Parent or Merger Sub; or (iii) reduces such Person’s beneficial ownership of, interest in or risk relating to such security (in each case, other than as a result of restrictions imposed by applicable laws or legal requirements or pursuant to this Agreement, the Merger Agreement or the Founders Agreement).

(g) “Voting Period” shall mean the period commencing on (and including) the date of this Agreement and ending upon the termination of this Agreement pursuant to Section 5.4.

SECTION 2. TRANSFER OF COVERED SECURITIES AND VOTING RIGHTS

2.1 Restriction on Transfer of Covered Securities. Subject to Section 2.3, during the Voting Period, each Member shall not, directly or indirectly, cause or permit any Transfer of any of its Covered Securities to be effected. Without limiting the generality of the foregoing, during the Voting Period, each Member shall not tender, agree to tender or permit to be tendered any of its Covered Securities in response to or otherwise in connection with any tender or exchange offer.

2.2 Restriction on Transfer of Voting Rights. During the Voting Period, each Member shall ensure that none of his, her or its Covered Securities is deposited into a voting trust.

2.3 Permitted Transfers. Section 2.1 shall not prohibit a Transfer of Covered Securities: (a) if a Member or its ultimate parent is an individual (i) to any member of such Person’s immediate family, or to a trust, limited partnership or other legal entity (x) for estate planning purposes or (y) for the benefit of such Person or any member of such Person’s immediate family, (ii) upon the death of such Person; (b) if a Member is not a natural person, to one or more partners or members of such Member, to a beneficiary of such Member or to an Affiliate controlled by such Member or under common control with such Member, as applicable or (c) to another Member; provided, however, that a transfer referred to in this sentence shall be permitted only if, (i) as a precondition to such Transfer, if not already a party hereto, the transferee agrees in a written document, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement and (ii) such Transfer is effected no later than three business days prior to the scheduled date of the Company Members’ Meeting (or any adjournment or postponement thereof) and does not delay, hinder or impede (A) the timely voting of the applicable Covered Securities in accordance with Section 3.1 or (B) the consummation of the Contemplated Transactions.

SECTION 3. VOTING OF SHARES

3.1 Voting Covenant. Each Member hereby agrees that, during the Voting Period, at any meeting of the members of the Company, however called, and in any written action by consent of members of the Company, unless otherwise directed in writing by Parent, such Member shall cause his, her or its Covered Securities to be voted:

(a) in favor of (i) the Merger, the execution and delivery by the Company of the Merger Agreement and the adoption and approval of the Merger Agreement and the terms thereof, (ii) each of the other actions contemplated by the Merger Agreement and (iii) any proposal in respect of which approval of the Company’s members is requested in furtherance of any of the foregoing;

(b) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

(c) against the following actions (other than the Merger and the Contemplated Transactions): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving any Acquired Company; (ii) any sale, lease, sublease, license, sublicense or transfer of a material portion of the rights or other assets of any Acquired Company; (iii) any reorganization, recapitalization, dissolution or liquidation of any Acquired Company; (iv) other than in connection with the death or disability of any member of the board of directors, any change in a majority of the board of directors of the Company; (v) any amendment to the Company Organizational Documents that would, or would be reasonably expected to, impede, interfere with, delay, postpone, or adversely affect the performance by Member of its obligations hereunder or the consummation of the transactions contemplated by this Agreement or the Merger Agreement; (vi) any material change in the capitalization of the Company or the Company’s corporate structure; and (vii) other than any adjournment or postponement of the Company Members’ Meeting permitted by Section 5.2(a) of the Merger Agreement, any other action which is intended, or would reasonably be expected to impede, interfere with, delay, postpone, or adversely affect the Merger or any of the other Contemplated Transactions.

(d) Notwithstanding anything herein to the contrary, this Section 3.1 shall not require any Member to vote or consent (or cause to be voted or consented) any of his, her or its Covered Securities to amend the Merger Agreement or take any action that could result in the amendment or modification, or a waiver of a provision therein, in any such case, in a manner that (i) alters or changes the form of consideration to be paid in the Merger, (ii) adversely affects the tax consequences to such Member with respect to the consideration to be received in the Merger, (iii) decreases the consideration to be paid in the Merger, or (iv) extends the End Date or imposes any additional conditions or obligations that would reasonably be expected to delay the consummation of the Merger beyond the End Date (each, an “Adverse Amendment”).

3.2 Other Voting Agreements. During the Voting Period, each Member shall not (a) enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with clause “(a),” clause “(b)” or clause “(c)” of Section 3.1 with respect to his, her or its Covered Securities or (b) enter into any tender, voting or other such agreement, or grant a proxy or power of attorney, with respect to any of his, her or its Covered Securities that is inconsistent with this Agreement, or otherwise knowingly take any other action with respect to any of his, her or its Covered Securities that would prevent the performance of any of such Member’s obligations hereunder or any of the actions contemplated hereby.

3.3 Proxy. Contemporaneously with the execution of this Agreement each Member shall deliver to Parent a proxy in the form attached to this Agreement as Exhibit A, which shall be irrevocable to the fullest extent permitted by law (at all times during the Voting Period) with respect to his, her or its Covered Securities (the “Proxy”).

SECTION 4. REPRESENTATIONS AND WARRANTIES

Each Member hereby represents and warrants to Parent in Sections 4.1 through 4.3, as to such Member and not to any other Member, as follows:

4.1 Authorization, etc. Such Member has the requisite power, authority and capacity to execute and deliver this Agreement and the Proxy and to perform such Member’s obligations hereunder and thereunder. This Agreement and the Proxy have been duly executed and delivered by such Member and constitute legal, valid and binding obligations of such Member, enforceable against such Member in accordance with their terms, subject to the Equitable Exceptions. Member has reviewed and understands the terms of this Agreement, and Member has consulted with its counsel in connection with this Agreement.

4.2 No Conflicts or Consents.

(a) The execution and delivery of this Agreement and the Proxy by such Member do not, and the performance of this Agreement and the Proxy by such Member will not: (i) conflict with or violate any Legal Requirement or Order applicable to such Member or by which such Member or any of such Member’s properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any Encumbrance (other than pursuant to this Agreement) on any of such Member’s Subject Securities pursuant to, any Contract to which Member is a party or by which Member or any of Member’s Affiliates or properties is or may be bound or affected, except for any of the foregoing as would not, individually or in the aggregate, reasonably be expected to impair, interfere with, hinder or delay (other than any delay for a de minimis amount of time) the performance by such Member of his, her or its obligations hereunder or impair, interfere with, hinder or delay (other than any delay for a de minimis amount of time) the consummation of the transactions contemplated by this Agreement.

(b) The execution and delivery of this Agreement and the Proxy by such Member do not, and the performance of this Agreement and the Proxy by such Member (excluding the consummation of the Merger and any consequences thereof) will not, require any Consent of any Person, and the performance of any such additional proxy will not, require any Consent of any Person, except, in each case, as would not individually or in the aggregate, reasonably be expected to impair, interfere with, hinder or materially delay the performance by such Member of its obligations hereunder or impair, interfere with, hinder or materially delay the consummation of the transactions contemplated by this Agreement.

(c) For the avoidance of doubt, such Member makes no representation or warranty pursuant to this Section 4.2 with respect to the consummation of the Merger and any consequences thereof.

4.3 Title to Securities. As of the date of this Agreement: (i) such Member holds of record the number of outstanding shares of Company Capital Stock set forth under the heading “Shares Held of Record” on such Member’s signature page hereof; (ii) such Member holds the options, Company RSUs, warrants and other rights to acquire shares of Company Capital Stock set forth under the heading “Options, RSUs and Other Rights” on such Member’s signature page hereof; (iii) such Member Owns the additional equity securities of the Company set forth under the heading “Additional Securities Beneficially Owned” on such Member’s signature page hereof, in each case of clauses (i), (ii) and (iii) of this Section 4.3, free and clear of any Encumbrances, other than (x) any Encumbrances pursuant to this Agreement, the Founders Agreement and transfer restrictions of general applicability as may be provided under the Securities Act and the “blue sky” laws of the various states of the United States and (y) any lien granted in connection with a general pledge of Subject Securities to such Member’s prime broker, which does and will not affect such Member’s beneficial Ownership of his, her or its Subject Securities and which will not impede, interfere with, delay, postpone or adversely affect the performance by such Member of his, her or its obligations hereunder or the consummation of the transactions contemplated by this Agreement or the Merger Agreement; and (iv) such Member does not directly or indirectly Own any shares of capital stock or other securities of the Company, or any option, Company RSU, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other equity securities of the Company, other than the shares and options, warrants and other rights set forth on such Member’s signature page hereof.

4.4 Representations and Warranties of Parent. Parent hereby represents and warrants to each Member that Parent has the requisite power, authority and capacity to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Parent and constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to the Equitable Exceptions. Parent is a limited partnership, duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized.

SECTION 5.    MISCELLANEOUS

5.1    Member Information. Each Member hereby agrees to permit Parent and Merger Sub to publish and disclose in the Proxy Statement and any other filing or disclosure required under the Exchange Act Member’s identity and ownership of shares of Company Capital Stock and the nature of such Member’s commitments, arrangements and understandings under this Agreement, in each case, to the extent Parent reasonably determines that such information is required to be disclosed by applicable Legal Requirement; provided, that in advance of any such announcement or disclosure, such Member shall be afforded a reasonable opportunity to review such announcement or disclosure, and Parent shall consider any comments from such Member with respect thereto in good faith.

5.2    No Solicit. Except as otherwise permitted in Section 4.3 of the Merger Agreement and Section 5.3 hereof, each Member agrees that, during the Voting Period, such Member shall not directly or indirectly, and shall ensure that, if applicable, each of such Member’s officers, directors and financial advisors (it being understood that a financial advisor of the Company shall not constitute a financial advisor of such Member unless such financial advisor constitutes a Member’s Representative) does not, and shall use reasonable best efforts to ensure that each of such Member’s Representatives (other than officers, directors and financial advisors) does not, directly or indirectly: (a) solicit, initiate, induce or knowingly facilitate, encourage or assist (it being understood and agreed that answering unsolicited phone calls shall not be deemed to “knowingly facilitate, encourage or assist” for purposes of, or otherwise constitute a violation of, this Section 5.2) the making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or the making of any proposal that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry; (b) furnish or otherwise provide access to any non-public information regarding any of the Acquired Companies to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry; (c) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry (except to disclose the existence of this Section 5.2 and this Agreement); (d) recommend the approval, acceptance or adoption of, or approve, accept or adopt, any Acquisition Proposal; (e) take any action that could reasonably result in the revocation or invalidation of the Proxy; or (f) agree in writing or publicly propose to take any of the actions referred to in this Section 5.2 or otherwise prohibited by this Agreement. Notwithstanding the foregoing, this Section 5.2 shall not prevent a Member in its capacity as such from engaging in the activities set forth in Section 4.3(b) or Section 4.3(c) of the Merger Agreement, but only if the Company is permitted to take such actions permitted by such sections, and, for the avoidance of doubt, may participate in discussions or negotiations with any Person regarding an Acquisition Proposal if at such time the Company is permitted to do so with respect to such Acquisition Proposal pursuant to the Merger Agreement.

5.3    Fiduciary Duties. Notwithstanding anything contained in this Agreement to the contrary, each Member is entering into this Agreement solely in such Member’s capacity as an Owner of Subject Securities, and the representations, warranties, covenants and agreements made herein by such Member are made solely with respect to such Member and the Subject Securities. Notwithstanding anything contained in this Agreement to the contrary, no Member is hereby making any agreement in this Agreement in such Member’s capacity as, and nothing herein shall limit, affect, or prohibit, or be construed to limit, affect or prohibit, such Member’s ability to take, or refrain from taking, any action as a director or officer of the Company (but solely in his capacity as an officer of the Company or a member of the Company’s board of directors) in compliance with the terms of the Merger Agreement. For the avoidance of doubt, no Member shall, nor shall any of Member’s Affiliates (other than the Acquired Companies), be responsible in any way for the performance of any obligations, or the actions or omissions, of any other Person entering into a Support Agreement with Parent. Nothing contained herein, and no action taken by a Member pursuant hereto, shall constitute the parties as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the parties are in any way acting in concert or as a group with respect to the obligations or the transactions contemplated by this Agreement or the other Support Agreements.

5.4    Termination. This Agreement and all obligations of the parties hereunder shall automatically terminate, and, subject to Section 5.5, be of no further force of effect, on the earliest to occur of (a) the mutual written consent of the parties hereto, (b) the Effective Time, (c) the termination of the Merger Agreement in accordance with its terms, and (d) the date of any Adverse Amendment (the “Expiration Date”).

5.5    Survival of Representations, Warranties and Agreements. All of the representations, warranties, covenants, and agreements made by any Member in this Agreement, and Parent’s rights and remedies with respect thereto, shall survive the termination of this Agreement; provided that in no event shall any Member be liable for any breach thereof other than a material breach of a representation or warranty set forth herein or a Willful Breach of any covenant or agreement set forth herein.

5.6    Further Assurances. From time to time and without additional consideration, each Member shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions, as Parent may reasonably request as necessary for the purpose of carrying out and furthering the intent of this Agreement.

5.7    Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement, as well as all fees and expenses incurred in connection with the execution and delivery of the Merger Agreement and the Contemplated Transactions, including all legal, accounting, financial advisory and consulting fees and expenses incurred by any party hereto in connection with the foregoing shall be paid by the party incurring such costs and expenses; provided, that notwithstanding the foregoing, Parent shall promptly reimburse the Members at the Closing for all reasonable and documented out-of-pocket legal fees, costs and expenses incurred by the Members.

5.8    Notices. (a) All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service or delivery if served personally on the party to whom notice is to be given or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained), (ii) on the day after delivery to Federal Express or similar overnight courier to the party as follows or (iii) on the date sent by e-mail of a “portable document format” (.pdf) document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient:

if to a Member:

at the address set forth on such Member’s signature page hereof; and

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Attention: Ariel J. Deckelbaum

Ellen N. Ching

Facsimile: (212) 757-3990

Email: ajdeckelbaum@paulweiss.com

eching@paulweiss.com

and

Fortress Investment Group LLC

1345 Avenue of the Americas

New York, NY 10105

Attention: David N. Brooks

Facsimile: 212-798-6131

Email:     dbrooks@fortress.com

if to Parent:

c/o SB Group US, Inc.

1 Circle Star Way

San Carlos, CA 94070

Attn: Brian Wheeler

Email: brian@softbank.com

and

c/o SoftBank Group Capital Limited

69 Grosvenor St.

London, England W1K 3JP

Attention: Jonathan Bullock

Email: jb@softbank.com

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153-0119

Attention: Harvey Eisenberg

Facsimile: (212) 310-8007

Email: harvey.eisenberg@weil.com

and

Weil, Gotshal & Manges LLP

200 Crescent Court

Suite 300

Dallas, Texas 75201

Attention: James R. Griffin

Facsimile: (214) 746-7777

Email: james.griffin@weil.com

and

Kirkland & Ellis LLP

601 Lexington Ave.

New York, NY 10022

Attention:	Norm Champ, P.C.
Jeffrey A. Fine, P.C.
Sean D. Rodgers, P.C.

Facsimile: (212) 446-4900

Email:	norm.champ@kirkland.com
sean.rodgers@kirkland.com
jeffrey.fine@kirkland.com

5.9 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

5.10 Entire Agreement. This Agreement, the Proxy, the Merger Agreement and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto.

5.11 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and the Members. If any such amendment, modification, alteration or supplement is entered into prior to the Closing, such amendment, modification, alteration or supplement must be approved in writing by the Special Committee.

5.12 Assignment; Binding Effect; No Third Party Rights. Except as provided herein, including pursuant to Section 2.3, neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by either party hereto, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Agreement shall be binding upon each Member and each Member’s heirs, estate, executors and personal representatives and each of Parent’s and each Member’s respective successors and assigns, and shall inure to the benefit of the other parties hereto and its respective successors and assigns. Without limiting any of the restrictions set forth in Section 2, Section 3 or elsewhere in this Agreement, this Agreement shall be binding upon any Person to whom any Covered Securities are transferred. Except with respect to the Special Committee (as set forth in Section 5.11), nothing in this Agreement is intended to confer on any Person (other than the parties hereto and their respective successors and assigns) any rights or remedies of any nature.

5.13 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the Proxy were not performed in accordance with its specific terms or were otherwise breached. Each Member agrees that, in the event of any breach or threatened breach by such Member of any covenant or obligation contained in this Agreement or in the Proxy, Parent shall be entitled, without any proof of actual damage (and in addition to any other remedy that may be available to it, including monetary damages) to obtain: (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach or threatened breach. Each Member further agrees that neither Parent nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.13, and such Member irrevocably waives any right he or it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

5.14 Non-Exclusivity. The rights and remedies of Parent under this Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent under this Agreement, and the obligations and liabilities of each Member under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable Legal Requirements.

5.15 Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

(b) In any action between any of the parties arising out of or relating to this Agreement or any of the Contemplated Transactions, each of the parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case each of the parties irrevocably and unconditionally consents and submits to the jurisdiction of the United States District Court for the District of Delaware); (b) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court; and (c) agrees that it will not bring any such action in any court other than the Court of Chancery of the State of Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case each of the parties agrees that it will not bring such action in any court other than the United States District Court for the District of Delaware). Service of any process, summons, notice or document to any party’s address and in the manner set forth in Section 5.8 shall be effective service of process for any such action. Notwithstanding the foregoing in this Section 5.15(b), a party may commence any legal action or proceeding in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts. Each party hereto further waives any claim and will not assert that venue should properly lie in any other location within the selected jurisdiction.

(c) EACH PARTY ACKNOWLEDGES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS. EACH PARTY ACKNOWLEDGES, AGREES AND CERTIFIES THAT: (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD, IN THE EVENT OF LITIGATION, SEEK TO PREVENT OR DELAY ENFORCEMENT OF SUCH WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER; (iii) IT MAKES SUCH WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.15.

5.16 Counterparts; Exchanges by Facsimile or Electronic Delivery. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery shall be sufficient to bind the parties to the terms of this Agreement.

5.17 Attorneys’ Fees. If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to when the prevailing party may be entitled).

5.18 Captions. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

5.19 No Ownership Interests. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Subject Securities. Other than with respect to the Proxy, all rights, ownership and economic benefits of and relating to the Subject Securities shall remain vested in and belong to the applicable Member. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other Person, including Parent, for the purposes of Rule 13d-5(b)(1) of the Exchange Act or for any other similar provision of applicable law.

5.20 Waiver. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim available to it arising out of this Agreement, or any power, right, privilege or remedy of it under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

5.21 Independence of Obligations. The covenants and obligations of each Member set forth in this Agreement shall be construed as independent of any other Contract between such Member, on the one hand, and the Company or Parent, on the other. The existence of any claim or cause of action by a Member against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against such Member. Nothing in this Agreement shall limit any of the rights or remedies of Parent under the Merger Agreement, any of the rights or remedies of Parent or any of the obligations of any Member under any agreement between such Member and Parent or any certificate or instrument executed by such Member in favor of Parent or the remedies of such Member under the Founders Agreement; and nothing in the Merger Agreement or in any other such agreement, certificate or instrument, shall limit any of the rights or remedies of Parent or any of the obligations of a Member under this Agreement.

5.22 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement; and (ii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

SB FOUNDATION HOLDINGS LP

By:	SB Foundation Holdings (GP) LP,
its general partner

By:	SoftBank Group Corp.,
Its sole member

By:	/s/ Masayoshi Son

Masayoshi Son
Name
Chairman & CEO
Title

[VOTING AND SUPPORT AGREEMENT]

MEMBER

By:	/s/ Randal A. Nardone
Randal A. Nardone

Address:

Facsimile:

Shares Held of Record	Options, RSUs and Other Rights	Additional Securities Beneficially Owned[1]
57,808 Class A Shares	115,614 Dividend Paying RSUs	0
16,016,889 Class B Shares

[1]	Does not include any securities held by any other Persons who have also entered into a Support Agreement with Parent.

[VOTING AND SUPPORT AGREEMENT]

MEMBER

FAMILY TRUST UNDER ARTICLE V OF THE RANDAL A. NARDONE 2011 ANNUITY TRUST AGREEMENT #2

By:	/s/ Randal A. Nardone
Randal A. Nardone, as Trustee

By:	/s/ Melani Nardone
Melani Nardone, as Trustee

Address:

Facsimile:

Shares Held of Record	Options, RSUs and Other Rights	Additional Securities Beneficially Owned[2]
4,956,603 Class B Shares	0	0

[2]	Does not include any securities held by any other Persons who have also entered into a Support Agreement with Parent.

[VOTING AND SUPPORT AGREEMENT]

MEMBER

THE RANDAL A. NARDONE 2012 ANNUITY TRUST #1

By:	/s/ Randal A. Nardone
Randal A. Nardone, as Trustee

Address:

Facsimile:

Shares Held of Record	Options, RSUs and Other Rights	Additional Securities Beneficially Owned[3]
487,564 Class B Shares	0	0

[3]	Does not include any securities held by any other Persons who have also entered into a Support Agreement with Parent.

[VOTING AND SUPPORT AGREEMENT]

MEMBER

THE RANDAL A. NARDONE 2015 ANNUITY TRUST

By:	/s/ Randal A. Nardone
Randal A. Nardone, as Trustee

Address:

Facsimile:

Shares Held of Record	Options, RSUs and Other Rights	Additional Securities Beneficially Owned[4]
4,501,464 Class B Shares	0	0

[4]	Does not include any securities held by any other Persons who have also entered into a Support Agreement with Parent.

[VOTING AND SUPPORT AGREEMENT]

MEMBER

THE RANDAL A. NARDONE 2016 ANNUITY TRUST

By:	/s/ Randal A. Nardone
Randal A. Nardone, as Trustee

Address:

Facsimile:

Shares Held of Record	Options, RSUs and Other Rights	Additional Securities Beneficially Owned[5]
10,000,000 Class B Shares	0	0

[5]	Does not include any securities held by any other Persons who have also entered into a Support Agreement with Parent.

[VOTING AND SUPPORT AGREEMENT]

MEMBER

THE RANDAL A. NARDONE 2016 ANNUITY TRUST #2

By:	/s/ Randal A. Nardone
Randal A. Nardone, as Trustee

Address:

Facsimile:

Shares Held of Record	Options, RSUs and Other Rights	Additional Securities Beneficially Owned[6]
10,000,000 Class B Shares	0	0

[6]	Does not include any securities held by any other Persons who have also entered into a Support Agreement with Parent.

[VOTING AND SUPPORT AGREEMENT]

MEMBER

THE FLYING O. FOUNDATION

By:	/s/ Randal A. Nardone
	Name:	Randal A. Nardone
	Title:	President

Address:

Facsimile:

Shares Held of Record	Options, RSUs and Other Rights	Additional Securities Beneficially Owned[7]
209,644 Class A Shares	0	0

[7]	Does not include any securities held by any other Persons who have also entered into a Support Agreement with Parent.

[VOTING AND SUPPORT AGREEMENT]

SCHEDULE 1

COVERED SECURITIES

Member	Covered Securities

Randal A. Nardone	12,539,338 Class B Shares

Family Trust under Article V of The Randal A. Nardone 2011 Annuity Trust Agreement #2 dated January 31, 2011	3,866,481 Class B Shares

The Randal A. Nardone 2012 Annuity Trust #1	380,332 Class B Shares

The Randal A. Nardone 2015 Annuity Trust	3,511,442 Class B Shares

The Randal A. Nardone 2016 Annuity Trust	7,800,668 Class B Shares

The Randal A. Nardone 2016 Annuity Trust #2	7,800,668 Class B Shares

The Flying O. Foundation	163,536 Class A Shares

EXHIBIT A

FORM OF IRREVOCABLE PROXY

Proxy

IRREVOCABLE PROXY

The undersigned member (the “Member”) of FORTRESS INVESTMENT GROUP LLC, a Delaware limited liability company (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes SB FOUNDATION HOLDINGS LP, a Cayman Islands exempted limited partnership (“Parent”), the attorney and proxy of the Member, with full power of substitution and resubstitution, to the full extent of the Member’s rights with respect to such Member’s Covered Securities (as defined in that certain Voting and Support Agreement, dated as of the date hereof, between Parent, the Member and the other parties thereto (the “Support Agreement”)) owned of record by the Member as of the date of this proxy, which Covered Securities are specified on the final page of this proxy (the “Shares.”) Upon the execution of this proxy, all prior proxies given by the Member with respect to any of the Shares are hereby revoked, and the Member agrees that no subsequent proxies will be given with respect to any of the Shares. Terms used herein but not defined shall have the meanings assigned to such terms in the Support Agreement.

This proxy is irrevocable, is coupled with an interest and is granted in connection with, and as security for, the Support Agreement, and is granted in consideration of Parent entering into the Merger Agreement. This proxy will automatically terminate, be revoked and be of no further force or effect on the Expiration Date (as defined in the Support Agreement).

The attorney and proxy named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the Expiration Date at any meeting of the members of the Company, however called, and in connection with any written action by consent of members of the Company only to the extent set forth below:

(a) in favor of (i) the Merger, the execution and delivery by the Company of the Merger Agreement and the adoption and approval of the Merger Agreement and the terms thereof, (ii) each of the other actions contemplated by the Merger Agreement and (iii) any proposal in respect of which approval of the Company’s members is requested in furtherance of any of the foregoing;

(b) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

(c) against the following actions (other than the Merger and the Contemplated Transactions): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving any Acquired Company; (ii) any sale, lease, sublease, license, sublicense or transfer of a material portion of the rights or other assets of any Acquired Company; (iii) any reorganization, recapitalization, dissolution or liquidation of any Acquired Company; (iv) other than in connection with the death or disability of any member of the board of directors, any change in a majority of the board of directors of the Company; (v) any amendment to the Company Organizational Documents that would, or would be reasonably expected to, impede, interfere with, delay, postpone, or adversely affect the performance by Member of its obligations hereunder or the consummation of the transactions contemplated by this Agreement or the Merger Agreement; (vi) any material change in the capitalization of the Company or the Company’s corporate structure; and (vii) other than any adjournment or postponement of the Company Members’ Meeting permitted by Section 5.2(a) of the Merger Agreement, any other action which is intended, or would reasonably be expected to impede, interfere with, delay, postpone, or adversely affect the Merger or any of the other Contemplated Transactions.

The Member may vote the Shares on all other matters not referred to in this proxy, and the attorney and proxy named above may not exercise this proxy with respect to any such other matters.

This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the Member (including any transferee of any of the Shares).

Proxy

Any term or provision of this proxy that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Member agrees that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this proxy shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

Dated: February 14, 2017

[Signature Page Follows]

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Signature

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Number of Covered Securities owned of record as of the date of this proxy:

[PROXY]

Annex F

OPINION OF EVERCORE GROUP L.L.C.

February 14, 2017

The Special Committee of the Board of Directors of

Fortress Investment Group LLC

1345 Avenue of the Americas, 46th Floor

New York, NY 10105

Members of the Special Committee of the Board of Directors:

We understand that Fortress Investment Group LLC, a Delaware limited liability company (the “Company”), proposes to enter into an Agreement and Plan of Merger, to be dated as of February 14, 2017 (the “Merger Agreement”), with SB Foundation Holdings LP, a Cayman Islands exempted limited partnership (“Parent”), and Foundation Acquisition LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”).

As a result of the Merger, each outstanding Class A Share, no par value per share, of the Company (including the Company Restricted Shares) (the “Class A Shares”), other than shares owned, directly or indirectly, by Parent, Merger Sub, the Company, or any subsidiary of the Company, will be converted into the right to receive $8.08 per share in cash, without interest (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement and terms used herein and not defined shall have the meanings ascribed thereto in the Merger Agreement.

The Special Committee of the Board of Directors has asked us whether, in our opinion, the Merger Consideration is fair, from a financial point of view, to the holders of the Class A Shares (other than the Founders and their respective Affiliates) entitled to receive such Merger Consideration.

In connection with rendering our opinion, we have, among other things:

(i)	reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant, including publicly available research analysts’ estimates;

(ii)	reviewed certain non-public historical financial statements and other non-public historical financial and operating data relating to the Company prepared and furnished to us by management of the Company;

(iii)	reviewed certain non-public projected financial and operating data relating to the Company prepared and furnished to us by management of the Company;

(iv)	discussed the past and current operations, financial projections and current financial condition of the Company with management of the Company (including their views on the risks and uncertainties of achieving such projections);

(v)	reviewed the reported prices and the historical trading activity of the Class A Shares;

(vi)	compared the financial performance of the Company and its stock market trading multiples with those of certain other publicly traded companies that we deemed relevant;

(vii)	compared the financial performance of the Company and the valuation multiples relating to the Merger with those of certain other transactions that we deemed relevant;

(viii)	reviewed a draft of the Merger Agreement, dated February 13, 2017, which we have assumed is in substantially final form and from which we assume the final form will not vary in any respect material to our analysis; and

(ix)	performed such other analyses and examinations and considered such other factors that we deemed appropriate.

For purposes of our analysis and opinion, we have assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of all of the information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by us, and we assume no liability therefor. With respect to the projected financial data relating to the Company referred to above, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of the Company as to the future financial performance of the Company under the business assumptions reflected therein. We express no view as to any projected financial data relating to the Company or the assumptions on which they are based. We have also relied, at your direction, without independent verification, upon the assessment of the management of the Company as to the value of certain investment and operating assets.

For purposes of rendering our opinion, we have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger will be satisfied without material waiver or modification thereof. We have further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on the Company or the consummation of the Merger or materially reduce the benefits to the holders of the Class A Shares of the Merger.

We have not made nor assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals, nor have we evaluated the solvency or fair value of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and as can be evaluated on the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.

In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition, business combination or other extraordinary transaction, involving the Company.

We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness to the holders of the Class A Shares (other than the Founders and their respective Affiliates), from a financial point of view, of the Merger Consideration. We do not express any view on, and our opinion does not address, the fairness of the proposed transaction to, or any consideration received in connection therewith by, the holders of any other securities, creditors or other constituencies of the Company, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or any class of such persons, whether relative to the Merger Consideration or otherwise. We have assumed that any modification to the structure of the transaction will not vary in any respect material to our analysis. Our opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the Merger. This letter, and our opinion, does not constitute a recommendation to the Special Committee of the Board of Directors, the Board of Directors or to any other persons in respect of the Merger, including as to how any holder of shares of Company Stock should vote or act in respect of the Merger. We express no opinion herein as to the price at which shares of the Company will trade at any time. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by the Company and its advisors with respect to legal, regulatory, accounting and tax matters.

We will receive a fee for our services upon the rendering of this opinion. The Company has also agreed to pay us a monthly retainer fee, reimburse our expenses and indemnify us against certain liabilities arising out of our engagement. We will also be entitled to receive a success fee if the Merger is consummated. Prior to this engagement, we, Evercore Group L.L.C. and its affiliates, provided certain financial advisory services to the

Company for which compensation was received. During the two year period prior to the date hereof, no material relationship existed between Evercore Group L.L.C. and its affiliates and any of SoftBank Group Corp. (“SoftBank”), F.A.B. Partners (“F.A.B.”) and their respective affiliates (we understand that F.A.B. will serve as the general partner of Parent and SoftBank will be providing equity financing in connection with the Merger) pursuant to which compensation was received by Evercore Group L.L.C. or its affiliates as a result of such a relationship. We may provide financial or other services to the Company, SoftBank, F.A.B. or their respective affiliates in the future and in connection with any such services we may receive compensation.

In the ordinary course of business, Evercore Group L.L.C. or its affiliates may actively trade the securities, or related derivative securities, or financial instruments of the Company, SoftBank and their respective affiliates, for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or instruments.

This letter, and the opinion expressed herein is addressed to, and for the information and benefit of, the Special Committee of the Board of Directors in connection with its evaluation of the proposed Merger. Except to the extent permitted pursuant to the express terms of our engagement letter dated January 5, 2017, this opinion may not be disclosed, quoted, referred or communicated (in whole or in part) to or by any third party for any purpose whatsoever except with our prior written approval. The issuance of this opinion has been approved by an Opinion Committee of Evercore Group L.L.C.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of the Class A Shares (other than the Founders and their respective Affiliates) entitled to receive such Merger Consideration.

Very truly yours,

EVERCORE GROUP L.L.C.

By:	/s/ Saul Goodman
Saul Goodman
Senior Managing Director

Annex G

OPINION OF MORGAN STANLEY & CO. LLC

February 14, 2017

Board of Directors

Fortress Investment Group LLC

1345 Avenue of the Americas

46th Floor

New York, NY 10105

Members of the Board:

We understand that Fortress Investment Group LLC (“Fortress” or the “Company”), SB Foundation Holdings LP (the “Buyer”) and Foundation Acquisition LLC, a wholly owned subsidiary of the Buyer (“Acquisition Sub”), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated February 14, 2017 (the “Merger Agreement”), which provides, among other things, for the merger (the “Merger”) of Acquisition Sub with and into the Company. Concurrently with the execution of the Merger Agreement, the Buyer and Acquisition Sub will deliver to the Company (i) an Equity Commitment Letter of SoftBank Group Corp., which owns all of the limited partnership interests in the Buyer (the “Sponsor”), substantially in the form of the draft dated February 13, 2017 (the “Equity Commitment Letter”), pursuant to which the Sponsor is agreeing to fund the equity financing for the Merger, and (ii) the guarantee of the Sponsor (the “Guarantor”), in favor of the Company substantially in the form of the draft dated February 13, 2017 (the “Guarantee”), pursuant to which the Guarantor is guaranteeing, among other things, the obligations of the Buyer and Acquisition Sub in connection with the Merger Agreement. Pursuant to the Merger, the Company will become a wholly owned subsidiary of the Buyer, and each outstanding Class A share, no par value, of the Company (the “Class A Shares”), other than shares held in treasury or held by the Buyer, Acquisition Sub or any subsidiary of the Company, will be converted into the right to receive $8.08 per share in cash, without interest (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement. We further understand that approximately 2% of the outstanding Class A Shares are owned by Messrs. Peter L. Briger, Wesley R. Edens and Randal A. Nardone (collectively, the “Founders”) and their respective affiliates.

You have asked for our opinion as to whether the Consideration to be received by the holders of the Class A Shares pursuant to the Merger Agreement is fair from a financial point of view to the holders of the Class A Shares (other than the Founders and their respective affiliates).

For purposes of the opinion set forth herein, we have:

1)	Reviewed certain publicly available financial statements and other business and financial information of the Company;

2)	Reviewed certain internal financial statements and other financial and operating data concerning the Company;

3)	Reviewed certain financial projections prepared by the management of the Company;

4)	Discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

5)	Reviewed the reported prices and trading activity for the Class A Shares;

6)	Compared the financial performance of the Company and the prices and trading activity of the Class A Shares with that of certain other publicly-traded companies comparable with the Company, and their securities;

7)	Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

8)	Participated in certain discussions and negotiations among representatives of the Company and the Buyer and their financial and legal advisors;

9)	Reviewed the Merger Agreement, the Equity Commitment Letter, the Guarantee and certain related documents; and

10)	Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company, and formed a substantial basis for this opinion. With respect to the financial projections prepared by the management of the Company, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that the definitive Merger Agreement will not differ in any material respect from the draft thereof furnished to us. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We are not legal, tax, or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Company and its legal, tax, or regulatory advisors with respect to legal, tax, or regulatory matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the Consideration to be paid to the holders of the Class A Shares (other than the Founders and their respective affiliates) in the transaction. We express no opinion with respect to the transactions contemplated by the Founders Agreement substantially in the form of the draft dated February 13, 2017 or the treatment of the Company’s Class B Shares, no par value, pursuant to the Merger Agreement. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services, a substantial portion of which is contingent upon rendering of this financial opinion and the remainder of which is contingent upon the closing of the Merger. In the two years prior to the date hereof, we have provided financial advisory and financing services for the Sponsor and the Company and their respective affiliates and have received fees in connection with such services. Morgan Stanley may also seek to provide financial advisory and financing services to the Sponsor and the Company and their respective affiliates in the future and would expect to receive fees for the rendering of these services.

Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley and its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions or finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of their customers, in debt or equity securities or loans of the Sponsor, the Company, or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument. In addition, Morgan Stanley, its affiliates, directors or officers, including individuals working with the Company in connection with this transaction, may have committed and may commit in the future to invest in private equity funds managed by the Company or the Sponsor.

This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose or disclosed without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law, or except as otherwise provided for in our engagement letter with the Company. In addition, Morgan Stanley expresses no opinion or recommendation as to how the members of the Company should vote at the members’ meeting to be held in connection with the Merger.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be received by the holders of the Class A Shares pursuant to the Merger Agreement is fair from a financial point of view to the holders of the Class A Shares (other than the Founders and their respective affiliates).

Very truly yours, MORGAN STANLEY & CO. LLC

By:	/s/ Eric Bischof
Eric Bischof Managing Director

PROXY CARD

FORTRESS INVESTMENT GROUP LLC 1345 AVENUE OF THE AMERICAS 46TH FLOOR NEW YORK, NY 10105

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o [●].

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

1.	The proposal to adopt the merger agreement, thereby approving the transactions contemplated by the merger agreement and the merger.	☐	☐	☐

2.	The proposal to approve any postponements of the Special Meeting for the purpose of soliciting additional proxies if there are holders of an insufficient number of Class A shares and Class B shares present or represented by proxy at the Special Meeting to constitute a quorum at the Special Meeting.	☐	☐	☐

3.	The proposal to approve, by non-binding, advisory vote, certain compensation that will or may become payable by the Company to its named executive officers in connection with the merger.	☐	☐	☐

NOTE: If this proxy is properly executed, then your shares will be voted either in the manner you indicate above or, if no direction is indicated, in the manner directed by the Board of Directors (including with respect to any matter not specified above that is properly presented at the Special Meeting).

For address change/comments, mark here.	☐

(see reverse for instructions)

If you plan to attend the Special Meeting, mark here	☐.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement are available at [●]

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FORTRESS INVESTMENT GROUP LLC

Special Meeting of Shareholders

[    ], 2017 at [    ][AM]

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Daniel N. Bass and David N. Brooks, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Fortress Investment Group LLC that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at [    ] [AM], Eastern Time on [    ], 2017, at the [●] and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side